                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-46930

PROSPECTUS SUPPLEMENT
--------------------------------------------------------------------------------

[UBS AG LOGO]
                                     UBS AG
                     $80,000,000 BULSSM DUE APRIL 10, 2003
--------------------------------------------------------------------------------

     Each BULS (Bullish Underlying Linked Security) being offered has the terms described beginning on page S-18, including the following:

- Issuer:            UBS AG
- Issue:             $80,000,000 principal amount of BULS
                     due April 10, 2003 linked to a basket
                     of BULS stocks
- Coupon:            No coupon will be paid on the BULS
- BULS stocks:       The basket of BULS stocks consists of
                     the common stock of the following
                     corporations:
                     Celestica Inc.
                     Check Point Software   Technologies
                     Ltd.
                     Cisco Systems, Inc.
                     EMC Corporation
                     Gateway, Inc.
                     Intel Corporation
                     JDS Uniphase Corporation
                     Nokia Corporation (ADR)
                     Sun Microsystems, Inc.
                     WorldCom, Inc.
- Key dates:         Trade: April 5, 2001
                     Settlement: April 10, 2001
                     Determination: April 7, 2003
                     Maturity: April 10, 2003
- Booking branch:    The BULS will be booked in UBS AG,
                     Jersey Branch

- The BULS pay at maturity an amount of cash based on the closing price, as adjusted, of each BULS stock in the basket three business days before maturity ("determination date"). Each BULS stock in the basket will have an initial equal dollar weighting at the close on the trade date of 10%, subject to antidilution adjustments as described on page S-20.

  The payment at maturity is subject to a maximum gain on each BULS stock of 100% and protection for up to a 25% decline in each stock. For each 1% decline in a BULS stock beyond 25% (e.g., from -25% to -26%) the BULS lose 1.333% of the initial stock value of that BULS stock at maturity. See "Sensitivity Analysis" on page S-16.

  YOU MAY LOSE ALL OR SOME OF YOUR INVESTMENT IF THE PRICE OF ONE OR MORE OF THE BULS STOCKS DECLINES BY MORE THAN 25% AND THE PRICE OF ONE OR MORE OTHER BULS STOCKS DOES NOT RISE SUFFICIENTLY ABOVE THE INITIAL STOCK VALUE (TAKING INTO ACCOUNT THE 100% CAP ON THE APPRECIATION OF EACH BULS STOCK) TO OFFSET THAT DECLINE.

- Calculation agent: UBS Warburg LLC.

- Listing: BULS have been approved for listing on the American Stock Exchange under the symbol "BUL.A."

SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR RISKS RELATED TO AN INVESTMENT IN THE BULS

                                                              PRICE TO      UNDERWRITING    PROCEEDS TO
                                                               PUBLIC         DISCOUNT        UBS AG
-------------------------------------------------------------------------------------------------------
Per BULS...................................................         100%           2.5%           97.5%
-------------------------------------------------------------------------------------------------------
Total......................................................  $80,000,000     $2,000,000     $78,000,000
-------------------------------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The BULS are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation, an independent agency of the United States Government, or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may use this prospectus supplement and accompanying prospectus in the initial sale of any BULS. In addition, UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS AG may use this prospectus supplement and accompanying prospectus in a market-making transaction for any BULS after its initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

UBS WARBURG                                                 UBS PAINEWEBBER INC.
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 5, 2001.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary............   S-1
Risk Factors.............................   S-4
  You may lose some or all of your
    principal............................   S-4
  Your appreciation potential is
    limited..............................   S-4
  You may not have an active trading
    market in the BULS -- Sales in the
    secondary market may result in
    significant losses...................   S-4
  Gain on your BULS could be treated as
    ordinary interest income.............   S-5
  Your BULS do not bear periodic interest
    or dividends.........................   S-5
  The return on your BULS may not reflect
    the total return you would have
    achieved if you had invested in the
    BULS stocks on an individual basis...   S-5
  BULS are not exchange-traded funds
    (ETFs)...............................   S-6
  If the market prices of the individual
    BULS stocks change, the market value
    of your BULS may not change in the
    same manner..........................   S-6
  Trading and other transactions by UBS
    AG or its affiliates in the BULS
    stocks, or options and other
    derivative products on the BULS
    stocks, may adversely affect the
    value of the BULS....................   S-6
  UBS AG's business activities may create
    conflicts of interest between you and
    us...................................   S-6
  You have no shareholder rights in the
    BULS stocks or rights to receive any
    stock................................   S-7
  UBS AG and its affiliates have no
    affiliation with the BULS stock
    issuers, and are not responsible for
    their public disclosure of
    information, whether contained in SEC
    filings or otherwise.................   S-7
  You have limited antidilution
    protection...........................   S-7
  There are potential conflicts of
    interest between you and the
    calculation agent....................   S-7
  We can postpone the maturity date if a
    market disruption event occurs.......   S-8
Historical Performance of the BULS
  Stocks.................................   S-9
Sensitivity Analysis: Comparison of Total
  Return of the BULS at Maturity Against
  Owning the BULS Stocks.................  S-16
Specific Terms of the BULS...............  S-18
Use of Proceeds and Hedging..............  S-27
Supplemental Tax Considerations..........  S-28
ERISA Considerations.....................  S-30
Supplemental Plan of Distribution........  S-30

PROSPECTUS

Prospectus Summary.....................      3
Use of Proceeds........................      7
Cautionary Note Regarding Forward-
  Looking Information..................      8
Capitalization of UBS..................      9
Selected Financial Data................     10
UBS....................................     15
  Strategy, Structure and History......     16
  The Business Groups..................     26
  Corporate Governance.................     71
  Operating and Financial Review.......     90
  Review of Business Group
    Performance........................    110
  Liquidity and Capital Resources......    161
  Risk.................................    162
  Directors and Senior Management......    198
  Major Shareholders and Related Party
    Transactions.......................    198
  Additional Information...............    198
Description of Notes We May Offer......    203
Considerations Relating to Indexed
  Notes................................    240
Considerations Relating to Notes
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency........    243
U.S. Tax Considerations................    246
Tax Considerations Under the Laws of
  Switzerland..........................    257
ERISA Considerations...................    258
Plan of Distribution...................    259
Validity of the Notes..................    261
Experts................................    261
Limitations on Enforcement of U.S. Laws
  Against UBS, Its Management and
  Others...............................    261
Where You Can Find More Information....    262
Presentation of Financial
  Information..........................    262
Financial Statements of UBS Group......    F-1
Financial Statements of PaineWebber
  Group Inc. ..........................  F-104

Prospectus Supplement Summary

The following is a summary of the terms of the BULS, as well as considerations relating to purchasing BULS. All of the information set forth in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and the accompanying prospectus.

SUMMARY OF TERMS

Each BULS is a two-year medium-term debt security issued by UBS AG in minimum denominations of $1,000 and integral multiples of $1,000. BULS bear no interest but their repayment at maturity is linked to the performance of a basket of common stocks, subject to a 100% cap on the appreciation of each BULS stock and a limit on the downside protection for up to a 25% decline in each BULS stock. THE INVESTMENT IS FULLY EXPOSED TO DECLINES IN EACH STOCK BEYOND A 25% DECLINE, AND YOU COULD LOSE SOME OR ALL OF YOUR INVESTMENT. See "Payment at Maturity" on page S-19.

The hypothetical return profile at maturity of owning a BULS stock indirectly through the BULS versus owning the BULS stock directly is presented in the graph below assuming an initial stock price of $100, a 100% cap and a range of stock performance from -100% to 150%.
[RETURN PROFITS GRAPH]

                                                                           Stock                               BULS
0                                                                              0                                  0
1                                                                              1                                  1
2                                                                              2                                  3
3                                                                              3                                  4
4                                                                              4                                  5
5                                                                              5                                  7
6                                                                              6                                  8
7                                                                              7                                  9
8                                                                              8                                 11
9                                                                              9                                 12
10                                                                            10                                 13
11                                                                            11                                 15
12                                                                            12                                 16
13                                                                            13                                 17
14                                                                            14                                 19
15                                                                            15                                 20
16                                                                            16                                 21
17                                                                            17                                 23
18                                                                            18                                 24
19                                                                            19                                 25
20                                                                            20                                 27
21                                                                            21                                 28
22                                                                            22                                 29
23                                                                            23                                 31
24                                                                            24                                 32
25                                                                            25                                 33
26                                                                            26                                 35
27                                                                            27                                 36
28                                                                            28                                 37
29                                                                            29                                 39
30                                                                            30                                 40
31                                                                            31                                 41
32                                                                            32                                 43
33                                                                            33                                 44
34                                                                            34                                 45
35                                                                            35                                 47
36                                                                            36                                 48
37                                                                            37                                 49
38                                                                            38                                 51
39                                                                            39                                 52
40                                                                            40                                 53
41                                                                            41                                 55
42                                                                            42                                 56
43                                                                            43                                 57
44                                                                            44                                 59
45                                                                            45                                 60
46                                                                            46                                 61
47                                                                            47                                 63
48                                                                            48                                 64
49                                                                            49                                 65
50                                                                            50                                 67
51                                                                            51                                 68
52                                                                            52                                 69
53                                                                            53                                 71
54                                                                            54                                 72
55                                                                            55                                 73
56                                                                            56                                 75
57                                                                            57                                 76
58                                                                            58                                 77
59                                                                            59                                 79
60                                                                            60                                 80
61                                                                            61                                 81
62                                                                            62                                 83
63                                                                            63                                 84
64                                                                            64                                 85
65                                                                            65                                 87
66                                                                            66                                 88
67                                                                            67                                 89
68                                                                            68                                 91
69                                                                            69                                 92
70                                                                            70                                 93
71                                                                            71                                 95
72                                                                            72                                 96
73                                                                            73                                 97
74                                                                            74                                 99
75                                                                            75                                100
76                                                                            76                                100
77                                                                            77                                100
78                                                                            78                                100
79                                                                            79                                100
80                                                                            80                                100
81                                                                            81                                100
82                                                                            82                                100
83                                                                            83                                100
84                                                                            84                                100
85                                                                            85                                100
86                                                                            86                                100
87                                                                            87                                100
88                                                                            88                                100
89                                                                            89                                100
90                                                                            90                                100
91                                                                            91                                100
92                                                                            92                                100
93                                                                            93                                100
94                                                                            94                                100
95                                                                            95                                100
96                                                                            96                                100
97                                                                            97                                100
98                                                                            98                                100
99                                                                            99                                100
100                                                                          100                                100
101                                                                          101                                101
102                                                                          102                                102
103                                                                          103                                103
104                                                                          104                                104
105                                                                          105                                105
106                                                                          106                                106
107                                                                          107                                107
108                                                                          108                                108
109                                                                          109                                109
110                                                                          110                                110
111                                                                          111                                111
112                                                                          112                                112
113                                                                          113                                113
114                                                                          114                                114
115                                                                          115                                115
116                                                                          116                                116
117                                                                          117                                117
118                                                                          118                                118
119                                                                          119                                119
120                                                                          120                                120
121                                                                          121                                121
122                                                                          122                                122
123                                                                          123                                123
124                                                                          124                                124
125                                                                          125                                125
126                                                                          126                                126
127                                                                          127                                127
128                                                                          128                                128
129                                                                          129                                129
130                                                                          130                                130
131                                                                          131                                131
132                                                                          132                                132
133                                                                          133                                133
134                                                                          134                                134
135                                                                          135                                135
136                                                                          136                                136
137                                                                          137                                137
138                                                                          138                                138
139                                                                          139                                139
140                                                                          140                                140
141                                                                          141                                141
142                                                                          142                                142
143                                                                          143                                143
144                                                                          144                                144
145                                                                          145                                145
146                                                                          146                                146
147                                                                          147                                147
148                                                                          148                                148
149                                                                          149                                149
150                                                                          150                                150
151                                                                          151                                151
152                                                                          152                                152
153                                                                          153                                153
154                                                                          154                                154
155                                                                          155                                155
156                                                                          156                                156
157                                                                          157                                157
158                                                                          158                                158
159                                                                          159                                159
160                                                                          160                                160
161                                                                          161                                161
162                                                                          162                                162
163                                                                          163                                163
164                                                                          164                                164
165                                                                          165                                165
166                                                                          166                                166
167                                                                          167                                167
168                                                                          168                                168
169                                                                          169                                169
170                                                                          170                                170
171                                                                          171                                171
172                                                                          172                                172
173                                                                          173                                173
174                                                                          174                                174
175                                                                          175                                175
176                                                                          176                                175
177                                                                          177                                175
178                                                                          178                                175
179                                                                          179                                175
180                                                                          180                                175
181                                                                          181                                175
182                                                                          182                                175
183                                                                          183                                175
184                                                                          184                                175
185                                                                          185                                175
186                                                                          186                                175
187                                                                          187                                175
188                                                                          188                                175
189                                                                          189                                175
190                                                                          190                                175
191                                                                          191                                175
192                                                                          192                                175
193                                                                          193                                175
194                                                                          194                                175
195                                                                          195                                175
196                                                                          196                                175
197                                                                          197                                175
198                                                                          198                                175
199                                                                          199                                175
200                                                                          200                                175
201                                                                          201                                175
202                                                                          202                                175
203                                                                          203                                175
204                                                                          204                                175
205                                                                          205                                175
206                                                                          206                                175
207                                                                          207                                175
208                                                                          208                                175
209                                                                          209                                175
210                                                                          210                                175
211                                                                          211                                175
212                                                                          212                                175
213                                                                          213                                175
214                                                                          214                                175
215                                                                          215                                175
216                                                                          216                                175
217                                                                          217                                175
218                                                                          218                                175
219                                                                          219                                175
220                                                                          220                                175
221                                                                          221                                175
222                                                                          222                                175
223                                                                          223                                175
224                                                                          224                                175
225                                                                          225                                175

We cannot predict the future market price of a BULS stock. Investors should be aware that they will not benefit from any increase in the value of any particular BULS stock beyond 100%.

WHO SHOULD AND SHOULD NOT CONSIDER PURCHASING BULS?

Investors who are willing to accept the risk of owning equities in general and the BULS stocks in particular should consider purchasing BULS.

Investors who are unwilling to own any of the BULS stocks should not consider purchasing BULS. Investors who anticipate that the value of the BULS stocks will not, individually or in the aggregate, appreciate by the determination date should not purchase BULS. Finally, investors who seek more traditional bond returns from money market, government or corporate bonds should not purchase BULS.

SELECTED PURCHASE CONSIDERATIONS

- EQUITY RETURNS WITH LIMITED DOWNSIDE PROTECTION. The BULS provide the opportunity to obtain returns of up to 100% on each BULS stock. BULS provide full downside protection of principal for any BULS stock whose value declines by 25% or less. BULS provide limited downside protection of principal for any BULS stock whose value declines by more than 25%. For every 1% decline in a BULS stock's value beyond a 25% decline (e.g., from -25% to -26%) the BULS lose 1.333% of the value of that BULS stock. If a BULS stock is worthless at maturity, that BULS stock will contribute no value to the final payment on the BULS. If all BULS stocks decline to zero, you will lose your entire investment. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IN THE BULS. See "Sensitivity Analysis" on page S-16.

- EXCHANGE LISTING. The BULS have been approved for listing on the American Stock Exchange. However, there can be no guarantee of liquidity in the secondary market.

- U.S. SETTLEMENT.  The BULS are traded and settled in the U.S. market.

SELECTED RISK CONSIDERATIONS

An investment in BULS involves significant risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the "Risk Factors" section of this Prospectus Supplement, beginning on page S-4. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IN THE BULS.

- PROTECTION OF YOUR ORIGINAL INVESTMENT IS LIMITED TO A 25% DECLINE IN EACH BULS STOCK. BULS offer only limited protection of principal and BULS investors are exposed to significant loss if the price of one or more BULS stocks decline by more than 25%. For every 1% decline in a BULS stock's value beyond a 25% decline, the investment value of that BULS stock loses 1.333% of the value due at maturity. If a BULS stock is worthless at maturity, that stock will contribute no value to the final payment on the BULS. If all BULS stocks decline to zero, you will lose your entire investment.

- APPRECIATION IS LIMITED TO 100% FOR EACH BULS STOCK. Investors will not participate in appreciation beyond 100% for each BULS stock.

- BULS DO NOT PAY DIVIDENDS OR COUPONS. Because any dividend payment on the BULS stocks will not be taken into account in calculating the final value of the BULS, the total return on the BULS at maturity could be lower than the total return if you owned each of the BULS stocks individually, even if the 100% cap is not met.

- BULS ARE NOT EXCHANGE-TRADED FUNDS (ETFS). The value of the BULS will not rise or fall one-for-one with the value of an equally weighted index of the BULS stocks. BULS are not expected to trade with the same volume or liquidity as certain exchange-traded funds.

- LIQUIDITY. There may be little or no secondary market for the BULS. While UBS Warburg LLC and other affiliates of UBS AG intend to make a market in the BULS, if a holder needs to liquidate BULS prior to maturity, he or she may have to sell the BULS at a substantial discount from the initial price. Therefore, you should be willing to hold your BULS until maturity.

CONSIDERATIONS RELATING TO U.S. TAXATION

In the opinion of our counsel, Sullivan & Cromwell, it would be reasonable that you and we treat your BULS as a pre-paid cash settled forward contract with respect to the BULS stocks. And the terms of your BULS (as set forth in the BULS) require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your BULS for all tax purposes in accordance with such characterization. If each BULS is so treated, you will generally recognize capital gain or loss upon the maturity of your BULS (or upon your sale, exchange or other disposition of your BULS prior to its maturity) equal to the difference between the amount realized and the amount you paid for your

BULS. Such gain or loss generally will be long-term capital gain or loss if you held your BULS more than one year.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN BULS (INCLUDING THE TIMING AND CHARACTER OF ANY INCLUSION IN YOUR INCOME IN RESPECT OF BULS) ARE UNCERTAIN. IN PARTICULAR, IF THE REQUIRED TREATMENT OF BULS AS A PRE-PAID FORWARD CONTRACT IS DECLARED INVALID BY AN ADMINISTRATIVE OR JUDICIAL RULING, ANY GAIN YOU RECOGNIZE ON YOUR BULS COULD CONCEIVABLY BE TREATED AS ORDINARY INTEREST INCOME AND YOU COULD BE REQUIRED TO ACCRUE INTEREST INCOME WITH RESPECT TO YOUR BULS OVER THE TERM OF YOUR BULS. BECAUSE OF THIS UNCERTAINTY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF YOUR INVESTMENT IN BULS.

For a more complete discussion of the United States federal income tax consequences of your investment in BULS, including tax consequences applicable to non-United States persons, please see the discussion under "Supplemental Tax Considerations -- Supplemental U.S. Tax Considerations" on page S-28.

--------------------------------------------------------------------------------

Risk Factors

The BULS are not secured debt and are riskier than ordinary unsecured debt securities. The return on the BULS is linked to the performance of the BULS stocks contained in the basket and you may lose some or all of the amount you invest in the BULS. Investing in the BULS is NOT equivalent to investing directly in the basket of BULS stock, nor the same as investing in an exchange-traded fund (ETF) consisting of the same underlying stocks. This section describes the most significant risks relating to the BULS. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE BULS.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL

The BULS combine features of equity and debt. The terms of the BULS differ from those of ordinary debt securities in that we will NOT pay you a fixed amount at maturity and will not pay you interest during the BULS term. Instead, at maturity, BULS pay in cash an amount based on the performance of the individual BULS stocks, subject to a 100% cap on the appreciation of each BULS stock and limited downside protection for declines of up to 25% of the value of each BULS stock. BULS are fully exposed to declines of more than 25% in the value of each BULS stock. For each 1% decline in a stock beyond 25% (e.g., from -25% to -26%), the BULS lose 1.333% of the initial stock value of that BULS stock at maturity. THEREFORE, IF THE MARKET PRICE OF ONE OR MORE BULS STOCKS DECLINES BY MORE THAN 25% AND THE MARKET PRICE OF ONE OR MORE OTHER BULS STOCKS DOES NOT RISE SUFFICIENTLY ABOVE THE INITIAL STOCK PRICE TO OFFSET THAT DECLINE, WE WILL PAY YOU AN AMOUNT LOWER THAN THE PRINCIPAL AMOUNT OF THE BULS. ACCORDINGLY, YOU CAN LOSE SOME OR ALL OF THE AMOUNT THAT YOU INVEST IN THE BULS. See "Sensitivity Analysis" on page S-16.

YOUR APPRECIATION POTENTIAL IS LIMITED

The maximum you can receive per BULS stock at maturity is a gain of 100%. As a result, you will not share in the appreciation of the value of any BULS stock above 100% of the value of that stock on the trade date. Therefore, the maximum you can receive on your BULS at maturity is $2,000 per $1,000 minimum denomination. See "Sensitivity Analysis" on page S-16.

YOU MAY NOT HAVE AN ACTIVE TRADING MARKET IN THE BULS -- SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your BULS until maturity. There may be little or no secondary market for the BULS. Although BULS have been approved for listing on the American Stock Exchange, it is not possible to predict whether a secondary market will develop for the BULS. UBS Warburg LLC and other affiliates of UBS AG currently intend to make a market for the BULS but they are NOT required to do so. UBS Warburg LLC or any other affiliate of UBS AG may stop making a market in the BULS at any time.

Even if a secondary market for the BULS develops, it may not provide significant liquidity or trade at prices advantageous to you. If you need to sell your BULS prior to maturity, you may have to do so at a substantial discount from the initial price, and as a result you may suffer substantial losses.

The value of the BULS may move up or down between the date you purchase them and the determination date when we determine the amount to be paid to holders of the BULS at maturity. Therefore, you may sustain a significant loss if you sell the BULS in the secondary market during that time. Several factors, many of which are beyond our control, will influence the value of the BULS. WE

RISK FACTORS
--------------------------------------------------------------------------------

EXPECT THAT GENERALLY THE MARKET PRICES OF BULS STOCKS ON ANY DAY WILL AFFECT THE VALUE OF THE BULS MORE THAN ANY OTHER SINGLE FACTOR. Other factors that may influence the value of the BULS include:

- the frequency and magnitude of changes in the value of the BULS stocks (volatility)

- the dividend rate paid on the BULS stocks (while not paid to holders of the BULS, dividend payments, if any, on the BULS stocks may have an influence on the market price of the common stock and therefore on the BULS)

- economic, financial, political and regulatory or judicial events that affect stock markets generally which may also affect the market price of the BULS stocks

- interest and yield rates in the market

- the time remaining to the maturity of the BULS

- the creditworthiness of UBS AG

GAIN ON YOUR BULS COULD BE TREATED AS ORDINARY INTEREST INCOME

You should consider the tax consequences of investing in the BULS. Significant aspects of the tax treatment of the BULS are uncertain. The Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Specifically, the Internal Revenue Service could assert that the BULS should be treated for United States federal income tax purposes not as pre-paid cash-settled forward contracts with respect to the BULS stocks but rather as contingent debt instruments which are subject to special tax rules. Under these rules, any gain you recognize from the sale, exchange or from the final payment at maturity of your BULS would be treated as ordinary interest income and you would be required to accrue interest income with respect to your BULS over the term of your BULS.

Please read carefully the section entitled "Considerations Relating to U.S. Taxation" in the summary section above, "Supplemental Tax Considerations" below, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. YOU SHOULD CONSULT YOUR TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF YOUR INVESTMENT IN BULS IN YOUR OWN TAX SITUATION.

YOUR BULS DO NOT BEAR PERIODIC INTEREST OR DIVIDENDS

You will not receive any periodic interest payments on your BULS. Even if the final stock value of the BULS stocks on the determination date exceeds the initial stock value on the trade date, the return you earn on your BULS may be less than you would have earned by investing in a debt security that bears interest at a prevailing market rate.

THE RETURN ON YOUR BULS MAY NOT REFLECT THE TOTAL RETURN YOU WOULD HAVE ACHIEVED IF YOU HAD INVESTED IN THE BULS STOCKS ON AN INDIVIDUAL BASIS

You will not receive dividends on any of the underlying BULS stocks. At maturity, we will pay you an amount equal to the value of the BULS stocks on the determination date, subject to a maximum gain of 100% on each BULS stock and limited downside protection of up to a 25% decline in each BULS stock. The calculation agent will calculate the value of the BULS by reference to the prices of the BULS stocks on the determination date. See "Sensitivity Analysis" on page S-16.

RISK FACTORS
--------------------------------------------------------------------------------

BULS ARE NOT EXCHANGE-TRADED FUNDS (ETFS)

BULS are not exchange-traded funds (ETFs). The value of the BULS will not rise or fall one-for-one with the value of an equally weighted index of the BULS stocks. BULS are not expected to trade with the same volume or liquidity as certain exchange-traded funds (ETFs).

IF THE MARKET PRICES OF THE INDIVIDUAL BULS STOCKS CHANGE, THE MARKET VALUE OF YOUR BULS MAY NOT CHANGE IN THE SAME MANNER

Owning the BULS is not the same as owning the BULS stocks. Accordingly, the market value of your BULS may not have a direct relationship to the market prices of the individual BULS stocks, and changes in the market prices of the BULS may not result in a comparable change in the market value of your BULS. Even if the theoretical value of the BULS increases over the initial BULS value of $1,000, the market value of the BULS may not increase at all or increase by the same magnitude. It is also possible for the price of the BULS stocks in the basket to increase while the market price of the BULS declines.

TRADING AND OTHER TRANSACTIONS BY UBS AG OR ITS AFFILIATES IN THE BULS STOCKS, OR OPTIONS AND OTHER DERIVATIVE PRODUCTS ON THE BULS STOCKS, MAY ADVERSELY AFFECT THE VALUE OF THE BULS

As described below under "Use of Proceeds and Hedging," we or one or more affiliates may hedge our obligations under the BULS by purchasing one or more of the BULS stocks, options on any of the BULS stocks or other derivative instruments with returns linked to or related to changes in the value of any of the BULS stocks, and may adjust these hedges by, among other things, purchasing or selling these BULS stocks, options or other derivative instruments at any time and from time to time. Although they are not expected to, any of these hedging activities may adversely affect the price of particular BULS stocks and, therefore, the value of the BULS. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the value of the BULS may decline.

We or one or more of our affiliates may also engage in trading in one or more of the BULS stocks and other investments relating to the BULS stocks on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the price of particular BULS stocks and, therefore, the value of the BULS. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of one or more of the BULS stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the BULS.

The indenture governing the BULS does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of any BULS stock acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold any BULS stock for the benefit of holders of the BULS in order to enable us to pay holders the amounts due to them at maturity. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any BULS stock that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the BULS.

UBS AG'S BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

We and one or more of our affiliates may, at present or in the future, engage in business with one or more BULS stock issuers, including making loans to or equity investments in these issuers and their

RISK FACTORS
--------------------------------------------------------------------------------

competitors or providing either with investment banking, asset management or other advisory services, including merger and acquisition advisory services. These activities may present a conflict between our or our affiliates' obligations and your interests as a holder of the BULS. Moreover, we or one or more of our affiliates have published, and may in the future publish, research reports on one or more of the BULS stock issuers. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the BULS. Any of these activities may affect the price of the BULS stocks and, therefore, the value of the BULS.

YOU HAVE NO SHAREHOLDER RIGHTS IN THE BULS STOCKS OR RIGHTS TO RECEIVE ANY STOCK

As an owner of BULS, you will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of common stock of the BULS stocks would have. Moreover, your BULS will be paid in cash, and you will have no right to receive delivery of any BULS stocks.

UBS AG AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE BULS STOCK ISSUERS, AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE

UBS AG and its affiliates are not affiliated with the BULS stock issuers and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity, and have no ability to control the public disclosure of these corporate actions or any other events or circumstances affecting the BULS stock issuers. THE BULS STOCK ISSUERS ARE NOT INVOLVED IN THE OFFER OF THE BULS IN ANY WAY AND HAVE NO OBLIGATION TO CONSIDER YOUR INTEREST AS AN OWNER OF BULS IN TAKING ANY CORPORATE ACTIONS THAT MIGHT AFFECT THE VALUE OF YOUR BULS. ANY ONE OR MORE OF THE BULS STOCK ISSUERS MAY TAKE ACTIONS THAT WILL ADVERSELY AFFECT THE VALUE OF YOUR BULS. None of the money you pay for the BULS will go to any of the BULS stock issuers.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the BULS stock issuers contained in this prospectus supplement or in any of their publicly available filings. YOU, AS AN INVESTOR IN THE BULS, SHOULD MAKE YOUR OWN INVESTIGATION INTO THE BULS STOCK ISSUERS.

YOU HAVE LIMITED ANTIDILUTION PROTECTION

UBS Warburg LLC, as calculation agent for the BULS, will adjust the amount of each BULS stock as a percentage of the entire basket for certain events affecting any particular BULS stock issuer, such as stock splits and stock dividends, and certain other corporate actions, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect a BULS stock issuer. For example, the calculation agent is not required to make any adjustments if the BULS stock issuer or anyone else makes a partial tender or partial exchange offer for that BULS stock. IF AN EVENT OCCURS THAT DOES NOT REQUIRE THE CALCULATION AGENT TO ADJUST THE AMOUNT OF EACH BULS STOCK AS A PERCENTAGE OF THE ENTIRE BASKET, THE MARKET PRICE OF THE BULS AND THE PRINCIPAL AMOUNT OF THE BULS PAYABLE AT THE MATURITY DATE MAY BE MATERIALLY AND ADVERSELY AFFECTED. You should refer to "Role of Calculation Agent" below for a description of the items that the calculation agent is responsible to determine.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Warburg LLC, will serve as the calculation agent. UBS Warburg LLC will, among other things, determine the amount, if any, paid out to you on the BULS at maturity. For a fuller

RISK FACTORS
--------------------------------------------------------------------------------

description of the calculation agent's role, see "Role of Calculation Agent" on page S-26. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting a BULS stock has occurred at the time of calculation. This determination will, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect our payout to you, the calculation agent may have a conflict of interest as it makes them.

WE CAN POSTPONE THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS

If the calculation agent determines that, on the determination date, a market disruption event has occurred or is continuing, the determination date will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a delay occurs, then the calculation agent will instead use the closing price on the first business day after that day on which no market disruption event occurs or is continuing, but in no case more than five days. As a result, the maturity date for the BULS will also be postponed, although not by more than five business days. If the determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the market price of any BULS stock is not available on the last possible determination date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the exchange-traded price for the BULS stock that would have prevailed in the absence of the market disruption event or such other reason on the last possible determination date. See "Market Disruption Event" on page S-19.

--------------------------------------------------------------------------------

HISTORICAL PERFORMANCE OF THE BULS STOCKS

After a brief description of each company obtained from publicly available information, a table sets forth the quarterly high, low, and closing stock prices for the BULS stocks. The information given below is for the four calendar quarters in each of 1998, 1999, 2000, and the first quarter of 2001 and partial data for the second quarter of 2001 through April 5, 2001. We obtained the trading price information set forth below from Bloomberg, without independent verification. YOU SHOULD NOT TAKE THE HISTORICAL PRICES OF THE BULS STOCKS AS AN INDICATION OF FUTURE PERFORMANCE.

CELESTICA INC.

According to publicly available documents, Celestica Inc. is a leading provider of electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, worldwide. It operates 33 facilities located in the United States, Canada, Mexico, United Kingdom, Ireland, Italy, Thailand, China, Hong Kong, Czech Republic, Brazil and Malaysia. Celestica Inc. provides a wide variety of products and services to customers, including manufacture, assembly and test of complex printed circuit assemblies and full system assembly of final products. In addition, Celestica Inc. provides a broad range of EMS services from product design to worldwide distribution and after-sales support. Celestica Inc.'s headquarters are located in Toronto, Canada and its common stock is traded on the New York Stock Exchange under the symbol "CLS."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98            #N/A            #N/A             #N/A
    6/30/98          $ 9.38          $ 9.38           $ 9.38
    9/30/98          $11.75          $ 6.34           $ 6.34
   12/31/98          $13.50          $ 5.31           $12.34
    3/31/99          $17.13          $12.56           $16.22
    6/30/99          $22.06          $15.88           $21.66
    9/30/99          $24.88          $20.38           $24.69
   12/31/99          $56.25          $23.94           $55.50
    3/31/00          $60.06          $37.56           $53.06
    6/30/00          $54.56          $38.00           $49.00
    9/30/00          $84.00          $48.69           $69.25
   12/31/00          $84.50          $46.50           $54.25
    3/31/01          $74.90          $27.50           $27.58
     4/5/01          $28.85          $24.30           $28.85

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

CHECK POINT SOFTWARE TECHNOLOGIES LTD.

According to publicly available documents, Check Point Software Technologies Ltd. develops, markets and supports Internet security solutions for enterprise networks, and service providers including Virtual Private Networks, firewalls, intranet and extranet security and Managed Service Providers. The Company delivers solutions that enable secure, reliable and manageable business-to-business communications over any Internet Protocol ("IP") network-including the Internet, intranets and extranets. Check Point Software Technologies Ltd. product offerings also include traffic control/quality of service and IP address management. Check Point Software Technologies Ltd.'s products are fully integrated as a part of its Secure Virtual Network architecture and provide centralized management, distributed deployment, and comprehensive policy administration. Check Point Software Technologies Ltd.'s headquarters are located in Ramat-Gan, Israel and its common stock is traded on the Nasdaq National Market under the symbol "CHKP."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98         $  7.61          $ 5.08           $  7.61
    6/30/98         $  7.96          $ 4.43           $  5.46
    9/30/98         $  5.52          $ 3.02           $  3.31
   12/31/98         $  7.64          $ 2.17           $  7.64
    3/31/99         $  9.25          $ 5.77           $  7.17
    6/30/99         $  9.15          $ 4.46           $  8.94
    9/30/99         $ 15.61          $ 9.09           $ 14.07
   12/31/99         $ 34.86          $13.83           $ 33.13
    3/31/00         $ 93.29          $30.54           $ 57.02
    6/30/00         $ 77.90          $44.96           $ 70.58
    9/30/00         $106.83          $70.19           $105.00
   12/31/00         $113.33          $68.42           $ 89.04
    3/31/01         $110.58          $45.31           $ 47.50
     4/5/01         $ 48.94          $41.38           $ 48.94

CISCO SYSTEMS, INC.

According to publicly available documents, Cisco Systems, Inc. is the worldwide leader in networking for the Internet. Cisco Systems Inc.'s hardware, software, and service offerings are used to create Internet solutions so that individuals, companies, and countries have seamless access to information--regardless of differences in time and place. Cisco Systems, Inc.'s solutions provide competitive advantage to its customers through more efficient and timely exchange of information, which in turn leads to cost savings, process efficiencies, and closer relationships with their customers, prospects, business partners, suppliers, and employees. These solutions form the networking foundation for companies, universities, utilities, and government agencies worldwide. Cisco Systems, Inc.'s headquarters are located in San Jose, California and its common stock is traded on the Nasdaq National Market under the symbol "CSCO."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $11.59          $ 9.04           $11.40
    6/30/98          $15.34          $11.08           $15.34
    9/30/98          $17.32          $13.65           $15.45
   12/31/98          $24.13          $10.97           $23.20
    3/31/99          $28.75          $23.78           $27.39
    6/30/99          $32.22          $25.00           $32.22
    9/30/99          $36.75          $29.38           $34.28
   12/31/99          $53.56          $33.25           $53.56
    3/31/00          $80.06          $50.00           $77.31
    6/30/00          $74.94          $50.55           $63.56
    9/30/00          $69.63          $55.19           $55.25
   12/31/00          $58.56          $36.50           $38.25
    3/31/01          $42.63          $15.25           $15.81
     4/5/01          $15.06          $13.69           $14.94

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

EMC CORPORATION

According to publicly available documents, EMC Corporation and its subsidiaries design, manufacture, market and support a wide range of hardware and software products and provide services for the storage, management, protection and sharing of electronic information. These integrated solutions enable organizations to create an enterprise information infrastructure, or what EMC Corporation calls an E-Infostructure. EMC Corporation is the leading supplier of these solutions, which comprise information storage systems, software and services. EMC Corporation's products are sold to customers that use a variety of the world's most popular computing platforms for key applications, including electronic commerce, data warehousing and transaction processing. EMC Corporation believes these and other information-intensive applications provide it with significant growth opportunities. EMC Corporation's headquarters are located in Hopkinton, Massachusetts and its common stock is traded on the New York Stock Exchange under the symbol "EMC".

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98         $  9.46          $ 6.16           $ 9.25
    6/30/98         $ 11.48          $ 8.75           $10.96
    9/30/98         $ 15.13          $10.88           $14.03
   12/31/98         $ 20.79          $11.05           $20.79
    3/31/99         $ 31.73          $21.27           $31.24
    6/30/99         $ 32.98          $23.35           $26.90
    9/30/99         $ 36.50          $26.23           $34.91
   12/31/99         $ 53.95          $30.81           $53.43
    3/31/00         $ 70.06          $46.95           $61.62
    6/30/00         $ 81.67          $52.33           $75.25
    9/30/00         $100.99          $72.87           $97.08
   12/31/00         $ 97.81          $54.41           $65.04
    3/31/01         $ 78.14          $29.00           $29.40
     4/5/01         $ 31.75          $25.20           $31.75

GATEWAY, INC.

According to publicly available documents, Gateway, Inc. is a leading direct marketer of personal computers ("PCs") and related products and services to consumers and businesses. Gateway, Inc. develops, manufactures, markets, and supports a broad line of desktop and portable PCs, servers and workstations used by individuals, families, small and medium businesses, government agencies, educational institutions and large businesses. Gateway, Inc. also offers diversified products and services "beyond the box," such as software, peripherals, Internet access services, training programs, support programs and financing programs. Gateway, Inc.'s headquarters are located in San Diego, California and its common stock is traded on the New York Stock Exchange under the symbol "GTW".

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $24.13          $16.25           $23.38
    6/30/98          $29.41          $21.28           $25.00
    9/30/98          $33.56          $23.22           $26.16
   12/31/98          $30.81          $20.75           $25.59
    3/31/99          $41.25          $26.81           $34.28
    6/30/99          $38.34          $28.53           $29.53
    9/30/99          $53.88          $30.03           $44.00
   12/31/99          $82.50          $46.88           $72.06
    3/31/00          $73.00          $53.31           $55.00
    6/30/00          $61.31          $46.81           $56.75
    9/30/00          $70.94          $48.25           $48.25
   12/31/00          $56.98          $16.82           $17.99
    3/31/01          $23.69          $14.86           $16.81
     4/5/01          $16.50          $14.74           $16.50

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

INTEL CORPORATION

According to publicly available documents, Intel Corporation is the world's largest semiconductor chip maker and supplies the computing and communications industries with chips, boards, and systems building blocks that are integral to computers, servers, and networking and communications products. Intel Corporation's products are offered at various levels of integration and are used by industry members to create advanced computing and communications systems. Intel Corporation's headquarters are located in Santa Clara, California and its common stock is traded on the Nasdaq National Market under the symbol "INTC."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $23.55          $17.97           $19.52
    6/30/98          $21.20          $16.48           $18.53
    9/30/98          $22.86          $17.75           $21.44
   12/31/98          $31.25          $19.61           $29.64
    3/31/99          $35.23          $27.45           $29.72
    6/30/99          $33.03          $25.25           $29.75
    9/30/99          $44.66          $31.44           $37.16
   12/31/99          $42.53          $32.56           $41.16
    3/31/00          $72.03          $39.38           $65.97
    6/30/00          $69.50          $53.03           $66.84
    9/30/00          $74.88          $41.56           $41.56
   12/31/00          $46.69          $30.06           $30.06
    3/31/01          $37.81          $24.63           $26.31
     4/5/01          $25.80          $22.63           $25.63

JDS UNIPHASE CORPORATION

According to publicly available documents, JDS Uniphase Corporation is a leading provider of advanced fiber optic components and modules. These products are sold to the world's leading telecommunications and cable television system and subsystem providers and include established system providers, such as Alcatel, Ciena, Cisco, Corning, Lucent, Marconi, Motorola, Nortel, Scientific Atlanta, Siemens and Tyco, along with emerging system providers, such as Corvis, ONI Systems, Juniper Networks and Sycamore. These telecommunication system and subsystem providers use these components and modules as the building blocks for the systems that they ultimately supply to telecommunications carriers such as AT&T, WorldCom, Qwest and Sprint. JDS Uniphase Corporation's headquarters are located in San Jose, California and its common stock is traded on the Nasdaq National Market under the symbol "JDSU."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98         $  5.52          $ 4.15           $  5.26
    6/30/98         $  7.88          $ 5.08           $  7.85
    9/30/98         $  7.88          $ 4.70           $  5.13
   12/31/98         $  8.67          $ 4.30           $  8.67
    3/31/99         $ 14.39          $ 7.94           $ 14.39
    6/30/99         $ 20.75          $13.20           $ 20.75
    9/30/99         $ 29.14          $19.63           $ 28.45
   12/31/99         $ 83.81          $28.81           $ 75.66
    3/31/00         $146.53          $74.88           $120.56
    6/30/00         $128.94          $79.00           $119.88
    9/30/00         $135.94          $94.69           $ 94.69
   12/31/00         $102.38          $40.94           $ 41.69
    3/31/01         $ 63.88          $17.50           $ 18.44
     4/5/01         $ 16.69          $13.73           $ 16.19

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

NOKIA CORPORATION

According to publicly available documents, Nokia Corporation is the world leader in mobile communications. Nokia Corporation has become the leading supplier of mobile phones and a leading supplier of mobile, fixed and IP networks. Nokia Corporation is a broadly held company with listings on six major exchanges. Nokia Corporation's headquarters are located in Finland and its common stock is traded on the Helsinki exchange. Its American Depository Receipts are traded on the New York Stock Exchange under the symbol "NOK".

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $ 6.75          $ 4.26           $ 6.75
    6/30/98          $ 9.32          $ 6.91           $ 9.09
    9/30/98          $11.50          $ 8.35           $ 9.78
   12/31/98          $15.60          $ 7.84           $15.06
    3/31/99          $19.55          $15.94           $19.47
    6/30/99          $22.89          $17.44           $22.89
    9/30/99          $24.53          $19.69           $22.47
   12/31/99          $47.77          $22.31           $47.77
    3/31/00          $57.50          $38.25           $55.50
    6/30/00          $61.88          $45.00           $50.50
    9/30/00          $56.38          $38.13           $40.88
   12/31/00          $51.38          $29.44           $43.50
    3/31/01          $44.69          $21.34           $24.00
     4/5/01          $24.60          $21.25           $24.60

SUN MICROSYSTEMS, INC.

According to publicly available documents, Sun Microsystems, Inc. is a provider of products, services, and support solutions for building and maintaining network computing environments. Sun Microsystems, Inc. sells scalable computer systems, high-speed microprocessors, and a line of high-performance software for operating networks, computing equipment, and storage products. Sun Microsystems, Inc. also provides a full range of services including support, education, and professional services. Sun Microsystems, Inc. markets its products primarily to business, government, and education customers and operates in various product segments across geographically diverse markets. Sun Microsystems, Inc.'s headquarters are located in Palo Alto, California and its common stock is traded on the Nasdaq National Market under the symbol "SUNW."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $ 6.23          $ 4.72           $ 5.22
    6/30/98          $ 5.64          $ 4.85           $ 5.43
    9/30/98          $ 6.59          $ 4.95           $ 6.23
   12/31/98          $10.86          $ 5.00           $10.70
    3/31/99          $15.74          $11.21           $15.63
    6/30/99          $17.88          $12.53           $17.22
    9/30/99          $23.64          $16.75           $23.25
   12/31/99          $40.94          $22.34           $38.72
    3/31/00          $52.50          $34.00           $46.85
    6/30/00          $49.41          $35.94           $45.47
    9/30/00          $64.31          $43.25           $58.38
   12/31/00          $59.38          $26.94           $27.88
    3/31/01          $34.88          $14.70           $15.37
     4/5/01          $15.19          $13.86           $14.68

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

WORLDCOM, INC.

According to publicly available documents, WorldCom, Inc. provides a broad range of communications, outsourcing, and managed network services to both U.S. and non-U.S. based corporations. WorldCom, Inc. is a global communications company utilizing a facilities-based, on-net strategy throughout the world. WorldCom, Inc. provides a broad range of Internet and traditional, private networking services. WorldCom, Inc. recently has proposed to replace its common stock with two tracking stocks, one that will track its data, Internet, international and commercial voice businesses and one that will track its consumer, small business, wholesale long distance, wireless messaging and dial-up Internet access operations. WorldCom, Inc.'s headquarters are located in Clinton, Mississippi and its common stock is traded on the Nasdaq National Market under the symbol "WCOM."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $29.63          $19.21           $28.71
    6/30/98          $32.29          $28.17           $32.29
    9/30/98          $37.92          $27.29           $32.58
   12/31/98          $49.50          $28.75           $47.83
    3/31/99          $62.50          $46.58           $59.04
    6/30/99          $64.50          $54.79           $57.38
    9/30/99          $60.50          $47.92           $47.92
   12/31/99          $60.96          $45.29           $53.06
    3/31/00          $51.94          $40.81           $45.31
    6/30/00          $45.94          $36.25           $45.88
    9/30/00          $49.19          $25.50           $30.38
   12/31/00          $29.88          $13.88           $14.06
    3/31/01          $23.25          $15.19           $18.69
     4/5/01          $19.06          $17.44           $19.06

Each of the BULS stocks is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each BULS stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC's web site is http://www.sec.gov. Information filed with the SEC by each BULS stock issuer under the Exchange Act can be located by reference to its SEC file number:

Celestica Inc.: 001-14832
Check Point Software Technologies Ltd.: 000-28584
Cisco Systems, Inc.: 000-0858877
EMC Corporation: 033-03656
Gateway, Inc.: 000-22784
Intel Corporation: 000-06217
JDS Uniphase Corporation: 000-0912093
Nokia Corporation (ADR): 005-43411
Sun Microsystems, Inc.: 000-15086
WorldCom, Inc.: 000-0723527

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by a BULS stock issuer with the SEC.

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

WE OBTAINED THE INFORMATION ABOUT THE BULS STOCK ISSUERS IN THIS PROSPECTUS SUPPLEMENT FROM THE BULS STOCK ISSUERS' PUBLIC FILINGS

This prospectus supplement relates only to the BULS and does not relate to the BULS stocks. We have derived all information about the BULS stock issuers in this prospectus supplement from the publicly available documents referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any "due diligence" investigation or any inquiry of any BULS stock issuer in connection with the offering of the BULS. We do not make any representation that the publicly available documents or any other publicly available information about the BULS stock issuers are accurate or complete. Furthermore, we do not know whether the BULS stock issuers have disclosed all events occurring before the date of this prospectus supplement -- including events that could affect the accuracy or completeness of the publicly available documents referred to above, the trading price of the BULS stocks and, therefore, the final BULS value that the calculation agent will use to determine the payment we will make to you at maturity. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning any BULS stock issuer could affect the value you will receive at maturity and, therefore, the market value of the BULS.

WE HAVE NO OBLIGATION TO DISCLOSE INFORMATION ABOUT THE BULS STOCK ISSUERS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT

We or our affiliates currently provide research coverage for each of the BULS stock issuers and may, from time to time, publish research reports about BULS stock issuers. We may discontinue such coverage or cease writing reports at any time.

We or any of our affiliates may currently or from time to time engage in business with one or more of the BULS stock issuers, including making loans to or equity investments in BULS stock issuers or providing advisory services to BULS stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about one or more BULS stock issuers. If we or any of our affiliates do acquire non-public information about one or more BULS stock issuers, we are not obligated to disclose such non-public information to you. AS AN INVESTOR IN A BULS, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF EACH BULS STOCK ISSUER AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN A BULS.

--------------------------------------------------------------------------------

Sensitivity Analysis:    Comparison of Total Return of the BULS at Maturity
Against Owning the BULS Stocks

The difference in the total return at maturity of owning the BULS as compared to owning the BULS stocks on an individual basis (having the same relative weightings as they do in the BULS) is driven by a number of interrelated factors including, but not limited to, supply and demand, the market prices of the BULS stocks, the volatility and dividend level of the BULS stocks, the capped return and the limited downside protection, the time remaining to maturity, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS AG. Generally, the value of the BULS will tend to rise with the increase in the price and decrease in the volatility of the BULS stocks. The value of the BULS will generally decline with the decrease in the price and the increase in the volatility of the BULS stocks. In addition, dividends, depending upon their size and timing, can have a varying effect on the BULS stocks and, in turn, on the value of the BULS. Also, rising interest rates will, on balance, hurt the value of the BULS. While we expect that generally the market prices of the BULS stocks on any day will affect the value of the BULS more than any other single factor, market prices of the BULS stocks should not be used as the sole measure to approximate value of the BULS. You should not use any single variable to approximate the value of the BULS.

In the tables below, we compare the total return at maturity of owning the BULS stocks to the total return of owning the BULS on an individual basis based on the assumptions outlined below. The information in the tables is based on hypothetical market values for the BULS stocks and the BULS. We cannot predict the market price of the BULS stocks or the market value of the BULS, nor can we predict the relationship between the two. Moreover, the assumptions we have made in connection with the illustration set forth below may not reflect actual events.

EXAMPLES OF BULS STOCK PERFORMANCE IN BULS AT MATURITY

The tables below illustrate how hypothetical returns on BULS stocks could contribute to the value of the BULS at maturity assuming a range of performance levels for BULS stocks.

EXAMPLE I

          INITIAL              FINAL
           STOCK    % CHANGE   STOCK           EFFECT OF            ADJUSTED
  BULS     VALUE    ON STOCK   VALUE         CAP & CUSHION         FINAL STOCK
 STOCK     (ISV)    VALUE(1)   (FSV)       ON STOCK VALUE(2)        VALUE(3)
------------------------------------------------------------------------------
Stock 1     $100       115%    $215      Capped at 100% of ISV        $200
------------------------------------------------------------------------------
Stock 2     $100       100%    $200               None                $200
Stock 3     $100        75%    $175               None                $175
Stock 4     $100        50%    $150               None                $150
Stock 5     $100        25%    $125               None                $125
------------------------------------------------------------------------------
Stock 6     $100       -15%     $85     Protect against $15 loss      $100
Stock 7     $100       -25%     $75     Protect against $25 loss      $100
------------------------------------------------------------------------------
Stock 8     $100       -50%     $50        Limit loss to $33           $67
                                       [$100* (-50% + 25%)*1.333]
Stock 9     $100       -75%     $25        Limit loss to $67           $33
                                       [$100* (-75% + 25%)*1.333]
------------------------------------------------------------------------------
Stock 10    $100      -100%      $0            Full loss                $0
------------------------------------------------------------------------------
Total     $1,000               $1,100                               $1,150
------------------------------------------------------------------------------

------------
(1) % change on Stock Value: (FSV -- ISV) / ISV

(2) The assumption of a 100% cap level is for illustrative purposes only.

(3) Adjusted Final Stock Value (rounded to the nearest whole dollar):

% CHANGE ON STOCK VALUE             ADJUSTED FINAL STOCK VALUE
------------------------------------------------------------------
       >100%                                200% * ISV
     0% to 100%                                FSV
     -25% to 0%                                ISV
  -25.01% to -100%              ISV + [ISV*(% Change + 25%)*1.333]

SENSITIVITY ANALYSIS:  COMPARISON OF TOTAL RETURN OF THE
BULS AT MATURITY AGAINST OWNING THE BULS STOCKS
--------------------------------------------------------------------------------

EXAMPLE II

          INITIAL              FINAL
           STOCK    % CHANGE   STOCK           EFFECT OF            ADJUSTED
  BULS     VALUE    ON STOCK   VALUE         CAP & CUSHION         FINAL STOCK
 STOCK     (ISV)    VALUE(1)   (FSV)       ON STOCK VALUE(2)        VALUE(3)
------------------------------------------------------------------------------
Stock 1     $100       150%    $250      Capped at 100% of ISV        $200
Stock 2     $100       125%    $225      Capped at 100% of ISV        $200
------------------------------------------------------------------------------
Stock 3     $100        75%    $175               None                $175
Stock 4     $100        50%    $150               None                $150
Stock 5     $100        25%    $125               None                $125
------------------------------------------------------------------------------
Stock 6     $100       -15%     $85     Protect against $15 loss      $100
Stock 7     $100       -25%     $75     Protect against $25 loss      $100
------------------------------------------------------------------------------
Stock 8     $100       -50%     $50        Limit loss to $33           $67
                                       [$100*(-50% + 25%)*1.333]
Stock 9     $100       -75%     $25        Limit loss to $67           $33
                                       [$100*(-75% + 25%)*1.333]
------------------------------------------------------------------------------
Stock 10    $100      -100%      $0            Full loss                $0
------------------------------------------------------------------------------
Total     $1,000               $1,160                               $1,150
------------------------------------------------------------------------------

EXAMPLE III

          INITIAL              FINAL
           STOCK    % CHANGE   STOCK           EFFECT OF            ADJUSTED
    BULS   VALUE    ON STOCK   VALUE         CAP & CUSHION         FINAL STOCK
   STOCK   (ISV)    VALUE(1)   (FSV)       ON STOCK VALUE(2)        VALUE(3)
------------------------------------------------------------------------------
Stock 1     $100       100%    $200               None                $200
Stock 2     $100        80%    $180               None                $180
Stock 3     $100        75%    $175               None                $175
Stock 4     $100        50%    $150               None                $150
Stock 5     $100        25%    $125               None                $125
------------------------------------------------------------------------------
Stock 6     $100       -15%     $85     Protect against $15 loss      $100
Stock 7     $100       -25%     $75     Protect against $25 loss      $100
------------------------------------------------------------------------------
Stock 8     $100       -30%     $70         Limit loss to $7           $93
                                       [$100*(-30% + 25%)*1.333]
Stock 9     $100       -30%     $70         Limit loss to $7           $93
                                       [$100*(-30% + 25%)*1.333]
------------------------------------------------------------------------------
Stock 10    $100      -100%      $0            Full loss                $0
------------------------------------------------------------------------------
Total     $1,000               $1,130                               $1,217
------------------------------------------------------------------------------

------------
(1) % change on Stock Value: (FSV -- ISV) / ISV

(2) The assumption of a 100% cap level is for illustrative purposes only.

(3) Adjusted Final Stock Value (rounded to the nearest whole dollar):

% CHANGE ON STOCK VALUE             ADJUSTED FINAL STOCK VALUE
------------------------------------------------------------------
       >100%                                200% * ISV
     0% to 100%                                FSV
     -25% to 0%                                ISV
  -25.01% to -100%              ISV + [ISV*(% Change + 25%)*1.333]

--------------------------------------------------------------------------------

Specific Terms of the BULS

Please note that references to "UBS", "we", "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own BULS registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in BULS registered in street name or in BULS issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the BULS should read the section entitled "Legal Ownership of Notes" in the accompanying prospectus.

The BULS are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. The indenture is described in "Description of Notes We May Offer" in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the BULS. Terms that apply generally to all Series A medium-term notes are described in "Description of Notes We May Offer" in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

In this prospectus supplement, when we refer to the BULS stocks, we mean the common stocks of the companies listed in the table below, and when we refer to the BULS stock issuers, we mean those companies, in each case except as noted below under "--Antidilution Adjustments--Reorganization Events--Adjustment for Reorganization Events."

Please note that the information about the trade date, settlement date, price to public and net proceeds to UBS AG on the front cover relates only to the initial sale of the BULS. If you have purchased BULS in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale. We may in the future issue additional BULS having terms identical to the BULS offered by this prospectus supplement.

We describe the terms of the BULS in more detail below.

THE CONTENTS AND VALUATION OF THE BASKET OF BULS STOCKS

The basket is a unit of measure comprised of the common stocks of the ten BULS stock issuers listed in the following table, with the ten BULS stocks having equal weightings based on their respective per share closing prices on the trade date, or initial share prices, indicated in the third column below. The initial number of shares for each BULS stock is the number of shares of the BULS stock included in the BULS so that the value of the BULS stock on the trade date will be equal to 10% of the face value of the BULS.

                                                                          INITIAL NUMBER OF SHARES
                                                                                        PER $1,000
BULS STOCK                              % OF BULS   INITIAL SHARE PRICE       MINIMUM DENOMINATION
--------------------------------------------------------------------------------------------------
Celestica Inc.                             10%           $28.8500                  3.4662
Check Point Software Technologies Ltd.     10%           $48.9375                  2.0434
Cisco Systems, Inc.                        10%           $14.9375                  6.6946
EMC Corporation                            10%           $31.7500                  3.1496
Gateway, Inc.                              10%           $16.5000                  6.0606
Intel Corporation                          10%           $25.6250                  3.9024
JDS Uniphase Corporation                   10%           $16.1875                  6.1776
Nokia Corporation (ADR)                    10%           $24.6000                  4.0650
Sun Microsystems, Inc.                     10%           $14.6800                  6.8120
WorldCom, Inc.                             10%           $19.0625                  5.2459

SPECIFIC TERMS OF THE BULS
--------------------------------------------------------------------------------

PAYMENT AT MATURITY

Payment at maturity for a BULS is different from ordinary debt securities because it does not provide a guaranteed return of the original principal invested. Instead, at maturity, BULS pay in cash an amount based on the performance of the individual BULS stocks in the basket, subject to a 100% cap on the appreciation of each BULS stock and principal protection for up to a 25% decline in each BULS stock. BULS are exposed to declines of more than 25% in each BULS stock. If a particular BULS stock price is zero at maturity, that BULS stock contributes no value to the BULS. As more fully described in the Sensitivity Analysis, the BULS payment at maturity is the sum of the proceeds, as adjusted, from each individual BULS stock. See "Sensitivity Analysis" on page S-16.

MATURITY DATE

The maturity date will be April 10, 2003 unless that day is not a business day, in which case the maturity date will be the next following business day. If the third business day before this applicable day is not the determination date referred to below, however, then the maturity date will be the third business day following the determination date, although the maturity date will never be later than the third business day after April 14, 2003 or, if April 14, 2003 is not a business day, later than the fourth business day after April 14, 2003. The calculation agent may postpone the determination date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the determination date. We describe market disruption events below under "--Special Calculation Provisions".

DETERMINATION DATE

The determination date will be the third business day prior to April 10, 2003, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the determination date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the determination date be later than April 14, 2003 or, if April 14, 2003 is not a business day, later than the first business day after April 14, 2003.

DENOMINATION

We will offer the BULS in denominations of $1,000 and integral multiples thereof.

NO INTEREST

We will not make any interest payments to the holders of the BULS.

MARKET DISRUPTION EVENT

As described above, the calculation agent will use the closing prices and the final number of shares of the BULS stocks on the determination date to determine the amount we will pay at maturity. If a market disruption event occurs or is continuing on a day that would otherwise be a determination date, then the calculation agent will instead use the closing price on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the determination date be postponed by more than five business days.

If the determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the market price of any BULS stock is not available on the last possible determination date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the exchange-traded price for the BULS stock that would have prevailed in the absence of the market disruption event or such other reason on the last possible determination date.

SPECIFIC TERMS OF THE BULS
--------------------------------------------------------------------------------

Any of the following will be a market disruption event

- a suspension, absence or material limitation of trading of any of the BULS stocks on its primary market, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- a suspension, absence of trading or material limitation of trading in option contracts relating to any BULS stock, if available, in the primary market for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- any of the BULS stocks does not trade on what was the primary market for that BULS stock, as determined by the calculation agent in its sole discretion,

and, in any of these events, the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the BULS that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events

- a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

- a decision to permanently discontinue trading in the option contracts relating to any BULS stock.

For this purpose, an "absence of trading" in the primary securities market on which a BULS stock, or on which option contracts related to a BULS stock, is traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a BULS stock or in option contracts related to a BULS stock, if available, in the primary market for those contracts, by reason of any of:

- a price change exceeding limits set by that market, or

- an imbalance of orders relating to those contracts, or

- a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in that BULS stock or in those option contracts in that primary market.

ANTIDILUTION ADJUSTMENTS

As described above, the amount of cash payable at maturity of a BULS will be based on the final closing price and the final number of shares of each BULS stock. The final number of shares for a particular BULS stock will be the same as the initial number of shares for that stock, unless the calculation agent adjusts the number of shares for that stock as described below. The calculation agent will adjust the number of shares for a stock if an event described below occurs and the calculation agent determines that such event has a dilutive or concentrative effect on the theoretical value of the relevant BULS stock.

The adjustments described below do not cover all events that could affect the value of the BULS. We describe the risks relating to dilution above under "Risk Factors--You have limited antidilution protection".

HOW ADJUSTMENTS WILL BE MADE
If one of the events described below occurs and the calculation agent determines that the event has a dilutive or concentrative effect on the theoretical value of a particular BULS stock, the calculation agent will calculate a corresponding adjustment to the number of shares for that BULS stock as the calculation agent determines appropriate to account for that dilutive or concentrative effect. For

SPECIFIC TERMS OF THE BULS
--------------------------------------------------------------------------------

example, if an adjustment is required because of a two-for-one stock split, then the number of shares for that BULS stock will be adjusted to double the initial amount specified above. The calculation agent will also determine the effective date of an adjustment, and the substitution in the BULS of the BULS stock, if applicable, in the event of consolidation or merger. The number of shares for a particular BULS stock will be subject to adjustment independently and separately with respect to the dilution events that affect that stock. Upon making any adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the number of shares.

If more than one event requiring adjustment occurs with respect to a particular BULS stock, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the number of shares with respect to that BULS stock for the first event, the calculation agent will adjust the number of shares for the second event, applying the required adjustment to the number of shares as already adjusted for the first event, and so on for each event.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust a number of shares unless the adjustment would result in a change of at least 0.1% to the number of shares that would apply without the adjustment. The number of shares resulting from any adjustment will be rounded up or down to the nearest ten-thousandth, with five hundred-thousandths being rounded upward.

If an event requiring antidilution adjustment occurs, the calculation agent will make the adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the BULS, that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to achieve an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred or as to the nature of the adjustment required and how it will be made, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment

- a subdivision, consolidation or reclassification of a BULS stock or a free distribution or dividend of any shares of a BULS stock to existing holders of shares of the BULS stock by way of bonus, capitalization or similar issue

- a distribution or dividend to existing holders of shares of a BULS stock of

     - shares of the BULS stock, or

     - other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of a BULS stock issuer equally or proportionately with such payments to holders of shares of a BULS stock, or

     - any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent

- the declaration by a BULS stock issuer of an extraordinary or special dividend or other distribution whether in cash or shares of its BULS stock or other assets

- a repurchase by a BULS stock issuer of its BULS stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise

- any other similar event that may have a dilutive or concentrative effect on the theoretical value of a BULS stock

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SPECIFIC TERMS OF THE BULS
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- a consolidation of a BULS stock issuer with another company or merger of a
  BULS stock issuer with another company.

STOCK SPLITS

A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth less as a result of a stock split.

If a BULS stock issuer undertakes a stock split, then the calculation agent will adjust the number of shares to equal the sum of the prior number of shares--i.e., the number of shares before that adjustment--plus the product of
(1) the number of new shares issued in the stock split with respect to one share of the relevant BULS stock issuer and (2) the prior number of shares.

REVERSE STOCK SPLITS

A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a BULS stock issuer is subject to a reverse stock split, then the calculation agent will adjust the number of shares to equal the product of the prior number of shares and the quotient of (1) the number of outstanding shares of the relevant BULS stock issuer outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of the relevant BULS stock issuer outstanding immediately before the reverse stock split becomes effective.

STOCK DIVIDENDS

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If a BULS stock issuer is subject to a stock dividend payable in its BULS stock, then the calculation agent will adjust the number of shares to equal the sum of the prior number of shares plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the relevant BULS stock issuer and (2) the prior number of shares.

OTHER DIVIDENDS AND DISTRIBUTIONS

The number of shares will not be adjusted to reflect dividends or other distributions paid with respect to a BULS stock issuer, other than

- stock dividends described above,

- issuances of transferable rights and warrants as described in "--Transferable Rights and Warrants" below,

- distributions that are spin-off events described in "--Reorganization Events" below, and

- extraordinary dividends described below.

A dividend or other distribution with respect to a BULS stock issuer will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for that BULS stock issuer by an amount equal to at least 10% of the closing price of that BULS stock issuer on the business day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the relevant BULS stock trades without the right to receive that dividend or distribution.

If an extraordinary dividend occurs, the calculation agent will adjust the relevant number of shares to equal the product of (1) the prior number of shares and (2) a fraction, the numerator of which is the closing price of the relevant BULS stock issuer on the business day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

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SPECIFIC TERMS OF THE BULS
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The extraordinary dividend amount with respect to an extraordinary dividend for a particular BULS stock issuer equals

- for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of that BULS stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for that BULS stock, or

- for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a BULS stock that is a stock dividend payable in that BULS stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares only as described in "--Stock Dividends" above, "--Transferable Rights and Warrants" below or "--Reorganization Events" below, as the case may be, and not as described here.

TRANSFERABLE RIGHTS AND WARRANTS

If a BULS stock issuer issues transferable rights or warrants to all holders of its BULS stock to subscribe for or purchase its BULS stock at an exercise price per share that is less than the closing price of its BULS stock on the business day before the ex-dividend date for the issuance, then the number of shares will be adjusted by multiplying the prior number of shares by the following fraction

- the numerator will be the number of shares of the relevant BULS stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of that BULS stock offered for subscription or purchase under those transferable rights or warrants, and

- the denominator will be the number of shares of that BULS stock outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of that BULS stock offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price on the business day before that ex-dividend date.

REORGANIZATION EVENTS

Each of the following is a reorganization event with respect to a particular BULS stock issuer

- the BULS stock issuer is reclassified or changed,

- the BULS stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all of its outstanding BULS stock is exchanged for or converted into other property,

- a statutory share exchange involving the outstanding BULS stock and the securities of another entity occurs, other than as part of an event described above,

- the BULS stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

- the BULS stock issuer effects a spin-off--that is, issues to all holders of its BULS stock the equity securities of another issuer, other than as part of an event described above,

- the BULS stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or

- another entity completes a tender or exchange offer for all the outstanding BULS stock.

ADJUSTMENTS FOR REORGANIZATION EVENTS

If a reorganization event occurs, then the calculation agent will adjust the relevant number of shares so as to consist of the amount and type of property or properties--whether it be cash, securities, other property or a combination--that a prior holder of an amount of the BULS stock equal to the number of shares

                                                                           S- 23
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SPECIFIC TERMS OF THE BULS
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would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

For the purpose of making an adjustment required by an reorganization event, the calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant exchange notice date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the applicable BULS stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts a number of shares to consist of the distribution property distributed in the event as described above, the calculation agent will make further antidilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new number of shares. The calculation agent will do so to the same extent that it would make adjustments if the applicable BULS stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares, the required adjustment will be made with respect to that component, as if it alone were the number of shares.

For example, if a BULS stock issuer merges into another company and each share of the relevant BULS stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the number of shares in the BULS will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the new number of shares to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled "--Antidilution Adjustments" as if the common shares were the BULS stock. In that event, the cash component will not be adjusted but will continue to be a component of the number of shares (with no interest adjustment). Consequently, the final BULS value will include, in addition to the other BULS stocks, the final value of the two shares of the surviving company and the cash.

In this prospectus supplement, references to the calculation agent adjusting the number of shares in respect of a dilution event means that the calculation agent will adjust the number of shares in the manner described in this subsection if the dilution event is a reorganization event. If a reorganization event occurs, the distribution property distributed in the event will be substituted for the relevant BULS stock as described above. Consequently, in this prospectus supplement, references to a BULS stock mean any distribution property that is distributed in a reorganization event and comprises the adjusted number of shares with respect to that stock. Similarly, references to a BULS stock issuer mean any successor entity in a reorganization event with respect to that BULS stock issuer.

DEFAULT AMOUNT ON ACCELERATION

If an event of default under the indenture occurs with respect to UBS and the maturity of the BULS is accelerated, we will pay the default amount in respect of the principal of the BULS at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the BULS are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the BULS as the outstanding principal amount of that note. Although the terms of the BULS may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the BULS. This action may involve changing some of the terms that apply to the Series A

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SPECIFIC TERMS OF THE BULS
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medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Notes We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount (as set forth in the BULS) for the BULS on any day will be an amount, in the specified currency for the principal of the BULS, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the BULS as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the BULS. That cost will equal:

- the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

- the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the BULS in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the BULS, which we describe below, the holders of the BULS and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

- no quotation of the kind referred to above is obtained or

- every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of the BULS.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

- A-1 or higher by Standard & Poors' Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

- P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

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SPECIFIC TERMS OF THE BULS
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REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the BULS in the circumstances described under "Description of Notes We May Offer -- Optional Tax Redemption" in the accompanying prospectus. In this case, the redemption price of the BULS will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

MANNER OF PAYMENT

Any payment on the BULS at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the BULS are surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the BULS, we mean a day that is a business day of the kind described in the attached prospectus but that is not a day on which the principal securities market (or markets) for each of the BULS stocks is authorized by law or executive order to close.

MODIFIED BUSINESS DAY

As described in the attached prospectus, any payment on the BULS that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Determination Date" above. For the BULS, however, the term business day has a different meaning than it does for other Series A medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

ROLE OF CALCULATION AGENT

The calculation agent in its sole discretion will make all determinations regarding the final BULS value, the closing prices of the BULS stocks, antidilution adjustments, market disruption events, business days, the default amount, the redemption price upon optional tax redemption and the amount payable in respect of your BULS. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this prospectus supplement is the firm serving in that role as of the original issue date of the BULS. We may change the calculation agent after the original issue date without notice.

SPECIAL CALCULATION PROVISIONS

The closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

- on the principal national securities exchange on which that security is listed for trading on that day, or

- if that security is not listed on any national securities exchange, on the Nasdaq National Market System on that day, or

- if that security is not quoted on the Nasdaq National Market System on that day, on any other U.S. national market system that is the primary market for the trading of that security.

If that security is not listed or traded as described above, then the closing price for that security on any day will be the average, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

BOOKING BRANCH

The BULS will be booked through UBS AG, Jersey branch.

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

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the BULS for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the BULS as described below.

In anticipation of the sale of the BULS, we or our affiliates expect to enter into hedging transactions involving purchases of BULS stocks and listed or over-the-counter options on the BULS stocks prior to and on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

- acquire or dispose of one or more of the BULS stocks or other securities of the BULS stock issuers,

- take or dispose of positions in listed or over-the-counter options or other instruments based on one or more of the BULS stocks, and

- take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the Nasdaq National Market or other components of the U.S. equity market.

- or a combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the BULS from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the determination date. That step may involve sales or purchases of one or more of the BULS stocks, listed or over-the-counter options on one or more of the BULS stocks or listed or over-the-counter options or other instruments based on indices designed to track the performance of the Nasdaq National Market or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of the BULS from time to time. See "Risk Factors" above for a discussion of these adverse effects.

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Supplemental Tax Considerations

The following is a general description of certain United States and Swiss tax considerations relating to the BULS. It does not purport to be a complete analysis of all tax considerations relating to the BULS. Prospective purchasers of BULS should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of BULS and receiving payments of principal and/or other amounts under the BULS. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE BULS SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN BULS ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR BULS DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR BULS.

In the opinion of our counsel, Sullivan & Cromwell, it would be reasonable to treat your BULS as a pre-paid cash-settled forward contract with respect to the BULS stocks and the terms of your BULS require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your BULS for all tax purposes in accordance with such characterization. If your BULS are so treated, you would recognize capital gain or loss upon the maturity of your BULS (or upon your sale, exchange or other disposition of your BULS prior to its maturity) in an amount equal to the difference between the amount realized at such time and your tax basis in the BULS. In general, your tax basis in your BULS would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year.

Alternative Treatment. In the opinion of our counsel, Sullivan & Cromwell, it would also be reasonable to treat your BULS as a single debt instrument subject to the special tax rules governing contingent debt instruments. If your BULS is so treated, you would be required to accrue interest income over the term of your BULS based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your BULS. You would recognize ordinary gain or loss upon the sale, redemption or maturity of your BULS in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your BULS. In general, your adjusted basis in your BULS would be equal to the amount you paid for your BULS, increased by the amount of interest you previously accrued with respect to your BULS. Any gain you recognize upon the sale, redemption or maturity of your BULS would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your BULS, and thereafter, would be capital loss.

If your BULS is treated as a contingent debt instrument and you purchase your BULS in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your BULS, such excess or discount would not be subject the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special

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SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

rule set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your BULS in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your BULS, it is possible that the Internal Revenue Service could seek to characterize your BULS in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could characterize your BULS in part as a "non-equity option" that is subject to special "mark-to-market" rules under
Section 1256 of the Internal Revenue Code. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your BULS for U.S. federal income tax purposes.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your BULS but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your BULS unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the BULS by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the BULS who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss Law, a holder of BULS who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a BULS.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue and redemption of the BULS. However, BULS sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

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ERISA Considerations

We, UBS Warburg LLC, UBS PaineWebber Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account or Keogh plan that is subject to the Code ("Plan"). The purchase of BULS by a Plan with respect to which UBS Warburg LLC, UBS PaineWebber Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of BULS by a Plan with respect to which UBS Warburg LLC, UBS PaineWebber Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any BULS on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto.
--------------------------------------------------------------------------------

Supplemental Plan of Distribution

UBS AG has agreed to sell to UBS Warburg LLC and UBS PaineWebber Inc., and UBS Warburg LLC and UBS PaineWebber Inc. have agreed to purchase from UBS AG, the aggregate principal amount of the BULS specified on the front cover of this prospectus supplement. UBS Warburg LLC and UBS PaineWebber Inc. intend to resell the offered BULS at the original issue price applicable to the offered BULS to be resold. In the future, we or one or more of our affiliates may repurchase and resell the offered BULS in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

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PROSPECTUS
--------------------------------------------------------------------------------

[UBS AG LOGO]

                                     UBS AG
                                 $2,000,000,000
                          MEDIUM-TERM NOTES, SERIES A
--------------------------------------------------------------------------------

     UBS AG from time to time may offer to sell its medium-term notes, Series A. The total amount of these notes will have an initial aggregate offering price of up to USD2,000,000,000, or the equivalent amount in other currencies, currency units or composite currencies. UBS AG estimates it will receive an estimated minimum of between USD1,960,000,000 and USD1,998,000,000 of the proceeds from the sale of the notes, after paying the agents' commissions of between USD2,000,000 and an estimated maximum of USD40,000,000. The specific terms of any notes to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The notes may include the terms listed below.

-  stated maturity

- fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:

   - commercial paper rate

   - prime rate

   - LIBOR

   - EURIBOR

   - treasury rate

   - CMT rate

   - CD rate

   - federal funds rate

   - 11th district cost of funds rate

   - J.J. Kenny Rate

- amount of principal or interest may be determined by reference to one or more indices, securities or formulas

-  may be book-entry form only

- may be subject to redemption at the option of UBS AG or repayment at the option of the holder

-  interest may be paid monthly, quarterly, semi-annually or annually

-  may have denominations of USD1,000 and multiples of USD1,000

- may be denominated in a currency other than U.S. dollars or in a composite currency

-  settlement in immediately available funds

-  may be listed on a securities exchange

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The notes are not deposit liabilities of UBS and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may sell the notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any particular amount of the notes.

This prospectus may be used in the initial sale of the notes. In addition, UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS AG may use this prospectus in a market-making transaction involving the debt securities after their initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

UBS WARBURG                                                 UBS PAINEWEBBER INC.

                  The date of this Prospectus is 29 March 2001

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Prospectus Summary....................      3
Use of Proceeds.......................      7
Cautionary Note Regarding Forward-
  Looking Information.................      8
Capitalization of UBS.................      9
Selected Financial Data...............     10
UBS...................................     15
  Strategy, Structure and History.....     16
  The Business Groups.................     26
  Corporate Governance................     71
  Operating and Financial Review......     90
  Review of Business Group
     Performance......................    110
  Liquidity and Capital Resources.....    161
  Risk................................    162
  Directors and Senior Management.....    198
  Major Shareholders and Related Party
     Transactions.....................    198
  Additional Information..............    198
Description of Notes We May Offer.....    203
Considerations Relating to Indexed
  Notes...............................    240
Considerations Relating to Notes
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency.......    243
U.S. Tax Considerations...............    246
Tax Considerations Under the Laws of
  Switzerland.........................    257
ERISA Considerations..................    258
Plan of Distribution..................    259
Validity of the Notes.................    261
Experts...............................    261
Limitations on Enforcement of U.S.
  Laws Against UBS, Its Management and
  Others..............................    261
Where You Can Find More Information...    262
Presentation of Financial
  Information.........................    262
Financial Statements of UBS Group.....    F-1
Financial Statements of PaineWebber
  Group Inc. .........................  F-104

Prospectus Summary

The following summary does not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision.

UBS AG

UBS AG is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol UBS.N, on the Zurich Stock Exchange under the symbol UBSNZn.S and on the Tokyo Stock Exchange under the symbol UBS.T.

The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.

THE OFFERING

If you purchase a note, we will describe the specific terms of that note in a supplement to this prospectus. Please refer to "Description of Notes We May Offer" in this prospectus for more information about the notes.

Notes offered.................   Medium-term notes, Series A.

Issuer........................   UBS AG.

Stated Maturity...............   Various maturities from original issue date, as
                                 stated in the applicable prospectus supplement.

Amount initially offered......   Aggregate offering price of up to
                                 USD2,000,000,000 or its equivalent in any other currencies, currency units or composite currencies.

Ranking.......................   The notes will rank equally in right of payment
                                 with all other senior, unsecured debt
                                 obligations of UBS AG. The notes are not deposit liabilities of UBS and are not insured by the United States Federal Deposit Insurance
                                 Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Interest features.............   A note may bear interest at a fixed rate or a
                                 floating rate, which may be determined by reference to one or more indices, other securities or formulas, or may bear no interest, as stated in the applicable prospectus supplement.

Redemption/repayment
features......................   A note may be subject to redemption at our
                                 option, repayment at your option or both, if specified in the applicable prospectus supplement.

Currency features.............   Payments of principal or interest on a note may
                                 be made in currencies, currency units or composite currencies other than U.S. dollars, if specified in the applicable prospectus supplement.

Index features................   The amount of principal or interest payable on
                                 a note may be determined by reference to one or more indices, other securities or formulas, if specified in the applicable prospectus supplement.

Plan of distribution..........   In connection with their original issuance, we
                                 will offer and sell the notes directly, through our agents named in the applicable prospectus supplement, or to our agents so named for resale. After a note has been originally issued, we, as well as agents affiliated with us, may acquire and resell the note in market-making transactions.

Book-entry issuance and
settlement....................   We will issue the notes only in book-entry
                                 form, that is, as global notes, registered in the name of The Depository Trust Company, New
                                 York, New York, or its nominee, unless
                                 otherwise stated in the applicable prospectus supplement. Each sale of a note in book-entry form will settle in immediately available funds through DTC.

Listing.......................   The notes may be listed on one or more
                                 securities exchanges, as specified in the applicable prospectus supplement.

Use of proceeds...............   We intend to use the net proceeds from the
                                 sales of the notes to provide additional funds for our operations and for other general corporate purposes.

Branches......................   We expect that the notes will be booked through
                                 our Jersey branch, our London branch, or such other branch as specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented as there were no preferred share dividends in any of the periods indicated.

FOR THE YEAR ENDED                                      31.12.00      31.12.99      31.12.98      31.12.97
----------------------------------------------------------------------------------------------------------
International Accounting Standards ("IAS")(1),(2).....    1.23          1.25          1.11          0.95
U.S. Generally Accepted Accounting Principles
  ("GAAP")(1),(3).....................................    1.15          1.14          0.80

------------
1. The ratio is provided using both IAS and U.S. GAAP values, as the ratio is materially different between the two accounting standards. No U.S. GAAP information is provided for 31 December 1997 as a U.S. GAAP reconciliation was not required for that period.

2. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1997 was CHF 851 million.

3. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1998 was CHF 5,319 million.

--------------------------------------------------------------------------------

Use of Proceeds

UBS AG intends to use the proceeds from the sale of the notes to provide additional funds for our operations and for general corporate purposes outside of Switzerland. We will receive the net proceeds from sales of the notes made in connection with their original issuance and in connection with any market-making resales UBS AG undertakes. We have not received, and do not expect to receive, any proceeds from resales of the notes by UBS Warburg LLC, UBS PaineWebber Inc. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cautionary Note Regarding Forward-Looking Information

This prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words "anticipate", "believe", "expect", "estimate", "intend", "plan", "should", "could", "may" and other similar expressions are used in connection with forward-looking statements. In this prospectus, forward-looking statements may, without limitation, relate to:

- The implementation of strategic initiatives, such as the implementation of the European wealth management strategy and a new business model for the UBS Capital business unit

-  The development of revenues overall and within specific business areas

-  The development of operating expenses

- The anticipated level of capital expenditures and associated depreciation expense

- The expected impact of the risks that affect UBS's business, including the risk of loss resulting from the default of an obligor or counterparty

-  Expected credit losses based upon UBS's credit review

- Other statements relating to UBS's future business development and economic performance

There can be no assurance that forward-looking statements will approximate actual experience. Several important factors exist that could cause UBS's actual results to differ materially from expected results as described in the forward-looking statements. Such factors include:

- General economic conditions, including prevailing interest rates and performance of financial markets, which may affect demand for products and services

-  Changes in UBS's expenses associated with acquisitions and dispositions

- UBS's and Paine Webber's ability to achieve anticipated cost savings and efficiencies from their merger, to integrate their sales and distribution channels in a timely manner and to retain their key employees

-  General competitive factors, locally, nationally, regionally and globally

-  Industry consolidation and competition

- Changes affecting the banking industry generally and UBS's banking operations specifically, including asset quality

-  Developments in technology

-  Credit ratings and the financial position of obligors and counterparties

-  UBS's ability to control risk in its businesses

- Changes in federal tax laws, which could adversely affect the tax advantages of certain of UBS's products and subject it to increased taxation

- Changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars

You should also consider other risks and uncertainties discussed in documents filed by UBS with the SEC, including UBS's most recent Annual Report on Form 20-F for the fiscal year ended 31 December 2000.

UBS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

--------------------------------------------------------------------------------
 8

--------------------------------------------------------------------------------

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

                                                                      31 JANUARY 2001
                                                                  CHF             USD
-------------------------------------------------------------------------------------
                                                                   (in millions)
Debt
  Money market paper issued.................................   83,776       50,912
  Due to banks..............................................   95,041       57,758
  Cash collateral on securities lent........................        0            0
  Due to customers..........................................  311,131      189,080
  Long-term debt............................................   54,179       32,926
                                                              -------      -------
  Total Debt................................................  544,127      330,676
Minority Interest...........................................    2,865        1,741
Shareholders' Equity........................................   45,262       27,507
                                                              -------      -------
Total capitalization(1).....................................  592,254      359,923
                                                              =======      =======

------------
(1) There has been no material change in the capitalization of UBS since 31 January 2001.

CHF amounts have been translated into United States dollars at the rate of CHF 1 = USD1.6455.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Selected Financial Data

CHF million, except where indicated
FOR THE YEAR ENDED                                                 31.12.00   31.12.99(1)   31.12.98(1)   31.12.97
------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Interest income.........................................            51 745      35 604        37 442       23 669
Interest expense........................................            43 615      29 695        32 424       16 733
Net interest income.....................................             8 130       5 909         5 018        6 936
Credit loss recovery/(expense)..........................               130        (956)         (951)      (1 278)
Net interest income after credit loss
  recovery/(expense)....................................             8 260       4 953         4 067        5 658
Net fee and commission income...........................            16 703      12 607        12 626       12 234
Net trading income......................................             9 953       7 719         3 313        5 491
Other income............................................             1 486       3 146         2 241        1 497
Operating income........................................            36 402      28 425        22 247       24 880
Operating expenses......................................            26 203      20 532        18 376       18 636
Operating profit before tax.............................            10 199       7 893         3 871        6 244
Restructuring costs.....................................                 0           0             0        7 000
Tax expense/(benefit)...................................             2 320       1 686           904         (105)
Minority interests......................................               (87)        (54)            5          (16)
Net profit..............................................             7 792       6 153         2 972         (667)
Cost/income ratio (%)...................................      (2)     72.2        69.9          79.2         71.2
Cost/income ratio before goodwill amortization (%)......    (2,3)     70.4        68.7          77.7         70.7
------------------------------------------------------------------------------------------------------------------
PER SHARE DATA (CHF)
Basic earnings per share................................    (4,7)    19.33       15.20          7.33        (1.59)
Basic earnings per share before goodwill................  (3,4,7)    20.99       16.04          8.18
Diluted earnings per share..............................    (4,7)    19.04       15.07          7.20        (1.59)
Diluted earnings per share before goodwill..............  (3,4,7)    20.67       15.90          8.03
Cash dividends declared per share (CHF).................              4.50(9)     5.50          5.00
Cash dividends declared per share (USD).................      (8)     2.57        3.31          3.31
Dividend payout ratio (%)...............................             23.28       36.18         68.21
------------------------------------------------------------------------------------------------------------------
RATES OF RETURN (%)
Return on shareholders' equity..........................      (5)     21.5        22.4          10.7
Return on shareholders' equity before goodwill..........    (3,5)     23.4        23.6          12.0
Return on average equity................................              22.0        18.6           9.0         (2.0)
Return on average assets................................              0.70        0.65          0.28        (0.07)
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 10

Selected Financial Data
--------------------------------------------------------------------------------

CHF million, except where indicated
AS OF                                            31.12.00     31.12.99(1)   31.12.98(1)    31.12.97
-----------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
Total assets.........................             1 087 552       896 556       861 282     1 086 414
Shareholders' equity.................                44 833        30 608        28 794        30 927
Market capitalization................               112 666        92 642        90 720
Average equity to average assets
  (%)................................                  3.17          3.52          3.06          3.40
-----------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................      (7)
Registered ordinary shares...........           433 486 003   430 497 026   429 710 128   426 994 240
Own shares to be delivered...........             2 058 212
Treasury shares......................           (32 514 906)  (25 754 544)  (24 487 833)   (7 724 236)
Weighted average shares for basic
  earnings per share.................           403 029 309   404 742 482   405 222 295   419 270 004
-----------------------------------------------------------------------------------------------------
BIS CAPITAL RATIOS
Tier 1 (%)...........................                  11.7          10.6           9.3           8.3
Total BIS (%)........................                  15.7          14.5          13.2          12.6
Risk-weighted assets.................               273 290       273 107       303 719       345 904
-----------------------------------------------------------------------------------------------------
TOTAL ASSETS UNDER MANAGEMENT (CHF
  BILLION)...........................                 2 469         1 744         1 573
-----------------------------------------------------------------------------------------------------
HEADCOUNT (FULL TIME EQUIVALENTS)....      (6)       71 076        49 058        48 011
-----------------------------------------------------------------------------------------------------
LONG-TERM RATINGS....................     (10)
Fitch, London........................                   AAA           AAA           AAA
Moody's, New York....................                   AA1           Aa1           Aa1
Standard & Poor's, New York..........                   AA+           AA+           AA+
-----------------------------------------------------------------------------------------------------

EARNINGS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS(11)

            CHF million, except where indicated
                     FOR THE YEAR ENDED                                 31.12.00      31.12.99
------------------------------------------------------------------------------------------------
Operating income............................................                36 402        26 587
Operating expenses..........................................                25 763        20 534
Operating profit before tax.................................                10 639         6 053
Net profit..................................................                 8 132         4 665
------------------------------------------------------------------------------------------------
Cost/income ratio before goodwill (%).......................    (2,3)         69.2          73.3
Basic earnings per share before goodwill (CHF)..............  (3,4,7)        21.83         12.37
Diluted earnings per share before goodwill (CHF)............  (3,4,7)        21.50         12.26
------------------------------------------------------------------------------------------------
Return on shareholders' equity before goodwill (%)..........    (3,5)         24.3          18.2
------------------------------------------------------------------------------------------------

------------
 (1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1 to the Financial Statements).

 (2)  Operating expenses/operating income before credit loss expense.

 (3) The amortization of goodwill and other intangible assets is excluded from the calculation.

 (4)  For EPS calculation, see Note 10 to the Financial Statements.

 (5)  Net profit/average shareholders' equity excluding dividends.

 (6)  The Group headcount does not include the Klinik Hirslanden AG headcount.

 (7) The 1999, 1998 and 1997 share figures are restated for the two-for-one share split, effective 8 May 2000.

 (8) Dividends are normally declared and paid in the year subsequent to the reporting period. In 2000, as part of the arrangements for the merger with PaineWebber, a dividend was paid on 5 October 2000 in respect of the nine months ended 30 September 2000. Prior to the merger between Union Bank of Switzerland and Swiss Bank Corporation, each paid dividends in accordance with their own dividend policies. Union Bank of Switzerland's dividends for 1997 were CHF 50.00 (USD 33.65)

--------------------------------------------------------------------------------

Selected Financial Data
--------------------------------------------------------------------------------

      for its bearer shares and CHF 10.00 (USD 6.73) for its registered shares. Swiss Bank Corporation paid a dividend of CHF 12.00 (USD 8.01) in 1997. Dividend payments are reflected at actual historical amounts and have been translated to US dollars at an exchange rate equal to the noon buying rate in New York City on the date of payment.

 (9) Excludes a proposed distribution of CHF 1.60 per share (USD 0.976 per share at year end 2000 spot rate) in the form of a par value reduction.

(10) See "Liquidity and Capital Resources" for information about the nature of these ratings.

(11) Please see "Operating and Financial Review -- Information for Readers" for a definition of significant financial events. UBS introduced the concept of significant financial events for the first time in its 1999 reporting and did not define significant financial events until 1999. Adjusted figures are therefore not shown for 1998 or 1997.

BALANCE SHEET DATA

CHF million
AS OF                                                          31.12.00    31.12.99(1)   31.12.98(1)   31.12.97
----------------------------------------------------------------------------------------------------------------
ASSETS
Total assets.....................................              1 087 552       896 556       861 282   1 086 414
Due from banks...................................                 29 147        29 907        68 495      66 582
Cash collateral on securities borrowed...........                177 857       113 162        91 695      82 656
Reverse repurchase agreements....................                193 801       132 391       141 285     216 355
Trading portfolio assets.........................                253 296       211 932       159 179     210 738
Positive replacement values......................                 57 875        62 957        90 511     149 538
Loans, net of allowances for credit losses.......                244 842       234 858       247 926     270 917
----------------------------------------------------------------------------------------------------------------
LIABILITIES
Due to banks.....................................                 82 240        76 365        85 716     159 634
Cash collateral on securities lent...............                 23 418        12 832        19 171      14 140
Repurchase agreements............................                295 513       196 914       137 617     191 793
Trading portfolio liabilities....................                 82 632        54 638        47 033      68 215
Negative replacement values......................                 75 923        95 786       125 847     170 162
Due to customers.................................                310 679       279 960       274 850     302 516
Long-term debt...................................                 54 855        56 332        50 783      54 284
Shareholders' equity.............................                 44 833        30 608        28 794      30 927
----------------------------------------------------------------------------------------------------------------

------------
(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1 to the Financial Statements).

--------------------------------------------------------------------------------
 12

Selected Financial Data
--------------------------------------------------------------------------------

U.S. GAAP INCOME STATEMENT DATA

CHF million
FOR THE YEAR ENDED                                                      31.12.00    31.12.99(1)    31.12.98(1)
--------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income.............................................             51 565        35 404         29 136
Interest expense............................................            (43 584)      (29 660)       (25 773)
--------------------------------------------------------------------------------------------------------------
Net interest income.........................................              7 981         5 744          3 363
Credit loss recovery/(expense)..............................                130          (956)          (787)
--------------------------------------------------------------------------------------------------------------
Net interest income after credit loss recovery/(expense)....              8 111         4 788          2 576
--------------------------------------------------------------------------------------------------------------
Net fee and commission income...............................             16 703        12 607          8 925
Net trading income..........................................              8 597         7 174            455
Net gains from disposal of associates and subsidiaries......                 83         1 821             84
Other income................................................              1 431         1 361            641
--------------------------------------------------------------------------------------------------------------
Total operating income......................................             34 925        27 751         12 681
--------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Personnel...................................................             17 262        12 483          7 938
General and administrative..................................              6 813         6 664          6 259
Depreciation and amortization...............................              3 952         3 454          2 403
Restructuring costs.........................................                191           750          1 089
--------------------------------------------------------------------------------------------------------------
Total operating expenses....................................             28 218        23 351         17 689
--------------------------------------------------------------------------------------------------------------
OPERATING PROFIT/(LOSS) BEFORE TAX AND MINORITY INTERESTS...              6 707         4 400         (5 008)
--------------------------------------------------------------------------------------------------------------
Tax expense/(benefit).......................................              2 183         1 509         (1 339)
--------------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS) BEFORE MINORITY INTERESTS.................              4 524         2 891         (3 669)
--------------------------------------------------------------------------------------------------------------
Minority interests..........................................                (87)          (54)             4
--------------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS)...........................................              4 437         2 837         (3 665)
--------------------------------------------------------------------------------------------------------------

------------
(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Notes 1 and 41 to the Financial Statements).

--------------------------------------------------------------------------------

Selected Financial Data
--------------------------------------------------------------------------------

U.S. GAAP BALANCE SHEET DATA

CHF million
AS OF                                                    31.12.00     31.12.99(1)    31.12.98(1)
------------------------------------------------------------------------------------------------
ASSETS:
Total assets.............................                1 124 554      893 525         899 589
Due from banks...........................                   29 182       29 954          68 554
Cash collateral on securities borrowed...                  177 857      113 162          91 695
Reverse repurchase agreements............                  193 801      132 391         141 285
Trading portfolio assets.................                  197 048      184 085         161 440
Trading portfolio assets, pledged........            (2)    59 448
Positive replacement values..............            (3)    57 775       62 294          90 520
Loans, net of allowance for credit
  losses.................................                  245 214      235 401         248 657
Intangible assets and goodwill...........                   35 726       21 428          21 707
Other assets.............................                   26 971       18 717          29 398
LIABILITIES
Due to banks.............................                   82 240       76 363          85 716
Cash collateral on securities lent.......                   23 418       12 832          19 127
Repurchase agreements....................                  295 513      173 840         136 824
Trading portfolio liabilities............                   87 832       52 658          47 772
Negative replacement values..............            (3)    75 423       95 004         125 857
Due to customers.........................                  310 686      279 971         274 861
Accrued expenses and deferred income.....                   21 038       12 040          11 232
Long-term debt...........................                   54 970       56 049          50 445
Shareholders' equity.....................                   62 960       51 833          54 761

------------
(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Notes 1 and 41 to the Financial Statements).

(2) Adjusted for the adoption of FAS 140 required disclosures as of 31 December 2000.

(3) Positive and negative replacement values represent the fair value of derivative contracts.

--------------------------------------------------------------------------------
 14

--------------------------------------------------------------------------------

UBS

HISTORY AND DEVELOPMENT OF THE COMPANY

The legal name of the company is UBS AG.

On 29 June 1998, Union Bank of Switzerland (founded 1860) and Swiss Bank Corporation (founded 1854) merged to form UBS.

UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, which means that it is a corporation that has issued shares of common stock to investors. The address and telephone number of our principal places of business are Bahnhofstrasse 45, Zurich, Switzerland, telephone 011 41-1-234 11 11; and Aeschenvorstadt 1, Basel, Switzerland, telephone 011 41-61-288 20 20.

PROPERTY, PLANT AND EQUIPMENT

At 31 December 2000, UBS operated about 1,560 offices and branches worldwide, of which about 57% were in Switzerland, 7% in the rest of Europe, 34% in the Americas and 2% in Asia.

43% of the offices and branches in Switzerland were owned directly by UBS with the remainder, along with most of UBS's offices outside Switzerland, being held under commercial leases.

These premises are subject to continuous maintenance and upgrading and are considered suitable and adequate for our current and anticipated operations.

UBS
--------------------------------------------------------------------------------

Strategy, Structure and History

Our vision is to be the preeminent global integrated investment services firm and the leading bank in Switzerland.

We will only succeed by providing our clients with innovative and high-quality service coupled with long-term personal relationships. Client focus is the main driver of all our activities.

We seek to create value for our shareholders through sustainable growth of our business within appropriate risk parameters. Being dedicated to total value management means creating value for all stakeholders.

We are committed to succeed in the fierce competition for talent. The expertise and integrity of our staff create value for our clients and for the Group as a whole. We seek to be a highly attractive firm for our employees.

UBS's reputation is one of our most valuable assets. We aim to adhere to the highest ethical standards, and to manage our risks with the greatest care. We are committed to complying fully with the letter and spirit of the laws, rules and practices that govern UBS and its staff.

STRATEGY

UBS's strategy is to deliver top-quality investment products and advice to a premier client base across all client segments: individual, institutional and corporate. UBS aims to bring its content excellence to an ever wider client base, adding distribution organically, through acquisition or through strategic partnership.

Choice is central to enhancing UBS's client offerings. The Group aims to increase product choice by supporting the in-house range with a quality-screened selection of third-party products.

UBS believes that in the future, its clients will be global in outlook: either with global presence or global investments. All our businesses must compete on a global scale.

UBS is committed to attaining scale and scope in all its key businesses: this is both desirable and necessary to enable us to deliver the full spectrum of services at maximum efficiency, though price will rarely be a first-line competitive weapon.

UBS's client philosophy is advice-led, with intimacy stemming from the quality of its relationship managers. UBS's businesses offer convenient access through multiple conventional and online channels, but put advice at the heart of relationships.

UBS is committed to being part of the technological elite, but sees e-commerce not as a business per se, nor as a discipline in its own right, but as integral to all its businesses. The Group aims to use technology to extend its reach to clients and markets it could not previously have accessed, to perfect clients' experience of UBS, to increase the number of products and services they buy, and to minimize the production cost of its services.

 16
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UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

[BRINGING CONTENT EXCELLENCE TO AN EVER-WIDER CLIENT BASE GRAPHIC] [OPEN PRODUCT CHOICE GRAPHIC]
[INTEGRATED CLIENT SERVICE MODEL GRAPHIC]

The first GOALs deal marketed to PaineWebber clients, in November 2000, demonstrates the strength of this model. GOALs are equity-linked securities created by UBS Warburg that combine a bond with a short put option on a specific stock. This deal provided access to an entirely new investment product for PaineWebber clients, using UBS Warburg's expertise in packaging structured products for private clients. The credit element of the product relied on UBS Group's rating and capital strength. Combined with the equity derivative features, this was a product that PaineWebber could not have originated before joining the UBS Group, and UBS Warburg could not have distributed in the US.

                                                                              17
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UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

[BIS TIER 1 RATIO GRAPH]

  4Q98       1Q99       2Q99       3Q99       4Q99       1Q00       2Q00       3Q00       4Q00
  ----       ----       ----       ----       ----       ----       ----       ----       ----
   9.3        9.4        9.6       10.2       10.6       11.0       12.1       11.7       11.7

For further details see "Risk -- Asset and Liability Management -- Capital management".

CAPITAL STRENGTH

UBS has a strong and well-managed capital structure. Our financial stability stems from the fact that we are one of the best capitalized banks in the world. UBS believes that this financial strength is a key part of the value proposition it offers to both clients and investors.

UBS is committed to rigorous balance sheet management and the optimization of its capital structure. It uses the full range of capital management tools to apply any excess capital generated in the best interests of its shareholders, or to return it to them.

BUSINESS AND MANAGEMENT STRUCTURE

UBS pursues its strategies through three Business Groups, all of which are in the top echelon of their businesses globally, and aims to further enhance the competitive position of each one. However, UBS is not merely a holding company - it operates an integrated client service model.

 18
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UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

UBS's Business Groups are managed together to optimize shareholder value - to make the whole worth more than the sum of the parts.

In practice this means that products from the wholesale-focused units, Corporate and Institutional Clients, UBS Capital and UBS Asset Management, are distributed to their own corporate and institutional clients and through the units focused on individual clients, International Private Clients, US Private Clients and UBS Switzerland. This benefits both sides - UBS's individual clients get access to sophisticated products and services; UBS's wholesale units have access to premier distribution; and the Group captures the whole of the value chain.

Each Business Group is led by a member of the Group Executive Board who is individually responsible for the performance of the Business Group.

                                                                              19
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UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

[UBS's reporting structure in 2000 GRAPH]

UBS SWITZERLAND - STEPHAN HAERINGER. UBS Switzerland's Private Banking business unit offers comprehensive wealth management services for private clients from across the world, who bank in Switzerland and other financial centers world-wide.

Private Banking is the world's biggest private bank. Its strategy is centered on the client advisor, combining strong personal relationships with a full range of products and services specifically designed for the wealthy client, complemented by leading-edge technology.

 20
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UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

Within Switzerland, the Private and Corporate Clients business unit provides a complete set of banking and securities services for individual and corporate clients, focused foremost on customer service excellence, profitability and growth via multi-channel distribution.

UBS ASSET MANAGEMENT - PETER WUFFLI. UBS Asset Management provides asset management services and products to a broad range of institutional and mutual fund clients across the world. It offers a diverse range of investment management capabilities from the traditional to the alternative, with a core focus on price/value management. UBS Asset Management also provides investment fund products for the UBS Group and intends to increasingly widen its reach through third parties to individual clients outside the UBS Group.

UBS Asset Management is one of the top five institutional asset managers in the world, the largest investment fund manager in Europe and the leading fund manager in Switzerland.

UBS WARBURG - MARKUS GRANZIOL. UBS Warburg operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and for other parts of the UBS Group, UBS Warburg provides product innovation, top-quality research and advice, and complete access to the world's capital markets.

Through UBS PaineWebber, the fourth largest private client firm in the US, we provide advisory services and best-in-class products to a uniquely affluent US client base.

CORPORATE CENTER - LUQMAN ARNOLD. The UBS Group's portfolio of businesses is planned and managed exclusively for the long-term maximization of shareholder value. Risk/reward profiles are carefully monitored and controlled. Strong capitalization and ratings will remain key distinguishing characteristics of UBS. The Corporate Center ensures that the Business Groups operate as a coherent and effective whole with a common set of values and principles.

Corporate Center is led by Luqman Arnold, who will be President of the Group Executive Board from April 2001.

BOARD STRUCTURE. In order to further the highest standards of corporate governance, UBS has a dual board structure. UBS's Board of Directors, a majority of whom are independent non-executive directors, has the ultimate responsibility for the strategic direction of the Group's business and the supervision and control of executive management. The Group Executive Board, which is UBS's most senior executive body, assumes overall responsibility for the development of the Group's strategies, for implementation of strategy and for the results of the business.

UBS'S FINANCIAL TARGETS.

UBS focuses on four key performance targets, designed to ensure that it delivers continually improving returns to its shareholders. UBS's performance against these targets is reported each quarter.

     - UBS seeks to increase the value of the Group by achieving a sustainable, after-tax return on equity of 15-20%, across periods of varying market conditions.

UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

[SEC REGISTRATION AND BEYOND GRAPHIC]

     - UBS aims to increase shareholder value through double-digit average annual earnings per share (EPS) growth, across periods of varying market conditions.

     - Through cost reduction and earnings enhancement initiatives UBS aims to reduce the Group's cost/income ratio to a level that compares positively with best-in-class competitors.

     - UBS aims to achieve a clear growth trend in net new money in the private client businesses.

The first three targets are all reported pre-good-will amortization, and adjusted for significant financial events (see "Corporate Governance--Financial Disclosure Principles").

UBS seeks to achieve a fair market value by always communicating transparently, openly and consistently with investors and the financial markets.

PAINEWEBBER

On 14 December 1999, UBS announced its plans to apply for registration with the US Securities and Exchange Commission and to list its shares on the New York Stock Exchange. It achieved this goal on 16 May 2000, when its shares started trading in New York. On 12 July 2000, it announced an agreement to merge with PaineWebber Group, Inc. The merger and associated capital issuance by UBS were approved by PaineWebber and UBS shareholders, and the merger was completed on 3 November 2000.

The progress of the integration of Paine Webber into UBS has been very successful with all businesses operationally integrated by the end of 2000, and no significant client advisor turnover. The merger has received an excellent reception from PaineWebber staff, with 98% of those offered jobs in the new Group accepting them.

UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

[UBS HEADCOUNT PRE- AND POST-MERGER GRAPH]

[ASSETS BY CLIENT DOMICILE GRAPH]

The merger with PaineWebber brings UBS a leading wealth management franchise in the US, with a focus on the higher end of the wealth management market. PaineWebber has a significantly higher average account size than its biggest rivals.

PaineWebber provides a new route for product distribution in the US, and transforms the size and geographic spread of UBS's client base, making it unique in extent and global coverage.

UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

The impact of the merger extends beyond UBS's private client businesses. It expands UBS Warburg's US capabilities in asset-backed securities, real estate, corporate finance and fixed income sales, and transforms its US equities franchise, with UBS analysts now covering 90% of S&P 500 and NASDAQ 100 companies.

As well as this direct impact, the integration with PaineWebber has also positioned UBS Warburg much more strongly as an employer of choice in the US investment banking market, providing a platform on which to take advantage of the ongoing industry consolidation and build capabilities by hiring new staff across a wide range of products.

INDUSTRY TRENDS

UBS believes that it is particularly well positioned to gain from the developing trends in global financial markets.

The increasing reliance of individuals on equity investment, for their personal savings and for their pension provision, will benefit firms that manage assets or trade in capital market products.

Commoditization of wholesale products, with increased competition and shrinking margins, is a fact of life, but one that is least harmful to institutions like UBS with the scale, global reach and technology infrastructure to support the volumes required to maintain profitability.

UBS believes markets will further deregulate and globalize, driving sharp increases in crossborder investment, both corporate and institutional. These changes present enormous opportunities for a firm like UBS with a global presence and the expertise to capitalize on cross-border flows.

The biggest trend that will drive UBS's business in the coming years is the anticipated expansion and concentration of private wealth. In the US, wealthy households (those with USD 500,000 or more in net investable assets), represented 65% of assets in 1999. By 2003 they are expected to represent 78% of total household assets. In Europe, the effect is less pronounced, but still, wealthy individuals (in this case with more than EUR 500,000 of investable assets), are expected to represent 43% of total household assets by 2005, up from 35% in 2000. The combination of this growth in wealth with the increasing shift towards equity investments, will provide huge opportunities for the best, most global, asset managers. Those securities firms with large institutional franchises will experience significant growth servicing the expanding asset management industry. And of course, the concentration and growth of wealth will bring with it a huge demand for private banking services, providing a further opportunity for the current market leaders to grow their market share.

All of UBS's businesses are positioned to benefit from this increase in private wealth. UBS Asset Management is among the top five global asset managers, with an increasingly diversified range of investment styles. UBS Warburg has an extremely strong institutional client franchise--only 20% of its revenues derive from corporate clients. And the combination of Private Banking and PaineWebber already gives UBS the largest and most balanced share of the global wealth market.

UBS
THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY
--------------------------------------------------------------------------------

HISTORY AND DEVELOPMENT OF UBS

UBS was formed on 29 June 1998, by the merger of two of Switzerland's leading banking Groups, Union Bank of Switzerland and Swiss Bank Corporation.

Union Bank of Switzerland's history as a powerful force in banking began in the 1860s with the founding of the Bank in Winterthur and the Toggenburger Bank. In 1912, the merger of these two financial institutions resulted in the creation of the Union Bank of Switzerland. Subsequently, Union Bank of Switzerland developed primarily through internal growth, although it also made certain significant acquisitions such as the asset management firm Phillips & Drew in 1985.

Swiss Bank Corporation celebrated its 125th anniversary in 1997. It was incorporated in Basel in 1872 and its history can be traced back to the creation of "Bankverein" from six private banking houses in 1854. Swiss Bank Corporation's expansion involved significant acquisitions, including:

     - O'Connor & Associates, a group of affiliated firms specializing in the trading of options and other derivative instruments, in 1992;

     - Brinson Partners, a leading institutional investment management firm, in 1995;

     - the investment banking and securities operations of S.G. Warburg Group, in 1995, and

     -  Dillon Read & Co. Inc., a United States-based investment bank in 1997.

All the entities that have joined UBS have, regardless of their size, had a significant impact on its culture and ethos. O'Connor & Associates was a much smaller firm than Swiss Bank Corporation, but brought an affinity for technology, which has remained with UBS ever since, and a trading approach and risk management sophistication which still remains core to UBS today. The most significant benefit was the reverse cultural revolution O'Connor brought to SBC. This was quite deliberate; it transformed SBC and helped it move into the modern age in a dramatic way. Later mergers reinforced this pattern of cultural change, with S.G. Warburg bringing a deep and passionate client focus, and Brinson Partners redefining the asset management process.

This history of acquisition and openness to cultural diversity continues to be a key strength of the UBS Group. UBS is conscious of the importance of cultural change as a response to the growing challenges of the competitive global environment. The diversity of knowledge and experience offered by new acquisitions means UBS can import better corporate cultures, better ways of doing business and better insights.

In May 2000, UBS listed its Global Registered Share on the New York Stock Exchange (NYSE). On 3 November 2000, UBS transformed the scope and scale of its private client business in the US, through the merger with PaineWebber, one of the leading US wealth management firms. Like previous merger partners, we expect that PaineWebber will transform UBS; not just through increased US presence, but through the proven strengths in marketing, technology, product development and training that PaineWebber can now bring to all our private client businesses, leveraging PaineWebber's skills to drive UBS's European private banking strategy.

UBS
--------------------------------------------------------------------------------

The Business Groups

UBS Switzerland

REPORTING BY BUSINESS UNITS

                                                      Private and
                                                   Corporate Clients             Private Banking              UBS Switzerland
CHF million                                     -----------------------      -----------------------      -----------------------
FOR THE YEAR ENDED                              31.12.00    31.12.99(1)      31.12.00    31.12.99(1)      31.12.00    31.12.99(1)
---------------------------------------------------------------------------------------------------------------------------------
Income                                             7,443        7,193           6,739        5,568          14,182       12,761
Credit loss expense                                 (759)      (1,050)            (25)         (21)           (784)      (1,071)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                             6,684        6,143           6,714        5,547          13,398       11,690
---------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                 3,187        3,363           1,572        1,328           4,759        4,691
General and administrative expenses                1,058        1,123           1,336        1,185           2,394        2,308
Depreciation                                         419          384              89           76             508          460
Goodwill amortization                                 27            2              35           21              62           23
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                           4,691        4,872           3,032        2,610           7,723        7,482
---------------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX              1,993        1,271           3,682        2,937           5,675        4,208
---------------------------------------------------------------------------------------------------------------------------------
Cost/income ratio (%)                                 63           68              45           47              54           59
Assets under management (CHF billion)                440          439             681          671           1,121        1,110
Headcount (full time equivalents)                 21,100       24,098           7,685        7,256          28,785       31,354
---------------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

UBS Switzerland offers comprehensive wealth management services for private banking clients from across the world, banking in Switzerland and in other financial centers. Our strategy is centered on the client advisor, combining strong personal relationships with a full range of products and services specifically designed for the wealthy client, supplemented by leading-edge technology. Within Switzerland, we also provide a complete set of banking and securities services for individual and corporate clients, focused foremost on customer service excellence, profitability and growth via multi-channel distribution. We are the leading bank in Switzerland.

ORGANIZATION STRUCTURE

The UBS Switzerland Business Group is made up of two business units:

     -  Private Banking; wealth management services

     - Private and Corporate Clients; banking for private individuals and commercial clients in Switzerland.

These two business units were brought together under a single management in February 2000, to benefit from the synergies available from the utilization of a common infrastructure in the domestic market and the potential for shared distribution and servicing of clients located outside of Switzerland. In addition, the centralization of core functions such as investment research and financial planning and wealth management, allows us to serve all UBS Switzerland's client groups consistently, efficiently, to the highest standard, and without duplication.

UBS
THE BUSINESS GROUPS--UBS SWITZERLAND
--------------------------------------------------------------------------------

E-CHANNELS AND PRODUCTS

UBS Switzerland created a single "e-Channels and Products" business area in April 2000 to lead its e-banking activities and drive forward its e-commerce vision and strategy.

This new business area is responsible for all electronic channels and products, as well as associated services and customer support centers. All revenues earned from e-banking activities are reflected in the results of the UBS Switzerland business units concerned and not within the "e-Channels and Products" business area which is run as a cost center. Its costs are shared between Private Banking and Private and Corporate Clients.

E-COMMERCE STRATEGY

e-commerce brings direct cost benefits to UBS Switzerland. Processing transactions which are entered online is less expensive and more efficient, and this is reflected in the new personal account charging structure introduced in Private and Corporate Clients in January 2001, which rewards clients for the use of electronic services.

Cost savings are not our key focus however. UBS Switzerland aims to use e-banking to help perfect the client experience - offering the information and services that clients want in the most convenient way, and increasing the personalization of their interface with the bank. Through this, UBS increases client retention, and increases the proportion of their savings and investments that clients hold with UBS rather than elsewhere. As internet usage increases, and the public becomes more used to transacting online, a top-class e-banking service can also encourage client acquisition.

There is obviously a risk of conflict between UBS's e-banking offerings and its traditional channels. However, despite the growth of online banking, UBS Switzerland has not experienced a significant level of cannibalization of its revenues. Based on continuous monitoring of customer behavior online, UBS estimates that 80% of revenue-generating e-banking transactions during 2000 represented additional revenue, as the ease of transacting online leads clients to do more.

E-COMMERCE HIGHLIGHTS

UBS Switzerland's internet offering continues to grow at a significant rate, as new functions and services are added and client acceptance of this convenient and easy to use distribution channel increases. The number of customers with e-banking contracts has risen during 2000 from 454,000 to 555,000. In December 2000, 22% of all payment orders processed by UBS Switzerland were initiated through e-banking, as were 14% of stock exchange transactions, up from 6% in December 1999.

UBS Switzerland's comprehensive free on-line financial information service, UBS Quotes, is an integral part of UBS's e-commerce offering, acting both as a service for existing clients and a tool to attract new clients to the bank. UBS Quotes now has the broadest coverage of any free-access financial information system, with prices for more than 500,000 different financial instruments. It received an average of 22 million page views per month during 2000, up 60% from December 1999.

UBS Switzerland's e-banking solution is particularly noted for its integrated approach and seamless navigation, permitting rapid access to all e-banking offerings through a consistent user interface. Forrester Research's "Best of Europe's Net Banking" report, published in November 2000, ranked UBS e-banking as the number two internet bank in Europe, and in January 2001, BlueSky Rating, an independent provider of on-line broker ratings, named UBS e-banking as the best online broker in Switzerland.

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UBS
THE BUSINESS GROUPS--UBS SWITZERLAND
--------------------------------------------------------------------------------

UBS aims to remain at the forefront of technical developments in e-commerce, where clear client benefits are obvious. During 2000 we became one of the first banks in the world to offer stock market transactions via mobile phones, with the launch in August of a WAP-based mobile-telephone banking service. In September 2000, we were the first bank in Switzerland to introduce a fully integrated business to business electronic bill presentment and payment system.

UBS Switzerland has invested heavily in its e-commerce offering, and expects to continue to invest approximately CHF 100 million per year, to remain a market leader. UBS Switzerland will build on these strengths, and intends to further enhance its leading position by developing increased personalization of its websites and a broadened content offering.

Private and Corporate Clients

Private and Corporate Clients mission is to further develop its position as the most profitable bank serving private and corporate clients in Switzerland. To achieve its objectives, Private and Corporate Clients has established a clear business strategy focused on creating additional value for its clients, and centered on providing integrated solutions incorporating world-class products and services.

BUSINESS DESCRIPTION AND ORGANIZATION

The Private and Corporate Clients business unit of UBS Switzerland is the leading bank in Switzerland. It aims to provide our clients with optimal levels of convenience and service by continuously expanding our comprehensive range of alternative distribution channels, built around a successful e-banking offering, full-service ATM's, customer service centers and more physical locations across Switzerland than any of our competitors. At the same time, we follow a program of business excellence to ensure that our operating infrastructure is efficient, cost effective and capable of supporting our overall objectives.

Private and Corporate Clients is committed to providing its clients with innovative, personalized products, which consistently meet the highest standards, and to optimizing customer related processes.

At 31 December 2000, this business unit had CHF 440 billion in assets under management and a loan portfolio of approximately CHF 155 billion. Private and Corporate Clients employs over 21,000 people.

Private and Corporate Clients consists of six business areas, four of which have income generating activities (Individual Clients, Corporate Clients, Operations and Risk Transformation and Capital Management) and two of which provide essential support services (Resources and Information Technology).

INDIVIDUAL CLIENTS

This business area provides a comprehensive range of financial products and services for private clients, from residential mortgages to current accounts, savings products, wealth management and life insurance, combining UBS Group's own products with best-in-class third-party products, through an open product architecture.

At year end, Private and Corporate Clients had in excess of 4 million individual client accounts of which more than one-quarter related to affluent clients, with an account balance of between approximately CHF 50,000 and CHF 1 million. The trend towards growth in wealth is expected to benefit this key client group, and represents a significant opportunity - providing the financial products and services necessary to support and attract this key segment is a clear focus. An example of

UBS
THE BUSINESS GROUPS--UBS SWITZERLAND
--------------------------------------------------------------------------------

this effort is the recent introduction of UBS Fund Solutions, which provides clients access to a quality-screened selection of third party and UBS investment funds. UBS Switzerland's Investment Center selects a recommended list of funds on the basis of their asset allocation, past performance and the quality of their management. Individual clients and their client advisors then select the appropriate combination of these funds to meet the client's investment philosophy and risk profile.

ASSETS UNDER MANAGEMENT

                                                                     For the year ended
                                                          ----------------------------------------
CHF BILLION                                               31.12.00        31.12.99        31.12.98
--------------------------------------------------------------------------------------------------
Individual clients                                             218             223             229
Corporate clients                                              217             212             178
Banks                                                            5               4              27
--------------------------------------------------------------------------------------------------
Total                                                          440             439             434
--------------------------------------------------------------------------------------------------

ASSETS UNDER MANAGEMENT BY ASSET CLASS

                                                                     For the year ended
                                                          ----------------------------------------
CHF BILLION                                               31.12.00        31.12.99        31.12.98
--------------------------------------------------------------------------------------------------
Deposit and current accounts                                   128             129             153
Securities accounts                                            312             310             281
--------------------------------------------------------------------------------------------------
Total                                                          440             439             434
--------------------------------------------------------------------------------------------------

Private and Corporate Clients also continues to promote its electronic services, both to increase convenience for clients and to reduce costs. A new charging structure was introduced at the beginning of 2001, in which charges reflect more closely the type and cost of services used, rewarding customers who use low cost electronic alternatives such as e-banking and the extensive UBS ATM network. It is expected to further reduce the amount of routine transactional business carried out face to face or by phone to branches, giving client advisors more capacity, and allowing them to intensify sales efforts and enhance the quality of the advice they can offer.

During 2000, we further expanded our range of alternative distribution channels and closed another 36 branches, bringing the total number of post-merger closures to 209. We believe that we are fast approaching the optimal number of physical locations required to adequately serve our clients, but will continue to develop the profitability of all our sites.

CORPORATE CLIENTS

Private and Corporate Clients' corporate client list consists of some 160 top-tier companies, many of which are multinationals and whose needs include frequent use of the capital markets; approximately 7,500 large companies who require expertise in handling complex financial transactions, and some 180,000 small and medium size enterprises with specific needs related to business financing.

UBS Private and Corporate Clients provides its corporate clients with a full range of banking products and services including traditional credit products, transaction services, structured finance and investment advisory services. In addition, and in conjunction with UBS Warburg, it is able to assist its clients in accessing the world's capital markets. The Corporate Clients business area also supports promising Swiss-based enterprises by providing start-up financing, primarily in the form of equity participations, through its UBS Startcapital unit and the Aventic AG subsidiary.

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--------------------------------------------------------------------------------

The Corporate Clients business area has also taken an equity stake in plenaxx.com, the first comprehensive B2B internet portal for small and medium sized enterprises (SME) in Switzerland serving as the hub for the daily internet activities of SME's and their employees, and intends to further take advantage of the rapidly growing B2B marketplace during 2001 and beyond.

OPERATIONS

Operations provides transaction processing support to UBS Switzerland and to Swiss-based offices of other UBS units. This combined approach reduces duplication of efforts and ensures that synergies between the different units in Switzerland are fully realized.

The Operations business area also provides payment and custodial services to approximately 1,800 banking institutions throughout the industrialized world and some 700 in emerging markets.

Following the merger between UBS and SBC in 1998, and the tremendous efforts required to integrate the transaction processes of the combined bank, this unit is now focused on generating additional operating efficiencies and on realizing further economies of scale from the combined volumes of Private and Corporate Clients and Private Banking.

RISK TRANSFORMATION AND CAPITAL MANAGEMENT

This business area was formed in 1999 and has responsibility for clients with impaired or non-performing loans and for managing the risk in the Private and Corporate Clients' loan portfolio. It is also responsible for optimizing capital utilization in UBS Switzerland, including equity participations, and works closely with Group Treasury and UBS Warburg on funding and other asset and liability management matters.

During 2000, Risk Transformation and Capital Management began implementation of its portfolio management strategy, which focuses on providing advice to the client servicing business areas within Private and Corporate Clients. It also achieved a number of "firsts" in the Swiss market by working closely with UBS Warburg on key secondary market initiatives.

At the end of the second quarter 2000, a special purpose vehicle, Helvetic Asset Trust AG (HAT), was created by UBS in order to securitize parts of the credit risk attached to a CHF 2.5 billion reference portfolio consisting primarily of loans to Swiss small and medium sized enterprises. This was the first domestic Swiss franc capital market transaction of its kind, in which the credit default risk, but not the loan itself, was transferred to the capital market in the form of a fixed-rate bond. The bond, which offered a higher yield than was previously available on debt of a similar quality, was well received by the markets and was named as the "Swiss Franc Bond of the Year" by the International Financial Review. HAT is another indication of the way in which UBS seeks to implement innovative solutions by providing investors, both institutional and private, with attractive portfolio diversification opportunities while, at the same time, optimizing the risk/return profile of its credit portfolio.

Risk Transformation and Capital Management also helped to reduce Private and Corporate Clients large exposure to the Swiss real estate sector by the creation and sale of two real estate companies, Impris AG and Nurestra SA.

SUPPORT AREAS

UBS businesses in Switzerland are provided with real estate, marketing, personnel and administrative services by the Resources business area and information technology by the Information Technology business area.

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During 2000, the Information Technology business area embarked on a program to replace aging and multifaceted IT platforms with a new architecture utilizing components which can be used across all business units in Switzerland. This standardization will help to provide efficient support for our multichannel distribution strategy, enhanced flexibility and the ability to more rapidly deploy new applications.

During fourth quarter 2000, UBS Warburg's mainframe computer system in Stamford, used for processing worldwide foreign exchange trading, was closed-down and the processing moved onto systems operated by the Operations business area in Switzerland. The integration of these systems not only allows for significant cost savings but also demonstrates the ability of UBS to work on a truly global scale, creating synergies through the utilization of common technical resources across its different business groups. Further consolidation is planned later this year, with the move of UBS Warburg's London-based securities transaction processing system onto mainframes in Zurich.

LOAN PORTFOLIO BY LOAN CATEGORY

                                                                     For the year ended
                                                          ----------------------------------------
CHF BILLION                                               31.12.00        31.12.99        31.12.98
--------------------------------------------------------------------------------------------------
Commercial credits                                              38              44              44
Mortgages                                                      117             121             121
--------------------------------------------------------------------------------------------------
Total                                                          155             165             165
--------------------------------------------------------------------------------------------------
of which recovery                                               15              21              26
--------------------------------------------------------------------------------------------------

DEVELOPMENT IN UBS'S RECOVERY PORTFOLIO

CHF billion
--------------------------------------------------------------------
BALANCE, 1 JANUARY 1998                                           29
--------------------------------------------------------------------
CHANGES IN 1998:
New recovery loans added                                           7
Settlement of outstanding recovery loans                         (10)
--------------------------------------------------------------------
BALANCE, 31 DECEMBER 1998                                         26
--------------------------------------------------------------------
CHANGES IN 1999:
New recovery loans added                                           5
Settlement of outstanding recovery loans                         (10)
--------------------------------------------------------------------
BALANCE, 31 DECEMBER 1999                                         21
--------------------------------------------------------------------
CHANGES IN 2000:
New recovery loans added                                           3
Settlement of outstanding recovery loans                          (9)
--------------------------------------------------------------------
BALANCE, 31 DECEMBER 2000                                       15.0
--------------------------------------------------------------------

LOAN PORTFOLIO

At 31 December 2000, about CHF 117 billion (or 75%) of the CHF 155 billion loan portfolio in Private and Corporate Clients related to mortgages, of which approximately 84% were secured by residential real estate.

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RECOVERY PORTFOLIO

Private and Corporate Clients' impaired loans, which include non-performing loans, are transferred to the Risk Transformation and Capital Management business area to be managed by the Recovery Group, which specializes in working-out or otherwise recovering the value of those loans. At 31 December 2000, Private and Corporate Clients' loan portfolio included approximately CHF 15 billion in this recovery portfolio. CHF 13.7 billion of Private and Corporate Clients' year-end recovery portfolio was impaired and related to provisioned positions and positions which resulted from the weakness in Swiss commercial real estate markets during the 1990s. Total provisions of CHF 7.3 billion have been established against the portion of impaired loans not secured by collateral or otherwise deemed uncollectable. Approximately CHF 1.4 billion of UBS's recovery portfolio was performing and unimpaired at 31 December 2000. The unimpaired loans included in UBS's recovery portfolio are outstanding with counterparties for whom other loans have become impaired. No provisions have been established against these loans. UBS's lending officers actively manage the recovery portfolio, seeking to transform the lending relationship with a goal of removing the loan from the recovery portfolio.

Approximately two-thirds of the loans that were originally included in UBS's recovery portfolio in 1997 have been worked-out and removed.

CREDIT QUALITY

Private and Corporate Clients concentrates its lending activities on seeking out quality counterparties, rather than simply chasing increased market share. This, together with the continued implementation of risk-adjusted pricing, which differentiates loan pricing based on risk profiles, has led to improved credit quality and higher margins on UBS Switzerland's lending portfolio, resulting in a more effective use of UBS's capital.

Further information on the credit portfolio can be found in "Risk--Risk Management and Control--Credit Risk".

STRATEGIC INITIATIVES

STRATEGIC PROJECTS PORTFOLIO

One of the key aims of UBS when it was formed in 1998 from the merger of Union Bank of Switzerland and Swiss Bank Corporation, was to generate synergies and increased revenue opportunities from the integration of the two Groups' Swiss based retail and corporate banking businesses. This has been a major and successful effort, which is still continuing.

A number of initiatives covering both revenue generation and cost saving, intended to enhance profitability and exploit merger synergies, are included within our Strategic Project Portfolio and continue to show good progress. UBS believes that in the two and half years since the merger, these strategic projects have contributed significant earnings enhancement, some of which has been reinvested in growth initiatives such as e-banking.

Our revenue enhancement initiatives include offering personalized client relationship management, based on the utilization of sophisticated data mining technologies in order to optimize advisory processes and maximize cross-selling opportunities. In addition, we continue to optimize our credit portfolio by implementing risk adjusted pricing, securitizing parts of the portfolio and realigning the balance of our exposures towards preferred risk classes. In order to meet the changing needs of our

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--------------------------------------------------------------------------------

clients, we have also successfully launched a number of new products and services such as the Money Line flexible mortgage and UBS Fund Solutions.

The Strategic Projects Portfolio also has a strong focus on costs, primarily through process reengineering in logistics and IT areas, the automation of credit processes, and the rationalization of infrastructure, including branch closures and alternative distribution channels.

Our multichannel distribution strategy is aimed at reducing counter traffic and providing our customers with convenient alternative points of service, including our e-banking services. During 2000, we started implementing a two-zone concept in our branches, creating a cash services zone and a flexible advisory zone. We also continue to replace increasing numbers of traditional automated teller machines with sophisticated multifunctional BancomatPlus and Multimat machines which allow clients to perform core banking transactions 24-hours a day at strategic sites throughout Switzerland.

UBS has also continued to close branches, reducing the duplication and redundancy in the network it inherited from its predecessor banks. 209 branches, or 38% of the pre-merger network had been closed by the end of 2000. The pace of branch closures is expected to slow-down this year as the number of branches approaches the optimal level necessary to service UBS's clients effectively. However, UBS will not compromise the return requirements for its branch locations and will continue to evaluate each branch's profitability in light of changing client demands and willingness to utilize alternative distribution channels.

Private Banking

UBS Private Banking's mission is to provide customized solutions through a comprehensive range of financial products and services to wealthy private individuals. Caring for our clients is central. To achieve our objectives, we combine strong personal relationships with state-of-the-art technology and are committed to accessibility, quality and confidentiality.

                                                                              33
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--------------------------------------------------------------------------------

                                  [BAR GRAPH]

BUSINESS DESCRIPTION AND ORGANIZATION

The Private Banking business unit of UBS Switzerland is the leading provider of private banking services in Switzerland and in other financial centers internationally. Its client advisors cater to the needs of wealthy individuals worldwide.

As of 31 December 2000, the Private Banking business unit had CHF 681 billion in assets under management with slightly more than 21% of these managed on a discretionary basis. Private Banking employs over 7,000 people and conducts business in more than 60 locations throughout the world, with products and services tailored to the specific needs of different markets and client segments. Key banking centers outside Switzerland include London, Luxembourg, Monaco, Jersey, New York, Singapore and Toronto.

Private Banking tailors its advice and products to the specific needs of its clients. Client advisors are organized by client market, which allows them to make best use of their extensive local market knowledge and to provide a high level of dedicated client focus. We also meet the needs of specialized client segments across regions, and have formed dedicated client advisor teams to serve entrepreneurs, executives, and sports and entertainment professionals.
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--------------------------------------------------------------------------------

The Private Banking business unit consists of four business areas which maintain direct client relationships:

     -  Europe, Middle East and Africa;

     -  Overseas - including the Americas and Asia;

     -  Swiss Clients - responsible for the domestic market;

     -  Private Banks: six independently branded, but wholly-owned Private
        Banks: Cantrade, Banco di Lugano, Ferrier Lullin, Ehinger, Armand von Ernst and Hyposwiss,

and other areas which provide services to the rest of Private Banking:

     -  Investment Center,

     -  Investment Products and Services (IP&S),

     -  Logistics.

As part of UBS Switzerland, Private Banking uses support services from the Private and Corporate Clients business unit, including its information technology platforms, securities and payment processing services and multichannel distribution platform. Private Banking also benefits from close cooperation with other parts of the UBS Group to help it provide its clients with a unique offering of global financial products.

INVESTMENT CENTER

The Investment Center, which started operations on 1 October 2000, is responsible for developing coherent and high quality investment strategies for the core investment products and services offered by UBS Switzerland. The strategies developed by the Investment Center guide the investment process through which the two business units manage private wealth and advise their clients on their global investment decisions. The strategies and advice developed by the Investment Center are primarily "buy-side" oriented. The Center filters and further analyzes research, sourced both from inside UBS and from complementary external providers, and transforms this into investment strategies and advice specifically suited to private clients. The Investment Center also controls the tactical asset allocation for active advisory products, the UBS Strategy Funds and for discretionary managed portfolios. It is central to UBS Switzerland's new open architecture strategy, taking responsibility for the "screening" of third party investment funds for the new UBS Fund Solutions products.

INVESTMENT PRODUCTS AND SERVICES

The Investment Products and Services business area includes the teams focusing on Active Advisory, Portfolio Management, Financial Planning and Wealth Management, and Credit Origination & Structuring. These units support the client-facing areas in delivering new, high quality products and providing active advisory services.

LOGISTICS

This area manages Private Banking's relations with other service providers within the UBS Group, and provides additional IT and facilities management services where required.

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--------------------------------------------------------------------------------

MARKETING, DISTRIBUTION, PRODUCTS AND SERVICES

Private Banking's client advisors are central to the delivery of services to Private Banking's clients and retain primary responsibility for introducing new products and services to existing and prospective clients.

Each business area is responsible for its own marketing activities, supported by a centralized UBS Switzerland marketing function, which is responsible for co-ordinating brand management activities, advertizing, market research, and for sponsoring and the preparation of standardized marketing materials.

Private Banking is committed to leveraging UBS Switzerland's e-solutions and rolling out these services globally, adapting them to meet local requirements. Private Banking's e-strategy clearly places the client advisor at the center of the client relationship, with electronic channels providing complementary support and information. As well as offering UBS Switzerland's e-banking solutions to its clients, Private Banking is actively involved in the development of a personalized interface between the client and UBS. In addition to access to the full range of UBS's e-banking and information services, in a format designed by the client with his or her advisor, this will provide a direct channel between them for communication of advice and recommendations.

Private Banking provides a full range of financial products and services, including:

     - financial planning and wealth management consulting, covering proprietary trusts and foundations, the execution of wills, corporate and personal tax structuring, art banking and numismatics, and tax efficient investments;

     - asset-based services such as portfolio management, custody, deposit accounts, loans and fiduciary products;

     - transaction-based services, such as trading, brokerage, and investment funds;

     - Private Banking also provides loan facilities to some of its clients. At 31 December 2000, outstanding loans amounted to CHF 28.6 billion, or 16% of UBS Switzerland's gross loan book.

TYPE OF ENGAGEMENT

                                                                Assets under management
                                                       ------------------------------------------
                     CHF BILLION                       31.12.00        31.12.99         31.12.98
-------------------------------------------------------------------------------------------------
Advisory                                                    535              517              437
Discretionary                                               146              154              142
-------------------------------------------------------------------------------------------------
Total                                                       681              671              579
-------------------------------------------------------------------------------------------------
ASSET CLASS
Deposit and current accounts                                 63               59               50
Equities                                                    187              196              148
Bonds                                                       189              187              187
UBS Investment funds                                        104              119               93
Other                                                       138              110              101
-------------------------------------------------------------------------------------------------
Total                                                       681              671              579
-------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

STRATEGIC INITIATIVES

PRODUCT INITIATIVES

UBS is committed to developing an open product platform, widening the choices available to its clients by complementing its own range of products with the sale of top quality third party products through a screened open-architecture. During 2000, Private Banking has made significant progress towards this goal.

In September 2000, Private Banking began offering GAM funds to its clients in Switzerland. GAM was acquired by UBS in December 1999 and is part of UBS Asset Management. Its business model is based on the belief that clients always deserve access to the best investment talent, and recognizes that this may not always be found in-house. GAM therefore operates a screened multi-manager program, giving access to the highest quality expertise in specialized areas. Private Banking clients now also have access to this investment talent.

In December 2000, UBS Switzerland extended this idea with the launch of UBS Fund Solutions. This new product offers access to a pre-screened selection of "best in class" investment funds from a range of UBS and third party fund managers, helping clients obtain the best funds from a "confusing universe".

The entire population of funds available for sale in Switzerland is screened by the Investment Center using their expertise to select the best balance between performance and risk. Each individual client then receives a tailored sub-set of the screened funds, selected by their client advisor to suit their investment objectives and risk appetite, and pays an all-in "wrap" fee, based on the level of assets.

Private Banking is also focused on generating increased asset-based revenues, which currently represent about 65% of total revenues, and further reducing its reliance on more volatile transaction fees. Two new products provided by the Active Advisory Team are designed to achieve this goal:

     - Active Portfolio Supervision (APS) in which a client receives investment recommendations whenever their portfolio breaches specified parameters; and

     - Active Portfolio Advisory (APA) which, in addition, provides direct access to a dedicated investment specialist and tailor-made strategies.

Both are structured advisory services based on an all-inclusive fee.

EUROPEAN WEALTH MANAGEMENT

Through its merger with PaineWebber, UBS now has scale and excellence in two different traditions of serving private clients: the banking model, through Private Banking; and the brokerage model, through UBS PaineWebber. UBS is therefore uniquely positioned to combine these capabilities, giving its clients access to the best of both traditions, and the full range of its combined expertise, wherever they hold their accounts, whether in their home countries or internationally.

As an important step towards this vision, UBS is bringing together its domestic and international private client businesses in Europe, and infusing the new combination with the spirit and expertise of UBS PaineWebber - the key catalyst to build a successful future.

UBS's strategy is to build on its successful domestic private client businesses in the key target markets of Germany, the UK, France, Italy and Spain, by adding the skills and experience of the UBS PaineWebber team - in marketing, product innovation, training and technology - and by transferring knowledge and resources from UBS Switzerland's International Private Banking business. Client

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--------------------------------------------------------------------------------

advisors will be central to the success of our plans, and we see potential for increasing the number of advisors in this business at an average rate of 250 per annum over the next five years, obviously carefully tailoring that growth to the evolving market opportunities.

The private banking industry will increasingly reflect the changing profile of high-net-worth individuals, emerging technologies and increased competition. Clients are taking a more active role in managing their wealth and are demanding more sophisticated products and a broader geographical range of services. They are focused on asset performance and allocation, quality of information and advice and extended availability of services, such as 24-hour, remote and internet access. More wealth now resides in the domestic markets where clients are domiciled, particularly in the form of equity and equity-linked investments, as capital markets become more developed. UBS believes that its unique mix of businesses positions it excellently to meet these trends.

UBS
--------------------------------------------------------------------------------

UBS Asset Management

REPORTING BY BUSINESS UNITS

                                               Institutional             Investment Funds /                 UBS
                                              Asset Management                  GAM                   Asset Management
              CHF million                 ------------------------    ------------------------    ------------------------
           FOR THE YEAR ENDED             31.12.00    31.12.99 (1)    31.12.00    31.12.99 (1)    31.12.00    31.12.99 (1)
--------------------------------------------------------------------------------------------------------------------------
Income                                       1,301         1,099           652           270         1,953         1,369
Credit loss expense                              0             0             0             0             0             0
--------------------------------------------------------------------------------------------------------------------------
Total operating income                       1,301         1,099           652           270         1,953         1,369
--------------------------------------------------------------------------------------------------------------------------
Personnel expenses                             631           458           249            58           880           516
General and administrative expenses            243           178           196            93           439           271
Depreciation                                    27            25            22             7            49            32
Goodwill amortization                          173           113            90             0           263           113
--------------------------------------------------------------------------------------------------------------------------
Total operating expenses                     1,074           774           557           158         1,631           932
--------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX          227           325            95           112           322           437
--------------------------------------------------------------------------------------------------------------------------
Cost/income ratio (%)                           83            70            85            59            84            68
Assets under management (CHF billion)          496           574           219           225           522           598
Headcount (full time equivalents)            1,728         1,653         1,132           923         2,860         2,576
--------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

UBS Asset Management provides asset management services and products to a retail and institutional client base across the world. We have a diverse range of investment management capabilities from the traditional to the alternative, with a core focus on price/value management. UBS Asset Management also provides investment fund products for the UBS Group and will increasingly widen its reach through third parties to individual clients outside the UBS Group.

BUSINESS DESCRIPTION AND ORGANIZATION

UBS Asset Management brings together all of UBS's asset management businesses. Formed in February 2000, it was organized in two business units during the year:

     - Institutional Asset Management - one of the largest institutional asset managers in the world.

     - Investment Funds / GAM - one of the two largest fund providers in Europe and the seventh largest in the world. GAM is a diversified asset management group focused on private client portfolios.

In 2001, these business units have been combined and will no longer be reported separately.

In February 2001, UBS PaineWebber's asset management unit, Mitchell Hutchins, also became a part of UBS Asset Management. UBS Asset Management is headquartered in Chicago, with offices across the world.

INSTITUTIONAL ASSET MANAGEMENT

Based on assets under management, Institutional Asset Management is one of the largest institutional asset managers in the world and particularly prominent in the United States, the United Kingdom and Switzerland. At 31 December 2000, Institutional Asset Management had CHF 496 billion in assets under management, including CHF 300 billion of institutional assets and CHF 196 billion of non-institutional assets, including the UBS Investment Funds.

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--------------------------------------------------------------------------------

Institutional Asset Management markets its services under the UBS Asset Management umbrella, with two major sub-brands: Brinson Partners in the US, and Phillips & Drew in the UK. Institutional Asset Management will pursue growth opportunities in Continental Europe and Asia-Pacific and maintain its strong positions in the mature markets it serves in the United States, the United Kingdom and Switzerland.

Institutional Asset Management operates a client-centric business model with strong local presence through regional business areas in the UK, Americas, Asia and Europe. A new specialized unit branded O'Connor, was formed in June 2000. Reviving the name of the derivatives business which became part of the Group in 1992, O'Connor focuses on alternative investment strategies designed to provide attractive risk-adjusted returns with a low correlation to traditional investments.

ASSETS UNDER MANAGEMENT BY CLIENT TYPE

                     CHF BILLION                        31.12.00           31.12.99           31.12.98
------------------------------------------------------------------------------------------------------
Institutional                                                300                376                360
Non-institutional                                            196                198                171
------------------------------------------------------------------------------------------------------

INSTITUTIONAL ASSETS UNDER MANAGEMENT BY CLIENT LOCATION

                     CHF BILLION                        31.12.00           31.12.99           31.12.98
------------------------------------------------------------------------------------------------------
Europe, Middle East & Africa                                 160                185                202
The Americas                                                 100                140                122
Asia-Pacific                                                  40                 51                 36
------------------------------------------------------------------------------------------------------
Total                                                        300                376                360
------------------------------------------------------------------------------------------------------

INSTITUTIONAL ASSETS UNDER MANAGEMENT BY CLIENT MANDATE

                      CHF BILLION                         31.12.00           31.12.99           31.12.98
--------------------------------------------------------------------------------------------------------
Equity                                                          89                125                115
Asset allocation                                                94                130                148
Fixed income                                                    77                 90                 83
Private markets                                                 40                 31                 14
--------------------------------------------------------------------------------------------------------
Total                                                          300                376                360
--------------------------------------------------------------------------------------------------------

CLIENTS

Institutional Asset Management has a diverse institutional client base located throughout the world. Its clients consist of

     -  corporate and public pension plans;

     -  endowments and private foundations;

     -  insurance companies;

     -  central banks and supranationals; and

     -  financial advisors.

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--------------------------------------------------------------------------------

MARKETING AND DISTRIBUTION

     Institutional Asset Management uses its longterm track record and strong client franchise to increase the penetration of its services with both new and existing clients. It is a full service institutional asset management firm, offering its clients a comprehensive range of research and investment analysis as part of its overall service and capability package.

In consultant-driven markets, such as the United States and the United Kingdom, Institutional Asset Management relies on its strong relationships with the major consultants that advise corporate and public pension plans, endowments, foundations, and other institutions. It also dedicates resources to generating new business directly with large clients.

Brinson Advisors, the former PaineWebber Mitchell Hutchins business, provides products and services to the wholesale intermediary market in the US, focusing on three core areas: quantitatively driven investments, short-term fixed income products and municipal securities.

INVESTMENT PROCESS AND RESEARCH

Institutional Asset Management's client mandates reflect the very broad range of its capabilities, from fully discretionary global asset allocation portfolios to equity or fixed income portfolios with a single country emphasis, including alternative asset classes such as real estate, timber, and private equity. These portfolios are available through separately managed portfolios as well as through a comprehensive range of pooled investment funds.

Within this wide range of capabilities, Institutional Asset Management's core investment process is based on its efforts to determine and quantify investment value. Its method is to identify periodic discrepancies between market price and investment value and turn them to its clients' advantage.

Institutional Asset Management operates a global investment platform. Research and strategies are coordinated across regions, giving clients access to the whole of Institutional Asset Management's expertise, wherever they are located.

FUND CATEGORY

                      CHF BILLION                        31.12.00           31.12.99           31.12.98
-------------------------------------------------------------------------------------------------------
Asset allocation                                               48                 44                 35
Money market                                                   44                 46                 45
Bond                                                           36                 40                 43
Equity                                                         60                 53                 36
Capital preservation                                            6                 12                 12
Real estate                                                     5                  6                  5
-------------------------------------------------------------------------------------------------------
Total                                                         199                201                176
-------------------------------------------------------------------------------------------------------

INVESTMENT FUNDS

Investment Funds is the leading investment fund provider in Switzerland in terms of assets under management, and seventh largest in the world. As of 31 December 2000, Investment Funds had CHF 199 billion in assets under management, including CHF 9.3 billion in assets under management distributed through third-party partners. In addition, Investment Funds has a significant third-party fund administration business.

Investment Funds has an extensive product range of approximately 159 funds.

                                                                              41
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--------------------------------------------------------------------------------

The continuing trend toward equity investments helped increase equity funds by 13% since the end of 1999, making it Investment Funds' largest asset category, accounting for 30% of total volume. UBS Switzerland's Investment Fund Accounts, which make it easy for clients to make regular savings in UBS Investment Funds, have grown in number by 57% to over 140,000 during 2000, with assets invested through them increasing by 20% to a total of CHF 3.1 billion at 31 December 2000.

MARKETING AND DISTRIBUTION

Investment Funds are distributed primarily through UBS Switzerland and UBS Warburg, with a minority of assets distributed through third-party providers.

Investment Fund's penetration of UBS Group's existing client base is already very high, and the implementation of screened open architecture in UBS Switzerland will make sales within the group increasingly competitive. Investment Funds is therefore evolving towards an open, multichannel distribution architecture, in which an increasing proportion of its funds will be sold by third parties, outside the UBS Group.

UBS's intermediary strategy, funds@ubs, was launched in November 2000. It is designed to boost third-party distribution of our funds by providing a turn-key solution for distribution partners, including technical, administrative and operational support. The first implementation, in partnership with Lufthansa, provides Lufthansa Miles and More clients with access to UBS Investment Funds. A new web-site dedicated to Lufthansa clients provides investment education, advice on investment strategies and online decision support tools, and will provide automated online fund purchases. Over the coming months, UBS expects to announce similar joint ventures with other non-traditional intermediaries, using the same strategy and technical platform.

Other distribution initiatives include establishing additional partnerships with financial intermediaries, developing direct electronic sale channels and leveraging Institutional Asset Management's distribution efforts to better capture defined contribution opportunities for Investment Funds.

UBS is also expanding its distribution in Asia, with the creation of a joint venture investment advisory firm to manage Real Estate Investment Trusts in Japan and the acquisition of a majority holding of Taiwan-based mutual fund provider, Fortune Securities Investment & Trust Company.

INVESTMENT PROCESS AND RESEARCH

The Institutional Asset Management business unit is responsible for managing almost all the investment funds offered by Investment Funds, other than some real estate funds. However, Investment Funds is responsible for managing its product range, which is tailored to meet the needs of individual investors, and for the development and marketing of individual funds.

GLOBAL ASSET MANAGEMENT

Acquired in late 1999, Global Asset Management, or GAM, is a diversified asset management group with CHF 20 billion of assets under management, slightly over 600 employees and operations in Europe, North America, Asia and the Middle East. Its mandates include private client portfolios, over 230 mutual funds, and institutional mandates. GAM operates under its established brand name within UBS Asset Management and continues to employ its own distinctive investment style.

UBS Asset Management will increasingly leverage GAM's range of mutual funds and its external manager selection process, in which it selects the best from over 4,000 third-party fund providers, to enhance the range of its investment styles and products. GAM products are now actively distributed by UBS Switzerland.

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--------------------------------------------------------------------------------

MARKETING AND DISTRIBUTION

GAM operates a client-centric business model with regional client acquisition and servicing responsibilities.

INVESTMENT PROCESS AND RESEARCH

GAM was founded in 1983 to give private clients "access to great investment talent". As a result, its investment process is based on selecting the world's leading investment talent, whether the manager selected for a particular fund or mandate is employed by GAM or an external manager. GAM has pioneered a unique and highly disciplined approach to identifying, selecting and managing external fund managers.

An in-house team of investment professionals is responsible for managing the various internally managed mandates or funds, and also for creating external and multimanager mandates. Approximately 1,000 external managers are selected, using a quantitative database of 50,000 funds, and a qualitative database of over 4,000 investment managers. These are then subjected to detailed qualitative scrutiny to identify less than a hundred of the world's most talented investment managers, whose talents are then used to create single and multimanager funds for use by GAM clients.

The range of funds and mandates extends from traditional equity and bond funds to a comprehensive range of alternative investment funds.

STRATEGY

INDUSTRY TRENDS AND COMPETITIVE POSITIONING

UBS Asset Management operates in a business which is growing across all market segments and geographic locations, with Europe and Japan leading the way. The US remains the largest market on an absolute basis, but shows slower growth rates and a much more competitive environment than other regions.

Externally managed pension assets constitute the majority of worldwide available institutional assets. The pension market is undergoing a shift from traditional defined benefit plans to defined contribution schemes. This is especially true in the US, while in other major markets defined contribution business is still in a relatively embryonic state. However, the need for pension reform is widely recognized.

UBS Asset Management believes that it is strongly positioned to take advantage of this growing and changing market:

     -  It has the reach to succeed in an increasingly global industry.

     - It has a multispecialist offering of diverse investment capabilities matched by very few companies.

     - It is one of very few investment management firms of its size with an equally strong institutional and mutual fund capability.

INVESTMENT PERFORMANCE

UBS Asset Management's biggest challenge in recent years has been the relative under-performance of its core value-based investment style compared to growth investment styles. 2000 saw a reversal of this trend, with a retreat in technology stock valuations and generally difficult market conditions, and consequently significant improvements in UBS Asset Management's performance relative to benchmarks and peers. UBS Asset Management has also invested in diversification of its investment approach, with the expansion of its growth capabilities and the very successful launch of O'Connor, its

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alternative investment business area. UBS Asset Management intends to further leverage the strengths of O'Connor and GAM to expand its range of investment capabilities and styles.

UBS Asset Management will continue to develop the integrated global investment platform it created in 2000, increasing the coverage of its research in all major asset classes, broadening its search for future investment opportunities in alternative asset classes and committing to product innovation.

 44
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UBS
--------------------------------------------------------------------------------

UBS Warburg

REPORTING BY BUSINESS UNITS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS

                                               Corporate and
                                           Institutional Clients           UBS Capital         US Private Clients
              CHF million                 ------------------------   -----------------------   -------------------
           FOR THE YEAR ENDED             31.12.00    31.12.99 (1)   31.12.00   31.12.99 (1)   31.12.00   31.12.99
------------------------------------------------------------------------------------------------------------------
Income                                      18,033         12,529         368          315        1,225
Credit loss expense                           (243)          (330)          0            0            0
------------------------------------------------------------------------------------------------------------------
Total operating income                      17,790         12,199         368          315        1,225
------------------------------------------------------------------------------------------------------------------
Personnel expenses                           9,284          6,861         142          105          955
General and administrative expenses          2,779          2,429          49           46          258
Depreciation                                   555            629           2            2           30
Goodwill amortization                          149            134           2            5            1
------------------------------------------------------------------------------------------------------------------
Total operating expenses                    12,767         10,053         195          158        1,244
------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        5,023          2,146         173          157          (19)
------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)                         71             80          53           50          102
Assets under management (CHF billion)                                                               794
Headcount (full time equivalents)           15,262         12,694         129          116       21,490
------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

                                              International
                                             Private Clients             e-services                UBS Warburg
              CHF million                -----------------------   -----------------------   -----------------------
          FOR THE YEAR ENDED             31.12.00   31.12.99 (1)   31.12.00   31.12.99 (1)   31.12.00   31.12.99 (1)
--------------------------------------------------------------------------------------------------------------------
Income                                        286          197           (1)           0       19,779       13,041
Credit loss expense                            (4)          (3)           0            0         (247)        (333)
--------------------------------------------------------------------------------------------------------------------
Total operating income                        282          194           (1)           0       19,532       12,708
--------------------------------------------------------------------------------------------------------------------
Personnel expenses                            385          294          150           18       10,916        7,278
General and administrative expenses           188          187          134           18        3,408        2,680
Depreciation                                   30           25           35            3          652          659
Goodwill amortization                           7           15            1            0          298          154
--------------------------------------------------------------------------------------------------------------------
Total operating expenses                      610          521          320           39       15,274       10,771
--------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        (328)        (327)        (321)         (39)       4,258        1,937
--------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)                       213          264                                     77           83
Assets under management (CHF billion)          33           36                                    827           36
Headcount (full time equivalents)           1,154        1,386          410           70       38,445       14,266
--------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

UBS Warburg operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and for other parts of the UBS Group, UBS Warburg provides product innovation, top-quality research and advice, and complete access to the world's capital markets. Through UBS PaineWebber, the fourth largest private client firm in the US, UBS Warburg provides advisory services and best-in-class products to a uniquely affluent US client base.

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BUSINESS DESCRIPTION AND ORGANIZATION

During 2000, UBS Warburg was organized along the following lines:

     - The Corporate and Institutional Clients business unit is one of the leading global investment banking and securities firms, providing products and advice to institutional and corporate clients. The former capital markets business of Paine Webber Group Inc. is integrated into this business unit.

     - UBS Capital is responsible for the private equity investment of UBS and third-party funds in a diverse global range of private companies.

     - US Private Clients is the fourth largest private client broker in the US, operating under the brand of UBS PaineWebber.

     - International Private Clients provides private banking products and services for high net worth individuals outside the US and Switzerland who bank in their country of residence. During 2001, the European part of this business is becoming part of UBS Switzerland's Private Banking business unit.

     -  e-services.

Corporate and Institutional Clients

The global reach, breadth and diversification of Corporate and Institutional Clients direct access to investors is unique, and its relationship-enhancing technology is among the best in the world. Corporate and Institutional Clients aims to maintain its position as one of the leading global financial services firms, rivaling the top competitors both in terms of client franchise and profitability.

BUSINESS DESCRIPTION AND ORGANIZATION

The Corporate and Institutional Clients business unit is one of the leading global investment banking and securities firms. Its diverse heritage has shaped a business with a truly global client base and culture.

Corporate and Institutional Clients provides wholesale products and advisory services globally to a diversified client base, which includes institutional investors, corporations, sovereign governments and supranational organizations. It has a significant corporate client financing and advisory business and is one of the top-ranked providers for institutional clients.

Corporate and Institutional Clients also manages cash and collateral trading and interest rate risks on behalf of the UBS Group and executes the vast majority of securities, derivatives and foreign exchange transactions for UBS's retail clients. Corporate and Institutional Clients' headquarters are in London and it employs 15,000 people in over 40 countries throughout the world.

Following the merger with PaineWebber in November 2000, the capital markets business of PaineWebber was integrated into the Corporate and Institutional Clients business unit, expanding its capabilities in asset-backed securities, real estate, equity research, corporate finance and equity and fixed income sales. As well as this direct and immediate impact, the integration of PaineWebber also positioned UBS Warburg much more strongly as an employer of choice in the critical US investment banking market.

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--------------------------------------------------------------------------------

BUSINESS AREAS

At 31 December 2000, Corporate and Institutional Clients operated four main business areas, organized by the type of products and services offered and the nature of business risks: Equities, Fixed Income, Corporate Finance and Treasury Products.

EQUITIES

The Equities business is a leading player in the secondary equity markets and in equity, equity-linked and equity derivative products for the primary markets. Primary areas of responsibility include

     - researching companies, industry sectors, geographic markets and macro-economic trends;

     - sales and trading of cash and derivative equity securities and equity structured products; and

     - structuring, originating, distributing and trading newly issued equity, equity-linked and equity derivative products.

A multi-local model, with membership on over 28 different stock exchanges and a local presence in 40 offices globally, gives unparalleled market access. UBS also participates in a number of electronic exchange ventures.

OPERATING INCOME BY CLIENT TYPE

                                                                 For the year ended
                                                              -------------------------
                         % OF TOTAL                           31.12.00         31.12.99
---------------------------------------------------------------------------------------
Investment banking                                                  21               23
Other income from corporate clients                                  4                5
Institutional clients and markets                                   75               72
---------------------------------------------------------------------------------------
Total                                                              100              100
---------------------------------------------------------------------------------------

OPERATING INCOME BY BUSINESS AREA(1)

                                                                 For the year ended
                                                    --------------------------------------------
                   CHF MILLION                      31.12.00          31.12.99          31.12.98
------------------------------------------------------------------------------------------------
Equities                                              10,429             5,724             3,253
Fixed income                                           2,969             2,464              (267)
Corporate finance                                      2,701             2,054             1,665
Treasury products                                      1,653             1,805             2,351
Non-core business                                        281               482               (96)
------------------------------------------------------------------------------------------------
Total                                                 18,033            12,529             6,906
------------------------------------------------------------------------------------------------

(1)  Before credit loss expense

FIXED INCOME

The Fixed Income business structures, originates, trades and distributes a variety of fixed income, banking and structured products. It is also responsible for loan syndication and the core loan portfolio.

The Fixed Income business serves a broad client base of investors and borrowers and offers a range of fixed income products and services, including

     - interest rate-based credit products, including loans and government bonds;

     - a variety of banking products, including structured finance and leveraged finance products;

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--------------------------------------------------------------------------------

     - principal finance, which involves the purchase, origination and securitization of credit products;

     -  sales of investment-grade, high-yield and emerging market bonds;

     - credit derivatives, including credit-linked notes and total return swaps;

     -  derivative products; and

     -  products structured to meet clients' individual risk management needs.

CORPORATE FINANCE

The Corporate Finance business manages UBS's relationships with large supranational, corporate and sovereign clients. It provides a variety of advisory services in areas such as mergers and acquisitions, strategic advisory and restructuring. The Corporate Finance business also provides primary capital markets and leveraged finance services, in co-operation with the Equity and Fixed Income businesses. Responsibilities include

     -  mergers and acquisitions;

     - equity and equity-linked capital offerings, initial public offerings and other public and private equity offerings in conjunction with the Equities business area;

     - investment grade and high-yield debt offerings in conjunction with the Fixed Income business area;

     - leveraged debt offerings in conjunction with the Fixed Income business area; and

     -  structured finance.

TREASURY PRODUCTS

Treasury Products serves institutional investors, banks, sovereigns, and corporate clients, as well as retail and wholesale clients of UBS's other businesses. Treasury Products' primary areas of responsibility include

     - sales and trading of foreign exchange (spot and derivatives), precious metals, short-term interest rate products and exchange-traded derivatives;

     -  collateral trading, securities lending and repurchase agreements;

     -  bank note sales and distribution; and

     -  foreign currency research.

With effect from the beginning of 2001, the Treasury Products and Fixed Income business areas have been reorganized into two new areas, the Credit Fixed Income business area (the former Fixed Income business less interest rate derivatives and government bonds) and the Interest Rates and Foreign Exchange business area (the former Treasury Products business area, with the addition of interest rate derivatives and government bonds).

E-COMMERCE INITIATIVES

The institutional client business worldwide is rapidly moving to an electronic basis. Corporate and Institutional Clients is well positioned to capitalize on this trend. Recent e-commerce initiatives include

     - Investment Banking On-Line (IBOL). IBOL provides extensive functionality from a single home page with direct access to prices, research, trade ideas and analytical tools for UBS Warburg's

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--------------------------------------------------------------------------------

        clients. Corporate and Institutional Clients delivers electronic research to over 5,000 clients and has signed up over 21,000 individual users. UBS intends to expand IBOL to include wireless and video links.

     - Electronic Transactions for Securities (ETS) and Electronic Transactions for OTC Products (ETOP). ETS and ETOP provide a further rollout of online order routing and trading capabilities for all securities, foreign exchange and derivatives products. 30% of all institutional orders are sent via the internet.

     - Corporate Finance On-Line (CFOL). The CFOL initiative is intended to establish a secure connection for the exchange of transactional and pricing information with corporate clients to support the execution and origination of advisory mandates.

     - Debtweb. Using Debtweb, about USD 80 billion of primary market bond issuance was distributed online in 2000.

     - DealKey. Designed for primary equity investors, DealKey uses the web as an additional channel for the distribution of value-added information relating to current equity and equity-linked offerings and provides investors with the ability to communicate feedback and enter orders for all UBS Warburg's current primary equity issues.

Providing superior advice will be key to the Corporate and Institutional Clients business unit's future success. UBS believes its e-commerce initiatives enhance its ability to add value to clients, as well as allowing it to extract value from the scale of its core business processes. Corporate and Institutional Clients already processes 100,000 domestic and cross-border securities trades per day automatically, and has the capacity to increase this amount five-fold within the existing infrastructure.

LOAN PORTFOLIO

UBS took a strategic decision during 1998 to reduce the size of its international loan portfolio, limiting exposures unless they directly supported core client relationships. UBS continues to avoid engaging in balance-sheet-led earnings growth, with the result that the size of its international loan portfolio has reduced considerably from the level recorded in 1998.

See "Risk--Risk Analysis--Credit Risk" below for a more in-depth review of UBS's credit portfolio and business, including a discussion of its impaired and non-performing loans.

                                                                              49
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[UBS WARBURG CORPORATE AND INSTITUTIONAL CLIENTS BANKING PRODUCTS EXPOSURE
GRAPHIC]

STRATEGIC INITIATIVES

UBS Warburg is one of the few truly global content and advice providers for institutional clients, with a full range of products. The global reach, breadth and diversification of its direct access to investors is best-in-class. UBS Warburg will seek to extend these advantages, fully exploiting the added distribution potential and expanded capital markets capabilities brought to it by PaineWebber.

UBS Warburg is among the leaders in the provision of innovative e-commerce and technology solutions to institutional clients, using these to strengthen the link between advisors and their clients. It will continue to expand and enhance its web-based technology solutions, in order to simplify distribution of information and execution, and provide individualized services, analytic tools and transparency to its clients. UBS Warburg sees technology as an enabling tool, allowing clients to benefit from the expertise and skills of its advisors.

UBS Warburg intends to continue to expand its Equities business organically, investing in top quality staff to broaden its geographical and sector coverage, particularly in US cash equities, and building presence in key Asian markets. It will closely monitor the moves to consolidate European stock exchanges and clearing houses, to ensure that it retains current levels of market access.

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The merger with PaineWebber, which positions UBS Warburg more strongly as an employer of choice in the key US market, provides an excellent opportunity for UBS Warburg to grow its investment banking capabilities, through strategic hires in key sectors and regions. This approach has already generated some success, with recruitment of several senior investment bankers in the US in the second half of 2000 and early part of 2001. UBS intends to continue to grow its corporate franchise.

UBS Capital

Actively adding value, UBS Capital is one of the few private equity operations with a truly global presence.

BUSINESS DESCRIPTION AND ORGANIZATION

The UBS Capital business unit of UBS Warburg is the private equity business of UBS.

UBS Capital has increased the amount of its investments substantially in recent years with the book value of its investments increasing from about CHF 400 million at 31 December 1994, to about CHF 5.5 billion at 31 December 2000.

UBS Capital has offices in London, Zurich, New York, Sao Paulo, Buenos Aires, Paris, The Hague, Munich, Milan, Singapore, Hong Kong, Seoul, Sydney and Tokyo and employs about 130 people.

As a private equity group, UBS Capital invests primarily in unlisted companies, managing these investments over the medium-term to increase their value, and "exiting" the investments in a manner that will maximize capital gain. UBS Capital seeks to make both majority and minority equity investments in established and emerging unlisted companies, either with UBS's own capital or through sponsored investment funds. Although the main focus of UBS's investments is late-stage financing, such as management buyouts, expansion or replacement capital, a minority of the portfolio targets early stage investments in the technology and telecommunications sectors. UBS Capital generally targets medium-sized businesses with enterprise values in the range of CHF 75 million to CHF 1.5 billion.

In addition to its international breadth, UBS Capital endeavors to differentiate itself from its competitors by working together with the management of companies it invests in over a three to six-year period to optimize performance.

ORGANIZATIONAL STRUCTURE

UBS Capital is structured on a country and sector basis and has fourteen individual teams covering over 30 countries. UBS Capital's established local presence and expertise, coupled with the global reach of its operations, leads to the early identification of opportunities and their timely and effective development.

UBS Capital's teams are divided geographically between Western Europe, Asia-Pacific and the Americas. UBS Capital's presence in the Asia-Pacific region started in Singapore and now includes Australia and new offices in South Korea and Hong Kong.

In 1999, UBS Capital established two private equity investment funds in the Americas. One of these investment funds makes private equity investments primarily in North America, while the other investment fund makes private equity investments in Latin America. UBS is the largest investor in both funds.

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--------------------------------------------------------------------------------

COOPERATION WITH THE REST OF UBS

UBS Capital collaborates with the Corporate and Institutional Clients business unit on deal execution and IPOs. It has incentive schemes in place to encourage referrals of potential business leads from the investment banking business and from private banking, for example where a private banking client who is an owner-manager of a business faces management succession problems.

UBS Capital also provides fund products for sale to UBS's private clients.

INVESTMENT PORTFOLIO

UBS Capital's investment portfolio had a book value of approximately CHF 5.5 billion and a fair-market value of approximately CHF 6.9 billion at 31 December 2000.

UBS Capital has designed its portfolio to reduce risk exposure by

     - geographically diversifying its portfolio and minimizing concentration of investment in specific locations;

     - diversifying by industry sector to obtain a good mix between manufacturing and services sectors;

     - investing a minority of the portfolio in early stage growth opportunities, such as technology and telecommunications; and

     - focusing on later-stage investments, such as management buy-outs of existing businesses.

At 31 December 2000, approximately 77% of the investment portfolio was three years old or less. Generally, investments are sold, and operating income recognized, between the third and the sixth year after the initial investment.

INVESTMENT PORTFOLIO BY INVESTMENT STAGE

CHF MILLION; ALL AMOUNTS ARE BOOK VALUES                  31.12.00   31.12.99   31.12.98
----------------------------------------------------------------------------------------
Early stage                                                    917        488         49
Late stage                                                   4,632      2,505      1,735
----------------------------------------------------------------------------------------
Total                                                        5,549      2,993      1,784
----------------------------------------------------------------------------------------

AGING (BASED ON DATE OF INITIAL INVESTMENT)

CHF MILLION; ALL AMOUNTS ARE BOOK VALUES  31.12.00  31.12.99  31.12.98
----------------------------------------------------------------------
Pre-1994                                        65        89       112
1994                                           253       199       195
1995                                           272       308       282
1996                                           166       204       183
1997                                           520       496       450
1998                                           842       718       562
1999                                         1,490       979         -
2000                                         1,941         -         -
----------------------------------------------------------------------
Total                                        5,549     2,993     1,784
----------------------------------------------------------------------

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--------------------------------------------------------------------------------

GEOGRAPHIC REGION (BY HEADQUARTERS OF INVESTEE)

CHF MILLION; ALL AMOUNTS ARE BOOK VALUES  31.12.00  31.12.99  31.12.98
----------------------------------------------------------------------
North America                                2,406     1,389       939
Europe                                       2,284     1,153       689
Latin America                                  381       217       123
Asia-Pacific                                   478       234        33
----------------------------------------------------------------------
Total                                        5,549     2,993     1,784
----------------------------------------------------------------------

INDUSTRY SECTOR (BASED ON INDUSTRY CLASSIFICATION CODES)

CHF MILLION; ALL AMOUNTS ARE BOOK VALUES  31.12.00  31.12.99  31.12.98
----------------------------------------------------------------------
Consumer related                             1,023       610       400
Transportation                                 640       605       186
Communications                                 380       326       208
Computer related                               819       282       109
Energy                                         190       167       153
Other electronics related                      247        38        32
Other manufacturing                            106        45        53
Chemicals and materials                        106        23        52
Industrial products and services             1,361       635       436
Others                                         677       262       155
----------------------------------------------------------------------
Total                                        5,549     2,993     1,784
----------------------------------------------------------------------

INVESTMENT PROCESS

UBS Capital concentrates on late-stage investments, believing that these have a better chance of producing superior risk-adjusted returns. At 31 December 2000, 83% of the book value of UBS Capital's investments was late-stage at the time of investment.

Investment opportunities originate from a variety of sources, including referrals from UBS Switzerland and UBS Warburg. UBS Capital's investment policy concentrates on five aims:

     - negotiate an attractive entry price;

     - increase the company's efficiency;

     - implement a sales growth strategy;

     - repay company debt and reduce leverage; and

     - achieve an exit at a higher multiple of earnings than the entry price.

Where appropriate, UBS Capital tries to participate actively with the management of companies it invests in, developing their businesses over the medium term (three to six years) in order to optimize their performance. UBS Capital's exit strategies for the businesses include direct sales to strategic buyers, initial public offerings, leveraged recapitalizations and sales to other financial sponsors.

STRATEGIC INITIATIVES

PRIVATE EQUITY FUNDS

UBS Capital has committed to form private equity investment funds concentrating on each of four regions - Europe, North America, Latin America and Asia - which will provide opportunities for third-

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party investors to participate in investments made by UBS Capital and provide a larger pool of capital for its investments.

In late 1999, UBS Capital launched a USD 1 billion investment fund targeting North America to which it has committed up to USD 500 million, and a USD 500 million fund targeting Latin America, which UBS has committed to fund fully with the option to permit third-party investors to commit up to 25%. Two new funds were also launched in Europe during 1999. Phildrew Ventures V, a GBP 330 million United Kingdom private equity fund, and CapVis Equity Partners, which, at CHF 300 million, is Switzerland's largest private equity fund. Further funds are expected to be launched during 2001.

To support its fund products, the private equity business is launching a marketing campaign during 2001 to build its public profile.

INDUSTRY TRENDS

Superior returns and the widespread recognition of private equity as an alternative asset class has led to a substantial growth in private equity funds raised in recent years. The number and amount of private equity funds raised has exceeded the number and amount of attractive and available private equity investments. This has led to increased competition among investment banks, investment funds and insurance companies and decreased returns for private equity investors.

In spite of the changing environment, UBS believes that opportunities for profitable investment will continue to arise in the private equity business. UBS believes this potential will be enhanced by a number of factors working in combination to produce a favorable business environment for astute market participants. These include the introduction of the euro and the resulting changes in the structure of business ownership in Europe, the worldwide trend of industrial consolidation, a growing awareness of the importance of shareholder value and the increasing need to solve succession issues in family-owned businesses.

NEW STRUCTURE

During 2001, UBS will implement a unique new business model for its private equity business, designed to best capture the opportunities available from the growth of the international private equity market, and the strength of demand for the asset class.

UBS Capital will increase the level of funding sourced from third parties, reducing its dependence on direct funding from the UBS balance sheet. To support this move towards wider participation, the new business model will center on the formation of an autonomous investment management firm known as a fund advisor. The fund advisor will be 80% owned by UBS Capital's current management and 20% by UBS, and will adopt a new corporate identity towards the end of 2001.

The explicit autonomy of this structure is particularly attractive to third-party investors, and fully in line with best market practice in the private equity industry. Combined with UBS Capital's consistently impressive track record, it will provide a compelling investment proposition.

The formation of the fund advisor will have a neutral effect on the earnings stream of UBS. UBS will remain a cornerstone investor in new funds, continuing to benefit from a strong commitment to this product. The new fund advisor will remain strongly affiliated with UBS. UBS's private client and investment banking businesses will retain their close links to the private equity business. Individual clients will be supplied with a full range of proprietary private equity products, while maintaining complete freedom of choice to select private equity investments from other providers. UBS Warburg will continue to benefit from IPO and M&A referrals.

In tandem with supporting this new business model, UBS has raised its target overall commitment to private equity investment from CHF 5 billion to CHF 7.5 billion.

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                                                          [UBS/PaineWebber LOGO]

US Private Clients

The newest member of UBS, US Private Clients, operating under the UBS PaineWebber brand, is a growth firm in a growth industry.

BUSINESS DESCRIPTION AND ORGANIZATION

Operating under the brand name UBS PaineWebber, US Private Clients is the fourth largest private client business in the US, with one of the most affluent client bases in the industry. Its 9,000 financial advisors provide a full range of wealth management services to some 2.1 million affluent households in America. Its focus is on households with investable assets in excess of USD 500,000, the segment with the largest, fastest growing pool of assets in the US.

US Private Clients was formed from the combination of the Private Client, Insurance and Transaction Services groups of PaineWebber, with the US business of the former UBS Warburg Private Clients business unit. From the date of the merger with PaineWebber until the start of 2001, it also included Mitchell Hutchins, PaineWebber's asset management arm, which has since been transferred to UBS Asset Management.

MARKETING, PRODUCTS AND SERVICES

UBS PaineWebber financial advisors are key to its client relationships, supported, but never replaced, by its top class online services. Financial advisors build and maintain strong relationships with their clients, taking the time to understand their financial objectives and risk appetite, in order to help them select the specific products and services they need. They also form the frontline in client acquisition, responsible for developing relationships with prospective investors and converting them into UBS PaineWebber clients. UBS PaineWebber's financial advisors are based in 383 offices across the US, with representation in every major region.

Financial advisors' individual efforts are backed up by sophisticated and long-running marketing and advertising campaigns, featuring the long famous tag-line "Thank you, PaineWebber", and now its revised version "UBS PaineWebber, Thank you".

This new tag-line reflects the introduction in March 2001 of the new brand, UBS PaineWebber. The decision to introduce the new brand so soon was taken in the light of the smooth progress of the PaineWebber integration and the benefits of interlocking UBS and PaineWebber. The new name is designed to underscore UBS and PaineWebber's complementary strengths and to reinforce the benefits of the merger to clients, financial advisors and other employees. UBS PaineWebber reflects PaineWebber's place as a core influence on UBS's future.

US Private Clients' financial advisors are backed up by comprehensive online capabilities, centered on UBS PaineWebber Online Services. Launched in 1997, this now reaches 352,000 client households, representing more than USD 223 billion in assets at year-end 2000. The system provides a wealth of information and analysis to each client, about their accounts, the markets and stocks they might want to invest in, and gives them a convenient means to keep in touch with their financial advisor. It also provides a range of trading, bill payment and other transactional tools. Each client and their client advisor has the opportunity to customize these services, extending the advisory relationship online, and empowering the client to make more confident decisions.

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UBS PaineWebber provides a full range of wealth management services, including:

     -  financial planning and wealth management consulting;

     - asset-based and advisory services such as discretionary and non-discretionary portfolio management, money market accounts, loans and fiduciary products; and

     -  transaction-based services, such as securities brokerage.

It covers the full range of products available to private clients, including purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts, wrap-fee products, alternative investments and selected insurance products.

In addition the Transaction Services group provides prime brokerage and securities lending to major US and international investment firms, and execution and clearing services to correspondent broker-dealers across the US.

STRATEGIC INITIATIVES SINCE THE MERGER

UBS Private Clients remains clearly focused on increasing its market share of US household financial assets, by leveraging its broad domestic distribution capabilities and building the strength of the new UBS PaineWebber brand.

EMERGING WEALTH

Employee stock option plans are a major source of new wealth creation in the US. To help address this large potential market, UBS PaineWebber launched a major initiative at the end of 2000, to significantly expand its already successful stock option finance business through the formation of Corporate Employee Financial Services.

Corporate Employee Financial Services features dedicated distribution, technology and service groups whose goal is to capture a larger share of the management and administration of the USD 1 trillion of stock options awarded to corporate executives in the US. UBS PaineWebber already provides these services to well known companies such as Cisco, Enron, General Electric and Texas Instruments, whose 300,000 option holders together own more than USD 70 billion of in-the-money stock options managed by UBS PaineWebber.

The opportunity for UBS PaineWebber is twofold: to administer employee stock option services for additional Fortune 1000 and major international corporations, and simultaneously to offer the highest levels of online and personalized service through its financial advisors to the employees of those companies.

When properly co-ordinated, the combination of these services will allow UBS PaineWebber not only to execute option exercises, but also to capture clients as long-term investors, managing the wealth they have generated.

International Private Clients and e-services

The PaineWebber merger is a transforming partnership for UBS, not just in the US, but through the strengths that UBS PaineWebber can bring across the private client business.

INTERNATIONAL PRIVATE CLIENTS

During 2000, our International Private Clients business unit provided private banking products and services for high net worth clients outside the US and Switzerland, banking in their country of

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residence. The business has offices in Germany, France, Italy, Spain, the United
Kingdom, Japan and Australia. It provides wealth management products and services tailored to the specific cultural, legal and regulatory environment of each country.

e-SERVICES

The e-services initiative made good progress during 2000, successfully creating the technology backbone for our renewed efforts in European domestic private banking.

However, as a result of the merger with PaineWebber, UBS now has a unique opportunity to target the market for wealthy clients in Europe with an enhanced, advisor-centered wealth management service, taking advantage of the transforming potential of UBS PaineWebber's expertise and award winning online services. As part of this strategy, the e-services proposition has been integrated with our other wealth management businesses. UBS no longer plans to target the "mass affluent" segment separately.

EUROPEAN WEALTH MANAGEMENT

Following the PaineWebber merger, UBS now has scale and excellence in two different types of private client business: the brokerage model, through UBS PaineWebber, and the banking model, through Private Banking. It is therefore uniquely positioned to combine these capabilities to provide a complete range of wealth management services to its clients. With this combination UBS can meet all the needs of a sophisticated clientele, whether banking in their home country or internationally.

As an important step towards this vision, UBS is bringing together its domestic and international private client businesses in Europe. The International Private Clients business unit will therefore cease to exist, with its European businesses being transferred to UBS Switzerland's Private Banking business unit.

UBS's European strategy will focus on wealthy clients, with client self-segmentation based on content and pricing, and services designed primarily for those with more than EUR 500,000 of investable assets.

Our domestic banking efforts will be centered on Germany, the UK, France, Italy and Spain, a scope that covers about 80% of Europe's investable assets, while our international offering will continue to be pan-European. We intend to extend the single brand, UBS Private Banking, from the top international private banking brand, to become the top wealth management brand within each of our targeted countries.

UBS is clearly committed to open architecture and the provision of a full range of best-in-class investment products to all our clients. Client advisors will help to structure the appropriate range of products for each client, building portfolios to reflect their investment objectives and risk criteria. This advice-centered approach will be supported by online systems which combine the best of UBS PaineWebber's client interface technology with the core banking system developed by the e-services initiative.

UBS PaineWebber's top-class abilities in marketing, product management and innovation, technology, and training will be deployed as the key catalyst for our European businesses. UBS will accelerate the positive momentum of the existing domestic business, transferring knowledge and resources from the Private Banking business unit to add to the 170 existing advisors in 17 local offices in Europe, and supplementing them with a program of new hires.

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Corporate Center

REPORTING BY BUSINESS UNITS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS

                                                                    Corporate Center
CHF million                                                   ----------------------------
FOR THE YEAR ENDED                                            31.12.00         31.12.99(1)
------------------------------------------------------------------------------------------
Income                                                             358                372
Credit loss recovery                                             1,161                448
------------------------------------------------------------------------------------------
Total operating income                                           1,519                820
------------------------------------------------------------------------------------------
Personnel expenses                                                 490                548
General and administrative expenses                                281                385
Depreciation                                                       320                366
Goodwill amortization                                               44                 50
------------------------------------------------------------------------------------------
Total operating expenses                                         1,135              1,349
------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX                              384              (529)
------------------------------------------------------------------------------------------
Headcount (full time equivalents)                                  986                862
------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

Our Business Groups are managed together to optimize shareholder value--making the whole worth more than the sum of the parts.

AIMS AND OBJECTIVES

UBS's commitment to an integrated business model remains as strong as ever. UBS is not merely a holding company. It is a portfolio of complementary businesses, managed together for optimal shareholder value, where the whole is worth more than the sum of its parts.

UBS's Business Groups are accountable for their results and enjoy considerable autonomy in pursuing their business objectives - hence the need for a strong Corporate Center, with the mission to maximize sustainable shareholder value by co-ordinating the activities of the Business Groups. It ensures that they operate as a coherent and effective Group with a common set of values and principles. To perform its role, Corporate Center avoids process ownership wherever possible, but instead establishes standards and principles, thereby minimizing its own staffing levels.

FUNCTIONS

FINANCE AND RISK MANAGEMENT AND CONTROL

Corporate Center includes the Group's accounting, treasury and risk management and control functions. These teams are responsible for safeguarding UBS's long-term financial stability by maintaining an appropriate balance between risk and rewards, so that the Group is competitively positioned in growing market places with an optimal business model and adequate resources.

Further details of risk management and control policies and Treasury activities can be found in "Risk Management and Control" and "Asset and Liability Management".

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GROUP CONTROLLING

Group Controlling is responsible for devising and implementing integrated and consistent controlling and accounting processes throughout the Group, in order to produce the Group's regulatory, financial and management accounts.

GROUP COMMUNICATIONS AND MARKETING

The Group Communications and Marketing function is responsible for the effective communication of our strategy, values and results to employees, clients, investors and the public, and for building the UBS brand worldwide.

GROUP HUMAN RESOURCES

Group Human Resources mission is to make UBS a global employer of choice, able to attract, develop, motivate and retain top talents by establishing standards, principles and procedures for performance evaluation, compensation and benefits, graduate and professional recruitment, training and development.

LEGAL AND COMPLIANCE

Legal and Compliance protects UBS's reputation by managing its legal, compliance and regulatory affairs.

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Value-Based Management

UBS's performance measurement framework considers the creation of value for shareholders and other stakeholders in a more explicit way than traditional profit-based measures. UBS believes that the measurement of value creation can only be effective in the context of a comprehensive value-based management (VBM) process which is truly embedded in its management decisions, and consistently applied across the organization.

UBS's value-based management (VBM) framework supports value-based decisions, performance assessment and external communication. The heart of the framework is a process for monitoring the development of the value of the Group and its constituent businesses, based on the identification of the fundamental drivers of value creation.

OVERVIEW OF OBJECTIVES AND PROCESS

The aim of VBM is to create an understanding of the sources and drivers of value within all of UBS's businesses, and to integrate this understanding into its management processes and principles, translating the value creation mindset into action. The diagram below summarizes the VBM processes.

Value-based business decisions: To ensure that UBS's actions are value-enhancing, the Group evaluates strategic initiatives, acquisitions and investments on the basis of the impact of their earnings potential and the inherent risk on shareholder value. Funding and capital resources are only allocated to business plans and projects that are expected to create value on a sustainable basis.

UBS benchmarks the internal assessment of a project's potential against analysts' and investors' expectations. The Group also assesses and manages the risk of current and planned business strategies by analyzing the impact of long-term industry and macro-economic trends on value.

Performance assessment: Performance measures are designed to communicate the extent to which value has been created: both the value derived from actual performance during the current reporting period and the value of future growth prospects resulting from tactical and strategic positioning.

External communication: Value creation is the focal point of our communication to investors and analysts. The analysis and interpretation of sources of valuation gaps provides valuable evidence of the external evaluation of our internal plans.

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[THE OBJECTIVE OF THE VBM FRAMEWORK GRAPHIC]

MEASURING VALUE CREATION

MEASURING VALUE CREATION AT THE GROUP LEVEL

The fundamental assumption underlying the VBM framework is that the creation of sustainable value is the primary objective of business activity. By emphasizing sustainable value creation, UBS considers the interests of both its shareholders and other important stakeholders such as employees, clients and regulators. The framework views the management as fiduciaries of shareholder wealth. They are responsible for generating adequate returns on a risk-adjusted basis through strategic decisions and their effective implementation.

To ensure long-term success, a company must provide its owners with a total return greater than its risk-adjusted cost of capital. For the shareholders, the total return on their investment is a combination of dividends, capital repayments and share price appreciation over a specific period. Share price development is therefore a very important indicator of value creation at the corporate level, since it reflects the assessment by investors of current performance, of the ability of management to define, communicate and implement innovative and compelling strategies for the future and of the level of strategic risk those plans involve.

MEASURING VALUE CREATION AT THE BUSINESS UNIT LEVEL

The share price is a useful indicator of the value creation performance of the Group, but it cannot be used to evaluate the performance of business units. As business units are not listed on any stock

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exchange, UBS needs a measure that corresponds to the total return on shares but is applicable to business units. For this, UBS has chosen fair value and total return on fair value as the most suitable measures of value creation.

The starting point in assessing value creation for a business unit is thus to assess its fair value, i.e., the theoretical value of the current franchise and associated earnings potential as well as the resources the business unit management has been entrusted with.

By relating realized cash earnings and the incremental value of strategic plans and investments to the initial fair value, we then calculate the total return on fair value of the business unit. Actual total return is compared to the business unit hurdle rate, which represents the minimum required return for a given level of business risk.

Technically, fair value is calculated as the sum of all future discounted free cash flows, which correspond to earnings adjusted for investments and depreciation. The discount rate reflects the financial and business risks of the unit and is also the targeted total return on fair value (the business unit hurdle rate). Discount rates are derived from historical market data using the capital asset pricing model (CAPM), which yields discount rates that account for the undiversifiable (systematic) risk of the business. Since our business units are not listed on any stock market, their cost of equity is inferred from stock market data of listed competitors and peers.

GENERATED FREE EQUITY

An important difference between a financial institution and industrial firms is that borrowing and lending form part of everyday business activities and are not used merely for financing and placement of excess liquidity. This makes the traditional definition of cash flow, as used in industrial firms, difficult to apply to a bank. In addition, banks face regulatory constraints in the form of capital adequacy regulation, which reduce their discretion to determine and implement an optimal capital structure.

In view of these differences, free cash flow for banks is generally defined as residual cash, after investments and after all claims from debt holders (interests and amortization) have been serviced. UBS has dubbed this measure "Generated Free Equity" (GFE) as it is the amount that can be either reinvested or returned to shareholders via dividends and share repurchases. UBS uses GFE in the calculation of its fair value and the total return on fair value.

GFE is the sum of adjusted net profit after tax adjusted for significant financial events and change in regulatory equity requirements.

THE VBM PROCESS

The implementation of a comprehensive VBM framework in a large organization like UBS is a complex task and the full benefit of it will only materialize over time. To be truly effective the VBM framework must become an integrated part of key management processes, such as the formulation and evaluation of strategic plans and investments, the measurement and evaluation of performance, and the definition of criteria for performance related compensation.

VALUE DRIVERS

In order to have an operational tool for analyzing the extent to which current and projected performance contribute to sustainable value creation, UBS has identified value drivers for each business unit, relating to revenue, cost and investment. Net new money growth and average margins on assets are examples of typical revenue drivers for the private banking and asset management businesses.

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The analysis of the future development of value drivers extends beyond the standard business plan horizon of three years to consider the potential impact on value of long-term industry and macroeconomic trends, and constitutes an important input in the evaluation of strategic options.

Internal value driver projections and valuations are benchmarked against external assessments and the expectations of the stock market and leading analysts and against performance of key competitors. They are also subjected to a sensitivity analysis, both to understand the sensitivity of the valuation to assumptions, and to test the impact on value of failing to meet plans. Together these measures help to avoid the risk that over-optimistic planning might distort the VBM process.

VALUE-BASED DECISIONS IN STRATEGIC PLANNING

During 2000, the business units of UBS have begun to complement their standard business plans and budgets with explicit targets for key value drivers. Equity expenditures (investments and incremental working capital), which are required to increase or sustain current operating levels, are explicitly considered via their effect on generated free equity.

The impact of business plans on valuation is analyzed on the basis of the internal value driver targets and long-term forecasts on the development of value drivers beyond the planning horizon. The valuation analysis considers the views on sector and macro-economic development of neutral internal and external experts and the impact of worst case scenarios.

VALUE-BASED DECISIONS AND STRATEGIC RISK

UBS considers strategic risk, such as the failure to recognize changing customer priorities, the failure to recognize opportunities and threats from emerging technologies and business models or the failure to define and implement innovative, compelling value propositions for customers and investors, as the major challenge in today's competitive environment.

In order to meet this challenge, companies need to implement systematic and rigorous tools and processes (as has already been done in the case of market, credit and operational risk control) to identify and manage strategic risk. Valuebased analysis constitutes a key input for assessing and addressing strategic risk.

In parallel with the changes in planning and investment appraisals, UBS has introduced a new value report. This quarterly report to management tracks actual generated free equity and the development of value drivers and also measures total return on fair value, which includes the incremental impact of new business initiatives. In addition, the value report contains a section which analyses the source of gaps between internal valuation and market capitalization and between internal valuation and leading external analysts' valuations of business units.

COMPENSATION

A key aspect of a comprehensive VBM framework is compensation. The objective of value based compensation is to reward sustainable shareholder value creation. Managers and employees should receive an appropriate share of the value created in order to align their interests to the interests of shareholders. As with all other professional services organizations, human resources costs in banking are the single largest operating expense. As a result compensation is a highly sensitive area, where market practice and cultural considerations need to be taken into account.

Total return on fair value and the development of value drivers are very powerful measures for compensation and UBS currently is in the process of developing methods to include the VBM measures in its compensation scheme. However, UBS believes that compensation should never be formula driven,

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so, while these measures will become important inputs, they will not replace managerial judgement in determining compensation levels.

EXTERNAL COMMUNICATION

Although VBM is essentially an internal management tool, it can also provide useful information for investors and analysts. Future public disclosure will therefore contain further quantitative information on the development of key value drivers.

CONCLUSION

UBS believes that the focus on value drivers in planning and performance tracking is the most effective and efficient way to direct the organization towards building value. It also allows the linking of compensation to the key drivers of sustainable profitability in a pragmatic way. Value based management combines the analysis of current performance with the analysis of future earnings potential. This increases management's focus on strategic risk and further improves UBS's ability to create sustainable value.

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Brand Strategy at UBS

Brands are becoming formal assets that provide tangible benefit. In free and fiercely contested markets, they are a vital communication tool for attracting target clients. Nowhere is this more so than in the competitive market of financial services providers. UBS is responding to this challenge with integrated brand management and a clear brand strategy, with responsibility for brand equity taken at the highest level.

BRANDS ARE INCREASINGLY IMPORTANT IN THE FINANCIAL SERVICES INDUSTRY

Until recently, banks seldom went far beyond national borders. Clients did not shop around for a financial advisor, but were directed towards prestigious companies through word-of-mouth and often remained loyal to these institutions throughout their whole lives. As a result of this privileged market position, financial services providers deliberately cultivated an image of discretion and exclusivity.

The easing of regulatory restrictions, increased transparency of services and a shift to more consumer "activism", has led to a dramatic increase in competition, making it much easier for new players to enter the financial markets, significantly expanding choice and turning the previously restricted world of privileged providers into a buyer's market. Today, customer loyalty has weakened, and clients can change products and providers more easily than before. A new generation of wealthy clients is increasingly comfortable using the media to collect information on financial matters, often in the form of advertising and marketing messages. Clients increasingly select companies and products based on image and perception. Strong brands with a well-articulated and attractive message are becoming a crucial competitive factor in this type of environment. In a survey of American banking clients, at least 80 percent of those questioned said that the influence of brand was "fairly important" to "extremely important" in their choice of financial products.

A BRAND STRATEGY FOR HIGHLY COMPETITIVE FINANCIAL MARKETS

A strong and familiar brand with a clear profile offers the client focus and security, giving the company sustained competitive advantage. A firm such as UBS formed through merger and with a portfolio of legacy brands, faces particular challenges. UBS has therefore refined its brand strategy and, in July 2000, launched a brand campaign concentrating on the UBS brand as the focus for the entire UBS Group.

UBS'S BRAND IDENTITY

The only brands that make an impression amid the current flood of information and frenzied pace of communication are ones that are strong and communicate a clear message. Defining the brand message is therefore crucial to the success of brand communication.

The Group's global reach, technology excellence, sophisticated products and services, integrated business platform and strong focus on advice are ideal brand attributes. "Partnership for success", the core message of the UBS corporate brand, reflects these strengths. UBS's brand stands for success through partnership: partnership with the outside world, partnership with our clients, partnership with shareholders, partnership with investors, but also partnership within UBS, thanks to the close co-operation that exists between the individual business areas.

Supporting this core message are a number of subsidiary associations. The UBS brand also stands for "value added solutions" and transparency of benefits and price. Furthermore, it symbolizes the committed and motivated employee and embodies the collective power of the UBS Group which comes

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from the combination of services provided by a wide range of business units. And finally, the brand conveys the trust which is associated with characteristics such as quality, reliability, security, stability and sense of responsibility.

WORLDWIDE BRAND CAMPAIGN

The UBS brand with its powerful message was positioned in the major markets through a worldwide campaign during 2000. The core message, "The Power of Partnership", is based on a concept which can be applied across the board for all Business Groups, service and product categories. The pictures from the campaign symbolize the way to success through partnership.

UBS'S SYSTEMATIC APPROACH TO BRANDING

UBS's systematic approach to branding is based on a corporate brand and a limited number of subsidiary business brands.

The corporate brand identifies the Group as a whole and reflects its values. It is aimed at steering clients towards the company when they make market decisions. Its visual appearance is determined by design guidelines which are binding, company-wide.

As a general rule the business brands (such as UBS Warburg) are strongly linked to the corporate brand. They represent the individual business units and subsidiaries with their range of products and services, with the linkage reflecting the benefits offered by UBS as an integrated financial services group.

For jurisdictional or strategic reasons, such as identification of an asset management style, other business units may have a "some link" or a "no link" status, though the medium-term plan for brand development clearly focuses on a smooth transition from the current brand portfolio to a single brand. Finally there are also simple word brands for products and services, like KeyClub or Fund Solutions.

[UBS BRAND ARCHITECTURE GRAPHIC]

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UBS and the Environment

UBS aims to maintain best-in-class environmental standards in all that it does.

INTRODUCTION

UBS strives to be among the leaders in all its businesses, but will only succeed if it anticipates long term opportunities and risks. UBS is convinced that it is not only financial market trends and political developments that will shape its business, but to an increasing extent environmental conditions and social expectations as well. This section describes briefly how environmental aspects affect UBS's shareholder value in the Group's different areas of activity. Further details are available in UBS's Environmental Report 2000, which is available at www.ubs.com/environment.

UBS takes its responsibility towards its clients, shareholders and employees seriously. It believes that its international prominence confers "role model" status, and that its long-term success will only be guaranteed if the long-term consequences of all its actions are seen to be beneficial. For UBS it is self-evident that the Group should take as much care of natural resources as it does with the assets its clients entrust to it. A precondition for this is a forward-looking assessment of the environmental impact of the Group's actions.

This is why UBS aims to observe international environmental standards in all that it does - not only with respect to its own conduct but also in terms of the transactions it finances. UBS's commitment to the environment is underpinned with a professional environmental management system.

UBS views the ISO 14001 certification awarded to its environmental management system as the first important step towards comprehensive independent assessment of the corporate responsibility which it embodies in its corporate culture. During 2001, UBS will create a Corporate Responsibility Committee composed of Board, GEB and GMB members which will be responsible for corporate social responsibility issues, for supervision of the Group's adherence to relevant international standards, and for developing appropriate reporting in this area.

UBS - COMMITTED TO SUSTAINABILITY

UBS'S ENVIRONMENTAL POLICY

UBS's environmental policy has been approved by the Group Executive Board. The following extracts outline the key points of the policy.

Environmental protection is one of the most pressing issues facing our world today. Consequently environmental issues are a challenge for all companies in all sectors. UBS regards sustainable development as a fundamental aspect of sound business management.

UBS is committed to continuing the integration of environmental aspects into business activities.

We seek to build shareholder value by taking advantage of environmental market opportunities. At the same time, we will incorporate due consideration of environmental risks into our risk management processes, especially in lending and investment banking.

We will actively seek ways of reducing the environmental impact to air, soil and water from our in-house operations. The main focus is the reduction of greenhouse gas emissions.

We seek to ensure the efficient implementation of our environmental policy via an environmental management system which includes sound objectives, programs and monitoring.

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THE UN GLOBAL COMPACT AND THE UNEP BANK DECLARATION - A GLOBAL COMMITMENT

UBS has undertaken to comply with the UN Global Compact principles proposed at the 1999 World Economic Forum in Davos. These principles set out the framework in which a company can help ensure sustainable development worldwide. In addition to protecting the environment, the nine principles deal with aspects such as respecting human rights and workplace rights.

UBS was one of the first signatories of the UNEP Bank Declaration and is helping to shape further developments through its role on the Steering Committee for financial institutions.

UBS does not just acknowledge these principles in theory, but takes concrete action to turn them into reality. Internally, compliance with social standards is a day-to-day reality within human resources. UBS is aware, however, that in the financial services industry the main focus of corporate social responsibility must be on client relationships. Financing transactions and managing assets for clients whose activities are seen as socially irresponsible can lead to financial and regulatory risks for the Group, and damage its reputation. UBS seeks to avoid these risks through the application of the highest standards of probity, and through its involvement in initiatives such as the Wolfsberg Anti-Money Laundering Principles.

THE UBS ENVIRONMENTAL MANAGEMENT SYSTEM: THE ISO 14001 CERTIFICATE

In May 1999, UBS was the first bank to obtain ISO 14001 certification for its worldwide environmental management system in its banking business. ISO 14001 is an international standard for environmental management systems. UBS also received certification for its environmental management system for its corporate services in Switzerland. The certification was undertaken by an independent certification company, SGS International Certification Services AG.

ENVIRONMENTAL RATINGS

UBS's share price is part of the Dow Jones Sustainability Group Index (DJSGI). The DJSGI comprises around 230 companies from various sectors that rank as leaders in their field in terms of social and environmental performance.

In October 2000, UBS was ranked first in the financial sector by DJSGI.

In a survey published in January 2000, the Munich-based rating agency, Oekom Research, examined the environmental performance of larger European banks. The study, which looked at environmental management systems, products and services, and the quality of environmental data, ranked UBS first amongst the 26 banks examined.

THE ENVIRONMENTAL FACTOR IN ASSET MANAGEMENT

HIGHLIGHTS

     - The performance of the "UBS (Lux) Equity Fund - Eco Performance" was 1.7% in 2000, outperforming the MSCI World Index by 15.7%.

     - The size of the "UBS (Lux) Equity Fund - Eco Performance" and of the corresponding investment foundation for Swiss pension funds doubled in 2000 to 487 million Swiss francs.

     - The Japanese fund "UBS Nihon Kabushiki Eco Fundo" was successfully launched on the market at the end of October 1999. The size of fund assets at end 2000 was around JPY 7 billion.

     - UBS is currently reviewing the launch of a product which will allow clients to invest worldwide in projects aimed at reducing greenhouse gas emissions.

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There are a number of factors involved in acquiring new client assets, including the financial performance of a company's products, the level of service it offers and its reputation. In addition, some clients now demand that asset management decisions take into account environmental and social aspects as well as economic ones. UBS's expertise in incorporating environmental and social aspects into its company research and portfolio management is becoming more and more important - particularly for institutional investors such as pension funds.

UBS's environmental investment research looks at how companies' strategies, processes and products impact both their financial success and the environment, and what contribution these elements make to each company and its employees. The stocks selected through this process are shares in companies which demonstrate long-term success and generate sustainable financial revenues. Specialist studies and stock indices show that there can be a positive link between environmental, social and economic performance.

Focusing on the concept of sustainability, UBS launched a new investment fund in 1997, the "UBS (Lux) Equity Fund - Eco Performance". This fund invests worldwide in stocks of exemplary sector leaders and forward-looking small and medium-sized companies. The selection criteria include above average environmental and social performance as well as a sound financial basis. This investment strategy and the fund's broad diversification has resulted in an excellent financial performance for the fund and a positive contribution to the value of UBS's asset management business.

THE ENVIRONMENTAL FACTOR IN INVESTMENT BANKING

While no two investment banking transactions are the same, they all have a common element that is crucial to their success, namely the ability to identify opportunities and risks early on, and to assess them correctly. Although financial risks dominate this assessment, environmental aspects can also be an important part of risk analysis.

First, environmental risks could become credit risks - for example, if a client can no longer repay a loan as a result of environmental problems. Second, liability risks could be incurred if, for example, UBS were to become owner of a company or were to sit on the management board of a company which finds itself facing environmental liabilities. Lastly, environmental risks could damage the Group's reputation if it were to be involved in a controversial transaction.

Based on its Global Environmental Risk Policy, UBS Warburg has introduced processes that allow early identification of environmental risk in relation to a transaction. In an initial phase, environmental factors are screened by investment banking staff. If there are indications of increased risk, environment specialists are called in to investigate the issues as part of the due diligence process.

THE ENVIRONMENTAL FACTOR IN CREDIT BUSINESS

HIGHLIGHTS

     - The assessment of environmental risks is integrated fully into the loan review process and the set of tools used.

     - Almost all employees in recovery departments in Zurich, Bern and Lausanne were trained in environmental risk management in 2000. Professional management of environmental risks is particularly relevant in these departments, as they manage distressed debt.

A prerequisite for a healthy loan portfolio is professional risk analysis that takes account of all types of risk, including environmental risks. Alongside traditional rating factors such as key financial data and management quality, a careful review of financially relevant environmental aspects is an important

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part of UBS's credit risk analysis. In assessing a loan application, the client advisor uses internal guidelines and up-to-date information to assess environmental risks, and includes environmental information in the data provided to the loan assessor.

UBS can take several courses of action if a client's credit-worthiness is compromised by environmental risks. If the risks involved cannot be calculated or estimated, it can refuse the credit transaction; it can demand a higher risk premium or additional collateral; it can reduce the term of the loan or repayment period, or it can offer advisory services or act as an agent to help resolve the problem.

The benefits of incorporating the "environmental factor" in lending business are threefold: UBS has a healthy loan portfolio, the client is aware of the environmental risks and opportunities for its company, and the environment itself benefits from the resulting improvements.

THE ENVIRONMENTAL FACTOR IN-HOUSE

HIGHLIGHTS

     - Environmental aspects are incorporated as a core part of our procurement and design processes for services such as cleaning or waste disposal services and for products such as paper or office materials.

The more efficiently and sparingly UBS uses its resources and hence reduces emission levels, the less it will have to pay in terms of costs. Energy management and in-house environmental initiatives enhance operating margins.

UBS impacts the environment primarily through its energy consumption, the running of its heating systems, its paper consumption and business travel. Professional know-how and an efficient environmental management system allow the Group to use resources better and bring down costs.

Costs can be optimized in three different ways. Firstly, the necessary level of environmental performance to comply with regulatory requirements must be achieved in as effective and cost-efficient a manner as possible. Secondly, costs can be reduced by improving internal processes or implementing technical measures, such as adjusting the heating or air conditioning of a building. Lastly, UBS and the specialist companies it works with are continually working to reduce the impact on the environment using intelligent engineering, for example in the building services.

UBS'S ENVIRONMENTAL PERFORMANCE IN FIGURES

Full details of UBS's environmental performance can be found in UBS's Environmental Report 2000.

The environmental report shows how UBS's environmental commitment affects its enterprise value, highlighting the effect of the "environmental factor" on some of the Group's key value drivers. It includes data on UBS's performance against key environmental metrics in banking and corporate services, based on the EPI-Finance 2000 standard which was jointly developed by eleven finance and insurance companies. It also provides further details about UBS's ISO 14001 certification.

For further information please visit: www.ubs.com/environment, or contact: environment@ubs.com.

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Corporate Governance

UBS is committed to meeting the highest international standards of corporate governance in its organizational structure. Corporate and executive bodies are organized in line with the leading codes of best practice.

Corporate Organization

UBS's organizational structure, based on two separate boards having different functions and responsibilities, guarantees clear controls and a balance between the Board of Directors (Board) and the Group Executive Board (GEB).

The functions of Chairman of the Board of Directors (Chairman) and President of the Group Executive Board (President) are conferred on two different people, guaranteeing separation of powers.

ORGANIZATIONAL PRINCIPLES

The shareholders elect each member of the Board. The Board appoints the Chairman, the Vice Chairmen and the members of the various Board committees from among the elected Board members. It also appoints the President and members of the GEB and the Group Managing Board (GMB).

The Board is the highest corporate body with responsibility for the ultimate direction and strategy of the company and the appointment and supervision of its executive management. A large majority of the Board members are non-executive and fully independent. The Chairman and at least one Vice Chairman have executive roles and assume supervisory and leadership responsibilities for matters including strategy, risk supervision, compensation principles and succession planning.

The GEB has executive management responsibility for the company. Together with the Chairman's Office it assumes overall responsibility for the development of UBS's strategies. It is responsible for the implementation and results of those strategies. Its membership includes the CEOs of the Business Groups, who are accountable to the President for the financial results and management of their Business Groups. The President and the GEB are accountable to the Chairman and his Board for the Group results, and the Board in turn is accountable to shareholders.

In order to ensure that the Board and GEB are independent of each other, no member of one board may also be a member of the other.

THE BOARD OF DIRECTORS

As at 31 December 2000, the Board consisted of eight Directors (see list below). Alex Krauer, Chairman since 1998, and Andreas Reinhart will step down from their functions at the Annual General Meeting of Shareholders (AGM), to be held on 26 April 2001. The Board will propose to the AGM that Marcel Ospel, currently Group Chief Executive Officer, be elected to the Board, and has decided to then appoint Marcel Ospel as its Chairman. In order to reflect UBS's global reach at board level, the AGM will also be asked to elect three new non-Swiss Directors:
Sir Peter Davis (born 1941), CEO of Sainsbury plc, London; Johannes Antonie de Gier (1944), former Chairman and CEO of Warburg Dillon Read (now UBS Warburg), London; Lawrence Allen Weinbach (1940), Chairman and CEO of Unisys Corporation, New York.

The Board is organized as follows:

The Chairman operates a Chairman's Office, including the Vice-Chairmen, which meets regularly with the President and his appointees from the GEB to address fundamental issues for the Group, such as

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overall strategy, mid-term financial and business planning, mid-term succession plans, global compensation principles, and the risk profile of the Group. The Chairman's Office assumes special authority in the credit approval process. It also acts as the Audit Supervisory Board, with responsibility for the supervision of Group Internal Audit, and as the Nomination Committee.

Following the 2001 AGM, a separate Compensation Committee will be appointed, mainly from among the non-executive directors. It will have responsibility for setting the global compensation policy of the organization and for determining the individual compensation and bonus for the members of the Chairman's Office, GEB and GMB.

The Board appoints an Audit Committee from among its non-executive members. The Audit Committee meets at least three times a year to oversee the performance of the external Group and Statutory Auditors. It also monitors interaction between Group Internal Audit and the external auditors. All three members - Peter Bockli as Chairman, Rolf Meyer and Andreas Reinhart - are fully independent from UBS. They are financially literate and familiar with the accounting practices of international financial services groups. The Audit Committee does not itself perform audits, but supervises the auditing work done by internal and external auditors. Its primary responsibility is thereby to review the organization and efficiency of internal control procedures and the financial reporting process.

Following the 2001 AGM, the Board will appoint a Corporate Responsibility Committee, composed of Board, GEB and GMB members. The Committee will be responsible for corporate social responsibility issues, for supervision of the Group's adherence to relevant international standards, and for appropriate associated reporting.

THE GROUP EXECUTIVE BOARD

From 1 January 2001, the Group Executive Board (GEB) consisted of eight members (see list below). Joseph J. Grano joined the GEB on 1 January 2001, following UBS's merger with PaineWebber. Marcel Ospel, Chief Executive Officer, will step down from his function after the 2001 AGM when he is to be proposed for election to the Board. Luqman Arnold, currently Chief Financial Officer, will assume the role of President of the GEB.

The GEB appoints the following major committees:

The Group Governance Committee is responsible for the co-ordination of the Group's interface with central banks and regulators, and for minimizing the Group's reputation risks.

The Group Finance Committee is responsible for co-ordinating the Group's accounting, risk management and control, treasury and financial communication processes, aiming for the long-term maximization of shareholder value. The Group Finance Committee includes the chairmen of the associated functional committees:
Group Risk Committee, Group Controlling Committee, and Group Treasury Committee.

The Group Communications and Marketing Committee ensures that communication to all stakeholders, internally and externally, is transparent, accurate, concise, timely and consistent.

The Group Human Resources Committee has responsibility for the definition of human resources policies and standards which contribute to the identification, recruitment, development and retention of high-caliber staff.

The Group IT Committee ensures Groupwide coordination of policies and standards in the information technology area.

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THE GROUP MANAGING BOARD

As of 1 March 2001 the Group Managing Board (GMB) had 30 members all of whom hold high-level functions in the business groups, or the Corporate Center (see list below).

The GMB is regularly informed of important decisions and meets physically at least once a year to discuss fundamental Group issues.

AUDIT

GROUP INTERNAL AUDIT

To guarantee full independence, the head of Group Internal Audit - Walter Sturzinger until 31 December 2000, Markus Ronner from 1 January 2001 - reports directly to the Chairman of the Board.

With 240 professionals worldwide, Group Internal Audit provides an independent review of the effectiveness of the system of internal controls and compliance with key rules and regulations. All key issues raised by Group Internal Audit are communicated to the management responsible, to the President and to the Chairman's Office via formal Audit Reports. The Audit Supervisory Board and the Audit Committee of the Board are regularly informed of important findings.

Extensive coordination and close cooperation with the external auditors enhances the efficiency of Group Internal Audit's work.

EXTERNAL AUDITORS

Ernst & Young Ltd., Basel, have been assigned the mandate of global auditors for the UBS Group. They assume all auditing functions according to laws, regulatory requests, and the UBS Articles of Association (see also paragraph on Relations with Regulators). Ernst & Young Ltd. meets all independence requirements established by the Securities and Exchange Commission (SEC). As part of its audit process, Ernst & Young Ltd. informs the Audit Committee of the measures it takes to ensure its and its employees' independence from UBS, and outlines the nonaudit services which it delivers to UBS.

At the Extraordinary General Meeting on 7 September 2000, UBS shareholders appointed Deloitte & Touche Experta AG, Basel, as Special auditors according to
Article 31 paragraph 3 of the UBS Articles of Association. The Special auditors provided an audit opinion in respect of the details of the capital increase required for the PaineWebber transaction, independently from the normal auditors.

SENIOR MANAGEMENT COMPENSATION PRINCIPLES

OVERALL PHILOSOPHY

UBS operates in extremely competitive labor markets around the world. Accordingly, it seeks to attract, retain, motivate and develop highly qualified employees at all levels. In particular, it is critical to achieve this for positions where performance is most important to the UBS's overall success. UBS is prepared to provide superior compensation opportunities in return for superior performance, and has developed the measurement systems and decision processes necessary to ensure that pay is tied directly to performance.

Individual performance is measured on the basis of business area, Business Group, or Groupwide results, as appropriate to a particular executive's responsibilities. In assessing performance, the Group considers both quantitative and qualitative factors. It also makes a balanced assessment of both current results and key performance indicators - longer-term value drivers crucial to the Group's ability to

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deliver future performance and growth. This assessment is closely linked to the value-based management process which UBS is now implementing.

In conducting its assessments of executive performance, UBS reviews changes to its overall performance and the performance of its business units over time, against specifically established performance targets, and against the performance of our competitors, to the extent that such data are available.

COMPONENTS OF COMPENSATION

Compensation of senior executives consists of base salary and discretionary (performance-based) bonus, a significant portion of which is paid in the form of forfeitable restricted stock and employee stock option grants. Annual examination of competitors' pay practices is conducted to ensure that UBS's compensation policies and practices continue to support the objectives of attracting outstanding new executives, and motivating and retaining valuable employees.

Bonuses are discretionary, and generally represent a substantial portion of total compensation for UBS's senior management.

SHARE OWNERSHIP COMMITMENT

It is UBS's long-standing policy to strongly encourage significant levels of stock ownership among its senior management, aligning the interests of management closely with those of our shareholders. Share ownership is encouraged in the following ways:

     - A significant portion of each senior executive's annual performance-based compensation is delivered in the form of UBS shares or employee stock options, on a mandatory basis.

     - Additional incentives are provided for senior managers who voluntarily elect to take an even greater portion of their annual performance-based compensation in the form of shares or employee stock options.

     - Below the senior executive level, significant numbers of employees are required to take a significant portion of their annual performance-based compensation in the form of shares, employee stock options, or other UBS equity-linked vehicles. Additionally, they are provided with opportunities to own stock through various programs.

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Directors and Officers of UBS

THE BOARD OF DIRECTORS

Each member of the Board is elected at the Annual General Meeting of Shareholders for a four-year term. The initial term of office for each Director is, however, fixed in such a way as to ensure that about a quarter of all the members have to be newly elected or reelected every year.

The table below shows information about the Board of Directors as at 31 December 2000.

                                                                                                  Expiration of
                                                                                Year of initial    current term
Name and business address         Position held                                     appointment       of office
---------------------------------------------------------------------------------------------------------------
ALEX KRAUER                       CHAIRMAN                                                 1998         2002(1)
UBS AG                            MEMBER OF THE AUDIT SUPERVISORY BOARD
Bahnhofstrasse 45
CH-8098 Zurich
---------------------------------------------------------------------------------------------------------------
ALBERTO TOGNI                     VICE CHAIRMAN                                            1998            2001
UBS AG                            CHAIRMAN OF THE AUDIT SUPERVISORY BOARD
Bahnhofstrasse 45
CH-8098 Zurich
---------------------------------------------------------------------------------------------------------------
MARKUS KUNDIG                     VICE CHAIRMAN                                            1998            2002
Bundesplatz 10                    MEMBER OF THE AUDIT SUPERVISORY BOARD
CH-6304 Zug
---------------------------------------------------------------------------------------------------------------
PETER BOCKLI                      CHAIRMAN OF THE AUDIT COMMITTEE                          1998            2003
Bockli Bodmer & Partners
St. Jakobs-Strasse 41
P.O. Box 2348
CH-4002 Basel
---------------------------------------------------------------------------------------------------------------
ROLF A. MEYER                     MEMBER OF THE AUDIT COMMITTEE                            1998            2003
Heiniweidstrasse 18
CH-8806 Bach
---------------------------------------------------------------------------------------------------------------
HANS PETER MING                   BOARD MEMBER                                             1998            2004
Sika Finanz AG
Wiesenstrasse 7
CH-8008 Zurich
---------------------------------------------------------------------------------------------------------------
ANDREAS REINHART                  MEMBER OF THE AUDIT COMMITTEE                            1998         2004(1)
Volkart Brothers Holding Ltd.
P.O. Box 343
CH-8401 Winterthur
---------------------------------------------------------------------------------------------------------------
ERIC HONEGGER                     BOARD MEMBER                                             1999            2003
SAirGroup
CH-8058 Zurich-Airport
---------------------------------------------------------------------------------------------------------------

(1) Alex Krauer and Andreas Reinhart will step down from their functions at the Annual General Meeting in April 2001.

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Alex Krauer, Chairman of the Board of Directors since 1998, joined the Board of
Directors of Swiss Bank Corporation in 1988. In 1994, he became First Vice Chairman of Swiss Bank Corporation, and following the merger between Swiss Bank Corporation and Union Bank of Switzerland was named Vice Chairman of UBS AG in 1998. Mr. Krauer previously held various management functions in Ciba Ltd. and subsequently Ciba-Geigy Ltd. He was Chairman and CEO of Ciba-Geigy Ltd. from 1987 to 1996, and after the merger between Ciba-Geigy Ltd. and Sandoz Ltd. Chairman of Novartis Inc. from 1996 to 1999. He also served as a member of the Boards of Directors of Baloise Holding from 1980 to 1999 and of Chiron Corporation from 1995 to 1999. Mr. Krauer was born on 3 June 1931.

Alberto Togni, Vice Chairman of the Board of Directors, has been with UBS and SBC since 1959. From 1994 to 1997 he was Chief Risk Officer and a member of the Group Executive Committee of Swiss Bank Corporation. He previously held various functions in the Commercial division, becoming its head in 1993. In 1987 he was named General Manager and member of the Executive Board. Prior to that, he assumed different management roles in Zurich, New York, Tokyo and as representative for the Middle East in Beirut. Mr. Togni serves as a director of Unilever (Schweiz) AG, Zurich; Thomson Multimedia Ltd., Zurich; and Swiss National Bank, Zurich. Mr. Togni was born on 30 October 1938.

Markus Kundig, Vice Chairman of the Board of Directors, is also the Chairman of the Board of Directors of LZ Medien Holding AG and the Vice Chairman of the Board of Directors of Clariant. He is a member of the Boards of Directors of Metro International AG, Merck AG and Pelikan Holding AG. Until 1999, Mr. Kundig was the proprietor of Kundig Printers Ltd. Mr. Kundig was born on 12 October 1931.

Peter Bockli, Chairman of the Audit Committee, is a partner in the law office of Bockli Bodmer & Partners and a part-time professor of tax and business law at the University of Basel. He is a member of the Boards of Directors of Nestle S.A., and Firmenich. In addition, he is the Vice Chairman of the Board of Directors of Manufacture des Montres Rolex S.A. Mr. Bockli was born on 7 May 1936.

Rolf A. Meyer, a member of the Audit Committee, was until recently Chairman and CEO of Ciba Specialty Chemicals. He is now a consultant and is also a member of the Board of Siber Hegner AG. Mr. Meyer was born on 31 October 1943.

Hans Peter Ming, a member of the Board, is the Chairman of the Board of Directors of Sika Finanz AG. He is also a member of the Board of Directors of Swiss Steel and sits on the Board of the Swiss Society of Chemical Industries. Mr. Ming was born on 12 October 1938.

Andreas Reinhart, a member of the Audit Committee, is proprietor and Chairman of Volkart Group and a member of the Board of Directors of Volkart Foundation and Volkart Vision. He is Chairman of SAM Sustainability Group and of Non-Violence Project AG. He is a member of the Board of Directors of Scalo Publishers. Mr. Reinhart was born on 24 December 1944.

Eric Honegger, a member of the Board, is the Chairman of the Board of Directors of SAirGroup. He is also the Chairman of the Board of Directors of Neue Zurcher Zeitung. Before joining SAirGroup Mr. Honegger was a member of the Zurich Government. Mr. Honegger was born on 29 April 1946.

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THE GROUP EXECUTIVE BOARD

The table below shows the membership of the Group Executive Board at 1 January 2001, following the appointment to the board of Joseph J. Grano.

                                                                                Year of initial
Name                 Position held                                                  appointment
-----------------------------------------------------------------------------------------------
Marcel Ospel         President and Group Chief Executive Officer                           1998
-----------------------------------------------------------------------------------------------
Luqman Arnold        Chief Financial Officer                                               1999
-----------------------------------------------------------------------------------------------
Georges Gagnebin     Chief Executive Officer, UBS Private Banking                          2000
-----------------------------------------------------------------------------------------------
Joseph J. Grano Jr.  President and CEO, UBS PaineWebber                                    2001
-----------------------------------------------------------------------------------------------
Markus Granziol      Chairman and Chief Executive Officer, UBS Warburg                     1999
-----------------------------------------------------------------------------------------------
Stephan Haeringer    Chief Executive Officer, UBS Switzerland                              1998
-----------------------------------------------------------------------------------------------
Pierre de Weck       Chief Executive Officer, UBS Capital                                  1998
-----------------------------------------------------------------------------------------------
Peter A. Wuffli      Chairman and Chief Executive Officer, UBS Asset                       1998
                     Management
-----------------------------------------------------------------------------------------------

The business address of all members of the Group Executive Board is UBS AG, Bahnhofstrasse 45, Zurich, Switzerland.

Marcel Ospel, Group Chief Executive Officer, was the President and Group Chief Executive Officer of Swiss Bank Corporation (SBC), from 1996 to 1998. He was made CEO of SBC Warburg in 1995, having been a member of the Executive Board of SBC since 1990. From 1987 to 1990, he was in charge of Securities Trading and Sales at SBC. From 1984 to 1987 Mr. Ospel was Managing Director with Merrill Lynch Capital Markets; and from 1980 to 1984, he worked at SBC London and New York in the Capital Markets division. He began his career at Swiss Bank Corporation in the Central Planning and Marketing Division in 1977. Mr. Ospel was born on 8 February 1950.

Luqman Arnold previously served as Chief Operating Officer of Warburg Dillon Read. Mr. Arnold joined SBC Warburg in 1996 as Chairman of the Asia/Pacific division and was later named Chief Executive Officer of the successor organization in Asia/Pacific. From 1993 to 1996 he was employed by Banque Paribas and was appointed to the Executive and Management Committees. Between 1983 and 1992 Mr. Arnold held various senior management positions at Credit Suisse First Boston. From 1973 to 1983 he worked at Manufacturers Hanover Corporation and at First National Bank in Dallas. Mr. Arnold was born on 16 April 1950.

Georges Gagnebin is the CEO of the Private Banking unit of UBS Switzerland. Before holding this function, he was the Head of the International Clients Europe, Middle East & Africa business area in the Private Banking division. In 1994, he was named General Manager and Member of the SBC Group Executive Board, and in 1992, he became Deputy General Manager and a Member of the Executive Board. Between 1987 and 1992, he served as Head of Finance & Investment at SBC in Berne and Lausanne. In 1982, he was named Head of the Finance & Investment unit of SBC in Berne. Mr. Gagnebin began his career in 1969 at SBC in Berne. Mr. Gagnebin was born on 3 March 1946.

Joseph J. Grano, Jr., President and CEO of UBS PaineWebber, joined the UBS AG Group Executive Board on 1 January 2001. In 1994, he was named President of PaineWebber Inc. He joined PaineWebber in 1988 as President of Retail Sales and Marketing. Before working for PaineWebber, Mr. Grano was with Merrill Lynch for 16 years holding various senior management positions including director of National Sales for Merrill Lynch Consumer Markets. Prior to joining Merrill Lynch in 1972, Mr. Grano served in the US Special Forces. Mr. Grano was born on 7 March 1948.

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Markus Granziol, Chairman and CEO of UBS Warburg, served from 1998 to 1999 as
Global Head Equities and Fixed Income at Warburg Dillon Read and was a member of the Group Managing Board. From 1996 to 1998, he was General Manager and member of the SBC Group Executive Board. Between 1995 and 1996 he served with SBC Warburg as the Joint Global Head of Equities. In 1994, he became Global Head of Equities at SBC in Hong Kong. Mr. Granziol joined SBC in 1987 as Head of the Securities Department at SBC in Zurich. Prior to that, he was Chief of Staff at the Swiss National Bank, and was also lecturer in macroeconomics and financial theory at the University of Zurich. Mr. Granziol was born on 21 January 1952.

Stephan Haeringer, CEO of UBS Switzerland and of its Private and Corporate Clients business unit, has held several positions with UBS during the last three decades. From 1996 to 1998, he was Chief Executive Officer Region Switzerland. From 1991 to 1996, he served as Division Head, Private Banking and Institutional Asset Management. In 1991, he was appointed member of the Group Executive Board, and in 1987 he became Executive Vice President and served as Head of the Financial division. During the years 1967 to 1988, Mr. Haeringer assumed various management roles within the areas of Investment Counseling, Specialized Investments, Portfolio Management, Securities Administration and Collateral Loans. Mr. Haeringer was born on 6 December 1946.

Pierre de Weck, CEO of UBS Capital, has assumed several functions at UBS. Until 1999, he served as Chief Credit Officer and Head of Private Equity. From 1995 to 1998, he served as a member of the Group Executive Board and Division Head Corporate and Institutional Finance. In 1994, Mr. de Weck was named Executive Vice President and member of the Group Executive Board while heading the Corporate Finance, Primary Markets and Merchant Banking division. Between 1992 and 1994 he was Chief Executive Officer Europe and between 1991 and 1992 Chief Executive Officer North America. In 1987, Mr. de Weck became Branch Manager in New York. He joined UBS in 1985 as Head of Project Finance in Zurich. Between 1976 and 1985 he held various positions at Citicorp in Zurich and New York. Mr. de Weck was born on 15 July 1950.

Peter A. Wuffli is the Chairman and CEO of UBS Asset Management. Most recently, he was Group Chief Financial Officer of UBS. From 1994 to 1998, he was the Chief Financial Officer at SBC and a member of SBC's Group Executive Committee. In 1984, he joined McKinsey & Co as management consultant and in 1990 became a partner of the McKinsey Switzerland senior management. Mr. Wuffli was born on 26 October 1957.

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GROUP MANAGING BOARD

In addition to the members of the Group Executive Board, the following members belonged to the Group Managing Board as at 1 March 2001:

Colin Buchan                 Global Head Equities, UBS Warburg
-----------------------------------------------------------------------------------------
Crispian Collins             Vice Chairman, UBS Asset Management
-----------------------------------------------------------------------------------------
John Costas                  President and Chief Operating Officer, UBS Warburg
-----------------------------------------------------------------------------------------
Arthur Decurtins             Head Business Area Asia, UBS Private Banking
-----------------------------------------------------------------------------------------
Jeffrey J. Diermeier         Chief Investment Officer, UBS Asset Management
-----------------------------------------------------------------------------------------
Regina Dolan                 Chief Administrative Officer, UBS PaineWebber
-----------------------------------------------------------------------------------------
Thomas K. Escher             Head Business Area IT, UBS Switzerland
-----------------------------------------------------------------------------------------
John A. Fraser               Head Business Area Asia Pacific, UBS Asset Management
-----------------------------------------------------------------------------------------
Robert Gillespie             Joint Global Head, Corporate Finance, UBS Warburg
-----------------------------------------------------------------------------------------
Jurg Haller                  Head Business Area Risk Transformation and Capital
                             Management, UBS Switzerland
-----------------------------------------------------------------------------------------
Eugen Haltiner               Head Business Area Corporate Clients, UBS Switzerland
-----------------------------------------------------------------------------------------
Gabriel Herrera              Head Business Area Europe, Middle East and Africa, UBS Asset
                             Management
-----------------------------------------------------------------------------------------
Alan C. Hodson               Head of European Equities, UBS Warburg
-----------------------------------------------------------------------------------------
Benjamin F. Lenhardt, Jr.    Head Business Area Americas, UBS Asset Management
-----------------------------------------------------------------------------------------
Donald Marron                Chairman UBS Americas
-----------------------------------------------------------------------------------------
Urs. B. Rinderknecht         Group Mandates
-----------------------------------------------------------------------------------------
Alain Robert                 Head Business Area Individual Clients, UBS Switzerland
-----------------------------------------------------------------------------------------
Marcel Rohner                Chief Operating Officer, Deputy CEO, UBS Private Banking
-----------------------------------------------------------------------------------------
Gian Pietro Rossetti         Head Business Area Swiss Clients, UBS Private Banking
-----------------------------------------------------------------------------------------
Hugo Schaub                  Group Controller
-----------------------------------------------------------------------------------------
Jean Francis Sierro          Head Business Area Resources, UBS Switzerland
-----------------------------------------------------------------------------------------
Robert H. Silver             Head Operations and Systems, UBS PaineWebber
-----------------------------------------------------------------------------------------
J. Richard Sipes             Joint Head Business Area Europe, UBS Private Banking
-----------------------------------------------------------------------------------------
Clive Standish               CEO Asia Pacific, UBS Warburg
-----------------------------------------------------------------------------------------
Walter Sturzinger            Group Chief Risk Officer
-----------------------------------------------------------------------------------------
Marco Suter                  Group Chief Credit Officer
-----------------------------------------------------------------------------------------
Mark B. Sutton               Head US Private Clients, UBS PaineWebber
-----------------------------------------------------------------------------------------
Rory Tapner                  Joint Global Head, Corporate Finance, UBS Warburg
-----------------------------------------------------------------------------------------
Raoul Weil                   Joint Head Business Area Europe, UBS Private Banking
-----------------------------------------------------------------------------------------
Stephan Zimmermann           Head Business Area Operations, UBS Switzerland

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AUDITORS

EXTERNAL AUDITORS
Ernst & Young, Ltd., Basel                Auditors for the Parent Bank and for the Group
                                          (term expires AGM 2001, proposed for reelection)
Deloitte&Touche Experta, Ltd., Basel      Special auditors (term expires AGM 2003)

INTERNAL AUDIT
Markus Ronner                             Head of Group Internal Audit

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Relations with Regulators

THE GROUP GOVERNANCE COMMITTEE

The Group Governance Committee, chaired by the President of the GEB, ensures that adequate policies and procedures to minimize the Group's reputational risks exist and are enforced. The Committee co-ordinates the Group's public policy interface with governments, central banks and regulators. The permanent members of the committee are the Group Controller, Group Chief Risk Officer and Group Chief Credit Officer, the head of Group Internal Audit, the Group General Counsel and the Business Groups' heads of Corporate Governance and of Legal and Compliance.

As a Swiss-registered company, UBS's main regulator is the Swiss Federal Banking Commission, but it is also regulated by key regulators worldwide. UBS aims to comply with all local and regional provisions and to work closely with the regulators in all jurisdictions where it has offices, branches and subsidiaries.

REGULATION AND SUPERVISION

UBS's operations throughout the world are regulated and supervised by the relevant central banks and regulatory authorities in each of the jurisdictions in which it has offices, branches and subsidiaries. These authorities impose reserve and reporting requirements and controls on banks, including those relating to capital adequacy, depositor protection and prudential supervision. In addition, a number of countries where UBS operates impose additional limitations on or affecting foreign-owned or controlled banks and financial institutions, including

     - restrictions on the opening of local offices, branches or subsidiaries and the types of banking and non-banking activities that may be conducted by those local offices, branches or subsidiaries;

     -  restrictions on the acquisition or level of ownership of local banks;
        and

     - restrictions on investment and other financial flows entering or leaving the country.

Changes in the supervisory and regulatory regimes of the countries where UBS operates will determine, to some degree, its ability to expand into new markets, the services and products that it will be able to offer in those markets and how it structures specific operations.

The following sections describe the regulation and supervision of UBS's business in Switzerland, and, to extend discussion of our regulatory relationships, we also discuss regulation of our business in the United States and the United Kingdom, where a total of 49% of our staff are employed.

REGULATION AND SUPERVISION IN SWITZERLAND

UBS is regulated in Switzerland under a system established by the Swiss Federal Law relating to Banks and Savings Banks of 8 November 1934, as amended, and the related Implementing Ordinance of 17 May 1972, as amended, known as the Federal Banking Law (FBL). Under the FBL, banks in Switzerland are permitted to engage in a full range of financial services activities, including commercial banking, investment banking and funds management. Banking groups may also engage in insurance activities, but these must be undertaken through a separate subsidiary.

The FBL establishes a framework for supervision by the Federal Banking Commission (FBC). The FBC implements this framework through the issuance of Ordinances or Circular Letters to the banks that it supervises. In addition, the regulatory framework in Switzerland relies on self-regulation through the

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Swiss Bankers Association (SBA). The SBA issues guidelines to banks on conduct of business issues, such as

     - The Due Diligence Convention, which established know your customer standards to protect against money laundering;

     - Risk Management Guidelines for Trading and for the Use of Derivatives, which set out standards based on the recommendations on this subject from the Group of Thirty, The Basel Committee on Banking Supervision and The International Organization of Securities Commissions;

     - Portfolio Management Guidelines, which set standards for banks when managing customer funds and administering assets on their behalf;

     -  Guidelines for the Management of Country Risk; and

     - Guidelines on the Treatment of Dormant Accounts, Custody Accounts and Safe Deposit Boxes held in Swiss Banks.

In its capacity as a securities broker, UBS is governed by the Swiss Federal Law on Stock Exchanges and Trading in Securities of 24 March 1995, as amended, which appoints the FBC as prime regulator for these activities. Certain aspects of securities broking, such as the organization of trading, are subject to self-regulation through the SWX Swiss Exchange and the SBA, but under the overall supervision of the FBC.

MANDATORY ANNUAL AUDITS

The approach to supervising banks in Switzerland places a particular emphasis on the role of the external auditor. UBS's auditors, who must be approved by the FBC to perform this role, are required to submit an annual report to the FBC that assesses UBS's financial situation and its compliance with the regulations and self-regulatory guidelines that are applicable to its business. If the audit reveals violations or other irregularities, the independent auditors must (1) inform the FBC if a correction is not carried out within a designated time limit or (2) inform the FBC immediately in the case of serious violations or irregularities. The FBC may issue directives as necessary to require a bank to address any issues identified by the auditors and may also appoint an expert to act as an observer of a bank if the claims of the bank's creditors appear to be seriously jeopardized.

SUPERVISION BY THE FBC

In July 1999, the FBC established a dedicated unit called the Large Banking Groups Department which focuses solely on the supervision of UBS AG and the Credit Suisse Group. The group, which consists of experts covering all the main business activities in which UBS operates, supervises UBS directly through regular meetings with management and on-site visits. The group also co-ordinates the activities of the FBC with those of UBS's main overseas supervisors and the external auditors.

The FBC also monitors UBS's compliance with capital and liquidity requirements. These are described in detail in "Risk--Asset and Liability Management" below.

DISCLOSURES TO THE SWISS NATIONAL BANK

Although the primary responsibility for supervision of banks under the FBL lies with the FBC, UBS also submits an annual statement of condition and detailed monthly interim balance sheets to the Swiss National Bank, which it uses to monitor compliance with liquidity rules. The Swiss National Bank may require further disclosures from UBS concerning its financial condition and other information relevant to its regulatory oversight.

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REGULATION AND SUPERVISION IN THE UNITED STATES

BANKING REGULATION

UBS's operations in the United States are subject to a variety of regulatory regimes. UBS maintains branches in California, Connecticut, Illinois and New York and agencies in Florida and Texas. UBS refers to these as its US "banking offices". UBS's California branches are located in Los Angeles and San Francisco and are licensed by the Office of the Comptroller of the Currency. Each of UBS's other US banking offices is licensed by the state banking authority of the state in which it is located. Each US banking office is subject to regulation and examination by its licensing authority. In addition, the Board of Governors of the Federal Reserve System exercises examination and regulatory authority over UBS's statelicensed US banking offices. None of UBS's US banking offices are insured by the Federal Deposit Insurance Corporation. The regulation of UBS's US banking offices imposes restrictions on the activities of those offices, as well as prudential restrictions, such as limits on extensions of credit to a single borrower, including UBS subsidiaries.

The licensing authority of each US banking office has the authority to take possession of the business and property of the office it licenses in certain circumstances. Such circumstances generally include violations of law, unsafe business practices and insolvency. So long as UBS maintains one or more federal branches, such as its California branches, state insolvency regimes that would otherwise be applicable to its state licensed offices may be preempted by US federal law. As a result, if the Office of the Comptroller of the Currency exercised its authority over UBS's US banking offices pursuant to federal law in the event of a UBS insolvency, all of UBS's US assets would be applied first to satisfy creditors of its US banking offices as a group, and then made available for application pursuant to any Swiss insolvency proceeding.

In addition to the direct regulation of its US banking offices, operating its US banking offices subjects UBS to regulation by the Board of Governors of the Federal Reserve System under various laws, including the International Banking Act of 1978, as amended, and the Bank Holding Company Act of 1956, as amended. The Bank Holding Company Act imposes significant restrictions on UBS's US non-banking operations and on its worldwide holdings of equity in companies operating in the United States. Historically, UBS's US non-banking activities were principally limited to activities that the Board of Governors of the Federal Reserve System found to be so "closely related to banking as to be a proper incident thereto". Moreover, prior approval by the Board of Governors of the Federal Reserve System has been required to engage in new activities and to make acquisitions in the United States.

The Gramm-Leach-Bliley Financial Modernization Act of 1999 was enacted last year, liberalizing the restrictions on the non-banking activities of banking organizations, including non-US banks operating US banking offices. Among other things, the Gramm-Leach-Bliley Act

     - allows bank holding companies meeting management and capital standards to engage in a substantially broader range of non-banking activities than previously was permissible, including insurance underwriting and making merchant banking investments;

     -  allows insurers and other financial services companies to acquire banks;

     - removes various restrictions that previously applied to bank holding company ownership of securities firms and mutual fund advisory companies; and

     - revises the overall regulatory structure applicable to bank holding companies, including those that also engage in insurance and securities operations.

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These provisions of the Gramm-Leach-Bliley Act became effective on 11 March
2000. On 10 April 2000, UBS AG was designated a "financial holding company" under the Gramm-Leach-Bliley Act, which generally permits it to exercise the new powers granted by that act.

The Gramm-Leach-Bliley Act also modifies other current financial laws, including laws related to the conduct of securities activities by US banks and US banking offices. As a result, UBS will relocate certain activities now conducted by its US banking offices to a UBS subsidiary or elsewhere.

OTHER US REGULATION

In the United States, UBS's US registered broker-dealer entities, including Paine Webber, Incorporated, are subject to regulations that cover all aspects of the securities business, including

     -  sales methods,

     -  trade practices among broker-dealers,

     -  use and safekeeping of customers' funds and securities,

     -  capital structure,

     -  record-keeping,

     -  the financing of customers' purchases, and

     -  the conduct of directors, officers and employees.

These entities are regulated by a number of different government agencies and self-regulatory organizations, including the Securities and Exchange Commission and the National Association of Securities Dealers. Depending upon the specific nature of a broker-dealer's business, it may also be regulated by some or all of the New York Stock Exchange, the Municipal Securities Rulemaking Board, the US Department of the Treasury, the Commodities Futures Trading Commission, and other exchanges of which it may be a member. These regulators have available a variety of sanctions, including the authority to conduct administrative proceedings that can result in censure, fines, the issuance of cease-and-desist orders of the suspension or expulsion of the broker-dealer or its directors, officers or employees.

UBS subsidiaries in the United States, including the former PaineWebber businesses, are also subject to regulation by applicable federal and state regulators of their activities in the investment advisory, trust company, mortgage lending and insurance businesses.

REGULATION AND SUPERVISION IN THE UNITED KINGDOM

UBS operates in the United Kingdom under a regulatory regime that is undergoing comprehensive restructuring aimed at establishing the Financial Services Authority (FSA), as the United Kingdom's unified regulator. The Bank of England's responsibilities for regulation of banking activities were transferred to the FSA by the Bank of England Act 1998.

During 2000, UBS was regulated by the FSA in respect of its banking activities, the Securities and Futures Authority in respect of its investment banking, individual asset management, brokerage and principal trading activities, and by the Investment Management Regulatory Organization in respect of its institutional asset management and fund management activities.

Full implementation of the Financial Services and Markets Act 2000, the legislation establishing the complete role of the FSA, is currently anticipated in the second half of 2001. When it is fully implemented the responsibilities of the Securities and Futures Authority and Investment Management Regulatory Organization will be taken over by the FSA.

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Some of UBS's subsidiaries and affiliates are also regulated by the London Stock
Exchange and other United Kingdom securities and commodities exchanges of which UBS is a member.

The investment services that are subject to oversight by United Kingdom regulators are regulated in accordance with European Union directives requiring, among other things, compliance with certain capital adequacy standards, customer protection requirements and conduct of business rules. These standards, requirements and rules are similarly implemented, under the same directives, throughout the European Union and are broadly comparable in scope and purpose to the regulatory capital and customer protection requirements imposed under applicable US law.

A number of UBS's United Kingdom incorporated subsidiaries have the benefit of the "passport" conferred by European Directives, enabling them to establish branches in, and provide services cross-border into, other European Union countries without the need to comply with local (or "host state") licensing requirements, although host state customer protection requirements will often apply.

BASEL COMMITTEE ON BANKING SUPERVISION

UBS supports the current initiative of the Basel Committee on Banking Supervision to reform the Capital Accord introduced in 1988, and is an active participant in industry dialogue with the Committee and with international regulators on this reform. It is critically important that the revision of the Capital Accord achieves a more flexible and risk-sensitive assessment of capital requirements, without undue complexity, and particularly that banks are not disadvantaged relative to securities firms that are not subject to the same capital requirements.

RELATIONS WITH SHAREHOLDERS

UBS has almost 250,000 registered shareholders, ranging from sophisticated investment institutions to individual investors. All registered shareholders receive an illustrated Annual Review providing an overview of the Group during the year, and a short letter each quarter outlining new initiatives and UBS's financial performance during the quarter. More detailed financial reports are produced each quarter and each year, and can be received on request. All registered shareholders are informed by mail about extraordinary general meetings, or other special events.

SHAREHOLDER RIGHTS

Shareholders, as the owners of the company, have specific rights under Swiss law. UBS is committed to make it as easy as possible for shareholders to take part in its decision-making processes. There are no restrictions with regard to share ownership and voting rights, except for nominees and trustees, whose voting rights are limited to a maximum of 5% of the outstanding shares. This limitation exists in order to avoid the risk of unknown shareholders with extensive holdings being entered in the share register. An exception from the strict 5% rule exists for securities clearing organizations such as the Depository Trust Company (DTC) in New York and SegaInterSettle (SIS) in Switzerland, which both fulfil a special fiduciary function for UBS shareholders.

UBS Annual General Meetings (AGMs) are open for participation to all shareholders. Personal invitations are sent to every registered shareholder at least 20 days ahead of the meeting. Shareholders may, if they do not wish to attend in person, issue instructions to accept, reject or abstain on each individual item on the agenda. They may also appoint UBS, another bank or the Independent Proxy to vote on their behalf AGMs offer the opportunity to shareholders to raise any questions regarding the development of the company and the events of the year under review. The members of the Board and Group Executive Board as well as the internal and external auditors are present to answer these questions. Decisions are normally taken by the majority of votes cast and in some cases, defined by

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law or UBS Articles of Association, a two-third majority of the votes represented at the AGM is required.

Shareholders representing shares with an aggregate par value of one million Swiss francs may submit proposals for matters to be placed on the agenda for consideration by the AGM, provided that their proposals are submitted in writing within the deadline published by the company. Shareholders representing at least ten percent of the share capital, may ask that an Extraordinary General Meeting be convened to deal with a specific issue put forward by these shareholders.

UBS GROUP LEGAL ENTITY STRUCTURE

The legal entity group structure of UBS is designed to support the Group's businesses within an efficient legal, tax, regulatory and funding framework. Neither the Business Groups of UBS (UBS Warburg, UBS Switzerland and UBS Asset Management) nor the Corporate Center operate through their own individual legal entities but rather they generally operate out of the parent bank, UBS AG, through its Swiss and foreign branches.

The goal of the focus on the parent bank structure is to capitalize on the synergies offered by the use of a single legal platform, enable the flexible use of capital in an efficient manner and to provide a structure where the activities of the Business Groups may be carried on without the need to set up separate subsidiaries beforehand.

Where it is either not possible or not efficient to operate out of the parent bank, usually due to local legal, tax or regulatory rules or due to additional legal entities joining the UBS Group via acquisition, then the businesses operate through local subsidiary companies. The significant operating subsidiary companies in the Group are listed in Note 38 to the Financial Statements below.

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Financial Disclosure Principles

UBS's financial disclosure policies aim to achieve a fair market value for the UBS share by communicating transparently, openly and consistently with investors and the financial markets at all times.

UBS believes that the market accords a "transparency premium" to the share prices of companies who provide clear, consistent and informative disclosure about their business. UBS aims to communicate its strategy and results in such a way that investors can gain a full and accurate understanding of how the company works, what its growth prospects are and what risks there are that this growth will not be realized.

To continue to achieve these goals, UBS applies the following principles:

     - Transparency: disclosure aims to enhance the understandability of the economic drivers and detailed results of the business building trust and credibility;

     - Consistency: disclosure should be consistent and comparable within each reporting period and between reporting periods;

     - Simplicity: disclosure of information is made in as simple a manner as possible to facilitate the required level of understanding of business performance;

     - Relevance: information is disclosed only when relevant to UBS's stakeholders, or required by regulation or statute;

     - Best practice: disclosure is in line with and, if possible, leads industry norms.

UBS reports its results quarterly, including a breakdown of results by business unit and extensive disclosures relating to credit and market risk. The quantity of disclosure and the quality of analysis and comment provided put UBS's reporting among the leaders in the banking sector, worldwide.

UBS also aims to take a prominent role in developing industry standards for disclosure. The Group is actively represented in committees and similar bodies helping to develop new accounting standards and risk disclosure standards.

UBS recently took the lead in proposing a new standard for measuring and reporting client assets. This has been well received by investors, analysts and peers and UBS is optimistic that the International Accounting Standards Committee will include such a standard in its revised publication of IAS 30 relating to bank-specific disclosure.

PERFORMANCE MEASURES AND TARGETS

GROUP TARGETS

UBS focuses on four key performance targets, designed to ensure that it delivers continually improving returns to its shareholders. UBS's performance against these targets is reported each quarter:

     - UBS seeks to increase the value of the Group by achieving a sustainable, after-tax return on equity of 15-20%, across periods of varying market conditions.

     - UBS aims to increase shareholder value through double-digit average annual earnings per share (EPS) growth, across periods of varying market conditions.

     - Through cost reduction and earnings enhancement initiatives UBS aims to reduce the Group's cost/income ratio, to a level that compares positively with best-in-class competitors.

     - UBS aims to achieve a clear growth trend in net new money in its private client businesses.

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The first three targets are all reported pregoodwill amortization, and adjusted for significant financial events see "--Financial reporting policies--significant financial events" below.

BUSINESS UNIT KEY PERFORMANCE INDICATORS

UBS reports carefully chosen key performance indicators for each of its business units. These do not carry explicit targets, but are indicators of the business units' success in creating value for shareholders. They include financial metrics, such as the cost/income ratio and non-financial metrics such as client assets.

The key performance indicators are used for internal performance measurement as well as external reporting. This ensures that management have a clear responsibility to lead their businesses towards achieving success in the externally reported value drivers and reduce the risk of managing to purely internal performance measures.

FINANCIAL REPORTING POLICIES

ACCOUNTING PRINCIPLES

UBS Group prepares its accounts according to International Accounting Standards, and provides additional information to reconcile its accounts to U.S. GAAP. A detailed explanation of the basis of UBS's accounting is given in Note 1 to the Financial Statements below.

SIGNIFICANT FINANCIAL EVENTS

UBS's financial targets and the analysis of financial results which is provided in quarterly and annual reports, concentrate on figures which have been adjusted by the exclusion of what UBS calls Significant Financial Events. This facilitates meaningful comparisons between different reporting periods, illustrating the underlying operational performance of the business, insulated from the impact of one-off gains or losses outside the normal course of business.

Treatment of an item as a significant financial event is at the discretion of the Group Executive Board, but in general the item should be:

     -  Non-recurring

     -  Event specific

     -  Material at Group level

     -  UBS-specific, not industry-wide

and should not be a consequence of the normal run of business.

Examples of items that are treated as significant financial events include the gain or loss on the sale of a significant subsidiary or associate, such as the divestment in 1999 of UBS's stake in Swiss Life/ Rentenanstalt, or the restructuring costs associated with a major integration, such as the merger with PaineWebber.

Significant financial events are not a recognized accounting concept under International Accounting Standards, and are therefore not separately reflected in our financial statements. The use of numbers which have been adjusted for significant financial events is restricted to the business group and business unit reporting and to the analysis of the Group results and the accompanying illustrative tables. All adjusted figures are clearly identified as such, and the pre-tax amount of each individual significant financial event is disclosed in the quarter in which it is recorded, and in the annual report for that year, as is the net tax benefit or loss associated with the significant financial events recorded in each period.
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RESTATEMENT OF RESULTS

As required under IAS, UBS is committed to maintaining the transparency of its reported results and to ensuring that analysts and investors can make meaningful comparisons with previous periods. If there is a major reorganization of its business units or if changes to accounting standards or interpretations lead to a material change in the Group's reported results, UBS restates results for previous periods to show how they would have been reported according to the new basis, and provides clear explanations of all changes.

DISCLOSURE CHANNELS

UBS meets with its institutional investors regularly throughout the year, holding results presentations, specialist investor seminars, roadshows and one-on-one or group meetings across the world. Where possible, these events involve UBS senior management in addition to the UBS Investor Relations team. UBS is also developing the use of technology to further broaden access to its presentations through webcasting, audio links and cross-location video-conferencing for external audiences.

UBS fully subscribes to the principle of equal treatment of all shareholders. To ensure fair access to information, all UBS publications are made available to shareholders at the same time and key documents are generally available in both English and German. Shareholder letters and media releases are also translated into French and Italian. Letters to shareholders and material information related to corporate events are posted direct to all shareholders, while other information is distributed via press release and posted to UBS's website, at www.ubs.com/investorrelations.

US REGULATORY DISCLOSURE REQUIREMENTS

As a Swiss company listed on the New York Stock Exchange, UBS complies with disclosure requirements of the Securities and Exchange Commission (SEC) and the NYSE for foreign issuers with registered securities listed on the NYSE. These include the requirement to make certain filings with the SEC. As a foreign issuer, some of the SEC's regulations and requirements which apply to domestic issuers are not applicable to UBS. Instead, UBS files its regular quarterly reports with the SEC under cover of Form 6-K, and files an annual report on Form 20-F. These reports, as well as materials sent to shareholders in connection with annual and special meetings, are all available on our website, at www.ubs.com/investor-relations.

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Operating and Financial Review

Information for Readers

The discussion and analysis in the Group Financial Review and Review of Business Group Performance should be read in conjunction with the UBS Group's consolidated financial statements and the related notes, which are shown in pages F-10 to F-103 of this document.

ACCOUNTING STANDARDS

The UBS Group's consolidated financial statements have been prepared in accordance with International Accounting Standards (IAS). As a US listed company, UBS provides a description in Note 41 to its consolidated financial statements of the significant differences which would arise were our accounts to be presented under U.S. GAAP, and a specific reconciliation of the two methods of calculating shareholders' equity and net profit.

Unless otherwise stated, all of UBS Group's financial information presented in this document is presented on a consolidated basis under IAS.

All references to 2000, 1999 and 1998 refer to the UBS Group's fiscal years ended 31 December 2000, 1999 and 1998, respectively. The financial statements for the UBS Group for each of these periods have been audited by Ernst & Young Ltd., as described in the Report of the Independent Auditors on page F-3.

ACCOUNTING CHANGES AND RESTATEMENTS

For comparative purposes, UBS Group's 1999 and 1998 figures have been restated to conform to the 2000 presentation, reflecting certain changes in accounting standards and methods of presentation, including

     - the removal from net trading income of profit on UBS ordinary shares held for trading purposes;

     - the treatment of these shares as treasury shares, reducing both the number of shares and the shareholders' equity used in ratio calculations;

     - the reclassification of trading-related interest and dividend revenues from net trading income to net interest income; and

     - the removal of the credit to net interest income and matching debit to net trading income for the cost of funding trading positions.

Note 1 of UBS's consolidated financial statements includes a complete explanation of these and other accounting changes.

PAINEWEBBER

Except where otherwise stated, all 2000 figures for UBS Group throughout this report, include the impact of the merger with Paine Webber Group, Inc., which was completed on 3 November 2000. Under purchase accounting rules, the results reflect PaineWebber's income and expenses for two months only, from 3 November 2000 until year end.

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RESTRUCTURING PROVISION

The 1998 merger of Swiss Bank Corporation and Union Bank of Switzerland, which was completed on 29 June 1998, was accounted for under the "pooling-of-interests" method of accounting. Under the pooling-of-interests method, a single uniform set of accounting policies was adopted and applied retrospectively for the restatement of comparative information.

After the merger was effected, UBS began integrating the operations of the two banks. This process included streamlining operations, eliminating duplicate information technology infrastructure, and consolidating banking premises. At the time of the merger, UBS established a restructuring provision of CHF 7 billion to cover its expected costs associated with the integration process.

An additional pre-tax restructuring charge of CHF 300 million in respect of the merger, representing about 4% of the original CHF 7 billion provision, was recognized in December 1999. The majority of the additional provision was due to revised estimates of the cost of lease breaks and property disposals.

RESTRUCTURING PROVISION USED

                                                                                               For the year ended
CHF million                      Personnel         IT     Premises      Other    31.12.00    31.12.99    31.12.98
-----------------------------------------------------------------------------------------------------------------
UBS Switzerland                        176         32            4         16         228         916         821
UBS Asset Management                     7          0            0          0           7          15          22
UBS Warburg                              0          0            0          0           0         348       2,423
Corporate Center                         5         31          395         33         464         565         761
-----------------------------------------------------------------------------------------------------------------
GROUP TOTAL                            188         63          399         49         699       1,844       4,027
-----------------------------------------------------------------------------------------------------------------
Initial restructuring provision in 1997                                             7,000
Additional provision in 1999                                                          300
Used in 1998                                                                        4,027
Used in 1999                                                                        1,844
Used in 2000                                                                          699
-----------------------------------------------------------------------------------------------------------------
Total used through 31.12.2000                                                       6,570
-----------------------------------------------------------------------------------------------------------------
RESTRUCTURING PROVISION REMAINING AT 31.12.2000                                       730
-----------------------------------------------------------------------------------------------------------------

UBS has now largely completed the integration and restructuring process relating to the merger and, at 31 December 2000, had used approximately CHF 6.6 billion of the CHF 7.3 billion restructuring provision. UBS expects to have utilized the entire provision by the end of 2001.

SIGNIFICANT FINANCIAL EVENTS

UBS analyses its performance on a reported basis determined in accordance with International Accounting Standards, and on a normalized basis which excludes from the reported amounts certain items UBS calls significant financial events.

Figures adjusted for significant financial events are used to illustrate the underlying operational performance of the business, insulated from the impact of one off gains or losses outside the normal run of business. In particular, UBS's financial targets have been set in terms of adjusted results, excluding significant financial events. A policy approved by the Group Executive Board defines which items may be classified as significant financial events.

The use of numbers which have been adjusted for significant financial events is restricted to UBS's business unit reporting and to the discussion and analysis of the Group's results and the accompanying

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illustrative tables. All segmental reporting includes tables showing both reported figures and adjusted ones, if applicable.

All adjusted figures are clearly identified as such, and the pre-tax amount of each individual significant financial event is clearly disclosed, as is the net tax benefit or loss associated with all the significant financial events in each period.

UBS introduced the concept of significant financial events for the first time in its 1999 Reporting, and did not define significant financial events for 1998. The comparison of results for 1999 against 1998 therefore considers only unadjusted figures.

Significant financial events during 1999 and 2000 are shown in the table below and described in more detail below.

     - During 2000, UBS recorded restructuring charges and provisions of CHF 290 million pre-tax relating to the integration of PaineWebber into UBS.

     - During 1999, UBS recognized pre-tax gains of CHF 1,490 million on the sale of its 25% stake in Swiss Life/Rentenanstalt; CHF 110 million on the disposal of Julius Baer registered shares; CHF 200 million on the sale of its international Global Trade Finance business; and CHF 38 million from its residual holding in Long Term Capital Management.

     - In fourth quarter 1999, UBS recognized a one-time credit of CHF 456 million in connection with excess pension fund employer pre-payments.

     - In fourth quarter 1999, UBS recognized an additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger between Union Bank of Switzerland and Swiss Bank Corporation.

     - During 1998, UBS established a provision of CHF 842 million in connection with the US Global Settlement of World War II related claims. UBS recognized additional pre-tax provisions relating to this claim of CHF 154 million in 1999 and CHF 150 million in 2000.

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SIGNIFICANT FINANCIAL EVENTS

                                                                     For the year ended
CHF MILLION                                                   31.12.00         31.12.99
---------------------------------------------------------------------------------------
OPERATING INCOME AS REPORTED                                    36,402           28,425(1)
Julius Baer registered shares divestment                                           (110)
International Global Trade Finance divestment                                      (200)
Swiss Life / Rentenanstalt divestment                                            (1,490)
LTCM gain                                                                           (38)
---------------------------------------------------------------------------------------
ADJUSTED OPERATING INCOME                                       36,402           26,587
---------------------------------------------------------------------------------------
OPERATING EXPENSES AS REPORTED                                  26,203           20,532
US Global Settlement Fund provision                               (150)            (154)
Pension Fund accounting credit                                                      456
UBS / SBC Restructuring provision                                                  (300)
PaineWebber integration costs                                     (290)
---------------------------------------------------------------------------------------
ADJUSTED OPERATING EXPENSES                                     25,763           20,534
---------------------------------------------------------------------------------------
ADJUSTED OPERATING PROFIT BEFORE TAX AND MINORITY INTERESTS     10,639            6,053
---------------------------------------------------------------------------------------
Tax expense                                                      2,320            1,686
Tax effect of significant financial events                         100             (352)
---------------------------------------------------------------------------------------
Adjusted tax expense                                             2,420            1,334
Minority interests                                                 (87)             (54)
---------------------------------------------------------------------------------------
ADJUSTED NET PROFIT                                              8,132            4,665
---------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

RISK FACTORS

As a global financial services firm, UBS's businesses are affected by the external environment in the markets in which UBS operates. In particular, the results of UBS's business in Switzerland, and notably the results of its credit-related activities, would be adversely affected by any deterioration in the state of the Swiss economy because of the impact this would have on UBS's customers' creditworthiness. More generally, global economic and political conditions can impact UBS's results and financial position by affecting the demand for UBS's products and services, and the credit quality of UBS's borrowers and counterparties. Similarly, any prolonged weakness in international securities markets would affect UBS's business revenues through its effect on UBS's clients' investment activity and the value of portfolios under management, which would in turn reduce UBS's revenues from its private banking and asset management businesses.

COMPETITIVE FORCES

UBS faces intense competition in all aspects of its business. UBS competes with asset managers, retail and commercial banks, private banking firms, investment banking firms, brokerage firms and other investment services firms. In addition, the trend toward consolidation in the global financial services industry is creating competitors with broader ranges of product and service offerings, increased access to capital, and greater efficiency and pricing power.

FLUCTUATIONS IN CURRENCY EXCHANGE RATES AND INTEREST RATES

Because UBS prepares its accounts in Swiss francs, changes in currency exchange rates, particularly between the Swiss franc and the US dollar, may have an effect on the earnings that it reports. UBS's

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approach to managing this risk is explained in "Risk--Asset and Liability
Management--Currency Management" below.

In addition, changes in financial market structures can affect UBS's earnings. For example, the establishment of the euro during 1999 affected foreign exchange markets in Europe by reducing the extent of foreign exchange dealings among member countries and generating more harmonized financial products. Movements in interest rates can also affect UBS's results. UBS's interest income is affected by changes in interest rates, although the precise mechanisms are complicated. Interest rate movements can also affect UBS's fixed income trading portfolio and the investment performance of its asset management businesses. For further discussion of the effect of interest rate changes on UBS's business see "Risk--Asset and Liability Management--Interest Rate Risk Management" below.

OPERATIONAL RISKS

UBS's businesses are dependent on its ability to process a large number of complex transactions across numerous and diverse markets in different currencies and subject to many different legal and regulatory regimes. UBS's systems and processes are designed to ensure that the risks associated with UBS's activities are appropriately controlled, but UBS recognizes that any weaknesses in these systems could have a negative impact on its results of operations.

As a result of these and other factors beyond its control, UBS's revenues and operating profit have been and are likely to continue to be subject to a measure of variability from period to period. Therefore UBS's revenues and operating profit for any particular fiscal period may not be indicative of sustainable results, may vary from year to year and may impact UBS's ability to achieve its strategic objectives.

For a discussion of UBS's risk management and control procedures see "Risk--Risk Management and Control" below.

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--------------------------------------------------------------------------------

Group Financial Review--Group Performance

INTRODUCTION

UBS is a global integrated investment services firm and the leading bank in Switzerland. We are the world's leading provider of private banking services and one of the largest asset managers globally. In the investment banking and securities businesses we are among the select bracket of major global houses. In Switzerland we are the clear market leader in corporate and retail banking. As an integrated group, not merely a holding company, we create added value for clients by drawing on the combined resources and expertise of all our businesses.

UBS operates through three Business Groups and its Corporate Center. The three Business Groups are:

     - UBS Switzerland, which is made up of two business units: Private and Corporate Clients and Private Banking;

     - UBS Asset Management, which, until January 2001, consisted of two business units: Institutional Asset Management and Investment Funds/GAM; and,

     - UBS Warburg, which, until January 2001, was composed of five business units: Corporate & Institutional Clients, UBS Capital, US Private Clients, International Private Clients and e-services.

Within each Business Group, business units share senior management, infrastructure and other resources.

A full description of UBS and its Business Groups can be found above in the sections entitled "The UBS Group" and "The Business Groups."

THE FINANCIAL IMPACT ON UBS OF THE PAINEWEBBER MERGER

RESTRUCTURING COSTS

UBS has incurred a total of CHF 746 million (USD 431 million) of restructuring costs and other one-off merger-related costs as a result of the PaineWebber merger.

In accordance with IAS purchase accounting rules, CHF 456 million of these costs have been accounted for as a pre-acquisition liability of PaineWebber and were therefore added to the goodwill amount for the transaction.

The remaining expenses, of CHF 290 million, were charged in fourth quarter 2000, and treated as a significant financial event. CHF 152 million was charged in UBS Warburg's e-services business unit, representing the costs of closure of telephone call centers and the write-down of capitalized software no longer required in light of changes in the strategy due to the PaineWebber acquisition. CHF 106 million was charged in the Corporate and Institutional Clients business unit, principally covering severance and other personnel costs. The remaining CHF 32 million was charged in Corporate Center.

GOODWILL

The amount of goodwill and intangible assets resulting from the merger was USD
10.0 billion, or CHF 17.5 billion.

Within this total USD 2.7 billion relates to identified intangible assets, including the value of PaineWebber's brand and infrastructure.

The goodwill and intangible assets will be amortized over 20 years. Amortization costs amounted to CHF 138 million in the fourth quarter 2000.

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RETENTION PAYMENTS

As part of the merger, UBS agreed to make retention payments to PaineWebber financial advisors, senior executives, and other staff, subject to these employees' continued employment and other restrictions. The value of these payments is expected to amount to a total of USD 875 million (CHF 1,541 million), the vast majority of which will be paid in the form of UBS shares. The payments will vest over periods of up to four years from the merger. USD 76 million (CHF 128 million) was charged in fourth quarter 2000, and approximately USD 280 million (approximately CHF 458 million at year end 2000 exchange rates) is expected to be charged in 2001.

CASH CONSIDERATION

The cash portion of the merger consideration was USD 6.0 billion, or CHF 10.6 billion. UBS took advantage of the focus on the company in US markets as a result of the PaineWebber transaction to make its inaugural US public offering, issuing USD 1.5 billion of 8.622% Trust Preferred Securities on 10 October 2000.

ISSUE OF SHARES TO FINANCE THE PAINEWEBBER MERGER

At an Extraordinary General Meeting on 7 September 2000, UBS shareholders approved a resolution to create 38 million shares of authorized capital in connection with the PaineWebber merger. UBS shareholders also granted the Board of Directors a "green shoe option" giving them the flexibility to issue some of these shares at the time of the merger, and then to issue additional shares as required during the three months following completion of the merger, up to the 38 million shares limit.

As announced at the completion of the merger, 40.6 million shares were delivered to PaineWebber shareholders as part of the merger consideration. UBS chose to fund this amount by issuing 12 million new ordinary shares, re-issuing 7 million shares held in Treasury and borrowing the remaining 21.6 million ordinary shares that were required.

On 6 November 2000, following completion of the merger, UBS launched a new treasury share buy-back program in Switzerland, designed principally to repurchase shares to cover the borrowings. When the program was completed on 2 March 2000, a total of 30 million shares had been repurchased at an average price of CHF 266. By 31 December 2000, 14.2 million shares had been purchased through this program, and 13.8 million of them had been delivered to cover the borrowed shares, leaving 7.8 million borrowed shares still outstanding. UBS completed the repurchase of sufficient shares to cover all the borrowed shares on 24 January 2001, having paid an average price of CHF 262 per share.

With no requirement to issue further shares in connection with the PaineWebber merger, the green shoe option lapsed. UBS has met its commitment to minimize the dilution of earnings and voting power, by keeping the final number of new UBS shares issued as small as possible. The weighted average number of shares in the fourth quarter was 5% higher than if the PaineWebber transaction had not occurred.

The Annual General Meeting on 26 April 2001 will be asked to give formal approval for the elimination of the remaining 26 million shares of authorized capital which were not required for the transaction. It will also be asked to reduce the conditional capital created to cover future exercise of options held by PaineWebber staff from 16.3 million to the 5.6 million required to cover the remaining outstanding options.

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--------------------------------------------------------------------------------

                     UBS GROUP PERFORMANCE AGAINST TARGETS

                            FOR THE YEAR ENDED                                31.12.00   31.12.99(1)
                            ------------------------------------------------------------------------
                            ROE (%)
                            as reported                                           21.5         22.4
                            before goodwill and adjusted for significant
                              financial events(2)                                 24.3         18.2
                            ------------------------------------------------------------------------
                            BASIC EPS (CHF)
                            as reported(3)                                       19.33        15.20
                            before goodwill and adjusted for significant
                              financial events(2, 3)                             21.83        12.37
                            ------------------------------------------------------------------------
                            COST / INCOME RATIO (%)
                            as reported                                           72.2         69.9
                            before goodwill and adjusted for significant
                              financial events(2)                                 69.2         73.3
                            ------------------------------------------------------------------------

                     ASSETS UNDER MANAGEMENT

                                                                                  NET NEW     Net new
                                                                                  MONEY(4)   money(4)
                            CHF BILLION                    31.12.00   31.12.99      2000         1999
                            -------------------------------------------------------------------------
                            UBS GROUP                         2,469       1,744
                            -------------------------------------------------------------------------
                            UBS SWITZERLAND
                            Private and Corporate Clients       440         439         0
                            Private Banking                     681         671        (1)         1
                            -------------------------------------------------------------------------
                            UBS ASSET MANAGEMENT
                            Institutional Asset
                            Management(5)                       496         574       (67)       (50)
                            Investment Funds / GAM              219         225         4          1
                            -------------------------------------------------------------------------
                            UBS WARBURG
                            US Private Clients(6)               794                     8
                            International Private Clients        33          36        10          4
                            -------------------------------------------------------------------------

                     (1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

                     (2) The amortization of goodwill and other intangible assets is excluded from the calculation.

                     (3) 1999 share figures are restated for the two-for-one share split, effective 8 May 2000.

                     (4)  Excludes interest and dividend income.

                     (5) Includes non-institutional assets also reported in the Investment Funds / GAM business unit.

                     (6)  Client Assets were CHF 890 billion at 3 November 2000.

[RoE Annualized Graph]
[Basic EPS (CHF) Graph]
[Cost/Income Ratio Graph]
[Net New Money, Private Client Units Graph]

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GROUP RESULTS 2000

GROUP TARGETS

UBS focuses on four key performance targets, designed to drive us to deliver continually improving returns to our shareholders.

     - UBS seeks to achieve a sustainable, after-tax return on equity of 15-20%, across periods of varying market conditions.

     - UBS aims to increase shareholder value through double-digit average annual earnings per share (EPS) growth, across periods of varying market conditions.

     - Through cost reduction and earnings enhancement initiatives, UBS aims to reduce the Group's cost/income ratio to a level that compares positively with best-in-class competitors.

     - UBS aims to achieve a clear growth trend in net new money in its private client businesses.

The first three targets are all measured pre-goodwill amortization, and adjusted for significant financial events.

Adjusted for significant financial events, our pre-goodwill return on equity for the year 2000 was 24.3%, clearly above our target range of 15-20%. Pre-goodwill earnings per share, again on an adjusted basis, were CHF 21.83 in 2000, representing an increase of 76% over 1999, well in excess of our target of double-digit growth over the cycle. Continued focus on cost control has brought the pre-goodwill cost/income ratio, adjusted for significant financial events, down to 69.2% in 2000, from 73.3% in 1999.

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Net new money in the private client businesses (Private Banking, US Private
Clients and International Private Clients) was CHF 18 billion for the year, compared to CHF 4 billion in 1999, and including CHF 8 billion of net new money in PaineWebber in only two months. PaineWebber's net new money growth since completion of the merger demonstrates the strength of its franchise and the momentum that it brings to UBS's asset gathering performance.

NET PROFIT

Full year net profit was CHF 7,792 million, up 27% from the CHF 6,153 million reported in 1999. When adjusted for significant financial events, net profit for 2000 was CHF 8,132 million, up 74% from the CHF 4,665 million achieved in 1999. These results reflect the very strong and consistent performance recorded by the Group in every quarter of 2000.

Operating income and expense includes income and expense of the former PaineWebber businesses from 3 November 2000, the date of the completion of the merger with PaineWebber.

OPERATING INCOME

Total operating income increased 28% from 1999, to CHF 36,402 million, from CHF 28,425 million. Adjusted for significant financial events, total operating income increased 37%, to CHF 36,402 million, from CHF 26,587 million in 1999. This strong performance relative to 1999, was driven by excellent trading results, improved credit conditions in the Swiss market, much higher fee and commission income, and a successful year for the Group's investment banking business.

The principal significant financial events affecting the income comparison were from the one-off sales of businesses and investments in 1999, including pre-tax gains of CHF 1,490 million on the sale of UBS's 25% stake in Swiss Life/Rentenanstalt and CHF 110 million on the disposal of Julius Baer registered shares, recorded in Net gains from disposal of associates and subsidiaries, and CHF 200 million on the sale of UBS's international Global Trade Finance business, which was recorded in Other income. In addition UBS recognized a CHF 38 million gain in 1999 from its residual holdings in Long Term Capital Management, L.P., which was also recorded in Other income.

Net interest income before credit loss increased by CHF 2,221 million, or 38%, from CHF 5,909 million in 1999 to CHF 8,130 million in 2000. This was principally the result of much stronger trading-related performance, as a result of buoyant markets, and the return of the balance sheet to more normal proportions after the contraction implemented as part of the Group's precautions against potential Year 2000 related problems.

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--------------------------------------------------------------------------------

NET INTEREST INCOME

              CHF million                                                            % change from
          FOR THE YEAR ENDED            31.12.00      31.12.99(1)      31.12.98(1)     31.12.99
--------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest earned on loans and advances
to banks                                   5,615           6,105            7,687               (8)
Interest earned on loans and advances
to customers                              14,692          12,077           14,111               22
Interest from finance leasing                 36              49               60              (27)
Interest earned on securities borrowed
and reverse repurchase agreements         19,088          11,422           10,380               67
Interest and dividend income from
financial investments                        202             160              372               26
Interest and dividend income from
trading portfolio                         11,842           5,598            3,901              112
Other                                        270             193              931               40
--------------------------------------------------------------------------------------------------
Total                                     51,745          35,604           37,442               45
--------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on amounts due to banks           6,155           5,515            8,205               12
Interest on amounts due to customers       9,505           8,330            9,890               14
Interest on securities lent and
repurchase agreements                     14,915           8,446            7,543               77
Interest and dividend expense from
trading portfolio                          5,309           2,070            1,741              156
Interest on medium and long term debt      7,731           5,334            5,045               45
--------------------------------------------------------------------------------------------------
Total                                     43,615          29,695           32,424               47
--------------------------------------------------------------------------------------------------
NET INTEREST INCOME                        8,130           5,909            5,018               38
--------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

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NET FEE AND COMMISSION INCOME

CHF million                                                                      % change from
FOR THE YEAR ENDED                        31.12.00      31.12.99      31.12.98        31.12.99
----------------------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS            310           372           559             (17)
----------------------------------------------------------------------------------------------
SECURITY TRADING AND INVESTMENT ACTIVITY
FEES
Underwriting fees(1)                         1,434           905         1,122              58
Corporate finance fees(1)                    1,772         1,298         1,016              37
Brokerage fees                               5,792         3,934         3,670              47
Investment fund fees                         2,821         1,915         1,778              47
Fiduciary fees                                 351           317           349              11
Custodian fees                               1,439         1,583         1,386              (9)
Portfolio and other management and
advisory fees(1)                             3,677         2,612         2,891              41
Other                                           50            57           110             (12)
----------------------------------------------------------------------------------------------
Total                                       17,336        12,621        12,322              37
----------------------------------------------------------------------------------------------
COMMISSION INCOME FROM OTHER SERVICES          802           765           776               5
----------------------------------------------------------------------------------------------
TOTAL FEE AND COMMISSION INCOME             18,448        13,758        13,657              34
----------------------------------------------------------------------------------------------
FEE AND COMMISSION EXPENSE
Brokerage fees paid                          1,084           795           704              36
Other                                          661           356           327              86
----------------------------------------------------------------------------------------------
Total                                        1,745         1,151         1,031              52
----------------------------------------------------------------------------------------------
NET FEE AND COMMISSION INCOME               16,703        12,607        12,626              32
----------------------------------------------------------------------------------------------

(1) In prior periods, Corporate finance related advisory fees were included in Portfolio and other management and advisory fees. These fees are now reported in the new disclosure line Corporate finance fees together with merger and acquisition fees which were previously reported in Underwriting and corporate finance fees. All previous periods have been restated accordingly.

Net interest income from loans and advances to banks and amounts due to banks fell from CHF 590 million in 1999 to a net expense of CHF 540 million in 2000 due to increased average liabilities as UBS used its unsecured funding power to take advantage of opportunities for investments in low risk assets such as collateralized lending. Net interest income from collateralized lending - repos, reverse repos, securities borrowing and lending - increased 40%, or CHF 1,197 million to CHF 4,173 million in 2000.

Interest paid on medium and long term debt (including commercial paper) increased 45% or CHF 2,397 million from CHF 5,334 million in 1999 to CHF 7,731 million in 2000 as interest rates rose and UBS's funding requirements increased, due to balance sheet growth in more active markets. UBS also changed the mix of its debt to include a higher proportion of short-term financing.

Credit loss expense. As a result of the significant recovery of the Swiss economy in 2000 and especially its effect on the real estate and construction markets, UBS was able to write back CHF 695 million of credit loss provisions in UBS Switzerland in 2000. These write-backs were offset by additional provisions for the UBS Warburg portfolio of CHF 565 million, leading to an overall net credit recovery of CHF 130 million for 2000, compared to an expense of CHF 956 million in 1999.

Net fee and commission income increased by CHF 4,096 million, or 32%, from CHF 12,607 million in 1999 to CHF 16,703 million in 2000. This was principally the result of high levels of brokerage fees, due to increased client activity in strong markets, especially in the first quarter of 2000, and the

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--------------------------------------------------------------------------------

addition of PaineWebber. In addition, two other new businesses, Global Asset Management (GAM), acquired at the end of 1999, and O'Connor, created in June 2000, contributed to the increase, as did the strong performance of UBS's investment banking business during 2000.

Credit-related fees and commissions decreased CHF 62 million in 2000 mainly as a result of the sale of UBS's international Global Trade Finance business in 1999.

Underwriting fees increased by 58% over 1999 with strong results in both fixed income and equity underwriting, despite UBS's relatively limited involvement in the Technology, Media and Telecoms (TMT) sector, which led to lower equity league table rankings in 2000 than in 1999. Corporate Finance fees grew 37%, or CHF 474 million, from CHF 1,298 million in 1999 to CHF 1,772 million in 2000, reflecting good results in Europe and a strong performance in Mergers and Acquisitions, where our league table rankings improved compared to 1999.

Net brokerage fees were 50% higher in 2000 than in 1999 as a result of high levels of client activity in the exuberant markets of the early part of the year, and the inclusion of two months of results from PaineWebber. The increase of 47% in Investment fund fees from 1999 to 2000 resulted from higher average volumes in 2000 and a shift in the product mix, with a higher proportion of assets under management invested in higher margin equity funds. In addition, Investment fund fees in 2000 benefited from the inclusion of GAM and PaineWebber's contribution in the last two months. Custodian fees and portfolio and other management and advisory fees increased by a total of CHF 921 million, or 22%, from 1999, due to higher asset-related fees in 2000 and the inclusion of PaineWebber and the new O'Connor business.

Net trading income increased CHF 2,234 million, or 29%, to CHF 9,953 million for 2000, compared to CHF 7,719 million for 1999, driven by strong growth in equity trading income as a result of increased global market activity, especially in the first quarter of 2000, and the increasing strength of UBS Warburg's secondary client franchise.

Net trading income from foreign exchange increased CHF 179 million, or 16%, from 1999 to 2000 despite difficult trading conditions at the start of the year, with lower levels of market activity and narrowing margins on derivative products, compared to 1999.

This income statement line does not fully capture the revenues of UBS Group's foreign exchange business, which is amongst the largest in the world. The revenues generated by all business areas of the UBS Group from sales and trading of foreign exchange, precious metals, and banknotes products in 2000 were CHF 1,519 million as compared to CHF 1,155 million in 1999.

Net trading income from fixed income decreased CHF 1,691 million, or 65%, from CHF 2,603 million in 1999 to CHF 912 million in 2000. Fixed income net trading income does not reflect the full picture of trading-related income in the Fixed Income business, which also includes a considerable contribution from coupon income, which is managed as an integral part of the trading portfolio and is reported as part of net interest income. The relative revenue contributions of mark-to-market gains, coupon income and other factors are somewhat volatile, because they depend on trading strategies and the instrument composition of the portfolio. In 2000, while fixed income trading income fell, net coupon income, which is reported in net interest income, rose from CHF 2,918 million to CHF 5,545 million.

Net trading income from equities increased CHF 3,746 million, or 93%, from 1999 to 2000. Positive markets led to an exceptionally good first quarter of 2000, with record client volumes. Performance in subsequent quarters of 2000 fell slightly in more varied market conditions, but was still well ahead of the same periods in 1999.

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--------------------------------------------------------------------------------

Net gains from disposal of associates and subsidiaries fell 95% from CHF 1,821 million to CHF 83 million. 1999 included gains from the sales of our holdings in SwissLife/Rentenanstalt and Julius Baer registered shares.

NET TRADING INCOME

CHF million                                                                          % change from
FOR THE YEAR ENDED                            31.12.00   31.12.99(1)   31.12.98(1)        31.12.99
--------------------------------------------------------------------------------------------------
Foreign exchange                                 1,287        1,108         1,992               16
Fixed income                                       912        2,603           162              (65)
Equities                                         7,754        4,008         1,159               93
--------------------------------------------------------------------------------------------------
NET TRADING INCOME                               9,953        7,719         3,313               29
--------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

Other income increased CHF 78 million, or 6%, from CHF 1,325 million in 1999 to CHF 1,403 million in 2000, with income from investments in associates lower, following sales in 1999, more than offset by higher income from the sale of private equity investments and a reduction of losses on property sales.

OPERATING EXPENSES

Total operating expenses increased 28% from CHF 20,532 million to CHF 26,203 million in 2000. Adjusted for significant financial events, total operating expenses increased 25% to CHF 25,763 million from CHF 20,534 million in 1999. The increase was principally due to increased personnel expenses, reflecting higher performance-related pay driven by UBS's excellent results in 2000, the inclusion of PaineWebber and the cost of retention payments for PaineWebber staff.

The principal significant financial events affecting the comparison of operating expenses are the CHF 150 million additional provision for the US Global Settlement of World War II related claims, recorded in 2000 in General and administrative expenses, and CHF 290 million of costs from the integration of PaineWebber, also recorded in 2000. Of this CHF 290 million, CHF 118 million were charged to Personnel expenses and amortization, CHF 93 million to General and administrative expenses and CHF 79 million to Depreciation.

The various significant financial events affecting expenses in 1999, described in "-- Information for Readers" above, resulted in an increase in expense of CHF 2 million, made up of a CHF 456 million increase to personnel expenses and a decrease of CHF 454 million in General and administrative expenses.

Personnel expenses increased CHF 4,586 million, or 36%, from CHF 12,577 million in 1999 to CHF 17,163 million in 2000. This increase was driven by increased bonus compensation, in line with the Group's excellent results, and CHF 1,083 million resulting from the inclusion of PaineWebber. Approximately 48% of the annual total represented bonus and other variable compensation.

As part of the merger, UBS agreed to make retention payments to PaineWebber financial advisors, senior executives and other staff, subject to these employees' continued employment and other restrictions. These payments are expected to amount to a total of USD 875 million (CHF 1,541 million), the vast majority of which will be paid in the form of UBS shares. The payments will vest over periods of up to four years from the merger. USD 76 million (CHF 128 million) was charged in fourth quarter 2000, and approximately USD 280 million (CHF 458 million at year-end 2000 rates) is

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expected to be charged in 2001. Because they are a regular and continuing cost of the business, these payments are not treated as significant financial events.

UBS's headcount grew 45% over the year from 31 December 1999, to 71,076. The vast majority of this change was due to the inclusion of 23,000 PaineWebber staff.

HEADCOUNT(1)

(FULL-TIME EQUIVALENTS)                               31.12.00        31.12.99   CHANGE IN %
--------------------------------------------------------------------------------------------
UBS SWITZERLAND                                         28,785          31,354            (8)
Private and Corporate Clients                           21,100          24,098           (12)
Private Banking                                          7,685           7,256             6
--------------------------------------------------------------------------------------------
UBS ASSET MANAGEMENT                                     2,860           2,576            11
Institutional Asset Management                           1,728           1,653             5
Investment Funds / GAM                                   1,132             923            23
--------------------------------------------------------------------------------------------
UBS WARBURG                                             38,445          14,266           169
Corporate and Institutional Clients                     15,262          12,694            20
UBS Capital                                                129             116            11
US Private Clients                                      21,490
e-services                                                 410              70           486
International Private Clients                            1,154           1,386           (17)
--------------------------------------------------------------------------------------------
CORPORATE CENTER                                           986             862            14
--------------------------------------------------------------------------------------------
GROUP TOTAL                                             71,076          49,058            45
--------------------------------------------------------------------------------------------

(1) The Group headcount does not include the Klinik Hirslanden AG headcount of 1,839 as of 31 December 2000 and 1,853 as of 31 December 1999.

General and administrative expenses increased CHF 667 million, or 11%, from CHF 6,098 million in 1999 to CHF 6,765 million in 2000.

General and administrative expenses in 2000 included a final provision of CHF 150 million related to the US Global Settlement of World War II related claims, and CHF 93 million of PaineWebber integration costs, which were both treated as significant financial events. General and administrative expenses in 1999 included a provision of CHF 154 million related to the US global settlement of World War II related claims, and CHF 300 million of additional provisions in respect of the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation.

Adjusting for these effects, General and administrative costs rose 16%, reflecting the incremental costs from the inclusion of PaineWebber offset by the success of UBS's continued efforts to control non-revenue driven costs.

Depreciation and amortization expenses increased CHF 418 million, or 23%, from CHF 1,857 million in 1999 to CHF 2,275 million in 2000, mainly due to the PaineWebber merger.

Tax expense increased CHF 634 million, or 38%, from CHF 1,686 million in 1999 to CHF 2,320 million in 2000, principally due to increased operating profit. The effective tax rate of 22.8% in 2000 is slightly higher than the 21.4% effective tax rate in 1999, reflecting increased income in higher taxation jurisdictions.

UBS GROUP'S PERFORMANCE WITHOUT THE IMPACT OF PAINEWEBBER

There are limitations to our ability to track the effect of the PaineWebber merger on the Group's performance. Principally this is because of the full integration of PaineWebber's capital markets

 104
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--------------------------------------------------------------------------------

business into the Corporate and Institutional Clients unit. This was carried out very soon after the merger was completed on 3 November 2000, with staff and revenues completely integrated into the existing UBS Warburg structure. It is therefore not possible to identify clearly the specific impact of the capital markets business on results. However, the remaining PaineWebber businesses are reported as a separate business unit: US Private Clients. It is possible therefore to distinguish their contribution to Group profits. If additional adjustments are made for

     -  goodwill amortization,

     -  funding costs,

     -  the share issuance, borrowing and subsequent repurchase,

     -  restructuring costs, and

     -  retention payments,

it is possible to make an approximate estimate of the underlying performance of UBS for 2000.

Although this analysis should not be relied on as a definitive indication of the performance of the continuing UBS businesses during the year, it demonstrates the very positive underlying performance of the Group in 2000.

EARNINGS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS AND THE ESTIMATED IMPACT OF THE PAINEWEBBER MERGER

CHF million, except where indicated                                     % change from
FOR THE YEAR ENDED                                  31.12.00  31.12.99       31.12.99
-------------------------------------------------------------------------------------
Operating income                                      35,309    26,587             33
Operating expenses                                    24,319    20,534             18
Operating profit before tax                           10,990     6,053             82
Net profit                                             8,403     4,665             80
-------------------------------------------------------------------------------------
Cost / income ratio before goodwill (%)                 67.6      73.3
Basic earnings per share before goodwill (CHF)         22.44     12.37             81
Diluted earnings per share before goodwill (CHF)       22.16     12.26             81
-------------------------------------------------------------------------------------
RETURN ON SHAREHOLDERS' EQUITY BEFORE GOODWILL (%)      27.5      18.2
-------------------------------------------------------------------------------------

DIVIDEND AND DISTRIBUTION BY PAR VALUE REDUCTION

In October 2000, UBS paid a dividend of CHF 4.50 per share in respect of the first three quarters of 2000, as part of the arrangements for the merger with PaineWebber. The Board of Directors recommended a distribution in respect of the fourth quarter of 2000 of CHF 1.60 per share, in the form of a par value reduction. This brings the total distribution for the year to CHF 6.10 per share, compared to the dividend of CHF 5.50 per share for 1999.

Until this year, the minimum par value allowed under law for a Swiss share was CHF 10. The share split that UBS implemented in May last year brought the par value of its share down to this level, removing any further opportunity to split the share.

Under new regulations, which are currently passing through the Swiss legislative process and are expected to become effective on 1 May 2001, the minimum par value is expected to be reduced to CHF 0.01. UBS intends to utilize this change to lower the market price per share to a level more in line with that of its global peer group, and to make a payment to its shareholders in the form of a reduction in the nominal value of its shares.

                                                                             105
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--------------------------------------------------------------------------------

If shareholder approval is granted, and the legislation becomes effective, the distribution of CHF 1.60 per share, in respect of the fourth quarter 2000, will be paid in the form of a par value reduction. This is treated in Switzerland as a return of capital to shareholders, not as income, and is therefore tax efficient for shareholders who pay tax in Switzerland. Treatment in other jurisdictions will vary, although under US tax regulations the distribution will be treated as income. However, the par value reduction does still have advantages for shareholders outside Switzerland, as no Swiss withholding tax is payable. Each shareholder should consult with a tax advisor for applicable tax implications of this distribution.

The distribution will reduce the par value of the share to CHF 8.40. UBS then intends to split its share 3 for 1, resulting in a new par value of 2.80 per share.

Because of the legal and regulatory processes involved, the distribution is expected to take place on 18 July 2001, for holders of record on 13 July 2001. The shares are expected to start trading at the new par value on 16 July 2001.

BALANCE SHEET

Total assets increased CHF 191 billion, or 21%, from CHF 897 billion at 31 December 1999 to CHF 1,088 billion at 31 December 2000, including CHF 99 billion as a result of the merger with PaineWebber. The remainder of the increase was principally a result of the unwinding of precautionary measures taken at the end of 1999 in preparation for the millennium, and the currency impact of the weakness of the Swiss franc. The increase in cash collateral on securities borrowed, reverse repurchase agreements and trading portfolio assets was partially offset by decreases in cash and balances with central banks and money market paper, as liquidity levels were adjusted following Y2K, and a reduction in positive replacement values due to netting, thanks to improved systems and new reporting practices. Goodwill and intangible assets increased CHF 16 billion, due to goodwill and intangible assets resulting from the PaineWebber merger.

Total liabilities increased 20%, from CHF 866 billion at 31 December 1999, to CHF 1,040 billion at 31 December 2000, reflecting the unwinding of millennium related precautions. The increase in amounts due under repurchase agreements, cash collateral on securities lent and trading portfolio liabilities and an increase in money market paper issued, was offset in part by a decrease in negative replacement values, again principally due to netting.

UBS's long-term debt portfolio decreased from CHF 56.3 billion at 31 December 1999 to CHF 54.8 billion at 31 December 2000. During this year CHF 14.9 billion of long-term securities were issued while CHF 24.6 billion matured. UBS believes the maturity profile of the long-term debt portfolio is well balanced with a slight bias towards shorter-term maturities to match the maturity profile of UBS's assets.

Shareholders' equity increased CHF 14 billion, or 46%, from 31 December 1999 to 31 December 2000, reflecting the increase in capital required for the PaineWebber merger, increased retained earnings and the reduced holding of treasury shares.

UBS maintains a significant percentage of liquid assets, including collateralized receivables and trading portfolios that can be converted into cash on relatively short notice and without adversely affecting UBS's ability to conduct its ongoing businesses, in order to meet short-term funding needs. Collateralized receivables include reverse repurchase agreements and cash collateral on securities borrowed, and marketable corporate debt and equity securities and a portion of UBS's loans and due from banks which are secured primarily by real estate. The value of UBS's collateralized receivables and trading portfolio will fluctuate depending on market conditions and client business. The individual

 106
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--------------------------------------------------------------------------------

components of UBS's total assets, including the proportion of liquid assets, may vary significantly from period to period due to changing client needs, economic and market conditions and trading strategies.

CONSOLIDATED CASH FLOWS

In the twelve-month period to December 2000, cash equivalents decreased by CHF 8,907 million, principally as a result of investment activities, which generated negative cash flow of CHF 19,135 million. This was mainly due to CHF 10,722 million of cash required for the PaineWebber merger and the purchase of CHF 8,770 million of financial investments.

The positive cash flow of CHF 11,697 million from operating activities principally resulted from net profit of CHF 7,792 million, a net increase in amounts due to customers and amounts due from customers of CHF 12,381 million, CHF 11,553 million from an increase in the size of the trading portfolio and a net cash inflow of CHF 10,236 million from other assets and liabilities and accrued income and expenses. These were partially offset by a net cash outflow of CHF 30,292 million for repurchase and reverse repurchase agreements and cash collateral on securities borrowed and lent.

Financing activities generated net cash outflow of CHF 1,581 million. CHF 10,125 million from the issuance of money market paper. CHF 14,884 million from long-term debt and CHF 2,594 million from the issuance of trust preferred securities was offset by CHF 24,640 million for repayment of long-term debt and CHF 3,928 million for dividend payments.

GROUP RESULTS 1999

UBS's current performance targets were first implemented at the beginning of 2000. Performance against targets is not therefore discussed in relation to 1999.

OPERATING INCOME

Net interest income before credit loss expense increased by CHF 891 million, or 18%, from CHF 5,018 million in 1998 to CHF 5,909 million in 1999. Increased trading-related interest income and higher interest margins in the domestic loan portfolio in 1999 derived from more consistent application of UBS's risk-adjusted pricing model were partially offset by the sale of business activities which had contributed to net interest income in 1998, as well as the impact of lower returns on invested equity and the reduction of the international loan portfolio.

Credit loss expense recorded a slight increase of CHF 5 million from CHF 951 million in 1998 to CHF 956 million in 1999. During 1999, UBS experienced general improvements in the economy and in the credit performance of its loan portfolio, and a reduction in impaired loans in the aggregate. Although impaired loans decreased, additional provisions were required for some of the impaired domestic loans remaining in the portfolio.

Net fee and commission income decreased by CHF 19 million from CHF 12,626 million in 1998 to CHF 12,607 million in 1999. Excluding the effect of divestments in 1998, the decrease was roughly 1%.

Credit-related fees and commissions decreased in 1999 in line with reduced emerging market exposures and the sale of UBS's international Global Trade Finance operations. Underwriting and corporate finance fees increased 3% relative to exceptionally strong performance in 1998. Brokerage fees were higher in 1999 than in 1998 mainly due to strong volumes in the UK, US and Asia. A CHF 137 million increase in investment fund fees was attributable to higher volumes and pricing adjustments from the integration of the two pre-1998 merger product platforms. Strong increases in custodian fees reflected higher custodian assets and a new pricing model.

                                                                             107
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--------------------------------------------------------------------------------

Net trading income increased CHF 4,406 million, or 133%, from CHF 3,313 million in 1998 to CHF 7,719 million in 1999.

Net trading income from foreign exchange decreased CHF 884 million, or 44%, from 1998 to 1999 mostly as a result of lower volumes in key markets. The reduced levels of activity resulted from the introduction of the euro and narrowing margins from increased competition in global markets.

Net trading income from fixed income increased CHF 2,441 million from CHF 162 million in 1998 to CHF 2,603 million in 1999. During 1998, net trading income from fixed income was negatively impacted by the pre-tax CHF 793 million write-down of UBS's trading position in Long Term Capital Management, L.P. and approximately CHF 690 million in losses in UBS's emerging markets trading portfolios. Excluding those write-downs from the 1998 results, net trading income from fixed income increased approximately 58% in 1999 over 1998. Fixed income trading revenues were strong across all major products during 1999, led by swaps and options and investment grade debt.

Net trading income from equities increased CHF 2,849 million or 246% from 1998, to CHF 4,008 million in 1999. During 1998, net trading income was negatively impacted by pre-tax CHF 762 million in losses from the Global Equities Derivatives business area. In 1999, net trading income benefited from very strong customer volumes in equity products globally.

Other income, including net gains from disposal of associates and subsidiaries, increased CHF 905 million, or 40%, from CHF 2,241 million in 1998 to CHF 3,146 million in 1999. Total net gains on disposal of associates and subsidiaries were CHF 1,821 million in 1999 compared to disposal-related pre-tax gains of CHF 1,119 million in 1998. The first-time consolidation of Klinik Hirslanden in 1999, resulting in Other income of CHF 395 million, was partially offset by lower income from investments in associates as a result of the divestments as well as lower income from other properties. The CHF 367 million portion of the Long Term Capital Management write-down negatively impacted other income in 1998.

OPERATING EXPENSES

Personnel expenses increased CHF 2,761 million, or 28%, from CHF 9,816 million in 1998 to CHF 12,577 million in 1999, despite only a minor increase in headcount from 48,011 at 31 December 1998 to 49,058 at 31 December 1999. At the end of 1997, UBS foresaw the probability of a shortfall in profit in its investment banking business as a result of the then-pending 1998 merger. In order to protect its investment banking franchise, UBS realized it would probably need to make payments to personnel in excess of amounts determined by normal compensation methodologies. An amount of approximately CHF 1 billion was recorded as part of the merger-related restructuring reserve for this purpose. By the end of 1998, this shortfall had materialized, and CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve in 1998 as planned. The shortfall in profits noted above was aggravated by losses associated with Long Term Capital Management and the Global Equity Derivatives portfolio. Adjusting the prior year for the CHF 1,007 million, personnel expenses in 1999 increased by 16%, which was primarily attributable to higher performance-related compensation based on the good investment banking result in 1999. Personnel expense in 1999 was reduced by the recognition of CHF 456 million in pre-paid employer pension contributions.

General and administrative expenses decreased CHF 637 million, or 9%, from CHF 6,735 million in 1998 to CHF 6,098 million in 1999. General and administrative expenses in 1998 include the

 108
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--------------------------------------------------------------------------------

provision of CHF 842 million for the US Global Settlement of World War II related claims. In 1999, the following were included:

     -  the additional restructuring provision of CHF 300 million;

     - an additional provision of CHF 154 million for the US Global Settlement of World War II related claims; and

     -  CHF 130 million from the first-time consolidation of Klinik Hirslanden.

Excluding the impact of these items in 1998 and 1999, General and administrative expenses decreased 6% year-on-year, reflecting stringent cost reduction programs.

Depreciation and amortization increased CHF 32 million, or 2%, from CHF 1,825 million in 1998 to CHF 1,857 million in 1999. Excluding the impact of the first-time consolidation of Klinik Hirslanden in 1999, depreciation and amortization remained flat.

Tax expense increased CHF 782 million, or 87%, from CHF 904 million in 1998 to CHF 1,686 million in 1999, principally due to increased operating profit. The effective tax rate of 21.4% is lower than 23.4%, the effective rate in 1998, primarily due to the utilization of tax loss carry forwards.

OUTLOOK FOR 2001

The year 2000 was an outstanding one for UBS, and a good one overall for the markets. Moving into 2001, the prospects for markets and for the international credit environment are particularly difficult to predict. The recent upswing in the economic cycle in Switzerland may, however, afford UBS some protection.

We believe that our credit business is well positioned, thanks to our avoidance of balance sheet-led earnings growth, although we do not expect to see the net credit loss write-backs we experienced this year. UBS Asset Management is cautiously optimistic about prospects for growth as its core price/value investment style demonstrates its strengths in less bullish markets, and UBS Warburg has already demonstrated the quality and sustainability of its earnings in the less positive conditions of the second half of 2000.

The biggest opportunity for UBS in 2001 lies in realizing the full transforming value of the PaineWebber merger, not only in the US, but through leveraging the marketing and client skills, product innovation and energy of our new partners to build the best wealth management firm in the world.

UBS
--------------------------------------------------------------------------------

Review of Business Group Performance

Principles

MANAGEMENT ACCOUNTING PRINCIPLES

The following discussion reviews the 1999 and 2000 results by Business Group and business unit.

UBS's management reporting system and policies determine the revenues and expenses directly attributable to each business unit. Internal charges and transfer pricing adjustments are reflected in the performance of each business unit.

Inter-business unit revenues and expenses include transfers between business units and between geographical locations. Revenue sharing agreements are used to allocate external customer revenues to Business Groups on a reasonable basis. Transactions between Business Groups are conducted at arms length. Inter-business unit charges are recorded as a reduction to expenses in the business unit providing the service. Corporate Center expenses are allocated to the operating business units, to the extent possible.

Interest revenues are apportioned to business units based on the opportunity costs of funding their activities. Accordingly, all assets and liabilities are refinanced with the Group Treasury based on market rates. Revenues relating to balance sheet products are calculated on a fully-funded basis. As a result, business units are additionally credited with the risk-free return on the average equity used.

Commissions are credited to the business unit with the corresponding customer relationship.

Regulatory equity is allocated to business units based on the average regulatory capital requirement during the period. Only utilized equity is taken into account, and a buffer of 10% is added. The remaining equity, mainly covering real estate, and any unallocated equity, remains in Corporate Center.

Assets under management are defined as third-party on- and off-balance sheet assets for which the Group has investment responsibility. This includes both discretionary assets, where the Group has a mandate to invest and manage the assets, as well as assets where the Group advises clients on their investment decisions. Where two business units share responsibility for management of funds (such as UBS investment funds held within private client portfolios), the assets under management are included in both business segments. Wholesale custody-only assets are excluded.

During 2001, UBS expects to introduce a new way of defining and measuring the client assets it has responsibility for, replacing assets under management with a new concept, distinguishing those assets held with UBS for investment purposes.

Net new money is defined as the net inflow or outflow of assets under management during a period, excluding interest and dividend income and the effects of market or currency movements.

Headcount includes trainees and staff in management development programs, but not contractors.

CREDIT LOSS EXPENSE

Credit loss expense represents the charges to the profit and loss account relating to amounts due to UBS from loans and advances or other off-balance sheet products, including OTC derivatives, that have had to be written-down because they are impaired or uncollectable.

 110
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UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--PRINCIPLES
--------------------------------------------------------------------------------

UBS determines the amounts of Credit loss expense in its financial accounts and in the business unit reporting on different bases. In the Group financial accounts, UBS reports its results according to International Accounting Standards (IAS) definitions. Under these rules, Credit loss expense is the total of net new allowances and direct write-offs less recoveries. Losses are recognized and charged to the financial accounts in the period when they arise. In contrast, in its segment and business unit reporting, UBS applies a different approach to the measurement of credit risk which reflects the average annual cost that UBS anticipates will arise from transactions that become impaired. In order to manage exposure to credit risk more effectively, UBS prices transactions with a view to earning - over time - sufficient income to compensate for the losses that are expected to be caused by value adjustments for impaired assets. The basis for measuring these inherent risks in the credit portfolios is the concept of "Expected Loss" (see "Risk--Risk Analysis--Credit Risk" below). UBS therefore quantifies the Credit loss expense at business unit level based on the Expected Loss rather than the actual loss reported in its financial accounts.

As each business unit is ultimately responsible for its credit decisions, the difference between the actual credit losses and the annual expected credit loss calculated for management reporting purposes will be charged or credited back to the business units over a three-year period, so that the risks and rewards of credit decisions are fully reflected in their results.

CREDIT LOSS

                                       Expected credit loss          IAS Actual credit expense
                                  ------------------------------   ------------------------------
          CHF MILLION             31.12.00   31.12.99   31.12.98   31.12.00   31.12.99   31.12.98
-------------------------------------------------------------------------------------------------
UBS Switzerland                        784      1,071      1,186       (695)       965        445
UBS Asset Management                     0          0          0          0          0          0
UBS Warburg                            247        333        510        565          0        506
Corporate Center                                                          0         (9)         0
-------------------------------------------------------------------------------------------------
TOTAL                                1,031      1,404      1,696       (130)       956        951
-------------------------------------------------------------------------------------------------
Balancing item in Corporate         (1,161)      (448)      (745)
  Center
-------------------------------------------------------------------------------------------------

UBS reconciles the difference between the Credit loss expense in its financial accounts and the Expected Loss shown in business unit reporting with a balancing item in the Corporate Center. UBS also shows the allocation of actual Credit loss expense to the business units in the footnotes to Note 3a of the financial statements.

KEY PERFORMANCE INDICATORS

UBS reports carefully chosen key performance indicators for each of its business units. These do not carry explicit targets, but are intended as indicators of the business units' success in creating value for shareholders. They include both financial metrics, such as the cost/income ratio, and non-financial metrics, such as Assets under management.

The key performance indicators are used for internal performance measurement as well as external reporting. This ensures that management have a clear responsibility to lead their businesses towards achieving success in the Group's key value drivers and reduces any risk of managing to purely internal performance measures.

                                                                             111
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--------------------------------------------------------------------------------

BUSINESS GROUP TAX RATES

The Business Groups of UBS do not represent separate legal entities. Business Group results are prepared through the application of UBS's management accounting policies to the results of the entities through which they operate.

Indicative business unit tax rates are calculated on an annual basis based on the results and statutory tax rates of the previous financial year. These rates are approximate calculations, based upon the application to the year's adjusted earnings of statutory tax rates for the locations in which the Business Groups operated. These tax rates therefore give guidance on the tax cost to each Business Group of doing business during 2000 and on a standalone basis, without the benefit of tax losses brought forward from earlier years:

UBS SWITZERLAND                                               21%
Private and Corporate Clients                                 21%
Private Banking                                               22%

UBS ASSET MANAGEMENT                                          22%
Institutional Asset Management                                23%
Investment Funds/GAM                                          22%

UBS WARBURG                                                   22%
Corporate and Institutional Clients                           23%
UBS Capital                                                   26%
US Private Clients                                            37%
International Private Clients                                 32%
e-services                                                    30%

These tax rates are not necessarily indicative of future tax rates for the businesses or UBS Group as a whole.

UBS
--------------------------------------------------------------------------------

UBS Switzerland

BUSINESS GROUP REPORTING

 CHF million, except where indicated                                                   % change from
         FOR THE YEAR ENDED            31.12.00       31.12.99 (1)      31.12.98 (1)     31.12.99
----------------------------------------------------------------------------------------------------
Income                                    14,182          12,761            13,958                11
Credit loss expense (2)                     (784)         (1,071)           (1,186)              (27)
----------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                    13,398          11,690            12,772                15
----------------------------------------------------------------------------------------------------
Personnel expenses                         4,759           4,691             4,448                 1
General and administrative expenses        2,394           2,308             2,226                 4
Depreciation                                 508             460               771                10
Amortization of goodwill and other
intangible assets                             62              23                 4               170
----------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   7,723           7,482             7,449                 3
----------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX      5,675           4,208             5,323                35
----------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION
Assets under management (CHF billion)      1,121           1,110             1,013                 1
----------------------------------------------------------------------------------------------------
Cost / income ratio (%) (3)                   54              59                53
Cost / income ratio before goodwill
  (%) (3,)(4)                                 54              58                53
----------------------------------------------------------------------------------------------------

                                                                              % change from
AS OF                                  31.12.00       31.12.99      31.12.98    31.12.99
-------------------------------------------------------------------------------------------
Regulatory equity used (avg)              10,500        10,059         9,519              4
Headcount (full time equivalents)         28,785        31,354        30,589             (8)
-------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(3)  Operating expenses / operating income before credit loss expense.

(4) The amortization of goodwill and other intangible assets is excluded from this calculation.

COMPONENTS OF OPERATING INCOME

Private and Corporate Clients derives its operating income principally from

     -  net interest income from its loan portfolio and customer deposits;

     -  fees for investment management services; and

     -  transaction fees.

As a result, Private and Corporate Clients' operating income is affected by movements in interest rates, fluctuations in assets under management, client activity levels, investment performance and changes in market conditions.

Private Banking derives its operating income from

     -  fees for financial planning and wealth management services;

     -  fees for investment management services; and

     -  transaction-related fees.

Private Banking's fees are based on the market value of assets under management and the level of transaction-related activity. As a result, Private Banking's operating income is affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds.
                                                                             113
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REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
--------------------------------------------------------------------------------

Private and Corporate Clients

BUSINESS UNIT REPORTING

CHF million, except where indicated                                               % change from
FOR THE YEAR ENDED                      31.12.00    31.12.99(1)    31.12.98(1)      31.12.99
-----------------------------------------------------------------------------------------------
Individual clients                         5,026         4,553          4,785                10
Corporate clients                          1,975         1,855          1,728                 6
Risk transformation and capital
  management                                 307           330              0                (7)
Operations                                   205           313            448               (35)
Other                                        (70)          142             64
-----------------------------------------------------------------------------------------------
Income                                     7,443         7,193          7,025                 3
Credit loss expense(2)                      (759)       (1,050)        (1,170)              (28)
-----------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     6,684         6,143          5,855                 9
-----------------------------------------------------------------------------------------------
Personnel expenses                         3,187         3,363          3,238                (5)
General and administrative expenses        1,058         1,123          1,025                (6)
Depreciation                                 419           384            680                 9
Amortization of goodwill and other
  intangible assets                           27             2              4
-----------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   4,691         4,872          4,947                (4)
-----------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX       1,993         1,271            908                57
-----------------------------------------------------------------------------------------------
KPI'S
Assets under management (CHF
  billion)(3)                                440           439            434                 0
Net new money (CHF billion)                  0.4
-----------------------------------------------------------------------------------------------
Cost/income ratio (%)(4)                      63            68             70
Cost/income ratio before goodwill
  (%)(4,5)                                    63            68             70
-----------------------------------------------------------------------------------------------
Non-performing loans/Gross loans
  outstanding (%)                            5.0           6.6
-----------------------------------------------------------------------------------------------

        ADDITIONAL INFORMATION                                                % change from
                AS OF                   31.12.00    31.12.99     31.12.98       31.12.99
-------------------------------------------------------------------------------------------
Regulatory equity used (avg)               8,550        8,550        8,250                0
Headcount (full time equivalents)         21,100       24,098       24,043              (12)
-------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(3)  Bank transaction accounts are included.

(4)  Operating expenses / operating income before credit loss expense.

(5) The amortization of goodwill and other intangible assets is excluded from this calculation.

 114
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REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
--------------------------------------------------------------------------------

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management increased slightly by CHF 1 billion from CHF 439 billion in 1999 to CHF 440 billion during 2000, including net new money of CHF 0.4 billion. Market performance was slightly positive over the year, offsetting transfers of CHF 5 billion to other business units.

The pre-goodwill cost / income ratio in 2000, at 63%, improved significantly from 68% in 1999. This was principally due to lower operating expenses resulting from continuing strict cost control, as the benefits of the 1998 merger between Union Bank of Switzerland and Swiss Bank Corporation continued to be realized.

The quality of the Private and Corporate Clients' loan portfolio improved considerably during the year, resulting in a non-performing loans / total loans ratio of 5.0% at 31 December 2000, compared to 6.6% at the end of 1999. This improvement was due in part to the unexpected strengthening of the Swiss economy, and also to Private and Corporate Clients' efforts to further enhance the risk/return profile of its loan portfolio through selective origination, secondary market transactions, the disposal of subsidiaries, and the continued work-out of the recovery portfolio, which decreased from CHF 21 billion to CHF 15 billion during the year.

Although UBS Switzerland's non-performing loans ratio is somewhat higher than some comparable banks particularly in the US, the comparison reflects different structural practices rather than underlying asset quality. In general, Swiss practice is to write off loans entirely only on final settlement of bankruptcy proceedings, the sale of the underlying assets or a formal debt forgiveness. In contrast, US practice is to write off non-performing loans much sooner, reducing the amount of such loans and corresponding provisions recorded at any given date.

RESULTS

Record pre-tax profit for the year, at CHF 1,993 million, was an increase of CHF 722 million, or 57%, over 1999, clearly demonstrating the substantial benefits of the merger between UBS and SBC for the combined domestic banking franchise.

OPERATING INCOME

Private and Corporate Clients' operating income in 2000 was CHF 6,684 million, CHF 541 million, or 9%, higher than in 1999. This improved performance primarily reflected higher fee income, particularly in the first half of the year, and reduced expected loss as the quality of the loan portfolio improved.

Both of Private and Corporate Clients' two main operating business areas recorded increases in their operating income in 2000 as compared to 1999.

     - Individual Clients: Operating income in 2000 was CHF 5,026 million, an increase of CHF 473 million, or 10%, from CHF 4,553 million in 1999. This was primarily due to increases in brokerage and investment fund fees resulting from increased investment activity, and minor gains on sales of subsidiaries and participations.

     - Corporate Clients: Operating income in 2000 was CHF 1,975 million, an increase of CHF 120 million, or 6%, from CHF 1,855 million in 1999, primarily due to higher interest income resulting from improved margins as well as increased fee and commission income.

                                                                             115
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REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
--------------------------------------------------------------------------------

On the other hand, the two support areas saw their incomes reduce.

     - Risk Transformation and Capital Management: Income was CHF 307 million in 2000. This was a decrease of CHF 23 million, or 7%, from the CHF 330 million recorded in 1999, primarily as a result of the reduced average size of the recovery loan portfolio, managed by this unit.

     - Operations: Revenues in 2000 were CHF 205 million, a decrease of CHF 108 million, or 35%, from CHF 313 million in 1999. Operations revenues were affected by lower interest revenues as a result of reduced correspondent bank overdraft balances, partially offset by small one-off revenues from the revaluation of minority holdings in other companies.

OPERATING EXPENSES

Full year operating expenses in 2000 were CHF 4,691 million, down 4%, or CHF 181 million, from 1999. This was primarily due to falling personnel costs as headcount was reduced.

OPERATING INCOME BEFORE CREDIT LOSS EXPENSE BY BUSINESS AREA

                    CHF million
                FOR THE YEAR ENDED                   31.12.00         31.12.99         31.12.98
-----------------------------------------------------------------------------------------------
Individual Clients                                      5,026            4,553            4,785
Corporate Clients                                       1,975            1,855            1,728
Risk transformation and Capital Management                307              330
Operations                                                205              313              448
Other                                                     (70)             142               64
-----------------------------------------------------------------------------------------------
TOTAL                                                   7,443            7,193            7,025
-----------------------------------------------------------------------------------------------

Personnel expense fell by CHF 176 million, or 5%, from CHF 3,363 million in 1999 to CHF 3,187 million in 2000. Increased performance-related compensation, reflecting the good results, was more than offset by a substantial reduction in headcount during the year.

General and administrative expenses fell 6% over the year, despite our continued investments in online services, reflecting continued cost control efforts.

Depreciation expense increased by CHF 35 million, or 9%, to CHF 419 million, primarily due to the implementation of IAS 38, relating to the capitalization of software costs.

Amortization of goodwill and other intangible assets increased CHF 25 million, from CHF 2 million in 1999 to CHF 27 million in 2000. This increase was primarily due to the acquisition of a credit card portfolio during second quarter 2000.

HEADCOUNT

Private and Corporate Clients' headcount declined by almost 3,000 in 2000 from 24,098 at the end of 1999 to 21,100 at 31 December 2000. This reduction includes 948 staff transferred with Systor, which became an independent company at the start of 2000, 413 staff of Solothurner Bank, which was sold during 2000, and the transfer of 148 financial planning and wealth management staff to Private Banking. The remaining reduction of 1,489 staff demonstrates UBS's continued success in realizing UBS/SBC merger-related synergies.

 116
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--------------------------------------------------------------------------------

1999

OPERATING INCOME

Operating income before credit loss expense increased CHF 168 million, or 2%, from CHF 7,025 million in 1998 to CHF 7,193 million in 1999. This improvement was primarily due to higher margins on interest-related business, such as mortgages, as well as the first full-year impact of the amalgamation and repricing of products from the two former banks. In conjunction with the creation of the Risk Transformation and Capital Management business area in October 1999, the business areas within Private and Corporate Clients were realigned in 1999. These realignments and the resulting effects on 1999 operating income were as follows:

     - The Business Client segment was transferred from Individual Clients to Corporate Clients, resulting in a decrease in operating income from Individual Clients from 1998 to 1999.

     - Operating income from Corporate Clients increased from 1998 to 1999, primarily due to the transfer in of the Business Client segment, the transfer in of the Swiss Global Trade Finance business from UBS Warburg, and improving interest margins. The transfer out of the Recovery portfolio to Risk Transformation and Capital Management partially offset these increases.

     - Operating income from Operations decreased compared to 1998. This was the net effect of the transfer of emerging market bank activities from UBS Warburg into UBS Private and Corporate Clients and the transfer of industrialized bank activities to UBS Warburg during 1999.

Private and Corporate Clients' expected loss decreased CHF 120 million, or 10%, from CHF 1,170 million in 1998 to CHF 1,050 million in 1999 as a result of the accelerated reduction of impaired positions and the movement to higher quality businesses. This was partially offset by increased expected loss primarily resulting from the transfer of the remainder of the Swiss Global Trade Finance business from UBS Warburg during 1999.

OPERATING EXPENSES

Personnel, general and administrative expenses increased CHF 223 million, or 5%, from CHF 4,263 million in 1998 to CHF 4,486 million in 1999. This increase was due primarily to merger related IT integration work, work relating to the Year 2000 transition and the costs associated with the shift of the Swiss Global Trade Finance business from UBS Warburg. This business, with approximately 400 professionals, was transferred from UBS Warburg in early 1999. These increases were partially offset by cost savings resulting from the closure of redundant branches.

Depreciation and amortization expense decreased CHF 298 million, or 44%, from CHF 684 million in 1998 to CHF 386 million in 1999, primarily due to reduced assets employed subsequent to the 1998 merger.

                                                                             117
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--------------------------------------------------------------------------------

Private Banking

BUSINESS UNIT REPORTING

   CHF million, except where indicated                                                % change from
            FOR THE YEAR ENDED              31.12.00     31.12.99(1)    31.12.98(1)     31.12.99
---------------------------------------------------------------------------------------------------
Income                                          6,739        5,568          6,933                21
Credit loss expense(2)                            (25)         (21)           (16)               19
---------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                          6,714        5,547          6,917                21
---------------------------------------------------------------------------------------------------
Personnel expenses                              1,572        1,328          1,210                18
General and administrative expenses             1,336        1,185          1,201                13
Depreciation                                       89           76             91                17
Amortization of goodwill and other
  intangible assets                                35           21              0                67
---------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                        3,032        2,610          2,502                16
---------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX            3,682        2,937          4,415                25
---------------------------------------------------------------------------------------------------
KPI'S
Assets under management (CHF billion)             681          671            579                 1
---------------------------------------------------------------------------------------------------
Net new money (CHF billion)(3)                   (0.7)         0.7
Gross AuM margin (bps)                             98           90                                9
---------------------------------------------------------------------------------------------------
Cost / income ratio (%)(4)                         45           47             36
Cost / income ratio before goodwill (%)(4,
  5)                                               44           46             36
---------------------------------------------------------------------------------------------------

         ADDITIONAL INFORMATION                                               % change from
                  AS OF                    31.12.00     31.12.99    31.12.98    31.12.99
-------------------------------------------------------------------------------------------
Regulatory equity used (avg)                   1,950       1,509       1,269             29
Headcount (full time equivalents)              7,685       7,256       6,546              6
-------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(3)  Excludes dividend and interest income.

(4)  Operating expenses / operating income before credit loss expense.

(5) The amortization of goodwill and other intangible assets is excluded from this calculation.

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management increased slightly by CHF 10 billion, or 1%, from CHF 671 billion to CHF 681 billion during 2000, primarily reflecting market performance and currency effects. Net new money during the year was disappointing, with net outflows of CHF 0.7 billion.

Gross margin for the year, at 98 basis points, partly reflects the very strong performance in the exceptional markets of the first quarter. The more recent rates of 95 basis points in second and fourth

 118
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REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
--------------------------------------------------------------------------------

quarters, and 94 basis points in third quarter, represent a solid improvement over the average of 90 basis points recorded in 1999, as we introduce more value-added products to our client base.

The pre-goodwill cost / income ratio of 44% improved slightly from 46% in 1999, principally due to significantly higher revenues.

RESULTS

Net profit before tax for the year increased significantly, by CHF 745 million, or 25%, to CHF 3,682 million, from CHF 2,937 million in 1999. This reflects strong markets in the early part of 2000, and the margin-enhancing benefits of introducing more added-value products during the year.

OPERATING INCOME

The increase in gross margin to 98 basis points resulted in operating income of CHF 6,714 million, which was 21%, or CHF 1,167 million, higher than in 1999. Revenue quality has also improved with asset-based fees growing faster over the year than transaction-based fees.

OPERATING EXPENSES

Full year operating expenses were CHF 3,032 million, CHF 422 million or 16% higher than in 1999.

Personnel expenses increased CHF 244 million, or 18%, partly due to increased hiring in client-focused areas, the transfer of financial planning and wealth management staff from the Private and Corporate Clients unit, as well as higher performance-related compensation.

General and administrative expenses increased CHF 151 million, or 13%, primarily due to recruitment and training expenses, volume-driven transaction processing costs, as well as project-related technology costs.

Depreciation expense increased by CHF 13 million, or 17%, due to increased investments in both software and the refurbishment of premises.

HEADCOUNT

Headcount at year end 2000 was 7,685, representing an increase of 429 during the year. This was mainly the result of the transfer of 148 financial planning and wealth management staff from the Private and Corporate Clients business unit and the completion in first quarter 2000 of previous initiatives to strengthen product capabilities.

It is Private Banking's policy to shift the balance of its staff towards client-facing roles, reducing the number of support staff. During the year there were net increases of 302 staff in client-focused market areas and 127 in product areas, such as financial planning, Active Advisory, and portfolio management.

1999

OPERATING INCOME

Operating income decreased CHF 1,370 million, or 20%, from CHF 6,917 million in 1998 to CHF 5,547 million in 1999. This significant decrease principally reflected lower transaction-based revenues due to lower levels of client transaction activity. CHF 1,058 million gains from the divestitures of Banca della Svizzera Italiana (BSI) and Adler, as well as CHF 268 million of operating income relating to BSI's operations, are included in operating income for 1998 and did not recur in 1999.

                                                                             119
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--------------------------------------------------------------------------------

Notwithstanding the decrease in operating income, assets under management increased during 1999 by CHF 92 billion, or 16%. Strong markets, especially in Europe, in the United States, and in the technology sector, as well as the stronger US dollar, led to a performance increase of CHF 80 billion for 1999. In addition, the acquisition of the international private banking operations of Bank of America accounted for an additional CHF 5 billion, while inter-business unit transfers resulted in another CHF 6 billion. This increase was partially offset, however, by decreased volumes from existing clients during the second half of 1999.

OPERATING EXPENSES

Operating expenses, adjusted for CHF 125 million in divestiture-related operating expenses, increased 4%, or CHF 108 million, to CHF 2,610 million in 1999, to a large extent as a result of UBS's expansion in the front-line staff as well as infrastructure related investments.

Personnel, general and administrative expenses increased CHF 102 million, or 4%, from CHF 2,411 million in 1998 to CHF 2,513 million 1999. Personnel costs increased 10%, or CHF 118 million, to CHF 1,328 million in 1999 due to an increase in headcount of 710 from 6,546 at 31 December 1998 to 7,256 at 31 December 1999. Headcount growth resulted from the acquisition in 1999 of Bank of America's international private banking operations, enhancement of UBS's logistics capabilities and support for the introduction of new portfolio monitoring and advisory capabilities. Operating expenses in 1998 also included CHF 125 million related to BSI that did not occur in 1999.

As a result of the acquisition of the international private banking operations of Bank of America, goodwill amortization increased to CHF 21 million in 1999. Depreciation decreased CHF 15 million, or 16%, from CHF 91 million in 1998 to CHF 6 million in 1999.

UBS
--------------------------------------------------------------------------------

UBS Asset Management

BUSINESS GROUP REPORTING

      CHF million, except where indicated                                                % change from
               FOR THE YEAR ENDED                 31.12.00   31.12.99(1)   31.12.98(1)     31.12.99
------------------------------------------------------------------------------------------------------
Income                                               1,953       1,369         1,358                43
Credit loss expense                                      0           0             0
------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                               1,953       1,369         1,358                43
------------------------------------------------------------------------------------------------------
Personnel expenses                                     880         516           515                71
General and administrative expenses                    439         271           228                62
Depreciation                                            49          32            35                53
Amortization of goodwill and other intangible
  assets                                               263         113            78               133
------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                             1,631         932           856                75
------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX                  322         437           502               (26)
------------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION
Assets under management (CHF billion)                  522         598           532               (13)
------------------------------------------------------------------------------------------------------
Cost / income ratio (%)(2)                              84          68            63
Cost / income ratio before goodwill (%)(2, 3)           70          60            57
------------------------------------------------------------------------------------------------------

                                                                                   % change from
                     AS OF                        31.12.00   31.12.99   31.12.98     31.12.99
------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                         1,250        162        102             672
Headcount (full time equivalents)                    2,860      2,576      1,863              11
------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2)  Operating expenses / operating income before credit loss expense.

(3) The amortization of goodwill and other intangible assets is excluded from this calculation.

COMPONENTS OF REVENUE

UBS Asset Management generates most of its revenue from the asset management services it provides to institutional clients, and from the distribution of investment funds. Fees charged to institutional clients and on investment funds are based on the market value of assets under management. As a result, UBS Asset Management's revenues are affected by changes in market levels as well as flows of client funds.

                                                                             121
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--------------------------------------------------------------------------------

Institutional Asset Management

BUSINESS UNIT REPORTING

 CHF million, except where indicated                                                 % change from
         FOR THE YEAR ENDED            31.12.00       31.12.99(1)      31.12.98(1)     31.12.99
--------------------------------------------------------------------------------------------------
Institutional                              1,103            906              968                22
Non-institutional                            198            193              195                 3
--------------------------------------------------------------------------------------------------
Income                                     1,301          1,099            1,163                18
Credit loss expense                            0              0                0
--------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     1,301          1,099            1,163                18
--------------------------------------------------------------------------------------------------
Personnel expenses                           631            458              465                38
General and administrative expenses          243            178              154                37
Depreciation                                  27             25               29                 8
Amortization of goodwill and other
  intangible assets                          173            113               78                53
--------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   1,074            774              726                39
--------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX         227            325              437               (30)
--------------------------------------------------------------------------------------------------
KPI'S
Assets under management (CHF billion)        496            574              531               (14)
Net new money (CHF billion)(2)             (66.6)         (50.1)
Gross AuM margin (bps)(3)                     33             25                                 32
--------------------------------------------------------------------------------------------------
Cost / income ratio (%)(4)                    83             70               62
Cost / income ratio before goodwill
  (%)(4, 5)                                   69             60               56
--------------------------------------------------------------------------------------------------

       ADDITIONAL INFORMATION                                                  % change from
                AS OF                  31.12.00       31.12.99      31.12.98     31.12.99
--------------------------------------------------------------------------------------------
Regulatory equity used (avg)                 500           160           100             213
Headcount (full time equivalents)          1,728         1,653         1,497               5
--------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2)  Excludes dividend and interest income.

(3) Revenues divided by average assets under management, for the institutional portion of the business only.

(4)  Operating expenses / operating income before credit loss expense.

(5) The amortization of goodwill and other intangible assets is excluded from this calculation.

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--------------------------------------------------------------------------------

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management decreased 14%, or CHF 78 billion, from CHF 574 billion at 31 December 1999 to CHF 496 billion at 31 December 2000, with the majority of the decline due to client losses in the institutional business, particularly in the earlier part of the year.

Net new money for the year saw a net outflow of CHF 66.6 billion. Net new money outflows moderated as the year progressed, as losses of equity mandates continued to decline. Client losses continued to be concentrated primarily within US and to a lesser degree UK mandates, reflecting past investment performance issues.

The gross margin in 2000 was 33 basis points, an increase of 8 basis points over 1999. This rise reflects the contributions from two new higher margin businesses: O'Connor, created in June 2000, and UBS Realty Investors (formerly Allegis), purchased in December 1999.

The cost/income ratio before goodwill increased to 69% in 2000 from 60% in 1999, principally as a result of the inclusion of O'Connor and UBS Realty Investors (which generate higher gross margins than the rest of the business, but at higher cost), spending on strategic initiatives to expand global reach, and lower asset-based revenues towards the end of the year.

INVESTMENT PERFORMANCE IN 2000

The return of global equity markets towards fundamental values was the predominant development during 2000. This trend accelerated during the fourth quarter as the US economy began to slow, and many companies within the Technology, Media and Telecommunications (TMT) sector posted disappointing earnings. Within this challenging environment, strategic positions benefiting from the decline in the TMT sector, the associated drop in equity markets, the under-performance of the very largest capitalization equities, and the year-end turnaround in the euro, helped Institutional Asset Management deliver the best relative annual investment performance in its history.

US equity strategies outperformed benchmarks by wide margins. Global, international and UK equity strategies were also significantly positive. Phillips & Drew was ranked the top-performing pension fund manager in Britain for the year 2000 by Combined Actuarial Performance Services (CAPS), the leading UK performance measurement consultancy. Phillips & Drew's flagship Managed Exempt fund (equities mixed with property) outperformed the average fund manager by more than 10% for the full year. Phillips & Drew's strong performance in 2000 also benefited their balanced fund's three and five year records, moving its ranking up from fourth quartile at the end of 1999 to second quartile at the end of 2000.

RESULTS

The full year pre-tax profit of CHF 227 million was 30% lower than 1999. Despite asset losses in the core institutional business, income increased as a result of the launch of the O'Connor business and the acquisition of Allegis; but this was more than offset by higher performance-related personnel expenses, goodwill amortization relating to Allegis and increased general and administrative expenses.

OPERATING INCOME

Operating income increased CHF 202 million, or 18%, from CHF 1,099 million in 1999 to CHF 1,301 million in 2000. Despite the decrease in assets under management, operating income increased

                                                                             123
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--------------------------------------------------------------------------------

as a result of the acquisition of Allegis and the creation of the new O'Connor alternative asset management business, partially offset by lost revenue from client losses.

OPERATING EXPENSES

Full year expenses increased by CHF 300 million, to CHF 1,074 million. Personnel expenses increased 38%, or CHF 173 million, from CHF 458 million in 1999 to CHF 631 million in 2000 and General and administrative expenses increased 37%, or CHF 65 million, over 1999 to CHF 243 million in 2000. Both categories of expense increased as a result of the acquisition of Allegis, the addition of the new O'Connor business and currency movements.

Depreciation and amortization expense increased CHF 62 million, or 45%, from CHF 138 million in 1999 to CHF 200 million in 2000, including CHF 46 million from the acquisition of Allegis.

HEADCOUNT

Headcount increased 5% from 1,653 at 31 December 1999 to 1,728 at 31 December 2000, primarily as a result of the creation of the new O'Connor business in June 2000.

1999

OPERATING INCOME

Operating income decreased CHF 64 million, or 6%, from CHF 1,163 million in 1998 to CHF 1,099 million in 1999. Assets under management increased 8%, or CHF 43 billion, to CHF 574 billion at 31 December 1999 from CHF 531 at 31 December 1998, with increases in both institutional and non-institutional categories year-on-year. Despite the 4% increase in institutional assets under management, which primarily resulted from investment performance, the acquisition of Allegis and growth in private client mandates, institutional revenues decreased. This decrease from CHF 968 million in 1998 to CHF 906 million in 1999 reflects a slight decline in average institutional assets under management from 1998 to 1999, as gains from performance and currency were offset by loss of clients and performance issues in certain mandate types. Average non-institutional assets increased by 16% during 1999; however, non-institutional revenues declined slightly to CHF 193 million as a result of new interbusiness unit fee arrangements with UBS Private Banking.

OPERATING EXPENSES

Personnel, general and administrative expenses increased CHF 17 million, or 3%, from CHF 619 million in 1998 to CHF 636 million in 1999. Headcount increased from 1,497 as of 31 December 1998 to 1,653 as of 31 December 1999, primarily as a result of the acquisition of Allegis in December 1999. Personnel expenses decreased slightly from CHF 465 million in 1998 to CHF 458 million in 1999 reflecting decreased incentive compensation. General and administrative expenses increased 16% from CHF 154 million in 1998 to CHF 178 million in 1999 as a result of revisions in cost-sharing arrangements between Institutional Asset Management and other business units of UBS.

Depreciation and amortization expense increased CHF 31 million, or 29%, from CHF 107 million in 1998 to CHF 138 million in 1999, reflecting increased goodwill amortization related to the buy-out of UBS's joint venture with the Long-Term Credit Bank of Japan.

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--------------------------------------------------------------------------------

Investment Funds/GAM

BUSINESS UNIT REPORTING

CHF million, except where indicated                                                       % change from
FOR THE YEAR ENDED                                    31.12.00  31.12.99(1)  31.12.98(1)       31.12.99
-------------------------------------------------------------------------------------------------------
Income                                                     652        270          195              141
Credit loss expense                                          0          0            0
-------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                     652        270          195              141
-------------------------------------------------------------------------------------------------------
Personnel expenses                                         249         58           50              329
General and administrative expenses                        196         93           74              111
Depreciation                                                22          7            6              214
Amortization of goodwill and other intangible assets        90          0            0
-------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                   557        158          130              253
-------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                        95        112           65              (15)
-------------------------------------------------------------------------------------------------------
KPI'S
Assets under management (CHF billion)                      219        225          176               (3)
Net new money (CHF billion)(2)                             4.4        1.3
Gross AuM margin (bps)(3)                                   38         24                            58
-------------------------------------------------------------------------------------------------------
Cost/income ratio (%)(4)                                    85         59           67
Cost/income ratio before goodwill(%)(4,5)                   72         59           67
-------------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION                                                                    % change from
AS OF                                                 31.12.00   31.12.99     31.12.98         31.12.99
-------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                               750          2            2
Headcount (full time equivalents)                        1,132        923          366               23
-------------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2)  Excludes dividend and interest income.

(3) All non-institutional revenues, including those booked in Institutional Asset Management, divided by average assets under management.

(4)  Operating expenses/operating income before credit loss expense.

(5) The amortization of goodwill and other intangible assets is excluded from this calculation.

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management decreased 3% from CHF 225 billion at 31 December 1999 to CHF 219 billion at year end 2000, largely a result of currency and market movements, partly offset by net new money of CHF 4.4 billion.

                                                                             125
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--------------------------------------------------------------------------------

The cost/income ratio before goodwill increased from 59% to 72% mainly as a result of the inclusion of Global Asset Management (GAM), but also reflecting spending on new business initiatives, chiefly targeted at marketing investment funds outside UBS's own client base.

The gross margin for the year, at 38 basis points, is significantly higher than the 24 basis points recorded in 1999, principally due to the contribution from GAM.

RESULTS

Net profit for 2000 fell 15%, or CHF 17 million, to CHF 95 million in 2000, reflecting the additional costs of spending on new business initiatives, chiefly targeted at marketing investment funds outside UBS.

OPERATING INCOME

Operating income increased CHF 382 million, or 141%, from CHF 270 million in 1999 to CHF 652 million in 2000, primarily as a result of the GAM acquisition.

OPERATING EXPENSES

Personnel expenses increased 329%, or CHF 191 million, from CHF 58 million in 1999 to CHF 249 million in 2000 due to the acquisition of GAM, and increased headcount for growth initiatives in the Investment Funds area. General and administrative expenses increased 111%, from CHF 93 million in 1999 to CHF 196 million in 2000, as a result of the acquisition of GAM and marketing and distribution initiatives in the Investment Funds area.

Depreciation and amortization expense increased CHF 105 million, from CHF 7 million in 1999 to CHF 112 million in 2000, reflecting goodwill amortization following the acquisition of GAM.

HEADCOUNT

Headcount increased 23% from 923 at 31 December 1999 to 1,132 at 31 December 2000, primarily a result of an increase of staff to support distribution initiatives in the Investment Funds area.

1999

OPERATING INCOME

Operating income increased CHF 75 million, or 38%, from CHF 195 million in 1998 to CHF 270 million in 1999. This was principally due to higher Investment Funds assets and the transfer from Private Banking of some client responsibility and related income. The acquisition of GAM did not significantly impact income or expenses in 1999.

Assets under management increased 28%, or CHF 49 billion, to CHF 225 billion at 31 December 1999 from CHF 176 billion at 31 December 1998. CHF 24 billion of this increase was due to the acquisition of GAM in December 1999. The remainder was mainly due to positive investment performance.

OPERATING EXPENSES

Personnel, general and administrative expenses increased CHF 27 million, or 22%, from CHF 124 million in 1998 to CHF 151 million in 1999. Headcount increased from 366 as of 31 December 1998 to 923 as of 31 December 1999, primarily as a result of the acquisition of GAM in December 1999. Excluding GAM, headcount increased by 69, as a result of efforts to build the Investment Funds business, including the launching of new funds and expansion of distribution efforts. Personnel

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--------------------------------------------------------------------------------

expenses increased 16% from CHF 50 million in 1998 to CHF 58 million in 1999 in line with the increase in headcount. General and administrative expenses increased 26% to CHF 93 million in 1999 reflecting increased investment in international distribution and the costs of launching new funds, offset by synergies from the 1998 merger, including reduced fees for market data systems and the combination of fund valuation and management systems.

Depreciation and amortization expense increased CHF 1 million, or 17%, from CHF 6 million in 1998 to CHF 7 million in 1999, as a result of changes in the holding structure of some of the business unit's real estate funds.

UBS
--------------------------------------------------------------------------------

UBS Warburg

BUSINESS GROUP REPORTING

    CHF million, except where indicated                                                 % change from
            FOR THE YEAR ENDED               31.12.00    31.12.99( 1)    31.12.98( 1)     31.12.99
-----------------------------------------------------------------------------------------------------
Income                                         19,779(4)     13,241           7,691                49
Credit loss expense( 2)                          (247)         (333)           (510)              (26)
-----------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                         19,532        12,908           7,181                51
-----------------------------------------------------------------------------------------------------
Personnel expenses                             11,002         7,278           4,641                51
General and administrative expenses             3,501         2,680           2,625                31
Depreciation                                      731           659             549                11
Amortization of goodwill and other
  intangible assets                               298(4)        154             173                94
-----------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                       15,532        10,771           7,988                44
-----------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX           4,000         2,137            (807)               87
-----------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION
Assets under management (CHF billion)( 6)         827            36              27
-----------------------------------------------------------------------------------------------------
Cost / income ratio (%)( 7)                        79            81             104
Cost / income ratio before goodwill (%)( 7,
  8)                                               77            80             102
-----------------------------------------------------------------------------------------------------

                                                                                % change from
AS OF                                        31.12.00    31.12.99    31.12.98     31.12.99
---------------------------------------------------------------------------------------------
Regulatory equity used (avg)                   24,900      10,679      13,779             133
Headcount (full time equivalents)              38,445      14,266      14,638             169
---------------------------------------------------------------------------------------------

BUSINESS GROUP REPORTING ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS

CHF million, except where indicated                                                     % change from
FOR THE YEAR ENDED                           31.12.00    31.12.99( 1)    31.12.98( 1)     31.12.99
-----------------------------------------------------------------------------------------------------
Income                                         19,779(4)     13,041(5)        7,691                52
Credit loss expense( 2)                          (247)         (333)           (510)              (26)
-----------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                         19,532        12,708           7,181                54
-----------------------------------------------------------------------------------------------------
Personnel expenses                             10,916(3)      7,278           4,641                50
General and administrative expenses             3,408(3)      2,680           2,625                27
Depreciation                                      652(3)        659             549                (1)
Amortization of goodwill and other
  intangible assets                               298(4)        154             173                94
-----------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                       15,274        10,771           7,988                42
-----------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX           4,258         1,937            (807)              120
-----------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION
-----------------------------------------------------------------------------------------------------
Cost / income ratio (%)( 7)                        77            83             104
Cost / income ratio before goodwill
  (%)( 7, 8)                                       76            81             102
-----------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

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--------------------------------------------------------------------------------

(3) The year ended 31 December 2000 Personnel, General and administrative expenses and Depreciation were adjusted for the significant financial events in respect of the PaineWebber integration costs by CHF 86 million, CHF 93 million and CHF 79 million, respectively.

(4) Goodwill funding costs of CHF 132 million and amortization of goodwill and other intangible assets of CHF 138 million in respect of the PaineWebber acquisition are included in UBS Warburg results but are not reflected in any of the individual business units.

(5) Year ended 31 December 1999 has been adjusted for the Significant Financial Event of CHF 200 million for the sale of the international Global Trade Finance business.

(6)  US Private Clients' Client Assets at 3 November 2000 were CHF 890 billion.

(7)  Operating expenses / operating income before credit loss expense.

(8) The amortization of goodwill and other intangible assets is excluded from this calculation.

GOODWILL COSTS

UBS Warburg's Business Group operating expenses include CHF 138 million amortization of goodwill and intangible assets and CHF 132 million of goodwill funding costs relating to the merger with PaineWebber which are recorded at the Business Group level, but are not allocated to the individual business units.

In particular, the results of the US Private Clients business unit, which includes the former PaineWebber private client businesses, do not reflect goodwill amortization or funding costs relating to the merger.

COMPONENTS OF OPERATING INCOME

The Corporate and Institutional Clients unit generates operating income from

     - commissions on agency transactions and spreads or markups on principal transactions;

     - fees from debt and equity capital markets transactions, leveraged finance, and the structuring of derivatives and complex transactions;

     -  mergers and acquisitions and other advisory fees;

     -  interest income on principal transactions and from the loan portfolio;
        and

     -  gains and losses on market making, proprietary, and arbitrage positions.

As a result, Corporate and Institutional Clients' operating income is affected by movements in market conditions, interest rate swings, the level of trading activity in primary and secondary markets and the extent of merger and acquisition activity. These and other factors have had and may in the future have a significant impact on results of operations from year to year.

UBS Capital's primary source of operating income is capital gains from the disposal or sale of its investments, which are recorded at the time of ultimate divestment. As a result, appreciation in fair market value is recognized as operating income only at the time of sale. The level of annual operating income from UBS Capital is directly affected by the level of investment disposals that take place during the year.

The private clients business units, US Private Clients and International Private Clients, principally derive their operating income from

     -  fees for financial planning and wealth management services;

     -  fees for discretionary services; and

     -  transaction-related fees.

These fees are based on the market value of assets under management and the level of transaction-related activity. As a result, operating income is affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds.

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--------------------------------------------------------------------------------

Corporate and Institutional Clients

BUSINESS UNIT REPORTING

  CHF million, except where indicated                                                  % change from
           FOR THE YEAR ENDED               31.12.00    31.12.99( 1)    31.12.98( 1)     31.12.99
----------------------------------------------------------------------------------------------------
Corporate Finance                              2,701         2,054           1,665                31
Equities                                      10,429         5,724           3,253                82
Fixed income                                   2,969         2,464            (267)               20
Treasury products                              1,653         1,805           2,351                (8)
Non-core business                                281           482(2)          (96)              (42)
----------------------------------------------------------------------------------------------------
Income                                        18,033        12,529(2)        6,906                44
Credit loss expense( 3)                         (243)         (330)           (500)              (26)
----------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                        17,790        12,199           6,406                46
----------------------------------------------------------------------------------------------------
Personnel expenses                             9,284(4,      6,861           4,333                35
                                                    5)
General and administrative expenses            2,779(4)      2,429           2,483                14
Depreciation                                     555(4)        629             535               (12)
Amortization of goodwill and other
  intangible assets                              149           134             157                11
----------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                      12,767        10,053           7,508                27
----------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX           5,023         2,146          (1,102)              134
----------------------------------------------------------------------------------------------------

KPI'S
Compensation / income (%)                         51            55              63
----------------------------------------------------------------------------------------------------
Cost / income ratio (%)( 6)                       71            80             109
Cost / income ratio before goodwill
  (%)( 6, 7)                                      70            79             106
----------------------------------------------------------------------------------------------------
Non-performing loans / Gross loans
  outstanding (%)                                3.4           2.2             1.5
Average VaR (10-day 99%)                         242           213             295(8)
----------------------------------------------------------------------------------------------------

LEAGUE TABLE RANKINGS( 9)
FOR THE YEAR ENDED                          31.12.00    31.12.99
--------------------------------------------------------------------------------------------
Global Mergers and Acquisitions
  completed( 10)
  Rank                                             6           6
  Market share                                  16.7        20.3
International Equity New Issues( 11)
  Rank                                             7          11
  Market share                                   5.1         3.8
International Bonds( 11)
  Rank                                             5           5
  Market share                                   7.9         8.0
Eurobonds( 11)
  Rank                                             1           1
  Market share                                   8.8         8.7
--------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

ADDITIONAL INFORMATION                                                         % change from
AS OF                                       31.12.00    31.12.99    31.12.98     31.12.99
--------------------------------------------------------------------------------------------
Regulatory equity used (avg)                  10,000      10,050      13,300               0
Headcount (full time equivalents)             15,262      12,694      13,794              20
--------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) Year ended 31 December 1999 income was adjusted for the Significant Financial Event of CHF 200 million related to the sale of the international Global Trade Finance business.

(3) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(4) The year ended 31 December 2000 Personnel, General and administrative expenses and Depreciation were adjusted for the Significant Financial Events in respect of the PaineWebber integration by CHF 86 million, CHF 13 million and CHF 7 million, respectively.

(5) The year ended 31 December 2000 Personnel expenses include CHF 11 million of the CHF 128 million retention payments in respect of the PaineWebber acquisition.

(6)  Operating expenses / operating income before credit loss expense.

(7) The amortization of goodwill and other intangible assets is excluded from this calculation.

(8) VaR average for 1998 is from the date of the UBS / SBC merger, 26 June 1998, until 31 December 1998.

(9)  The league table rankings reflect recent industry consolidation.

(10)  Source: Thomson Financial Securities data.

(11)  Source: Capital Data Bondware.

2000

The results for Corporate and Institutional Clients include the costs and revenues for November and December 2000 of the former PaineWebber capital markets businesses, which were integrated into this business unit from the completion of the merger on 3 November 2000.

PaineWebber integration costs were treated as a significant financial event, and are not shown in the table. The amounts involved were: personnel expenses CHF 86 million, general and administrative expenses CHF 13 million and depreciation CHF 7 million.

In addition, a CHF 200 million gain on the sale of UBS's international Global Trade Finance business in 1999 was treated as a significant financial event and is not reflected in the operating income shown in the table.

KEY PERFORMANCE INDICATORS

UBS Warburg measures its expense base primarily in terms of percentage of revenues, looking at both personnel costs and non-personnel costs on this basis.

Continued strong revenue performance and active cost management led to a pre-goodwill cost/income ratio of 70%, from 79% in the previous year, representing the result of significant cost management efforts on both personnel and non-personnel expenses.

Corporate and Institutional Clients' ratio of personnel cost to income fell to 51% in 2000, from 55% last year. UBS Warburg continues to invest in top quality professionals to help expand its capabilities and client reach and aims to compensate its employees at similar levels to its global competitors.

Changes in non-personnel costs are less directly related to changes in income than personnel costs.

                                                                             131
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--------------------------------------------------------------------------------

As a percentage of income, non-personnel costs decreased to 19% in 2000, from 25% in 1999. Improvements in overall cost management were offset by increased expenditure on technology and professional fees and the incremental costs of the PaineWebber capital markets business.

The value of Corporate and Institutional Clients' non-performing loans rose CHF 933 million, or 59%, from CHF 1,586 million at 31 December 1999 to CHF 2,519 million at 31 December 2000, reflecting the weaker credit environment in the US. At the same time, the gross loans outstanding rose from CHF 72,717 million at 31 December 1999 to CHF 74,253 million at 31 December 2000. As a result, the ratio of non-performing loans to total loans increased to 3.4% at the end of 2000 from 2.2% at the end of 1999. UBS Warburg does not believe that extensive lending is critical to the expansion of its client franchise and does not intend to engage in balance sheet led earnings growth.

Market risk utilization, as measured by average Value at Risk, continued to remain well within the limit of CHF 450 million, although increasing from an average of CHF 213 million in 1999 to an average of CHF 242 million in 2000, reflecting the exceptional trading opportunities in the early part of 2000.

RESULTS

UBS Warburg's Corporate and Institutional Clients business unit delivered record financial results in 2000, with each quarter performing significantly above the levels in the comparable quarter of 1999. Pre-tax profit of CHF 5,023 million was more than double the CHF 2,146 million achieved in 1999, itself a good year.

OPERATING INCOME

Corporate and Institutional Clients generated revenues of CHF 18,033 million in 2000, an increase of 44% over 1999.

  Equities revenues during 2000 were CHF 10,429 million, or 82% higher than 1999's revenues of CHF 5,724 million reflecting the strength of UBS Warburg's global client franchise and increased market share in significantly stronger secondary markets, and strong market-making and trading revenues. UBS Warburg's secondary equity sales business continues to be ranked as one of the global leaders, and the leading non-US equities house.

  Fixed Income experienced an exceptionally strong 2000, driven by strong markets, significant principal finance activity and a strong government bond and derivatives business, contributing to overall revenues for the year 2000 of CHF 2,969 million, an improvement of 20%, or CHF 505 million over 1999's revenues of CHF 2,464 million.

OPERATING INCOME BEFORE CREDIT LOSS EXPENSE BY BUSINESS AREA

                                                                         For the year ended
CHF MILLION                                                31.12.00    31.12.99    31.12.98
-------------------------------------------------------------------------------------------
Equities                                                     10,429       5,724       3,253
Fixed income                                                  2,969       2,464        (267)
Corporate finance                                             2,701       2,054       1,665
Treasury products                                             1,653       1,805       2,351
Non-core business                                               281         482         (96)
-------------------------------------------------------------------------------------------
Total                                                        18,033      12,529       6,906
-------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

Despite commoditization of products and the continuing pressure on margins across its businesses, the Treasury Products business area recorded a slight increase in underlying revenues, reflecting the recovery of euro trading as the currency strengthened, and a growing client franchise. The business area also increased market share through extensive use of e-channels to extend client reach. Revenues for 1999 included revenues relating to exchange-traded derivatives and alternative asset management, which were transferred to the Equities business area in 2000. Full year performance reflected this transfer, with revenues of CHF 1,653 million in 2000, down 8% on the previous year.

Market conditions for mergers and acquisitions, advisory work and primary underwriting continued to be strong, driving Corporate Finance's excellent performance. UBS Warburg's corporate client franchise continued to develop, with strong performance in critical sectors in 2000, particularly Telecommunications and Consumer Goods. Productivity per head also increased in comparison to prior years. Overall, 2000 was a year of very strong growth in this area for UBS Warburg, with revenues of CHF 2,701 million, 31% ahead of 1999.

The Corporate Finance business area within Corporate and Institutional Clients provides both advisory services and financing services. Financing services include both equity and fixed-income offerings undertaken in cooperation with the Equities and Fixed income business areas. Accordingly, a portion of operating income associated with these services is allocated to those areas.

Non-core revenues in 2000, which include income from the work-out of the Global Equity Derivatives portfolio and the non-core loan portfolio (described below) fell 42% compared to 1999, to CHF 281 million.

OPERATING EXPENSES

Corporate and Institutional Clients continues to carefully manage its cost base, with the pre-goodwill cost/income ratio remaining well below 1999 levels at 70%. Personnel expenses increased 35% from 1999, to CHF 9,284 million, reflecting increased headcount and growth in performance-related compensation in line with the excellent results. Personnel expenses include CHF 11 million of retention payments made to former PaineWebber staff.

General and administrative expenses increased 14% compared to 1999, as a result of increased expenditure on technology outsourcing, professional fees and the incremental costs of the PaineWebber capital markets business.

Overall costs grew at a significantly slower rate than revenues, delivering continued strong pre-tax profit growth.

HEADCOUNT

Corporate and Institutional Clients' headcount rose 20% during the year, to 15,262, mainly due to business growth in the Corporate Finance and Equities areas, including the impact of the integration of 1,628 staff from the PaineWebber capital markets businesses.

1999

In October and November 1998, UBS's Board of Directors mandated and undertook a review of UBS's risk profile and risk management as well as UBS's control processes and procedures. The review placed particular emphasis on the Fixed Income business area, which had experienced losses on credit exposures in certain emerging market assets. Each of the business areas selected for review was assessed as to whether it supported the UBS and UBS Warburg franchises and, if so, whether the expected return as compared to the estimated risk justified a continuation of the business. Corporate

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--------------------------------------------------------------------------------

and Institutional Clients used the review to define its core and non-core business areas, and decided to wind down over time the identified non-core businesses.

The businesses identified as non-core in late 1998 were

     -  Lease Finance;

     -  Commodities Trading (energy, base metals, electricity);

     -  Non-structured Asset-Backed Finance;

     -  Distressed Debt Trading;

     - Global Trade Finance, with the exception of the Swiss Corporate business;

     -  Conduit Finance;

     - Non-core loans - loans and commitments that are not part of UBS's tradeable asset portfolio, that are not issued in conjunction with UBS's Leveraged Finance business or that are credit exposures UBS wishes to reduce; and

     -  Project Finance.

The identified non-core businesses are being wound down over time and will be disposed of as appropriate. While UBS considers all of its non-core businesses to be held for sale (including those listed above), none of these businesses constitutes a segment to be treated as a discontinued operation, as defined by U.S. GAAP. Businesses designated as non-core businesses remain consolidated for purposes of both IAS and U.S. GAAP unless and until such businesses are actually sold or otherwise disposed of. Most of UBS's international Global Trade Finance business was sold during the first quarter of 1999 and its Conduit Finance business was sold during the third quarter of 1999. UBS's non-core loan portfolio decreased approximately CHF 65 billion, or 61%, from approximately CHF 106 billion as of 31 December 1998 to CHF 41 billion as of 31 December 1999.

Negotiations for the sale of the Project Finance portfolio and residual Global Trade Finance positions were completed in December 1999 for proceeds approximating their carrying values. As a result, no material losses were realized. Certain aspects of UBS's Global Equities Derivatives portfolio previously identified at the time of the 1998 merger as inconsistent with UBS's risk profile were also designated as a non-core business during late 1998 in order to segregate this activity from the rest of its Equities business. UBS accrued CHF 154 million as a restructuring reserve for this portion of the portfolio.

OPERATING INCOME

In 1999, Corporate and Institutional Clients' operating income before credit loss expense from core businesses amounted to CHF 12,047 million and its operating income before credit loss expense from non-core businesses was CHF 482 million.

Operating income from Equities increased CHF 2,471 million, or 76%, from CHF 3,253 million in 1998 to CHF 5,724 million in 1999. This increase was primarily due to continued strong growth throughout 1999 compared to weaker results and losses in 1998 that did not recur. Equities performed well during the six months ended 30 June 1998, but experienced a more difficult trading environment in the second half of 1998 as a result of higher volatility levels in equity markets. In 1999, Equities performed strongly in all major markets. Continuing strong secondary cash and derivatives business with institutional and corporate clients contributed significantly to the positive results.

Operating income from Fixed income increased CHF 2,731 million from CHF (267) million in 1998 to CHF 2,464 million in 1999. The improvement in Fixed income largely reflected particularly strong performance in swaps and options and investment grade corporate debt products during 1999. Strong

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--------------------------------------------------------------------------------

client flows drove both investor and issuer activities, resulting in increased revenues. Weaker than expected results in Fixed income in 1998 were due primarily to significant losses in the Group's emerging market portfolio, which were largely attributable to Corporate and Institutional Clients and a write-down of CHF 793 million in the business unit's Long Term Capital Management trading position.

Operating income from Corporate Finance increased CHF 389 million, or 23%, from CHF 1,665 million in 1998 to CHF 2,054 million in 1999. Strong performance in mergers and acquisitions in 1999, resulting in higher advisory fees, and contributions from UBS's Equity and Debt Capital Management Groups were the primary drivers of the increase.

Operating income from Treasury Products decreased CHF 546 million, or 23%, from CHF 2,351 million in 1998 to CHF 1,805 million in 1999. Foreign exchange trading, while continuing to be profitable, was adversely affected by diminished volumes in key markets in 1999. The reduced levels of activity resulted from the introduction of the euro and narrowing margins from increased competition in the global markets. Corporate and Institutional Clients' precious metals business was adversely impacted by the dramatic volatility in the gold market in the fourth quarter of 1999.

Operating income from the non-core businesses identified above increased CHF 578 million, from CHF (96) million in 1998 to CHF 482 million in 1999. In 1998, Equities recognized losses of CHF 762 million from the Global Equity Derivatives portfolio, as compared to 1999, during which this portfolio generated CHF 74 million in positive revenues. The losses recognized in 1998 were partially offset by CHF 498 million in revenues generated by Global Trade Finance. In 1999, the Global Trade Finance business was sold for a CHF 200 gain after generating approximately CHF 160 million in revenues in 1999.

Credit loss expense decreased CHF 170 million, or 34%, from CHF 500 million in 1998 to CHF 330 million in 1999. This reflected a decrease in Expected Losses due primarily to the continued wind-down of the non-core loan portfolio and the sale of the international Global Trade Finance business in mid-1999. The section entitled "UBS Switzerland - Private and Corporate Clients" includes a discussion of the impact of the transfer of UBS's Swiss Global Trade Finance business to Private and Corporate Clients. The non-core loan portfolio will continue to be wound-down.

OPERATING EXPENSES

Personnel, general and administrative expenses increased CHF 2,474 million, or 36%, from CHF 6,816 million in 1998 to CHF 9,290 million in 1999. Despite a reduction in headcount of 1,100, or 8%, from 13,794 at 31 December 1998 to 12,694 at 31 December 1999, personnel expenses increased CHF 2,528 million, or 58%, to CHF 6,861 million in 1999, due primarily to performance-related compensation tied directly to the strong business unit results for the year. In addition, in 1998, CHF 1,007 million of accrued payments to personnel was charged against the restructuring reserve relating to the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation. The shortfall in profits in 1998 was aggravated by losses associated with Long Term Capital Management and the Global Equity Derivatives portfolio. After adjusting 1998 for the amount charged to the restructuring reserve, personnel expenses in 1999 increased 28% against the comparative prior period.

General and administrative expenses remained relatively flat from 1998 to 1999.

Depreciation and amortization increased CHF 71 million, or 10%, from CHF 692 million in 1998 to CHF 763 million in 1999, primarily reflecting accelerated amortization of the goodwill on a Latin-American subsidiary.

                                                                             135
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--------------------------------------------------------------------------------

UBS Capital

BUSINESS UNIT REPORTING

CHF million, except where indicated                                                 % change from
FOR THE YEAR ENDED                          31.12.00    31.12.99(1)    31.12.98(1)    31.12.99
-------------------------------------------------------------------------------------------------
Income                                           368           315            585              17
Credit loss expense                                0             0              0
-------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                           368           315            585              17
-------------------------------------------------------------------------------------------------
Personnel expenses                               142           105            121              35
General and administrative expenses               49            46             35               7
Depreciation                                       2             2              0               0
Amortization of goodwill and other
  intangible assets                                2             5              1             (60)
-------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                         195           158            157              23
-------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX             173           157            428              10
-------------------------------------------------------------------------------------------------

KPI'S
-------------------------------------------------------------------------------------------------
Value creation (CHF billion)                     0.6           0.6            0.8
-------------------------------------------------------------------------------------------------

                                                                                   % change
                                                                                     from
AS OF                                            31.12.00  31.12.99   31.12.98     31.12.99
----------------------------------------------------------------------------------------------
Portfolio book value (CHF billion)                    5.5        3.0        1.8             83
----------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION
----------------------------------------------------------------------------------------------
Regulatory equity used (avg)                          600        340        250             76
Headcount (full time equivalents)                     129        116        122             11
----------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

The book value of UBS Capital's private equity investments has grown from CHF
3.0 billion at the end of 1999 to CHF 5.5 billion at 31 December 2000. New investments of CHF 2.1 billion were made during the full year, including new shareholdings across a diverse range of sectors. In addition, CHF 0.8 billion of investments made by PaineWebber were added to UBS Capital's private equity portfolio in December 2000. The portfolio value was reduced by certain write-downs in investments in second and fourth quarters 2000.

UBS Capital accounts for its private equity investments at cost less permanent impairments, showing only realized gains or losses in the profit and loss statement. The portfolio review and valuation at 31 December 2000 resulted in an approximate current fair value of CHF 6.9 billion, compared to CHF 4.2 billion at 31 December 1999. This equates to unrealized gains of approximately CHF 1.3 billion, compared to CHF 1.2 billion at year-end 1999. The value creation during the year 2000,
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--------------------------------------------------------------------------------

including realized gains since 1 January 2000, and the increase in the portfolio's unrealized gains, is approximately CHF 0.6 billion.

RESULTS

In 2000, net profit was CHF 173 million, up CHF 16 million or 10% from CHF 157 million in 1999.

OPERATING INCOME

Operating income increased 17% to CHF 368 million in 2000, from CHF 315 million in 1999. This reflects the realized gains from sales of investments in the year, partially offset by write-downs of the value of several under-performing companies in different sectors of the portfolio.

OPERATING EXPENSES

Personnel, general and administrative expenses were CHF 191 million in 2000, an increase from the previous year of CHF 40 million, or 26%, driven mainly by bonus expenses. Bonuses are accrued when an investment is successfully exited, so personnel expenses move in line with divestments.

1999

OPERATING INCOME

Operating income decreased CHF 270 million, or 46%, from CHF 585 million in 1998 to CHF 315 million in 1999. This reflects a decrease in realized gains resulting from a reduced number of sales of investments in 1999 as compared to 1998.

OPERATING EXPENSES

Personnel, general and administrative expenses decreased slightly by CHF 5 million, or 3%, from CHF 156 million in 1998 to CHF 151 million 1999. These expenses remained stable despite the business unit's expansion into new regions and sectors, the recruitment of new professionals, the high level of investment activity during 1999 and the associated investment costs. As part of the restructuring related to the 1998 merger, one team from UBS Capital moved to Corporate and Institutional Clients unit effective 1 January 1999. This resulted in a lower headcount during most of 1999 when compared to 1998, and therefore personnel costs decreased 13% from CHF 121 million in 1998 to CHF 105 million in 1999. General and administrative expenses increased CHF 11 million, or 31%, to CHF 46 million in 1999 mainly due to deal-related expenses.

UBS Capital made approximately CHF 1.4 billion of new investments and add-ons during 1999.

                                                                             137
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--------------------------------------------------------------------------------

US Private Clients

BUSINESS UNIT REPORTING

CHF million, except where indicated
FOR THE YEAR ENDED                                            31.12.00(1)
-------------------------------------------------------------------------
Income                                                             1,225
Credit loss expense                                                    0
-------------------------------------------------------------------------
TOTAL OPERATING INCOME                                             1,225
-------------------------------------------------------------------------
Personnel expenses(2)                                                955
General and administrative expenses                                  258
Depreciation                                                          30
Amortization of goodwill and other intangible assets                   1
-------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                           1,244
-------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                                 (19)
-------------------------------------------------------------------------
KPI'S
Client assets (CHF billion)(3)                                       794
-------------------------------------------------------------------------
Net new money (CHF billion)(4)                                       8.3
Gross AuM margin (bps)                                                86
-------------------------------------------------------------------------
Cost/income ratio (%)(5)                                             102
Cost/income ratio before goodwill (%)(5, 6)                          101
Cost/income ratio before goodwill and retention payments
  (%)(5, 6)                                                           92
-------------------------------------------------------------------------
Recurring fees(7)                                                    430
Financial advisors (full time equivalents)                         8,871
-------------------------------------------------------------------------

                   ADDITIONAL INFORMATION
                           AS OF                              31.12.00
-----------------------------------------------------------------------
Regulatory equity used (avg)                                      2,450
Headcount (full time equivalents)                                21,490
-----------------------------------------------------------------------

(1) The US Private Clients results cover the period from the date of acquisition of PaineWebber, 3 November 2000.

(2) Includes CHF 117 million of the CHF 128 million retention payments in respect of the PaineWebber acquisition.

(3) Corresponds to UBS's current definition of Assets under management. Client assets at 3 November 2000 were CHF 890 billion.

(4)  Excludes interest and dividend income.

(5)  Operating expenses/operating income before credit loss expense.

(6) The amortization of goodwill and other intangible assets is excluded from this calculation.

(7) Asset based and advisory revenues including fees from mutual funds, wrap fee products, insurance products and institutional asset management products.

The merger between UBS and PaineWebber was completed on 3 November 2000 and was accounted for using purchase accounting. Accordingly, the results shown for US Private Clients are for the period from that date until 31 December 2000. Results for prior periods are not shown.

The business unit represents the former PaineWebber businesses, excluding the PaineWebber capital markets business transferred to the Corporate and Institutional Clients business unit. Although the US businesses of the former UBS Warburg Private Clients business unit were integrated into

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--------------------------------------------------------------------------------

PaineWebber's management structure soon after completion of the merger, their results are still included in the International Private Clients unit for 2000.

2000

There were no significant financial events that affected this business unit in 2000.

KEY PERFORMANCE INDICATORS

At the end of the fourth quarter 2000, US Private Clients had CHF 794 billion of client assets. This represents a fall of CHF 96 billion from the level at completion of the merger on 3 November 2000, reflecting the decline in equity markets, particularly in the US, and the effect of the fall of the US dollar against the Swiss franc.

PaineWebber's asset gathering continues successfully, with net new money flows averaging CHF 202.3 million (USD 119.0 million) per day in November and December 2000, comparing very favorably to the average rate for the third quarter of CHF
172.5 million (USD 103.3 million) per day, despite the effects of the holiday season.

RESULTS

US Private Clients recorded a net loss for November and December 2000 of CHF 19 million. Adjusting for the effect of retention payments of CHF 117 million, this represents a pre-tax operating profit of CHF 98 million for the two months.

PaineWebber's strong asset gathering performance during November and December was in contrast to the seasonal slow down in transactional business, compounded this year by the delay in the results of the US Presidential election, which had a negative effect on client confidence and investment activity. As a result, net profit per month was about 39% lower than the rate in PaineWebber's individual client segment in third quarter 2000, after adjusting for the benefit of PaineWebber's invested equity. (Within UBS's management accounts, the net benefit of invested equity is reflected in Corporate Center.)

OPERATING INCOME

Total revenues for November and December were CHF 1,225 million, including approximately CHF 430 million of recurring fee revenue. This represents an overall decline of 2% from the run-rate recorded in PaineWebber's individual client business in the third quarter, reflecting the effects of the seasonal slow-down.

OPERATING EXPENSES

Total expenses for November and December were CHF 1,244 million. Personnel expenses were CHF 955 million, including CHF 117 million of retention payments for PaineWebber staff. Excluding these payments, overall expenses rose slightly from prior levels, reflecting investments in the development of wrap fee products and the new Corporate Employee Financial Services business.

HEADCOUNT

Total headcount at 31 December 2000 was 21,490, including 8,871 financial advisors, up from 8,688 financial advisors at 30 September 2000.

                                                                             139
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--------------------------------------------------------------------------------

International Private Clients

BUSINESS UNIT REPORTING

       CHF million, except where indicated                                                 % change from
                FOR THE YEAR ENDED                  31.12.00   31.12.99(1)   31.12.98(1)     31.12.99
--------------------------------------------------------------------------------------------------------
Income                                                   286          197           200               45
Credit loss expense(2)                                    (4)          (3)          (10)              33
--------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                   282          194           190               45
--------------------------------------------------------------------------------------------------------
Personnel expenses                                       385          294           187               31
General and administrative expenses                      188          187           107                1
Depreciation                                              30           25            14               20
Amortization of goodwill and other intangible
  assets                                                   7           15            15              (53)
--------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                 610          521           323               17
--------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                    (328)        (327)         (133)               0
--------------------------------------------------------------------------------------------------------

KPI'S
Assets under management (CHF billion)                     33           36            27               (8)
Net new money (CHF billion)(3)                          10.4          3.6
Gross AuM margin (bps)                                    75           67                             12
--------------------------------------------------------------------------------------------------------

              ADDITIONAL INFORMATION                                                   % change from
                      AS OF                         31.12.00   31.12.99    31.12.98         31.12.99
----------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                             350         289         229              21
Headcount (full time equivalents)                      1,154       1,386         722             (17)
----------------------------------------------------------------------------------------------------

(1 )The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(3)  Excludes interest and dividend income.

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management decreased from CHF 36 billion at the end of 1999 to CHF 33 billion at 31 December 2000, reflecting poor performance in world equity markets during the year, particularly in the technology sector.

Net new money of CHF 10.4 billion and the increase in the gross margin from 67 bps in 1999 to 75 bps in 2000 reflect the successful efforts to build International Private Clients client franchise.

RESULTS

OPERATING INCOME

Operating income increased CHF 88 million, or 45%, from CHF 194 million in 1999 to CHF 282 million in 2000. Revenues have increased as average assets under management have grown, a wider range of products and services has been offered to clients and new staff and offices have built their client franchises. International Private Clients' businesses are generally in a relatively early stage of development and its client relationships will continue to build towards their full revenue potential.

 140
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--------------------------------------------------------------------------------

OPERATING EXPENSES

Operating expenses increased 17%, or CHF 89 million, from CHF 521 million in 1999 to CHF 610 million in 2000, mainly due to the expansion of offices early in 2000. This total included restructuring costs of CHF 93 million related to integration of the International Private Clients businesses into UBS Warburg in February 2000.

Excluding this restructuring charge, expenses fell 1% compared to 1999.

HEADCOUNT

Headcount fell from 1,386 to 1,154, as a result of the restructuring undertaken in 2000, matching staffing levels more exactly to market opportunities.

1999

OPERATING INCOME

Results for the year ended 31 December 1998 were driven by a business that consisted primarily of the private banking operations of Schroder Munchmeyer Hengst, a German private bank acquired by the former Union Bank of Switzerland in August 1997, domestic private banking activities in Australia, and limited onshore private banking activities conducted in the United States and Italy, established by the former Union Bank of Switzerland.

Operating income increased CHF 4 million, or 2%, from CHF 190 million in 1998 to CHF 194 million in 1999.

Assets under management increased during 1999 by CHF 9 billion, or 33%.

OPERATING EXPENSES

Operating expenses increased 61%, or CHF 198 million, to CHF 521 million in 1999 from CHF 323 million in 1998, as a result of expansion in front-line and support staff, office locations, and infrastructure related investments.

Personnel, general and administrative expenses increased CHF 187 million, or 64%, from CHF 294 million in 1998 to CHF 481 million in 1999. Personnel costs increased 57%, or CHF 107 million, to CHF 294 million in 1999 due to an increase in headcount of 664, or 92%, from 722 at 31 December 1998 to 1,386 at 31 December 1999. General and administrative expenses increased CHF 80 million, or 75%, from 1998 to CHF 187 million in 1999, due to increases in information technology, property and other infrastructure costs to support the new offices and increased headcount.

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--------------------------------------------------------------------------------

e-services

BUSINESS UNIT REPORTING

            CHF million, except where indicated                                     % change from
                     FOR THE YEAR ENDED                       31.12.00   31.12.99     31.12.99
-------------------------------------------------------------------------------------------------
Income                                                              (1)         0
Credit loss expense                                                  0          0
-------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                              (1)         0
-------------------------------------------------------------------------------------------------
Personnel expenses                                                 150         18             733
General and administrative expenses                                134(1)       18            644
Depreciation                                                        35(1)        3
Amortization of goodwill and other intangible assets                 1          0
-------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                           320         39             721
-------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                              (321)       (39)           (723)
-------------------------------------------------------------------------------------------------

                   ADDITIONAL INFORMATION                                           % change from
                           AS OF                              31.12.00   31.12.99        31.12.99
-------------------------------------------------------------------------------------------------
Headcount (full time equivalents)                                  410         70             486
-------------------------------------------------------------------------------------------------

(1) The year ended 31 December 2000 General and administrative expenses and Depreciation were adjusted for Significant Financial Events in respect of the PaineWebber integration by CHF 80 million and CHF 72 million, respectively.

2000

UBS Group established the e-services project in the third quarter of 1999. Following the merger with PaineWebber, the e-services strategy was re-assessed and focus shifted to more upscale clients than those originally targeted.

The multi-currency and multi-entity core banking systems developed by the e-services initiative will be integrated into the core of UBS's new wealth management strategy in Europe.

Those parts of the infrastructure that were relevant to the mass affluent market, such as telephone call-centers, have been closed and the investment in them has been written off. This has resulted in a charge of CHF 80 million to General and administrative expenses. In addition, capitalized software costs relating to parts of the systems which will not now be used have been written off, resulting in a CHF 72 million charge to depreciation. These two amounts form part of the PaineWebber integration costs, treated as a significant financial event, and as a result these costs do not appear in the adjusted business unit results above.

OPERATING EXPENSES
Operating expenses were CHF 320 million in 2000, mainly related to infrastructure-related investments in core technologies. Personnel expenses were CHF 150 million in 2000 and CHF 18 million in 1999. General and administrative expenses were CHF 134 million in 2000 and CHF 18 million in 1999.

These increases were primarily the result of the establishment of operations infrastructure, the installation and testing of systems platforms, and the testing of marketing concepts.

As explained above, the restructuring costs associated with the end of the e-services initiative were treated as a significant financial event and are therefore not included in these figures.

UBS
--------------------------------------------------------------------------------

Corporate Center

BUSINESS GROUP REPORTING

CHF million, except where indicated                                                  % change from
FOR THE YEAR ENDED                      31.12.00      31.12.99(2)      31.12.98(2)     31.12.99
--------------------------------------------------------------------------------------------------
Income                                       358          2,010              191               (82)
Credit loss recovery(3)                    1,161            448              745               159
--------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     1,519          2,458              936               (38)
--------------------------------------------------------------------------------------------------
Personnel expenses                           522             92              212               467
General and administrative expenses          431            839            1,656               (49)
Depreciation                                 320            366              128               (13)
Amortization of goodwill and other
  intangible assets                           44             50               87               (12)
--------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   1,317          1,347            2,083                (2)
--------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        202          1,111           (1,147)              (82)
--------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION                                                         % change from
AS OF                                   31.12.00      31.12.99      31.12.98     31.12.99
--------------------------------------------------------------------------------------------
Regulatory equity used (avg)               8,450         7,850         6,350               8
Headcount (full time equivalents)            986           862           921              14
--------------------------------------------------------------------------------------------

BUSINESS GROUP REPORTING ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS(1)

CHF million, except where indicated                                                  % change from
FOR THE YEAR ENDED                      31.12.00      31.12.99(2)      31.12.98(2)        31.12.99
--------------------------------------------------------------------------------------------------
Income                                       358            372              191                (4)
Credit loss recovery(3)                    1,161            448              745               159
--------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     1,519            820              936                85
--------------------------------------------------------------------------------------------------
Personnel expenses                           490            548              212               (11)
General and administrative expenses          281            385            1,656               (27)
Depreciation                                 320            366              128               (13)
Amortization of goodwill and other
  intangible assets                           44             50               87               (12)
--------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   1,135          1,349            2,083               (16)
--------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        384           (529)          (1,147)
--------------------------------------------------------------------------------------------------

(1) Figures have been adjusted for the significant financial events. Year ended 31 December 1999 income has been adjusted for the CHF 38 million income from the Long Term Capital Management (LTCM) fund, CHF 1,490 million for the sale of our 25% stake in Swiss Life / Rentenanstalt and CHF 110 million for the sale of Julius Baer registered shares. Year ended 31 December 2000 Personnel expenses were adjusted for the PaineWebber integration costs of CHF 32 million. Year ended 31 December 2000 General and administrative expenses have been adjusted for the net additional CHF 150 million provision relating to the US Global Settlement. Year ended 31 December 1999 Personnel expenses have been adjusted for CHF 456 million for the Pension Fund Accounting Credit. Year ended 31 December 1999 General and administrative expenses have been adjusted for CHF 300 million for the UBS/SBC Restructuring Provision and CHF 154 million for the increase in the provision for the US Global Settlement.

(2) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(3) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--CORPORATE CENTER
--------------------------------------------------------------------------------

2000

Significant financial events booked in Corporate Center in 1999 and 2000 were:

     - Personnel expenses of CHF 32 million relating to the integration of PaineWebber into UBS in 2000.

     - Operating income of CHF 1,490 million from the sale of UBS's 25% stake in Swiss Life/ Rentenanstalt, CHF 110 million from the sale of Julius Baer registered shares, and CHF 38 million from UBS's residual holding in Long Term Capital Management L.P., all in 1999.

     - A credit to Personnel expenses in 1999 of CHF 456 million in connection with excess pension fund employer pre-payments.

     - Costs of CHF 154 million in 1999 and CHF 150 million in 2000 in General and administrative expenses in connection with the US Global Settlement of World War II related claims.

     - Costs of CHF 300 million in General and administrative expenses in respect of an additional restructuring charge relating to the 1998 merger between UBS and SBC.

RESULTS

OPERATING INCOME

Adjusted for significant financial events, operating income before credit loss expense decreased CHF 14 million, or 4%, from CHF 372 million in 1999 to CHF 358 million in 2000. Gains and losses attributable to Corporate Center arise from funding, capital and balance sheet management, the management of corporate real estate and the management of foreign currency activities.

Credit loss expense in Corporate Center reconciles the difference between management accounting and financial accounting, that is between the adjusted statistically calculated expected losses charged to the business units and the actual credit loss expense recognized in the Group financial accounts. The Swiss economy has been strong in 2000, leading to credit loss expenses below the statistically calculated expected level, and to a net write back of credit loss provisions of CHF 695 million, resulting in a credit of CHF 130 million at the Group level. Corporate Center's credit loss expense of CHF 1,161 million reflects the balancing item between this amount and the CHF 1,031 million Expected Loss charged to the business units.

OPERATING EXPENSES
Operating expenses decreased from CHF 1,349 million to CHF 1,135 million.

HEADCOUNT
Headcount in Corporate Center increased 124 during the year, reflecting the addition of staff from PaineWebber, and expansion in our Corporate Language Services subsidiary.

1999

OPERATING INCOME

Operating income before credit loss expense increased CHF 1,819 million, or 952%, from CHF 191 million in 1998 to CHF 2,010 million in 1999, primarily due to the following:

     -  Gains on the divestments of UBS's 25% interest in Swiss
        Life/Rentenanstalt of CHF 1,490 million and of UBS's interest in Julius Baer registered shares of CHF 110 million included in 1999.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--CORPORATE CENTER
--------------------------------------------------------------------------------

     - Approximately CHF 380 million due to the consolidation of Klinik Hirslanden AG for the first time in 1999.

     - The negative impact on 1998 operating income due to the loss of CHF 367 million from Long Term Capital Management.

In addition, revenues attributable to Corporate Center arise from funding, capital and balance sheet management, and the management of foreign currency earnings activities undertaken by Group Treasury.

OPERATING EXPENSES

Personnel, general and administrative expenses decreased CHF 937 million, or 50%, from CHF 1,868 million in 1998 to CHF 931 million in 1999.

Personnel costs decreased 57% to CHF 92 million in 1999 from CHF 212 million in 1998, primarily as a result of the recognition in 1999 of pre-paid employer pension contributions of CHF 456 million. This represents the difference between previously recorded and actuarially determined pension expenses and was recognized in 1999 after the resolution of certain legal and regulatory issues. Excluding the recognition of this benefit, personnel expenses increased from 1998 to 1999 despite a slight decrease in headcount from 921 in 1998 to 862 in 1999. This increase year-on-year is largely attributable to the consolidation of Klinik Hirslanden AG for the first time in 1999.

General and administrative expenses decreased CHF 817 million, or 49%, to CHF 839 million in 1999 from CHF 1,656 million in 1998, primarily as a result of a charge of CHF 842 million for the US global settlement of World War II-related claims in 1998. In addition, the following items were included in general and administrative expenses for 1999:

     - An additional charge of CHF 154 million related to the settlement of World War II-related claims in the United States.

     - An additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger.

     - Expenses of Klinik Hirslanden AG as a result of the consolidation of this entity for the first time in 1999.

In addition, total operating expenses in Corporate Center were reduced from 1998 to 1999 mainly due to a further refinement of service level agreements with the Business Groups.

Depreciation and amortization increased CHF 201 million, or 93%, from CHF 215 million in 1998 to CHF 416 million in 1999, principally as a result of a reclassification of certain items which appeared in General and administrative expenses in 1998.

UBS
--------------------------------------------------------------------------------

SELECTED STATISTICAL INFORMATION

The tables below set forth selected statistical information extracted from the financial statements regarding the Group's banking operations. Unless otherwise indicated, average balances for the year ended 31 December 2000 and 1999 are calculated from monthly data, and averages for the year ended 31 December 1998 are calculated from quarterly data. Certain prior year balances and figures have been reclassified to conform to current year presentation. The distinction between domestic and foreign generally is based on the domicile of the booking location. For loans, this method is not significantly different from an analysis based on domicile of the borrower. Disclosures for the year ended 31 December 1996, where applicable, are presented for Union Bank of Switzerland and Swiss Bank Corporation individually. Combined data is not presented for this period because differences between accounting policies of the predecessor banks were significant or could not be quantified, or because significant inter-company balances could not be identified and eliminated. For purposes of this selected statistical information, "UBS" refers to Union Bank of Switzerland and "SBC" refers to Swiss Bank Corporation.

AVERAGE BALANCES AND INTEREST RATES

The following table sets forth average interest-earning assets and average interest-bearing liabilities, along with the average rates, for the years ended 31 December 2000, 1999 and 1998.

                                                31.12.00                         31.12.99
                                     -------------------------------   -----------------------------
                                       AVERAGE               AVERAGE   AVERAGE               AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED    BALANCE   INTEREST   RATE (%)   BALANCE   INTEREST   RATE (%)
----------------------------------------------------------------------------------------------------
ASSETS
Money market paper
  Domestic....                           1,175        46         3.9     2,798        27         1.0
  Foreign.....                          63,752     2,924         4.6    48,179     1,144         2.4
Due from banks
  Domestic....                          13,366     1,273         9.5    19,451     1,757         9.0
  Foreign.....                          16,994     2,280        13.4    28,999     2,739         9.4
Securities borrowed and reverse
  repurchase agreements
  Domestic....                           8,383       558         6.7     3,265       117         3.6
  Foreign.....                         348,395    18,530         5.3   223,962    11,305         5.0
Trading portfolio
  Domestic....                          20,407       243         1.2    36,269        72         0.2
  Foreign.....                         208,076     8,829         4.2   124,564     4,439         3.6
Loans
  Domestic....                         181,646    10,985         6.0   200,111     8,750         4.4
  Foreign.....                          67,528     3,813         5.6    58,634     3,485         5.9
Financial Investments
  Domestic....                           2,658        60         2.3     2,066        74         3.6
  Foreign.....                           7,306       142         1.9     3,737        86         2.3
Net interest on swaps...                           2,062                           1,609
                                     ---------    ------               -------    ------
TOTAL INTEREST-EARNING ASSETS...       939,686    51,745         5.5   752,035    35,604         4.7
                                                  ------                          ------

                                                31.12.98
                                     -------------------------------
                                       AVERAGE               AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED    BALANCE   INTEREST   RATE (%)
-----------------------------------  -------------------------------
ASSETS
Money market paper
  Domestic....                           4,002        70         1.7
  Foreign.....                          20,679       741         3.6
Due from banks
  Domestic....                          22,703     1,600         7.0
  Foreign.....                          43,705     4,724        10.8
Securities borrowed and reverse
  repurchase agreements
  Domestic....                           7,751        89         1.1
  Foreign.....                         275,549    10,291         3.7
Trading portfolio
  Domestic....                          78,211        78         0.1
  Foreign.....                         119,629     3,823         3.2
Loans
  Domestic....                         207,937     8,839         4.3
  Foreign.....                          72,445     5,440         7.5
Financial Investments
  Domestic....                           2,363       104         4.4
  Foreign.....                           7,070       268         3.8
Net interest on swaps...                           1,375
                                     ---------    ------
TOTAL INTEREST-EARNING ASSETS...       862,044    37,442         4.3
                                                  ------

UBS
--------------------------------------------------------------------------------

                                                31.12.00                         31.12.99
                                     -------------------------------   -----------------------------
                                       AVERAGE               AVERAGE   AVERAGE               AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED    BALANCE   INTEREST   RATE (%)   BALANCE   INTEREST   RATE (%)
----------------------------------------------------------------------------------------------------
Non-interest-earning assets
  Positive replacement values...       135,762                         146,036
  Fixed assets...                        9,660                           8,824
  Other.......                          32,925                          34,957
                                     ---------                         -------
TOTAL AVERAGE ASSETS...              1,118,033                         941,852
                                     =========                         =======

                                                31.12.98
                                     -------------------------------
                                       AVERAGE               AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED    BALANCE   INTEREST   RATE (%)
-----------------------------------  -------------------------------
Non-interest-earning assets
  Positive replacement values...       164,708
  Fixed assets...                       11,316
  Other.......                          35,050
                                     ---------
TOTAL AVERAGE ASSETS...              1,073,118
                                     =========

                                           31.12.00                         31.12.99                         31.12.98
                                -------------------------------   -----------------------------   -------------------------------
                                                        AVERAGE                         AVERAGE                           AVERAGE
CHF MILLION, EXCEPT WHERE         AVERAGE                  RATE   AVERAGE                  RATE     AVERAGE                  RATE
INDICATED                         BALANCE   INTEREST        (%)   BALANCE   INTEREST        (%)     BALANCE   INTEREST        (%)
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY
Money market paper issued
  Domestic....................         79         0           0       146         1         0.7         255         2         0.8
  Foreign.....................     78,075     4,338         5.6    57,956     2,246         3.9      51,435     2,557         5.0
Due to banks
  Domestic....................     31,133     2,397         7.7    37,581     3,254         8.7      69,140     2,422         3.5
  Foreign.....................     57,258     3,758         6.6    41,583     2,261         5.4      51,209     5,783        11.3
Securities lent and repurchase
  agreements
  Domestic....................     12,700       478         3.8    12,830       106         0.8      12,261        71         0.6
  Foreign.....................    284,220    14,437         5.1   144,837     8,340         5.8     186,819     7,472         4.0
Trading portfolio
  Domestic....................      1,078         4         0.4
  Foreign.....................     66,597     5,305         8.0    48,560     2,070         4.3      65,677     1,741         2.7
Due to customers
  Domestic....................    143,809     2,202         1.5   155,887     1,931         1.2     161,688     2,613         1.6
  Foreign.....................    143,432     7,303         5.1   122,411     6,399         5.2     132,338     7,277         5.5
Long-term debt
  Domestic....................     15,490       778         5.0    16,241       951         5.9      21,267     1,138         5.4
  Foreign.....................     38,020     2,615         6.9    37,963     2,136         5.6      31,024     1,348         4.3
                                ---------    ------               -------    ------               ---------    ------
TOTAL INTEREST-BEARING
  LIABILITIES.................    871,891    43,615         5.0   675,995    29,695         4.4     783,113    32,424         4.1
                                             ------                          ------                            ------
Non-interest-bearing
  liabilities
  Negative replacement
    values....................    157,668                         171,800                           187,934
  Other.......................     53,049                          60,946                            69,184
                                ---------                         -------                         ---------
Total liabilities.............  1,082,608                         908,741                         1,040,231
Shareholders' equity..........     35,425                          33,111                            32,887
                                ---------                         -------                         ---------
Total average liabilities and
  shareholders' equity........  1,118,033                         941,852                         1,073,118
                                =========                         =======                         =========
NET INTEREST INCOME...........                8,130                           5,909                             5,018
                                             ======                          ======                            ======
NET YIELD ON INTEREST-EARNING
  ASSETS......................                              0.9                             0.8                               0.6

All assets and liabilities are translated into Swiss francs at uniform month-end rates. Income and expenses are translated at monthly average rates.

UBS
--------------------------------------------------------------------------------

Average rates earned and paid on assets and liabilities can change from period to period based on the changes in interest rates in general, but are also affected by changes in the currency mix included in the assets and liabilities. This is especially true for foreign assets and liabilities. Tax exempt income is not recorded on a tax-equivalent basis. For all three years presented, tax exempt income is considered to be insignificant and therefore the impact from such income is negligible.

ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSE

The following tables allocate, by categories of interest-earning assets and interest-bearing liabilities, the changes in interest income and expense due to changes in volume and interest rates for the year ended 31 December 2000 compared to the year ended 31 December 1999, and for the year ended 31 December 1999 compared to the year ended 31 December 1998. Volume and rate variances have been calculated on movements in average balances and changes in interest rates. Changes due to a combination of volume and rate have been allocated proportionally.

                                       2000 COMPARED TO 1999             1999 COMPARED TO 1998
                                   ------------------------------    ------------------------------
                                   INCREASE (DECREASE)               INCREASE (DECREASE)
                                    DUE TO CHANGES IN                 DUE TO CHANGES IN
                                   --------------------              --------------------
                                   AVERAGE     AVERAGE        NET    AVERAGE     AVERAGE        NET
           CHF MILLION              VOLUME       RATE      CHANGE     VOLUME       RATE      CHANGE
---------------------------------------------------------------------------------------------------
INTEREST INCOME FROM INTEREST-
  EARNING ASSETS:
Money market paper
  Domestic.......................      (16)         35         19        (21)        (22)       (43)
  Foreign........................      370       1,410      1,780        985        (582)       403
Due from banks
  Domestic.......................     (550)         66       (484)      (229)        386        157
  Foreign........................   (1,134)        675       (459)    (1,590)       (395)    (1,985)
Securities borrowed and reverse
  repurchase agreements
  Domestic.......................      183         258        441        (52)         80         28
  Foreign........................    6,281         944      7,225     (1,926)      2,941      1,015
Trading portfolio
  Domestic.......................      (31)        202        171        (42)         36         (6)
  Foreign........................    2,976       1,414      4,390        158         458        616
Loans
  Domestic.......................     (807)      3,042      2,235       (333)        244        (89)
  Foreign........................      529        (201)       328     (1,037)       (918)    (1,955)
Financial Investments
  Domestic.......................       21         (35)       (14)       (13)        (17)       (30)
  Foreign........................       82         (26)        56       (126)        (57)      (183)
                                    ------      ------     ------     ------      ------     ------
Interest Income
  Domestic.......................   (1,200)      3,568      2,368       (690)        707         17
  Foreign........................    9,104       4,216     13,320     (3,536)      1,447     (2,089)
                                    ------      ------     ------     ------      ------     ------
TOTAL INTEREST INCOME FROM
  INTEREST-EARNING ASSETS:.......    7,904       7,784     15,688     (4,226)      2,154     (2,072)
                                    ======      ======                ======      ======
Net interest on swaps............                             453                               234
                                                           ------                            ------
TOTAL INTEREST INCOME............                          16,141                            (1,838)
                                                           ======                            ======

UBS
--------------------------------------------------------------------------------

                                       2000 COMPARED TO 1999             1999 COMPARED TO 1998
                                   ------------------------------    ------------------------------
                                   INCREASE (DECREASE)               INCREASE (DECREASE)
                                    DUE TO CHANGES IN                 DUE TO CHANGES IN
                                   --------------------              --------------------
                                   AVERAGE     AVERAGE        NET    AVERAGE     AVERAGE        NET
           CHF MILLION              VOLUME       RATE      CHANGE     VOLUME       RATE      CHANGE
---------------------------------------------------------------------------------------------------
INTEREST EXPENSE ON
  INTEREST-BEARING LIABILITIES:
Money market paper issued
  Domestic.......................       (1)          0         (1)        (1)         (0)        (1)
  Foreign........................      780       1,312      2,092        324        (635)      (311)
Due to banks
  Domestic.......................     (558)       (299)      (857)    (1,106)      1,938        832
  Foreign........................      852         645      1,497     (1,087)     (2,435)    (3,522)
Securities lent and repurchase
  agreements
  Domestic.......................       (1)        373        372          3          32         35
  Foreign........................    8,026      (1,929)     6,097     (1,679)      2,547        868
Trading portfolio
  Domestic.......................        4                      4
  Foreign........................      769       2,466      3,235       (454)        783        329
Due to customers
  Domestic.......................     (150)        421        271        (94)       (588)      (682)
  Foreign........................    1,099        (195)       904       (546)       (332)      (878)
Long-term debt
  Domestic.......................      (44)       (129)      (173)      (269)         82       (187)
  Foreign........................        3         476        479        302         486        788
                                    ------      ------     ------     ------      ------     ------
Interest expense
  Domestic.......................     (750)        366       (384)    (1,467)      1,464         (3)
  Foreign........................   11,529       2,775     14,304     (3,140)        414     (2,726)
                                    ------      ------     ------     ------      ------     ------
TOTAL INTEREST EXPENSE...........   10,779       3,141     13,920     (4,607)      1,878     (2,729)
                                    ======      ======     ======     ======      ======     ======

UBS
--------------------------------------------------------------------------------

DEPOSITS

The following table analyzes average deposits and the average rates on each deposit category listed below at and for the years ended 31 December 2000, 1999 and 1998. The geographic allocation is based on the location of the office or branch where the deposit is made.

                                         31.12.00             31.12.99             31.12.98
                                     -----------------    -----------------    -----------------
                                     AVERAGE  AVERAGE     AVERAGE  AVERAGE     AVERAGE  AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED  DEPOSIT  RATE (%)    DEPOSIT  RATE (%)    DEPOSIT  RATE (%)
------------------------------------------------------------------------------------------------
BANKS
Domestic offices:
Demand deposits                        4,649       1.9     12,736       0.9     11,890       0.6
Time deposits                          8,717       8.7      6,715      12.6     10,813       4.1
------------------------------------------------------------------------------------------------
Total domestic offices                13,366       6.3     19,451       5.0     22,703       2.3
Foreign offices:
Interest-bearing deposits(1)          16,994       6.6     28,999       5.4     43,705      11.3
------------------------------------------------------------------------------------------------
TOTAL DUE TO BANKS                    30,360       6.5     48,450       5.2     66,408       8.2
------------------------------------------------------------------------------------------------
CUSTOMER ACCOUNTS
Domestic offices:
Demand deposits                       44,403       1.3     49,261       0.6     44,569       0.7
Savings deposits                      72,207       1.1     80,543       1.1     82,561       1.6
Time deposits                         27,199       3.0     26,083       2.8     34,558       2.9
------------------------------------------------------------------------------------------------
Total domestic offices               143,809       1.5    155,887       1.2    161,688       1.6
Foreign offices:
  Demand deposits                    143,432       5.1    122,411       5.2    132,338       5.5
------------------------------------------------------------------------------------------------
TOTAL DUE TO CUSTOMERS               287,241       3.3    278,298       3.0    294,026       3.4
------------------------------------------------------------------------------------------------

(1)  Mainly time deposits.

As of 31 December 2000, the maturity of time deposits exceeding CHF 150,000, or an equivalent amount in other currencies, was as follows:

                                                                   31.12.00
                                                              -------------------
CHF MILLION                                                   DOMESTIC    FOREIGN
---------------------------------------------------------------------------------
Within 3 months                                                 33,439    74,277
3 to 12 months                                                   5,371     4,703
1 to 5 years                                                     1,018     6,128
Over 5 years                                                       231       497
---------------------------------------------------------------------------------
TOTAL TIME DEPOSITS                                             40,059    85,605
---------------------------------------------------------------------------------

SHORT-TERM BORROWINGS

The following table presents period-end, average and maximum month-end outstanding amounts for short-term borrowings, along with the average rate and period-end rates at and for the years ended 31 December 2000, 1999 and 1998.

UBS
--------------------------------------------------------------------------------

                                      MONEY MARKET PAPER ISSUED            DUE TO BANKS             REPURCHASE AGREEMENTS
                                     ----------------------------  ----------------------------  ----------------------------
CHF MILLION, EXCEPT WHERE INDICATED  31.12.00  31.12.99  31.12.98  31.12.00  31.12.99  31.12.98  31.12.00  31.12.99  31.12.98
-----------------------------------------------------------------------------------------------------------------------------
Period-end balance                     74,780    64,655    51,527    51,245    40,580    10,361   330,857   217,736   137,617
Average balance                        78,154    58,102    51,690    58,031    30,714    53,941   278,601   149,071   177,298
Maximum month-end balance              89,821    76,368    53,710    73,355    64,562    89,072   342,427   217,736   202,062
Average interest rate during
  the period (%)                          5.6       3.9       5.0       7.0       9.7       5.1       4.8       4.8       3.6
Average interest rate at
  period-end (%)                          6.0       4.6       4.6       4.1       4.8       4.4       4.8       3.9       4.9

LOANS

Loans are widely dispersed over customer categories both within and outside of Switzerland. With the exceptions of private households (foreign and domestic) and banks and financial institutions outside Switzerland, there is no material concentration of loans. For further discussion of the loan portfolio, see "Risk--Risk Analysis--Credit Risk" below. The following table illustrates the diversification of the loan portfolio among customer categories at 31 December 2000, 1999, 1998, 1997 and 1996. The industry categories presented are consistent with the classification of loans for reporting to the Swiss Federal Banking Commission and Swiss National Bank.

UBS
--------------------------------------------------------------------------------

                                                                                      31.12.96
                                                                                  ----------------
CHF MILLION                           31.12.00   31.12.99   31.12.98   31.12.97     UBS      SBC
--------------------------------------------------------------------------------------------------
DOMESTIC:
Banks                                    2,896      5,802      4,543     17,751    15,039    2,532
Construction                             4,870      6,577      7,897      9,627     6,022    4,556
Financial institutions                   5,725      9,387     10,240     11,371    14,465    6,752
Hotels and restaurants                   3,526      4,259      4,129      4,668     4,815    2,200
Manufacturing(1)                         9,577     11,377     13,505     16,440     9,650    9,019
Private households                      91,667     93,846     97,664    109,044    55,088   59,098
Public authorities                       5,658      5,277      5,858      6,354     3,271    4,972
Real estate and rentals                 16,673     19,835     21,231     22,915
Retail and wholesale                     9,635     10,904      8,912     10,512     7,220    6,602
Services(2)                             11,767     14,862     11,582     13,083     7,841    6,383
Other(3)                                 2,651      1,818      1,662      1,862     1,156      694
--------------------------------------------------------------------------------------------------
Total domestic                         164,645    183,944    187,223    223,627   124,567  102,808
--------------------------------------------------------------------------------------------------
FOREIGN:
Banks                                   27,168     24,983     65,000     49,559    25,048   70,758
Chemicals                                1,423
Construction                               773
Electricity, gas and water supply        1,584
Financial institutions                  20,348
Manufacturing                            4,596
Mining                                   2,070
Private households                      29,470
Public authorities                      11,754
Real estate and rentals                  5,077
Retail and wholesale                     1,862
Services                                 1,585
Transport, storage and communication       993
Other                                   11,168     69,087     78,741     80,054    33,412   34,758
--------------------------------------------------------------------------------------------------
Total foreign                          119,871     94,070    143,741    129,613    58,460  105,516
--------------------------------------------------------------------------------------------------
TOTAL GROSS                            284,516    278,014    330,964    353,240   183,027  208,324
--------------------------------------------------------------------------------------------------

(1)  Includes chemicals.

(2) Includes transportation, communication, health and social work, education and other social and personal service activities.

(3)  Includes mining and electricity, gas and water supply.

UBS
--------------------------------------------------------------------------------

The following table analyzes the Group's mortgage portfolio by geographic origin of customer and type of mortgage at 31 December 2000, 1999, 1998, 1997 and 1996. Mortgages are included in the aforementioned industry categories.

                                                                                        31.12.96
                                                                                     --------------
CHF MILLION                              31.12.00   31.12.99   31.12.98   31.12.97    UBS     SBC
---------------------------------------------------------------------------------------------------
Mortgages:
Domestic                                 116,348    126,677    138,306    142,919    68,534  70,966
Foreign                                    4,206      1,310      2,479      3,883     1,657   2,266
---------------------------------------------------------------------------------------------------
TOTAL GROSS MORTGAGES                    120,554    127,987    140,785    146,802    70,191  73,232
---------------------------------------------------------------------------------------------------
Mortgages:
Residential                               96,181     91,408    106,093    105,926    48,508  49,794
Commercial                                24,373     36,579     34,692     40,876    21,683  23,438
---------------------------------------------------------------------------------------------------
TOTAL GROSS MORTGAGES                    120,554    127,987    140,785    146,802    70,191  73,232
---------------------------------------------------------------------------------------------------

LOAN MATURITIES

The following table discloses loans by maturities at 31 December 2000. The determination of maturities is based on contract terms. Information on interest rate sensitivities can be found in Note 32 to the Financial Statements.

CHF MILLION                                WITHIN 1 YEAR    1 TO 5 YEARS    OVER 5 YEARS     TOTAL
---------------------------------------------------------------------------------------------------
Domestic:
Banks                                              2,073             794              29      2,896
Mortgages                                         68,619          43,664           4,065    116,348
Other loans                                       33,444           9,461           2,496     45,401
---------------------------------------------------------------------------------------------------
TOTAL DOMESTIC                                   104,136          53,919           6,590    164,645
---------------------------------------------------------------------------------------------------
Foreign:
Banks                                             26,616             353             199     27,168
Mortgages                                          3,107             869             230      4,206
Other loans                                       82,827           4,313           1,357     88,497
---------------------------------------------------------------------------------------------------
TOTAL FOREIGN                                    112,550           5,535           1,786    119,871
---------------------------------------------------------------------------------------------------
TOTAL GROSS LOANS                                216,686          59,454           8,376    284,516
---------------------------------------------------------------------------------------------------

IMPAIRED, NON-PERFORMING AND RESTRUCTURED LOANS

The Group classifies a loan as impaired when it is determined that there is a high probability that it will suffer a partial or full loss. A provision is then made with respect to the probable loss to be incurred for the loan in question. Within the category are non-performing loans, for which the contractual payments of principal, interest or commission are in arrears for 90 days or more. After the 90-day period, interest income is no longer recognized on the loan and a charge is taken for the unpaid and accrued interest or commission receivable. Unrecognized interest related to non-performing loans amounted to CHF 182 million, CHF 409 million, CHF 423 million and CHF 450 million for the years ended 31 December 2000, 1999, 1998 and 1997, respectively.

UBS
--------------------------------------------------------------------------------

The table below provides an analysis of the Group's non-performing and restructured loans. For further discussion of impaired and non-performing loans, see "Risk--Risk Analysis--Credit Risk" below.

                                                                                         31.12.96
                                                                                      ---------------
            CHF MILLION               31.12.00    31.12.99    31.12.98    31.12.97     UBS      SBC
-----------------------------------------------------------------------------------------------------
Non-performing loans:
Domestic                                 7,588      11,435      14,023      15,238    7,171     9,587
Foreign                                  2,864       1,638       2,091       1,426      414     1,446
-----------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS              10,452      13,073      16,114      16,664    7,585    11,033
-----------------------------------------------------------------------------------------------------
FOREIGN RESTRUCTURED LOANS()1              179         287         449         638      473       289
-----------------------------------------------------------------------------------------------------

(1) Amounts presented for 2000, 1999 and 1998 include only performing foreign restructured loans. Amounts presented for prior years include both performing and non-performing foreign restructured loans. UBS does not, as a matter of policy, typically restructure loans to accrue interest at rates different from the original contractual terms or reduce the principal amount of loans. Instead, specific loan allowances are established as necessary. Unrecognized interest related to foreign restructured loans was not material to the results of operations during these periods.

In addition to the data above analyzing non-performing loans, the Group had CHF 8,042 million, CHF 9,383 million and CHF 10,333 million in "other impaired loans" for the years ended 31 December 2000, 1999 and 1998, respectively. These are loans that are current, or less than 90 days in arrears, with respect to payment of principal or interest; however, the Group's credit officers have expressed doubts as to the ability of the borrowers to repay the loans. As of 31 December 2000 specific allowances of CHF 2,835 million have been established against these loans, which are primarily domestic.

CROSS-BORDER OUTSTANDINGS

Cross-border outstandings consist of general banking products such as loans and deposits with third parties, credit equivalents of over-the-counter derivatives and repurchase agreements, and the market value of the inventory of securities. The outstandings are monitored and reported on an ongoing basis by the credit risk management and control organization, with a dedicated country risk information system. With the exception of the 27 most developed economies, the exposures are rigorously limited.

Claims that are secured by third party guarantees are recorded against the guarantor's country of domicile. Outstandings that are secured by collateral are recorded against the country where the asset could be liquidated. This follows the "Guidelines for the Management of Country Risk", which are applicable to all banks that are supervised by the Swiss Federal Banking Commission.

The following tables list those countries for which the cross-border outstandings exceeded 0.75% of total assets at 31 December 2000, 1999 and 1998. At 31 December 2000, there were no outstandings that exceeded 0.75% of total assets in any country currently facing liquidity problems that the Group expects would materially impact the country's ability to service its obligations.

For more information on cross-border outstandings, see "Risk--Risk Analysis--Credit Risk" below.

UBS
--------------------------------------------------------------------------------

                                                        31 DECEMBER 2000
                            ------------------------------------------------------------------------
                               BANKING PRODUCTS
CHF MILLION,                -------------------         TRADED    TRADEABLE               % OF TOTAL
EXCEPT WHERE INDICATED       BANKS    NON-BANKS    PRODUCTS(1)    ASSETS(2)      TOTAL        ASSETS
----------------------------------------------------------------------------------------------------
United States                1,826          958        21,796       64,077      88,657           8.2
Japan                          123          895         6,378       58,779      66,175           6.1
United Kingdom               1,795        1,224         9,037       22,440      34,496           3.2
Germany                      2,686        3,720        13,198        5,085      24,689           2.3
Italy                        1,293          931         3,629        9,700      15,553           1.4
France                       1,085        1,900         3,956        5,987      12,928           1.2
Netherlands                    910        1,480         6,092        3,803      12,285           1.1
Australia                       27          370         3,113        7,508      11,018           1.0

                                                        31 DECEMBER 1999
                            ------------------------------------------------------------------------
                               BANKING PRODUCTS
CHF MILLION,                -------------------         TRADED    TRADEABLE               % OF TOTAL
EXCEPT WHERE INDICATED       BANKS    NON-BANKS    PRODUCTS(1)    ASSETS(2)      TOTAL        ASSETS
----------------------------------------------------------------------------------------------------
United States                3,202        2,508        41,970       48,012      95,692          10.7
Japan                        1,117          965         7,153       69,194      78,429           8.8
United Kingdom               3,417        3,193        11,273       58,300      76,183           8.5
Germany                      4,455        3,174        41,422        8,181      57,232           6.4
Italy                        2,462          762         6,803        8,708      18,735           2.1
Netherlands                  1,932        1,149         6,648        4,993      14,722           1.6
France                       1,200        1,395         7,324        4,379      14,298           1.6
Australia                    2,688          409         6,342        3,735      13,174           1.5
Canada                         866          492         5,233          807       7,398           0.8

                                                        31 DECEMBER 1998
                            ------------------------------------------------------------------------
                               BANKING PRODUCTS
CHF MILLION,                -------------------         TRADED    TRADEABLE               % OF TOTAL
EXCEPT WHERE INDICATED       BANKS    NON-BANKS    PRODUCTS(1)    ASSETS(2)      TOTAL        ASSETS
----------------------------------------------------------------------------------------------------
United States               13,882        2,292        27,922       65,543     109,639          12.7
United Kingdom               4,006        2,583        10,912       32,348      49,849           5.8
Japan                        1,633          768         7,879       38,133      48,413           5.6
Germany                      7,850        2,500        20,666       15,903      46,919           5.5
France                       2,490        1,420        10,037        8,521      22,468           2.6
Italy                        2,174        1,201         8,236        9,394      21,005           2.4
Australia                    6,749          543         3,097        4,760      15,149           1.8
Netherlands                  1,221        1,086         6,134        6,363      14,804           1.7
Sweden                         449          812         3,710        8,091      13,062           1.5
Canada                         755          549         5,162        3,479       9,945           1.2
Austria                        769           82         1,513        5,436       7,800           0.9
Spain                          913          350         2,495        3,701       7,459           0.9
Belgium                      1,248          162         2,393        3,599       7,402           0.9
Luxembourg                   1,212        2,130         1,723        2,195       7,260           0.9

------------
(1) Traded products consist of derivative instruments and repurchase agreements. In 2000 unsecured OTC derivatives exposure is reported based on the Potential Credit Exposure measurement methodology and is therefore not directly comparable to the exposure in the prior years, which were measured based on Gross Replacement Values plus Add-On.

(2) Tradeable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

UBS
--------------------------------------------------------------------------------

SUMMARY OF MOVEMENTS IN ALLOWANCES AND PROVISIONS FOR CREDIT LOSSES

The following table provides an analysis of movements in allowances and provisions for credit losses.

As a result of the Swiss bankruptcy laws, banks will write off loans against allowances only upon final settlement of bankruptcy proceedings, the sale of the underlying asset and/or in case of the forgiveness of debt. Under Swiss law, a creditor can continue to collect from a debtor who has emerged from bankruptcy, unless the debt has been forgiven through a formal agreement.

                                                                                            31.12.96
                                                                                         ---------------
CHF MILLION                                  31.12.00   31.12.99   31.12.98   31.12.97    UBS      SBC
--------------------------------------------------------------------------------------------------------
Balance at beginning of year                   13,398     14,978     16,213     18,135    6,413    6,700
                                             --------   --------   --------   --------   ------   ------
WRITE-OFFS:
  Domestic:
     Banks                                                    (4)        (2)        (5)
     Construction                                (261)      (296)      (228)      (408)    (103)    (140)
     Financial institutions                      (178)       (92)       (66)      (226)     (32)    (284)
     Hotels and restaurants                      (193)      (137)       (98)      (138)     (28)     (37)
     Manufacturing(1)                            (264)      (242)      (214)      (514)    (179)    (111)
     Private households                          (640)      (598)      (534)    (1,214)    (306)    (389)
     Public authorities                                                 ( 2)       (19)               (3)
     Real estate and rentals                     (729)      (823)      (610)      (871)    (561)    (263)
     Retail and wholesale                        (160)      (210)      (178)      (227)    (108)     (46)
     Services(2)                                 (227)      (315)      (116)      (229)    (220)     (54)
     Other(3)                                     (30)       (41)       (15)       (29)     (85)     (35)
                                             --------   --------   --------   --------   ------   ------
  TOTAL DOMESTIC WRITE-OFFS                    (2,682)    (2,758)    (2,063)    (3,880)  (1,622)  (1,362)
                                             --------   --------   --------   --------   ------   ------
  Foreign(4):
     Banks                                        (15)
     Chemicals
     Construction                                 (13)
     Electricity, gas and water supply             (3)
     Financial institutions                       (33)
     Manufacturing                                (11)
     Mining
     Private households
     Public authorities                            (4)
     Real estate and rentals
     Retail and wholesale                        (160)
     Services                                      (8)
     Transport, storage and communication         (11)
     Other                                        (55)
                                             --------
  TOTAL FOREIGN WRITE-OFFS                       (313)      (517)      (261)      (240)     (49)    (350)
                                             --------   --------   --------   --------   ------   ------
  TOTAL WRITE-OFFS                             (2,995)    (3,275)    (2,324)    (4,120)  (1,671)  (1,712)
                                             --------   --------   --------   --------   ------   ------

UBS
--------------------------------------------------------------------------------

                                                                                            31.12.96
                                                                                         ---------------
CHF MILLION                                  31.12.00   31.12.99   31.12.98   31.12.97    UBS      SBC
--------------------------------------------------------------------------------------------------------
RECOVERIES:
  Domestic                                        124         54         59        406      438       71
  Foreign                                          39         11                    36       25       20
                                             --------   --------   --------   --------   ------   ------
TOTAL RECOVERIES                                  163         65         59        442      463       91
                                             --------   --------   --------   --------   ------   ------
NET WRITE-OFFS                                 (2,832)    (3,210)    (2,265)    (3,678)  (1,208)  (1,621)
                                             --------   --------   --------   --------   ------   ------
Increase (decrease) in credit loss
  allowances                                     (130)       956        951      1,432    1,272    1,018
Special provisions(5)                                                                     2,289    2,480
Other adjustments(6)                              145        674         79        324      140      652
                                             --------   --------   --------   --------   ------   ------
BALANCE AT END OF YEAR                         10,581     13,398     14,978     16,213    8,906    9,229
                                             ========   ========   ========   ========   ======   ======

(1)  Includes chemicals.

(2) Includes transportation, communication, health and social work, education and other social and personal service activities.

(3)  Includes mining and electricity, gas and water supply.

(4) For years prior to 2000, no detailed industry classifications are available.

(5) The 1996 UBS amount includes a special provision of CHF 3,000 million for credit risks, and the release of a CHF 711 million provision for general banking risks from the prior year.

(6)  Includes the following for 2000, 1999, 1998 and 1997:

CHF million                                            31.12.00   31.12.99   31.12.98   31.12.97
------------------------------------------------------------------------------------------------
Doubtful interest                                           182        409        423        450
Net foreign exchange                                         23        351        (98)        91
Subsidiaries sold and other                                 (60)       (86)      (246)      (217)
                                                       --------   --------   --------   --------
Total adjustments                                           145        674         79        324
                                                       ========   ========   ========   ========

ALLOCATION OF THE ALLOWANCES AND PROVISIONS FOR CREDIT LOSSES

The following tables provide an analysis of the allocation of the allowances and provisions for credit losses by customer categories and geographic location at 31 December 2000, 1999, 1998, 1997 and 1996. For a description of procedures with respect to allowances and provisions for credit losses, see "Risk--Risk Analysis--Credit Risk" below.

UBS
--------------------------------------------------------------------------------

                                                                                           31.12.96
                                                                                        --------------
CHF MILLION                                31.12.00   31.12.99   31.12.98   31.12.97     UBS      SBC
------------------------------------------------------------------------------------------------------
DOMESTIC:
Banks                                                       41         49         34        9       39
Construction                                    843      1,247      1,671      1,449      716      539
Financial institutions                          328        342        668        510      152      403
Hotels and restaurants                          454        690        657        512      172      135
Manufacturing(1)                                863      1,223      1,331      1,036      603      438
Private households                            1,570      2,350      2,741      2,264      970    1,459
Public authorities                                          40        107         59        1       66
Real estate and rentals                       1,635      2,696      3,333      2,591    1,286    1,335
Retail and wholesale                            629        779        825        723      371      263
Services(2)                                     419        934        766        661      429      160
Other(3)                                        413        141         71         52       40       19
                                           --------   --------   --------   --------    -----    -----
TOTAL DOMESTIC                                7,154     10,483     12,219      9,891    4,749    4,856
                                           --------   --------   --------   --------    -----    -----
FOREIGN(8):
Banks(4)                                         32
Chemicals
Construction                                     11
Electricity, gas and water supply               107
Financial institutions                          262
Manufacturing                                   547
Mining                                          586
Private households                               72
Public authorities
Real estate and rentals                          82
Retail and wholesale                             41
Services                                        126
Transport, storage and communication              2
Other(5)                                        267
                                           --------
TOTAL FOREIGN, NET OF COUNTRY PROVISIONS      2,135      1,539      1,309      1,399      353    1,286
Country provisions                            1,292      1,376      1,450      1,175      804      404
                                           --------   --------   --------   --------    -----    -----
TOTAL FOREIGN(6)                              3,427      2,915      2,759      2,574    1,157    1,690
Unallocated allowances(7)                                                      3,748    3,000    2,683
                                           --------   --------   --------   --------    -----    -----
TOTAL ALLOWANCES AND PROVISIONS FOR
  CREDIT LOSSES                              10,581     13,398     14,978     16,213    8,906    9,229
                                           ========   ========   ========   ========    =====    =====

------------
(1)  Includes chemicals.

(2) Includes transportation, communication, health and social work, education and other social and personal service activities.

(3)  Includes mining and electricity, gas and water supply.

(4) Counterparty allowances and provisions only. Country provisions with banking counterparties amounting to CHF 885 million are disclosed under country provisions.

(5)  Includes hotels and restaurants.

(6) The 2000, 1999 and 1998 amounts include CHF 54 million, CHF 149 million and CHF 435 million of provisions and commitments for contingent liabilities, respectively.

UBS
--------------------------------------------------------------------------------

(7) The 1997 amount includes a provision for commitments and contingent liabilities of CHF 472 million. In addition, the 1996 SBC amount includes CHF 603 million of provisions for commitments and contingent liabilities.

(8) For years prior to 2000, no detailed industry classifications are available.

The following table presents the percentage of loans in each category to total loans. This table can be read in conjunction with the preceding table showing the breakdown of the allowances and provisions for credit losses by loan categories to evaluate the credit risks in each of the categories.

                                                                                             31.12.96
                                                                                           ------------
IN %                                           31.12.00   31.12.99   31.12.98   31.12.97    UBS    SBC
-------------------------------------------------------------------------------------------------------
DOMESTIC:
Banks                                               1.0        2.1        1.4        5.0     8.2    1.2
Construction                                        1.7        2.4        2.4        2.7     3.3    2.2
Financial institutions                              2.0        3.4        3.1        3.2     7.9    3.2
Hotels and restaurants                              1.2        1.5        1.2        1.3     2.6    1.0
Manufacturing                                       3.4        4.1        4.1        4.7     5.3    4.3
Private households                                 32.2       33.8       29.5       30.9    30.1   28.4
Public authorities                                  2.0        1.9        1.8        1.8     1.8    2.4
Real estate and rentals                             5.9        7.1        6.4        6.5     0.0    0.0
Retail and wholesale                                3.4        3.9        2.7        3.0     3.9    3.2
Services                                            4.1        5.3        3.5        3.7     4.3    3.1
Other                                               1.0        0.7        0.5        0.5     0.6    0.3
                                               --------   --------   --------   --------   -----  -----
TOTAL DOMESTIC                                     57.9       66.2       56.6       63.3    68.0   49.3
                                               --------   --------   --------   --------   -----  -----
FOREIGN:
Banks                                               9.5        9.0       19.6       14.0    13.7   34.0
Chemicals                                           0.5
Construction                                        0.3
Electricity, gas and water supply                   0.6
Financial institutions                              7.2
Manufacturing                                       1.6
Mining                                              0.7
Private households                                 10.4
Public authorities                                  4.1
Real estate and rentals                             1.8
Retail and wholesale                                0.7
Services                                            0.6
Transport, storage and communication                0.3
Other                                               3.8       24.8       23.8       22.7    18.3   16.7
                                               --------   --------   --------   --------   -----  -----
TOTAL FOREIGN                                      42.1       33.8       43.4       36.7    32.0   50.7
                                               --------   --------   --------   --------   -----  -----
TOTAL GROSS LOANS                                 100.0      100.0      100.0      100.0   100.0  100.0
                                               ========   ========   ========   ========   =====  =====

UBS
--------------------------------------------------------------------------------

LOSS HISTORY STATISTICS

The following is a summary of the Group's loan loss history.

                                                                                      31.12.96
                                                                                  ----------------
CHF MILLION, EXCEPT WHERE INDICATED   31.12.00   31.12.99   31.12.98   31.12.97     UBS      SBC
--------------------------------------------------------------------------------------------------
Gross loans                           284,516    278,014    330,964    353,240    183,027  208,324
Impaired loans                         18,494     22,456     26,447
Non-performing loans                   10,452     13,073     16,114     16,664      7,585   11,033
Allowances and provisions for credit
  losses                               10,581     13,398     14,978     16,213      8,906    9,229
Net write-offs                          2,832      3,210      2,265      3,678      1,208    1,621
Credit loss (recovery)/expense           (130)       956        951      1,432      1,272    1,018
RATIOS:
Impaired loans as a percentage of
  gross loans                             6.5        8.1        8.0
Non-performing loans as a percentage
  of gross loans                          3.7        4.7        4.9        4.7        4.1      5.3
Allowance and provisions for credit
  losses as a percentage of:
  Gross loans                             3.7        4.8        4.5        4.6        4.9      4.4
  Impaired loans                         57.2       59.7       56.6
Non-performing loans                    101.2      102.5       93.0       97.3      117.4     83.6
Allocated allowances(1) as a
  percentage of impaired loans           52.4       55.5       51.4
Allocated allowances(2) as a
  percentage of non-performing loans     65.5       66.3       62.1
Net write-offs as a percentage of:
  Gross loans                             1.0        1.2        0.7        1.0        0.7      0.8
  Allowance and provisions for
     credit losses                       26.8       24.0       15.1       22.7       13.6     17.6
Allowance and provisions for credit
  losses as a multiple of net
  write-offs                             3.74       4.17       6.61       4.41       7.37     5.69

------------
(1)  Allowances relating to impaired loans only

(2)  Allowances relating to non-performing loans only

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--------------------------------------------------------------------------------

Liquidity and Capital Resources

Group liquidity and capital management is undertaken at UBS by Group Treasury as an integral asset and liability management function. For a detailed discussion of our asset and liability management and capital management, including our capital resources, please see "Risk--Asset and Liability Management--" below.

For comments on UBS Group's balance sheet and consolidated cash flows, please see "Operating Review--Group Financial Review--Balance Sheet" and "Operating Review--Group Financial Review--Consolidated Cash Flows" above.

UBS's financial stability stems from the fact that it is one of the most well capitalized banks in the world. UBS believes that this financial strength is a key part of the value proposition offered to both clients and investors. For details of UBS Group's long term credit ratings, please see "Selected Financial Data" above.

Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of such rating may be obtained only from such rating agency. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in such rating agency's judgment, circumstances so warrant. Moody's announced on 28 April 2000 that it had changed its outlook for its long-term rating of UBS AG from stable to negative.

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--------------------------------------------------------------------------------

Risk

Risk Management and Control

Risk is an integral part of all our activities. Excellence in risk management and control is a key success factor and therefore requires everyone's commitment within our organization.

RISK MANAGEMENT AND CONTROL PRINCIPLES

UBS's approach to risk management and control has evolved over a number of years, and has been reviewed and refined in 2000, resulting in a statement of the Risk Management and Control Principles, which lay the foundations on which UBS builds its risk culture and risk process:

Business Management Accountability: The management of UBS's businesses owns the risks assumed throughout the Group and is responsible for the continuous and active management of all risk exposures so that risk and return are balanced.

Independent Controls: An independent control process is implemented when required by the nature of the risks and the fundamental incentive structure of the business processes. The control functions are responsible for providing an independent and objective check on risk taking activities to safeguard the integrity of the entire risk process.

Risk Disclosure: Comprehensive, transparent and objective risk reporting and disclosure to senior management and to shareholders is the cornerstone of the risk control process, reflecting the fundamental values of intellectual honesty and transparency.

Earnings Protection: Operating limits are set to quantify risk appetite and allocated among business lines to control normal periodic adverse results, in an attempt to limit such losses relative to the potential profit of each business. The Group's risk capacity is expressed through stress loss limits with the aim of protecting the Group from unacceptable damage to its annual earnings capacity, its dividend paying ability and, ultimately, its reputation and ongoing business viability.

Reputation Protection: Failure to manage and control any of the risks incurred in the course of its business could result in damage to UBS's reputation. For this reason:

     - UBS continues to develop potential stress loss measures for credit and market risk;

     - UBS will not take any extreme positions in tax, regulatory and accounting sensitive transactions;

     - UBS aspires to the highest standards in protecting the confidentiality and integrity of its internal information; and

     - UBS aims to maintain the highest ethical standards in all its businesses.

Every employee, but in particular those involved in risk decisions, must make UBS's reputation an overriding concern. Responsibility for the risk of reputation damage cannot be delegated or syndicated.

AN INTEGRATED APPROACH TO RISK MANAGEMENT AND CONTROL
Risk management and control are an integral part of UBS's commitment to providing consistent, high quality returns for its shareholders. UBS believes that delivery of superior shareholder returns depends on achieving the appropriate balance between risk and return, both in day-to-day business and in the strategic management of the balance sheet and capital. UBS recognizes that risk is integral to its business, but the approach to risk management and control seeks to limit the scope for adverse

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--------------------------------------------------------------------------------

variations in earnings and, in particular, to protect UBS from the risk of severe loss in the event of unlikely, but plausible, stress scenarios arising from any of the material risks it faces.

UBS has an integrated, Group-wide function at the Corporate Center addressing all aspects of finance, strategic planning, risk control, and balance sheet and capital management. The independent risk control organization is mirrored in the Business Groups. Excellence in risk management is, however, most fundamentally based upon a business management team that makes risk identification, management and control critical components of their processes and plans.

KEY RESPONSIBILITIES
The Board of Directors is responsible for the Group's fundamental approach to risk (the Risk Management and Control Principles), for the establishment and annual review of the Group's principal risk limits and for the determination of its risk capacity.

The Group Executive Board (GEB) is responsible for implementing the Risk Management and Control Principles, for approving core risk policies, for allocating risk limits to the Business Groups, and for managing the risk profile of the Group as a whole.

The Chief Credit Officer (CCO) is responsible for formulating credit risk policies, for determining methodologies to measure credit risks, and for setting and monitoring credit, settlement and country risk limits.

The Chief Risk Officer (CRO) is responsible for the policies, methodologies and limits for all other risk categories, and for aggregating and assessing the total risk exposure of the Group.

Business Group Risk Management Committees monitor all risks taken by the business units and are the primary risk management bodies. They are chaired by the Business Group Chief Executive Officers and include heads of business areas and delegates of the Group CRO and CCO.

The Business Group CEOs are responsible for all risk exposures within their business units and must take corrective action where appropriate, given the aggregate risk profile of the portfolio or the risks of specific positions.

The Business Group Risk Control Functions, headed by Chief Risk and Chief Credit Officers (CROs and CCOs), are empowered to enforce the Risk Management and Control Principles and are responsible for the implementation of independent control processes within their business units.

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--------------------------------------------------------------------------------

                  [UBS Risk Management and Control Framework]

THE RISK CONTROL PROCESS
There are five critical elements in the independent risk control process:

     - risk identification, particularly in new businesses and in complex or unusual transactions but also in response to external events and in the continuous monitoring of the portfolio;

     - risk measurement, using approved methodologies and models which have been independently validated;

     - risk policies, covering all risk categories, both at Group level and in the Business Groups, consistent with evolving business requirements and international best practice;

     - comprehensive risk reporting to management at all levels against an approved risk limit framework, for all primary and consequential risk categories; and

     - risk control, to enforce compliance with the Principles, and with policies, limits and regulatory requirements.

There are co-ordinated processes covering all risk categories which are applied before commencement of any new business or significant change, and before the execution of any transaction which is complex or unusual in its structure or motivation, to ensure that all these critical elements are addressed, including the assurance that transactions can be booked in a way that will permit appropriate ongoing risk measurement, reporting and control.

The risk control process extends beyond the independent risk control functions to Financial Control and the Logistics Areas, notably Operations, which are critical to establishing an effective control environment. Given their responsibility for the booking, settlement, and financial reporting processes, comprehensive control by these functions creates a powerful defense against improper activity.

Group Internal Audit provides an independent view to the Board of Directors of the effectiveness of the Risk Management and Control Principles and their enforcement, and of the effectiveness of the independent control units.

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--------------------------------------------------------------------------------

RISK CONTROL DEVELOPMENTS
UBS has continued, in 2000, to strengthen, formalize and enhance the risk control process. Principles, policies and processes are reinforced through a "risk awareness" education program which will be disseminated to all employees during 2001, including a series of recorded presentations by UBS risk control professionals covering all aspects of risk control for all categories of risk. The program will be extended and enhanced as the approach to risk management and control evolves.

UBS monitors regulatory developments and strives to maintain good relationships with its lead regulator, the Swiss Federal Banking Commission, and other major regulators. This as an important aspect of the risk control process and UBS will continue to work closely with them to ensure a mutual understanding of the Group's control structure and the regulators' requirements.

HOW UBS MEASURES RISK

Potential loss is measured at three levels - expected loss, statistical loss and stress loss.

Expected loss is the loss that is expected to arise on average in connection with an activity. It is the inherent cost of such activity, and should be budgeted and deducted from revenues directly. An example of expected loss is the valuation adjustments for liquidity or position size made in mark-to-market books. UBS is extending its expected loss framework to encompass all measurable risk categories.

Statistical loss (also known as "unexpected loss") is the estimated loss in a typical adverse period, as statistically defined by a given confidence interval. UBS's tolerance for such adverse results - the Group's risk appetite, as determined by the Board of Directors - is the basis for the main operating limits. Formal statistical loss measures in the form of Value-at-Risk limits have been in place for market risk in UBS for a number of years, and are the basis of the market risk regulatory capital charge. Comparable portfolio measures are being developed for other risk categories, and the revision to the Basel Capital Accord, currently under discussion, is expected, ultimately, to extend the use of statistical loss measures for regulatory capital purposes.

Stress loss is the loss that could arise from an extreme, but plausible, stress or "tail" event (an event that falls in the tail of the probability distribution of potential events, beyond the level of confidence applied in the statistical loss measure). Risk capacity is defined as the maximum loss that the Board of Directors considers UBS could withstand in such stress events without unacceptable damage to earnings, dividend paying ability and, ultimately, reputation and ongoing business viability. It is formalized in stress loss limits. Stress loss measures are most extensively implemented for our trading activities and for country risk, but default stress loss measures have also been introduced for the UBS Warburg loan portfolio, with particular emphasis on lower rated borrowers. The stress loss framework will continue to be enhanced and progressively extended to all risk categories. The identification and quantification of potential tail risk, on a macro scale (affecting the Group in general or selected parts of the business or portfolio) and on a micro level (arising from individual transactions), is perhaps the most important function of the independent risk control units.

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                           [RISK MEASUREMENT GRAPHIC]

THE RISKS UBS TAKES

Business risks - the risks associated with the chosen business strategy, including business cycles, industry cycles, and technological change are the sole responsibility of the business, and are not subject to an independent control process. They are, however, factored into the Group planning and budgeting process.

Inherent risks are the risks inherent in our business activities, which are subject to independent risk control. A distinction is made between primary and consequential risks.

Primary risks are the exposures deliberately entered into for business reasons and which are actively traded and managed:

     - credit risk is the risk of loss resulting from client or counterparty default and arises on exposure to clients and counterparties in all forms, including settlement risk;

     - market risk is the exposure to observable market variables such as interest rates, exchange rates and equity markets;

     - liquidity and funding risk is the risk that the Group is unable to fund assets or meet obligations at a reasonable price or, in extreme situations, at any price. These risks are managed at the Group level, rather than in the business units, and are discussed in "Asset and Liability Management" below.

Consequential risks (also known as operational risks) are exposures that are not actively taken, but which are incurred as a consequence of business undertaken:

     - transaction processing risk arises from errors, failures or shortcomings at any point in the transaction process, from deal execution and capture to final settlement;

     - compliance risk is the risk of financial loss due to regulatory fines or penalties, restriction or suspension of business, or costs of mandatory corrective action. Such risks may be incurred by not adhering to applicable laws, rules, and regulations, local or international best practice (including ethical standards), and UBS's own internal standards;

     - legal risk is the risk of financial loss resulting from the unenforceability of a contract due to inadequate or inappropriate contractual arrangements or other causes;
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     -  liability risk is the risk of financial loss arising from a legal or equitable claim against the Group;

     - security risk is the risk of loss of confidentiality, integrity, or availability of information or assets, through accident or crime, and includes both IT and physical security; and

     - tax risk is the risk of financial loss due to tax authorities opposing the Group's position on tax matters.

A failure to adequately identify, manage or control any of these risks, including business risks, may result not only in financial loss but also in loss of reputation. Reputation risk is not directly quantifiable and cannot be managed and controlled independently of the other risks. Each of the inherent risks, if inadequately managed, has the potential to damage UBS's reputation, and repeated or widespread failure compounds the impact.

Credit and market risk are well established risk categories for which management and control processes, although constantly evolving, are widely established and understood in the industry. These risks are the basis of the Basel Capital Accord, which determines regulatory capital requirements for internationally active banks and which is currently under review. The shortcomings of the current treatment of credit risk are recognized by both regulators and practitioners, and it is critical that the present round of revision to the Basel Capital Accord establishes a more flexible framework which can adapt to changing markets and reduce the scope for regulatory capital arbitrage.

The Basel Capital Accord reform has also focused attention on consequential (or operational) risks. As the discussions have highlighted, risk categories are not insulated from each other (for example, an unenforceable contract or a transaction processing error can lead to unforeseen credit or market risk), nor is UBS's current categorization definitive. UBS will therefore continue to review the way risks are categorized. Stability of definition and approach is, however, critical to the establishment of a sound risk management and control process and to the creation of a loss database from which risks can be better understood and quantified.

                           [RISK CATEGORIES GRAPHIC]

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--------------------------------------------------------------------------------

Risk Analysis

CREDIT RISK

Credit risk represents the loss which UBS would suffer if a counterparty or issuer failed to meet its contractual obligations. It is inherent in traditional banking products - loans, commitments to lend and other contingent liabilities, such as letters of credit - and in foreign exchange and derivatives contracts, such as swaps and options ("traded products"). Positions in tradable assets such as bonds and equities, including both direct holdings and synthetic positions through derivatives, also carry credit risk, but where they are held for trading and are marked to market they fall under the market risk limits and controls described in the Market Risk section below. They are, however, included in the credit risk exposures reported in the Composition of Credit Risk section below.

Credit risk management and control at UBS is governed by a Group Credit Policy Framework, and by detailed credit policies and procedures developed within the Business Groups.

To ensure a consistent and unified approach, with appropriate checks and balances, all Business Groups where material credit risk is taken have independent credit risk control (CRC) functions headed by chief credit officers
(CCOs) reporting to the Group CCO and Business Group CEOs. Disciplined processes are in place, within the Business Groups and centrally, to promptly identify, accurately assess, properly approve and consistently monitor credit risk. Senior business management, the GEB and the Chairman's Office are provided with regular, standardized reports of aggregate Business Group credit risk exposure by the CRC organization.

The approval and monitoring of new counterparties, and of new transactions giving rise to credit risk plays a central part in the risk control process. Credit approval authority is exercised within the independent CRC functions by authorized credit officers. The notional amount of their authority is dependent on the quality of the counterparty, the size and tenor of the exposure and any security, and on the experience and seniority of the credit officer.

The CRC function continuously monitors the credit quality of counterparties and UBS's exposure to them, and the credit risk profile of the Business Group portfolios. CRC has sole authority over counterparty rating, credit risk assessment and approval, and the establishment of allowances and provisions.

RISK MEASUREMENT
UBS determines the amounts of credit loss expenses in its financial accounts and in the business unit reporting on a different basis. In the Group financial accounts, UBS reports its results according to International Accounting Standards (IAS) definitions. Under these rules, losses are recognized and charged to the financial accounts in the period when they arise (see the Provisioning Policies subsection below). In contrast, in its segment and business unit reporting, UBS applies a different approach to the measurement of credit risk, which reflects the average annual cost that UBS anticipates will arise from transactions that become impaired. The following discussion describes this approach.

UBS's approach to the measurement of credit risk is based on the premise that this risk exists in every credit engagement and that credit loss expenses must be expected as an inherent cost of the business.

The occurrence of actual credit losses is erratic in both timing and amount and those that arise usually relate to transactions entered into in previous accounting periods. In order to manage credit risk effectively by earning, over time, sufficient income to compensate for intermittent losses caused by impairment, UBS uses the concept of "expected loss" to encourage appropriate pricing of transactions and income recognition.

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RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

Expected loss, for UBS, is a statistical measure intended to reflect the average annual costs that it anticipates will arise from transactions that become impaired. The observed frequency of such events is expressed as counterparty default probability. The size of credit losses is determined from the exposure at default and the likely severity of the final loss, taking into account the seniority of the claim, collateral and other credit mitigation where available. Within UBS Switzerland, a model is used to project expected loss based on historical performance and an assessment of the economic outlook over the medium term. By contrast, the expected loss of the UBS Warburg portfolio is estimated primarily on the basis of market information including rating agencies, other default predicting models, and credit spreads. Once the expected loss has been estimated at business unit level, statistical methods are used to allocate the total to individual transactions in proportion to their stand-alone loss risk.

UBS RATING SCALE AND MAPPING TO EXTERNAL RATINGS

                                                                                        MOODY'S                       STANDARD
                                                                                       INVESTOR                            AND
   UBS                                                                                 SERVICES                         POOR'S
RATING                        Description                                            EQUIVALENT                     EQUIVALENT
------------------------------------------------------------------------------------------------------------------------------
     1                                                                                 Aaa                             AAA
     2  Investment                                                                  Aa1 to Aa3                     AA+ to AA-
     3  grade                                                                        A1 to A3                       A1 to A3
     4                                                                             Baa1 to Baa2                    BBB+ to BBB
     5                                                                                 Baa3                           BBB-
------------------------------------------------------------------------------------------------------------------------------
     6                                                                                 Ba1                             BB+
     7                                                                                 Ba2                             BB
     8  Sub-investment                                                                 Ba3                             BB-
     9  grade                                                                           B1                             B+
    10                                                                                  B2                              B
    11                                                                                  B3                             B-
    12                                                                               Caa to C                       Ccc to C
------------------------------------------------------------------------------------------------------------------------------
    13  Impaired and                                                                    D                               D
    14  defaulted                                                                       D                               D
------------------------------------------------------------------------------------------------------------------------------

The default probabilities of individual counterparties are assessed by means of rating tools that are tailored to the various categories of counterparty. For the major part of the business within UBS Switzerland, UBS uses a statistical approach or "score card" to form groups of clients with similar propensity to default. UBS Warburg, with its less homogeneous client base, uses an approach under which credit officers review counterparties and assess their credit standing, based on guidelines and an analytical format or "template" to ensure consistency across the Group. In all cases, the analysis is founded on an assessment of both financial ratios and qualitative factors. The result of this counterparty specific analysis is expressed in a rating. UBS allocates a defined probability of default to each rating category, which allows the transaction specific expected loss to be calculated.

Clients are segmented into 14 rating classes, two being reserved for assets that are already impaired or defaulted. The UBS rating scale, which is based on probability of default, is shown in the table above. For information, comparable ratings by the major rating agencies are also shown, although there is not a direct match between UBS's categories and those of the rating agencies. The mapping is based on comparison of the probability of default attached to each UBS rating and the default observations published by the agencies. These represent long-term averages and it should be noted that the mappings might not be borne out by experience in any given period.

                                                                             169
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RISK--RISK ANALYSIS
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The reports in the following section, Composition of Credit Risk, that show the rating distribution of UBS's counterparties refer to the probability of default only. Whether or not UBS benefits from collateral has no influence on these ratings.

Once an expected probability of default has been assigned to a counterparty, the resulting expected loss at the transaction and counterparty level is determined from the credit exposure and an estimate of loss severity based on a set of assumptions.

The concept of expected loss is employed within UBS for various business applications: individual credit policies refer to counterparty rating classes to determine, for example, the maximum tenor allowed for OTC derivative transactions; the rating concept is used to define credit authorities granted to individual credit officers across the Group and for some business processes within Private and Corporate Clients; and expected loss is used as an approximation for valuing the OTC derivative books and, thereby, accounting for the credit risk assumed on counterparties in these trades. UBS's internal measurement framework is consistent with the concepts emerging in the current review of the Basel Capital Accord which sets the rules under which banks determine minimum regulatory capital requirements.

UBS is developing internal models for the comprehensive measurement of statistical loss and stress loss for credit risk at the portfolio level. In the meantime, limits and controls are being applied to certain segments of the portfolio, where credit quality is low or counterparty concentrations are high.

COMPOSITION OF CREDIT RISK

Credit risk is assumed, as an integral part of their businesses, by UBS Switzerland's Private and Corporate Clients business unit and by UBS Warburg's Corporate and Institutional Clients business unit and, to a lesser extent, by the private banking businesses of these Business Groups. The table Status of Total Credit Risk Exposure provides an overview of the aggregate credit risk exposure of the UBS Group.

STATUS OF TOTAL CREDIT RISK EXPOSURE

                        UBS Switzerland       UBS Warburg          Other (1)                UBS Group
CHF million            ------------------  ------------------  ------------------  ----------------------------
FOR THE YEAR ENDING    31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.98
---------------------------------------------------------------------------------------------------------------
Loans utilization
  (gross)              183,943   199,960    99,787    77,151        786       903  284,516   278,014   330,964
Contingent claims       10,613     9,465    11,440    15,136          0         0   22,053    24,601    32,259
Unutilized committed
  lines                  3,574     3,444    47,402    60,412          0         0   50,976    63,856    82,311
---------------------------------------------------------------------------------------------------------------
Total banking
  products             198,130   212,869   158,629   152,699        786       903  357,545   366,471   445,534
---------------------------------------------------------------------------------------------------------------
Unsecured OTC
  products                 883     2,415    61,340   107,898          0        11   62,223   110,324   121,433
Other derivatives
  (secured exchange-
  traded)                2,288     2,338     8,994     8,133          0         0   11,282    10,471
Securities lending       2,193        32    12,159    11,732          0         0   14,352    11,764    12,195
Repo                         0        11    22,183    12,287          0         2   22,183    12,300
---------------------------------------------------------------------------------------------------------------

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RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

                        UBS Switzerland       UBS Warburg          Other (1)                UBS Group
CHF million            ------------------  ------------------  ------------------  ----------------------------
FOR THE YEAR ENDING    31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.98
---------------------------------------------------------------------------------------------------------------
Total traded
  products(2)            5,364     4,796   104,676   140,050          0        13  110,040   144,859   133,628
---------------------------------------------------------------------------------------------------------------
Total tradable
  assets(3)              2,626     2,785   219,070   219,019        136       471  221,832   222,275    86,288
---------------------------------------------------------------------------------------------------------------
Total credit risk
  exposure, gross      206,120   220,450   482,375   511,768        922     1,387  689,417   733,605   665,450
---------------------------------------------------------------------------------------------------------------
Total credit risk
  exposure, net of
  allowances           198,839   210,003   479,134   508,972        917     1,381  678,890   720,356   650,902
---------------------------------------------------------------------------------------------------------------

(1)  Includes Corporate Center and UBS Asset Management.
(2) Traded products valuation: valued based on internal valuation methodology.
(3) Tradable assets valuation: net long, maximum default exposure.

UBS Warburg's total gross credit exposure of CHF 482 billion includes exposure not only in the Corporate and Institutional Clients business unit, but also CHF
25.5 billion in the International Private Clients and US Private Clients business units. In the following analysis, only the Corporate and Institutional Clients business is considered since almost all other lending within UBS Warburg is secured.

A substantial majority of UBS Warburg Corporate and Institutional Clients' counterparties fall into the investment grade category (internal counterparty rating grades 1 to 5) for both banking products (82%) and the traded products portfolio (96%). These counterparties are primarily sovereigns, insurance companies, financial institutions, multinational corporate clients and investment funds. Exposure to lower rated counterparties is generally collateralized or otherwise structurally supported.

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          [Banking Products Exposure by Counterparty Rating Bar Chart]
          [Traded Products Exposure by Counterparty Rating Bar Chart]

In order to allow pro-active management of counterparty credit risk, UBS Warburg launched Alpine Partners, L.P., the first ever synthetic securitization of counterparty credit exposure in a portfolio of OTC derivatives covered by ISDA master agreements. The issue, which met stringent rating agency and regulatory requirements, transferred USD 750 million of credit exposure on positive replacement values to the market, to the extent they exceed the subordinated layer retained by UBS.

UBS Warburg Corporate and Institutional Clients' banking products portfolio is widely diversified across industry sectors. At 31 December 2000, the largest exposure (35%) was to the Finance sector. The 6% exposure to the Transport, storage and communication sector includes CHF 8 billion exposure to the telecommunication industry.

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                [Banking Products Exposure by Industries Chart]

Of UBS Switzerland's loans to customers of CHF 175 billion, 69% or CHF 121 billion are secured by mortgages. The graph shows that UBS's exposure to the real estate sector is well diversified with 42% of its loans being secured on owner-occupied houses (single-family homes). The exposure on residential multi-family homes of 42% consists of owner occupied apartments and rented apartment buildings. In particular, the owner-occupied dwellings exhibit a low risk profile both in terms of individual assets and at portfolio level. Loans and other credit engagements with individual clients, excluding mortgages, are predominately extended against the pledge of marketable securities where UBS applies conservative standards to determine the advance value of the collateral.

                 [Mortgage Exposure by Type of Property Chart]

The remainder of the Private and Corporate Clients' portfolio, excluding mortgages, consists of exposures to corporate and individual clients. These clients are fairly widely spread across rating categories and industry sectors, which reflects UBS's position as a major lender to this segment of

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--------------------------------------------------------------------------------

predominantly small to medium sized enterprises in Switzerland. The continued improvement in the Swiss economy and property markets has aided the overall improvement in the quality of this portfolio.

                        [Credit Risk Exposure Bar Chart]

                     [Banking Products Exposure Bar Chart]

At the end of the second quarter 2000, Helvetic Asset Trust AG, an independent special purpose vehicle, was used by UBS Switzerland to securitize credit risk attached to a CHF 2.5 billion reference portfolio consisting primarily of Swiss corporate loans, whereby part of the credit risk, but not the loans themselves, was transferred to the capital markets.

 174
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UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

UBS WARBURG CORPORATE AND INSTITUTIONAL CLIENTS BANKING PRODUCTS

CHF BILLION                                        31.12.00           31.12.99           31.12.98
-------------------------------------------------------------------------------------------------
Loans (gross)                                          74.3               72.7              134.7
Commitments                                            47.4               60.4               73.8
Contingent liabilities                                 11.4               15.0               24.7
-------------------------------------------------------------------------------------------------
Total banking products                                133.1              148.1              233.2
-------------------------------------------------------------------------------------------------

TOTAL LOAN PORTFOLIO EXPOSURE BY BUSINESS GROUP

                          UBS Switzerland       UBS Warburg          Other (1)                UBS Group
CHF million              ------------------  ------------------  ------------------  ----------------------------
FOR THE YEAR ENDED       31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.98
-----------------------------------------------------------------------------------------------------------------
Loans to banks (gross)     8,482     8,780    21,038    21,481        544       524   30,064    30,785    69,543
Loans to customers
  (gross)                175,461   191,180    78,749    55,670        242       379  254,452   247,229   261,421
Loans (gross)            183,943   199,960    99,787    77,151        786       903  284,516   278,014   330,964
-----------------------------------------------------------------------------------------------------------------
Counterparty allowance     7,281    10,447     1,962     1,550          5         6    9,248    12,003    13,093
Country allowance              0         0     1,280     1,246          0         0    1,280     1,246     1,450
-----------------------------------------------------------------------------------------------------------------
ALLOWANCES FOR LOAN
  LOSSES(2)                7,281    10,447     3,242     2,796          5         6   10,528    13,249    14,543
-----------------------------------------------------------------------------------------------------------------
LOANS, NET OF
  ALLOWANCES             176,662   189,513    96,545    74,355        781       897  273,988   264,765   316,421
-----------------------------------------------------------------------------------------------------------------
Counterparty provision
  for contingent claims       22         0        19        19          0         0       41        19       435
Country provision for
  contingent claims            0         0        12       130          0         0       12       130         0
-----------------------------------------------------------------------------------------------------------------
TOTAL PROVISIONS(3)           22         0        31       149          0         0       53       149       435
-----------------------------------------------------------------------------------------------------------------
SUMMARY
Allowances and
  provisions for
  counterparty risk        7,303    10,447     1,981     1,569          5         6    9,289    12,022    13,528
Allowances and
  provisions for
  country risk                 0         0     1,292     1,376          0         0    1,292     1,376     1,450
-----------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES AND
  PROVISIONS               7,303    10,447     3,273     2,945          5         6   10,581    13,398    14,978
-----------------------------------------------------------------------------------------------------------------

(1) Includes Corporate Center and UBS Asset Management.

(2) Deducted from assets.

(3) Booked as liabilities.

LOAN PORTFOLIO
The UBS Group loan portfolio increased by CHF 6.5 billion to a total of CHF
284.5 billion at year end 2000. UBS Switzerland's portfolio continued to shrink, partly due to the sale of Solothurner Bank, a Swiss retail subsidiary, and partly due to continuing work-out of impaired loans. UBS Warburg's portfolio, by contrast, increased, predominantly as a result of the integration of UBS PaineWebber's primarily secured loan portfolio of some CHF 20 billion. UBS Warburg's Corporate and Institutional Clients business unit continued the strategy, begun immediately after the 1998 merger between Union Bank of Switzerland and Swiss Bank Corporation, of reducing international banking products exposure (loans, unfunded commitments and contingent liabilities), with the aim of improving the risk/reward

UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

profile of the international lending business. It included a shift in focus away from emerging markets and into high quality credit in the major OECD countries. The table above highlights this reduction.

OVER-THE-COUNTER (OTC) DERIVATIVE CONTRACTS
A significant proportion of UBS Warburg's credit risk arises from its trading activities, including its trading of derivative products. The provision of risk management solutions involving the use of derivative products is a core service offered by UBS. Derivative products, by their nature, are sensitive to changes in market prices and UBS pays close attention to the management and control of these risks.

Counterparty exposure on most OTC derivatives is measured by modeling the potential evolution of the value of the portfolio of trades with each counterparty over its life (potential credit exposure), taking into account legally enforceable close out netting agreements where applicable. Credit limits for individual counterparties are applied to the "maximum likely exposure", derived from this analysis, a 95% confidence statistical measure of the exposure in each counterparty portfolio. These measures will continue to be enhanced and their coverage is to be extended to include all market sensitive products and associated collateral.

UBS's credit standards for entering into unsecured derivative contracts are high. Particular emphasis is placed on the maturity profile, and transactions with counterparties of lower quality are generally conducted only on a secured basis. In line with general market trends, UBS Warburg is increasingly entering into bilateral collateral agreements with other major banks to mitigate the potential concentrations of exposure arising from industry consolidation and the ongoing increase in volumes of OTC derivatives traded.

               [Exposure by Product Type and Maturity Bar Chart]

SETTLEMENT RISK
UBS is exposed to settlement risk as a consequence of its international transactional businesses. Settlement risk arises in transactions involving the exchange of values between counterparties when they must honor their obligation to deliver cash or securities without first being able to determine that they have received the counter-value. This risk is particularly significant in relation to foreign exchange and precious metals transactions. UBS limits and monitors the risk on a continuous basis against settlement tolerances set for each of its counterparties based on their credit standing as determined by UBS. Settlement risk reduction is a high priority for CRC, Operations and business units. They work

UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

together to achieve shorter settlement cycles from payment release to reconciliation, and to reduce the amount of exposure by establishing risk reduction arrangements with counterparties, such as payment netting and covered settlements.

UBS participates in payment and securities clearing houses, and continues to play a major role in the Continuous Linked Settlement (CLS) project, an industry initiative to establish a global clearing house, CLS Bank, to settle foreign exchange transactions on a delivery versus payment basis. CLS is currently scheduled to go live at the end of 2001 and will substantially reduce both settlement and systemic risks faced by UBS and other major foreign exchange trading banks.

COUNTRY RISK
UBS's definition of country risk covers all crossborder exposures from banking products and traded products, including its own intra-Group cross-border positions, and exposure to issuers of tradable assets such as bonds and equities.

The CRC function at the Corporate Center assigns ratings to all major countries based on internal analysis of size and economic fundamentals and on external information. Smaller economies to which UBS has little exposure are rated based on external information only. Like the counterparty ratings, the sovereign ratings express the probability of the occurrence of a country risk event that leads to an impairment of UBS's exposures. The default probabilities and the mapping to the ratings of the major rating agencies are the same as for counterparty credit risks (see "UBS Rating Scale and Mapping to External Ratings" table above). Country ratings are classified as industrialized (2 and better), emerging markets (3 to 11) and distressed (12 to 14).

At 31 December 2000, CHF 1,058 billion or 98.5% of UBS's country risk exposure was to industrialized countries, where the risk of default is judged to be negligible and, of this, CHF 593 billion, or 56% were intra-Group cross-border money market positions.

The remaining 1.5%, or CHF 16.3 billion, of UBS's country risk exposure is to emerging markets and distressed countries. This exposure has continued to decrease during 2000 in line with the strategy of limiting exposure to these sectors. Total exposure to emerging markets and distressed countries fell by CHF
8.3 billion between 31 December 1999 and 31 December 2000, a reduction of 34%. In view of the higher risk associated with emerging markets, UBS closely and continuously monitors this exposure, within the country ceilings approved by the Chairman's Office.

The country risk ceiling is a primary limit for all transactions with counterparties in these countries, and extension of credit may be denied on the basis of a country risk ceiling even if there are adequate counterparty limits available. The table below analyzes the emerging markets and distressed countries exposures by major geographical areas at 31 December 2000 compared to 31 December 1999.

Counterparty default resulting from multiple insolvencies (systemic risk) or general prevention of payments by authorities (transfer risk) is the most significant long-term effect of a country crisis. In its internal measurement and control of country risk, however, UBS seeks to also consider the probable financial impact of market disruption arising during and following a country crisis: severe falls in the country's markets and assets, longer-term devaluation of the currency and potential immobilization of currency balances.

As an enhancement to this wider measurement concept, UBS has started measuring country risk internally not only in nominal terms, but also on a stress loss basis covering market and credit risk, both at the country level, where individual country ceilings are applied, and across the portfolio, based on economic scenarios determined by country economists. Stress loss-based measures were first

UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

introduced at the country level in 2000 and will continue to be developed in the light of experience and changing market conditions.

EMERGING MARKETS EXPOSURES BY MAJOR GEOGRAPHICAL AREAS

                                  Total               Banking products   Traded products (1)   Tradable assets (2)
CHF million            ----------------------------  ------------------  --------------------  --------------------
REGION                 31.12.00  31.12.99  31.12.98  31.12.00  31.12.99  31.12.00   31.12.99   31.12.00   31.12.99
-------------------------------------------------------------------------------------------------------------------
Emerging Europe          1,612     1,586     1,755        809      919        395        248        408        419
Emerging Asia            7,642    10,055    14,406      4,053    5,003      1,355      3,873      2,234      1,179
Latin America            4,268     9,647    11,528      2,352    8,169      1,025        665        891        813
Africa/Middle East       2,736     3,314     4,740      1,564    2,539        669        659        503        116
-------------------------------------------------------------------------------------------------------------------
Total                   16,258    24,602    32,429      8,778   16,630      3,444      5,445      4,036      2,527
-------------------------------------------------------------------------------------------------------------------

(1) Traded products consist of derivative instruments and repurchase agreements.

(2) Tradable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

PROVISIONING POLICIES
UBS classifies a claim as impaired if the book value of the claim exceeds the present value of the cash flows actually expected in future periods interest payments, scheduled principal repayments, or other payments due (for example on derivatives transactions), and including liquidation of collateral where available. Within this category, loans are also classified as non-performing where payment of interest, principal or fees is overdue by more than 90 days.

UBS has established policies to determine the carrying values of impaired claims are determined on a consistent and fair basis, especially for impaired loans for which no market estimate or benchmark for the likely recovery value is available. Each case is assessed on its merits, and the work-out strategy and estimation of cash flows considered recoverable are independently approved by the CRC function. The recovery value of mortgage loans is determined by capitalizing an economically sustainable rental yield, adjusted for the discount generally observed in forced liquidations and related costs, if the strategy is based on a foreclosure. For commercial exposures, enterprise value is determined from an assessment of expected cash flows from future operations, if recovery is likely to be successful, or of the liquidation value of the assets, if bankruptcy proceedings are to be initiated against the borrower. All future cash flows considered recoverable are discounted to present value on the basis of the principles of International Accounting Standard 39. A provision is then made for the probable loss on the loan in question and charged to the income statement as credit loss expense.

Allowances and provisions for credit losses also include a component for country risk. UBS's approach to country risk provisioning follows the guidelines of the Swiss Bankers' Association, which allow banks to establish provisions based on their own portfolio scenarios. UBS establishes country-specific scenarios, which are reviewed and used on an ongoing basis, to evaluate the current and future probability of default due to country risk incidents or country-specific systemic risks. The appropriate provisions are then determined by evaluating the type of credit exposure and the loss severities that have been attributed to each exposure type. Furthermore UBS has specific allowances against exposures in countries that are subject to a moratorium or have been rescheduled. The amount of such allowances is determined case-by-case from an assessment of the amounts that UBS deems to be irrecoverable.

In general, Swiss practice is to write off loans entirely only on final settlement of bankruptcy proceedings, sale of the underlying assets, or formal debt forgiveness. By contrast, US practice is generally to write off non-performing loans much sooner, reducing the amount of such loans and

UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

corresponding provisions recorded at any given date. A consequence of this practice is that, for UBS, recoveries of amounts written off in prior accounting periods tend to be small.

SUMMARY OF BANKING PRODUCTS EXPOSURE AND CREDIT RISK RESULTS

                         UBS Switzerland         UBS Warburg            Other (1)                  UBS Group
     CHF million       -------------------   -------------------   -------------------   ------------------------------
 FOR THE YEAR ENDED    31.12.00   31.12.99   31.12.00   31.12.99   31.12.00   31.12.99   31.12.00   31.12.99   31.12.98
-----------------------------------------------------------------------------------------------------------------------
Loans (gross)          183,943    199,960     99,787     77,151         786        903   284,516    278,014    330,964
Contingent claims       10,613      9,465     11,440     15,136           0          0    22,053     24,601     32,259
Unutilized committed
  lines                  3,574      3,444     47,402     60,412           0          0    50,976     63,856     82,311
-----------------------------------------------------------------------------------------------------------------------
TOTAL BANKING
  PRODUCTS EXPOSURE    198,130    212,869    158,629    152,699         786        903   357,545    366,471    445,534
ANNUAL EXPECTED LOSS       784      1,071        247        333           0          0     1,031      1,404      1,696
-----------------------------------------------------------------------------------------------------------------------
TOTAL CREDIT LOSS
  (RECOVERY)/EXPENSE      (695)       965        565          0           0         (9)     (130)       956        951
-----------------------------------------------------------------------------------------------------------------------
CORPORATE CENTER
  BALANCING ITEMS                                                                         (1,161)      (448)      (745)
-----------------------------------------------------------------------------------------------------------------------

(1)  Includes Corporate Center and UBS Asset Management.

CREDIT LOSS EXPENSE
UBS reports its results according to IAS, under which credit loss expense charged to the financial accounts in any period are the sum of net allowances minus recoveries arising in that period, i.e. the credit losses actually incurred. In 2000, provisions on new impaired loans were more than offset by the effect of re-evaluating provisions on existing impaired loans resulting in a net credit to the income statement of CHF 130 million. This compares to a net credit loss expense charge in 1999 of CHF 956 million.

This positive result was due to the strong economy in Switzerland combined with successful recovery efforts. Previous provisions had been established against a background of several years of relatively low growth in the Swiss economy and relatively high credit losses. During the year 2000, the Swiss economy expanded at the fastest rate in a decade. The growth was broadly based, especially in the domestic sector, and was markedly higher than could have been foreseen in 1999. This turnaround has positively affected real estate values and the real estate construction market, which has led to reductions in existing provisions against loans in these portfolios and a decreased level of new defaults and impairments. In view of its significant exposure to the Swiss market, UBS's overall credit quality is highly dependent on economic developments in Switzerland. As the graph shows, the better performance of the Swiss economy has translated into a sustained reduction in the bankruptcy rate since 1999.

UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

                         [Swiss Bankruptcy Rates Graph]

By contrast, mounting signs of a trend of increasing defaults in the international credit markets and particularly the US, required additional loan loss provisions to be taken on UBS Warburg's loan portfolio. Over the last few years UBS has pursued a strategy of active reduction of international and emerging markets credit exposures and has increasingly used credit derivatives to hedge credit exposures. Despite the increase in provisions, this strategy, coupled with a reluctance to engage in balance sheet led earnings growth, has positioned UBS relatively well for the less positive outlook in the international credit markets.

The development of the total credit loss expense in 1998 and 1999 included the effect of allocations from the special reserve pools that had been established in 1996, by both Union Bank of Switzerland and Swiss Bank Corporation totaling some CHF 5.5 billion. These reserves were established in recognition of the fact that there might be a further deterioration in the quality of their loan portfolios as a result of adverse economic conditions, particularly in Switzerland. These reserves totaled CHF 3.6 billion at the beginning of 1998. CHF 3.3 billion was applied against specific loan exposures during 1998 and the remaining balance of CHF 300 million was applied or reversed in 1999. Following these allocations, the credit loss expense incurred in 1998 amounted to CHF 951 million and in 1999 to CHF 956 million.

ALLOWANCES AND PROVISIONS FOR CREDIT RISK

                                                      UBS Asset
                            UBS Switzerland          Management         UBS Warburg    Corporate Center           UBS Group
      CHF million        ------------------  ------------------  ------------------  ------------------  ------------------
         AS OF           31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99
---------------------------------------------------------------------------------------------------------------------------
Loans (gross)             183,943   199,960       561       213    99,787    77,151       225       690   284,516   278,014
---------------------------------------------------------------------------------------------------------------------------
Impaired loans(1)          13,671    19,166         -         -     4,797     3,226        26        64    18,494    22,456
Allowances for impaired
  loans                     7,281    10,447         -         -     2,399     2,018         5         6     9,685    12,471
---------------------------------------------------------------------------------------------------------------------------
of which:
  Non-performing loans      7,872    11,416         -         -     2,554     1,594        26        63    10,452    13,073
  Allowances for non-
    performing loans        4,702     7,315         -         -     2,143     1,341         5         5     6,850     8,661
---------------------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES FOR
  IMPAIRED AND
  NON-PERFORMING LOANS      7,281    10,447         -         -     2,399     2,018         5         6     9,685    12,471
---------------------------------------------------------------------------------------------------------------------------

UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

                                                      UBS Asset
                            UBS Switzerland          Management         UBS Warburg    Corporate Center           UBS Group
      CHF million        ------------------  ------------------  ------------------  ------------------  ------------------
         AS OF           31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99
---------------------------------------------------------------------------------------------------------------------------
Other allowances and
provisions for credit
and country risk               22         -         -         -       874       927         -         -       896       927
---------------------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES AND
  PROVISIONS                7,303    10,447         -         -     3,273     2,945         5         6    10,581    13,398
---------------------------------------------------------------------------------------------------------------------------
of which country
  allowances and
  provisions                    -         -         -         -     1,292     1,376         -         -     1,292     1,376
---------------------------------------------------------------------------------------------------------------------------

RATIOS
Impaired loans as a %
  of gross loans(1)           7.4       9.6         -         -       4.8       4.2      11.6       9.3       6.5       8.1
---------------------------------------------------------------------------------------------------------------------------
  Non-performing loans
    as a % of gross
    loans                     4.3       5.7         -         -       2.6       2.1      11.6       9.1       3.7       4.7
---------------------------------------------------------------------------------------------------------------------------
Allowances and
provisions for credit
loss as a % of gross
loans                         4.0       5.2         -         -       3.3       3.8       2.2       0.9       3.7       4.8
---------------------------------------------------------------------------------------------------------------------------
Allocated allowances as
a % of impaired
loans(1)                     53.3      54.5         -         -      50.0      62.6      19.2       9.4      52.4      55.5
---------------------------------------------------------------------------------------------------------------------------
  Allocated allowances
  as a % of
  non-performing loans       59.7      64.1         -         -      83.9      84.1      19.2       7.9      65.5      66.3
---------------------------------------------------------------------------------------------------------------------------

(1) Includes non-performing loans.

IMPAIRED LOANS, ALLOWANCES AND PROVISIONS
As shown in the table above, the allowances and provisions for credit losses decreased by CHF 2,817 million, or 21%, from CHF 13,398 million at 31 December 1999 to CHF 10,581 million at 31 December 2000 (see also note 12b to the Financial Statements.) UBS believes that the probable losses in its portfolio are adequately covered by its allowances and provisions.

The component of provisions and allowances for emerging market-related exposures stood at CHF 1,292 million at 31 December 2000, compared with CHF 1,376 million at 31 December 1999 and CHF 1,450 million at 31 December 1998. The reduction is a consequence of the overall size of UBS's emerging market exposures and the improved outlook for the major emerging market economies since the crisis of 1998. The country risk scenarios used to assess portfolio provisions have changed over the three years with the focus shifting to some extent from Asia to Latin America.

Impaired loans have decreased to CHF 18,494 million at 31 December 2000 from CHF 22,456 million at 31 December 1999. Over the same period, the sub-set of non-performing loans has also decreased, to CHF 10,452 million from CHF 13,073 million and the non-performing loans ratio improved to 3.7% from 4.7%. This positive result was due in part to the unexpectedly strong performance of the economy in Switzerland, described above, which produced fewer new impaired and non-performing loans than in previous years, and in part to continuing efforts to conclude proceedings and reach settlement on existing nonperforming loans. UBS Switzerland's portfolio therefore saw decreases in the impaired and nonperforming loans of CHF 5,495 million and CHF 3,544 million, respectively.

UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

UBS Warburg's portfolio, on the other hand, saw an increase in impaired loans of CHF 1,571 million and in non-performing loans of CHF 960 million, in line with the trends in the international credit markets and especially the US. Although UBS's non-performing loans ratio is somewhat higher than that of comparable US banks, the comparison reflects different charge-off practices rather than underlying asset quality.

MARKET RISK

Market risk is the risk of loss arising from movements in observable market variables such as interest rates, exchange rates and equity markets. In addition to these and other general market risk factors, the risk of price movements specific to an individual issuer of securities or an individual issue are included in the measurement of market risk.

UBS's market risk is incurred principally through the trading activities of UBS Warburg. It arises primarily from market making and client facilitation activity in equities, fixed income and interest rate products and in foreign exchange and precious metals. Activity is mainly in OECD markets, with some business in emerging markets. Proprietary positions based on market views are also taken.

Group Treasury assumes market risk in the management of the Group's balance sheet where long-term interest rate risk is transferred from other Business Groups, and through the Group's structural foreign exchange positions. Group Treasury's activities are described in "Risk--Asset and Liability Management" below.

Further market risks arise, but to a much lesser extent, in other businesses, again, primarily from the facilitation of customer business, but also in the form of interest rate risk in the banking books of the private label banks of UBS Switzerland.

Market risk measures are applied to all the trading books of UBS Warburg, to all foreign exchange and precious metals exposures, to interest rate risk in the banking book taken by the private label banks and Group Treasury, and to any other material market risk arising.

RISK MEASUREMENT
The expected, statistical and stress loss framework is applied to market risk as follows:

     - Expected loss is reflected in the valuation adjustments made to the portfolio. These cover price uncertainties resulting from a lack of market liquidity or the absence of a reliable market price for an instrument or position, and model risk in more complex models.

     - Statistical loss is measured using a Value-at-Risk (VaR) methodology. VaR expresses the potential loss on the current portfolio assuming a specified time horizon before positions can be adjusted (holding period), and measured to a specified level of confidence. UBS measures VaR on both a one-day and a ten-day holding period, in both cases to a 99% confidence level. Estimates are based on historical simulation, assessing the impact of historical market movements on today's portfolio, based on five years of historical data. One day VaR exposure expresses the maximum daily mark to market loss that UBS is likely to incur on the current portfolio under normal market conditions with a larger loss being statistically likely only once in a hundred times.

     - Stress loss is measured based on extreme but plausible market scenarios, approved by the Board of Directors, using stress moves in market variables which are regularly reviewed and approved by the Group CRO. Scenarios may be derived from severe historical events or based on prospective crisis scenarios developed from the current economic situation and perceived market trends.

UBS
RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

The Board of Directors has set limits on market risk at the Group level in terms of both ten-day VaR (risk appetite) and stress loss (risk capacity). The Group VaR limit is allocated by the GEB among the Business Groups, the largest limit being in UBS Warburg, and within the Business Groups to lower organizational levels as necessary. The internal ten-day VaR measure is also the basis of UBS's market risk regulatory capital requirement.

All VaR models, while forward-looking, are based on past events and are dependent upon the quality of available market data. In order to enhance the continuing accuracy and effectiveness of the VaR model, actual revenues arising from closing positions are compared with the risk calculated on those positions, in a process known as backtesting. If the revenue, whether positive or negative, exceeds the one-day VaR, a "backtesting exception" is considered to have occurred. When VaR is measured at a 99% confidence level, a backtesting exception is expected, on average, one day in a hundred. A higher rate of occurrence may indicate that the VaR model (the combination of the inputs and the calculations) is not fully capturing all risks. UBS conducts backtesting daily at a number of organizational levels down to individual trading portfolios and investigates all backtesting exceptions to establish the cause and take remedial action where necessary.

Backtesting is also a regulatory requirement, and negative backtesting exceptions (where revenue is negative and greater than the previous one-day VaR) must be reported to the regulators.

The VaR and market risk stress loss limits are the principal controls on UBS's exposure to day-to-day movements in market prices, but complementary controls are also applied to prevent undue concentrations, including limits on exposure to individual market risk variables and limits on positions in the securities of individual issuers. These controls are set at levels which reflect variations in market depth and liquidity.

SUMMARY OF 10-DAY 99% CONFIDENCE VALUE AT RISK

UBS WARBURG

                                    12 MONTHS ENDING 29.12.00 (1)             12 months ending 31.12.99
                               ----------------------------------   -----------------------------------
CHF MILLION                     MIN.    MAX.   AVERAGE   29.12.00    MIN.    MAX.   AVERAGE    31.12.99
-------------------------------------------------------------------------------------------------------
RISK TYPE
Equities                       144.7   245.9     199.4      146.5   121.8   207.6     162.5       172.8
Interest rates                 113.8   202.3     149.8      132.8    87.7   187.6     140.2       140.1
Foreign exchange                 7.6    97.5      32.5       31.6     9.5   144.7      57.5        76.1
Precious metals                  2.1    27.4       9.7        5.3     5.3    35.8      21.0        27.8
Diversification effect            -2      -2    (148.3)      (129)      -(2)     -(2)  (168.2)    (193.2)
-------------------------------------------------------------------------------------------------------
TOTAL UBS WARBURG              186.8   296.1     243.0      187.1   176.6   275.7     213.1       223.6
-------------------------------------------------------------------------------------------------------

(1) Positions from PaineWebber are included from legal merger date 3 November 2000 onwards.

(2) As the minimum and maximum occur on different days for different risk types, it is not meaningful to calculate a portfolio diversification effect.

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RISK--RISK ANALYSIS
--------------------------------------------------------------------------------

SUMMARY OF 10-DAY 99% CONFIDENCE VALUE AT RISK FOR UBS GROUP

UBS GROUP VAR(1)

                                                                                   Utilization
                                                                   ---------------------------
CHF million                                         Limit          29.12.00           31.12.99
----------------------------------------------------------------------------------------------
BUSINESS GROUPS
UBS Warburg                                         450.0             187.1              223.6
UBS Switzerland                                      50.0               3.7                4.3
Corporate Center                                    350.0              45.3               59.8
Reserves                                            100.0
Diversification effect                                n/a             (46.5)             (55.5)
----------------------------------------------------------------------------------------------
UBS GROUP                                           600.0             189.6              232.2
----------------------------------------------------------------------------------------------

(1) Remark: VaR numbers include interest rate exposures in the banking books of the Private Label Banks and Group Treasury.

INVESTMENT POSITIONS
Investment positions, such as private equity, require different risk measures from those applied to trading positions, because their intended holding period and the time scale over which they can be hedged or liquidated is longer than the holding periods assumed in the trading book measures. They are not, therefore, included in the market risk measures described above, but are controlled through limits to prevent undue concentration in individual investments or sectors, and through close monitoring and management of exposures.

MARKET RISK DEVELOPMENTS
The table above shows average, minimum, maximum and year end market risk exposure for UBS Warburg, as measured by 10-day 99% confidence VaR exposure.

Market risk in UBS Warburg, as measured by average VaR exposure, increased in 2000 compared with 1999, although the year end position was lower for 2000 than for 1999. The variations in VaR through the year can be seen in the graph below.

As in 1999, the major VaR exposures arose in the equity and interest rate risk classes. Average VaR increased for both, but most noticeably in equities where there were particularly good trading opportunities. UBS Warburg has kept direct price exposure to the new economy stocks deliberately low and, as a consequence, has not suffered exceptional P&L swings from these highly volatile stocks, as can be seen from the revenue line in the graph below. The overall reduction in UBS Warburg's VaR at year end was caused largely by reductions in equities positions.

               [UBS WARBURG-BACKTESTING REVENUE AND VAR GRAPHIC]

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--------------------------------------------------------------------------------

The PaineWebber merger did not cause a significant change in UBS Warburg's total VaR exposure.

Market risk positions in UBS Switzerland and Corporate Center have only a marginal impact on total VaR at Group level, the main contribution being from UBS Warburg.

UBS has had no regulatory backtesting exceptions in 2000.

CONSEQUENTIAL RISKS

The consequential risk (or operational risk) categories are transaction processing risk, liability risk, legal risk, compliance risk, security risk and tax risk.

UBS is continuing to develop both qualitative and quantitative approaches to the management and control of consequential risks. A measurement framework has been formulated, but full implementation depends upon the existence of multiperiod exposure and loss data. Current efforts are therefore centered on building this history and on the qualitative aspects of risk management and control - identification and recording of risks and exposures, establishment of policies, standards and procedures, close monitoring and management of identified risks, and initiation of corrective action where necessary in response to incidents.

By identifying and recording these risks and tracking their evolution, UBS will establish the basis from which the quantitative framework can be realized.

The consideration of consequential risks is an important element in the assessment of new businesses and of transactions with unusual structure.

CONSEQUENTIAL RISK DEVELOPMENTS
Under the Group and Business Group CROs, all consequential risks are now formally integrated into the independent risk control process.

With information security assuming ever increasing importance in today's banking environment, UBS has separated information security risk control from IT development and production functions by creating independent information security risk control units, reporting to the Group CRO. The successful parrying of recent virus attacks against UBS has shown the expertise and strength of the information security risk control and management organization in protecting the confidentiality and integrity of our client data and assets.

UBS, as the largest Private Bank in the world, initiated and achieved international agreement with 11 major banks and Transparency International, the leading international organization dedicated to combating corruption, on global anti-money laundering guidelines for private banking - the "Wolfsberg Anti-Money Laundering Principles". Their purpose is to try to prevent the use of banks' worldwide operations for criminal purposes. Banks adopting these principles will endeavor to accept only those clients whose source of wealth and funds can be reasonably established to be legitimate. The principles deal with "know your customer" policies and the identification and follow-up of unusual or suspicious activities. UBS is committed to following these principles.

UBS
--------------------------------------------------------------------------------

Asset and Liability Management

UBS's Asset and Liability Management processes are designed to manage all balance-sheet related risks on a co-ordinated Group-wide basis. Group Treasury is responsible for the management of these risks so that the financial resources of the Group are efficiently used.

The primary mission of our asset and liability management activities is to contribute to the maximization of UBS's shareholder value through the optimal management of the Group's financial resources. The individual goals of these processes are:

     - Efficient management and control of the Group's non-trading interest rate and foreign exchange exposures.

     -  Sustainable and cost-efficient funding of the Group's balance sheet.

     -  Optimal liquidity management in order to generate cash when required.

     - Efficient management of capital, while maintaining strategic flexibility, sound capitalization and strong ratings.

     -  Compliance with all applicable legal and regulatory requirements.

Group Treasury is governed by the Group's Risk Management and Control Principles, with its own specific processes and policies, tailored to the types of risk it manages: Group liquidity risk, Group funding risk and non-trading related foreign exchange and interest rate risk.

PRINCIPLES

The Group's approach to interest rate risk management is based on a comprehensive framework in which only a limited number of business areas are allowed to actively manage interest rate risk. All non-trading interest rate risk is transferred, as it is incurred, to either Group Treasury or to UBS Warburg's Cash and Collateral Trading book (CCT), depending on the maturity and currency of the underlying transaction.

These two business areas manage these risks centrally, within pre-defined risk limits, exploiting the Group-wide netting potential. If appropriate, Group Treasury transfers some of its risk to CCT which, in turn, interacts with the external market.

These processes aim to immunize the originating business unit from all interest rate risk, providing them with an interest rate risk-free margin.

UBS's liquidity management ensures that the Group can at all times fulfil its payment obligations, without compromising its ability to take advantage of market opportunities as they arise. Liquidity management is based on an integrated system which encompasses all known cash flows within the Group, and takes account of the availability of high-grade collateral. The liquidity position is managed using scenario-based analysis taking stress factors into consideration.

Group Treasury and CCT operate an integrated collateral management process which both provides collateral for CCT's securities lending activities and constitutes a key element of the Group's liquidity management. CCT is able to generate substantial revenues for the Group and its clients through securities lending transactions.

Group Treasury co-ordinates all funding activities in order to ensure that the Group's businesses are funded at the lowest possible costs. It also seeks to maintain a well diversified portfolio of funding sources and to preserve a balanced liability structure.

 186
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RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

UBS's currency management seeks to shield UBS's equity and expected future cash flows from adverse currency fluctuations against the Swiss franc.

Currency translation risk management ensures that UBS's equity is always invested in Swiss francs, while currency transaction risk management proactively hedges recognized future foreign currency exposures against the Swiss franc. The hedging process is centered on the use of a cost-efficient option strategy, designed to retain the upside potential of any favorable currency movements.

UBS's capital management aims to guarantee sound capitalization, strong credit ratings and compliance with regulatory requirements, while maximizing shareholder value. UBS's capital needs are constantly analyzed to ensure that the individual business areas are always supplied with sufficient capital to meet their anticipated requirements. Where excess capital is identified, UBS is committed to the innovative use of capital management techniques to return surplus funds to shareholders.

INTEREST RATE RISK MANAGEMENT

Interest rate risk is inherent to many of UBS's businesses. Interest rate risks arise from a variety of factors, including differences in the timing between the contractual maturity or repricing of assets, liabilities and derivative instruments. Net interest income is affected by changes in market interest rates, because the repricing characteristics of loans and other interest earning assets do not necessarily match those of deposits, other borrowings and capital. In the case of floating rate assets and liabilities, UBS is also exposed to basis risk, which is the difference in repricing characteristics of the relevant pairs of floating rate indices, such as the savings rate and six months LIBOR. In addition, certain products have embedded options that affect their pricing and their effective maturity.

UBS adopts a comprehensive Group-wide approach to managing interest rate risk, and allocates the responsibility for managing this risk to a limited number of business areas. Under this approach, interest rate risk is clearly segregated into trading and non-trading risk. All interest rate risks arising from non-trading business activities are captured at the point of business origination and transferred either to CCT or to the Group Treasury through a Group-wide transfer pricing mechanism. The risk is then managed centrally either by Group Treasury or by CCT in accordance with the relevant risk policies and limits. (The private label banks of UBS Switzerland, while subject to the same transfer prices, are an exception to this rule, and manage their own interest rate risk separately.)

INTERNAL HEDGING PROCESS
In the case of client businesses which have no contractual maturity date or directly market-linked customer rate, such as savings accounts or current accounts, the interest rate risk is transferred from the business areas by pooled transactions to Group Treasury's Bank Book. Since these products effectively contain embedded options in respect of withdrawal/pre-payment and rate setting, they cannot be economically hedged by single back-to-back transactions. Group Treasury therefore manages the inherent interest rate risk in these products through the establishment of replicating portfolios of revolving fixed-rate transactions of predefined maturities which approximate the average cash flow behavior of these positions.

Until the end of 2000, the interest rate risk of long-term Swiss franc transactions with fixed maturities beyond 1 year was transferred by single back-to-back transactions from the originating business area to CCT. In this way the originating business area was immunized from any residual interest rate risk and thus locked in an interestrate-risk-free margin on these products. Since the start of 2001 these back-to-back transactions have been carried out with Group Treasury rather than with CCT. This allows UBS to benefit directly from the netting potential between these transactions and the replicating portfolios. Group Treasury then economically hedges all remaining risks (after netting) through internal transactions with CCT.

                                                                             187
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RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

Short-term (fixed maturity below 1 year) and non-Swiss franc transactions continue to be transferred directly into the trading book of CCT.

In addition to the interest rate risk associated with client business, a significant amount of interest rate risk arises in relation to non-business balance sheet items, such as in the refinancing of the Group's real estate, equity investments in associated companies and the investment of UBS's own equity. The refinancing of real estate and equity investments and the investment of equity are all strategic decisions which implicitly create nontrading interest rate exposures. The interest rate risks inherent in these balance sheet items are managed by Group Treasury by representing them as replicating portfolios, on the basis of decisions taken by the Group Executive Board as to the appropriate effective maturities.

All the replicating portfolios in the Bank Book are updated monthly by replacing maturing tranches with new aggregate tranches which reflect the changes in the balance sheet over the period. By their nature, the staggered tranches, making up each replicating portfolio, reduce the volume that must be economically hedged by the Bank Book at each monthly rollover. Even so, the new aggregate tranches are of such a size that they cannot be offset instantly. The Bank Book therefore assumes intra-month interest rate exposure while it executes the necessary offsetting hedges with CCT. The exposure in the Bank Book therefore tends to fluctuate between monthly rollovers.

Within its risk limits, CCT decides whether the internal hedge transactions will be offset with the external market or remain in its trading book.

INTEREST RATE SENSITIVITY OF THE BANK BOOK

                                             WITHIN 1   1 TO 3   3 TO 12   1 TO 5      OVER
CHF THOUSAND PER BASIS POINT                    MONTH   MONTHS    MONTHS    YEARS   5 YEARS   TOTAL
----------------------------------------------------------------------------------------------------
CHF                                               (11)      60      239       493      (37)      744
USD                                                13       58       11      (342)    (183)     (443)
EUR                                                 0        9        1        82      177       269
GBP                                                 0        0      (36)      270      585       819
JPY                                                 0        0        0        (1)      (4)       (5)
Others                                              0        0        0         0        0         0
----------------------------------------------------------------------------------------------------
TOTAL                                               2      127      215       502      538     1,384
----------------------------------------------------------------------------------------------------
of which equity replicating portfolio
----------------------------------------------------------------------------------------------------
CHF                                                28       11      288     7,295    2,981    10,603
----------------------------------------------------------------------------------------------------
Bank Book without equity replicating
  portfolio
----------------------------------------------------------------------------------------------------
TOTAL                                             (26)     116      (73)   (6,793)  (2,443)   (9,219)
----------------------------------------------------------------------------------------------------

INTEREST RATE SENSITIVITY OF THE BANK BOOK
The Group Executive Board has approved risk management policies, risk limits and a control framework for the entire interest rate risk management process, including the establishment of a Value-at-Risk (VaR) limit for the interest rate exposure of the Bank Book. The Market Risk Control function monitors the risk in both CCT and Group Treasury on a daily basis as part of UBS's overall market risk in order to ensure the integrity of the interest rate risk management process and its compliance with the defined risk limits.

UBS's approach to managing the interest rate risks in the Bank Book follows the regulatory framework recently introduced by Swiss Federal Banking Commission
(FBC). In the course of 2000, it became mandatory for all Swiss banks to report to the Swiss National Bank the interest rate sensitivity of the

 188
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RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

Bank Book on a quarterly basis. Additionally, the specific composition of the underlying replicating portfolios used to manage individual balance sheet items must be disclosed in order to assist the regulators to identify "outliers" in terms of interest rate risk profiles - profiles which are not typical of a bank or the part of its business that is being monitored.

The table above shows the interest rate sensitivity of the Bank Book as at 31 December 2000 measured in terms of the potential impact of a one basis point (0.01%) parallel rise in interest rates on the market value of each balance sheet item.

The most significant component of the Bank Book sensitivity stems from the investment of the Group's equity. At 31 December 2000, the Group's equity was invested in a portfolio of fixed-rate CHF deposits with an average duration of
2.5 years and a sensitivity of CHF 10.6 million per basis point, in line with the strategic investment targets set by the Group Executive Board. In order to ensure that these targets are met, the Group's equity is offset by a liability position represented as a replicating portfolio reflecting this target bench mark. The Group's equity is thus automatically invested according to the strategic targets so as to offset the interest rate risk associated with this equity replicating portfolio. The interest rate sensitivity of these investments indicates the extent to which their fair value would be affected by a move in interest rates. This in turn is directly related to the chosen investment duration. However, when measured against the offsetting equity replicating portfolio, the residual interest rate risk is not significant. Moreover, any reduction in the interest rate sensitivity relating to the investment of UBS's equity would inevitably require investing at significantly shorter maturities, which would lead to a higher volatility in the Group's interest earnings.

In addition to the standard sensitivity measure shown above, UBS uses the following two measures to help monitor the risk inherent in the Bank Book:

     - Net interest income at risk, which is defined as the exposure of the net interest income arising in the Bank Book to an adverse movement in interest rates over the next twelve months. Since all client business with fixed maturities is "match funded", the product margins of these transactions are not affected by changes in interest rates. Therefore only net interest income positions resulting from replicating portfolios are exposed to market changes. The net interest income at risk figure estimates the impact of different changes in the level of interest rates using shock scenarios as well as gradual changes in interest rates over a period of time. All of the scenarios are compared with a scenario where current market rates are held constant for the next twelve months.

     - Economic value sensitivity, which is the potential change in market value of the Bank Book resulting from large changes in interest rates. This estimates the effect of an immediate interest rate shock on the net position in the Bank Book.

The net interest income at risk measure on the Bank Book considers such variables as:

     -  Re-pricing characteristics of assets and liabilities.

     - The effect of rate barrier, such as caps and floors, on assets and liabilities.

     -  Maturity effects of replicating portfolios.

     -  Behavior of competitors.

The methodology is designed to highlight the effects of market changes in interest rates on existing balance sheet positions; it ignores future changes in the asset and liability mix and therefore it is not, by itself, a predictor of future net interest income.

Both measures are based on the Bank Book's interest rate position excluding the liability position relating to the "equity replicating portfolio".
                                                                             189
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UBS
RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

The two methodologies provide different measures of the level of interest rate risk. The economic value sensitivity measure provides a longer-term view, since this considers the present value of all future cash flows generated from the existing balance sheet positions. The net interest income at risk measure provides a shorter-term view, as it considers the repricing effect from all maturing positions over the next twelve months. The table below shows the change in risk under both measures between 31 December 1999 and 31 December 2000.

Among various scenarios that have been analyzed, the net interest income at risk figure shown is the worst case and relates to an interest rate shock (parallel shift) of -200 basis points. At 31 December 1999, the difference to the constant market rate scenario represented -5.6% of the year's total net interest income and -3.0% at 31 December 2000. In this extreme scenario the largest part of the decrease would occur due to lower margins on deposit accounts and lower returns on the investment of the Group's equity.

The economic value sensitivity shows the effect of a 100 basis point adverse interest rate shock, implying that UBS had an exposure of CHF -555 million to that degree of rising rates at 31 December 1999 and CHF -908 million at 31 December 2000.

The substantial increase in the economic value sensitivity in the course of 2000 was primarily due to the decision to lengthen the duration of the Group's equity investment. The other main contribution to the increase resulted from the USD refinancing of the PaineWebber acquisition, which lead to a negative sensitivity to USD rates.

CHANGE IN RISK UNDER TWO METHODOLOGIES

                                                              For the year ended
                                                        ------------------------------
CHF MILLION                                             31.12.00   31.12.99   31.12.98
--------------------------------------------------------------------------------------
Net interest income at risk                                 (247)      (355)      (265)
Economic value sensitivity                                  (908)      (555)      (493)
--------------------------------------------------------------------------------------

OTHER EFFECTS OF INTEREST RATE CHANGES ON UBS'S PROFITABILITY
Neither of these two methodologies gives a complete picture of the effect of interest rate changes on the Group's revenues and costs. In principle, higher rates give UBS opportunities to improve loan pricing and deposit margins. Income from invested equity also increases, particularly where the yield curve is steep, although as it is mostly invested long term the average rate only rises slowly. However, rising interest rates also cost the Group money, through the cost of funding its trading portfolios, especially if the yield curve is inverted. Loan demand may also reduce and deterioration in credit quality is likely, especially if rates rise towards the end of the yield cycle. At the same time, increased rates may reduce the prospects for growth in equity markets, leading to lower net new money and lower transaction volumes, both of which would impact our fee income. Furthermore, changes in rates in different currencies have stronger or weaker effects on different aspects of the overall picture - trading related revenues are more exposed to changes in USD rates, but loans and deposit margins to changes in CHF rates.

A similarly complicated picture would apply to a reduction in interest rates. So, although the sensitivity of UBS's income to changes in the rates applied to its current balance sheet positions gives some indication of interest rate risk, the overall effect of a change in interest rates on the whole of the Group's business is much harder to model. It will partly depend on other factors, such as the shape of the yield curve, the position in the credit cycle and market perceptions of the progress of key economies.

 190
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RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

LIQUIDITY AND FUNDING MANAGEMENT

The Group Executive Board (GEB) has approved a policy which establishes the core principles for liquidity management and has defined an appropriate contingency plan. A first set of principles relates to the establishment of liquidity risk limits (for example a net overnight funding limit). The risk limits are set by the GEB and monitored by the Group Treasury Committee which is chaired by the Group Treasurer and meets on a monthly basis to assess the Group's liquidity exposure. A second set of principles concentrates on liquidity crisis management for which detailed contingency plans have been developed. Regional committees constantly monitor the markets in which UBS operates for potential threats and regularly report their findings to the GTC. In the event of a liquidity crisis regional crisis task forces will perform all necessary contingency actions under the direction of senior management.

The liquidity management process is undertaken jointly by Group Treasury and CCT. Group Treasury's function is to establish a comprehensive framework of policies and risk limits, while CCT undertakes operational cash and collateral management transactions within the established parameters. UBS's centralized cash and collateral management structure permits a tight control on both its global cash position and the stock of highly liquid and rediscountable securities.

LIQUIDITY MANAGEMENT APPROACH
UBS's approach to liquidity management seeks to ensure that the Group will always have sufficient liquidity to meet its liabilities when due, without compromising its ability to respond quickly to strategic market opportunities. UBS's centralized approach to liquidity management encompasses the entire network of branches and all subsidiaries and ensures that the liquidity position is more than adequate to cover short-term liabilities at all times. UBS's liquidity management is based on an integrated framework that incorporates an assessment of all known cash flows within the Group and the availability of high-grade collateral, which could be used to secure additional funding if required. The liquidity position is prudently managed under a variety of potential scenarios, taking stress factors into due consideration. The range of scenarios analyzed encompasses both normal market conditions and stressed conditions, including both bank-specific and general market crises. For each scenario considered, the short-term liquidity position arising out of nontrading activities is determined by matching liabilities running off against maturing assets repaid. This gap is then augmented by that of the trading book by ascertaining the value of assets which could be liquidated as compared to the liabilities which would have to be repaid. Here, due account is also taken of UBS's large stock of high-quality collateral.

BENEFITS OF CENTRALIZATION
Being a globally integrated financial services firm, UBS's range of business activities naturally generate asset and liability portfolios which are highly diversified with respect to market, product and currency. This lowers UBS's exposure to individual funding sources, and also provides a broader range of investment opportunities, which in turn reduces liquidity risk. The centralized approach to liquidity management adopted at UBS allows these advantages to be exploited. Group Treasury is, furthermore, instrumental in implementing an integrated collateral management process on a Group-wide basis to ensure that the large, high-quality pool of collateral gathered across the Group is made accessible to UBS Warburg's CCT activities. Through securities lending transactions, CCT creates additional revenues for both UBS Group and its clients. These activities also generate substantial funding on a secured basis and provide an additional liquidity cushion which could be crucial in crisis situations.

FUNDING MANAGEMENT APPROACH
UBS's funding strategy seeks to ensure that business activities are funded at the lowest possible cost. With a broad diversification of funding sources (by market, product and currency), UBS maintains a well-balanced portfolio of liabilities which generates a stable flow of financing and additionally

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RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

provides protection in the event of market disruptions. In this context UBS's strong domestic retail business is a very valuable, cost efficient and reliable source of funding. Through the establishment of short, medium and long-term funding programs in Europe, in the US and in Asia, UBS can raise funds globally in a very efficient manner and minimize its dependence on any particular source of funding.

DEVELOPMENT DURING 2000
In the course of 2000, UBS's long-term debt portfolio has decreased from CHF
56.3 billion at 31 December 1999 to CHF 54.9 billion at 31 December 2000 as maturing issues were not fully replaced. The maturity profile of the long-term debt portfolio is well balanced with a slight bias towards shorter-term maturities. See Note 21 to the Financial Statements for further information concerning long-term debt.

CURRENCY MANAGEMENT

UBS reports its results in Swiss francs (CHF), the currency of the country in which it is incorporated. UBS's corporate currency management activities are designed to protect the Group's equity and expected future foreign currency cash flows from adverse currency movements against the Swiss franc, while preserving the option of exploiting any market opportunities which may arise. While managing this risk the following overarching principles are adhered to

     -  Equity must be invested in Swiss francs.

     - Currency management processes must be designed to minimize exposures against the Swiss franc.

     - Core currency exposures must be actively managed to protect them against adverse currency movements.

TRANSLATION (BALANCE SHEET) CURRENCY RISK
UBS aims to maintain the flexibility to allow foreign assets (a business unit or a non-financial asset) to be divested at any time without adverse currency impacts. Foreign currency assets are therefore match funded in the relevant currency. The match-funding principle is also applied to the financing of foreign investments, including foreign equity investments. This strategy, together with the repatriation into Swiss francs of foreign currency dividends and capital, ensures that the Group's equity is always fully invested in Swiss francs.

TRANSACTION (REVENUES/COSTS) CURRENCY RISK
From 1 January 2001, a new process has been implemented to improve and streamline the process of transforming foreign currency results into Swiss francs, creating greater transparency for the currency risk management, budgeting and performance measurement processes.

The new process involves the regular conversion of each month's profits or losses from the original transaction currencies directly into Swiss francs at month end instead of the previous, annual, two-step process initially involving a conversion into the local reporting currency and only then into Swiss francs. Foreign currency exposures will be translated into Swiss francs at prevailing month end foreign exchange rates rather than at the yearly average rates previously used. The benefits of the new transaction currency risk management process are

     - the monthly sell-down into Swiss francs will reduce volatility in the Group's earnings due to currency fluctuations;

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RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

     - the visibility of the break-down into the underlying original transaction currencies enables UBS to more effectively manage the currency exposures inherent in the Group's cost and revenue flows;

     - the foreign exchange rates used in the financial accounts will be the same as those used in management accounting.

While the new process will reduce the susceptibility of annual earnings to adverse currency movements, it will not completely immunize the Group against them. Group Treasury will therefore proactively hedge significant currency exposures (mainly USD, EUR and GBP), in accordance with the instructions of the Group Executive Board and subject to the VaR limit which has been established for this risk. Hedging strategies employed include a cost-efficient option strategy, providing a safety net against unfavorable currency fluctuations while preserving the upside potential.

PROCESS IN USE DURING 2000
The transaction currency risk management process in use during 2000 was designed to protect the budgeted annual foreign currency net profits against adverse currency movements during the year. Foreign currency net profits in each currency were actively managed by Group Treasury on behalf of the Group. The non-trading foreign currency exposures were mainly hedged with foreign exchange forward contracts, although foreign exchange options were also used, particularly where there was a measure of uncertainty about the magnitude of the underlying income. During the year, actual results were continuously monitored, and major budget deviations were communicated to Group Treasury for potential additional hedge transactions.

The table below summarizes the VaR usage in relation to transaction currency risk in the course of 2000.

The net position of the budgeted net profits and the corresponding hedges is the basis for the VaR calculation on Group Treasury's non-trading currency position.

The principal contributors to non-trading currency exposure are operations in the UK and the US. In general under this previous process, the VaR position was highest at the beginning of the year when the budgeted net profits were transferred to Group Treasury and was gradually reduced during the year, depending on the exact hedge strategy being used. The underlying policy was to keep the VaR of the non-trading currency position as low as practicable.

Non-trading currency risk VaR exposure in 2001 is expected to be lower, thanks to the new currency management process.

NON-TRADING CURRENCY RISK VAR

                                                                                   LAST VALUE
CHF MILLION                                 MINIMUM      MAXIMUM      AVERAGE       OF PERIOD
---------------------------------------------------------------------------------------------
1999                                            1.4         77.8         37.1            59.7
2000                                           11.6        113.4         33.7            12.7
---------------------------------------------------------------------------------------------

UBS
RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

CAPITAL ADEQUACY

CHF MILLION, EXCEPT RATIOS                               31.12.00      31.12.99      31.12.98
---------------------------------------------------------------------------------------------
BIS Tier 1 capital                                        31,892        28,952        28,220
BIS Tier 1 and Tier 2 capital                             42,860        39,682        40,306
---------------------------------------------------------------------------------------------
BIS Tier 1 capital ratio (%)                                11.7          10.6           9.3
BIS Tier 1 and Tier 2 capital ratio (%)                     15.7          14.5          13.2
---------------------------------------------------------------------------------------------
Balance sheet assets                                     223,528       214,012       237,042
Off balance sheet and other positions                     39,002        48,282        50,659
Market risk positions                                     10,760        10,813        16,018
---------------------------------------------------------------------------------------------
Total BIS risk-weighted assets                           273,290       273,107       303,719
---------------------------------------------------------------------------------------------

CAPITAL MANAGEMENT

Capital management is undertaken by Group Treasury as an integral part of the Group's asset and liability management function. UBS's overall capital needs are continually reviewed to ensure that our capital base can appropriately support the anticipated needs of business units as well as regulatory capital requirements.

As the table above shows, UBS is very well capitalized. In the course of 2000, the BIS Tier 1 ratio increased from 10.6% at 31 December 1999 to 11.7% at 31 December 2000. This improvement was possible despite the merger with PaineWebber thanks to the increase in retained earnings and the issuance of new equity and hybrid capital (a share capital increase of 12 million new shares to help fund the PaineWebber merger and the issuance of USD 1.5 billion Trust Preferred Securities) and a substantial decrease from UBS's in risk-weighted assets excluding the effect of adding PaineWebber business.

The table above shows the key capital figures and ratios as of 31 December 2000 and 31 December 1999.

The ratios measure capital adequacy by comparing UBS's eligible capital with its risk-weighted assets, which include balance sheet assets, net positions in securities not held in the trading portfolio, off-balance sheet transactions converted into their credit equivalents and market risk positions at a weighted amount to reflect their relative risk.

The calculation of capital requirements applicable to UBS under Swiss Federal Banking Commission regulations differs in certain respects from the calculation under the BIS guidelines. Most importantly

     - where the BIS currently does not apply risk weightings above 100% to any asset category, the Swiss Federal Banking Commission applies risk weightings of greater than 100% to certain kinds of assets (for example real estate, bank premises, other fixed assets, equity securities and unconsolidated equity investments);

     - where the BIS guidelines apply 20% risk weighting to obligations of OECD banks, the Swiss Federal Banking Commission's regulations apply risk weightings of 25% to 75% (depending on maturities) to debts from OECD banks.

As a result of these differences, UBS's risk-weighted assets are higher, and its ratios of total capital and Tier 1 capital are lower when calculated under the Swiss Federal Banking Commission regulations as compared to BIS guidelines. Nevertheless, UBS and its predecessor banks have always had total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the Swiss Federal Banking Commission, since the regulations and guidelines were first implemented in 1988.

UBS
RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

INITIATIVES IN 2000
UBS's capital management is primarily driven by shareholder value considerations, respecting the need to maintain strategic flexibility, sound capitalization and strong ratings. During the course of 2000 several major measures were taken to achieve these goals.

Share buy back and cancellation

In view of the continuous increase of capital from retained earnings experienced during 1999, the Group introduced a share buy-back program in January 2000, in order to reduce the number of issued shares and enhance earnings per share. The program ran until June 2000, during which time a total of 18.4 million shares were repurchased at an average price of CHF 217, representing a total expenditure of CHF 4 billion and repurchase of about 4.3% of shares outstanding. These shares will be cancelled in July 2001, following the approval of shareholders at the Annual General Meeting on 26 April 2001.

Stock Split

At the Annual General Meeting in April 2000, shareholders approved a 2-for-1 stock split, effective 8 May 2000, reducing the par value of the share to the minimum of CHF 10 then permissible under Swiss law. The motivation behind the split was that, in absolute terms, the UBS share was of relatively high value per share compared to stocks of other European, and particularly US financial services providers.

New York Stock Exchange (NYSE) listing

On 16 May 2000 our shares were listed on the NYSE in the form of global registered shares creating one global share traded in Zurich, New York and Tokyo. As the first Swiss company to list a global share in New York, UBS contributed to a significant enhancement in clearing and settlement infrastructure, most notably the creation of a link between the US and Swiss securities depositories to facilitate cross-border settlement.

EQUITY FUNDING OF THE PAINEWEBBER MERGER
UBS merged with Paine Webber Group Inc. on 3 November 2000. Half of the consideration was paid in UBS shares, requiring a total of 41 million shares.

At an extraordinary general meeting on 7 September 2000, UBS shareholders approved the creation of 38 million new shares in the form of authorized capital for the merger with PaineWebber and 17 million new shares in the form of conditional capital for PaineWebber options outstanding beyond the merger date. In order to minimize the dilutive effects of the merger to existing shareholders, UBS issued only 12 million new shares from authorized capital on the completion date. 7 million shares were re-issued out of the Group's Treasury holdings and 22 million shares were borrowed.

On 6 November 2000 a new share buy-back program was launched, which ran until 2 March 2001. Unlike the program which ran in the first half of 2000 it was not designed to result in cancellation of the repurchased shares. 22 million shares were purchased under this program between November 2000 and January 2001, at an average price of CHF 262, and used to repay the shares borrowed to pay the PaineWebber merger consideration. The remaining 8 million shares purchased under this program will primarily be used to cover the requirements of UBS's employee share schemes.

UBS
RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

CAPITAL MANAGEMENT PLANS FOR 2001

NEW SECOND-LINE BUY-BACK PROGRAM
Given its continuing strong capital generation, UBS intends again to repurchase shares for capital reduction purposes under a "second-line" buyback program, aimed at institutional investors, allowing tax efficient cancellation of shares.

This new second-line program becomes available from 5 March 2001 and may run until 5 March 2002. A maximum of CHF 5 billion worth of shares may be repurchased under the program. These shares will be cancelled following approval by the Annual General Meeting in April 2002.

                   [Share Buy-back and Tier 1 Ratio Graphic]

SHARE SPLIT AND DISTRIBUTION BY PAR VALUE REDUCTION
The minimum par value allowed under law for a Swiss share is CHF 10. The share split that UBS implemented in May last year brought the par value of its share down to this level, removing any further opportunity to split the share.

Under new regulations, which are currently passing through the Swiss legislative process and are expected to become effective on 1 May 2001, the minimum par value is expected to be reduced to CHF 0.01. UBS intends to utilize this change to lower the market price per share to a level more in line with that of its global peer group, and to make a tax efficient payment to its shareholders in the form of a reduction in the nominal value of its shares.

If shareholder approval is granted, a distribution of CHF 1.60, in respect of the fourth quarter 2000, will be paid in the form of a par value reduction. This is treated in Switzerland as a return of capital to shareholders, not as income, and is therefore tax efficient for shareholders who pay tax in Switzerland. The par value reduction also has advantages for shareholders outside Switzerland, as no Swiss withholding tax is payable on it. Holders outside of Switzerland should consult their tax advisors in determining the tax implications in their country.

The distribution will reduce the par value of the share to CHF 8.40. UBS will then split its share 3 for 1, resulting in a new par value of CHF 2.80 per share.

Because of the legal and regulatory processes involved, the par value reduction is expected to take place on 16 July 2001, for payment on 18 July 2001 to holders of record on 13 July 2001 if the relevant legislation has come into force. The share split will also be implemented on 16 July 2001.

UBS
RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

PROPOSED CHANGES TO PAR VALUE

                                                                  CHF
---------------------------------------------------------------------
PAR VALUE AT 01.01.01                                            10.0
Proposed distribution in the form of par value reduction          1.6
---------------------------------------------------------------------
New par value                                                     8.4
Proposed stock split                                          3 for 1
---------------------------------------------------------------------
NEW PAR VALUE AFTER PROPOSED DISTRIBUTION AND STOCK SPLIT         2.8
---------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

Directors and Senior Management

Alex Krauer and Alberto Togni, the Chairman and Vice Chairman of the Board of Directors, have entered into contracts with UBS AG in connection with their service in those capacities. The compensation payable to them under those contracts is included in the compensation arrangements described in Notes 35 and 36 to the UBS Group Financial Statements. There are no service contracts with any of the other members of the Board of Directors.

SHARE OWNERSHIP

No member of the Board of Directors or the Group Executive Board is the beneficial owner of more than 1% of the company's shares.

Major Shareholders and Related Party Transactions

MAJOR SHAREHOLDERS

As far as UBS is aware, UBS is neither directly nor indirectly owned nor controlled by another corporation or any government, there are no arrangements in place the operation of which may result in a change in control and UBS has no shareholders whose beneficial ownership exceeds 5% of the total shares issued. At 31 December 2000, Chase Nominees Ltd., London was entered in UBS's shareholder register as a trustee/nominee holding 6.3% of all shares issued.

RELATED PARTY TRANSACTIONS

Related parties include the Board of Directors, the Group Executive Board, the Group Managing Board, close family members and enterprises which are controlled by these individuals.

For 2000 and 1999, please see Note 36 to the UBS Group Financial Statements.

Total remuneration of related parties during 1998 amounted to CHF 102.8 million. Total loans and advances receivable were CHF 27.1 million at 31 December 1998. The number of long-term stock options outstanding from equity plans was 127,500 at 31 December 1998.

The total number of shares held by members of the Board of Directors, Group Executive Board and Group Managing Board was 4,635,804 as of 31 December 1998.

Additional Information

MEMORANDUM AND ARTICLES OF ASSOCIATION

DESCRIPTION OF SHARES

Set forth below is a summary of the material provisions of our Articles of Association, which we call the "Articles" throughout this document, and the Swiss Code of Obligations relating to our shares. This description does not purport to be complete and is qualified in its entirety by reference to Swiss law, including, Swiss company law, and to the Articles, copies of which are available at our offices.

The shares are registered shares with a par value of CHF 10 per share. The shares are fully paid-up and non-assessable.

Each share carries one vote at our shareholders' meetings. Voting rights may be exercised only after a shareholder has been recorded in our share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions. See "--Transfer of Shares" and "--Shareholders' Meeting".

The Articles provide that we may elect not to print and deliver certificates in respect of registered shares. Shareholders may, however, request at any time that we print and deliver such certificates free of charge.

TRANSFER OF SHARES

The transfer of shares is effected by corresponding entry in the books of a bank or depositary institution following an assignment in writing by the selling shareholder and notification of such assignment to us by the bank or depository institution. The transfer of shares further requires that the purchaser file a share registration form in order to be registered in our share register as a shareholder. Failing such registration, the purchaser may not vote at or participate in shareholders' meetings.

A purchaser of shares will be recorded in our share register with voting rights upon disclosure of its name, citizenship and address. However, we may decline a registration with voting rights if the shareholder does not declare that it has acquired the shares in its own name and for its own account. If the shareholder refuses to make such declaration, it will be registered as a shareholder without voting rights.

There is no limitation under Swiss law or our Articles on the right of non-Swiss residents or nationals to own or vote our shares.

SHAREHOLDERS' MEETING

Under Swiss law, annual ordinary shareholders' meetings must be held within six months after the end of our fiscal year, which is 31 December. Shareholders' meetings may be convened by the Board of Directors or, if necessary, by the statutory auditors, with twenty-days' advance notice. The Board of Directors is further required to convene an extraordinary shareholders' meeting if so resolved by a shareholders' meeting or if so requested by shareholders holding in aggregate at least 10% of our nominal share capital. Shareholders holding shares with an aggregate par value of at least CHF 1,000,000 have the right to request that a specific proposal be put on the agenda and voted upon at the next shareholders' meeting. A shareholders' meeting is convened by publishing a notice in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt) at least twenty days prior to such meeting.

The Articles do not require a minimum number of shareholders to be present in order to hold a shareholders' meeting.

Resolutions generally require the approval of an "absolute majority" of the votes cast at a shareholders' meeting. Shareholders' resolutions requiring a vote by absolute majority include:

     -  amendments to the Articles

     -  elections of directors and statutory auditors

     -  approval of the annual report and the annual group accounts

     -  setting the annual dividend

     - decisions to discharge directors and management from liability for matters disclosed to the shareholders' meeting

     - the ordering of an independent investigation into the specific matters proposed to the shareholders' meeting

Under the Articles, a resolution passed at a shareholders' meeting with a supermajority of at least two-thirds of the Shares represented at such meeting is required to:

     -  change the limits on Board size in the Articles

     -  remove one-fourth or more of the members of the Board of Directors

     -  delete or modify the above supermajority voting requirements

Under Swiss corporate law, a resolution passed by at least two-thirds of votes represented and an absolute majority of the par value of the shares represented must approve:

     -  a change in our stated purpose in the Articles

     -  the creation of shares with privileged voting rights

     -  a restriction of transferability

     -  an increase in authorized capital

     - an increase of capital out of equity against contribution in kind, for the purpose of acquisition and granting of special rights

     -  changes to pre-emptive rights

     -  a change of domicile of the company

     -  a dissolution of the company without liquidation

At shareholders' meetings, shareholders can be represented by proxy, but only by another shareholder, a proxy appointed by us, an independent representative nominated by us, or a depository institution. Votes are taken on a show of hands unless a written ballot is requested by at least 3% of the votes present at the shareholders' meeting or such ballot is ordered by the Chairman of the meeting.

NET PROFITS AND DIVIDENDS

Swiss law requires that at least 5% of the annual net profits of a corporation must be retained as general reserves for so long as these reserves amount to less than 20% of the corporation's nominal share capital. Any net profits remaining are at the disposal of the shareholders' meeting, except that, if an annual dividend exceeds 5% of the nominal share capital, then 10% of such excess must be retained as general reserves.

Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from previous business years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. In either event, dividends may be paid out only after approval by the shareholders' meeting. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board conforms with statutory law. In practice, the shareholders' meeting usually approves the dividend proposal of the Board of Directors.

Dividends are usually due and payable after the shareholders' resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

U.S. holders of shares will receive dividend payments in dollar denominations, unless they provide notice to our U.S. transfer agent, The Bank of New York, that they wish to receive dividend payments in Swiss francs. The Bank of New York will be responsible for paying the U.S. dollars or Swiss francs to registered holders, and for withholding any required amounts for taxes or other governmental charges. If The Bank of New York determines, after consultation with us, that in its judgement any foreign currency received by it cannot be converted into dollars or transferred to U.S. holders, it may distribute the foreign currency received by it, or an appropriate document evidencing the right to receive such currency, or in its discretion hold such foreign currency for the accounts of U.S. holders.

PREEMPTIVE RIGHTS

Under Swiss law, any share issue, whether for cash or non-cash consideration or for no consideration, is subject to the prior approval of the shareholders' meeting. Shareholders of a Swiss corporation have certain preemptive rights to subscribe for new issues of shares in proportion to the nominal amount of shares held. A resolution adopted at a shareholders' meeting with a supermajority may, however, limit or suspend preemptive rights in certain limited circumstances.

BORROWING POWER

Neither Swiss law nor the Articles restrict in any way our power to borrow and raise funds. No shareholders' resolution is required.

CONFLICTS OF INTEREST

Swiss law does not have a general provision on conflicts of interests. However, the Swiss Code of Obligations requires Directors and members of senior management to safeguard the interests of the corporation and, in this connection, imposes a duty of care and a duty of loyalty on directors and officers. This rule is generally understood as disqualifying directors and senior officers from participating in decisions that directly affect them. Directors and officers are personally liable to the corporation for any breach of these provisions. In addition, Swiss law contains a provision under which payments made to a shareholder or a director or any person associated therewith, other than at arm's length, must be repaid to us if the shareholder or director was acting in bad faith.

REPURCHASE OF SHARES

Swiss law limits a corporation's ability to hold or repurchase its own shares. We and our subsidiaries may only repurchase shares if we have sufficient free reserves to pay the purchase price, and if the aggregate nominal value of the shares does not exceed 10% of our nominal share capital. Furthermore, we must create a special reserve on our balance sheet in the amount of the purchase price of the acquired Shares. Such shares held by us or our subsidiaries do not carry any rights to vote at shareholders' meetings.

NOTICES

Notices to shareholders are made by publication in the Swiss Official Gazette of Commerce. The Board of Directors may designate further means of communication for publishing notices to shareholders.

Notices required under the listing rules of the Swiss Exchange will be published in two Swiss newspapers in German and French. We or the Swiss Exchange may also disseminate the relevant information on the online exchange information systems.

REGISTRATION AND BUSINESS PURPOSE

We are registered as a corporation in the commercial register and have registered offices in Zurich and Basel, Switzerland.

Our business purpose, as set forth in our Articles, is the operation of a bank, with a scope of operations extending to all types of banking, financial, advisory, trading and service activities in Switzerland and abroad.

DURATION, LIQUIDATION AND MERGER

Our duration is unlimited.

Under Swiss law, we may be dissolved at any time by a shareholders' resolution which must be passed by (1) an absolute majority of the shares represented at the meeting in the event we are to be dissolved by way of liquidation, or (2) a supermajority of at least two-thirds of the votes represented and an absolute majority of the par value of the shares represented at the meeting in other events (for example in a merger where we are not the surviving entity). Dissolution by court order is possible if we become bankrupt.

Under Swiss law, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up nominal value of shares held.

DISCLOSURE OF PRINCIPAL SHAREHOLDERS

Under the applicable provisions of the new Swiss Stock Exchange Act, shareholders and shareholders acting in concert with third parties who reach, exceed or fall below the thresholds of 5%, 10%, 20%, 33 1/3%, 50% or 66 2/3% of the voting rights of a Swiss listed corporation must notify the corporation and the Swiss Exchange on which such shares are listed of such holdings, whether or not the voting rights can be exercised. Following receipt of such notification, the corporation has the obligation to inform the public. The company must disclose in an attachment to the balance sheet the identity of any shareholders who own in excess of 5% of our shares.

MANDATORY TENDER OFFER

Under the Swiss Stock Exchange Act, shareholders and groups of shareholders acting in concert who acquire more than 33 1/3% of the voting rights of a listed Swiss company will have to submit a takeover bid to all remaining shareholders. A waiver from the mandatory bid rule may be granted by our supervisory authority. If no waiver is granted, the mandatory takeover bid must be made pursuant to the procedural rules set forth in the Swiss Stock Exchange Act and implementing ordinances.

EXCHANGE CONTROLS

There are no restrictions under UBS's Articles of Association or Swiss law, presently in force, that limit the right of non-resident or foreign owners to hold UBS's securities freely or to vote UBS's securities freely in matters put to a vote of UBS security holders generally. There are currently no Swiss foreign exchange controls or laws restricting the import or export of capital. In addition, there are currently no restrictions under Swiss law affecting the remittance of dividends, interest or other payments to non-resident holders of UBS securities.

--------------------------------------------------------------------------------

Description of Notes We May Offer

Please note that in this section entitled "Description of Notes We May Offer," references to UBS, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to Holders mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries. Owners of beneficial interests in the notes should read the subsection below entitled "-- Legal Ownership of Notes."

INFORMATION ABOUT OUR MEDIUM-TERM NOTES PROGRAM

THE NOTES WILL BE ISSUED UNDER THE INDENTURE
As required by U.S. federal law for publicly offered bonds and notes, the notes are governed by a document called the indenture. The indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles:

     - First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe below under "Default, Remedies and Waiver of Default."

     - Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

WE MAY ISSUE OTHER SERIES OF DEBT SECURITIES
The indenture permits us to issue different series of debt securities from time to time. The Series A medium-term notes will be a single distinct series of debt securities. We may, however, issue Series A notes in such amounts, at such times and on such terms as we wish. The notes will differ from one another, and from other series, in their terms.

This section summarizes the material terms that will apply generally to the notes as a series. Each particular note will have financial and other terms specific to it, and the specific terms of each note will be described in a prospectus supplement that will be delivered with this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your note as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your note.

When we refer to the notes, the Series A medium-term notes or these notes, we mean the medium-term notes, Series A. When we refer to a series of debt securities, we mean a series, such as the notes, issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the note you purchase.

AMOUNTS THAT WE MAY ISSUE
The indenture does not limit the aggregate amount of debt securities that we may issue, nor does it limit the number of series or the aggregate amount of any particular series. We have authorized the issuance of Series A medium-term notes in such amounts as will not result in the notes having an aggregate initial offering price greater than USD2,000,000,000, or an equivalent amount in any other currency or currency unit.

The indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes.

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

HOW THE NOTES RANK AGAINST OTHER DEBT
The Series A medium-term notes will not be secured by any property or assets of UBS or its subsidiaries. Thus, by owning a note, you will be one of our unsecured creditors.

The notes will not be subordinated to any of our other debt obligations. This means that, in a bankruptcy or liquidation proceeding against us, the notes would rank equally in right of payment with all other unsecured and unsubordinated debt of UBS, except for debts required to be preferred by law. The notes are not deposit liabilities of UBS and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

THIS SECTION IS ONLY A SUMMARY
The indenture and its associated documents, including your note, contain the full legal text governing the matters described in this section and your prospectus supplement. The indenture and the notes are governed by New York law. A copy of the indenture has been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" below for information on how to obtain a copy.

This section and your prospectus supplement summarize all the material terms of the indenture and your note. They do not, however, describe every aspect of the indenture and your note. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning of only the more important of those terms.

FEATURES COMMON TO ALL NOTES

STATED MATURITY AND MATURITY
The day on which the principal amount of your note is scheduled to become due is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. A redemption may occur at our option, at your option, or both, or as a term of the note, as described in your prospectus supplement. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms "stated maturity" and "maturity" to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a note, without specifying a particular payment, we mean the stated maturity or maturity, as applicable, of the principal.

CURRENCY OF NOTES
Amounts that become due and payable on your note will be payable in a currency, composite currency, basket of currencies or currency units specified in your prospectus supplement.

We refer to this currency, composite currency, basket of currencies or currency unit or units as a specified currency. The specified currency for your note will be U.S. dollars, unless your prospectus supplement states otherwise. Some notes may have different specified currencies for principal and interest.

You will have to pay for your notes by delivering the requisite amount of the specified currency for the principal to UBS Warburg LLC, UBS PaineWebber Inc. or another agent or dealer that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that agent or dealer. We will make payments on your notes in the specified currency, except as described below under the heading "-- Payment Mechanics."

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

TYPES OF DEBT SECURITIES
We may issue various kinds of notes, including the following types of notes:

     - Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount payable at stated maturity.

     - Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula based on one or more than one base interest rate. In some cases, the interest rate on your notes may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various base interest rates that will be used in these formulas, and these other features, are described below under "-- Interest Rates -- Floating Rate Notes." If your note is a floating rate note, the formula, the base interest rates used in the formula and any adjustments that will apply to your notes will be described in your prospectus supplement.

     - Equity Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more equity securities or stocks, including baskets of stocks and stock indices, or to any other equity index described in your prospectus supplement. If you are a Holder of an equity indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the relevant stock or index at maturity. That value may fluctuate over time. Some equity indexed notes may also be exchangeable, at the option of the Holder or UBS, into equity securities of one or more issuers other than UBS. If you purchase an equity indexed note, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the risk factors that are specified in your prospectus supplement.

     - Credit Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more loans, debt securities or evidences of indebtedness, notes and/or bonds, including baskets of notes, bonds, or loans, note indices and bond indices, or to any other credit or credit related index described in your prospectus supplement. If you are a Holder of a credit indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the relevant debt instruments or debt index at maturity. That value may fluctuate over time. Some credit indexed notes may also be exchangeable, at the option of the Holder or UBS, into debt of one or more issuers other than UBS. If you purchase an credit indexed note, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the risk factors that are specified in your prospectus supplement.

     - Credit Linked Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, is dependent on whether or not a credit event (such as a bankruptcy or payment default) has occurred with respect to one or more specified reference entities' debt obligations. The notes may bear interest at a fixed, floating or variable rate of interest, as will be described in your prospectus supplement. If you are a Holder of a credit-linked note, your note may be redeemed prior to maturity for less than its face amount and you may not receive any interest for the interest period in which any of the specified credit events occurs with respect to the reference entity. If you purchase a credit-linked note, your prospectus supplement will contain a description of the reference entity or entities, the obligations of the reference entity or entities to which your notes

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       are linked, the potential credit events applicable with respect to each reference entity, and the effect that a credit event will have on the principal or interest payable on the notes or any other terms of the notes. Before you purchase any credit-linked note, you should read carefully the risk factors that are specified in your prospectus supplement.

We may also issue notes that are indexed or linked to any other asset, liability, commodity, rate or index, or with any other type of feature determining the amount of principal and interest that we will pay on the notes and the timing of these payments. In addition, we can combine the types of provisions described above, or any other special features, in a single offering of notes. If these features apply to your notes, they will be described in your prospectus supplement.

ORIGINAL ISSUE DISCOUNT NOTES
A fixed rate note, a floating rate note, an equity or credit indexed note, or a credit-linked note or any other note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See "U.S. Tax Considerations -- Original Issue Discount" below for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

INFORMATION IN THE PROSPECTUS SUPPLEMENT
Your prospectus supplement will describe one or more of the following terms of your note:

     - the stated maturity;

     - the specified currency or currencies for principal and interest, if not U.S. dollars;

     - the price at which we will originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

     - whether your note is a fixed rate note, a floating rate note, an equity indexed note, a credit indexed note, a credit-linked note or any other note, and also whether it is an original issue discount note;

     - if your note is a fixed rate note, the annual rate at which your note will bear interest, if any, and the interest payment dates, if different from those described below under "-- Interest Rates -- Fixed Rate Notes;"

     - if your note is a floating rate note, the interest rate basis, which may be one of the base rates described in "-- Interest Rates -- Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the calculation agent; and whether the note is renewable, all of which we describe under "-- Interest Rates -- Floating Rate Notes" below;

     - if your note is an equity or credit indexed note, or a note indexed to any other reference or index, the principal amount we will pay you at maturity and the amount of interest we will pay you on an interest payment date, or the formulas we will use to calculate these amounts, and whether your note will be exchangeable for or payable in equity securities, debt securities or other debt obligations of one or more issuers (other than UBS) or any other property;

     - if your note is a credit linked note, the maturity, interest reset, determination, calculation and payment dates; the calculation agent; the amount of interest we will pay you on an interest payment date or the formula we will use to calculate this amount; the reference entity or entities; the obligations of the reference entity or entities to which the notes are linked; the

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       credit events applicable to each reference entity; and the effect that any credit event will have on the principal or interest payable on the notes or on any other terms of the notes;

     - if your note is an original issue discount note, the yield to maturity;

     - whether your note may be redeemed at our option or repaid at the Holder's option prior to the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under "--Redemption and Repayment" below;

     - whether your note may be converted or exchanged at your option or our option into other securities or property (including other securities of UBS) in addition to or in place of any payments of interest or principal, and, if so, other relevant terms;

     - whether we will issue your note or make it available in non-book-entry form;

     - whether the stated maturity of your note may be extended and, if so, other relevant terms; and

     - any other terms of your note that are not inconsistent with the provisions of the indenture, which other terms could be different from those described in this prospectus.

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which UBS, UBS Warburg LLC, UBS PaineWebber Inc. or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

Your prospectus supplement will summarize the specific financial and other terms of your note, while this prospectus describes terms that apply generally to the notes. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described in the prospectus supplement will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified in the prospectus supplement.

WHAT IS A GLOBAL NOTE?

We will issue each note in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means that interests in the note will be represented and transferred through the rules of a book-entry clearing system. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of a financial institution that we select, or its nominee. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, known as DTC, will be the depositary for all notes issued in book-entry form.

A global note may represent one or any other number of individual notes. Generally, all notes represented by the same global note will have the same terms. We may, however, issue a global note that represents multiple notes that have different terms and are issued at different times. We call this kind of global note a master global note. Your prospectus supplement will not indicate whether a global note is a master global note.

A global note may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Note Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and Holder of all notes represented by a global note, and investors will be permitted to own only beneficial interests in a global note. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in

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turn has an account with the depositary or with another institution that does.
Thus, an investor whose note is represented by a global note will not be a Holder of the note, but only an indirect holder of a beneficial interest in the global note.

If the prospectus supplement for a particular note indicates that the note will be issued in global form only, then the note will be represented by a global note at all times unless and until the global note is terminated. We describe the situations in which this can occur below under "--Special Situations When a Global Note Will Be Terminated." If termination occurs, we may issue the notes through another book-entry clearing system or decide that the notes may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL NOTES
As an indirect holder, an investor's rights relating to a global note will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of notes and instead deal only with the depositary that holds the global note.

If notes are issued only in the form of a global note, an investor should be aware of the following:

     - An investor cannot cause the notes to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the notes, except in the special situations we describe below under "--Special Situations When a Global Note Will Be Terminated."

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the notes, as we describe below under "--Legal Ownership of Notes."

     - An investor may not be able to sell his or her interest in the notes to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

     - An investor may not be able to pledge his or her interest in a global note in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global note. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global note. We and the trustee also do not supervise the depositary in any way.

     - The depositary will require that those who purchase and sell interests in a global note within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global notes, may also have their own policies affecting payments, notices and other matters relating to the notes. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL NOTE WILL BE TERMINATED
In a few special situations described below, a global note will be terminated and interests in it will be exchanged for certificates in non-global form representing the notes it represented. After that exchange, the choice of whether to hold the notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global note

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transferred on termination to their own names, so that they will be Holders. We have described the rights of Holders and street name investors below under "--Legal Ownership of Notes."

Unless the applicable prospectus supplement identifies additional situations, the only special situations for termination of a global note are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global note and we do not appoint another institution to act as depositary within 60 days;

     - if we notify the trustee that we wish to terminate that global note; or

     - if an event of default has occurred with regard to notes represented by that global note and has not been cured or waived; we discuss defaults below under "--Default, Remedies and Waiver of Default."

If a global note is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the notes represented by the global note will be registered and, therefore, who will be the Holders of those notes.

LEGAL OWNERSHIP OF NOTES

We refer to those who have notes registered in their own names, on the books that we or the trustee maintain for this purpose, as the "Holders" of those notes. These persons are the legal holders of the notes. We refer to those who, indirectly through others, own beneficial interests in notes that are not registered in their own names as indirect holders of those notes. As we discuss below, indirect holders are not legal holders, and investors in notes issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS
We will issue each note in book-entry or global form only, unless we specify otherwise in the applicable prospectus supplement. This means notes will be represented by one or more global notes registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the notes on behalf of themselves or their customers.

As a result, investors will not own notes directly. Instead, they will own beneficial interests in a global note, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the notes are issued in book-entry form, investors will be indirect holders, and not Holders, of the notes.

Under the indenture, only the person in whose name a note is registered is recognized as the Holder of that note. Consequently, for notes issued in book-entry form, we will recognize only the depositary as the Holder of the notes and we will make all payments on the notes to the depositary. The depositary will pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.

STREET NAME HOLDERS
We may terminate a global note described above or issue notes initially in non-global or definitive form. In these cases, investors may choose to hold their notes in their own names or in "street name." Notes held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those notes through an account he or she maintains at that institution.

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For notes held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the notes are registered as the Holders of those notes and we will make all payments on those notes to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold notes in street name will be indirect holders, not Holders, of the notes.

LEGAL HOLDERS
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the Holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global notes, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a note or has no choice because we are issuing the notes only in book-entry form.

For example, once we make a payment or give a notice to the Holder, we have no further responsibility for that payment or notice even if that Holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the Holders for any purpose--for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture--we would seek the approval only from the Holders, and not the indirect holders, of the notes. Whether and how the Holders contact the indirect holders is up to the Holders.

When we refer to you, we mean those who invest in the notes being offered by this prospectus, whether they are the Holders or only indirect holders of those notes. When we refer to your notes, we mean the notes in which you hold a direct or indirect interest.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS
If you hold notes through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the Holders' consent, if ever required;

     - whether and how you can instruct it to send you notes registered in your own name so you can be a Holder, if that is permitted;

     - how it would exercise rights under the notes if there were a default or other event triggering the need for Holders to act to protect their interests; and

     - if the notes are in book-entry form, how the depositary's rules and procedures will affect these matters.

INTEREST RATES

This subsection describes general terms relating to the different kinds of interest rates that may apply to your note, if it bears interest.

Please remember that the specific terms of your note as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms regarding interest rates and payments of interest described in this subsection. The statements we make in this subsection may not apply to your note.

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FIXED RATE NOTES

Each fixed rate note, except a zero coupon note, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed yearly rate stated in the applicable pricing supplement, until the principal is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on a fixed rate note will be payable semi-annually each 15 May and 15 November, which will be the interest payment dates for the fixed rate note, and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months. We will make each interest payment as described below under "--Payment Mechanics."

FLOATING RATE NOTES

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in BOLD type the first time they appear, and we define these terms in "--Special Rate Calculation Terms" at the end of this subsection.

Each floating rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating rate note at the rate determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment. Interest on a floating rate note will be payable on each interest payment date specified in the applicable prospectus supplement and at maturity. We will rate each interest payment as described under "--Payment Mechanics" below.

BASE RATES. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

     - commercial paper rate

     - prime rate

     - LIBOR

     - EURIBOR

     - treasury rate

     - CMT rate

     - CD rate

     - federal funds rate

     - J.J. Kenny rate

     - 11th district cost of funds rate

We describe each of these base rates in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the type of base rate that applies to your note.

INITIAL BASE RATE. For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate in the applicable pricing supplement.

SPREAD OR SPREAD MULTIPLIER. In some cases, the base rate for a floating rate note may be adjusted:

     - by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

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     - by multiplying the base rate by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

MAXIMUM AND MINIMUM RATES. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

     - a maximum rate -- i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

     - a minimum rate -- i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than USD250,000 is 16% and for any loan in the amount of USD250,000 or more but less than USD2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of USD2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

INTEREST RESET DATES. The interest rate on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

     - for floating rate notes that reset daily, each BUSINESS DAY;

     - for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

     - for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "--Interest Determination Dates" below;

     - for floating rate notes that reset monthly, the third Wednesday of each month;

     - for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable pricing supplement; and

     - for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

The base rate in effect from the original issue date to the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date,

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and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR or EURIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

INTEREST DETERMINATION DATES. The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

     - For all floating rate notes other than LIBOR notes, EURIBOR notes, treasury rate notes and 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

     - For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second LONDON BUSINESS DAY preceding the interest reset date, unless the INDEX CURRENCY is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.

     - For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second EURO BUSINESS DAY preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

     - For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills--i.e., direct obligations of the U.S. government--would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

     - For 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for an 11th district cost of funds rate note as an 11th district interest determination date.

INTEREST CALCULATION DATES. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

     - the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

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     - the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

INTEREST PAYMENT DATES. The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

     - for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

     - for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; or

     - for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term "regular record date" under "--Payment Mechanics" below.

In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. In all cases, an interest payment date that falls on the maturity will not be changed.

CALCULATION OF INTEREST
Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Warburg LLC. The prospectus supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as a calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period--i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will be equal to the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be

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expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day:

     - by 360, in the case of commercial paper rate notes, prime rates, LIBOR notes, EURIBOR notes, CD rate notes, federal funds rate notes J.J. Kenny rate notes and 11th district cost of funds rate notes; or

     - by the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

Upon the request of the Holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect--and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654), and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer, or agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include affiliates of UBS.

CALCULATION AGENT. We have initially appointed UBS Warburg LLC as our calculation agent for the notes.

COMMERCIAL PAPER RATE NOTES
If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The commercial paper rate will be the MONEY MARKET YIELD of the rate, for the relevant interest determination date, for commercial paper having the INDEX MATURITY specified in your prospectus supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial." If the commercial paper rate cannot be determined as described above, the following procedures will apply.

     - If the rate described above does not appear in H.15 (519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 DAILY UPDATE or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper--Nonfinancial."

     - If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the

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       arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

     - If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

PRIME RATE NOTES
If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate as adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading "Bank Prime Loan." If the prime rate cannot be determined as described above, the following procedures will apply.

     - If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan."

     - If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the REUTERS SCREEN US PRIME 1 PAGE: the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

     - If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

     - If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR NOTES
If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your prospectus supplement. In addition, the applicable LIBOR base rate will be adjusted

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by the spread or spread multiplier, if any, specified in your pricing supplement. LIBOR will be determined in the following manner:

     - LIBOR will be either:

        -- the offered rate appearing on the TELERATE LIBOR PAGE; or

        -- the arithmetic mean of the offered rates appearing on the REUTERS
           SCREEN LIBOR PAGE unless that page by its terms cites only one rate, in which case that rate;

    in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your prospectus supplement will indicate the index currency, the index maturity and the reference page that will apply to your LIBOR note. If no reference page is specified in your prospectus supplement, Telerate LIBOR page will apply to your LIBOR note.

     - If the Telerate LIBOR page applies and the rate described above does not appear on that page, or if Reuters screen LIBOR page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a REPRESENTATIVE AMOUNT. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

     - If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

     - If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR NOTES
If you purchase a EURIBOR note, your note will bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI--the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement. EURIBOR will be determined in the following manner:

     - EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on TELERATE PAGE 248 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

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     - If the rate described above does not appear on Telerate page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00
       A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the EURO-ZONE interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

     - If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

     - If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period, If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

TREASURY RATE NOTES
If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Telerate page 56 or 57 under the heading "Investment Rate". If the treasury rate cannot be determined in this manner, the following procedures will apply.

     - If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the BOND EQUIVALENT YIELD of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

     - If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

     - If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

     - If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier

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       and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

     - If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

     - If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT RATE NOTES
If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The CMT rate will be the following rate displayed on the DESIGNATED CMT TELERATE PAGE under the heading "... Treasury Constant Maturities. . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.", under the column for the DESIGNATED CMT INDEX MATURITY:

     - if the designated CMT Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

     - if the designated CMT Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your prospectus supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

     - If the applicable rate described above is not displayed on the relevant designated CMT Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above--i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable --as published in H.15 (519).

     - If the applicable rate described above does not appear in H.15 (519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

        -- is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

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        -- is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Telerate page and published in H.15 (519).

     - If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation--or, if there is equality, one of the highest--and the lowest quotation--or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

     - If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation--or, if there is equality, one of the highest--and the lowest quotation--or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

     - If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

     - If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD RATE NOTES
If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your prospectus supplement, as published in H.15 (519) under the heading "CDs (Secondary Market)". If the CD rate cannot be determined in this manner, the following procedures will apply.

     - If the rate described above does not appear in H.15 (519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant

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       interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)".

     - If the rate described above does not appear in H.15 (519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

     - If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

FEDERAL FUNDS RATE NOTES
If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate page
120. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

     - If the rate described above is not displayed on Telerate page 120 at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

     - If the rate described above is not displayed on Telerate page 120 and does not appear in H.15 (519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

     - If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

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J.J. KENNY RATE NOTES
If you purchase a J.J. Kenny rate note, your note will bear interest at a base rate equal to the high grade weekly index made available by J.J. Kenny Information Systems, which we call the weekly index, adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The J.J. Kenny rate will be the rate on the relevant interest determination date equal to the weekly index. J.J. Kenny formulates the weekly index by selecting at least five high grade component issuers, including issuers of general obligation bonds. The weekly index includes the 30 day yield evaluations at par of bonds of these selected issuers. J.J. Kenny may change the issuers from time to time at its discretion. J.J. Kenny will select only bonds that are exempt from Federal income taxation under the Internal Revenue Code. J.J. Kenny will not select bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code unless all tax-exempt bonds are subject to such a tax.

If J.J. Kenny stops making the weekly index available, the calculation agent will select a new indexing agent. The index made available by the new indexing agent will reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Rating Services from issuers most closely resembling the high grade component issuers selected by J.J. Kenny. The interest on the bonds selected by the new indexing agent will be variable on a weekly basis, exempt from federal income taxation and not subject to a minimum tax unless all tax exempt bonds are subject to a minimum tax. If a new indexing agent is not available to replace J.J. Kenny, then the J.J. Kenny rate will be 67% of the Treasury Rate.

11TH DISTRICT COST OF FUNDS RATE NOTES
If you purchase an 11th district cost of funds rate note, your note will bear interest at a base rate equal to the 11th district cost of funds rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The 11th district cost of funds rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on Telerate page 7058 under the heading "11th District" as of 11:00 A.M., San Francisco time, on that date. If the 11th district cost of funds rate cannot be determined in this manner, the following procedures will apply.

     - If the rate described above does not appear on Telerate page 7058 on the relevant 11th district interest determination date, then the 11th district cost of funds rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds.

     - If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district cost of funds rate in effect for the new interest period will be the 11th district cost of funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

RENEWABLE FLOATING RATE NOTES
If specified in the applicable prospectus supplement, your floating rate note may be a renewable floating rate note. The interest rate and other relevant terms of your renewable floating rate note will be described in the applicable prospectus supplement.

Renewable floating rate notes will mature as described in the applicable prospectus supplement unless the stated maturity of all or a portion of the principal amount is extended in the following manner.
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The interest payment dates in May and November of each year, or in the months specified in the applicable prospectus supplement, will be the election dates. On each election date, the maturity of your renewable floating rate note will be automatically extended to the interest payment date occurring twelve months after the election date, unless the Holder elects to terminate the automatic extension. The Holder may elect to terminate the automatic extension either as to the entire maturity or as to any portion of the maturity having a principal amount of USD1,000 or any multiple of USD1,000 (or, in the case of a note denominated in a currency other than dollars, a principal amount or multiple as described in the applicable prospectus supplement). To make this election, the Holder must give notice to the paying agent within the time frame specified in the applicable prospectus supplement. If the Holder elects to terminate the automatic extension as to the whole or any portion of the maturity, that whole or portion will become due and payable on the interest payment date falling six months after the election date that preceded the election date on which the Holder made the election, or at such time as specified in the applicable prospectus supplement. The applicable prospectus supplement will also specify a final maturity date, beyond which there will be no automatic extension.

The Holder of a renewable floating rate note may revoke an election to terminate the automatic extension of the entire amount as to which the election was made, or any portion of that amount having a principal amount of USD1,000 or any multiple of USD1,000 (or, in the case of a note denominated in a currency other than dollars, a principal amount or multiple as described in the applicable prospectus supplement). To revoke an election, the Holder must deliver notice to the paying agent on any day following the election but no later than 15 days before the revoked portion would otherwise mature, or at such time as specified in the applicable prospectus supplement. A revocation may not be made, however, during the period between and including a record date and the immediately succeeding interest payment date.

An election to terminate the automatic extension, if not revoked in the manner described immediately above by the Holder or any subsequent Holder, will be binding upon any subsequent Holder.

We may redeem a renewable floating rate note in whole or in part on the interest payment dates in each year specified in the applicable prospectus supplement, at a redemption price set forth in the applicable prospectus supplement, together with accrued interest to the date of the redemption. If we redeem a renewable floating rate note, we will mail notice of the redemption to each Holder by first class mail, postage-prepaid, at least 180 days before the date selected for the redemption. We will follow this procedure even if it differs from any procedure specified under "--Redemption and Repayment" below.

SPECIAL RATE CALCULATION TERMS
In this subsection entitled "--Interest Rates," we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term "BOND EQUIVALENT YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                                D x N
bond equivalent yield =  ------------------   X 100
                            360 - (D x M)

     where

     - "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

     - "N" means 365 or 366, as the case may be; and

     - "M" means the actual number of days in the applicable interest reset period.

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The term "BUSINESS DAY" means, for any note, a day that meets all the following applicable requirements:

     - for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

     - if the note is a LIBOR note, is also a London business day;

     - if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

     - if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a euro business day.

The term "DESIGNATED CMT INDEX MATURITY" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security--either 1, 2, 3, 5, 7, 10, 20 or 30 years--specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

The term "DESIGNATED CMT TELERATE PAGE" means the Telerate page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate page 7052 applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term "EURO BUSINESS DAY" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term "EURO-ZONE" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

"H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 DAILY UPDATE" means the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

The term "INDEX CURRENCY" means, with respect to a LIBOR note, the currency specified as such in the applicable prospectus supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable prospectus supplement.

The term "INDEX MATURITY" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable prospectus supplement.

"LONDON BUSINESS DAY" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term "MONEY MARKET YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                               D x 360
money market yield =     ------------------   X 100
                            360 - (D x M)

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     where

     - "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

     - "M" means the actual number of days in the applicable interest reset period.

The term "REPRESENTATIVE AMOUNT" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

"REUTERS SCREEN LIBOR PAGE" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

"REUTERS SCREEN US PRIME 1 PAGE" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

"TELERATE LIBOR PAGE" means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

"TELERATE PAGE" means the display on Bridge Telerate, Inc., or any successor service, on the page or pages specified in the applicable prospectus supplement, or any replacement page or pages on that service.

If, when we use the terms designated CMT Telerate page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

EXTENSION OF MATURITY

If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus supplement. We call a note whose maturity we may extend an extendible note. We call the period of time as to which we may extend the maturity the extension period. The following procedures will apply to extendible notes, unless otherwise indicated in the applicable prospectus supplement.

We may extend the maturity of an extendible note by notifying the paying agent between 45 and 60 days before the stated maturity then in effect. The stated maturity may be the original stated maturity, as described in the prospectus supplement, or a maturity that we previously extended by following these procedures. If we notify the paying agent that we will extend the maturity, the paying agent will send a notice to each Holder by first class mail, postage prepaid, or by other means agreed upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice sent by the paying agent will set forth the following information:

     - the company's election to extend the maturity of the extendible note.

     - the extended maturity date or, if the maturity date had previously been extended, the new extended maturity date.

     - the interest rate that will apply during the extension period or, in the case of a floating rate note, the spread and/or spread multiplier, if any, applicable during the extension period.

     - the provisions, if any, for redemption and repayment during the extension period.

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Once the paying agent has mailed the notice to each Holder, the extension of the maturity date will take place automatically. All of the terms of the note will be the same as the terms of the note as originally issued, except those terms that are described in the notice sent by the paying agent to each Holder and except as described in the following paragraph.

Not later than 10:00 a.m., New York City time, on the twentieth calendar day before the maturity date then in effect for an extendible note or, if that day is not a business day, on the next succeeding business day, we may revoke the interest rate set forth in the extension notice sent by the paying agent to each Holder and establish a higher interest rate for the extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each Holder by first class mail, postage prepaid, or by other means agreed between us and the paying agent, of the higher interest rate in the case of a floating rate note, the higher spread and/or spread multiplier, if any. The notice of the higher rate cannot be revoked. All extendible notes as to which the maturity date has been extended will bear the higher rate for the extension period, whether or not tendered for repayment.

If we elect to extend the maturity date of an extendible note, each Holder may elect repayment of all or part of its note on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to that date. To elect repayment, a Holder must give notice to the paying agent between 25 and 35 days before the maturity date in effect. The notice must consist of either:

     - the note along with the completed form entitled "Option to Elect Repayment," which is attached to your note.

     - a telegram, facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being elected and a guarantee that the note, together with the completed form entitled "Option to Elect Repayment" will be received by the paying agent no later than the fifth business day after the date of the telegram, facsimile transmission or letter. The telegram, facsimile transmission or letter will become effective upon receipt, by that fifth business day, of the note and complete form.

The Holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York City time, on the twentieth day before the maturity date then in effect or, if that day is not a business day, on the next succeeding business day.

REDEMPTION AND REPAYMENT

Unless otherwise indicated in your prospectus supplement, your note will not be entitled to the benefit of any sinking fund--that is, we will not deposit money on a regular basis into any separate custodial account to repay your notes. In addition, we will not be entitled to redeem your note before its stated maturity (except for certain tax reasons, as described below) unless your prospectus supplement specifies a redemption date or redemption commencement date. You will not be entitled to require us to buy your note from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of notes during those periods will apply.

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If your prospectus supplement specifies one or more redemption dates, your note will be redeemable on any of those dates. If your prospectus supplement specifies a redemption commencement date, your note will be redeemable at our option at any time on or after that date. If we redeem your note, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your note is redeemed.

If your prospectus supplement specifies a repayment date, your note will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any note, we will give the trustee and the Holders written notice of the principal amount of the note to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "--Notices."

If a note represented by a global note is subject to repayment at the Holder's option, the depositary or its nominee, as the Holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global note and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the Holder to elect repayment is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that we or they purchase may, at our discretion, be held, resold or cancelled.

OPTIONAL TAX REDEMPTION

In addition to the situations described above under "-- Redemption and Repayment," we also have the option to redeem the notes in two situations described below, unless otherwise indicated in your prospectus supplement. The redemption price for the notes, other than original issue discount notes, will be equal to the principal amount of the notes being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount notes will be specified in the prospectus supplement for such notes. Furthermore, we must give you between 10 and 60 days' notice before redeeming the notes.

     - The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described below under "Payment of Additional Amounts."

       This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date specified in the prospectus supplement for the applicable notes and in a relevant jurisdiction, as defined in "-- Payment of Additional Amounts" below. If UBS is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the

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       successor entity is organized, and the applicable date will be the date the entity became a successor.

       We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

     - The second situation is where a person located outside of a relevant jurisdiction into which UBS is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the notes even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

PAYMENT OF ADDITIONAL AMOUNTS

A relevant jurisdiction may require UBS to withhold amounts from payments on the principal or interest on a note for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled.

By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which notes are issued is located. UBS will NOT have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a note, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

     - the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the note and the receipt of payments on it;

     - your status as an individual resident of a member state of the European Union;

     - a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union); or

     - a change in law that becomes effective more than 30 days after a payment on the note becomes due and payable or on which the payment is duly provided for, whichever occurs later.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The prospectus supplement relating to the note may describe additional circumstances in which UBS would not be required to pay additional amounts.

MERGERS AND SIMILAR TRANSACTIONS

We are generally permitted to merge or consolidate with another firm. We are also permitted to sell substantially all our assets to another firm. We may not take any of these actions, however, unless all the following conditions are met:

     - If the successor firm in the transaction is not UBS, the successor firm must be organized as a corporation, partnership, trust, limited liability company or other similar entity and must

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       expressly assume UBS's obligations under the notes and the indenture. The successor firm may be organized under the laws of any jurisdiction, whether in Switzerland or elsewhere.

     - Immediately after the transaction, no default under the notes has occurred and is continuing. For this purpose, "default under the notes" means an event of default or any event that would be an event of default if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "--Default, Remedies and Waiver of Default."

If the conditions described above are satisfied, we will not need to obtain the approval of the Holders in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell all or substantially all our assets. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell all or substantially all of our assets and the successor firm is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the notes.

DEFEASANCE AND COVENANT DEFEASANCE

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each note as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each note that is not a floating rate note, equity or credit indexed note or credit linked note and that has a specified currency of U.S. dollars.

FULL DEFEASANCE. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your note. This is called full defeasance. To do so, each of the following must occur:

     - We must deposit in trust for the benefit of all Holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your note on their various due dates.

     - There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your note any differently than if we did not make the deposit and just repaid the note ourselves. Under current federal tax law, the deposit and our legal release from the note would be treated as though we took back your note and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your note.

     - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defease your note, you will have to rely solely on the trust deposit for payments on your note. You could not look to us for payment in the event of any shortfall.

COVENANT DEFEASANCE. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from certain restrictive covenants relating to your note. This is called

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covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

     - We must deposit in trust for the benefit of all Holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your note on their various due dates.

     - We must deliver to the trustee a legal opinion of our counsel confirming that under U.S. federal income tax law as then in effect we may make the above deposit without causing you to be taxed on your note any differently than if we did not make the deposit and just repaid the note ourselves.

If we accomplish covenant defeasance with regard to your note, the events of default resulting from a breach of covenants, described below in the fourth item under "-- Default, Remedies and Waiver of Default -- Events of Default" would no longer apply

If we accomplish covenant defeasance, you can still look to us for repayment of your note in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your note became immediately due and payable, there may be a shortfall. Depending on the event causing the default you may not be able to obtain payment of the shortfall.

DEFAULT, REMEDIES AND WAIVER OF DEFAULT

You will have special rights if an event of default with respect to your note occurs and is not cured, as described in this subsection.

EVENTS OF DEFAULT
With respect to your note, when we refer to an event of default, we mean any of the following:

     - We do not pay the principal or any premium (including any security or other property deliverable) on any Series A medium-term note on its stated maturity;

     - We do not pay interest on any Series A medium-term note within 30 days after its due date;

     - We do not deposit a sinking fund payment with regard to any Series A medium-term note on its due date, but only if the payment is required in the applicable prospectus supplement;

     - We remain in breach of any covenant we make in the indenture for the benefit of the Series A medium-term notes, for 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by the trustee or the Holders of not less than 10% in principal amount of the debt securities;

     - We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur; or

     - If your prospectus supplement states that any additional event of default applies to your note, that event of default occurs.

REMEDIES IF AN EVENT OF DEFAULT OCCURS
If an event of default has occurred and has not been cured or waived, the trustee or the Holders of not less than 25% in principal amount of all Series A medium-term notes may declare the entire principal amount of all the Series A medium-term notes to be due immediately. If an event of default occurs because of bankruptcy, insolvency or reorganization events relating to UBS, the entire principal amount of all the notes will be automatically accelerated, without any action by the trustee or any Holder.

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The acceleration of any notes as described above is called an acceleration of the maturity of the affected notes. If the maturity of any notes is accelerated and a judgment for payment has not yet been obtained, the Holders of a majority in principal amount of the notes affected by the acceleration may cancel the acceleration for all the affected notes.

If an event of default occurs, the trustee will have special duties. The trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the Holders of a majority in principal amount of all Series A medium-term notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority Holders may also direct the trustee in performing any other action under the indenture with respect to the Series A medium-term notes.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

     - The Holder of your note must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

     - The Holders of not less than 25% in principal amount of all Series A medium-term notes must make a written request that the trustee take action because of the default, and they or other Holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

     - The trustee must not have taken action for 60 days after the above steps have been taken.

     - During those 60 days, the Holders of a majority in principal amount of the Series A medium-term notes must not have given the trustee directions that are inconsistent with the written request of the Holders of not less than 25% in principal amount of all Series A medium-term notes.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your note on or after its due date.

WAIVER OF DEFAULT
The Holders of not less than a majority in principal amount of the Series A medium-term notes as to which a default occurred may waive a default for those Series A medium-term notes. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your note, however, without the approval of the particular Holder of that note.

Book-entry and other indirect holders should consult their banks or brokers for information on how to instruct the Holder to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

WE WILL GIVE THE TRUSTEE INFORMATION ABOUT DEFAULTS ANNUALLY
We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the notes, or else specifying any default.

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MODIFICATION AND WAIVER OF COVENANTS

There are three types of changes we can make to the indenture and the Series A medium-term notes.

CHANGES REQUIRING EACH HOLDER'S APPROVAL
First, there are changes that cannot be made without the approval of each Holder of a note affected by the change. Here is a list of those types of changes:

     - change the stated maturity for any principal or interest payment on a note;

     - reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a note;

     - permit redemption of a note if not previously permitted;

     - impair any right a Holder may have to require repayment of his or her note;

     - impair any right that a Holder of an indexed note may have to exchange the note for securities or other property;

     - change the currency of any payment on a note other than as permitted by the note;

     - change the place of payment on a note, if it is in non-global form;

     - impair a Holder's right to sue for payment of any amount due on his or her note;

     - reduce the percentage in principal amount of the notes and any other affected series of notes, taken together, the approval of whose Holders is needed to change the indenture or the notes;

     - reduce the percentage in principal amount of the notes and any other affected series of notes, taken separately or together, as the case may be, the consent of whose Holders is needed to waive our compliance with the indenture or to waive defaults; and

     - change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

CHANGES NOT REQUIRING APPROVAL
The second type of change does not require any approval by Holders of the Series A medium-term notes. This type is limited to clarifications and changes that would not adversely affect the notes in any material respect. We also do not need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular note, even if they affect other notes or debt securities. In those cases, we do not need to obtain the approval of the Holder of that note; we need only obtain any required approvals from the Holders of the affected notes or other debt securities.

CHANGES REQUIRING MAJORITY APPROVAL
Any other change to the indenture and the Series A medium-term notes would require the following approval:

     - If the change affects only the Series A medium-term notes, it must be approved by the Holders of a majority in principal amount of the Series A medium-term notes.

     - If the change affects the Series A medium-term notes as well as one or more other series of debt securities issued under the indenture, it must be approved by the Holders of a majority in principal amount of the Series A medium-term notes and all other series affected by the change,

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       with the Series A medium-term notes and all the other series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. If the Holders approve a waiver of a covenant, we will not have to comply with that covenant. The Holders, however, cannot approve a waiver of any provision in a particular note, or in the indenture as it affects that note, that we cannot change without the approval of the Holder of that note as described above in "-- Changes Requiring Each Holder's Approval," unless that Holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the notes or request a waiver.

SPECIAL RULES FOR ACTION BY HOLDERS

When Holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules. We may apply similar rules to other series of debt securities issued under the indenture.

ONLY OUTSTANDING NOTES ARE ELIGIBLE
Only Holders of outstanding Series A medium-term notes will be eligible to participate in any action by Holders of those debt securities. Also, we will count only outstanding notes in determining whether the various percentage requirements for taking action have been met. For these purposes, a note will not be "outstanding":

     - if it has been surrendered for cancellation;

     - if we have deposited or set aside, in trust for its Holder, money for its payment or redemption;

     - if we have fully defeased it as described above under "-- Defeasance and Covenant Defeasance -- Full Defeasance;" or

     - if we or one of our affiliates, such as UBS Warburg LLC or UBS PaineWebber Inc., is the beneficial owner.

In some situations, Holders of debt securities of other series may be eligible to participate in an action by Holders of your series of the notes. In that event, we may follow special rules in calculating the principal amount of their debt securities that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a foreign currency, increases over time or is not to be fixed until maturity. For any note of the kind described below, we will decide how much principal amount to attribute to the note as follows:

     - For an original issue discount note, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

     - For a note whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that note. The principal amount of a note may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

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     - For notes with a principal amount denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

DETERMINING RECORD DATES FOR ACTION BY HOLDERS
We will generally be entitled to set any day as a record date for the purpose of determining the Holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by Holders. If we or the trustee set a record date for an approval or other action to be taken by Holders, that vote or action may be taken only by persons or entities who are Holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global note may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global notes may differ from those for other debt securities.

FORM, EXCHANGE AND TRANSFER

If the notes cease to be issued in global form, they will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - unless we indicate otherwise in your prospectus supplement, in denominations of USD1,000 and that are multiples of USD1,000.

Holders may exchange their notes for notes of smaller denominations (subject to the limit above) or combined into fewer notes of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their notes at the office of the trustee. We have appointed the trustee to act as our agent for registering notes in the names of Holders and transferring notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the Holder's proof of legal ownership.

If we have designated additional transfer agents for your note, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any notes are redeemable and we redeem less than all those notes, we may block the transfer or exchange of those notes during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of Holders who will receive the mailing. We may also refuse to register transfers of or exchange any note selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed.

If a note is issued as a global note, only the depositary will be entitled to transfer and exchange the note as described in this subsection, since it will be the sole Holder of the note.

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PAYMENT MECHANICS

WHO RECEIVES PAYMENTS?
If interest is due on a note on an interest payment date, we will pay the interest to the person or entity in whose name the note is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at maturity, we will pay the amount to the Holder of the note against surrender of the note at a proper place of payment (or, in the case of a global note, in accordance with the applicable policies of the depositary).

REGULAR RECORD DATES FOR INTEREST
Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any fixed rate note will be the 1 May or 1 November next preceding that interest payment date, and for any floating rate note will be the 15th calendar day before that interest payment date, in each case whether or not the record date is a business day. For the purpose of determining the Holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS
We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

PAYMENTS ON GLOBAL NOTES. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global note. An indirect holder's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under "--What Is a Global Note?".

PAYMENTS ON NON-GLOBAL NOTES. We will make payments on a note in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the Holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds--that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global note has a face amount of at least USD1,000,000 and the Holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the Holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the Holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their notes.

HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES
We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

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PAYMENTS ON GLOBAL NOTES.  We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in your prospectus supplement, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global note is held of your election:

     - on or before the applicable regular record date, in the case of a payment of interest, or

     - on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "--Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

PAYMENTS ON NON-GLOBAL NOTES. Except as described in the second to last paragraph under this heading, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the Holder and is acceptable to us and the trustee. To designate an account for wire payment, the Holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the Holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a Holder fails to give instructions as described above, we will notify the Holder at the address in the trustee's records and will make the payment within five business days after the Holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the

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indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the Holder asks us to do so. To request U.S. dollar payment, the Holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the Holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect holders of a note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

CONVERSION TO U.S. DOLLARS. When we are asked by a Holder to make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the Holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, an affiliate of UBS, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all Holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the Holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes. If some but not all of the relevant notes are LIBOR notes or EURIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes or EURIBOR notes.

A Holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

WHEN THE SPECIFIED CURRENCY IS NOT AVAILABLE. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control--such as the imposition of exchange controls or a disruption in the currency markets--we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the most recently available exchange rate.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the indenture.

THE EURO. The euro may be a specified currency for some notes. On 1 January 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. During a transition period from 1 January 1999 to 31 December 2001 and for a

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maximum of six months thereafter, the former national currencies of these 11 member states will continue to be legal tender in their country of issue, at rates irrevocably fixed on 31 December 1998.

EXCHANGE RATE AGENT. If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select UBS Warburg LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

PAYMENT WHEN OFFICES ARE CLOSED
If any payment is due on a note on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any note or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "-- Special Rate Calculation Terms."

PAYING AGENT
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices notes in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

SETTLEMENT MECHANICS
The settlement mechanics applicable to notes calling for physical settlement will be described in the applicable prospectus supplement.

UNCLAIMED PAYMENTS
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a Holder will be repaid to us. After that two-year period, the Holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

NOTICES

Notices to be given to Holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to Holders of notes not in global form will be sent by mail to the respective addresses of the Holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

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OUR RELATIONSHIP WITH THE TRUSTEE

U.S. Bank Trust National Association is initially serving as the trustee for the notes and all other series of debt securities to be issued under the indenture. U.S. Bank Trust National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust National Association provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other debt obligations of UBS or its subsidiaries.

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Considerations Relating to Indexed Notes

We use the term "indexed notes" to mean notes whose value is linked to an underlying property or index, including equity and credit indexed notes and credit linked notes. Indexed notes may present a high level of risk, and those who invest in some indexed notes may lose their entire investment. In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Thus, if you propose to invest in indexed notes, you should independently evaluate the federal income tax consequences of purchasing an indexed note that apply in your particular circumstances. You should also read "U.S. Tax Considerations" for a discussion of U.S. tax matters.

INVESTORS IN INDEXED SECURITIES COULD LOSE THEIR INVESTMENT

The amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an "index". The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

THE ISSUER OF A SECURITY OR CURRENCY THAT SERVES AS AN INDEX COULD TAKE ACTIONS THAT MAY ADVERSELY AFFECT AN INDEXED NOTE

The issuer of a note that serves as an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the Holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the Holder. Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the Holder of the indexed note. That government may take actions that could adversely affect the value of the security. See "Considerations Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency--Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note" below for more information about these kinds of government actions.

AN INDEXED NOTE MAY BE LINKED TO A VOLATILE INDEX, WHICH COULD HURT YOUR INVESTMENT

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index.

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The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

AN INDEX TO WHICH A NOTE IS LINKED COULD BE CHANGED OR BECOME UNAVAILABLE

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or interest on an indexed debt note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.

WE MAY ENGAGE IN HEDGING ACTIVITIES THAT COULD ADVERSELY AFFECT AN INDEXED NOTE

In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that note, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed note. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed note may decline.

INFORMATION ABOUT INDICES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

If we issue an indexed note, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

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WE MAY HAVE CONFLICTS OF INTEREST REGARDING AN INDEXED NOTE

UBS Warburg LLC, UBS PaineWebber Inc. and our other affiliates may have conflicts of interest with respect to some indexed notes. UBS Warburg LLC, UBS PaineWebber Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed note.

UBS Warburg LLC, UBS PaineWebber Inc. or another of our affiliates may serve as calculation agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that UBS Warburg LLC, UBS PaineWebber Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the note.

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Considerations Relating to Notes Denominated or Payable In or Linked to a
Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar note--e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency--you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

AN INVESTMENT IN A NON-U.S. DOLLAR NOTE INVOLVES CURRENCY-RELATED RISKS

An investment in a non-U.S. dollar note entails significant risks that are not associated with a similar investment in a note that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

CHANGES IN CURRENCY EXCHANGE RATES CAN BE VOLATILE AND UNPREDICTABLE

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

GOVERNMENT POLICY CAN ADVERSELY AFFECT CURRENCY EXCHANGE RATES AND AN INVESTMENT IN A NON-U.S. DOLLAR NOTE

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the note as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

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Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a note at its maturity or on any other payment date. In addition, the ability of a Holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

NON-U.S. DOLLAR NOTES MAY PERMIT US TO MAKE PAYMENTS IN U.S. DOLLARS OR DELAY PAYMENT IF WE ARE UNABLE TO OBTAIN THE SPECIFIED CURRENCY

Notes payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under "Description of Notes We May Offer--Payment Mechanics--How We Will Make Payments Due in Other Currencies--When the Specified Currency Is Not Available". A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

WE WILL NOT ADJUST NON-U.S. DOLLAR NOTES TO COMPENSATE FOR CHANGES IN CURRENCY EXCHANGE RATES

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar notes will bear the risk that their investment may be adversely affected by these types of events.

IN A LAWSUIT FOR PAYMENT ON A NON-U.S. DOLLAR NOTE, AN INVESTOR MAY BEAR CURRENCY EXCHANGE RISK

Our notes will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

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INFORMATION ABOUT EXCHANGE RATES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

If we issue a non-U.S. dollar note, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular note.

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U.S. Tax Considerations

This section describes the material United States federal income tax consequences to United States Holders, as defined below, of owning the Series A medium-term notes and is the opinion of Sullivan & Cromwell, United States tax counsel to UBS. It applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

-  a dealer in securities or currencies;

- a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

-  a bank;

-  a life insurance company;

-  a tax-exempt organization;

- a person who holds notes that are a hedge or that are hedged against interest rate or currency risks;

- a person who holds notes as part of a straddle or conversion transaction for tax purposes; or

-  a person whose functional currency for tax purposes is not the U.S. dollar

- except as otherwise noted under "Backup Withholding and Information Reporting", a person that is not a United States holder, as defined below.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

- Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a note and you are:

-  a citizen or resident of the United States;

-  a domestic corporation;

- an estate whose income is subject to United States federal income tax regardless of its source; or

- a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

PAYMENTS OF INTEREST

Except as described below in the case of interest on a discount note that is not qualified stated interest, each as defined below under "Original Issue Discount--General", you will be taxed on any interest on your note, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes. Interest we pay on the notes and

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original issue discount, if any, accrued with respect to the notes (as described below under "Original Issue Discount") constitutes income from sources outside the United States, but, with certain exceptions, will be "passive" or "financial service income," which is treated separately from other types of income for purposes of computing the foreign tax credit limitation.

CASH BASIS TAXPAYERS. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

ACCRUAL BASIS TAXPAYERS. If you are a taxpayer who uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars. However, you may not treat this ordinary income gain or loss as an adjustment to the interest income you receive.

ORIGINAL ISSUE DISCOUNT

GENERAL. If you own a note, other than a short-term note with a term of one year or less, it will be treated as a discount note issued at an original issue discount if the amount by which the note's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a note's issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note's stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. There are special rules for variable rate notes that are discussed under "--Variable Rate Notes".

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In general, your note is not a discount note if the amount by which its stated
redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under "--Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your note's de minimis original issue discount by a fraction equal to:

-  the amount of the principal payment made

divided by

-  the stated principal amount of the note.

Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of accrued OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your note and you may vary the length of each accrual period over the term of your note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

- multiplying your discount note's adjusted issue price at the beginning of the accrual period by your note's yield to maturity; and then

- subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the note's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you can determine your discount note's adjusted issue price at the beginning of any accrual period by:

- adding your note's issue price and any accrued OID for each prior accrual period; and then

- subtracting any payments previously made on your note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

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The amount of OID allocable to the final accrual period is equal to the difference between:

- the amount payable at the maturity of your note, other than any payment of qualified stated interest; and

- your note's adjusted issue price as of the beginning of the final accrual period.

ACQUISITION PREMIUM. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note's adjusted issue price, as determined above under "General", the excess is acquisition premium. If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by an amount equal to:

-  the excess of your adjusted basis in the note immediately after purchase over

-  the adjusted issue price of the note

divided by

- the excess of the sum of all amounts payable (other than qualified stated interest) on the note after the purchase date over

-  the note's adjusted issue price.

MARKET DISCOUNT. You will be treated as if you purchased your note, other than a short-term note, at a market discount, and your note will be a market discount note if:

- in the case of an initial purchaser, you purchase your note for less than its issue price as determined above under "General"; and

- in the case of all purchasers, the note's stated redemption price at maturity or, in the case of a discount note, the note's revised issue price, exceeds the price you paid for your note by at least 1/4 of 1% of your note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note's maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

If your note's stated redemption price at maturity or, in the case of a discount note, its revised issue price, does not exceed the price you paid for the note by 1/4 of 1% multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

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If you are an accrual-basis taxpayer, you should be aware that legislation has been proposed that would require you to include market discount in income currently over the life of your note, subject to certain limitations. We cannot say whether any such proposal will be enacted or what its effective dates might be.

PRE-ISSUANCE ACCRUED INTEREST. An election may be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

- a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest;

- the first stated interest payment on your note is to be made within one year of your note's issue date; and

-  the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

- the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

-  one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then in the case of an option or options of ours, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note and, in the case of an option or options that you hold, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note. If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note's adjusted issue price on that date.

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ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT.  You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under "General", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "Notes Purchased at a Premium", or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

-  the issue price of your note will equal your cost;

-  the issue date of your note will be the date you acquired it; and

- no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it; however, if the note for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments that you currently hold or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

VARIABLE RATE NOTES.  Your note will be a variable rate note if:

- your note's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

     1. .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

     2.  15 percent of the total noncontingent principal payments; and

- your note provides for stated interest, compounded or paid at least annually, only at:

     1.  one or more qualified floating rates,

     2.  a single fixed rate and one or more qualified floating rates,

     3.  a single objective rate, or

     4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your note will have a variable rate that is a qualified floating rate if:

- variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

-  the rate is equal to such a rate multiplied by either:

     5.  a fixed multiple that is greater than 0.65 but not more than 1.35, or

     6. a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

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-  the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your note provides for two or more qualified floating rates that are within
0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

Your note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

Your note will have a variable rate that is a single objective rate if:

-  the rate is not a qualified floating rate;

- the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

- the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note's term.

An objective rate as described above is a qualified inverse floating rate if:

-  the rate is equal to a fixed rate minus a qualified floating rate; and

- the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

- the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points; or

- the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

Commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, treasury rate notes, CMT rate notes, CD rate notes, federal funds rate notes, J.J. Kenny rate, and 11th district rate notes generally will be treated as variable rate notes under these rules.

In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, for a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

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U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

- determining a fixed rate substitute for each variable rate provided under your variable rate note;

- constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

- determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

- adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

SHORT-TERM NOTES. In general, if you are an individual or other cash basis United States holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note's stated redemption price at maturity.

FOREIGN CURRENCY DISCOUNT NOTES. If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "-- United States Holders -- Payments of Interest". You may recognize ordinary income or loss when you receive an

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U.S. TAX CONSIDERATIONS
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amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

NOTES PURCHASED AT A PREMIUM

If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note's yield to maturity. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "-- Original Issue Discount -- Election to Treat All Interest as Original Issue Discount".

PURCHASE, SALE AND RETIREMENT OF THE NOTES

Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

- adding any OID or market discount, de minimis original issue discount and de minimis market discount; and then

- subtracting any payments on your note that are not qualified stated interest payments and any amortizable bond premium applied to reduce the interest on your note.

If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

- the date payment is received, if you are a cash basis taxpayer and the notes are not traded on an established securities market, as defined in the applicable Treasury regulations;

- the date of disposition, if you are an accrual basis taxpayer; or

- the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis United States holder that so elects, and the notes are traded on an established securities market, as defined in the applicable Treasury regulations.

You will recognize capital gain or loss when you sell or retire your note, except to the extent attributable to changes in exchange rates as described in the next paragraph or to accrued but unpaid interest, described above under "-- Original Issue Discount -- Short-Term Notes" or "-- Market Discount", or subject to the rules governing contingent payment obligations. Capital gain of a non-

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U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

corporate United States holder is generally taxed at a maximum rate of 20% where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

INDEXED AND OTHER NOTES

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to contingent foreign currency notes, notes the payments on which are determined by reference to the value of any index or stock and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

In general, if you are a noncorporate United States Holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding at a rate of 31% will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

-the proceeds are transferred to an account maintained by you in the United
 States,

-the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

-the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and you provide certification as to your non-United States status or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting (and backup withholding if the broker has actual knowledge that you are a United States person) if the broker is:

-a United States person,

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U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

-a controlled foreign corporation for United States tax purposes,

-a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

-a foreign partnership, if at any time during its tax year:

     - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

     - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and you provide certification as to your non-United States status or you otherwise establish an exemption.

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Tax Considerations Under The Laws of Switzerland

The tax information set forth below is based on the opinion of Ernst & Young Ltd., dated 8 November 2000, and has been approved by them for its accuracy. In this section, we summarize the principal tax consequences under the laws of Switzerland of owning your note. You should also read the section of your prospectus supplement concerning taxation under the laws of Switzerland before you purchase a note, as the tax consequences of owning your note may differ in some respects than as described in this summary.

We will book the notes in one of our branches that is not a resident in Switzerland. We do not plan to use the proceeds of the sale of notes in Switzerland. Therefore, under applicable Swiss law, we do not expect your notes to be subject to the Swiss federal stamp duty on securities.

Under present law, a Holder of a note who (i) is not a resident of Switzerland,
(ii) during the relevant taxable years has not engaged in a trade or business through a permanent establishment within Switzerland, and (iii) is not subject to taxation by Switzerland for any other reason, will not have to pay any federal, cantonal or municipal income tax either on interest payments with respect to the note or on gains resulting from the sale of the note. For these reasons, we believe that payments of interest on your note, if you are not a resident of Switzerland and are not otherwise subject to taxation in Switzerland, will not be subject to Swiss income taxes. We also believe that we will not be required to withhold or deduct any amounts on account of income or other taxes, withholding or charges imposed by Switzerland or any of its political subdivisions from payment of principal of, or interest on, your notes, if you are not a resident of Switzerland and are not otherwise subject to taxation in Switzerland.

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ERISA Considerations

We, UBS Warburg LLC, UBS PaineWebber Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefits plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The purchase of notes by a Plan with respect to which UBS Warburg LLC, UBS PaineWebber Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of notes by a Plan with respect to which UBS Warburg LLC, UBS PaineWebber Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any note on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto.

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Plan of Distribution

PLAN OF DISTRIBUTION FOR THE INITIAL OFFER AND SALE OF NOTES.

We, and UBS Warburg LLC and UBS PaineWebber Inc., as the agents, have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agents have agreed to use their reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission will range from 0.100% to an estimated maximum of 2.0% of the principal amount of the notes, depending on the stated maturity of the notes.

We may also sell notes to the agents who will purchase the notes as principal for their own accounts. In that case, the agents will purchase the notes at a price equal to the issue price specified in the applicable prospectus supplement, less a discount. The discount will equal the applicable commission on an agency sale of notes with the same stated maturity.

The agents may resell any notes they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

The agents, whether acting as agent or principal, may be deemed to be an "underwriters" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act.

If the agents sell notes to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be "underwriters" within the meaning of the Securities Act.

In connection with an offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The purchase price of the notes will be required to be paid in immediately available funds in New York City, unless otherwise indicated in your prospectus supplement.

We may appoint agents other than or in addition to UBS Warburg LLC and UBS PaineWebber Inc. with respect to the notes. Any other agents will be named in the applicable prospectus supplements and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of UBS and may engage in transactions with and perform services for UBS in the ordinary course of business. UBS Warburg LLC and UBS PaineWebber Inc. may resell notes to or through another of our affiliates, as selling agents.

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PLAN OF DISTRIBUTION
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The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We may or may not list the notes on a securities exchange or quotation system. We have been advised by UBS Warburg LLC and UBS PaineWebber Inc. that they intend to make a market in the notes. However, neither UBS Warburg LLC, UBS PaineWebber Inc. nor any of our other affiliates nor any other agent named in your prospectus supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

UBS Warburg LLC and UBS PaineWebber Inc. are affiliates of UBS. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as UBS Warburg LLC or UBS PaineWebber Inc. distributes an affiliated company's debt securities. UBS Warburg LLC and UBS PaineWebber Inc. have advised UBS that this offering will comply with the applicable requirements of Rule 2720.

UBS Warburg LLC and UBS PaineWebber Inc. will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

MARKET-MAKING RESALES BY AFFILIATES

This prospectus may be used by UBS, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, each of UBS, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS may resell a note it acquires from other holders, after the original offering and sale of the note. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

UBS does not expect to receive any proceeds from market-making transactions other than those it undertakes on its own. UBS does not expect that UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to UBS.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless UBS or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

MATTERS RELATING TO INITIAL OFFERING AND MARKET-MAKING RESALES

UBS Warburg LLC and UBS PaineWebber Inc. do not expect the amount of notes held, as a result of market-making resales, by accounts over which it exercises discretionary authority to exceed, at any time, five percent of the aggregate initial offering price (that is, USD100,000,000) of all of the notes. In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of the notes offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of notes will be significantly less than this amount.

In this prospectus, the term "this offering" means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

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Validity of the Notes

In connection with the commencement of our Series A medium-term note program, the validity of the notes was passed upon by Sullivan & Cromwell as to matters of New York law and by Bar & Karrer as to matters of Swiss law. These opinions were based on assumptions about future actions required to be taken by UBS and the trustee in connection with the issuance and sale of each note, about the specific terms of each note and about other matters that may affect the validity of the notes but which could not be ascertained on the date of those opinions.

Experts

The consolidated balance sheets of UBS as of 31 December 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 2000 appearing in this document have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Paine Webber Group Inc. at 31 December 1999 and 1998 and for each of the three years in the period ended 31 December 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Limitations on Enforcement of U.S. Laws Against UBS,
Its Management and Others

UBS is a Swiss bank. Many of its directors and executive officers, including all of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS or its management or have any of them appear in a U.S. court. We have been advised by Bar & Karrer, Swiss counsel to UBS, that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

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Where You Can Find More Information

UBS files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may also inspect UBS's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.

We have filed a registration statement on Form F-1 under the Securities Act with the SEC covering the notes. For further information on the notes and UBS, you should review our registration statement and its exhibits. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

Presentation of Financial Information

UBS's financial statements have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD", per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

                                                                 AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                        HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
1996.....................................    0.8641    0.7399        0.8090            0.7468
1997.....................................    0.7446    0.6510        0.6890            0.6845
1998.....................................    0.7731    0.6485        0.6894            0.7281
1999.....................................    0.7361    0.6244        0.6605            0.6277
2000.....................................    0.6441    0.5479        0.5912            0.6172
                                             ------    ------        ------            ------

                   MONTH                      HIGH      LOW
-------------------------------------------------------------
September 2000.............................  0.5804    0.5596
October 2000...............................  0.5773    0.5479
November 2000..............................  0.5759    0.5529
December 2000..............................  0.6172    0.5785
January 2001...............................  0.6240    0.6031
February 2001..............................  0.6124    0.5910

------------
(1) The average of the noon buying rates on the last business day of each full month during the relevant period.

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                               TABLE OF CONTENTS

                       FINANCIAL STATEMENTS OF UBS GROUP

               AUDITED YEAR-END FINANCIAL STATEMENTS

                  YEARS ENDED 2000, 1999 AND 1998
Report of Independent Auditors..............................    F-2
UBS Group Income Statement..................................    F-3
UBS Group Balance Sheet.....................................    F-4
UBS Group Statement of Changes in Equity....................    F-5
UBS Group Statement of Cash Flows...........................    F-7
UBS Group Notes to the Financial Statements.................    F-9

                FINANCIAL STATEMENTS OF PAINEWEBBER

               AUDITED YEAR-END FINANCIAL STATEMENTS

                  YEARS ENDED 1999, 1998 AND 1997
Consolidated Statements of Income...........................  F-105
Consolidated Statements of Financial Condition..............  F-106
Consolidated Statements of Changes in Stockholders'
  Equity....................................................  F-107
Consolidated Statements of Cash Flows.......................  F-110
Notes to Consolidated Financial Statements..................  F-111
Report of Independent Auditors..............................  F-132
Financial Highlights........................................  F-133
Common Stock and Quarterly Information......................  F-134
Five Year Financial Summary.................................  F-136

              UNAUDITED INTERIM FINANCIAL STATEMENTS
First Quarter 2000..........................................  F-137
Condensed Consolidated Statements of Income.................  F-138
Condensed Consolidated Statements of Financial Condition....  F-139
Condensed Consolidated Statements of Cash Flows.............  F-140
Notes to Condensed Consolidated Financial Statements........  F-141
Second Quarter 2000.........................................  F-150
Condensed Consolidated Statements of Income.................  F-151
Condensed Consolidated Statements of Financial Condition....  F-152
Condensed Consolidated Statements of Cash Flows.............  F-153
Notes to Condensed Consolidated Financial Statements........  F-154
Third Quarter 2000..........................................  F-165
Condensed Consolidated Statements of Income.................  F-166
Condensed Consolidated Statements of Financial Condition....  F-167
Condensed Consolidated Statements of Cash Flows.............  F-168
Notes to Condensed Consolidated Financial Statements........  F-169

                         UBS GROUP FINANCIAL STATEMENTS

                  YEARS ENDED 31 DECEMBER 2000, 1999 AND 1998

--------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Group Executive Board UBS AG:

We have audited the accompanying consolidated balance sheets of UBS AG and subsidiaries as of 31 December 2000 and 1999, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UBS AG as of 31 December 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended 31 December 2000, in conformity with International Accounting Standards ("IAS") and comply with Swiss Law.

IAS vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected shareholders' equity as of 31 December 2000, 1999 and 1998 and the results of operations for the three years then ended to the extent summarized in Note 41 of the Notes to the Financial Statements.

Basel, 5 March 2001

                                          Ernst & Young Ltd

Roger K. Perkin                    Peter Heckendorn
Chartered Accountant               lic. oec.
in charge of the audit             in charge of the audit

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Financial Statements

UBS GROUP INCOME STATEMENT

CHF million, except where indicated                                                           % change from
FOR THE YEAR ENDED                        NOTE    31.12.00    31.12.99( 1)    31.12.98( 1)         31.12.99
-----------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income                              4     51,745        35,604          37,442                  45
Interest expense                             4    (43,615)      (29,695)        (32,424)                 47
-----------------------------------------------------------------------------------------------------------
Net interest income                                 8,130         5,909           5,018                  38
Credit loss recovery / (expense)                      130          (956)           (951)
-----------------------------------------------------------------------------------------------------------
Net interest income after credit loss
recovery / (expense)                                8,260         4,953           4,067                  67
-----------------------------------------------------------------------------------------------------------
Net fee and commission income                5     16,703        12,607          12,626                  32
Net trading income                           6      9,953         7,719           3,313                  29
Net gains from disposal of associates and
subsidiaries                                 7         83         1,821           1,119                 (95)
Other income                                 8      1,403         1,325           1,122                   6
-----------------------------------------------------------------------------------------------------------
Total operating income                             36,402        28,425          22,247                  28
-----------------------------------------------------------------------------------------------------------
OPERATING EXPENSES PERSONNEL                 9     17,163        12,577           9,816                  36
General and administrative                   9      6,765         6,098           6,735                  11
Depreciation and amortization                9      2,275         1,857           1,825                  23
-----------------------------------------------------------------------------------------------------------
Total operating expenses                           26,203        20,532          18,376                  28
-----------------------------------------------------------------------------------------------------------
OPERATING PROFIT BEFORE TAX AND MINORITY
INTERESTS                                          10,199         7,893           3,871                  29
-----------------------------------------------------------------------------------------------------------
Tax expense                                 24      2,320         1,686             904                  38
-----------------------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                7,879         6,207           2,967                  27
-----------------------------------------------------------------------------------------------------------
Minority interests                          25        (87)          (54)              5                  61
-----------------------------------------------------------------------------------------------------------
NET PROFIT                                          7,792         6,153           2,972                  27
-----------------------------------------------------------------------------------------------------------
Basic earnings per share (CHF) (3)          10      19.33         15.20            7.33                  27
Basic earnings per share before goodwill
(CHF) (2,3)                                 10      20.99         16.04            8.18                  31
Diluted earnings per share (CHF) (3)        10      19.04         15.07            7.20                  26
Diluted earnings per share before
goodwill (CHF) (2,3)                        10      20.67         15.90            8.03                  30
-----------------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) The amortization of goodwill and other intangible assets is excluded from this calculation.

(3) 1999 and 1998 share figures are restated for the two-for-one share split, effective 8 May 2000.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

UBS GROUP BALANCE SHEET

                                                                              % change from
            CHF MILLION                  NOTE      31.12.00    31.12.99( 1)     31.12.99
-------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks                   2,979       5,073                (41)
Money market paper                            11      66,454      69,717                 (5)
Due from banks                                12      29,147      29,907                 (3)
Cash collateral on securities
  borrowed                                    13     177,857     113,162                 57
Reverse repurchase agreements                 13     193,801     132,391                 46
Trading portfolio assets                      14     253,296     211,932                 20
Positive replacement values                   26      57,875      62,957                 (8)
Loans, net of allowance for credit
  losses                                      12     244,842     234,858                  4
Financial investments                         15      16,405       7,039                133
Accrued income and prepaid expenses                    7,062       5,167                 37
Investments in associates                     16         880       1,102                (20)
Property and equipment                        17       8,910       8,701                  2
Goodwill and other intangible assets          18      19,537       3,543                451
Other assets                                  19       8,507      11,007                (23)
-------------------------------------------------------------------------------------------
TOTAL ASSETS                                       1,087,552     896,556                 21
-------------------------------------------------------------------------------------------
Total subordinated assets                                475         600                (21)
-------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued                             74,780      64,655                 16
Due to banks                                  20      82,240      76,365                  8
Cash collateral on securities lent            13      23,418      12,832                 82
Repurchase agreements                         13     295,513     196,914                 50
Trading portfolio liabilities                 14      82,632      54,638                 51
Negative replacement values                   26      75,923      95,786                (21)
Due to customers                              20     310,679     279,960                 11
Accrued expenses and deferred income                  21,038      12,040                 75
Long-term debt                                21      54,855      56,332                 (3)
Other liabilities                     22, 23, 24      18,756      15,992                 17
-------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                  1,039,834     865,514                 20
-------------------------------------------------------------------------------------------
Minority interests                            25       2,885         434                565
-------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Share capital                                          4,444       4,309                  3
Share premium account                                 20,885      14,437                 45
Foreign currency translation                            (687)       (442)               (55)
Retained earnings                                     24,191      20,327                 19
Treasury shares                                       (4,000)     (8,023)               (50)
-------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                            44,833      30,608                 46
-------------------------------------------------------------------------------------------
TOTAL LIABILITIES, MINORITY
INTERESTS AND SHAREHOLDERS' EQUITY                 1,087,552     896,556                 21
-------------------------------------------------------------------------------------------
Total subordinated liabilities                        14,508      14,801                 (2)
-------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

UBS GROUP STATEMENT OF CHANGES IN EQUITY

CHF million
FOR THE YEAR ENDED                                     31.12.00   31.12.99( 1)   31.12.98( 1)
---------------------------------------------------------------------------------------------
ISSUED AND PAID UP SHARE CAPITAL
Balance at the beginning of the year                      4,309       4,300          4,296
Issue of share capital                                      135           9              4
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR( 2)                        4,444       4,309          4,300
---------------------------------------------------------------------------------------------
SHARE PREMIUM
Balance at the beginning of the year                     13,929      13,740         13,260
Change in accounting policy                                 508        (123)         1,406
Balance at the beginning of the year (restated)          14,437      13,617         14,666
Premium on shares issued and warrants exercised( 3)         139          45            111
Net premium / (discount) on treasury share and own
equity derivative activity( 3)                             (391)        775         (1,160)
Share premium increase due to PaineWebber acquisition     4,198
Borrow of own shares to be delivered( 4)                  5,895
Settlement of own shares to be delivered                 (3,393)
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                           20,885      14,437         13,617
---------------------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION
Balance at the beginning of the year                       (442)       (456)          (111)
Movements during the year                                  (245)         14           (345)
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                             (687)       (442)          (456)
---------------------------------------------------------------------------------------------
RETAINED EARNINGS
Balance at the beginning of the year                     20,501      16,293         15,464
Change in accounting policy                                (174)        (69)             0
Balance at the beginning of the year (restated)          20,327      16,224         15,464
Net profit for the year                                   7,792       6,153          2,972
Dividends paid( 5, 6)                                    (3,928)     (2,050)        (2,212)
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                           24,191      20,327         16,224
---------------------------------------------------------------------------------------------
TREASURY SHARES, AT COST
Balance at the beginning of the year                     (3,462)     (1,482)        (1,982)
Change in accounting policy                              (4,561)     (3,409)        (2,345)
Balance at the beginning of the year (restated)          (8,023)     (4,891)        (4,327)
Acquisitions                                            (16,330)     (6,595)        (3,860)
Disposals                                                20,353       3,463          3,296
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR( 7)                       (4,000)     (8,023)        (4,891)
---------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                               44,833      30,608         28,794
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

RECONCILIATION OF SHARES ISSUED

                                                              Number of shares   % change from
----------------------------------------------------------------------------------------------
                AS OF                   31.12.00      31.12.99      31.12.98       31.12.99
----------------------------------------------------------------------------------------------
BALANCE AT THE BEGINNING OF THE YEAR   430,893,162   429,952,612   428,724,700               0
Issue of share capital                     804,502       940,550     1,227,912             (14)
Issue of share capital due to
  PaineWebber( 8)                       12,682,065
----------------------------------------------------------------------------------------------
TOTAL ORDINARY SHARES ISSUED, AT THE
END OF THE YEAR                        444,379,729   430,893,162   429,952,612               3
----------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) Comprising 444,379,729 ordinary shares as of 31 December 2000, 430,893,162 ordinary shares as of 31 December 1999 and 429,952,612 ordinary shares as of 31 December 1998, at CHF 10 each, fully paid.

(3) In prior periods, a portion of income on own equity derivative contract activity was included in Premium / (discount) on treasury shares issued and treasury share contract activity. This amount is now included in Net premium / (discount) on treasury share and own equity derivative activity for all periods.

(4) In January 2001, all remaining shares borrowed to complete the acquisition of PaineWebber were settled resulting in a net CHF 103 million decrease in share premium.

(5) Includes interim dividend paid in respect of the period from 1 January 2000 to 30 September 2000 of CHF 1,764 million.

(6) The Board of Directors is proposing to repay CHF 1.60 of the par value of each CHF 10.00 share, instead of distributing a final dividend in respect of the period from 1 October 2000 to 31 December 2000.

(7) Comprising 18,421,783 ordinary shares as of 31 December 2000, 36,873,714 ordinary shares as of 31 December 1999 and 24,456,698 ordinary shares as of 31 December 1998.

(8)  Includes shares issued for employee option plans.

In addition to treasury shares, a maximum of 42,571,341 shares (1,057,908 at 31 December 1999 and 1,998,458 at 31 December 1998) can be issued without further approval of the shareholders. The amount of shares consists of 26,000,000 authorized shares contingently issuable by the Board of Directors in reference to the PaineWebber share exchange until February 2001 at the latest. The option to issue authorized shares expired unused. Additionally 16,571,341 shares out of conditional capital had been set aside by the Extraordinary General Meeting on 7 September 2000. Those shares are issuable against the exercise of options from former PaineWebber employee option plans. The Board of Directors will propose to the shareholders at the Annual General Meeting on 26 April 2001 a reduction of the issuable amount to 5,643,205 shares which is the number of shares required to settle the outstanding PaineWebber employee options at year end.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

UBS GROUP STATEMENT OF CASH FLOWS

CHF million
FOR THE YEAR ENDED                                       31.12.00   31.12.99( 1)   31.12.98( 1)
-----------------------------------------------------------------------------------------------
CASH FLOW FROM / (USED IN) OPERATING ACTIVITIES
Net profit                                                 7,792        6,153          2,972
ADJUSTMENTS TO RECONCILE TO CASH FLOW FROM / (USED IN)
OPERATING ACTIVITIES
Non-cash items included in net profit and other
  adjustments:
     Depreciation and amortization                         2,275        1,857          1,825
     Provision for credit losses                            (130)         956            951
     Income from associates                                  (58)        (211)          (377)
     Deferred tax expense                                    544          479            491
     Net gain from investing activities                     (730)      (2,282)        (1,803)
  Net increase / (decrease) in operating assets:
     Net due from / to banks                                (915)      (5,298)       (65,172)
     Reverse repurchase agreements, cash collateral on
     securities borrowed                                 (81,054)     (12,656)        66,031
     Trading portfolio including net replacement values   11,553      (49,956)        45,089
     Loans due to / from customers                        12,381       17,222         (5,626)
     Accrued income, prepaid expenses and other assets     6,923        2,545          2,107
  Net increase / (decrease) in operating liabilities:
     Repurchase agreements, cash collateral on
       securities lent                                    50,762       52,958        (49,145)
     Accrued expenses and other liabilities                3,313       (7,366)         1,686
Income taxes paid                                           (959)      (1,063)          (733)
-----------------------------------------------------------------------------------------------
NET CASH FLOW FROM / (USED IN) OPERATING ACTIVITIES       11,697        3,338         (1,704)
-----------------------------------------------------------------------------------------------
CASH FLOW (USED IN) / FROM INVESTING ACTIVITIES
Investments in subsidiaries and associates                (9,729)      (1,720)        (1,563)
Disposal of subsidiaries and associates                      669        3,782          1,858
Purchase of property and equipment                        (1,640)      (2,820)        (1,813)
Disposal of property and equipment                           335        1,880          1,134
Net (investment) / divestment in financial investments    (8,770)         356          6,134
-----------------------------------------------------------------------------------------------
NET CASH FLOW (USED IN) / FROM INVESTING ACTIVITIES      (19,135)       1,478          5,750
-----------------------------------------------------------------------------------------------
CASH FLOW (USED IN) / FROM FINANCING ACTIVITIES
Money market paper issued                                 10,125       13,128         (4,073)
Net movements in treasury shares and treasury share
contract activity                                           (647)      (2,312)        (2,552)
Capital issuance                                              15            9              4
Dividends paid                                            (3,928)      (2,050)        (2,212)
Issuance of long-term debt                                14,884       12,661          5,566
Repayment of long-term debt                              (24,640)      (7,112)        (9,068)
Issuance of minority interests                             2,683
Repayment of minority interests                              (73)        (689)             0
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CHF million
FOR THE YEAR ENDED                                       31.12.00   31.12.99( 1)   31.12.98( 1)
-----------------------------------------------------------------------------------------------
NET CASH FLOW (USED IN) / FROM FINANCING ACTIVITIES       (1,581)      13,635        (12,335)
Effects of exchange rate differences                         112          148           (386)
-----------------------------------------------------------------------------------------------
NET INCREASE / (DECREASE) IN CASH EQUIVALENTS             (8,907)      18,599         (8,675)
Cash and cash equivalents, beginning of the year         102,277       83,678         92,353
-----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF THE YEAR                93,370      102,277         83,678
-----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS COMPRISE:
Cash and balances with central banks                       2,979        5,073          3,267
Money market paper                                        66,454       69,717         18,390
Due from banks maturing in less than three months         23,937       27,487         62,021
-----------------------------------------------------------------------------------------------
TOTAL                                                     93,370      102,277         83,678
-----------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

ADDITIONAL INFORMATION ON THE CASH FLOW STATEMENT

Cash and cash equivalents increased by CHF 1,311 million as a result of acquisitions and disposals of subsidiaries in 2000 (see Note 38).

The principal assets and liabilities of PaineWebber upon consolidation are made up as follows:

CHF BILLION                                                   03.11.00
----------------------------------------------------------------------
Loans, net of allowances for credit losses                          20
Trading portfolio assets                                            42
Cash collateral on securities borrowed / reverse repurchase
  agreements                                                        45
Cash collateral on securities lent / repurchase agreements          58
Due to customers                                                    26
Long-term debt                                                       9
----------------------------------------------------------------------

For more information relating to the PaineWebber acquisition please see Note 2:
Acquisition of Paine Webber Group, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Notes to the Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) BASIS OF ACCOUNTING

UBS AG and subsidiaries (the "Group") provides a broad range of financial services such as advisory services, underwriting, financing, market making, asset management, brokerage, and retail banking on a global level. The Group was formed on 29 June 1998 when Swiss Bank Corporation and Union Bank of Switzerland merged. The merger was accounted for using the pooling of interests method of accounting.

The consolidated financial statements are stated in Swiss francs (CHF), the currency of the country in which UBS AG is incorporated. They are prepared in accordance with International Accounting Standards. In preparing the consolidated Financial statements, management is required to make estimates and assumptions that affect the amounts reported. Actual results could differ from such estimates and the differences may be material to the consolidated financial statements.

b) CONSOLIDATION

The consolidated financial statements comprise those of the parent company (UBS
AG), its subsidiaries and certain special purpose entities, presented as a single economic entity. Subsidiaries and special purpose entities which are directly or indirectly controlled by the Group are consolidated. Subsidiaries acquired are consolidated from the date control passes. Subsidiaries where control is temporary because they are acquired and held with a view to their subsequent disposal are recorded as Financial investments.

The effects of intra-group transactions are eliminated in preparing the Group financial statements.

Equity and net income attributable to minority interests are shown separately in the Balance sheet and Income statement respectively.

c) TRADE DATE/SETTLEMENT DATE ACCOUNTING

When the Group becomes party to a contract in its trading activities it recognizes from that date (trade date) any unrealized profits and losses arising from revaluing that contract to fair value. These unrealized profits and losses are recognized in the income statement.

On a date subsequent to the trade date, the terms of spot and forward trading transactions are fulfilled (settlement date) and a resulting financial asset or liability is recognized on the balance sheet at the fair value of the consideration given or received.

d) FOREIGN CURRENCY TRANSLATION

Foreign currency transactions are recorded at the rate of exchange on the date of the transaction. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are reported using the closing exchange rate. Exchange differences arising on the settlement of transactions at rates different from those at the date of the transaction, and unrealized foreign exchange differences on unsettled foreign currency monetary assets and liabilities, are recognized in the income statement.

Assets and liabilities of foreign entities are translated at the exchange rates at the balance sheet date, while income statement items and cash flows are translated at average rates over the year. Differences resulting from the use of these different exchange rates are recognized directly in foreign currency translation within Shareholders' equity.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

e) BUSINESS AND GEOGRAPHICAL SEGMENTS

The Group is organized on a worldwide basis into three major Business Groups and the Corporate Center. This organizational structure is the basis upon which the Group reports its primary segment information.

Segment revenue, segment expenses and segment performance include transfers between business segments and between geographical segments. Such transfers are accounted for at competitive prices in line with charges to unaffiliated customers for similar services.

f) SECURITIES BORROWING AND LENDING

Securities borrowed and lent that are collateralized by cash are included in the balance sheet at amounts equal to the collateral advanced or received.

Income arising from the securities lending and borrowing business is recognized in the income statement on an accrual basis.

g) REPURCHASE AND REVERSE REPURCHASE TRANSACTIONS

The Group enters into purchases of securities under agreements to resell and sales of securities under agreements to repurchase substantially identical securities. Securities which have been sold subject to repurchase agreements continue to be recognized in the balance sheet and are measured in accordance with the accounting policy for trading balances or financial investments as appropriate. The proceeds from sale of these securities are treated as liabilities and included in repurchase agreements.

Securities purchased subject to commitments to resell at a future date are treated as loans collateralized by the security and are included in reverse repurchase agreements.

Interest earned on reverse repurchase agreements and interest incurred on repurchase agreements is recognized as interest income and interest expense respectively over the life of each agreement. The Group offsets reverse repurchase agreements and repurchase agreements with the same counterparty for transactions covered by legally enforceable master netting agreements when net or simultaneous settlement is intended.

h) TRADING PORTFOLIO

The trading portfolio consists of debt and equity securities as well as of precious metals. The trading portfolio is carried at fair value and marked to market daily. Short positions in securities are reported as Trading portfolio liabilities. Realized and unrealized gains and losses, net of related transaction expenses, are recognized as Net trading income.

i) LOANS AND ALLOWANCE FOR CREDIT LOSSES

Loans are initially recorded at cost. For loans originated by the Group, the cost is the amount lent to the borrower. For loans acquired from a third party the cost is the fair value at the time of acquisition.

Interest income on performing loans, including amortization of premiums and discounts, is recognized on an accrual basis.

Loans are stated at their principal amount net of any allowance for credit losses. The allowance and provisions for credit losses provides for probable losses in the credit portfolio, including loans and lending-related commitments. Such commitments include letters of credit, guarantees and commitments to extend credit.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The carrying amounts of impaired loans are reduced to their estimated realizable value through allowances. Increases or decreases in allowances are charged or credited, respectively, to the income statement. A write-off is made when all or part of a loan is deemed uncollectible or in the case of debt forgiveness. Write-offs are charged against previously established allowances and reduce the principal amount of a loan. Recoveries are credited to the allowances for credit losses.

A loan is considered impaired when it becomes probable that the bank will not be able to collect all amounts due according to the contractual terms. The reason for impairment includes both counterparty-specific and country-specific elements. The evaluation is based on the following principles:

     Counterparty-specific: Individual credit exposures are evaluated based upon the borrower's character, overall financial condition, resources and payment record; the prospects for support from any financially responsible guarantors; and, if appropriate, the realizable value of any collateral. Impairment is measured and allowances are established based on discounted expected cash flows.

     Country-specific: Probable losses resulting from exposures in countries experiencing political and transfer risk, countrywide economic distress, or problems regarding the legal enforceability of contracts are assessed using country specific scenarios and taking into consideration the nature of the individual exposures and their importance for the economy. Specific country allowances are established based on this assessment, and exclude exposures addressed in counterparty-specific allowances.

All impaired loans are periodically reviewed and analyzed and the allowance for credit losses is reassessed on a loan-by-loan basis at least annually and if necessary adjusted for further impairments identified. If there are indications that there are significant probable losses in the portfolio that have not been specifically identified, allowances would also be provided for on a portfolio basis.

A loan is classified as non-performing when the contractual payments of principal and/or interest are in arrears for 90 days or more. After the 90-day period the recognition of interest income ceases and a charge is recognized for the unpaid and accrued interest receivable.

j) FINANCIAL INVESTMENTS

Financial investments are debt and equity securities held for the accretion of wealth through distributions, such as interest and dividends, and for capital appreciation. Financial investments also include real estate held for sale.

Debt securities held to maturity are carried at amortized cost. If necessary, the carrying amount is reduced to its estimated realizable value. Interest income on debt securities, including amortization of premiums and discounts, is recognized on an accrual basis and reported as Net interest income.

Financial investments held for sale are carried at the lower of cost or market value. Reductions to market value and reversals of such reductions as well as gains and losses on disposal are included in Other income. Interest earned and dividends received are included in Net interest income.

Private equity investments are carried at cost less write-downs for impairments in value. Reductions of the carrying amount and reversals of such reductions as well as gains and losses on disposal are included in Other income.

k) INVESTMENTS IN ASSOCIATES

Investments in associates in which the Group has a significant influence are accounted for by the equity method. Investments in which the Group has a temporary significant influence because they are

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

acquired and held with a view to their subsequent disposal, are included in Financial investments (see private equity above).

Investments in companies in which the Group does not hold a significant influence are recorded at cost less value adjustments for other than temporary declines in value.

l) PROPERTY AND EQUIPMENT

Property and equipment includes bank occupied properties, investment properties, software, IT and communication and other machines and equipment. Property and equipment is carried at cost less accumulated depreciation and is periodically reviewed for impairment.

Property and equipment is depreciated on a straight-line basis over its estimated useful life as follows:

Properties                                             Not exceeding 50 years
-----------------------------------------------------------------------------
IT, software and communication                          Not exceeding 3 years
-----------------------------------------------------------------------------
Other machines and equipment                            Not exceeding 5 years
-----------------------------------------------------------------------------

m) GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of net identifiable assets of the acquired entity at the date of acquisition.

Other intangible assets are comprised of separately identifiable intangible items arising from acquisitions and certain purchased trademarks and similar items.

Goodwill and other intangible assets are recognized as assets and are amortized using the straight-line basis over their estimated useful economic life, not exceeding 20 years. At each balance sheet date, goodwill and other intangible assets are reviewed for indications of impairment. If such indications exist an analysis is performed to assess if a write-down is necessary.

Goodwill and fair value adjustments arising on the acquisition of foreign subsidiaries are treated as local currency balances and are translated into Swiss francs at the closing rate at subsequent balance sheet dates. Software development costs are capitalized when they meet certain criteria relating to identifiability and future economic benefits can be reasonably estimated. Internally developed software is classified in Property and equipment in the balance sheet.

n) INCOME TAXES

Income tax payable on profits, based on the applicable tax laws in each jurisdiction, is recognized as an expense in the period in which profits arise. The tax effects of income tax losses available for carry-forward are recognized as an asset when it is probable that future taxable profit will be available against which those losses can be utilized.

Deferred tax liabilities are recognized for temporary differences between the carrying amounts of assets and liabilities in the Group balance sheet and their amounts as measured for tax purposes, which will result in taxable amounts in future periods. Deferred tax assets are recognized for temporary differences which will result in deductible amounts in future periods, but only to the extent it is probable that sufficient taxable profits will be available against which these differences can be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period in which the asset will be realized or the liability will be settled based on enacted rates.

Current and deferred tax assets and liabilities are offset when they arise from the same tax reporting group and relate to the same tax authority and when the legal right to offset exists.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Current and deferred taxes are recognized as tax income or expense except for deferred taxes recognized or disposed of on the acquisition or disposal of a subsidiary.

o) TREASURY SHARES

UBS AG shares held by the Group are classified in the Shareholders' equity as Treasury shares and accounted for at weighted average cost. The difference between the proceeds from sales of treasury shares and their cost (net of tax) is classified as Share premium.

Contracts that require physical settlement or net share settlement are classified as Shareholders' equity and reported as Share premium. The difference between the proceeds from the settlement of the contract and its cost (net of tax) are reported as Share premium.

p) RETIREMENT BENEFITS

The Group sponsors a number of retirement benefit plans for its employees worldwide. These plans include both defined benefit and defined contribution plans and various other retirement benefits such as post-employment medical benefits. Group contributions to defined contribution plans are expensed when employees have rendered services in exchange for such contributions, generally in the year of contribution.

The Group uses the projected unit credit actuarial method to determine the present value of its defined benefit obligations and the related current service cost and, where applicable, past service cost.

The principal actuarial assumptions used by the actuary are set out in Note 34.

The Group recognizes a portion of its actuarial gains and losses as income or expenses if the net cumulative unrecognized actuarial gains and losses at the end of the previous reporting period exceeded the greater of:

-----------------------------------------------------------------
a)   10% of present value of the defined benefit obligation at
     that date (before deducting plan assets); and
-----------------------------------------------------------------
b)   10% of the fair value of any plan assets at that date.
-----------------------------------------------------------------

The unrecognized actuarial gains and losses exceeding the greater of the two values are recognized in the income statement over the expected average remaining working lives of the employees participating in the plans.

q) DERIVATIVE INSTRUMENTS

Derivative instruments are carried at fair value. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models as appropriate. The fair values of derivative instruments are shown in the balance sheet as Positive and Negative replacement values. Realized and unrealized gains and losses are recognized in Net trading income.

Transactions in derivative instruments entered into for hedging of non-trading positions are recognized in the income statement on the same basis as to the underlying item being hedged.

The Group offsets positive and negative replacement values with the same counterparty for transactions covered by legally enforceable master netting agreements.

r) COMPARABILITY

Certain amounts have been reclassified from previous years to conform to the 2000 presentation.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The prior year financial statements reflect the requirements of the following revised or new International Accounting Standards or changes in accounting policies which the Group implemented in 2000:

------------------------------------------------------------------------------
IAS 10 (revised)       Events after the balance sheet date
------------------------------------------------------------------------------
IAS 37                 Provisions, contingent liabilities and contingent
                       assets
------------------------------------------------------------------------------
IAS 38                 Intangible assets
------------------------------------------------------------------------------
Interpretation SIC 12  Consolidation - special purpose entities
------------------------------------------------------------------------------
Interpretation SIC 16  Share capital - reacquired own equity instruments
                       (treasury shares)
------------------------------------------------------------------------------
Interpretation SIC 24  Earnings per share - financial instruments and other contracts that may be settled in shares
------------------------------------------------------------------------------
Offsetting of amounts related to certain contracts
------------------------------------------------------------------------------
Interest and dividend income on trading assets
------------------------------------------------------------------------------

The implementation of the above standards or accounting policies had no material impact for the Group except for the following:

IAS 38 Intangible assets

In July 1998, the IASC issued IAS 38 Intangible Assets, which the Group adopted prospectively as of 1 January 2000. The standard requires the capitalization and amortization of certain intangible assets, if it is probable that the future economic benefits that are attributable to the assets will flow to the enterprise and the cost can be measured reliably.

Capitalized costs relating to internally developed software amounted to CHF 248 million as of 31 December 2000 and are reported within Note 17 Property and equipment as IT, software and communication, and operating expenses were reduced accordingly.

Interpretation SIC 16, Share Capital - Reacquired Own Equity Instruments (Treasury Shares)

In May 1999, the IASC issued Interpretation SIC 16, Share Capital - Reacquired Own Equity Instruments (Treasury Shares), which the Group adopted as of 1 January 2000. The interpretation provides guidance for the recognition, presentation and disclosure of treasury shares. SIC 16 applies to own shares and derivatives on own shares held for trading and non-trading purposes. SIC 16 requires own shares and derivatives on own shares to be presented as Treasury shares and deducted from Shareholders' equity. Gains and losses relating to the sale of own shares are recognized as a change in shareholders' equity.

As a result of the adoption of Interpretation SIC 16, financial information has been retroactively restated. Net trading income was reduced by CHF 196 million for the year ended 31 December 1999. Shareholders' equity and Total assets were reduced by CHF 4,227 million as of 31 December 1999 and CHF 3,601 million as of 31 December 1998.

Offsetting of amounts related to certain contracts

In order to improve comparability with its competitors, the Group has decided to offset positive and negative replacement values and reverse repurchase agreements and repurchase agreements with the same counterparty for transactions covered by legally enforceable master netting agreements. This change became effective as of 1 January 2000 and all prior periods represented have been restated.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Positive and negative replacement values have been reduced by CHF 66,136 million for the year ended 31 December 1999. Reverse repurchase and repurchase agreements have been reduced by CHF 12,322 million for the year ended 31 December 1999.

Interest and dividend income and expense on trading assets

In prior periods, interest and dividend income and expense on trading assets and liabilities were included in Net trading income. In order to improve comparability with its competitors, the Group has included interest and dividend income and expense on trading assets and liabilities in interest income and interest expense respectively. This change in presentation became effective 1 January 2000. The comparative financial information for 1999 has been restated to comply with this change. Interest income was increased by CHF 17,281 million for the year ended 31 December 1999. Interest expense was increased by CHF 17,728 million for the year ended 31 December 1999. In addition, Net trading income was increased by CHF 447 million for the year ended 31 December 1999.

In addition to the above, other changes have been made to prior years to conform to current presentation.

s) RECENT ACCOUNTING STANDARDS NOT YET ADOPTED

-------------------------------------------------------------------
IAS 12  Revised, income taxes
-------------------------------------------------------------------
IAS 39  Recognition and measurement of financial instruments
-------------------------------------------------------------------
IAS 40  Investment property
-------------------------------------------------------------------

The implementation of the above standards will have no material impact for the Group except for the following:

IAS 39, Recognition and measurement of financial instruments

In December 1998, the IASC issued IAS 39, Recognition and Measurement of Financial Instruments, which is required to be adopted for the Group's financial statements as of 1 January 2001 on a prospective basis.

The Standard provides comprehensive guidance on accounting for financial instruments. Financial instruments include conventional financial assets and liabilities and derivatives. IAS 39 requires that all financial instruments should be recognized on the balance sheet. The Group will disclose its financial assets either as loans originated by the bank and not held for trading, financial assets held for trading, investments held to maturity or financial assets available for sale.

Loans originated by the bank are initially measured at cost, which is the fair value of the consideration given to originate the loan, including any transaction costs. Loans will subsequently be measured at amortized cost minus any write-down for impairment or uncollectibility.

Financial assets held for trading are valued at fair value and changes in the fair value are recognized in trading income.

Held-to-maturity investments are recognized at cost and interest is accrued using the effective interest method. Held-to-maturity investments are subject to review for impairment.

Financial assets available for sale are recognized at fair value on the balance sheet. Changes in fair value are booked to equity and disclosed in the statement of changes in equity until the financial asset is sold, collected or otherwise disposed of, or until the financial asset is determined to be impaired, at

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

which time the cumulative profit or loss previously recognized in equity should be included in net profit or loss for the period.

In a qualifying hedge of exposures to changes in fair value, the change in fair value of the hedging instrument is recognized as an adjustment to its carrying amount and in net profit and loss. The change in fair value of the hedged item attributable to the hedged risks adjusts the carrying value of the hedged item and is also recognized in net profit or loss.

In a qualifying cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as an adjustment to its carrying amount and in equity. The ineffective portion of the gain or loss on the hedging transaction also adjusts the hedging instrument's carrying amount, but is reported in net profit or loss. If the forecasted transaction is no longer expected to occur, the cumulative gain or loss on the hedging instrument is recognized in net profit or loss.

A qualifying hedge of a net investment in a foreign entity is accounted for similar to a cash flow hedge. The gain or loss on the hedging instrument relating to the effective portion of the hedge is classified in the same manner as the foreign currency translation gain or loss.

The adoption of IAS 39 is expected to have a material impact on certain financial assets and liabilities including long-term debt. An opening adjustment to Other comprehensive income will also be required, representing unrealized gains and losses on financial assets recorded as available for sale and derivatives designated as cash flow hedges.

IAS 40 Investment property

In April 2000, the IASC issued IAS 40 Investment property, which is required to be adopted for the Group's financial statements as of 1 January 2001. The Standard prescribes the accounting treatment and disclosure requirements for investment property. Investment properties are measured at cost less accumulated depreciation and any accumulated impairment losses. As of 1 January 2001 investment properties amounted to CHF 1,280 million.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2  ACQUISITION OF PAINE WEBBER GROUP, INC.

On 3 November 2000, UBS completed its acquisition of 100% of the outstanding common stock of the Paine Webber Group, Inc., a full-service broker-dealer and one of the largest securities and commodities firms in the United States servicing both individual and institutional clients. The transaction was accounted for using the purchase method of accounting, making PaineWebber a wholly owned subsidiary of UBS. Results of operations of PaineWebber are included in the consolidated results beginning on the date of acquisition. Under International Accounting Standards, the valuation of shares and options issued is measured as of the date the acquisition was completed, 3 November 2000. Purchase consideration of CHF 22.0 billion (USD 12.5 billion) consists of the following:

                                                             CHF                 USD
                                                           MILLION             million
---------------------------------------------------------------------------------------
Value of shares issued (40,580,570 shares issued)            10,246               5,817
Value of options issued (options on 6,325,270 shares
issued)                                                         992                 563
Cash consideration                                           10,607               6,021
Direct costs of the acquisition                                 115                  65
---------------------------------------------------------------------------------------
Total purchase price                                         21,960              12,466
Fair value of net assets acquired                            (5,630)             (3,196)
---------------------------------------------------------------------------------------
Total intangible assets (1)                                  16,330               9,270
Intangible assets other than goodwill                        (4,695)             (2,665)
---------------------------------------------------------------------------------------
Goodwill arising from acquisition                            11,635               6,605
Purchased goodwill                                            1,202                 682
---------------------------------------------------------------------------------------
TOTAL GOODWILL AT 3 NOVEMBER 2000                            12,837               7,287
Effect of translation adjustments                              (898)
Amortization from 3 November 2000                              (103)                (61)
---------------------------------------------------------------------------------------
Balance of goodwill at 31 December 2000                      11,836               7,226
---------------------------------------------------------------------------------------

(1)  Excluding purchased goodwill.

The resulting goodwill and intangible assets will be amortized using the straight-line method over their estimated useful lives of 20 years.

In addition, UBS has entered into employee retention agreements that provide for payments to key PaineWebber employees which are subject to the employee's continued employment and other restrictions. The estimated cost to the Group for the agreements is approximately CHF 1.5 billion (USD 875 million) over a four-year period.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3a  SEGMENT REPORTING BY BUSINESS GROUP

UBS is organized into three Business Groups: UBS Switzerland, UBS Warburg and UBS Asset Management, and our Corporate Center.

UBS SWITZERLAND

UBS Switzerland encompasses two business units, Private Banking and Private and Corporate Clients.

The Private Banking business unit offers comprehensive wealth management services for private clients globally, who bank in Switzerland and other financial centers worldwide.

Within Switzerland, the Private and Corporate Clients business unit provides a complete set of banking and securities services for individual and corporate clients, focused foremost on customer service excellence, profitability and growth via multichannel distribution.

The two business units share technological and physical infrastructure, and have joint departments supporting major functions such as e-commerce, financial planning and wealth management, and investment policy and strategy.

UBS ASSET MANAGEMENT

UBS Asset Management is organized into two business units, Institutional Asset Management and Investment Funds / GAM.

Institutional Asset Management offers a diverse range of institutional investment management capabilities, in every major asset class, from the traditional to the alternative.

Investment Funds provides retail investment fund products, marketed principally through UBS Switzerland. Investment management for these funds is generally undertaken by Institutional Asset Management, with the Investment Funds unit concentrating on product development and distribution.

Global Asset Management (GAM), acquired in late 1999, is a diversified asset management group, offering a wide range of investment styles. Dedicated to giving its clients access to the world's best investment talent, GAM's funds are managed by its own staff and by about 80 carefully selected external managers. GAM products are marketed both independently and through Private Banking.

UBS WARBURG

UBS Warburg is a client-driven securities, investment banking and wealth management firm. It is made up of five business units.

The Corporate and Institutional Clients business unit is one of the leading global investment banking and securities firms. For both its own corporate and institutional clients and the other parts of the UBS Group, UBS Warburg provides product innovation, top-quality research and advice, and complete access to the world's capital markets.

UBS Capital is the private equity business unit of UBS Warburg, investing UBS and third-party funds primarily in unlisted companies.

US Private Clients, operating under the brand of UBS PaineWebber, provides a full range of wealth management services.

The International Private Clients business unit provides private banking products and services for high net worth clients outside the US and Switzerland who bank in their country of residence. During 2001 the European part of this business will become part of UBS Switzerland's Private Banking business unit and the Asia-Pacific part will be merged with US Private Clients.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The e-services business unit was created in fourth quarter 1999. During 2000, e-services progressed successfully towards its goal of creating a new business providing wealth management for affluent European clients, through internet, call centers and investment centers. Following the merger with PaineWebber, UBS's European wealth management strategy has evolved. As a result, key components of the e-services business unit's infrastructure will become part of Private Banking's new European wealth management strategy and e-services will no longer be reported separately.

CORPORATE CENTER

The Corporate Center encompasses Group level functions which cannot be devolved to the operating divisions, and ensures that the Business Groups operate as a coherent and effective whole with a common set of values and principles. Corporate Center's remit covers areas such as risk management, financial reporting, marketing and communications, funding, capital and balance sheet management and management of foreign currency earnings.

The Business Group results have been presented on a management reporting basis. Consequently, internal charges and transfer pricing adjustments have been reflected in the performance of each business. The basis of the reporting reflects the management of the business within the Group. Revenue sharing agreements are used to allocate external customer revenues to a Business Group on a reasonable basis. Transactions between Business Groups are conducted at arms length.

FOR THE YEAR ENDED 31 DECEMBER 2000

                                  UBS        UBS ASSET           UBS       CORPORATE             UBS
CHF MILLION               SWITZERLAND       MANAGEMENT       WARBURG          CENTER           GROUP
----------------------------------------------------------------------------------------------------
Income                         14,182            1,953        19,779             358          36,272
Credit loss recovery /
(expense)( 1)                    (784)               0          (247)          1,161             130
----------------------------------------------------------------------------------------------------
Total operating income         13,398            1,953        19,532           1,519          36,402
----------------------------------------------------------------------------------------------------
Personnel expenses              4,759              880        11,002             522          17,163
General and
administrative expenses         2,394              439         3,501             431           6,765
Depreciation                      508               49           731             320           1,608
Amortization of goodwill
and other intangible
assets                             62              263           298              44             667
----------------------------------------------------------------------------------------------------
Total operating expenses        7,723            1,631        15,532           1,317          26,203
----------------------------------------------------------------------------------------------------
BUSINESS GROUP
PERFORMANCE BEFORE TAX          5,675              322         4,000             202          10,199
Tax expense                                                                                    2,320
----------------------------------------------------------------------------------------------------
NET PROFIT BEFORE
MINORITY INTERESTS                                                                             7,879
Minority interests                                                                               (87)
----------------------------------------------------------------------------------------------------
NET PROFIT                                                                                     7,792
----------------------------------------------------------------------------------------------------
OTHER INFORMATION AS OF 31 DECEMBER 2000( 2)
Total assets                  281,780            6,727       870,608         (71,563)      1,087,552
Total liabilities             272,134            5,513       846,451         (81,379)      1,042,719
----------------------------------------------------------------------------------------------------

(1) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit recovery / (expense) for financial reporting purposes of CHF 130 million for the year ended 31 December 2000 is as follows: UBS Switzerland CHF 695 million, UBS Warburg CHF (565) million.

(2) The funding surplus or requirement is reflected in each Business Group and adjusted in Corporate Center.

FOR THE YEAR ENDED 31 DECEMBER 1999 (1)

                                          UBS       UBS ASSET      UBS     CORPORATE     UBS
CHF MILLION                           SWITZERLAND   MANAGEMENT   WARBURG    CENTER      GROUP
----------------------------------------------------------------------------------------------
Income                                     12,761        1,369    13,241       2,010    29,381
Credit loss recovery / (expense) (2)       (1,071)           0      (333)        448      (956)
----------------------------------------------------------------------------------------------
Total operating income                     11,690        1,369    12,908       2,458    28,425
----------------------------------------------------------------------------------------------
Personnel expenses                          4,691          516     7,278          92    12,577
General and administrative expenses         2,308          271     2,680         839     6,098
Depreciation                                  460           32       659         366     1,517
Amortization of goodwill and other
intangible assets                              23          113       154          50       340
----------------------------------------------------------------------------------------------
Total operating expenses                    7,482          932    10,771       1,347    20,532
----------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX       4,208          437     2,137       1,111     7,893
Tax expense                                                                              1,686
----------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                                                     6,207
Minority interests                                                                         (54)
----------------------------------------------------------------------------------------------
NET PROFIT                                                                               6,153
----------------------------------------------------------------------------------------------
OTHER INFORMATION AS OF 31 DECEMBER 1999 (3)
Total assets                              254,577       10,451   719,568     (88,040)  896,556
Total liabilities                         270,137        4,614   693,633    (102,436)  865,948
----------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss recovery / (expense) for financial reporting purposes of CHF (956) million for the year ended 31 December 1999 is as follows: UBS Switzerland CHF (965) million, Corporate Center CHF 9 million.

(3) The funding surplus / requirement is reflected in each Business Group and adjusted in Corporate Center.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

FOR THE YEAR ENDED 31 DECEMBER 1998 (1)

                                            UBS       UBS ASSET      UBS     CORPORATE    UBS
CHF MILLION                             SWITZERLAND   MANAGEMENT   WARBURG    CENTER     GROUP
-----------------------------------------------------------------------------------------------
Income                                       13,958        1,358     7,691         191   23,198
Credit loss recovery / (expense) (2)         (1,186)           0      (510)        745     (951)
-----------------------------------------------------------------------------------------------
Total operating income                       12,772        1,358     7,181         936   22,247
-----------------------------------------------------------------------------------------------
Personnel expenses                            4,448          515     4,641         212    9,816
General and administrative expenses           2,226          228     2,625       1,656    6,735
Depreciation                                    771           35       549         128    1,483
Amortization of goodwill and other
intangible assets                                 4           78       173          87      342
-----------------------------------------------------------------------------------------------
Total operating expenses                      7,449          856     7,988       2,083   18,376
-----------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX         5,323          502      (807)     (1,147)   3,871
Tax expense                                                                                 904
-----------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                                                      2,967
Minority interests                                                                            5
-----------------------------------------------------------------------------------------------
NET PROFIT                                                                                2,972
-----------------------------------------------------------------------------------------------

(1) The 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss recovery / (expense) for financial reporting purposes of CHF (951) million for the year ended 31 December 1998 is as follows: UBS Switzerland CHF (445) million and UBS Warburg CHF (506) million.

NOTE 3b  SEGMENT REPORTING BY GEOGRAPHIC LOCATION

The geographic analysis of total assets is based on customer domicile whereas operating income and capital investment is based on the location of the office in which the transactions and assets are recorded. Because of the global nature of financial markets the Group's business is managed on an integrated basis worldwide, with a view to profitability by product line. The geographical analysis of operating income, total assets, and capital investment is provided in order to comply with International Accounting Standards, and does not reflect the way the Group is managed. Management believes that analysis by Business Group, as shown in Note 3a to these financial statements, is a more meaningful representation of the way in which the Group is managed.

FOR THE YEAR ENDED 31 DECEMBER 2000

                               TOTAL OPERATING INCOME        TOTAL ASSETS         CAPITAL INVESTMENT
                               -----------------------   ---------------------   ---------------------
                               CHF MILLION    SHARE %    CHF MILLION   SHARE %   CHF MILLION   SHARE %
------------------------------------------------------------------------------------------------------
Switzerland                          15,836        44        211,851        19         1,135        43
Rest of Europe                       10,907        30        305,342        28           311        12
Americas                              6,976        19        474,617        44         1,169        44
Asia / Pacific                        2,626         7         87,831         8            36         1
Africa / Middle East                     57         0          7,911         1             8         0
------------------------------------------------------------------------------------------------------
TOTAL                                36,402       100      1,087,552       100         2,659       100
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

FOR THE YEAR ENDED 31 DECEMBER 1999(1)

                                TOTAL OPERATING INCOME        TOTAL ASSETS         CAPITAL INVESTMENT
                                -----------------------   ---------------------   ---------------------
                                CHF MILLION    SHARE %    CHF MILLION   SHARE %   CHF MILLION   SHARE %
-------------------------------------------------------------------------------------------------------
Switzerland                           14,976        52        207,702        23         1,990        70
Rest of Europe                         7,626        27        303,365        34           356        13
Americas                               3,861        14        281,974        31           386        14
Asia / Pacific                         1,945         7         96,469        11            87         3
Africa / Middle East                      17         0          7,046         1             1         0
-------------------------------------------------------------------------------------------------------
TOTAL                                 28,425       100        896,556       100         2,820       100
-------------------------------------------------------------------------------------------------------

FOR THE YEAR ENDED 31 DECEMBER 1998(1)

                                TOTAL OPERATING INCOME
                                -----------------------
                                CHF MILLION    SHARE %
-------------------------------------------------------
Switzerland                           16,757        75
Rest of Europe                         1,655         8
Americas                               2,548        11
Asia / Pacific                         1,251         6
Africa / Middle East                      36         0
-------------------------------------------------------
TOTAL                                 22,247       100
-------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

INCOME STATEMENT

NOTE 4  NET INTEREST INCOME

                CHF million                                                                % change from
             FOR THE YEAR ENDED               31.12.00       31.12.99(1)      31.12.98(1)    31.12.99
--------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest earned on loans and advances to
banks                                             5,615          6,105            7,687               (8)
Interest earned on loans and advances to
customers                                        14,692         12,077           14,111               22
Interest from finance leasing                        36             49               60              (27)
Interest earned on securities borrowed and
reverse repurchase agreements                    19,088         11,422           10,380               67
Interest and dividend income from financial
investments                                         202            160              372               26
Interest and dividend income from trading
portfolio                                        11,842          5,598            3,901              112
Other                                               270            193              931               40
--------------------------------------------------------------------------------------------------------
Total                                            51,745         35,604           37,442               45
--------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on amounts due to banks                  6,155          5,515            8,205               12
Interest on amounts due to customers              9,505          8,330            9,890               14
Interest on securities lent and repurchase
agreements                                       14,915          8,446            7,543               77
Interest and dividend expense from trading
portfolio                                         5,309          2,070            1,741              156
Interest on medium and long-term debt             7,731          5,334            5,045               45
--------------------------------------------------------------------------------------------------------
Total                                            43,615         29,695           32,424               47
--------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                               8,130          5,909            5,018               38
--------------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5  NET FEE AND COMMISSION INCOME

             CHF million                                                      % change from
         FOR THE YEAR ENDED            31.12.00       31.12.99      31.12.98    31.12.99
-------------------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS          310           372           559            (17)
-------------------------------------------------------------------------------------------
SECURITY TRADING AND INVESTMENT ACTIVITY FEES
Underwriting fees(1)                       1,434           905         1,122             58
Corporate finance fees(1)                  1,772         1,298         1,016             37
Brokerage fees                             5,792         3,934         3,670             47
Investment fund fees                       2,821         1,915         1,778             47
Fiduciary fees                               351           317           349             11
Custodian fees                             1,439         1,583         1,386             (9)
Portfolio and other management and
advisory fees(1)                           3,677         2,612         2,891             41
Other                                         50            57           110            (12)
-------------------------------------------------------------------------------------------
Total                                     17,336        12,621        12,322             37
-------------------------------------------------------------------------------------------
COMMISSION INCOME FROM OTHER SERVICES        802           765           776              5
-------------------------------------------------------------------------------------------
TOTAL FEE AND COMMISSION INCOME           18,448        13,758        13,657             34
-------------------------------------------------------------------------------------------
FEE AND COMMISSION EXPENSE
Brokerage fees paid                        1,084           795           704             36
Other                                        661           356           327             86
-------------------------------------------------------------------------------------------
Total                                      1,745         1,151         1,031             52
-------------------------------------------------------------------------------------------
NET FEE AND COMMISSION INCOME             16,703        12,607        12,626             32
-------------------------------------------------------------------------------------------

(1) In prior periods, Corporate finance related advisory fees were included in Portfolio and other management and advisory fees. These fees are now reported in the new disclosure line Corporate finance fees together with merger and acquisition fees which were previously reported in Underwriting and corporate finance fees. All previous periods have been restated accordingly.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6  NET TRADING INCOME

Foreign exchange net trading income include gains and losses from spot and forward contracts, options, futures, and translation of foreign currency assets and liabilities, bank notes, precious metals, and commodities. Fixed income net trading income includes the results of making markets in instruments of both developed and emerging countries in government securities, corporate debt securities, money market instruments, interest rate and currency swaps, options, and other derivatives. Equities net trading income includes the results of making markets globally in equity securities and equity derivatives such as swaps, options, futures, and forward contracts.

             CHF million                                                             % change from
          FOR THE YEAR ENDED            31.12.00       31.12.99(1)      31.12.98(1)    31.12.99
--------------------------------------------------------------------------------------------------
Foreign exchange                            1,287          1,108             1,992              16
Fixed income                                  912          2,603               162             (65)
Equities                                    7,754          4,008             1,159              93
--------------------------------------------------------------------------------------------------
NET TRADING INCOME                          9,953          7,719             3,313              29
--------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

NOTE 7  NET GAINS FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES

              CHF million                                                        % change from
          FOR THE YEAR ENDED             31.12.00       31.12.99      31.12.98     31.12.99
----------------------------------------------------------------------------------------------
Net gains from disposal of consolidated
subsidiaries                                    57             8         1,149             613
Net gains/(losses) from disposal of
investments in associates                       26         1,813           (30)            (99)
----------------------------------------------------------------------------------------------
NET GAINS FROM DISPOSAL OF ASSOCIATES
AND SUBSIDIARIES                                83         1,821         1,119             (95)
----------------------------------------------------------------------------------------------

While the 1999 figure represents mainly the disposal gains from our investments in Swiss Life/Rentenanstalt and Julius Baer registered shares, the 1998 figure is mainly attributable to the disposal of the BSI--Banca della Svizzera Italiana.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8  OTHER INCOME

                CHF million                                                           % change from
             FOR THE YEAR ENDED               31.12.00       31.12.99      31.12.98     31.12.99
---------------------------------------------------------------------------------------------------
INVESTMENTS IN FINANCIAL ASSETS (DEBT AND EQUITY)
Net gain from disposal of private equity
  investments                                       919           374           587             146
Net gain from disposal of other financial
  assets                                            162           180           398             (10)
Impairment charges in private equity
investments and other financial assets             (507)         (102)         (556)            397
---------------------------------------------------------------------------------------------------
TOTAL                                               574           452           429              27
---------------------------------------------------------------------------------------------------
INVESTMENTS IN PROPERTY
Net gain from disposal of properties held
for resale                                           85            78            33               9
Net loss from revaluation of properties held
for resale                                         (108)          (49)         (106)            120
Net income from other properties                     96           (20)          328
---------------------------------------------------------------------------------------------------
TOTAL                                                73             9           255             711
---------------------------------------------------------------------------------------------------
EQUITY INCOME FROM INVESTMENTS IN ASSOCIATES         58           211           377             (73)
---------------------------------------------------------------------------------------------------
OTHER                                               698           653            61               7
---------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME                                1,403         1,325         1,122               6
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9  OPERATING EXPENSES

               CHF million                                                            % change from
            FOR THE YEAR ENDED              31.12.00       31.12.99       31.12.98      31.12.99
---------------------------------------------------------------------------------------------------
PERSONNEL EXPENSES
Salaries and bonuses                           13,523          9,872          7,082              37
Contractors                                       725            886            535             (18)
Insurance and social contributions                959            717            542              34
Contribution to retirement benefit plans          475              8            614
Employee share plans                               97            151            201             (36)
Other personnel expenses                        1,384            943            842              47
---------------------------------------------------------------------------------------------------
TOTAL                                          17,163         12,577          9,816              36
---------------------------------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
Occupancy                                         979            847            822              16
Rent and maintenance of machines and
  equipment                                       520            410            390              27
Telecommunications and postage                    914            756            820              21
Administration                                    750            784            759              (4)
Marketing and public relations                    480            335            262              43
Travel and entertainment                          656            552            537              19
Professional fees                                 660            526            532              25
IT and other outsourcing                        1,246          1,289          1,260              (3)
Other                                             560            599          1,353              (7)
---------------------------------------------------------------------------------------------------
TOTAL                                           6,765          6,098          6,735              11
---------------------------------------------------------------------------------------------------
DEPRECIATION AND AMORTIZATION
Property, equipment and software                1,608          1,517          1,483               6
Goodwill and other intangible assets              667            340            342              96
---------------------------------------------------------------------------------------------------
TOTAL                                           2,275          1,857          1,825              23
---------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                       26,203         20,532         18,376              28
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10  EARNINGS PER SHARE

                                                                                            % change from
          FOR THE YEAR ENDED              31.12.00        31.12.99(1)      31.12.98(1)        31.12.99
---------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)        7,792            6,153            2,972                 27
Net profit for the period before
goodwill amortization (CHF million)(2)         8,459            6,493            3,314                 30
Weighted average shares outstanding:
Registered ordinary shares               433,486,003      430,497,026      429,710,128                  1
Own shares to be delivered                 2,058,212
Treasury shares                          (32,514,906)     (25,754,544)(3)  (24,487,833)(3)             26
---------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES FOR BASIC
EARNINGS PER SHARE                       403,029,309      404,742,482      405,222,295                  0
---------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE (CHF)                 19.33            15.20             7.33                 27
BASIC EARNINGS PER SHARE BEFORE
GOODWILL AMORTIZATION (CHF)(2)                 20.99            16.04             8.18                 31
---------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)        7,778(5)         6,153            2,972                 26
Net profit for the period before
goodwill amortization (CHF million)(2)         8,445(5)         6,493            3,314                 30
Weighted average shares for basic
earnings per share                       403,029,309      404,742,482      405,222,295                  0
Potential dilutive ordinary shares
resulting from outstanding options,
warrants and convertible debt
securities(6)                              5,496,591        3,632,670(4)     7,658,746(4)              51
---------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES FOR DILUTED
EARNINGS PER SHARE                       408,525,900      408,375,152      412,881,041                  0
---------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE (CHF)               19.04            15.07             7.20                 26
DILUTED EARNINGS PER SHARE BEFORE
GOODWILL AMORTIZATION (CHF)(2)                 20.67            15.90             8.03                 30
---------------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) The amortization of goodwill and other intangible assets is excluded from this calculation.

(3) Treasury shares have increased by 11,371,720 and by 18,372,661 for the periods ended 31 December 1999 and 31 December 1998, due to a change in accounting policy (see Note 1: Summary of Significant Accounting Policies).

(4) Share amount has been adjusted by 1,414,114 and by 5,371,922 representing other potentially dilutive instruments for the periods ended 31 December 1999 and 31 December 1998, due to a change in accounting policy (see Note 1: Summary of Significant Accounting Policies).

(5) Net profit has been adjusted for the dilutive impact of own equity derivative activity in accordance with International Accounting Standards.

(6) Total equivalent shares outstanding on options that were not dilutive for the respective periods but could potentially dilute earnings per share in the future were 9,174,760, 24,045,261 and 11,367,184 for the years ended 31 December 2000, 31 December 1999 and 31 December 1998, respectively.

1999 and 1998 share figures are restated for the two-for-one share split, effective 8 May 2000.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

BALANCE SHEET: ASSETS

NOTE 11  MONEY MARKET PAPER

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Government treasury notes and bills                            22,551             32,724
Money market placements                                        43,477             36,540
Other bills and cheques                                           426                453
-----------------------------------------------------------------------------------------
TOTAL MONEY MARKET PAPER                                       66,454             69,717
-----------------------------------------------------------------------------------------
thereof eligible for discount at central banks                 60,689             64,671
-----------------------------------------------------------------------------------------

NOTE 12a  DUE FROM BANKS AND LOANS TO CUSTOMERS

The composition of Due from banks, the Loan portfolio and the Allowance for credit losses by type of exposure at the end of the year was as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Banks                                                          30,064             30,785
Allowance for credit losses                                      (917)              (878)
-----------------------------------------------------------------------------------------
Net due from banks                                             29,147             29,907
-----------------------------------------------------------------------------------------
Loans to customers
  Mortgages                                                   120,554            127,987
  Other loans                                                 133,898            119,242
-----------------------------------------------------------------------------------------
Subtotal                                                      254,452            247,229
Allowance for credit losses                                    (9,610)           (12,371)
-----------------------------------------------------------------------------------------
Net loans to customers                                        244,842            234,858
-----------------------------------------------------------------------------------------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS                     273,989            264,765
-----------------------------------------------------------------------------------------
thereof subordinated                                              393                 86
-----------------------------------------------------------------------------------------

The composition of Due from banks and Loans to customers by geographical region based on the location of the borrower at the end of the year was as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Switzerland                                                   164,645            183,944
Rest of Europe                                                 46,882             44,796
Americas                                                       52,939             31,285
Asia / Pacific                                                 16,504             13,451
Africa / Middle East                                            3,546              4,538
-----------------------------------------------------------------------------------------
Subtotal                                                      284,516            278,014
Allowance for credit losses                                   (10,527)           (13,249)
-----------------------------------------------------------------------------------------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS                     273,989            264,765
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The composition of Due from banks and Loans to customers by type of collateral at the end of the year was as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Secured by real estate                                        122,898            130,835
Collateralized by securities                                   37,714             19,061
Guarantees and other collateral                                28,373             28,725
Unsecured                                                      95,531             99,393
-----------------------------------------------------------------------------------------
Subtotal                                                      284,516            278,014
Allowance for credit losses                                   (10,527)           (13,249)
-----------------------------------------------------------------------------------------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS                     273,989            264,765
-----------------------------------------------------------------------------------------

NOTE 12b  ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The allowance and provision for credit losses developed as follows:

                                                               COUNTRY RISK
                                                   SPECIFIC    ALLOWANCE AND    TOTAL      TOTAL
                   CHF MILLION                     ALLOWANCE     PROVISION     31.12.00   31.12.99
--------------------------------------------------------------------------------------------------
Balance at the beginning of the year                  12,022           1,376    13,398     14,978
Write-offs                                            (2,963)            (32)   (2,995)    (3,275)
Recoveries                                               150              13       163         65
Increase / (decrease) in credit loss allowance
  and provision                                          (49)            (81)     (130)       956
Net foreign exchange and other adjustments               129              16       145        674
--------------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                         9,289           1,292    10,581     13,398
--------------------------------------------------------------------------------------------------

At the end of the year the aggregate allowances and provisions were apportioned and displayed as follows:

                        CHF MILLION                           31.12.00         31.12.99
---------------------------------------------------------------------------------------
As a reduction of Due from banks                                  917              878
As a reduction of Loans to customers                            9,610           12,371
---------------------------------------------------------------------------------------
Subtotal                                                       10,527           13,249
Included in other liabilities related to commitments and
  contingent liabilities                                           54              149
---------------------------------------------------------------------------------------
TOTAL ALLOWANCE AND PROVISION FOR CREDIT LOSSES                10,581           13,398
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12c  IMPAIRED LOANS

UBS classifies a loan as impaired when there is a probability of incurring a partial or full loss. A provision is then made with respect to the loan in question.

The impaired loans were as follows:

                        CHF MILLION                           31.12.99         31.12.00
---------------------------------------------------------------------------------------
Impaired loans (1, 2)                                          18,494           22,456
Amount of allowance for credit losses related to impaired
  loans                                                         9,685           12,471
Average impaired loans (3)                                     20,804           24,467
---------------------------------------------------------------------------------------

(1)  All impaired loans have a specific allowance for credit losses.

(2)  Interest income on impaired loans is immaterial.

(3)  Average balances were calculated from quarterly data.

NOTE 12d  NON-PERFORMING LOANS

When principal, interest or commission are overdue by 90 days, loans are classified as non-performing, the recognition of interest or commission income ceases and a charge is recognized against income for the unpaid interest or commission receivable. Allowances are provided for non-performing loans to reflect their net estimated recoverable amount. Unrecognized interest related to such loans totalled CHF 182 million for the year ended 31 December 2000 and CHF 409 million for the year ended 31 December 1999.

The non-performing loans were as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Non-performing loans                                           10,452             13,073
Amount of allowance for credit losses related to
  non-performing loans                                          6,850              8,661
Average non-performing loans (1)                               11,884             14,615
-----------------------------------------------------------------------------------------

(1)  Average balances were calculated from quarterly data.

An analysis of changes in non-performing loans is presented in the following table:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Non-performing loans at the beginning of the year              13,073             16,113
Net reductions                                                   (290)              (638)
Write-offs and disposals                                       (2,331)            (2,402)
-----------------------------------------------------------------------------------------
NON-PERFORMING LOANS AT THE END OF THE YEAR                    10,452             13,073
-----------------------------------------------------------------------------------------

The non-performing loans by type of exposure were as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Banks                                                             172                499
-----------------------------------------------------------------------------------------
Loans to customers
  Mortgages                                                     4,586              7,105
  Other                                                         5,694              5,469
-----------------------------------------------------------------------------------------
Total loans to customers                                       10,280             12,574
-----------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS                                     10,452             13,073
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The non-performing loans by geographical region based on the location of the borrower were as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Switzerland                                                     7,588             11,435
Rest of Europe                                                    342                223
Americas                                                        1,865                697
Asia / Pacific                                                    307                373
Africa / Middle East                                              350                345
-----------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS                                     10,452             13,073
-----------------------------------------------------------------------------------------

NOTE 13  SECURITIES BORROWING, SECURITIES LENDING, REPURCHASE,
REVERSE REPURCHASE AND OTHER COLLATERALIZED TRANSACTIONS

The Group enters into collateralized reverse repurchase and repurchase agreements and securities borrowing and securities lending transactions that may result in credit exposure in the event the counterparty to the transaction is unable to fulfill its contractual obligations. The Group minimizes credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Group when deemed necessary.

The following table presents cash collateral received and paid under securities lending, repurchase agreements, securities borrowing and reverse repurchase agreements.

                                             SECURITIES      SECURITIES      SECURITIES      SECURITIES
                                              BORROWED          LENT          BORROWED          LENT
                CHF MILLION                   31.12.00        31.12.00        31.12.99        31.12.99
-------------------------------------------------------------------------------------------------------
CASH COLLATERAL BY COUNTERPARTIES
Banks                                           159,619          18,291          99,810           8,926
Customers                                        18,238           5,127          13,352           3,906
-------------------------------------------------------------------------------------------------------
TOTAL CASH COLLATERAL ON SECURITIES
BORROWED AND LENT                               177,857          23,418         113,162          12,832
-------------------------------------------------------------------------------------------------------

                                              REVERSE                          Reverse
                                             REPURCHASE      REPURCHASE      REPURCHASE       REPURCHASE
                                             AGREEMENTS      AGREEMENTS      AGREEMENTS       AGREEMENTS
                CHF MILLION                   31.12.00        31.12.00       31.12.99(1)      31.12.99(1)
---------------------------------------------------------------------------------------------------------
AGREEMENTS BY COUNTERPARTIES
Banks                                           144,505         175,421          93,104          125,054
Customers                                        49,296         120,092          39,287           71,860
---------------------------------------------------------------------------------------------------------
TOTAL REPURCHASE AND REVERSE REPURCHASE
AGREEMENTS                                      193,801         295,513         132,391          196,914
---------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

Under reverse repurchase, securities borrowing, and other collateralized arrangements, the Group obtains securities on terms which permit it to repledge or resell the securities to others. At 31 December 2000, the Group held CHF 478 billion of securities on such terms, CHF 407 billion of which have been either pledged or otherwise transferred to others in connection with its financing activities or to satisfy its commitments under short sale transactions.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 14  TRADING PORTFOLIO

Trading assets and liabilities are carried at fair value. The following table presents the carrying value of trading assets and liabilities at the end of the reporting period.

                        CHF MILLION                           31.12.00         31.12.99(1)
------------------------------------------------------------------------------------------
TRADING PORTFOLIO ASSETS
DEBT INSTRUMENTS
Swiss government and government agencies                        1,104              7,391
US Treasury and government agencies                            19,769             21,816
Other government                                               33,222             65,804
Corporate listed instruments                                   64,514             13,420
Other unlisted instruments                                     26,583              8,322
------------------------------------------------------------------------------------------
TOTAL                                                         145,192            116,753
------------------------------------------------------------------------------------------
EQUITY INSTRUMENTS
Listed instruments                                            102,571             87,089
Unlisted instruments                                            2,320              2,963
------------------------------------------------------------------------------------------
TOTAL                                                         104,891             90,052
------------------------------------------------------------------------------------------
PRECIOUS METALS                                                 3,213              5,127
------------------------------------------------------------------------------------------
TOTAL TRADING PORTFOLIO ASSETS                                253,296            211,932
------------------------------------------------------------------------------------------
TRADING PORTFOLIO LIABILITIES
DEBT INSTRUMENTS
Swiss government and government agencies                          439                  0
US Treasury and government agencies                            13,645             24,535
Other government                                                5,070             11,917
Corporate listed instruments                                   31,905              6,502
Other unlisted instruments                                        192                  9
------------------------------------------------------------------------------------------
TOTAL                                                          51,251             42,963
------------------------------------------------------------------------------------------
LISTED EQUITY INSTRUMENTS                                      31,381             11,675
------------------------------------------------------------------------------------------
TOTAL TRADING PORTFOLIO LIABILITIES                            82,632             54,638
------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

The Group trades debt, equity, precious metals, foreign currency and derivatives to meet the financial needs of its customers and to generate revenue through its trading activities. Note 26 provides a description of the various classes of derivatives together with the related volumes used in the Group's trading activities, whereas Note 13 provides further details about cash collateral on securities borrowed and lent and repurchase and reverse repurchase agreements.

Included in total trading portfolio assets above are CHF 59 billion of securities pledged to others under terms which permit the counterparty to sell or repledge and CHF 12 billion of securities pledged to others under terms which do not permit the counterparty to resell or repledge.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15  FINANCIAL INVESTMENTS

CHF MILLION                                                   31.12.00      31.12.99
------------------------------------------------------------------------------------
DEBT INSTRUMENTS
Listed                                                          1,403          1,357
Unlisted                                                        4,803            609
------------------------------------------------------------------------------------
Total                                                           6,206          1,966
------------------------------------------------------------------------------------
EQUITY INVESTMENTS
Listed                                                          1,119            356
Unlisted                                                        1,438            557
------------------------------------------------------------------------------------
Total                                                           2,557            913
------------------------------------------------------------------------------------
PRIVATE EQUITY INVESTMENTS                                      6,658          3,001
PROPERTIES HELD FOR RESALE                                        984          1,159
------------------------------------------------------------------------------------
TOTAL FINANCIAL INVESTMENTS                                    16,405          7,039
------------------------------------------------------------------------------------
thereof eligible for discount at central banks                    381            563
------------------------------------------------------------------------------------

The following table gives additional disclosure in respect of the valuation methods used.

                                         BOOK VALUE      FAIR VALUE      BOOK VALUE      FAIR VALUE
CHF MILLION                               31.12.00        31.12.00        31.12.99        31.12.99
---------------------------------------------------------------------------------------------------
VALUED AT AMORTIZED COST
Debt instruments                              5,851           5,853             677             687
---------------------------------------------------------------------------------------------------
VALUED AT THE LOWER OF COST OR MARKET
  VALUE
Debt instruments                                355             367           1,289           1,314
Equity instruments                            2,557           3,031             913             939
Properties held for resale                      984           1,150           1,159           1,194
---------------------------------------------------------------------------------------------------
Total                                         3,896           4,548           3,361           3,447
---------------------------------------------------------------------------------------------------
VALUED AT COST LESS ADJUSTMENTS FOR
  IMPAIRMENTS
Private equity investments                    6,658           7,940           3,001           4,146
---------------------------------------------------------------------------------------------------
TOTAL FINANCIAL INVESTMENTS                  16,405          18,341           7,039           8,280
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16  INVESTMENTS IN ASSOCIATES

                                CARRYING                                                               CARRYING
                                 AMOUNT                                                                 AMOUNT
                                   AT                                                      CHANGE IN      AT
CHF million                     31.12.99   ADDITIONS   DISPOSAL(1)   INCOME   WRITE-OFFS    EQUITY     31.12.00
---------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN
  ASSOCIATES                       1,102          65         (287)       62           (4)        (58)       880
---------------------------------------------------------------------------------------------------------------

(1) The figure of CHF 287 million for disposals for the year ended 31 December 2000 primarily consists of disposal of a stake in National Versicherung AG.

NOTE 17  PROPERTY AND EQUIPMENT

                                                               IT, soft-     Other
                                        Bank                   ware and    machines
                                      occupied    Investment   communi-       and
CHF million                          properties   properties    cation     equipment   31.12.00   31.12.99
----------------------------------------------------------------------------------------------------------
HISTORICAL COST
Balance at the beginning of the
  year                                    9,085        2,006      3,321        2,798    17,210     18,505
Additions                                   233          138      1,032          237     1,640      1,813
Additions from acquired companies             0            0        201          818     1,019        755
Disposals                                  (224)        (176)      (279)         (90)     (769)    (4,333)
Reclassifications (1)                      (287)        (145)         0            0      (432)         0
Foreign currency translation                  0            7        (18)         (26)      (37)       470
Balance at the end of the year            8,807        1,830      4,257        3,737    18,631     17,210
----------------------------------------------------------------------------------------------------------
ACCUMULATED DEPRECIATION
Balance at the beginning of the
  year
                                          3,625          539      2,416        1,929     8,509      8,619
Depreciation (2)
                                            395          119        952          419     1,885      2,105
Disposals
                                            (84)         (31)      (268)         (70)     (453)    (2,500)
Reclassifications (1)
                                            (97)         (79)         0            0      (176)         0
Foreign currency translation
                                              1            2        (26)         (21)      (44)       285
Balance at the end of the year            3,840          550      3,074        2,257     9,721      8,509
----------------------------------------------------------------------------------------------------------
NET BOOK VALUE AT THE END OF THE
  YEAR (3)                                4,967        1,280      1,183        1,480     8,910      8,701
----------------------------------------------------------------------------------------------------------

(1) Properties held for sale of CHF 256 million (CHF 432 million acquisition costs and CHF 176 million accumulated depreciation) have been reclassified to Note 15 Financial Investments

(2) Depreciation of CHF 1,885 million includes CHF 277 million that was charged against the restructuring provision.

(3)  Fire insurance value of property and equipment is CHF 14,570 million (1999:
     CHF 15,004 million).

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 18  GOODWILL AND OTHER INTANGIBLE ASSETS

                                                               OTHER
                                                             INTANGIBLE
CHF MILLION                                    GOODWILL        ASSETS        31.12.00      31.12.99
---------------------------------------------------------------------------------------------------
HISTORICAL COST
Balance at the beginning of the year             4,229              305        4,534          3,000
Additions                                       12,939            4,902       17,841          1,467
Write-offs                                         (16)               0          (16)          (192)
Reclassifications                                  (41)              41            0            (88)
Foreign currency translation                      (839)            (354)      (1,193)           347
Balance at the end of the year                  16,272            4,894       21,166          4,534
---------------------------------------------------------------------------------------------------
ACCUMULATED AMORTIZATION
Balance at the beginning of the year
                                                   951               40          991            790
Amortization
                                                   533              134          667            340
Write-offs
                                                   (16)               0          (16)          (183)
Reclassifications
                                                   (16)              16            0             (2)
Foreign currency translation
                                                    (7)              (6)         (13)            46
Balance at the end of the year                   1,445              184        1,629            991
---------------------------------------------------------------------------------------------------
NET BOOK VALUE AT THE END OF THE YEAR           14,827            4,710       19,537          3,543
---------------------------------------------------------------------------------------------------

NOTE 19  OTHER ASSETS

CHF million                                                   Note      31.12.00      31.12.99
----------------------------------------------------------------------------------------------
Deferred tax assets                                             24         2,208          742
Settlement and clearing accounts                                           3,153        4,911
VAT and other tax receivables                                                419          702
Prepaid pension costs                                                        405          456
Other receivables                                                          2,322        4,196
----------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                                         8,507       11,007
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

BALANCE SHEET: LIABILITIES

NOTE 20  DUE TO BANKS AND CUSTOMERS

                        CHF MILLION                           31.12.00         31.12.99
---------------------------------------------------------------------------------------
Due to banks                                                    82,240           76,365
---------------------------------------------------------------------------------------
Due to customers in savings and investment accounts             68,213           78,640
Amounts due to customers on demand and time                    242,466          201,320
---------------------------------------------------------------------------------------
Total due to customers                                         310,679          279,960
---------------------------------------------------------------------------------------
TOTAL DUE TO BANKS AND CUSTOMERS                               392,919          356,325
---------------------------------------------------------------------------------------

NOTE 21  LONG-TERM DEBT

The Group issues both CHF and non-CHF denominated fixed and floating rate debt. Publicly placed fixed rate debt pays interest at rates up to 21.5% including structured note issues. Floating rate debt pays interest based on the three-month or six-month London Interbank Offered Rate "LIBOR".

Subordinated debt securities are unsecured obligations of the Group and are subordinated in right of payment to all present and future senior indebtedness and certain other obligations of the Group. At 31 December 2000 and 31 December 1999, the Group had CHF 13,018 million and CHF 13,106 million, respectively, in subordinated debt excluding convertible and exchangeable debt and notes with warrants which have been included in the following paragraph. Subordinated debt usually pays interest annually and provides for single principal payments upon maturity. At 31 December 2000 and 31 December 1999, the Group had CHF 40,428 million and CHF 41,093 million, respectively, in unsubordinated debt.

The Group issues convertible obligations that can be exchanged for common stock of UBS AG and notes with warrants attached on UBS AG shares. Furthermore, the Group issues notes exchangeable into common stock or preferred stock of other companies, or repaid based on the performance of an index or group of securities. At 31 December 2000 and 31 December 1999, the Group had CHF 1,409 million and CHF 2,133 million, respectively, in convertible and exchangeable debt and notes with warrants attached outstanding.

The Group, as part of its interest-rate risk management process, utilizes derivative instruments to modify the repricing characteristics of the notes/bonds issued. The Group also utilizes other derivative instruments to manage the foreign exchange impact of certain long-term debt obligations.

The Group issues credit-linked notes generally through private placements. The credit-linked notes are usually senior unsecured obligations of UBS AG, acting through one of its branches, and can be subject to early redemption in the event of a defined credit event. Payment of interest and/or principal is dependent upon the performance of a reference entity or security. The rate of interest on each credit-linked note is either floating and determined by reference to LIBOR plus a spread or fixed. Medium-term and credit-linked notes have been included in the amounts disclosed above as unsubordinated debt.

CHF MILLION                                                   31.12.00  31.12.99
--------------------------------------------------------------------------------
Total bond issues                                               48,179    48,305
Shares in bond issues of the Swiss Regional or Cantonal
  Banks' Central Bond
Institutions                                                     1,305     2,055
Medium-term notes                                                5,371     5,972
--------------------------------------------------------------------------------
TOTAL LONG-TERM DEBT                                            54,855    56,332
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CONTRACTUAL MATURITY DATE

                                         UBS AG (PARENT)                  SUBSIDIARIES
                                     -----------------------         -----------------------
                                      FIXED         FLOATING          FIXED         FLOATING
CHF MILLION                            RATE             RATE           RATE             RATE
--------------------------------------------------------------------------------------------
2001                                 13,021              251          2,033              373
2002                                  7,645              153          2,407              889
2003                                  4,232              135          1,275               19
2004                                  1,327                8          1,261            1,836
2005                                  3,463               81            664              249
2006 - 2010                           5,888              107          1,923            1,173
Thereafter                            3,150               55          1,214               23
--------------------------------------------------------------------------------------------
TOTAL                                38,726              790         10,777            4,562
--------------------------------------------------------------------------------------------


                                        TOTAL
CHF MILLION                          31.12.00
-----------------------------------  --------
2001                                  15,678
2002                                  11,094
2003                                   5,661
2004                                   4,432
2005                                   4,457
2006 - 2010                            9,091
Thereafter                             4,442
------------------------------------------------------
TOTAL                                 54,855
---------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS AG (PARENT COMPANY) OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1999        10.250                      12.01.2001                           EUR          160(1)
1996         3.000                      07.02.2001                           USD          100
1999        10.000                      12.02.2001                           CHF          375(2)
1999        12.250                      15.02.2001                           GBP           20(3)
1999        14.100                      27.02.2001                           SEK          193(4)
1999        12.000                      29.03.2001                           GBP           10(5)
1999        11.000                      30.03.2001                           USD           10(6)
1996         3.625                      10.04.2001                           CHF          400
1991         5.000                      15.04.2001                           CHF           60
1998         7.500                      11.05.2001                           CHF           60(7)
1998         7.500                      11.05.2001                           CHF          801(7)
1998         7.000                      18.05.2001                           CHF          738(8)
1999        12.500                      06.06.2001                           GBP           10(9)
1999         5.250                      14.06.2001                           CHF          410(10)
1999        10.750                      15.06.2001                           EUR           50(11)
2000        17.750                      05.07.2001                           EUR          100(12)
1999        11.000                      06.07.2001                           EUR           40(13)
1998         7.500                      10.07.2001                           CHF          372(10)
1998         7.500                      10.07.2001                           CHF           40(10)
2000        21.500                      12.07.2001                           EUR           45(14)
1993         5.125                      15.07.2001                           CHF           30
1997         1.750                      25.07.2001                           USD           96(15)
2000        17.000                      30.07.2001                           EUR           80(16)
1998         8.000                      03.08.2001                           CHF          920(17)
2000        15.500                      06.08.2001                           EUR           60(18)
2000        14.250                      10.08.2001                           USD           25(19)
1998         8.000                      17.08.2001                           CHF           50(20)
1998         8.000                      17.08.2001                           CHF          450(20)
2000        15.500                      24.08.2001                           EUR          145(21)
2000        17.500                      24.08.2001                           EUR           95(22)
2000        15.750                      03.09.2001                           EUR          105(23)

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS AG (PARENT COMPANY) OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1991         7.000      subordinated    04.09.2001                           CHF          250
2000        15.000                      06.09.2001                           USD           45(24)
1994         5.375                      07.09.2001                           CHF          200
2000        17.000                      10.09.2001                           EUR           10(25)
2000        16.500                      25.09.2001                           EUR           15(26)
2000        16.250                      04.10.2001                           EUR           15(27)
1999         8.500                      05.10.2001                           CHF          120(28)
2000        14.500                      11.10.2001                           EUR          135(29)
2000         8.750                      11.10.2001                           CHF           50(10)
2000        15.000                      19.10.2001                           USD           20(30)
2000        16.500                      29.10.2001                           EUR           75(31)
2000        16.000                      02.11.2001                           USD           40(32)
2000        11.750                      09.11.2001                           CHF          110(7)
2000        18.750                      19.11.2001                           USD           30(33)
2000        20.250                      27.11.2001                           USD           20(34)
1999        11.625                      06.12.2001                           GBP           10(35)
2000        16.500                      21.12.2001                           USD           20(36)
2000        14.250                      28.12.2001                           USD           10(37)
2000        12.250                      11.01.2002                           EUR           30(38)
2000        13.250                      18.01.2002                           EUR           20(39)
2000        12.500                      18.01.2002                           EUR           20(40)
2000         0.100                      28.01.2002                           JPY       10,000(15)
1992         7.000      subordinated    06.02.2002                           CHF          200
2000         9.000                      14.03.2002                           CHF          256(28)
1998         5.750                      18.03.2002                           USD          250
2000        10.000                      10.04.2002                           CHF          100(17)
1996         4.000                      18.04.2002                           CHF          200
2000        18.500                      28.05.2002                           USD           75(41)
1999        11.000                      06.06.2002                           GBP           15(42)
1990         7.500      subordinated    07.06.2002                           CHF          300
2000        18.250                      27.06.2002                           USD           50(32)
2000         6.500                      28.06.2002                           CHF           50(43)
1992         7.500      subordinated    10.07.2002                           CHF          200
1997         6.500                      18.07.2002                           USD          300
1997         1.000                      07.08.2002                           DEM           19(44)
2000         8.375                      07.08.2002                           EUR           45(45)
1996         2.000                      23.08.2002                           CHF          301
2000         9.000                      02.10.2002                           CHF          220(17)
1992         7.000      subordinated    16.10.2002                           CHF          200
1996         6.750                      18.10.2002                           USD          250
1995         4.375                      07.11.2002                           CHF          250
1996         3.250                      20.12.2002                           CHF          350
2000         8.000                      11.02.2003                           USD           15
1991         7.500      subordinated    15.02.2003        15.02.2001         CHF          300

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS AG (PARENT COMPANY) OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1998         1.000                      25.02.2003                           EUR           60(46)
1993         4.875      subordinated    03.03.2003                           CHF          200
1997         1.500                      14.03.2003                           DEM           80(47)
1998         1.000                      20.03.2003                           NLG          125(48)
1993         4.000      subordinated    31.03.2003                           CHF          200
1993         3.500      subordinated    31.03.2003                           CHF          200
1999         1.000                      05.05.2003                           USD           80(49)
1998         1.625                      14.05.2003                           USD          100(50)
1991         7.000      subordinated    16.05.2003        16.05.2001         CHF          200
1995         5.250      subordinated    20.06.2003                           CHF          200
2000         0.000                      14.07.2003                           USD           10(51)
2000         0.000                      14.07.2003                           USD           10(51)
2000         5.200                      28.08.2003                           CHF           26
1996         1.500                      20.11.2003                           CHF           27(52)
2000         1.850                      25.11.2003                           CHF           13
1993         3.000                      26.11.2003                           CHF          200
1994         6.250      subordinated    06.01.2004                           USD          300
1992         7.250      subordinated    10.01.2004        10.01.2002         CHF          150
2000         0.500                      10.02.2004                           USD           75(53)
2000         1.000                      07.06.2004                           USD           25(54)
1991         4.250      subordinated    25.06.2004                           CHF          300
1999         3.500                      01.07.2004                           EUR          250
1997         7.375      subordinated    26.11.2004                           GBP          250
1993         4.750      subordinated    08.01.2005        08.01.2003         CHF          200
1995         4.000      subordinated    07.02.2005                           CHF          150
1995         5.500                      10.02.2005                           CHF          150
2000         1.000                      18.02.2005                           USD           30(55)
2000         1.000                      21.03.2005                           EUR           50(56)
1995         5.625      subordinated    13.04.2005                           CHF          150
2000         0.000                      31.05.2005                           JPY        5,000(15)
1995         8.750      subordinated    20.06.2005                           GBP          250
2000         0.000                      14.07.2005                           USD           10(51)
1995         6.750      subordinated    15.07.2005                           USD          200
1995         5.250      subordinated    18.07.2005                           CHF          200
1995         5.000      subordinated    24.08.2005                           CHF          250
2000         7.300                      06.09.2005                           HKD          200
1995         4.500                      21.11.2005                           CHF          300
1999         0.000                      08.12.2005                           USD           50(57)
1999         3.500                      26.01.2006                           EUR          650
1996         4.250      subordinated    06.02.2006                           CHF          250
1996         4.000                      14.02.2006                           CHF          200
1999         2.500                      29.03.2006                           CHF          250
1999         1.500                      12.07.2006                           USD          100(58)
1996         7.250      subordinated    17.07.2006                           USD          500

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS AG (PARENT COMPANY) OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1996         7.250      subordinated    01.09.2006                           USD          150
1995         5.000      subordinated    07.11.2006                           CHF          250
1996         6.250      subordinated    06.12.2006                           DEM          500
1997         8.000      subordinated    08.01.2007                           GBP          450
1997         5.750      subordinated    12.03.2007                           DEM          350
1998         3.500                      27.08.2008                           CHF          300
1997         5.875      subordinated    18.08.2009                           FRF        2,000
1986         5.000      subordinated    10.02.2011        10.02.2001         CHF          250
1995         7.375      subordinated    15.07.2015                           USD          150
1995         7.000      subordinated    15.10.2015                           USD          300
1997         7.375      subordinated    15.06.2017                           USD          300
1990         0.000                      31.03.2020                           CHF           59
1995         7.500      subordinated    15.07.2025                           USD          350
1995         8.750      subordinated    18.12.2025                           GBP          150
1996         7.750      subordinated    01.09.2026                           USD          300

--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS SUBSIDIARIES OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
UBS AMERICAS INC. (FORMER
PAINEWEBBER)
1999         7.460                      11.01.2001                           USD           15
1999         5.830                      25.01.2001                           USD           20
2000         6.924                      26.01.2001                           USD           50
2000         6.820                      05.04.2001                           USD           30
1999         7.060                      16.05.2001                           USD            8
2000         7.500                      17.05.2001                           USD           49
1998         6.185                      21.05.2001                           USD           25
1999         5.810                      08.06.2001                           USD           10
2000         7.540                      18.06.2001                           USD           49
1999         7.060                      20.06.2001                           USD            8
1998         6.870                      26.06.2001                           USD            7
1997         6.585                      23.07.2001                           USD           25
1997         6.520                      26.09.2001                           USD           22
1997         6.440                      28.09.2001                           USD           22
1999         7.090                      19.11.2001                           USD           12
1997         6.580                      14.12.2001                           USD           10
1991         9.250                      17.12.2001                           USD          154
2000         6.910                      19.02.2002                           USD           20
1997         6.990                      18.03.2002                           USD           10
1999         6.015                      28.03.2002                           USD           20
1999         6.020                      22.04.2002                           USD           45

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS SUBSIDIARIES OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1995         8.250                      01.05.2002                           USD          128
2000         7.590                      02.05.2002                           USD           25
1999         7.060                      14.05.2002                           USD           25
1999         7.030                      20.05.2002                           USD           12
2000         1.010                      01.07.2002                           JPY          900
2000         7.358                      15.07.2002                           USD          101
1992         8.390      subordinated    24.07.2002                           USD            6
1997         7.035                      14.08.2002                           USD           25
1997         7.010                      27.08.2002                           USD           15
1992         7.750                      02.09.2002                           USD          178
1997         7.010                      19.09.2002                           USD           25
1997         6.650                      15.10.2002                           USD           25
1999         7.210                      30.10.2002                           USD           10
1999         7.259                      18.11.2002                           USD           40
1999         7.160                      18.12.2002                           USD           11
1998         7.140                      03.02.2003                           USD           12
1998         6.250                      04.02.2003                           USD           25
2000         7.020                      14.02.2003                           USD           12
1993         7.875                      17.02.2003                           USD          103
1998         7.110                      13.03.2003                           USD           10
2000         1.270                      13.03.2003                           JPY          900
1998         6.320                      18.03.2003                           USD           45
1998         6.331                      20.05.2003                           USD           25
1998         6.980                      23.06.2003                           USD           10
1993         6.785                      01.07.2003                           USD           30
1999         1.340                      01.07.2003                           JPY          900
1993         7.130      subordinated    02.07.2003                           USD            7
2000         7.250                      23.07.2003                           USD            7
1994         6.900      subordinated    15.08.2003                           USD           10
1994         6.930      subordinated    15.08.2003                           USD           28
1996         7.300                      15.10.2003                           USD           20
1998         6.450                      01.12.2003                           USD          340
1998         8.010                      01.12.2003                           USD           26
1994         6.730                      20.01.2004                           USD           21
2000         6.730                      26.01.2004                           USD           20
1999         7.580                      28.01.2004                           USD           10
1997         6.900      subordinated    09.02.2004                           USD           15
1994         6.680                      10.02.2004                           USD           21
1999         7.510                      10.02.2004                           USD           13
1999         7.015                      10.02.2004                           USD           14
2000         7.660                      12.02.2004                           USD           11
1999         7.360                      11.05.2004                           USD           46
1999         6.375                      17.05.2004                           USD          534
1999         7.280                      27.05.2004                           USD           12

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS SUBSIDIARIES OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1997         7.060                      18.08.2004                           USD           25
1996         7.550                      04.10.2004                           USD           25
1997         6.790                      04.10.2004                           USD           14
1999         7.260                      13.10.2004                           USD           31
1996         7.490                      15.10.2004                           USD           12
1997         7.010                      25.10.2004                           USD           20
2000         7.410                      27.01.2005                           USD           26
2000         7.410                      11.02.2005                           USD           12
1995         8.875                      15.03.2005                           USD          125
1999         7.380                      15.03.2005                           USD           57
1998         6.520                      06.04.2005                           USD           31
2000         7.678                      15.07.2005                           USD           26
1993         6.500                      01.11.2005                           USD          208
1999         7.460                      14.11.2005                           USD           32
1996         6.750                      01.02.2006                           USD          102
1999         7.330                      01.05.2006                           USD           10
1999         7.330                      01.05.2006                           USD           11
1997         7.220                      20.02.2007                           USD           10
1997         7.110                      22.10.2007                           USD           26
1998         6.720                      01.04.2008                           USD           36
1998         6.730                      03.04.2008                           USD           44
1998         6.550                      15.04.2008                           USD          257
1998         6.520                      21.04.2008                           USD           10
1998         7.180                      31.07.2008                           USD           10
1996         7.625                      15.10.2008                           USD          157
1999         6.640                      05.02.2009                           USD           27
1999         7.625                      01.12.2009                           USD          290
1998         6.650                      13.04.2010                           USD           26
1998         6.640                      14.04.2010                           USD           31
1999         6.760                      16.05.2011                           USD           11
1997         7.740                      30.01.2012                           USD           21
1994         7.625                      17.02.2014                           USD          212
1997         8.060                      17.01.2017                           USD           28
1997         7.930                      06.02.2017                           USD           11
1997         7.810                      13.02.2017                           USD           17
1997         7.910                      17.03.2017                           USD           22
1997         7.990                      09.06.2017                           USD           11
1997         7.605                      17.07.2017                           USD           21
1997         7.633                      11.09.2017                           USD           11
1997         7.390                      16.10.2017                           USD           27
1998         7.310                      07.05.2018                           USD           14
1996         8.300      subordinated    12.01.2036        12.03.2001         USD          198
1997         8.080      subordinated    03.01.2037        03.01.2002         USD          203
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS SUBSIDIARIES OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
UBS FINANCE (CURACAO) N.V.
1996         2.500                      30.10.2001                           DEM          100
1996         2.500                      30.10.2001                           DEM          150
1997         2.500                      30.10.2001                           DEM          100
1990         9.125                      08.02.2002                           USD          225
1992           FRN                      13.11.2002                           USD          250
1997         0.000                      29.01.2027                           LIT      226,955
1998         0.000                      03.03.2028        03.03.2003         DEM          136
---------------------------------------------------------------------------------------------
UBS AUSTRALIA LTD.
1997         3.250                      02.10.2001                           USD          101
1999         5.000                      25.02.2002                           AUD          104
1999         5.000                      25.02.2004                           AUD          104
---------------------------------------------------------------------------------------------
S.G.W. FINANCE PLC
1991        13.250                      30.03.2001                           AUD           60
---------------------------------------------------------------------------------------------
S.G. WARBURG GROUP PLC
1994         9.000      subordinated     perpetual                           GBP           12
---------------------------------------------------------------------------------------------
UBS FINANCE (CAYMAN ISLANDS) LTD.
1991         0.000                      28.02.2001                           STG          200
2000         0.000                      10.02.2005                           USD           22(59)
---------------------------------------------------------------------------------------------

( 1)  GOAL on Royal Dutch shares

( 2)  GOAL on Swisscom shares

( 3)  GOAL on Lloyds TSB shares

( 4)  Convertible into Omvand Konvertible Svensk Basportfolj

( 5)  GOAL on British Telecom shares

( 6)  GOAL on S&P Index

( 7)  GOAL on Credit Suisse shares

( 8)  GOAL on Novartis shares

( 9)  GOAL on BP Amoco shares

(10)  GOAL on Roche GS

(11)  GOAL on SAP shares

(12)  GOAL on Philips shares

(13)  GOAL on Bank Austria shares

(14)  GOAL on Sonera shares

(15)  Convertible into Nikkei 225 Index

(16)  GOAL on Sony ADR's

(17)  GOAL on UBS AG shares

(18)  GOAL on Telefonica shares

(19)  GOAL on Cisco shares

(20)  GOAL on Zurich Fin. Services shares

(21)  GOAL on Nokia shares

(22)  GOAL on Vivendi shares

(23)  GOAL on Ericsson shares

(24)  GOAL on Lucent shares

(25)  GOAL on Kyocera shares

(26)  GOAL on Telecom Italia Mobile shares

(27)  GOAL on ICI shares

(28)  GOAL on ABB shares

(29)  GOAL on Siemens shares

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(30)  GOAL on Telmex shares

(31)  GOAL on Deutsche Telekom shares

(32)  GOAL on Intel shares

(33)  GOAL on Texas Instruments shares

(34)  GOAL on Nortel shares

(35)  GOAL on Granada Group shares

(36)  GOAL on IBM shares

(37)  GOAL on Nasdaq 100 Index

(38)  GOAL on Banco Bilbao shares

(39)  GOAL on Carrefour shares

(40)  GOAL on Bayer shares

(41)  GOAL on Motorola shares

(42)  GOAL on Glaxo shares

(43)  GOAL on Swiss Re shares

(44)  Convertible into European Insurance Shares Basket

(45)  GOAL on Daimler Chrysler shares

(46)  Convertible into FTSE Index

(47)  Indexed to UBS Currency Portfolio

(48)  Convertible into UBS Dutch Corporate Basket

(49)  Convertible into Sony shares

(50)  Convertible into UBS Oil Basket

(51)  Convertible into UBS Global Equity Arbitrage

(52)  Convertible into SMI Index

(53)  Convertible into NTT shares

(54)  Convertible into Blue Chip Basket

(55)  Convertible into Nasdaq 100 Index

(56)  Convertible into STOXX 50 Index

(57)  PEP on Internet Perf. Basket

(58)  Convertible into AT&T shares

(59)  PIP on Worldbasket

PIP        Protected Index Participation
PEP        Protected Equity Participation
GOAL       Geld- oder Aktien-Lieferung (cash or share delivery)

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 22  OTHER LIABILITIES

                       CHF million                         Note      31.12.00      31.12.99
-------------------------------------------------------------------------------------------
Provisions, including restructuring provision                23         3,024         3,611
Provisions for commitments and contingent liabilities                      54           149
Current tax liabilities                                                 2,423         1,747
Deferred tax liabilities                                     24         1,565           994
VAT and other tax payables                                              1,071           888
Settlement and clearing accounts                                        4,906         4,789
Other payables                                                          5,713         3,814
-------------------------------------------------------------------------------------------
TOTAL OTHER LIABILITIES                                                18,756        15,992
-------------------------------------------------------------------------------------------

NOTE 23  PROVISIONS, INCLUDING RESTRUCTURING PROVISION

BUSINESS RISK PROVISIONS

Business risk provisions consist mainly of provisions for operational risks and reserves for litigation.

                       CHF MILLION                                   31.12.00      31.12.99
-------------------------------------------------------------------------------------------
Balance at the beginning of the year                                    2,182         4,121
New provisions charged to income                                          746           539
Provisions applied                                                     (1,316)         (705)
Recoveries and adjustments                                                682        (1,773)(1)
-------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                                          2,294         2,182
-------------------------------------------------------------------------------------------

(1) Includes reclassification of valuation adjustments of CHF 2,384 million to related trading assets and liabilities.

UBS/SBC MERGER RESTRUCTURING PROVISION

At the announcement of the UBS/SBC merger in December 1997, it was communicated that the merged firm's operations in various locations would be combined, resulting in vacant properties, reductions in personnel, elimination of redundancies in the information technology platforms, exit costs and other costs. As a result, a restructuring provision of CHF 7,300 million (of which CHF 7,000 million was recognized as a restructuring expense in 1997 and CHF 300 million was recognized as a component of general and administrative expense in the fourth quarter of 1999) was established, to be used over a period of four years. At 31 December 2000, the Group had utilized CHF 6,570 million of the provisions.

The restructuring provision included approximately CHF 3,000 million for employee termination benefits, CHF 1,500 million for sale and lease breakage costs associated with the closure of premises, CHF 1,650 for IT integration projects and write-offs or equipment which management had committed to dispose of and CHF 1,150 million for other costs classified as Personal expenses, General and administrative expense or Other income.

The employee terminations affected all functional levels and all operating Business Groups. CHF 2,000 million of the provision related to employee termination benefits reflects the costs of eliminating approximately 7,800 positions, after considering attrition and redeployment within the Company. CHF 1,000 million of the provision related to payments to maintain stability in the workforce during the integration period. As of 31 December 2000, approximately 6,200 employees had been made redundant or retired early and the remaining personnel restructuring provision balance was CHF 410 million.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                        CHF MILLION                           31.12.00          31.12.99
----------------------------------------------------------------------------------------
Balance at the beginning of the year                             1,429             2,973
Addition                                                             0               300
Applied (1)
  Personnel                                                       (188)             (378)
  IT                                                               (63)             (642)
  Premises                                                        (399)             (673)
  Other                                                            (49)             (151)
----------------------------------------------------------------------------------------
Total utilized during the year                                    (699)           (1,844)
----------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                                     730             1,429
----------------------------------------------------------------------------------------
TOTAL PROVISIONS, INCLUDING RESTRUCTURING PROVISION              3,024             3,611
----------------------------------------------------------------------------------------

(1) The expense categories refer to the nature of the expense rather than the income statement expense line.

CUMULATIVE UTILIZATION, SINCE ESTABLISHMENT OF UBS/SBC MERGER RESTRUCTURING PROVISION THROUGH 31 DECEMBER 2000

    CHF million       Personnel   IT    Premises  Other  TOTAL
--------------------------------------------------------------
UBS Switzerland            476   1,086       184    220  1,966
UBS Asset Management        32       9                3     44
UBS Warburg              1,983     373         1    413  2,770
Corporate Center            99      34     1,154    503  1,790
--------------------------------------------------------------
GROUP TOTAL              2,590   1,502     1,339  1,139  6,570
--------------------------------------------------------------

TOTAL PROVISION                                          7,300
--------------------------------------------------------------
FUTURE UTILIZATION                                         730
--------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 24  INCOME TAXES

                     CHF million
                 FOR THE YEAR ENDED                    31.12.00      31.12.99      31.12.98
-------------------------------------------------------------------------------------------
FEDERAL AND CANTONAL
  Current payable                                         1,325           849           213
  Deferred                                                  233           511           463
FOREIGN
  Current payable                                           451           359           200
  Deferred                                                  311           (33)           28
-------------------------------------------------------------------------------------------
TOTAL INCOME TAX EXPENSE                                  2,320         1,686           904
-------------------------------------------------------------------------------------------

The Group made net tax payments, including domestic federal, cantonal and foreign taxes, of CHF 959 million, CHF 1,063 million and CHF 733 million for the full years of 2000, 1999 and 1998, respectively.

The components of operating profit before tax, and the differences between income tax expense reflected in the financial statements and the amounts calculated at the Swiss statutory rate of 25% are as follows:

                     CHF million
                 FOR THE YEAR ENDED                    31.12.00      31.12.99      31.12.98
-------------------------------------------------------------------------------------------
Operating profit before tax                              10,199         7,893         3,871
  Domestic                                                7,079         6,957        10,287
  Foreign                                                 3,120           936        (6,416)
-------------------------------------------------------------------------------------------
Income taxes at Swiss statutory rate of 25%               2,550         1,973           968
Increase/(decrease) resulting from:
Applicable tax rates differing from Swiss statutory
  rate                                                     (336)           55            88
Tax losses not recognized                                   164            39         1,436
Previously unrecorded tax losses now recognized            (655)         (215)         (142)
Lower taxed income                                         (401)         (278)       (1,849)
Non-deductible goodwill amortization                        159            98           117
Other non-deductible expenses                               432            34            55
Adjustments related to prior years                          245          (112)            7
Change in deferred tax valuation allowance                  162            92           224
-------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                        2,320         1,686           904
-------------------------------------------------------------------------------------------

As of 31 December 2000 the Group had accumulated unremitted earnings from foreign subsidiaries on which deferred taxes had not been provided as the undistributed earnings of these foreign subsidiaries are indefinitely reinvested.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Significant components of the Group's deferred income tax assets and liabilities (gross) are as follows:

                        CHF MILLION                           31.12.00          31.12.99
----------------------------------------------------------------------------------------
DEFERRED TAX ASSETS
Compensation and benefits                                        1,705               316
Restructuring provision                                            160               316
Allowance for credit losses                                        148               138
Net operating loss carry forwards                                1,690             2,194
Others                                                           1,069               237
----------------------------------------------------------------------------------------
Total                                                            4,772             3,201
Valuation allowance                                             (2,564)           (2,459)
----------------------------------------------------------------------------------------
NET DEFERRED TAX ASSETS                                          2,208               742
----------------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES
Property and equipment                                             457               342
Investment in associates                                            86               153
Other provisions                                                   133               142
Unrealized gains on investment securities                          306                93
Others                                                             583               264
----------------------------------------------------------------------------------------
TOTAL                                                            1,565               994
----------------------------------------------------------------------------------------

The change in the balance of the net deferred tax assets does not equal the deferred tax expense. This is due to the effect of foreign currency rate changes on tax assets and liabilities denominated in currencies other than CHF and also due to the integration of PaineWebber.

Certain foreign branches and subsidiaries of the Group have deferred tax assets related to net operating loss carry forwards and other items. Because recognition of these assets is uncertain, the Group has established valuation allowances of CHF 2,564 million and CHF 2,459 million at 31 December 2000 and 31 December 1999, respectively.

Net operating loss carry forwards totalling CHF 6,520 million at 31 December 2000 are available to reduce future taxable income of certain branches and subsidiaries.

         THE CARRY FORWARDS HAVE LIVES AS FOLLOWS:            31.12.00
----------------------------------------------------------------------
One year                                                             5
2 to 4 years                                                       170
More than 4 years                                                6,345
----------------------------------------------------------------------
TOTAL                                                            6,520
----------------------------------------------------------------------

NOTE 25  MINORITY INTERESTS

                        CHF MILLION                           31.12.00          31.12.99
----------------------------------------------------------------------------------------
Balance at the beginning of the year                               434               990
Issuances and increases (1)                                      2,596                17
Decreases and dividend payments                                    (73)             (689)
Foreign currency translation                                      (159)               62
Minority interest in profit                                         87                54
----------------------------------------------------------------------------------------
Balance at the end of the year                                   2,885               434
----------------------------------------------------------------------------------------

(1) Thereof issuance of Trust Preferred securities USD 1,500 million (CHF 2,594 million at issuance) in connection with the PaineWebber acquisition.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 26  DERIVATIVE INSTRUMENTS

DERIVATIVES HELD OR ISSUED FOR TRADING PURPOSES

Most of the Group's derivative transactions relate to sales and trading activities. Sales activities include the structuring and marketing of derivative products to customers at competitive prices to enable them to transfer, modify or reduce current or expected risks. Trading involves market-making, positioning and arbitrage activities. Market-making involves quoting bid and offer prices to other market participants with the intention of generating revenues based on spread and volume. Positioning involves managing market risk positions with the expectation of profiting from favourable movements in prices, rates or indices. Arbitrage activities involve identifying and profiting from price differentials between markets and products.

DERIVATIVES HELD OR ISSUED FOR NON-TRADING PURPOSES

The Group also uses derivatives as part of its asset and liability management activities.

The majority of derivative positions used in UBS's asset and liability management activities are established via intercompany transactions with independently managed units within the Group. When the Group purchases assets and issues liabilities at fixed interest rates it subjects itself to fair value fluctuations as market interest rates change. These fluctuations in fair value are managed by entering into interest rate contracts, mainly interest rate swaps which change the fixed rate instrument into a variable rate instrument.

When the Group purchases foreign currency denominated assets, issues foreign currency denominated debt or has foreign net investments, it subjects itself to changes in value as exchange rates move. These fluctuations are managed by entering into currency swaps and forwards.

TYPE OF DERIVATIVES

The Group uses the following derivative financial instruments for both trading and non-trading purposes:

     Swaps: Swaps are transactions in which two parties exchange cash flows on a specified notional amount for a predetermined period.

     Interest rate swap contracts generally represent the contractual exchange of fixed and floating rate payments of a single currency, based on a notional amount and an interest reference rate.

     Cross currency interest rate swaps generally involve the exchange of payments which are based on the interest reference rates available at the inception of the contract on two different currency principal balances that are exchanged. The principal balances are re-exchanged at an agreed upon rate at a specified future date.

     Forwards and futures: Forwards and futures are contractual obligations to buy or sell a financial instrument on a future date at a specified price. Forward contracts are effectively tailor-made agreements that are transacted between counterparties in the over-the-counter market (OTC), whereas futures are standardized contracts that are transacted on regulated exchanges.

     Options: Options are contractual agreements under which the seller (writer) grants the purchaser the right, but not the obligation, either to buy (call option) or sell (put option) by or at a set date, a specified amount of a financial instrument at a predetermined price. The seller receives a premium from the purchaser for this right.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTIONAL AMOUNTS AND REPLACEMENT VALUES

The following table provides the notional amounts and the positive and negative replacement values of the Group's derivative transactions.

The notional amount is the amount of a derivative's underlying asset, reference rate or index and is the basis upon which changes in the value of derivatives are measured. It provides an indication of the volume of business transacted by the Group but does not provide any measure of risk.

Some derivatives are standardized in terms of their nominal amounts and settlement dates, and these are designed to be bought and sold in active markets (exchange traded). Others are packaged specifically for individual customers and are not exchange traded although they may be bought and sold between counterparties at negotiated prices (OTC instruments).

Positive replacement value represents the cost to the Group of replacing all transactions with a receivable amount if all the Group's counterparties were to default. This measure is the industry standard for the calculation of current credit exposure. Negative replacement value is the cost to the Group's counterparties of replacing all the Group's transactions with a commitment if the Group were to default. The total positive and negative replacement values after netting are included in the balance sheet separately.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                                                      Total
 AS AT 31 DECEMBER 2000                                                                                              notional
                                                       Term to maturity                                               amount
                            WITHIN 3 MONTHS     3-12 MONTHS        1-5 YEARS        OVER 5 YEARS    TOTAL    TOTAL     CHF
       CHF million         PRV(1)    NRV(2)     PRV     NRV       PRV     NRV       PRV     NRV      PRV      NRV       bn
-----------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts           517       791       167     360       284     256                        968    1,407  1,066.3
  Swaps                     1,879     4,231     5,398   1,785    16,846   9,246    28,248  20,993   52,371   36,255  3,033.2
  Options                     542       541       865   2,969     1,512   6,862       701   4,541    3,620   14,913    864.6
-----------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts(3)
  Futures                                                                                                              454.6
  Options                       0         6                10                                            0       16     24.1
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                       2,938     5,569     6,430   5,124    18,642  16,364    28,949  25,534   56,959   52,591  5,442.8
-----------------------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE
  CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts        22,652    20,140     8,098   9,410       939   1,084        35      27   31,724   30,661  1,250.3
  Interest and currency
    swaps                   2,563     1,621     2,921   2,507     8,715   7,031     3,019   2,098   17,218   13,257    345.9
  Options                   2,958     2,726     2,896   3,031       821     438        28      35    6,703    6,230    786.8
-----------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts(3)
  Futures                                                                                                                1.0
  Options                       4         1        21       4                                           25        5      1.2
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                      28,177    24,488    13,936  14,952    10,475   8,553     3,082   2,160   55,670   50,153  2,385.2
-----------------------------------------------------------------------------------------------------------------------------
PRECIOUS METALS CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts           176       187       211     181       369     394         2      17      758      779     15.3
  Options                     128        80       206     201       934     936        85     119    1,353    1,336     75.2
-----------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts(3)
  Futures                                                                                                                0.7
  Options                       1         2         6      12                                            7       14      1.3
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                         305       269       423     394     1,303   1,330        87     136    2,118    2,129     92.5
-----------------------------------------------------------------------------------------------------------------------------
EQUITY / INDEX CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts         1,417     3,186     1,170   2,271     2,424   3,019     1,715   2,948    6,726   11,424     32.2
  Options                   1,751     3,867     6,977  12,358     4,752  17,985       311   2,648   13,791   36,858    283.8
-----------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts(3)
  Futures                                                                                                               15.3
  Options                   1,771     1,647       819   1,051       400     446         2       3    2,992    3,147     45.2
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                       4,939     8,700     8,966  15,680     7,576  21,450     2,028   5,599   23,509   51,429    376.5
-----------------------------------------------------------------------------------------------------------------------------
COMMODITY CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts                       1                                   1                          0        2      0.0
  Options                                 1         1                 3       3                          4        4      0.0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2         1                 3       4                          4        6      0.0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL DERIVATIVE
  INSTRUMENTS              36,359    39,028    29,756  36,150    37,999  47,701    34,146  33,429  138,260  156,308
Replacement value netting                                                                           80,385   80,385
-----------------------------------------------------------------------------------------------------------------------------
REPLACEMENT VALUES AFTER
  NETTING                                                                                           57,875   75,923
-----------------------------------------------------------------------------------------------------------------------------

(1)  PRV: Positive replacement value.

(2)  NRV: Negative replacement value.

(3)  Exchange-traded products include proprietary trades only.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                                                         Total
AS AT 31 DECEMBER 1999( 1)                                                                                              notional
                                                        Term to maturity                                                 amount
                               WITHIN 3 MONTHS     3-12 MONTHS        1-5 YEARS        OVER 5 YEARS    TOTAL    TOTAL     CHF
       CHF million          PRV( 2)    NRV( 3)     PRV     NRV       PRV     NRV       PRV     NRV      PRV      NRV       bn
--------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts             34         55         68      19         6       1                        108       75    554.0
  Swaps                      5,248      2,100      3,125   2,871    22,565  24,168    35,557  30,301   66,495   59,440  2,650.9
  Options                      108         27         47     742       268      12         4   2,018      427    2,799  1,877.0
--------------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts( 4)
  Futures                                                                                                                 774.1
  Options                                                                                                                  54.4
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                        5,390      2,182      3,240   3,632    22,839  24,181    35,561  32,319   67,030   62,314  5,910.4
--------------------------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts          9,657     14,264      3,628   7,008       411     851        13      37   13,709   22,160  1,077.1
  Interest and currency
    swaps                      622        520      2,036   1,826       529   6,076     2,567   1,518    5,754    9,940    252.3
  Options                    3,344      2,708      3,934   3,138     8,883     411        30      10   16,191    6,267    813.5
--------------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts( 4)
  Futures                        0          1                                                               0        1      3.5
  Options                        0          1          4       1                                            4        2      3.7
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                       13,623     17,494      9,602  11,973     9,823   7,338     2,610   1,565   35,658   38,370  2,150.1
--------------------------------------------------------------------------------------------------------------------------------
PRECIOUS METALS CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts          1,092      1,047         44      62        70      60         0       0    1,206    1,169     30.0
  Options                      277        215        594     466     1,168   1,059       117     130    2,156    1,870     82.9
--------------------------------------------------------------------------------------------------------------------------------
EXCHANGE-TRADED
  CONTRACTS( 4)
  Futures                                                                                                                   0.8
  Options                                   5          5       8                10                          5       23      4.9
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                        1,369      1,267        643     536     1,238   1,129       117     130    3,367    3,062    118.6
--------------------------------------------------------------------------------------------------------------------------------
EQUITY / INDEX CONTRACTS
Over the counter (OTC)
  contracts
Forward contracts              526      1,721      1,148   2,044       503   5,325     1,762   2,787    3,939   11,877    149.4
  Options                    1,840      1,611      3,814  10,021     9,766  27,182       350   2,985   15,770   41,799    264.7
--------------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts( 4)
  Futures                       74         46                                                              74       46     25.1
  Options                    1,395        304      1,744   4,047        72      63                      3,211    4,414     79.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                        3,835      3,682      6,706  16,112    10,341  32,570     2,112   5,772   22,994   58,136    519.0
--------------------------------------------------------------------------------------------------------------------------------
COMMODITY CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts             29         25                                                              29       25      0.2
  Options                       15         15                                                              15       15      0.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                           44         40                                                              44       40      0.2
--------------------------------------------------------------------------------------------------------------------------------
TOTAL DERIVATIVE
  INSTRUMENTS               24,261     24,665     20,191  32,253    44,241  65,218    40,400  39,786  129,093  161,922
Replacement value netting                                                                              66,136   66,136
--------------------------------------------------------------------------------------------------------------------------------
REPLACEMENT VALUES AFTER
  NETTING                                                                                              62,957   95,786
--------------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2)  PRV: Positive replacement value.

(3)  NRV: Negative replacement value.

(4)  Exchange-traded products include proprietary trades only.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Group uses derivative instruments for trading and non-trading purposes as explained in the previous paragraphs. All derivatives instruments held or issued for trading or used to hedge another financial instrument carried at fair value are accounted for at fair value with changes in fair value recorded in Net trading income. The Group uses interest rate swaps in its asset / liability management. These interest rate swaps are accounted for on the accrual basis of accounting as an adjustment of Net interest income. They are disclosed under "non-trading" in the table below. Gains and losses on terminations of non-trading interest rate swaps are deferred and amortized to Net interest income over the remaining original maturity of the contract. All other derivatives used in asset/liability management are accounted for on a fair value basis of accounting due to the short term nature of these derivatives.

The following table presents the fair value, average fair value and notional amounts for each class of derivative financial instrument, before netting, for the years ended 31 December 2000 and 31 December 1999 distinguished between held or issued for trading purposes and held or issued for non-trading purposes. Average balances for the years ended 31 December 2000 and 31 December 1999 are calculated from quarterly data.

                                                 31 DECEMBER 2000                            31 December 1999(1)
                                   --------------------------------------------  --------------------------------------------
                                                                        TOTAL                                         total
                                    TOTAL   AVERAGE   TOTAL   AVERAGE  NOTIONAL   TOTAL   AVERAGE   TOTAL   AVERAGE  NOTIONAL
           CHF MILLION               PRV      PRV      NRV      NRV     CHF BN     PRV      PRV      NRV      NRV     CHF BN
-----------------------------------------------------------------------------------------------------------------------------
TRADING
Interest Rate contracts             52,626   55,447   49,202   54,803     5,244   62,082   75,923   58,107   75,129     5,775
Foreign Exchange contracts          55,299   42,820   49,314   37,138     2,374   34,632   35,843   37,479   37,075     2,137
Precious Metal contracts             2,118    2,809    2,129    2,659        92    3,367    4,630    3,062    4,501       119
Equity/Index contracts              23,509   22,224   51,429   46,591       377   22,994   18,366   58,136   42,984       519
Commodity contracts                      4       18        6       18         0       44      383       40      213         0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                              133,556  123,318  152,080  141,209            123,119  135,145  156,824  159,902
-----------------------------------------------------------------------------------------------------------------------------
NON-TRADING
Interest Rate contracts              4,333    3,997    3,389    3,400       199    4,948    5,014    4,207    4,212       135
Foreign Exchange contracts             371      364      839    1,057        11    1,026      669      891      622        13
Precious Metal contracts                 0        0        0        0         0        0        0        0        0         0
Equity/Index contracts                   0        0        0        0         0        0        0        0        0         0
Commodity contracts                      0        0        0        0         0        0        0        0        0         0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                4,704    4,361    4,228    4,457              5,974    5,683    5,098    4,834
-----------------------------------------------------------------------------------------------------------------------------
TOTAL TRADING AND NON-TRADING
Interest Rate contracts             56,959   59,444   52,591   58,203     5,443   67,030   80,937   62,314   79,341     5,910
Foreign Exchange contracts          55,670   43,184   50,153   38,195     2,385   35,658   36,512   38,370   37,697     2,150
Precious Metal contracts             2,118    2,809    2,129    2,659        92    3,367    4,630    3,062    4,501       119
Equity/Index contracts              23,509   22,224   51,429   46,591       377   22,994   18,366   58,136   42,984       519
Commodity contracts                      4       18        6       18         0       44      383       40      213         0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                              138,260  127,679  156,308  145,666            129,093  140,828  161,922  164,736
-----------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in presentation.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OFF-BALANCE SHEET AND OTHER INFORMATION

NOTE 27  PLEDGED ASSETS
ASSETS PLEDGED OR ASSIGNED AS SECURITY FOR LIABILITIES AND ASSETS SUBJECT TO RESERVATION OF TITLE

                                     CARRYING         RELATED         CARRYING         RELATED
                                      AMOUNT         LIABILITY         AMOUNT         LIABILITY
CHF MILLION                          31.12.00        31.12.00         31.12.99        31.12.99
-----------------------------------------------------------------------------------------------
Money market paper                     28,395               5           35,578             707
Mortgage loans                          1,639           1,121            2,536           1,736
Securities( 1)                         87,871          62,611           23,837             585
Property and equipment                    137              66              170              91
Other                                       1               0            2,110               0
-----------------------------------------------------------------------------------------------
TOTAL PLEDGED ASSETS                  118,043          63,803           64,231           3,119
-----------------------------------------------------------------------------------------------

(1) For the year ended 31 December 2000 includes securities pledged in respect of securities lending and repurchase agreements.

Assets are pledged as collateral for collateralized credit lines with central banks, loans from central mortgage institutions, deposit guarantees for savings banks, security deposits relating to stock exchange membership and mortgages on the Group's property.

NOTE 28  FIDUCIARY TRANSACTIONS

Fiduciary placement represents funds which customers have instructed the Group to place in foreign banks. The Group is not liable to the customer for any default by the foreign bank nor do creditors of the Group have a claim on the assets placed.

CHF MILLION                                                   31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Placements with third parties                                   69,300             60,221
Fiduciary credits and other fiduciary financial transactions     1,234              1,438
-----------------------------------------------------------------------------------------
TOTAL FIDUCIARY TRANSACTIONS                                    70,534             61,659
-----------------------------------------------------------------------------------------

NOTE 29  COMMITMENTS AND CONTINGENT LIABILITIES

Commitments and contingencies represent potential future liabilities of the Group resulting from credit facilities available to clients, but not yet drawn upon by them. They are subject to expiration at fixed dates. The Group engages in providing open credit facilities to allow clients quick access to funds required to meet their short-term obligations as well as their long-term financing needs. The credit facilities can take the form of guarantees, whereby the Group might guarantee repayment of a loan taken out by a client with a third party; standby letters of credit, which are credit enhancement facilities enabling the client to engage in trade finance at lower cost; documentary letters of credit, which are trade finance-related payments made on behalf of a client; commitments to enter into repurchase agreements; note issuance facilities and revolving underwriting facilities, which allow clients to issue money market paper or medium-term notes when needed without engaging in the normal underwriting process each time.

The figures disclosed in the accompanying tables represent the amounts at risk should clients draw fully on all facilities and then default, and there is no collateral. Determination of the creditworthiness of the clients is part of the normal credit risk management process, and the fees charged for maintenance of the facilities reflect the various credit risks.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CHF MILLION                                                  31.12.00           31.12.99
----------------------------------------------------------------------------------------
CONTINGENT LIABILITIES
Credit guarantees and similar instruments( 1)                  18,651             18,822
Sub-participations                                             (5,669)            (3,665)
----------------------------------------------------------------------------------------
Total                                                          12,982             15,157
----------------------------------------------------------------------------------------
Performance guarantees and similar instruments( 2)              6,337              6,782
Sub-participations                                                (62)               (42)
----------------------------------------------------------------------------------------
Total                                                           6,275              6,740
----------------------------------------------------------------------------------------
Irrevocable commitments under documentary credits               2,798              2,704
----------------------------------------------------------------------------------------
GROSS CONTINGENT LIABILITIES                                   27,786             28,308
SUB-PARTICIPATIONS                                             (5,731)            (3,707)
----------------------------------------------------------------------------------------
NET CONTINGENT LIABILITIES                                     22,055             24,601
----------------------------------------------------------------------------------------
IRREVOCABLE COMMITMENTS
Undrawn irrevocable credit facilities                          53,510             65,693
Sub-participations                                               (788)            (1,836)
----------------------------------------------------------------------------------------
Total                                                          52,722             63,857
----------------------------------------------------------------------------------------
Liabilities for calls on shares and other equities                133                 57
----------------------------------------------------------------------------------------
GROSS IRREVOCABLE COMMITMENTS                                  53,643             65,750
SUB-PARTICIPATIONS                                               (788)            (1,836)
----------------------------------------------------------------------------------------
NET IRREVOCABLE COMMITMENTS                                    52,855             63,914
----------------------------------------------------------------------------------------
GROSS COMMITMENTS AND CONTINGENT LIABILITIES                   81,429             94,058
SUB-PARTICIPATIONS                                             (6,519)            (5,543)
----------------------------------------------------------------------------------------
NET COMMITMENTS AND CONTINGENT LIABILITIES                     74,910             88,515
----------------------------------------------------------------------------------------

(1) Credit guarantees in the form of bill of exchange and other guarantees, including guarantees in the form of irrevocable letters of credit, endorsement liabilities from bills rediscounted, advance payment guarantees and similar facilities.

(2) Bid bonds, performance bonds, builders' guarantees, letters of indemnity, other performance guarantees in the form of irrevocable letters of credit and similar facilities.

                                         MORTGAGE           OTHER
CHF MILLION                             COLLATERAL        COLLATERAL      UNSECURED          TOTAL
---------------------------------------------------------------------------------------------------
OVERVIEW OF COLLATERAL
Gross contingent liabilities                  154             12,703         14,929          27,786
Gross irrevocable commitments               1,124              7,455         44,931          53,510
Liabilities for calls on shares and
other equities                                  0                  0            133             133
---------------------------------------------------------------------------------------------------
TOTAL 31.12.2000                            1,278             20,158         59,993          81,429
---------------------------------------------------------------------------------------------------
Total 31.12.1999                              577             20,130         73,351          94,058
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 30  OPERATING LEASE COMMITMENTS

Our minimum commitments for non-cancellable leases of premises and equipment are as follows:

CHF MILLION                                                  31.12.00
---------------------------------------------------------------------
OPERATING LEASES DUE
2001                                                              686
2002                                                              652
2003                                                              634
2004                                                              580
2005                                                              503
2006 and thereafter                                             3,958
---------------------------------------------------------------------
TOTAL COMMITMENTS FOR MINIMUM PAYMENTS UNDER OPERATING
  LEASES                                                        7,013
---------------------------------------------------------------------

Operating expenses include CHF 816 million and CHF 742 million in respect of operating lease rentals for the year ended 31 December 2000 and 31 December 1999, respectively.

NOTE 31  LITIGATION

In the United States, several class actions, in relation to the business activities of Swiss Companies during World War II, have been brought against the bank (as legal successor to Swiss Bank Corporation and Union Bank of Switzerland) in the United States District Court for the Eastern District of New York (Brooklyn). These lawsuits were initially filed in October 1996. Another Swiss bank was designated as a defendant alongside us. On 12 August 1998, however, a settlement was reached between the parties. This settlement provides for a payment by the defendant banks to the plaintiffs, under certain terms and conditions, of an aggregate amount of USD 1.25 billion. UBS agreed to contribute up to two-thirds of this amount. As a result of contributions by Swiss industrial companies to the settlement, UBS' share was reduced by CHF 50 million. A number of persons have elected to opt out of the settlement and not to participate in the class action. Based on our estimates of forthcoming contributions, we provided USD 610 million in 1998, an additional USD 95 million in 1999 and USD 123 million in 2000. Several payments have been made approximating the reserved amount. The settlement agreement was approved by the competent judge on 26 July 2000, and on 22 November 2000 the distribution plan was approved. Appeals against these decisions are still pending, but we do not believe they should have a financial impact on the Group.

In addition, UBS AG and other companies within the UBS Group are subject to various claims, disputes and legal proceedings, as part of the normal course of business. The Group makes provision for such matters when, in the opinion of management and its professional advisors, it is probable that a payment will be made by the Group, and the amount can be reasonably estimated. All litigation provisions are included within Business risk provisions.

In respect of the further claims asserted against the Group of which management is aware (which, according to the principles outlined above, have not been provided for), it is the opinion of management that such claims are either without merit, can be successfully defended or will result in exposure to the Group which is immaterial to both financial position and results of operations.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 32  FINANCIAL INSTRUMENTS RISK POSITION

OVERALL RISK POSITION

The Group manages risk in a number of ways, including the use of a Value-at-Risk model combined with a system of trading limits.

This section presents information about the results of the Group's management of the risks associated with the use of financial instruments.

a) INTEREST RATE RISK

Interest rate risk is the potential impact of changes in market interest rates on the fair values of assets and liabilities on the balance sheet and on the annual interest income and expense in the income statement.

Interest rate sensitivity

One commonly used method to present the potential impact of market movements is to show the effect of a one basis point (0.01%) change in interest rates on the fair values of assets and liabilities, analyzed by time bands within which the Group is committed. This type of presentation, described as a sensitivity analysis, is set out below. Interest rate sensitivity is one of the inputs to the Value-at-Risk (VaR) model used by the Group to manage its overall market risk, of which interest rate risk is a part.

The following table sets out the extent to which the Group was exposed to interest rate risk at 31 December 2000. The table shows the potential impact of a one basis point (0.01%) increase in market interest rates which would influence the fair values of both assets and liabilities that are subject to fixed interest rates. The impact of such an increase in rates depends on the net asset or net liability position of the Group in each category, currency and time band in the table. A negative amount in the table reflects a potential loss to the Group due to the changes in fair values as a result of an increase in interest rates. A positive amount reflects a potential gain as a result of an increase in interest rates. Both primary and derivative instruments in trading and non-trading activities, as well as off-balance-sheet commitments are included in the table.

INTEREST RATE SENSITIVITY POSITION

CHF                                             INTEREST SENSITIVITY BY TIME BANDS AS OF 31.12.2000
thousand                              ------------------------------------------------------------------------
PER BASIS                             WITHIN 1      1 TO 3      3 TO 12       1 TO 5       OVER 5
POINT                                  MONTH        MONTHS      MONTHS        YEARS        YEARS        TOTAL
--------------------------------------------------------------------------------------------------------------
CHF           Trading                       41        (471)        854            63         (478)           9
              Non-trading                  (39)         49         (49)       (6,802)      (3,018)      (9,859)
--------------------------------------------------------------------------------------------------------------
USD           Trading                     (493)      2,007         293        (2,293)         380         (106)
              Non-trading                   13          58          11          (342)        (183)        (443)
--------------------------------------------------------------------------------------------------------------
EUR           Trading                      (82)       (152)        114         1,190       (1,801)        (731)
              Non-trading                    0           9           1            82          177          269
--------------------------------------------------------------------------------------------------------------
GBP           Trading                     (227)        152         145          (229)         521          362
              Non-trading                    0           0         (36)          270          585          819
--------------------------------------------------------------------------------------------------------------
JPY           Trading                      293      (1,532)      1,088            62         (450)        (539)
              Non-trading                    0           0           0            (1)          (4)          (5)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CHF                                             INTEREST SENSITIVITY BY TIME BANDS AS OF 31.12.2000
thousand                              ------------------------------------------------------------------------
PER BASIS                             WITHIN 1      1 TO 3      3 TO 12       1 TO 5       OVER 5
POINT                                  MONTH        MONTHS      MONTHS        YEARS        YEARS        TOTAL
--------------------------------------------------------------------------------------------------------------
Others        Trading                       (2)        (41)        124           (50)         (44)         (13)
              Non-trading                    0           0           0             0            0            0
--------------------------------------------------------------------------------------------------------------

CHF                                             INTEREST SENSITIVITY BY TIME BANDS AS OF 31.12.1999
thousand                              ------------------------------------------------------------------------
PER BASIS                             WITHIN 1      1 TO 3      3 TO 12       1 TO 5       OVER 5
POINT                                  MONTH        MONTHS      MONTHS        YEARS        YEARS        TOTAL
--------------------------------------------------------------------------------------------------------------
CHF           Trading                      171        (902)        466           506         (417)        (176)
              Non-trading                  (30)         (8)       (398)       (6,204)      (1,220)      (7,860)
--------------------------------------------------------------------------------------------------------------
USD           Trading                     (411)      1,018         386          (109)        (908)         (24)
              Non-trading                    3         (33)        (10)           83        1,207        1,250
--------------------------------------------------------------------------------------------------------------
EUR           Trading                      (39)       (239)        113           600       (1,406)        (971)
              Non-trading                    0          (3)          3            30          210          240
--------------------------------------------------------------------------------------------------------------
GBP           Trading                        1          43          10           (34)         (77)         (57)
              Non-trading                    0           5         (39)           77          815          858
--------------------------------------------------------------------------------------------------------------
JPY           Trading                      484      (1,708)        927          (101)         135         (263)
              Non-trading                    0           0           0            (1)          (4)          (5)
--------------------------------------------------------------------------------------------------------------
Others        Trading                      (34)         46          50          (195)          24         (109)
              Non-trading                    0           0           0             0            0            0
--------------------------------------------------------------------------------------------------------------

TRADING

The major part of trading-related interest rate risk is generated in fixed income securities trading, fixed income derivatives trading, trading in currency forward contracts and money market trading and is managed within the Value at Risk model. Interest rate sensitivity arising from trading activities is quite sizeable in USD, EUR, GBP and JPY as these are still the predominantly traded currencies in the global interest rate markets. It should be noted that it is management's view that an interest sensitivity analysis at a particular point in time has limited relevance with respect to trading positions, which can vary significantly on a daily basis.

NON-TRADING

The interest rate risk related to client business with undefined maturities and non-interest bearing business including the strategic management of overall balance sheet interest rate exposure is managed by the Corporate Center. Significant contributors to the overall USD and GBP interest rate sensitivity were strategic long-term subordinated notes issues which are intentionally unhedged since they are regarded as constituting a part of the Group's equity for asset and liability management purposes as well as funding transactions related to the acquisition of PaineWebber. At 31 December 2000, the Group's equity was invested in a portfolio of fixed rate CHF deposits with an average duration of 2.5 years. As this equity investment is the most significant component of the CHF book, this results in the entire book having an interest rate sensitivity of CHF (9.9) million, which is reflected in the table above. This is in line with the duration and sensitivity targets set by the Group Executive Board. Investing in shorter-term or variable rate instruments would mean exposing the earnings stream (interest income) to higher fluctuations.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

b) CREDIT RISK

Credit risk represents the loss which UBS would suffer if a counterparty or issuer failed to perform its contractual obligations in all forms. It is inherent in traditional banking products - loans, commitments to lend, and contracts to support counterparties' obligations to third parties such as letters of credit - and in foreign exchange and derivatives contracts, such as swaps and options ("traded products"). Positions in tradeable assets such as bonds and equities, including both direct holdings and synthetic positions through derivatives, also carry credit risk.

This risk is managed primarily based on reviews of the financial status of each specific counterparty, which are rated on a 14 point rating scale, based on probability of default. Credit risk is higher when counterparties are concentrated in a single industry or geographical region. This is because a group of otherwise unrelated counterparties could be adversely affected in their ability to honor their obligations because of economic developments affecting their common industry or region.

Concentrations of credit risk exist if a number of clients are engaged in similar activities, or are located in the same geographic region or have comparable economic characteristics such that their ability to meet contractual obligations would be similarly affected by changes in economic, political or other conditions. Concentrations of credit risk indicate the relative sensitivity of the bank's performance to developments affecting a particular industry or geographic location.

(b)(i) ON-BALANCE SHEET ASSETS

As of 31 December 2000, due from banks and loans to customers amounted to CHF 285 billion. 57.9% of the gross loans were with clients domiciled in Switzerland. Please refer to Note 12 for a breakdown by region.

The issuer default risk of securities positions reported at fair value in the trading portfolio assets amounted to CHF 253 billion as of 31 December 2000. Please refer to Note 14 for a further breakdown by type of issuer.

(b)(ii) OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

CREDIT COMMITMENTS AND CONTINGENT LIABILITIES

Of the CHF 81 billion in credit commitment and contingent liabilities as at 31 December 2000, 15% related to clients domiciled in Switzerland, 30% Europe (excluding Switzerland) and 45% North America.

DERIVATIVES

Credit risk represents the current replacement value of all outstanding derivative contracts with an unrealized gain by taking into consideration legally enforceable master netting agreements. Positive replacement values amounted to CHF 58 billion as at 31 December 2000. Based on the location of the ultimate counterparty, 6% of this credit risk amount related to Switzerland, 45% to Europe (excluding Switzerland) and 32% to North America. 42% of the positive replacement values are with other banks.

(b)(iii) CREDIT RISK MITIGATION TECHNIQUES

Credit risk associated with derivative instruments is mitigated by the use of master netting agreements. A further method of reducing credit exposure arising from derivative transactions is to use collateralization arrangements.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Master netting agreements eliminate risk to the extent that only the net claim is due to be settled in the case of a default of the counterparty. The impact of master netting agreements as at 31 December 2000 is to mitigate credit risk on derivative instruments by approximately CHF 80 billion. The impact can change substantially over short periods of time, because the exposure is affected by each transaction subject to the arrangement.

The Group subjects its derivative-related credit risks to the same credit approval, limit and monitoring standards that it uses for managing other transactions that create credit exposure. This includes evaluation of counterparties as to creditworthiness, and managing the size, diversification and maturity structure of the portfolio. Credit utilization for all products is compared against established limits on a continual basis and is subject to a standard exception reporting process.

c) CURRENCY RISK

The Group views itself as a Swiss entity, with the Swiss franc as its reporting currency. Hedging transactions are used to manage risks in other currencies.

BREAKDOWN OF ASSETS AND LIABILITIES BY CURRENCIES

                                                 31.12.00                   31.12.99
                                         -------------------------  -------------------------
CHF BILLION                               CHF    USD   EUR   OTHER   CHF    USD   EUR   OTHER
---------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks       1.9    0.2   0.5    0.4    3.4    0.2   0.5    1.0
Money market paper                         0.5   51.5  11.1    3.4    1.5   38.6   0.7   28.9
Due from banks                             5.8   10.4   8.0    4.9    7.5    7.7   5.3    9.4
Cash collateral on securities borrowed     0.5  169.2   2.4    5.8    0.1  106.4   1.1    5.6
Reverse repurchase agreements              5.3   83.7  37.4   67.4    2.0   42.5  37.8   50.1
Trading portfolio assets                  16.0  134.5  27.3   75.5   29.4   77.1  26.9   78.5
Positive replacement values               11.7    6.9   0.6   38.7    7.7    5.2   0.5   49.6
Loans, net of allowance for credit
losses                                   154.2   52.3   7.1   31.2  166.4   35.0   5.3   28.2
Financial investments                      7.1    6.4   0.7    2.2    2.5    2.9   0.7    0.9
Accrued income and prepaid expenses        1.6    4.4   0.2    0.9    1.7    1.8   0.5    1.2
Investments in associates                  0.7    0.0   0.1    0.1    0.9    0.1   0.0    0.1
Property and equipment                     6.9    1.4   0.0    0.6    7.4    0.5   0.1    0.7
Goodwill and other intangible assets       0.3   19.1   0.0    0.1    1.2    2.2   0.0    0.1
Other assets                               2.2    3.3   0.6    2.4    3.1    1.9   2.5    3.5
---------------------------------------------------------------------------------------------
TOTAL ASSETS                             214.7  543.3  96.0  233.6  234.8  322.1  81.9  257.8
---------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued                  0.2   67.2   0.5    6.8    1.0   55.7   0.3    7.7
Due to banks                               6.5   46.5  10.6   18.6    8.1   36.3  14.5   17.5
Cash collateral on securities              0.1   12.6   5.0    5.7    0.1    6.5   1.0    5.2
Repurchase agreements                     10.0  194.6  16.1   74.9   16.5   91.3  27.8   61.3
Trading portfolio liabilities              2.0   52.4  11.4   16.8    0.0   38.2   5.4   11.0
Negative replacement values                8.6    6.3   2.0   59.0   12.8    7.0   2.0   74.0
Due to customers                         118.8  129.7  29.9   32.4  127.5   93.8  23.7   35.0
Accrued expenses and deferred income       3.0   11.8   1.7    4.5    3.1    4.8   0.5    3.6
Long-term debt                            18.1   23.5   3.9    9.4   23.7   17.6   3.1   11.9
Other liabilities                          9.9    3.6   2.5    2.8    8.5    3.2   0.7    3.7

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                 31.12.00                   31.12.99
                                         -------------------------  -------------------------
CHF BILLION                               CHF    USD   EUR   OTHER   CHF    USD   EUR   OTHER
---------------------------------------------------------------------------------------------
Minority interests                         0.2    2.5   0.1    0.1    0.3    0.0   0.0    0.1
Shareholders' equity                      44.8    0.0   0.0    0.0   30.6    0.0   0.0    0.0
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES, MINORITY INTERESTS
AND SHAREHOLDERS' EQUITY                 222.2  550.7  83.7  231.0  232.2  354.4  79.0  231.0
---------------------------------------------------------------------------------------------

d) LIQUIDITY RISK

MATURITY ANALYSIS OF ASSETS AND LIABILITIES

                                                                    Due       Due
                                                          Due     between   between     Due
                                  On        Subject      within    3 and     1 and     after
CHF billion                     demand   to notice (1)   3 mths   12 mths   5 years   5 years    Total
-------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central
banks                              3.0                                                              3.0
Money market paper                 0.0           0.0       42.4      24.0       0.0       0.0      66.4
Due from banks                    12.0           1.5       12.0       2.3       1.1       0.3      29.2
Cash collateral on securities
borrowed                           0.0           0.5      177.0       0.0       0.4       0.0     177.9
Reverse repurchase agreements      0.0           0.0      164.6      21.1       0.3       7.9     193.9
Trading portfolio assets         253.3           0.0        0.0       0.0       0.0       0.0     253.3
Positive replacement values       57.9           0.0        0.0       0.0       0.0       0.0      57.9
Loans, net of allowance for
credit losses                      0.0          36.8      106.2      37.5      56.7       7.6     244.8
Financial investments             10.1           0.0        0.1       2.4       2.3       1.5      16.4
Accrued income and prepaid
expenses                           7.0           0.0        0.0       0.0       0.0       0.0       7.0
Investments in associates          0.0           0.0        0.0       0.0       0.0       0.9       0.9
Property and equipment             0.0           0.0        0.0       0.0       0.0       8.9       8.9
Goodwill and other intangible
assets                             0.0           0.0        0.0       0.0       0.0      19.5      19.5
Other assets                       8.5           0.0        0.0       0.0       0.0       0.0       8.5
-------------------------------------------------------------------------------------------------------
TOTAL 31.12.00                   351.8          38.8      502.3      87.3      60.8      46.6   1,087.6
-------------------------------------------------------------------------------------------------------
Total 31.12.99                   309.5          53.4      395.2      44.8      72.7      21.0     896.6
-------------------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued          0.0           0.0       48.7      26.1       0.0       0.0      74.8
Due to banks                       8.6           4.7       59.3       3.7       5.5       0.4      82.2
Cash collateral on securities
lent                               0.0           0.1       23.3       0.0       0.0       0.0      23.4
Repurchase agreements              0.0           0.0      251.3      32.7       0.4      11.1     295.5
Trading portfolio liabilities     82.6           0.0        0.0       0.0       0.0       0.0      82.6
Negative replacement values       75.9           0.0        0.0       0.0       0.0       0.0      75.9
Due to customers                  76.2          72.3      150.1      10.0       1.7       0.4     310.7
Accrued expenses and deferred
income                            21.0           0.0        0.0       0.0       0.0       0.0      21.0
Long-term debt                     0.0           0.1        3.8      11.8      25.7      13.5      54.9
Other liabilities                 18.8           0.0        0.0       0.0       0.0       0.0      18.8
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                    Due       Due
                                                          Due     between   between     Due
                                  On        Subject      within    3 and     1 and     after
CHF billion                     demand   to notice (1)   3 mths   12 mths   5 years   5 years    Total
-------------------------------------------------------------------------------------------------------
TOTAL 31.12.00                   283.1          77.2      536.5      84.3      33.3      25.4   1,039.8
-------------------------------------------------------------------------------------------------------
Total 31.12.99                   247.1          83.6      416.2      72.6      30.0      16.0     865.5
-------------------------------------------------------------------------------------------------------

(1) Deposits without a fixed term, on which notice of withdrawal or termination has not been given. (Such funds may be withdrawn by the depositor or repaid by the borrower subject to an agreed period of notice.)

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

e) CAPITAL ADEQUACY

RISK-WEIGHTED ASSETS (BIS)

                                               BALANCE                  Balance
                                               SHEET /      RISK-       SHEET /      RISK-
                                              NOTIONAL     WEIGHTED    NOTIONAL     WEIGHTED
                                               AMOUNT       AMOUNT      AMOUNT       AMOUNT
CHF MILLION                                   31.12.00     31.12.00    31.12.99     31.12.99
--------------------------------------------------------------------------------------------
BALANCE SHEET ASSETS
Due from banks and other collateralized
lendings                                        333,270       7,409      229,737       9,486
Net positions on securities (1)                  83,739      10,979       77,858       5,806
Positive replacement values                      57,875      18,763       62,957      18,175
Loans, net of allowances for credit losses
and other collateralized lendings               312,376     162,539      292,902     159,835
Accrued income and prepaid expenses               7,062       4,653        5,167       3,164
Property and equipment (2)                       13,620      14,604(2)     8,701       9,860(2)
Other assets                                      8,507       4,581       11,007       7,686
--------------------------------------------------------------------------------------------
OFF-BALANCE SHEET AND OTHER POSITIONS
Contingent liabilities                           27,786      12,548       28,308      14,459
Irrevocable commitments                          53,643      12,599       65,693      17,787
Forward and swap contracts (3)                5,743,239      10,933    4,881,483      13,213
Purchased options (3)                           380,411       2,922      406,208       2,823
--------------------------------------------------------------------------------------------
MARKET RISK POSITIONS (4)                                    10,760                   10,813
--------------------------------------------------------------------------------------------
TOTAL RISK-WEIGHTED ASSETS                                  273,290                  273,107
--------------------------------------------------------------------------------------------

(1)  Excluding positions in the trading book, included in market risk positions.

(2) Including for the year 2000, intangible assets of CHF 4,710 million. The risk-weighted amount includes CHF 984 million (1999: CHF 1,159 million) foreclosed properties and properties held for disposal, which are recorded in the balance sheet under financial investments.

(3) The risk-weighted amount corresponds to the security margin (add-on) of the contracts.

(4)  Value at Risk according to the internal model multiplied by a factor of
     12.5 to create the risk-weighted amount of the market risk positions in the trading book.

BIS CAPITAL RATIOS

                                         CAPITAL        RATIO        CAPITAL        RATIO
                                       CHF MILLION        %        CHF MILLION        %
                                         31.12.00      31.12.00      31.12.99      31.12.99
-------------------------------------------------------------------------------------------
Tier 1(1)                                    31,892        11.7          28,952        10.6
Tier 2                                       10,968                      10,730
-------------------------------------------------------------------------------------------
TOTAL BIS                                    42,860        15.7          39,682        14.5
-------------------------------------------------------------------------------------------

(1) The Tier 1 capital includes USD 1,500 million (CHF 2,456 million) Trust Preferred securities issued in connection with the PaineWebber acquisition.

Among other measures UBS monitors the adequacy of its capital using ratios established by the Bank for International Settlements (BIS). The BIS ratio is required to be at least 8%. The Group has complied with all BIS and Swiss capital adequacy rules for all periods presented. These ratios measure capital adequacy by comparing the Group's eligible capital with its risk weighted positions which include balance sheet assets, net positions in securities not held in the trading book, off-balance sheet transactions converted into their credit equivalents and market risk positions at a weighted amount to reflect their relative risk.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The capital adequacy rules require a minimum amount of capital to cover credit and market risk exposures. For the calculation of the capital required for credit risk the balance sheet assets are weighted according to broad categories of notional credit risk, being assigned a risk weighting according to the amount of capital deemed to be necessary to support them. Four categories of risk weights (0%, 20%, 50%, 100%) are applied; for example cash, claims collateralized by cash or claims collateralized by OECD central-government securities have a zero risk weighting which means that no capital is required to be held in respect of these assets.

Uncollateralized loans granted to corporate or private customers carry a 100% risk weighting, meaning that they must be supported by capital equal to 8% of the carrying amount. Other asset categories have weightings of 20% or 50% which require 1.6% or 4% capital.

The net positions in securities not held in the trading book reflect the Group's exposure to an issuer of securities arising from its physical holdings and other related transactions in that security.

For contingent liabilities and irrevocable facilities granted, the credit equivalent is calculated by multiplying the nominal value of each transaction by its corresponding credit conversion factor. The resulting amounts are then weighted for credit risk using the same percentage as for balance sheet assets. In the case of OTC forward contracts and purchased options, the credit equivalent is computed on the basis of the current replacement value of the respective contract plus a security margin (add-on) to cover the future potential credit risk during the remaining duration of the contract.

UBS calculates its capital requirement for market risk positions, which includes interest-rate instruments and equity securities in the trading book as well as positions in foreign exchange and commodities throughout the Group, using an internal Value at Risk (VaR) model. This approach was introduced in the BIS 1996 market risk amendment to the Basel Accord of July 1988 and incorporated in the Swiss capital adequacy rules of the Swiss Banking Ordinance.

The BIS proposal requires that the regulators perform tests of the bank internal models before giving permission for these models to be used to calculate the market risk capital. Based on extensive checks, the use of the Group internal models was accepted by the Swiss Federal Banking Commission in July 1999.

Tier 1 capital consists of permanent shareholders' equity, trust preferred securities and retained earnings less goodwill and investments in unconsolidated subsidiaries. Tier 2 capital includes the Group's subordinated long-term debt.

NOTE 33  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the fair value of on- and off-balance sheet financial instruments based on certain valuation methods and assumptions. It is presented because not all financial instruments are reflected in the financial statements at fair value.

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm's-length transaction. A market price, where an active market (such as a recognized stock exchange) exists, is the best evidence of the fair value of a financial instrument. However, market prices are not available for a significant number of the financial assets and liabilities held and issued by the Group. Therefore, for financial instruments where no market price is available, the fair values presented in the following table have been estimated using present value or other estimation and valuation techniques based on market conditions existing at balance sheet date.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The values derived using these techniques are significantly affected by underlying assumptions concerning both the amounts and timing of future cash flows and the discount rates used. The following methods and assumptions have been used:

     (a) trading assets, derivatives and other transactions undertaken for trading purposes are measured at fair value by reference to quoted market prices when available. If quoted market prices are not available, then fair values are estimated on the basis of pricing models, or discounted cash flows. Fair value is equal to the carrying amount for these items;

     (b) the fair value of liquid assets and other assets maturing within 12 months is assumed to approximate their carrying amount. This assumption is applied to liquid assets and the short-term elements of all other financial assets and financial liabilities;

     (c) the fair value of demand deposits and savings accounts with no specific maturity is assumed to be the amount payable on demand at the balance sheet date;

     (d) the fair value of variable rate financial instruments is assumed to approximate their carrying amounts;

     (e) the fair value of fixed rate loans and mortgages is estimated by comparing market interest rates when the loans were granted with current market rates offered on similar loans. Changes in the credit quality of loans within the portfolio are not taken into account in determining gross fair values as the impact of credit risk is recognized separately by deducting the amount of the allowance for credit losses from both book and fair values.

The assumptions and techniques have been developed to provide a consistent measurement of fair value for the Group's assets and liabilities. However, because other institutions may use different methods and assumptions, such fair value disclosures cannot necessarily be compared from one financial institution to another.

                                         CARRYING     FAIR     UNREALIZED    CARRYING     FAIR     UNREALIZED
                                          VALUE      VALUE     GAIN/(LOSS)    VALUE      VALUE     GAIN/(LOSS)
CHF BILLION                              31.12.00   31.12.00    31.12.00     31.12.99   31.12.99    31.12.99
--------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks          3.0        3.0          0.0         5.0        5.0          0.0
Money market paper                           66.5       66.5          0.0        69.7       69.7          0.0
Due from banks                               29.1       29.1          0.0        30.0       30.0          0.0
Cash collateral on securities borrowed      177.9      177.9          0.0       113.2      113.2          0.0
Reverse repurchase agreements               193.8      193.8          0.0       132.4      132.4          0.0
Trading portfolio assets                    253.3      253.3          0.0       211.9      211.9          0.0
Positive replacement values                  57.9       57.9          0.0        62.9       62.9          0.0
Loans, net of allowance for credit
losses                                      245.1      244.9         (0.2)      235.1      235.3          0.2
Financial investments                        15.4       17.2          1.8         5.9        7.1          1.2
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                         CARRYING     FAIR     UNREALIZED    CARRYING     FAIR     UNREALIZED
                                          VALUE      VALUE     GAIN/(LOSS)    VALUE      VALUE     GAIN/(LOSS)
CHF BILLION                              31.12.00   31.12.00    31.12.00     31.12.99   31.12.99    31.12.99
--------------------------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued                    74.8       74.8          0.0        64.7       64.7          0.0
Due to banks                                 82.8       82.8          0.0        76.9       76.9          0.0
Cash collateral on securities lent           23.4       23.4          0.0        12.8       12.8          0.0
Repurchase agreements                       295.5      295.5          0.0       196.9      196.9          0.0
Trading portfolio liabilities                82.6       82.6          0.0        54.6       54.6          0.0
Negative replacement values                  75.9       75.9          0.0        95.8       95.8          0.0
Due to customers                            311.2      311.2          0.0       280.1      280.1          0.0
Long-term debt                               55.7       56.6         (0.9)       56.4       57.6         (1.2)
--------------------------------------------------------------------------------------------------------------
Fair value effect on income of hedging
derivatives recorded on the accrual
basis                                                                (0.5)                                0.5
--------------------------------------------------------------------------------------------------------------
NET DIFFERENCE BETWEEN CARRYING VALUE
AND FAIR VALUE                                                        0.2                                 0.7
--------------------------------------------------------------------------------------------------------------

The table does not reflect the fair values of non-financial assets and liabilities such as property, equipment, goodwill, intangible assets, prepayments, and non-interest accruals. The interest amounts accrued to date for financial instruments are included, for purposes of the above fair value disclosure, in the carrying value of the respective financial instruments.

Substantially all of the Group's commitments to extend credit are at variable rates. Accordingly, the Group has no significant exposure to fair value fluctuations related to these commitments.

Changes in the fair value of the Group's fixed rate loans, long- and medium-term notes and bonds issued are hedged by derivative instruments, mainly interest rate swaps. The interest rate risk inherent in the balance sheet positions with no specific maturity is also hedged with derivative instruments based on the management view on the economic maturity of the products.

The hedging derivative instruments are carried at fair value on the balance sheet and are part of the replacement values in the above table. The difference between the total amount of valuation gains and losses and the amortized amount is deferred and shown net in the table as Fair value effect on income of hedging derivatives recorded on the accrual basis.

During 2000, the interest rate level of leading economies continued to increase. The moves in rates had a direct impact on the fair value calculation of fixed term transactions.

As the bank has an excess volume of fixed rate long-term assets over fixed rate long-term liabilities, the net fair value unrealized gain reduced substantially. In addition to fixed rate balance sheet positions, the bank has a number of retail products traditionally offered in Switzerland, such as variable rate mortgage loans and customer savings and deposits. These instruments have no maturity or have a contractual repricing maturity of less than one year. Based on the assumptions and the guidance under IAS, they are excluded from the fair value calculations of the table above.

The exclusion of the above traditional banking products from the fair value calculation leads to certain fair value swings. If the calculation took into account the fair value differences based on the economic maturity of the non-maturity liabilities, such as savings and deposits, in an environment of rising interest rates, they would generate fair value gains which may offset most of the fair value loss reported for fixed term transactions and for hedging derivative transactions.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 34  RETIREMENT BENEFIT PLANS AND OTHER EMPLOYEE BENEFITS

The Group has established various pension plans inside and outside of Switzerland. The major plans are located in Switzerland, the UK, the US and Germany. Independent actuarial valuations are performed for the plans in these locations.

SWISS PENSION PLANS UNTIL 30 JUNE 1999

The pension funds of the Group were set up as trusts, domiciled in Basel and Zurich. All domestic employees were covered. The pension funds were defined benefit plans. The pension plan benefits exceeded the minimum benefits required under Swiss law.

Contributions were paid for by the Group and the employees. The employee contributions were calculated as a percentage of the insured annual salary and were deducted monthly. The percentages deducted from salary were dependent on age and varied between 8% and 12%. The Group contributions were variable and amount to 125% to 250% of the employees contributions depending on the financial situation of the pension fund.

The pension plan formula was based on years of contributions and final covered salary. The benefits covered included retirement benefits, disability, death and survivor pension.

SWISS PENSION PLANS STARTING 1 JULY 1999

The pension plans of both former banks in Switzerland are in the process of being liquidated and a new foundation with domicile in Zurich was created as of 21 January 1999. The new pension scheme became operational as of 1 July 1999.

As a result of the merger of the plans of the former banks in Switzerland, on 1 July 1999 there was an increase of vested plan benefits for the beneficiaries of such plans due to the allocation of the excess of the fair value of plan assets over the benefit obligation. This had the effect of increasing the Defined benefit obligation by CHF 3,525 million. In accordance with IAS 19 (revised
1998) this resulted in a one-time charge to income which was offset by the recognition of assets previously unrecognized due to the paragraph 58(b) limitation of IAS 19 (revised 1998) used to fund this increase in benefits.

The pension plan covers practically all employees in Switzerland and exceeds the minimum benefit requirements under Swiss law. Contributions to the pension plan are paid for by employees and the Group. The employee contributions are calculated as a percentage of insured annual salary and are deducted monthly. The percentages deducted from salary for full benefit coverage (including risk benefits) depend on age and vary between 7% and 10%. The Group pays a variable contribution that ranges between 150% and 220% of the sum of employees' contributions.

The pension plan formula is based on years of contributions and final covered salary. The benefits covered include retirement benefits, disability, death and survivor pension.

In 1999, the Group recognized a prepaid pension asset of CHF 456 million representing excess employer contributions. In 2000, CHF 100 million of this asset was used to satisfy the benefit obligation.

FOREIGN PENSION PLANS

The foreign locations of UBS operate various pension schemes in accordance with local regulations and practices. Among these schemes are defined contribution plans as well as defined benefit plans. The locations with defined benefit plans of a material nature are in the UK, the US and Germany. These locations together with Switzerland cover nearly 90% of the active work-force. Certain of these

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

schemes permit employees to make contributions and earn matching or other contributions from the Group.

The retirement plans provide benefits in the event of retirement, death, disability or employment termination. The plans' retirement benefits depend on age, contributions and level of compensation. The principal plans are financed in full by the Group. The funding policy for these plans is consistent with local government and tax requirements.

The assumptions used in foreign plans take into account local economic conditions.

The amounts shown for foreign plans reflect the net funded positions of the major foreign plans.

                     CHF MILLION                       31.12.00           31.12.99           31.12.98
-----------------------------------------------------------------------------------------------------
SWISS PENSION PLANS
Defined benefit obligation at the beginning of the
  year                                                 (17,011)           (14,944)           (14,431)
Service cost                                              (545)              (464)              (535)
Interest cost                                             (666)              (636)              (726)
Plan amendments                                              0             (3,517)              (119)
Special termination benefits                              (211)             1,000                  0
Actuarial gain (loss)                                        0                571                 (6)
Benefits paid                                              721                979                873
-----------------------------------------------------------------------------------------------------
DEFINED BENEFIT OBLIGATION AT THE END OF THE YEAR      (17,712)           (17,011)           (14,944)
-----------------------------------------------------------------------------------------------------
Fair value of plan assets at the beginning of the
  year                                                  18,565             17,885             17,224
Actual return on plan assets                               535              2,136                856
Employer contributions                                     490                515                493
Plan participant contributions                             205                180                185
Benefits paid                                             (721)              (979)              (873)
Special termination benefits                                 0             (1,172)                 0
-----------------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT THE END OF THE YEAR        19,074             18,565             17,885
-----------------------------------------------------------------------------------------------------
PLAN ASSETS IN EXCESS OF BENEFIT OBLIGATION              1,362              1,554              2,941
Unrecognized net actuarial gains                          (331)              (724)              (385)
Unrecognized assets                                       (675)              (374)            (2,556)
-----------------------------------------------------------------------------------------------------
PREPAID PENSION COST                                       356                456                  0
-----------------------------------------------------------------------------------------------------
ADDITIONAL DETAILS TO FAIR VALUE OF PLAN ASSETS
Own financial instruments and securities lent to UBS
included in plan assets                                  4,643              6,785              2,761
Any assets used by UBS included in plan assets             179                187                176
-----------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                     CHF MILLION                       31.12.00           31.12.99           31.12.98
-----------------------------------------------------------------------------------------------------
RETIREMENT BENEFITS EXPENSE
Current service cost                                       545                464                535
Interest cost                                              666                636                726
Expected return on plan assets                            (928)              (883)              (856)
Adjustment to limit prepaid pension cost                   301               (150)               148
Amortization of unrecognized prior service costs           211                172                  6
Employee contributions                                    (204)              (180)              (185)
-----------------------------------------------------------------------------------------------------
ACTUARIALLY DETERMINED NET PERIODIC PENSION COST           591                 59                374
-----------------------------------------------------------------------------------------------------
Actual return on plan assets (%)                           2.9               11.9                6.7
PRINCIPAL ACTUARIAL ASSUMPTIONS USED (%)
-----------------------------------------------------------------------------------------------------
Discount rate                                              4.0                4.0                5.0
Expected rate of return on plan assets                     5.0                5.0                5.0
Expected rate of salary increase                           2.5                2.5                4.5
Rate of pension increase                                   1.5                1.5                2.0
-----------------------------------------------------------------------------------------------------

PENSION PLANS ABROAD
Defined benefit obligation at the beginning of the
  year                                                  (2,444)            (2,009)            (1,950)
Service cost                                              (165)              (118)              (116)
Interest cost                                             (162)              (123)              (140)
Plan amendments                                              0                 (2)                (7)
Special termination benefits                                (3)                 0                 40
Actuarial gain / (loss)                                    (99)                 2                 32
Benefits paid                                               84                133                 60
Acquisition of PaineWebber                                (740)                 0                  0
Currency adjustment                                        123               (269)                 5
Other                                                        0                (58)                67
-----------------------------------------------------------------------------------------------------
DEFINED BENEFIT OBLIGATION AT THE END OF THE YEAR       (3,406)            (2,444)            (2,009)
-----------------------------------------------------------------------------------------------------
Fair value of plan assets at the beginning of the
  year                                                   2,880              2,173              2,188
Actual return on plan assets                                 0                352                267
Employer contributions                                      13                 22                 43
Plan participant contributions                              23                 15                  9
Benefits paid                                              (84)              (133)               (60)
Acquisition of PaineWebber                                 676                  0                  0
Currency adjustment                                       (130)               333                  0
Other                                                        0                118               (274)
-----------------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT THE END OF THE YEAR         3,378              2,880              2,173
-----------------------------------------------------------------------------------------------------
PLAN ASSETS IN EXCESS OF BENEFIT OBLIGATION                (28)               436                164
Unrecognized net actuarial gains                           (81)              (474)               (63)
Unrecognized transition amount                               1                  1                  2
Unrecognized past service cost                               2                  2                  0
Unrecognized assets                                        (47)               (28)               (60)
-----------------------------------------------------------------------------------------------------
(UNFUNDED ACCRUED) / PREPAID PENSION COST                 (153)               (63)                43
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                     CHF MILLION                       31.12.00           31.12.99           31.12.98
-----------------------------------------------------------------------------------------------------
MOVEMENT OF NET (LIABILITY) OR ASSET
(Unfunded accrued) / prepaid pension cost at the
  beginning of the year                                    (63)                43                 36
Net periodic pension cost                                  (55)              (123)               (33)
Employer contributions                                      13                 22                 43
Acquisition of PaineWebber                                 (63)                 0                  0
Currency adjustment                                         15                 (5)                (3)
-----------------------------------------------------------------------------------------------------
(UNFUNDED ACCRUED) / PREPAID PENSION COST AT THE END
OF THE YEAR                                               (153)               (63)                43
-----------------------------------------------------------------------------------------------------
RETIREMENT BENEFITS EXPENSE
Current service cost                                       165                118                116
Interest cost                                              162                123                140
Expected return on plan assets                            (243)              (195)              (191)
Amortization of net transition liability                     0                  0                  2
Adjustment to limit prepaid pension cost                     0                 21                  2
Immediate recognition of transition assets under IAS
  8                                                          0                  0                (23)
Amortization of unrecognized prior service costs             3                 77                  7
Amortization of unrecognized net (gain) / losses            (9)                (6)                (3)
Effect of any curtailment or settlement                      0                  0                 (8)
Employee contributions                                     (23)               (15)                (9)
-----------------------------------------------------------------------------------------------------
ACTUARIALLY DETERMINED NET PERIODIC PENSION COST            55                123                 33
-----------------------------------------------------------------------------------------------------
Actual return on plan assets (%)                          (0.9)              15.3                5.2
PRINCIPAL ACTUARIAL ASSUMPTIONS USED (WEIGHTED
  AVERAGE %)
-----------------------------------------------------------------------------------------------------
Discount rate                                              6.3                6.0                7.3
Expected rates of return on plan assets                    8.1                8.1                8.6
Expected rate of salary increase                           4.4                4.6                6.8
Rate of pension increase                                   1.6                2.2                3.3
-----------------------------------------------------------------------------------------------------

POSTRETIREMENT MEDICAL AND LIFE PLANS

In the US and the UK the Group offers retiree medical benefits that contribute to the health care coverage of employees and beneficiaries after retirement. In addition to retiree medical benefits, the Group in the US also provides retiree life insurance benefits.

The benefit obligation in excess of plan assets for those plans amounts to CHF 111 million as of 31 December 2000 (1999 CHF 113 million, 1998 CHF 93 million) and the total unfunded accrued postretirement liabilities to CHF 108 million as of 31 December 2000 (1999 CHF 83 million, 1998 CHF 62 million). The actuarially determined net postretirement cost amounts to CHF 22 million as of 31 December 2000 (1999 CHF 17 million, 1998 CHF 17 million).

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

POSTRETIREMENT MEDICAL AND LIFE PLANS

                     CHF MILLION                        31.12.00           31.12.99           31.12.98
------------------------------------------------------------------------------------------------------
POSTRETIREMENT BENEFIT OBLIGATION AT THE BEGINNING OF
THE YEAR                                                    (117)               (96)              (103)
Service cost                                                  (6)                (2)                (7)
Interest cost                                                 (8)                (6)                (8)
Plan amendments                                               (7)                 0                 (5)
Actuarial gain / (loss)                                       27                  0                 (9)
Benefits paid                                                  5                  4                  4
Acquisition of PaineWebber                                    (9)                 0                  0
Currency adjustment                                            0                (16)                 5
Other                                                          0                 (1)                27
------------------------------------------------------------------------------------------------------
POSTRETIREMENT BENEFIT OBLIGATION AT THE END OF THE
  YEAR                                                      (115)              (117)               (96)
------------------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT THE BEGINNING OF THE YEAR         4                  3                  3
Actual return on plan assets                                   0                  1                  1
Company contributions                                          4                  4                  3
Benefits paid                                                 (4)                (4)                (4)
------------------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT THE END OF THE YEAR               4                  4                  3
------------------------------------------------------------------------------------------------------

The assumed health care cost trend used in determining the benefit expense for 2000 is 5.33%. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in the assumed health care cost trend rates would change the US postretirement benefit obligation and the service and interest cost components of the net periodic postretirement benefit costs as follows:

                        CHF MILLION                           1% INCREASE         1% DECREASE
---------------------------------------------------------------------------------------------
Effect on total service and interest cost                             2.4                (1.7)
Effect on the postretirement benefit obligation                      11.0                (8.3)
---------------------------------------------------------------------------------------------

NOTE 35  EQUITY PARTICIPATION PLANS

UBS AG has established various equity participation plans in the form of stock plans and stock option plans to further align the long-term interests of managers, staff and shareholders.

Under the Equity Ownership Plan, selected personnel are awarded a portion of their performance-related compensation in UBS AG shares or warrants, which are restricted for a specified number of years. Under the Long Term Incentive Plan, key employees are granted long-term stock options to purchase UBS AG shares at a price not less than the fair market value of the shares on the date the option is granted. Participation in both plans is mandatory. Long-term stock options are blocked for three or five years, during which they cannot be exercised. One option gives the right to purchase one registered UBS AG share at the option's strike price. UBS AG has additional plans under which new recruits and members of senior management may be granted UBS AG shares, options and warrants.

Under the Equity Investment Plan, employees have the choice to invest part of their annual bonus in UBS AG shares or in warrants or derivatives on UBS AG shares, which may be exercised or settled in cash. A number of awards under these plans are made in notional shares or instruments, which generally are settled in cash. A holding period, generally three years, applies during which the

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

instruments cannot be sold or exercised. In addition, participants in the plan receive a restricted matching contribution of additional UBS AG shares or derivatives. Shares awarded under the plan are purchased or hedged in the market. Under the PAP plan, employees in Switzerland are entitled to purchase a specified number of UBS AG shares at a predetermined discounted price each year (the discount is recorded as compensation expense). The number of shares that can be purchased depends primarily on years of service and rank. Any such shares purchased must be held for a specified period of time. Information on shares available for issuance under these plans is included in the Group Statement of Changes in Equity.

The Group has adopted the equity-based compensation plans of PaineWebber for its eligible employees. The PaineWebber Equity Plus Program allows eligible employees to purchase UBS AG shares at a price equal to fair market value on the purchase date and receive stock options to purchase UBS AG shares based upon the number of shares purchased under the Program. The non-qualified stock options have a price equal to the fair market value of the stock on the date the option is granted. Shares purchased under the Equity Plus Program are restricted from resale for two years from the time of purchase, and the options that are granted under the Equity Plus Program have a three-year vesting requirement and expire seven years after the date of grant. PaineWebber has additional plans under which new recruits, senior management and other key employees may receive option grants. Options granted under the plans of PaineWebber are denominated in US dollars.

In addition, UBS has entered into employee retention agreements that provide for the payment to key PaineWebber employees which are subject to the employees' continued employment and other restrictions. The awards are primarily in the form of UBS stock and option grants. The estimated cost to the Group for the agreements is approximately CHF 1.5 billion (USD 875 million) over a four-year period.

Generally, the Group's policy is to recognize expense as of the date of grant for equity participation instruments (stocks, warrants, options and other derivatives for which the underlying is the Group's own shares). The amount of expense recognized is equal to the intrinsic value (excess of the UBS AG share price over the instrument's strike price, if any) of the instrument at such date. The accrued expense for the years ended 31 December 2000, 1999 and 1998 was CHF 1,749 million, CHF 1,684 million and CHF 996 million, respectively. The accruals include awards earned currently but issued in the following year.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OPTIONS ON UBS AG SHARES

                                       WEIGHTED-                Weighted-               Weighted-
                                        AVERAGE                  average                 average
                                       EXERCISE                 exercise                exercise
                          NUMBER OF      PRICE     NUMBER OF      PRICE     NUMBER OF     PRICE
                           OPTIONS     (IN CHF)     OPTIONS     (IN CHF)     OPTIONS    (IN CHF)
                           31.12.00    31.12.00     31.12.99    31.12.99    31.12.98    31.12.98
-------------------------------------------------------------------------------------------------
Outstanding, at the
beginning of the year     10,138,462         197    7,202,786         177   1,899,924         186
Options due to
acquisition of
PaineWebber                6,325,270(1)       102           0           0           0           0
Granted during the year    7,082,682(2)       215   3,439,142         237   5,811,778         182
Exercised during the
year                      (1,796,769)        150      (71,766)        179     (22,970)        178
Forfeited during the
year                        (646,811)        193     (431,700)        190    (485,946)        268
-------------------------------------------------------------------------------------------------
Outstanding, at the end
of the year               21,102,834         175   10,138,462         197   7,202,786         177
-------------------------------------------------------------------------------------------------
Exercisable, at the end
of the year                6,103,613         101      650,640         186           0           0
-------------------------------------------------------------------------------------------------

(1) UBS AG issued options in exchange for vested options of PaineWebber, which have been included in the purchase price for PaineWebber at fair value (see
     Note 2: Acquisition of Paine Webber Group, Inc.).

(2) Includes options granted to key employees of PaineWebber, vesting over a 3-year period, subject to the employee's continued employment and other restrictions.

Some of the options in the table above have exercise prices denominated in US dollars, which have been converted to Swiss francs for inclusion in the table.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

THE FOLLOWING TABLE SUMMARIZES INFORMATION ABOUT STOCK OPTIONS OUTSTANDING AT 31 DECEMBER 2000:

                                           OPTIONS OUTSTANDING
                          -----------------------------------------------------               OPTIONS EXERCISABLE
                                                                  WEIGHTED-             -------------------------------
                            NUMBER           WEIGHTED-             AVERAGE                NUMBER           WEIGHTED-
                              OF              AVERAGE             REMAINING                 OF              AVERAGE
   RANGE OF EXERCISE        OPTIONS           EXERCISE           CONTRACTUAL              OPTIONS           EXERCISE
    PRICES PER SHARE      OUTSTANDING          PRICE                 LIFE               EXERCISABLE          PRICE
-----------------------------------------------------------------------------------------------------------------------
CHF                                                   CHF                 years                                     CHF
170.00-225.00               9,755,040              186.81                   4.1             460,408              184.24
-----------------------------------------------------------------------------------------------------------------------
225.01-270.00               3,436,805              237.80                   4.1                   -                   -
-----------------------------------------------------------------------------------------------------------------------
170.00-270.00              13,191,845              200.09                   4.1             460,408              184.24
-----------------------------------------------------------------------------------------------------------------------
USD                                                   USD                 years                                     USD
14.65-25.00                 1,129,643               21.84                   3.2           1,129,643               21.84
-----------------------------------------------------------------------------------------------------------------------
25.01-50.00                 1,236,743               32.11                   3.9           1,236,743               32.11
-----------------------------------------------------------------------------------------------------------------------
50.01-75.00                 1,194,960               70.40                   4.3           1,194,960               70.40
-----------------------------------------------------------------------------------------------------------------------
75.01-100.00                1,880,768               80.50                   6.4           1,880,768               80.50
-----------------------------------------------------------------------------------------------------------------------
100.01-125.00                       -                   -                     -                   -                   -
-----------------------------------------------------------------------------------------------------------------------
125.01-143.07               2,468,875              141.01                   6.8             201,091              142.96
-----------------------------------------------------------------------------------------------------------------------
14.65-143.07                7,910,989               81.92                   5.4           5,643,205               58.24
-----------------------------------------------------------------------------------------------------------------------

During 1998, options that had been issued to Swiss Bank Corporation employees were revised to reflect the 1 1/13 SBC to UBS AG share conversion rate of the merger. Also, during 1998, because of a significant drop in the UBS AG share price in the third quarter, employees were given the opportunity to convert options received earlier in the year with a strike price of CHF 270 to a reduced number ( 2/3) of options with a strike price of CHF 170.

Had the Group determined compensation cost for its stock-based compensation plans based on fair value at the award grant dates, the net income and earnings per share for 2000, 1999 and 1998 would approximate the amounts in the following table.

CHF MILLION, EXCEPT PER SHARE DATA                        31.12.00           31.12.99           31.12.98
--------------------------------------------------------------------------------------------------------
Net income                          As reported              7,792              6,153              2,972
                                      Pro forma              7,614              6,027              2,893
Basic EPS                           As reported              19.33              15.20               7.33
                                      Pro forma              18.89              14.89               7.14
Diluted EPS                         As reported              19.04              15.07               7.20
                                      Pro forma              18.61              14.76               7.01

The pro forma amounts in the table above reflect the vesting periods of all options granted. The effects of recognizing compensation expense and providing pro forma disclosures are not likely to be representative of the effects on reported Net profit for future years.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The weighted-average fair-value of options granted in 2000, 1999 and 1998 was CHF 48, CHF 59 and CHF 54 per share, respectively. The fair value of options granted was determined as of the date of issuance using a proprietary option pricing model, substantially similar to the Black-Scholes model, with the following assumptions:

                                                   31.12.2000       31.12.1999       31.12.1998
-----------------------------------------------------------------------------------------------
Expected volatility                                       30%              33%              40%
Risk free interest rate (CHF)                           3.27%            2.07%            2.56%
Risk free interest rate (USD)                           5.66%                -                -
Expected dividend rate                                  2.44%            1.44%            1.64%
Expected life                                         4 YEARS          6 years          6 years

STOCK BONUS AND STOCK PURCHASE PLANS

The following table shows the shares awarded and the weighted-average fair value per share for the Group's equity-based compensation plans. The fair values for the stock purchase awards reflect the purchase price paid. The stock bonus awards for 2000 include approximately 6,622,000 shares granted under the retention agreements with key employees of PaineWebber and the bonus awards for 1999, in addition to the 1998 plan-year awards, include 1,405,000 shares issued in exchange for previously issued non-share awards and for special bonuses. The stock purchase awards for 1999 include 666,000 shares issued for the 1999 plan-year.

STOCK BONUS PLANS                                  31.12.2000       31.12.1999       31.12.1998
-----------------------------------------------------------------------------------------------
Shares awarded                                     12,780,000        3,469,000        2,524,000
Weighted-average fair market value per share (in
  CHF)                                                    228              220              210

STOCK PURCHASE PLANS                               31.12.2000       31.12.1999       31.12.1998
-----------------------------------------------------------------------------------------------
Shares awarded                                        322,000        1,802,000        1,338,000
Weighted-average fair market value per share (in
  CHF)                                                    104              148              155

Shares awarded in 1998 under both types of plans included Swiss Bank Corporation shares issued to employees prior to the merger. For the above table, the number of these shares and their fair market value have been adjusted for the 1 1/13 Swiss Bank Corporation to UBS AG share conversion rate of the merger.

NOTE 36  RELATED PARTIES

Related parties include the Board of Directors, the Group Executive Board, the Group Managing Board, close family members and enterprises which are controlled by these individuals as well as certain persons performing similar functions.

Total remuneration of related parties recognized in the income statement amounted to CHF 272.3 million in 2000 and CHF 193.1 million in 1999, including accrued pension benefits of approximately CHF 30.0 million in 2000 and CHF 21.2 million in 1999.

The number of long-term stock options outstanding from equity plans was 1,564,486 at 31 December 2000 and 274,616 at 31 December 1999. This scheme is further explained in Note 35 Equity Participation Plans.

The external members of the Board of Directors do not have employment or service contracts with UBS, and thus are not entitled to benefits upon termination of their service on the Board of Directors.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The full-time Chairman and Vice-Chairman have top-management employment contracts and receive pension benefits upon retirement.

The total amounts of shares and warrants held by members of the Board of Directors, Group Executive Board and Group Managing Board were 2,527,728 and 69,504,577 as of 31 December 2000 and 2,456,092 and 11,424,514 as of 31 December
1999.

TOTAL LOANS AND ADVANCES RECEIVABLE (MORTGAGES ONLY) FROM RELATED PARTIES WERE AS FOLLOWS:

CHF MILLION                                                   2000        1999
------------------------------------------------------------------------------
Mortgages at the beginning of the year                          28          27
Additions                                                        9           6
Reductions                                                      (1)         (5)
------------------------------------------------------------------------------
MORTGAGES AT THE END OF THE YEAR                                36          28
------------------------------------------------------------------------------

Members of the Board of Directors, Group Executive Board and Group Managing Board are granted mortgages at the same terms and conditions as other employees. Terms and conditions are based on third party conditions excluding credit margin.

LOANS AND ADVANCES TO SIGNIFICANT ASSOCIATED COMPANIES WERE AS FOLLOWS:

CHF MILLION                                                   2000        1999
------------------------------------------------------------------------------
Loans and advances at the beginning of the year                 62         165
Additions                                                        0          42
Reductions                                                     (62)       (145)
------------------------------------------------------------------------------
LOANS AND ADVANCES AT THE END OF THE YEAR                        0          62
------------------------------------------------------------------------------

Note 38 provides a list of significant associates.

NOTE 37  POST-BALANCE SHEET EVENTS

There have been no material post-balance sheet events which would require disclosure or adjustment to the December 2000 financial statements.

Long-term debt, excluding medium-term notes, has decreased by CHF 582 million since the balance sheet date to 5 March 2001.

On 14 February 2001, the Board of Directors reviewed the financial statements and authorised them for issue. These financial statements will be submitted to the Annual General Meeting of Shareholders to be held on 26 April 2001 for approval.

NOTE 38  SIGNIFICANT SUBSIDIARIES AND ASSOCIATES

The legal entity group structure of UBS is designed to support the Group's businesses within an efficient legal, tax, regulatory and funding framework. Neither the Business Groups of UBS (namely UBS Warburg, UBS Switzerland and UBS Asset Management) nor Corporate Center are replicated in their own individual legal entities but rather they generally operate out of the parent bank, UBS AG, through its Swiss and foreign branches.

The goal of the focus on the parent bank is to capitalize on the synergies offered by the use of a single legal platform, enable the flexible use of capital in an efficient manner and to provide a structure where the activities of the Business Groups may be carried on without the need to set up separate subsidiaries beforehand.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Where, usually due to local legal, tax or regulatory rules or due to additional legal entities joining the UBS Group via acquisition, it is either not possible or not efficient to operate out of the parent bank then local subsidiary companies host the appropriate businesses. The significant operating subsidiary companies in the Group are listed below:

SIGNIFICANT SUBSIDIARIES

                                                                                                 EQUITY
                                                                                   SHARE       INTEREST
                                               REGISTERED   BUSINESS             CAPITAL        ACCUMU-
COMPANY                                          OFFICE        GROUP         IN MILLIONS     LATED IN %
-------------------------------------------------------------------------------------------------------
Armand von Ernst & Cie AG                     Bern                CH(1)  CHF         5.0          100.0
Aventic AG                                    Zurich              CH     CHF        30.0          100.0
Bank Ehinger & Cie AG                         Basel               CH     CHF         6.0          100.0
BDL Banco di Lugano                           Lugano              CH     CHF        50.0          100.0
Brinson Partners Inc                          Chicago             AM(2)  USD         1.9(5)       100.0
Brunswick UBS Warburg Limited                 George Town         WA(3)  USD        25.0(5)        50.0
Cantrade Privatbank AG                        Zurich              CH     CHF        10.0          100.0
Cantrade Private Bank Switzerland (CI)                                   GBP
  Limited                                     St. Helier          CH                 0.7          100.0
Correspondent Services Corporation            Delaware            WA     USD        26.8(5)       100.0
Credit Industriel SA                          Zurich              CH     CHF        10.0          100.0
EIBA "Eidgenossische Bank"
Beteiligungs- und Finanzgesellschaft          Zurich              WA     CHF        14.0          100.0
Factors AG                                    Zurich              CH     CHF         5.0          100.0
Ferrier Lullin & Cie SA                       Geneva              CH     CHF        30.0          100.0
Fondvest AG                                   Zurich              AM     CHF         4.3          100.0
Global Asset Management Limited               Hamilton            AM     USD         2.0          100.0
HYPOSWISS, Schweizerische Hypotheken- und                                CHF
Handelsbank                                   Zurich              CH                26.0          100.0
IL Immobilien-Leasing AG                      Opfikon             CH     CHF         5.0          100.0
Klinik Hirslanden AG                          Zurich              CC(4)  CHF        22.5           91.2
Mitchell Hutchins Asset Management Inc(6)     Delaware            WA     USD        35.1(5)       100.0
NYRE Holding Corporation                      Delaware            WA     USD        30.3(5)       100.0
PaineWebber Capital Inc                       Delaware            WA     USD        25.5(5)       100.0
PaineWebber Incorporated                      Delaware            WA     USD     1,625.6(5)       100.0
PaineWebber Incorporated of Puerto Rico       Puerto Rico         WA     USD        24.2(5)       100.0
PaineWebber Life Insurance Company            California          WA     USD        29.3(5)       100.0
PT UBS Warburg Indonesia                      Jakarta             WA     IDR    11,000.0           85.0
PW Trust Company                              New Jersey          WA     USD         4.4(5)        99.6
Schroder Munchmeyer Hengst AG                 Hamburg             WA     DEM       100.0          100.0
SG Warburg & Co International BV              Amsterdam           WA     GBP        40.5          100.0
SG Warburg Securities SA                      Geneva              WA     CHF        14.5          100.0
Thesaurus Continentale Effekten-Gesellschaft                             CHF
  Zurich                                      Zurich              CH                30.0          100.0
UBS (Bahamas) Ltd                             Nassau              CH     USD         4.0          100.0
UBS (Cayman Islands) Ltd                      George Town         CH     USD         5.6          100.0
UBS (France) SA                               Paris               WA     EUR        10.0          100.0
UBS (Italia) SpA                              Milan               WA     ITL    43,000.0          100.0
UBS (Luxembourg) SA                           Luxembourg          CH     CHF       150.0          100.0
UBS (Monaco) SA                               Monte Carlo         CH     EUR         9.2          100.0

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                                 EQUITY
                                                                                   SHARE       INTEREST
                                               REGISTERED   BUSINESS             CAPITAL        ACCUMU-
COMPANY                                          OFFICE        GROUP         IN MILLIONS     LATED IN %
-------------------------------------------------------------------------------------------------------
UBS (Panama) SA                               Panama              CH     USD         6.0          100.0
UBS (Sydney) Limited                          Sydney              CH     AUD        12.7          100.0
UBS (Trust and Banking) Limited               Tokyo               WA     JPY    10,500.0          100.0
UBS (USA) Inc                                 New York            WA     USD       315.0          100.0
UBS Americas Inc                              Stamford            WA     USD     3,562.9(5)       100.0
UBS Asset Management (Australia) Ltd          Sydney              AM     AUD         8.0          100.0
UBS Asset Management (France) SA              Paris               AM     EUR         0.8          100.0
UBS Asset Management (Japan) Ltd              Tokyo               AM     JPY     2,200.0          100.0
UBS Asset Management (New York) Inc           New York            AM     USD        72.7(5)       100.0
UBS Asset Management (Singapore) Ltd          Singapore           AM     SGD         4.0          100.0
UBS Asset Management (Taiwan) Ltd             Taipei              AM     TWD       340.0           82.0
UBS Asset Management Holding Limited          London              AM     GBP         8.0(5)       100.0
UBS Australia Holdings Ltd                    Sydney              WA     AUD        11.7          100.0
UBS Australia Limited                         Sydney              WA     AUD        15.0          100.0
UBS Bank (Canada)                             Toronto             CH     CAD        20.7          100.0
UBS Beteiligungs-GmbH & Co KG                 Frankfurt           WA     EUR       398.8          100.0
UBS Capital AG                                Zurich              WA     CHF         0.5          100.0
UBS Capital Asia Pacific Limited              George Town         WA     USD         5.0          100.0
UBS Capital BV                                The Hague           WA     EUR       104.1(5)       100.0
UBS Capital GmbH                              Munich              WA     EUR           -          100.0
UBS Capital II LLC                            Delaware            WA     USD         2.6(5)       100.0
UBS Capital LLC                               New York            WA     USD        18.5(5)       100.0
UBS Capital Partners Limited                  London              WA     GBP         6.7          100.0
UBS Capital SpA                               Milan               WA     ITL    50,000.0          100.0
UBS Card Center AG                            Glattbrugg          CH     CHF        40.0          100.0
UBS Espana SA                                 Madrid              WA     EUR        55.3          100.0
UBS Finance (Cayman Islands) Limited          George Town         CC     USD         0.5          100.0
UBS Finance (Curacao) NV                      Willemstad          CC     USD         0.1          100.0
UBS Finance (Delaware) LLC                    Delaware            WA     USD        37.3(5)       100.0
UBS Finanzholding AG                          Zurich              CC     CHF        10.0          100.0
UBS Fund Holding (Luxembourg) SA              Luxembourg          AM     CHF        42.0          100.0
UBS Fund Holding (Switzerland) AG             Basel               AM     CHF        18.0          100.0
UBS Fund Management (Switzerland) AG          Basel               AM     CHF         1.0          100.0
UBS Fund Services (Luxembourg) SA             Luxembourg          AM     CHF         2.5          100.0
UBS Futures & Options Limited                 London              WA     GBP         2.0          100.0
UBS Global Trust Corporation                  St. John            CH     CAD         0.1          100.0
UBS Immoleasing AG                            Zurich              CH     CHF         3.0          100.0
UBS Inc                                       New York            WA     USD       375.3(5)       100.0
UBS International Holdings BV                 Amsterdam           CC     CHF         5.5          100.0
UBS Invest Kapitalanlagegesellschaft mbH      Frankfurt           AM     DEM        15.0          100.0
UBS Investment Management Pte Ltd             Singapore           WA     SGD         0.5           90.0
UBS Lease Finance LLC                         Delaware            WA     USD        16.7          100.0
UBS Leasing AG                                Brugg               CH     CHF        10.0          100.0
UBS Life AG                                   Zurich              CH     CHF        25.0          100.0
UBS Limited                                   London              WA     GBP        10.0          100.0
UBS O'Connor Limited                          London              AM     GBP         8.8          100.0

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                                 EQUITY
                                                                                   SHARE       INTEREST
                                               REGISTERED   BUSINESS             CAPITAL        ACCUMU-
COMPANY                                          OFFICE        GROUP         IN MILLIONS     LATED IN %
-------------------------------------------------------------------------------------------------------
UBS Overseas Holding BV                       Amsterdam           WA     EUR        18.1          100.0
UBS Preferred Funding Company LLC I           Delaware            WA     USD           -          100.0
UBS Securities Limited                        London              WA     GBP        10.0          100.0
UBS Services Limited                          London              WA     GBP           -          100.0
UBS Trust (Canada)                            Toronto             CH     CAD        12.5          100.0
UBS Trustees (Singapore) Ltd                  Singapore           CH     SGD         0.8          100.0
UBS UK Holding Limited                        London              WA     GBP         5.0          100.0
UBS UK Limited                                London              WA     GBP       609.0          100.0
UBS Warburg Asia Limited                      Hong Kong           WA     HKD        20.0          100.0
UBS Warburg (France) SA                       Paris               WA     EUR        22.9          100.0
UBS Warburg (Italia) SIM SpA                  Milan               WA     EUR         1.9          100.0
UBS Warburg (Japan) Limited                   George Town         WA     JPY    30,000.0           50.0
UBS Warburg (Malaysia) Sdn Bhd                Kuala Lumpur        WA     MYR         0.5           70.0
UBS Warburg (Nederland) BV                    Amsterdam           WA     EUR        10.9          100.0
UBS Warburg AG                                Frankfurt           WA     EUR       155.7          100.0
UBS Warburg Australia Corporation Pty                                    AUD
  Limited                                     Sydney              WA                50.4(5)       100.0
UBS Warburg Australia Limited                 Sydney              WA     AUD       571.5(5)       100.0
UBS Warburg Derivatives Limited               Hong Kong           WA     HKD        20.0          100.0
UBS Warburg Futures Inc                       Delaware            WA     USD         2.0          100.0
UBS Warburg Hong Kong Limited                 Hong Kong           WA     HKD        30.0          100.0
UBS Warburg International Ltd                 London              WA     GBP        18.0          100.0
UBS Warburg LLC                               Delaware            WA     USD       450.1          100.0
UBS Warburg Ltd                               London              WA     GBP        17.5          100.0
UBS Warburg Pte Limited                       Singapore           WA     SGD         3.0          100.0
UBS Warburg Real Estate Securities Inc        Delaware            WA     USD         0.4(5)       100.0
UBS Warburg Securities (Espana) SV SA         Madrid              WA     EUR        13.4          100.0
UBS Warburg Securities (South Africa) (Pty)                              ZAR
  Limited                                     Sandton             WA                22.1          100.0
UBS Warburg Securities Co Ltd                 Bangkok             WA     THB       400.0          100.0
UBS Warburg Securities India Private Limited  Mumbai              WA     INR       237.8           75.0
UBS Warburg Securities Ltd                    London              WA     GBP       140.0          100.0
UBS Warburg Securities Philippines Inc        Makati City         WA     PHP       120.0          100.0

------------
FOOTNOTES
(1) CH: UBS Switzerland
(2) AM: UBS Asset Management
(3) WA: UBS Warburg
(4) CC: Corporate Center
(5) Share Capital and Share Premium
(6) Joined UBS Asset Management on 20 February 2001 and was renamed Brinson Advisors Inc

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SIGNIFICANT ASSOCIATES

                                                              EQUITY INTEREST  SHARE CAPITAL
COMPANY                                                                  IN %    IN MILLIONS
--------------------------------------------------------------------------------------------
FSG Swiss Financial Services Group AG, Zurich                            33.0        CHF  26
Giubergia UBS Warburg SIM SpA, Milan                                     50.0        EUR  15
Motor Columbus AG, Baden                                                 35.6        CHF 253
Telekurs Holding AG, Zurich                                              33.3        CHF  45
Volbroker.com Limited, London                                            20.6        GBP  16

None of the above investments carry voting rights that are significantly different from the proportion of shares held.

CONSOLIDATED COMPANIES: CHANGES IN 2000

SIGNIFICANT NEW COMPANIES
--------------------------------------------------------------------------------
Correspondent Services Corporation, Delaware
Fondvest AG, Zurich
Mitchell Hutchins Asset Management Inc, Delaware(1)
PaineWebber Capital Inc, Delaware
PaineWebber Incorporated of Puerto Rico, Puerto Rico
PaineWebber Incorporated, Delaware
PaineWebber Life Insurance Company, California
PW Trust Company, New Jersey
UBS Americas Inc, Stamford
UBS Asset Management (Taiwan) Ltd, Taipei (formerly Fortune Securities Investment & Trust Co Ltd)
UBS Global Trust Corporation, St. John
UBS Life AG, Zurich
UBS Preferred Funding Company LLC I, Delaware
UBS Trustees (Singapore) Ltd, Singapore
UBS Warburg Real Estate Securities Inc, Delaware
------------
FOOTNOTES

(1) Joined UBS Asset Management on 20 February 2001 and was renamed Brinson Advisors Inc

DECONSOLIDATED COMPANIES

SIGNIFICANT DECONSOLIDATED COMPANIES                          REASON FOR DECONSOLIDATION
----------------------------------------------------------------------------------------
IMPRIS AG, Zurich                                                                   Sold
Solothurner Bank, Solothurn                                                         Sold
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 39  SIGNIFICANT CURRENCY TRANSLATION RATES

The following table shows the significant rates used to translate the financial statements of foreign entities into Swiss francs.

                                                         SPOT RATE               AVERAGE RATE
                                                             At                  Year-to-date
                                                     ------------------  ----------------------------
                                                     31.12.00  31.12.99  31.12.00  31.12.99  31.12.98
-----------------------------------------------------------------------------------------------------
1 USD                                                    1.64      1.59      1.69      1.50      1.45
1 EUR                                                    1.52      1.61      1.56      1.60
1 GBP                                                    2.44      2.58      2.57      2.43      2.41
100 JPY                                                  1.43      1.56      1.57      1.33      1.11
100 DEM                                                           82.07               81.88     82.38
-----------------------------------------------------------------------------------------------------

NOTE 40  SWISS BANKING LAW REQUIREMENTS

The significant differences between International Accounting Standards (IAS), which are the principles followed by the Group, and the accounting requirements for banks under Swiss laws and regulations, are as follows:

SECURITIES BORROWING AND LENDING

Under IAS only the cash collateral delivered or received is recognized in the balance sheet. There is no recognition or derecognition for the securities received or delivered. Up to 31 December 1999, the Swiss requirement was to recognize the securities received or delivered in the balance sheet along with any collateral in respect of those securities for which control is transferred.

For the year ended 31 December 2000 the Swiss regulators accepted the same treatment as for IAS and therefore there is no difference in the balance sheet.

TREASURY SHARES

Treasury shares is the term used to describe the holding by an enterprise of its own equity instruments. In accordance with IAS treasury shares are presented in the balance sheet as a deduction from equity. No gain or loss is recognized in the income statement on the sale, issuance, or cancellation of those shares. Consideration received is presented in the financial statement as a change in equity.

Under Swiss requirements, treasury shares would be carried in the balance sheet (trading portfolio assets, financial investments or other liabilities) with gains and losses on the sale, issuance, or cancellation of treasury shares reflected in the income statement.

EXTRAORDINARY INCOME AND EXPENSE

Under IAS most items of income and expense arise in the course of ordinary business, and extraordinary items are expected to be rare. Under the Swiss requirements, income and expense items not directly related with the core business activities of the enterprise (e.g. sale of fixed assets or bank premises) are recorded as extraordinary income or expense.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CHF MILLION                                                   31.12.00   31.12.99(1)
------------------------------------------------------------------------------------
DIFFERENCES IN THE BALANCE SHEET
Securities borrowing and lending
  Assets
     Trading portfolio / Money market paper                                 47,401
     Due from banks / customers                                            273,093
  Liabilities
     Due to banks / customers                                              375,080
     Trading portfolio liabilities                                         (54,586)
------------------------------------------------------------------------------------
Treasury shares
  Assets
     Trading portfolio                                                       4,561
     Financial investments                                       4,007       3,136
  Liabilities
     Other liabilities                                           2,516           0
------------------------------------------------------------------------------------
DIFFERENCES IN THE INCOME STATEMENT
Treasury shares                                                    201        (182)
------------------------------------------------------------------------------------
RECLASSIFICATION OF EXTRAORDINARY INCOME AND EXPENSE
Other income, including income from associates                    (211)     (1,726)
------------------------------------------------------------------------------------
DIFFERENCES IN THE SHAREHOLDERS' EQUITY
Share premium                                                   (2,509)
Treasury shares(1)                                               4,000       8,023
------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

NOTE 41 RECONCILIATION OF INTERNATIONAL ACCOUNTING STANDARDS TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

NOTE 41.1 VALUATION AND INCOME RECOGNITION DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements of the Group have been prepared in accordance with IAS. The principles of IAS differ in certain respects from United States Generally Accepted Accounting Principles ("U.S. GAAP").

The following is a summary of the relevant significant accounting and valuation differences between IAS and U.S. GAAP.

a. PURCHASE ACCOUNTING (MERGER OF UNION BANK OF SWITZERLAND AND SWISS BANK CORPORATION)

Under IAS, the Group accounted for the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation under the pooling of interests method. The balance sheets and income statements of the banks were combined and no adjustments to the carrying values of the assets and liabilities were made.

Under U.S. GAAP, the business combination creating UBS AG is accounted for under the purchase method with Union Bank of Switzerland being considered the acquirer. Under the purchase method, the cost of acquisition is measured at fair value and the acquirer's interests in identifiable tangible

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

assets and liabilities of the acquiree are restated to fair values at the date of acquisition. Any excess consideration paid over the fair value of net tangible assets acquired is allocated, first to identifiable intangible assets based on their fair values, if determinable, with the remainder allocated to goodwill.

Goodwill

Under U.S. GAAP, goodwill and other intangible assets acquired are capitalized and amortized over the expected periods to be benefited with adjustments for any impairment.

For purposes of the U.S. GAAP reconciliation, the excess of the consideration paid for Swiss Bank Corporation over the fair value of the net tangible assets received has been recorded as goodwill and is being amortized on a straight line basis over a weighted average life of 13 years beginning 29 June 1998.

In 2000 and 1999, goodwill was reduced by CHF 211 million and CHF 118 million respectively, due to recognition of deferred tax assets of Swiss Bank Corporation which had previously been subject to valuation reserves.

Other purchase accounting adjustments

Under U.S. GAAP, the results of operations of Swiss Bank Corporation would have been included in the Group's consolidated financial statements beginning 29 June 1998. For purposes of the U.S. GAAP reconciliation, Swiss Bank Corporation's Net profit for the six-month period ended 29 June 1998 has been excluded from the Group's Net profit. For purposes of the U.S. GAAP reconciliation, the restatement of Swiss Bank Corporation's net assets to fair value resulted in decreasing net tangible assets by CHF 1,077 million. This amount will be amortized over a period ranging from two years to 20 years.

b. HARMONIZATION OF ACCOUNTING POLICIES

The business combination noted above was accounted for under the pooling of interests method under IAS. Under the pooling interest method of accounting, a single uniform set of accounting policies was adopted and applied to all periods presented. This resulted in a restatement of 1997 Shareholders' equity and Net loss.

U.S. GAAP requires that accounting changes be accounted for in the income statement in the period the change is made. For purposes of the U.S. GAAP reconciliation the accounting policy harmonization recorded in 1997 was reversed because the business combination noted above is being accounted for under the purchase method and the impact of the accounting changes was recorded in 1998.

Harmonization of accounting policies

The income statement effect of this conforming adjustment was as follows:

CHF million
FOR THE YEAR ENDED                                            31.12.99          31.12.98
----------------------------------------------------------------------------------------
Depreciation policies                                              (20)             (338)
Credit risk adjustments on derivatives                               0              (193)
Policies for other real estate                                       0              (140)
Retirement benefit and equity participation plans                    0               (47)
Settlement-risk adjustments on derivatives                           0               (33)
----------------------------------------------------------------------------------------
TOTAL                                                              (20)             (751)
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

There was no income statement effect after year 1999.

c. RESTRUCTURING PROVISION

Under IAS, restructuring provisions are recognized when a legal or constructive obligation has been incurred. In 1997, the Group recognized a CHF 7,000 million restructuring provision to cover personnel, IT, premises and other costs associated with combining and restructuring the merged Group. A further CHF 300 million provision was recognized in 1999, reflecting the impact of increased precision in the estimation of certain leased and owned property costs.

Under U.S. GAAP, the criteria for establishing restructuring provisions were more stringent than under IAS prior to 2000. For purposes of the U.S. GAAP reconciliation, the aggregate CHF 7,300 million restructuring provision was reversed. As a result of the business combination with Swiss Bank Corporation and the decision to combine and streamline certain activities of the banks for the purpose of reducing costs and improving efficiencies, Union Bank of Switzerland recognized a restructuring provision of CHF 1,575 million during 1998 for purposes of the U.S. GAAP reconciliation. CHF 759 million of this provision related to estimated costs for restructuring the operations and activities of Swiss Bank Corporation and that amount was recorded as a liability of the acquired business. The remaining CHF 816 million of estimated costs were charged to restructuring expense during 1998. The reserve is expected to be substantially utilized by 2001.

The U.S. GAAP restructuring provision was adjusted in 1999 (increase of CHF 600 million) and 2000 (increase of CHF 130 million) as shown in the table below.

During 2000, the IAS requirements for restructuring provisions were changed such that they became substantially identical to the U.S. GAAP requirements. As of 31 December 2000, the remaining IAS provision was higher than the remaining U.S. GAAP provision by approximately CHF 114 million. This amount represents an accrual permitted under IAS for lease costs on properties to be vacated. Under U.S. GAAP, such costs may not be recognized until the premises are actually vacated.

Restructuring provision

The usage of the U.S. GAAP restructuring provision was as follows:

                       BALANCE    REVISION    USAGE   BALANCE    REVISION    USAGE   BALANCE     USAGE   PROVISION
CHF MILLION            31.12.00     2000      2000    31.12.99     1999      1999    31.12.98    1998      1998
------------------------------------------------------------------------------------------------------------------
Personnel                   422        (71)    (188)       681        553     (254)       382     (374)        756
Premises                    143        194     (291)       240        179     (244)       305      (27)        332
IT                           31         67      (63)        27          7       (5)        25      (68)         93
Other                        20        (60)     (49)       129       (139)     (45)       313      (81)        394
------------------------------------------------------------------------------------------------------------------
TOTAL                       616        130     (591)     1,077        600     (548)     1,025     (550)      1,575
------------------------------------------------------------------------------------------------------------------

Additionally, for purposes of the U.S. GAAP reconciliation, CHF 138 million, CHF 150 million and CHF 273 million of restructuring costs were expensed as incurred in 2000, 1999 and 1998, respectively.

d. DERIVATIVES INSTRUMENTS HELD OR ISSUED FOR NON-TRADING PURPOSES

Under IAS, the Group recognizes transactions in derivative instruments hedging non-trading positions in the income statement using the accrual or deferral method, which is generally the same accounting as the underlying item being hedged.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

U.S. GAAP requires that derivatives be reported at fair value with changes in fair value recorded in income unless specified criteria are met to obtain hedge accounting treatment (accrual or deferral method).

The Group does not comply with all of the criteria necessary to obtain hedge accounting treatment under U.S. GAAP. Accordingly, for purposes of the U.S. GAAP reconciliation, derivative instruments held or issued for non-trading purposes that did not meet U.S. GAAP hedging criteria have been carried at fair value with changes in fair value recognized as adjustments to Net trading income.

e. FINANCIAL INVESTMENTS

Under IAS, financial investments are classified as either current investments or long-term investments. The Group considers current financial investments to be held for sale and carried at lower of cost or market value ("LOCOM"). The Group accounts for long-term financial investments at cost, less any permanent impairments.

Under U.S. GAAP, investments are classified as either held to maturity (essentially debt securities) which are carried at amortized cost or available for sale (debt and marketable equity securities), which are carried at fair value with changes in fair value recorded as a separate component of Shareholders' equity. Realized gains and losses are recognized in net profit in the period sold.

For purposes of the U.S. GAAP reconciliation, marketable equity securities are adjusted from LOCOM to fair value and classified as available for sale investments. Held to maturity investments that do not meet U.S. GAAP criteria are also reclassified to the available for sale category. Unrealized gains or unrealized losses relating to these investments are recorded as a component of Shareholders' equity.

f. RETIREMENT BENEFIT PLANS

Under IAS, the Group has recorded pension expense based on a specific method of actuarial valuation of projected plan liabilities for accrued service including future expected salary increases and expected return on plan assets. Plan assets are held in a separate trust to satisfy plan liabilities. Plan assets are recorded at fair value. The recognition of a prepaid asset on the books of the Group is subject to certain limitations. These limitations generally cause amounts recognized as expense to equal amounts funded in the same period. Any amount not recognized as a prepaid asset and the corresponding impact on pension expense has been disclosed in the financial statements.

Generally, under U.S. GAAP, pension expense is based on the same method of valuation of liabilities and assets as under IAS. Differences in the levels of expense and liabilities (or prepaid assets) exist due to the different transition date rules and the stricter provisions for recognition of a prepaid asset.

As a result of the merger of the benefit plans of Union Bank of Switzerland and Swiss Bank Corporation, there was a one time increase of the vested plan benefits for the beneficiaries of such plans. This had the effect of increasing the defined benefit obligation by CHF 3,525 million. Under IAS this resulted in a one time charge to income which was offset by the recognition of assets (previously unrecognized due to certain limitations under IAS).

Under U.S. GAAP, in a business combination that is accounted for under the purchase method, the assignment of the purchase price to individual assets acquired and liabilities assumed must include a liability for the projected plan liabilities in excess of plan assets or an asset for plan assets in excess of the projected plan liabilities, thereby recognizing any previously existing unrecognized net gains or losses, unrecognized prior service cost, or unrecognized net liabilities or assets.

For purposes of the U.S. GAAP reconciliation, the Group recorded a prepaid asset for the Union Bank of Switzerland plans as of 1 January 1998. Swiss Bank Corporation recorded a purchase accounting adjustment to recognize its prepaid asset at 29 June 1998. The recognition of these assets impacts the

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

pension expense recorded under U.S. GAAP versus IAS. The assets recognized under IAS (which had been previously unrecognized due to certain limitations under IAS) were already recognized under U.S. GAAP due to the absence of such limitations under U.S. GAAP.

g. OTHER EMPLOYEE BENEFITS

Under IAS, the Group has recorded expenses and liabilities for post-retirement benefits determined under a methodology similar to that described above under retirement benefit plans.

Under U.S. GAAP, expenses and liabilities for post-retirement benefits would be determined under a similar methodology as under IAS. Differences in the levels of expenses and liabilities have occurred due to different transition date rules and the treatment of the merger of Union Bank of Switzerland and Swiss Bank Corporation under the purchase method.

h. EQUITY PARTICIPATION PLANS

IAS does not specifically address the recognition and measurement requirements for equity participation plans.

U.S. GAAP permits the recognition of compensation cost on the grant date for the estimated fair value of equity instruments issued (Statement of Financial Accounting Standard "SFAS" No. 123) or based on the intrinsic value of equity instruments issued (Accounting Principles Board "APB" No. 25), with the disclosure of the pro forma effects of equity participation plans on net profit and earnings per share, as if the fair value had been recorded on the grant date. The Group recognizes only intrinsic values at the grant date with subsequent changes in value not recognized.

For purposes of the U.S. GAAP reconciliation, certain of the Group's option awards have been determined to be variable pursuant to APB No. 25, primarily because they may be settled in cash or the Group has offered to hedge their value. Additional compensation expense from these options awards for the years ended 31 December 2000, 1999 and 1998, is CHF 85 million, CHF 41 million and CHF 1 million, respectively. In addition, certain of the Group's equity participation plans provide for deferral and diversification of the awards, and the instruments are held in trusts for the participants. Certain of these trusts are recorded on the Group's balance sheet for U.S. GAAP presentation. The net effect on income of recording these assets and liabilities is a debit to expense of CHF 82 million, CHF 8 million and nil for the years ended 31 December 2000, 1999 and 1998, respectively.

i. SOFTWARE CAPITALIZATION

Under IAS, effective 1 January 2000, certain costs associated with the acquisitions or development of internal use software are required to be capitalized. Once the software is ready for its intended use, the costs capitalized are amortized to the Income statement over estimated lives. Under U.S. GAAP, the same principle applies, however this standard was effective 1 January 1999. For purposes of the U.S. GAAP reconciliation, the costs associated with the acquisition or development of internal use software that met the U.S. GAAP software capitalization criteria in 1999 have been reversed from Operating expenses and amortized over a life of two years once it is ready for its intended use. From 1 January 2000, the only remaining reconciliation item is the amortization of software capitalized in 1999 for U.S. GAAP purposes.

j. TRADING IN OWN SHARES AND DERIVATIVES ON OWN SHARES

As of 1 January 2000, upon adoption of the Standing Interpretations Committee's ("SIC") interpretation 16 "Share Capital - Reacquired Own Equity Instruments (Treasury Shares)" for IAS, all own shares are treated as treasury shares and reduce total shareholders' equity. This applies also to the number of shares outstanding. Derivatives on own shares are classified as assets, liabilities or in

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

shareholders' equity depending upon the manner of settlement. As a result of this adoption, there is no difference between IAS and U.S. GAAP. For 1999 and 1998, figures have been retroactively restated (see Note 1, Summary of Significant Accounting Policies).

k. RECENTLY ISSUED US ACCOUNTING STANDARDS

Accounting for derivative instruments and hedging activities

In June 1998, the US Financial Accounting Standards board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which, as amended, is required to be adopted for financial statements as of 1 January 2001. The standard establishes accounting and reporting standards for derivative instruments, including certain derivative instrument embedded in other contracts, and for hedging activities. Under International Accounting Standards, the Group is not required to comply with all the criteria necessary to obtain hedge accounting under U.S. GAAP. Accordingly, for future U.S. GAAP reconciliation, derivative instruments held or issued for non-trading purposes that do not meet U.S. GAAP hedging criteria under SFAS No. 133 will be carried at fair value with changes in fair value recognized as adjustments to trading income. The specific impact on earnings and financial position as a result of SFAS No. 133 is not possible to quantify as the Group will be complying with hedge accounting criteria necessary to obtain hedge accounting for certain activity, but not all.

Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities

In 1996 the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". That statement provided standards for distinguishing transfers of financial assets that are sales from those that are financing transactions. In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities - a replacement of SFAS No. 125". SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain new disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. Generally, the new provisions of this standard are to be applied prospectively and become effective 31 March 2001. However, certain recognition and classification requirements for collateral and disclosures for collateral and securitization transactions have been adopted by the Group as of 31 December 2000. Adoption of the remaining provisions of this revised accounting standard is not expected to have a material impact on the Group.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 41.2 RECONCILIATION OF IAS SHAREHOLDERS' EQUITY AND NET PROFIT/LOSS TO U.S. GAAP

                                                   Shareholders' equity              Net profit/(loss)
                                              ------------------------------   ------------------------------
CHF MILLION                                   31.12.00   31.12.99   31.12.98   31.12.00   31.12.99   31.12.98
-------------------------------------------------------------------------------------------------------------
AMOUNTS DETERMINED IN ACCORDANCE WITH IAS      44,833     30,608     28,794       7,792      6,153      2,972
Adjustments in respect of
a. SBC purchase accounting:
   Goodwill                                    17,835     19,765     21,612      (1,719)    (1,729)      (864)
   Other purchase accounting adjustments         (808)      (858)      (895)         50         37     (2,415)
b. Harmonization of accounting policies             0          0         20           0        (20)      (751)
c. Restructuring provision                        112        350       1948        (238)    (1,598)    (3,982)
d. Derivative instruments held or issued
   for non-trading purposes                      (857)       507      1,052      (1,353)      (545)      (405)
e. Financial investments                          379         52        108          28         36         23
f.  Retirement benefit plans                    1,898      1,839      1,858          59        (19)        88
g. Other employee benefits                        (16)       (24)       (26)          8          2        (20)
h. Equity participation plans                    (311)      (113)       (40)       (167)       (47)        (1)
i.  Software capitalization                       229        389          0        (160)       389          0
Tax adjustments                                  (334)      (682)       330         137        178      1,690
-------------------------------------------------------------------------------------------------------------
TOTAL ADJUSTMENTS                              18,127     21,225     25,967      (3,355)    (3,316)    (6,637)
-------------------------------------------------------------------------------------------------------------

AMOUNTS DETERMINED IN ACCORDANCE WITH U.S.
GAAP                                           62,960     51,833     54,761       4,437      2,837     (3,665)
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 41.3  EARNINGS PER SHARE

Under IAS and U.S. GAAP, basic earnings per share ("EPS") is computed by dividing income available to common shareholders by the weighted average common shares outstanding. Diluted EPS includes the determinants of basic EPS and, in addition, gives effect to dilutive potential common shares that were outstanding during the period.

The computations of basic and diluted EPS for the years ended 31 December 2000, 31 December 1999 and 31 December 1998 are presented in the following table. The adjustment in 1998 is due to the difference in weighted average shares calculated under purchase accounting for U.S. GAAP versus the pooling method under IAS for the Union Bank of Switzerland merger with Swiss Bank Corporation on 29 June 1998. There is otherwise no difference between IAS and U.S. GAAP for the calculation of weighted average shares for EPS.

                                                                                   % change from
FOR THE YEAR ENDED                    31.12.00       31.12.99        31.12.98        31.12.99
------------------------------------------------------------------------------------------------
NET PROFIT / (LOSS) AVAILABLE
FOR BASIC EARNINGS PER SHARE (CHF
MILLION)
IAS                                        7,792          6,153           2,972               27
U.S. GAAP                                  4,437          2,837          (3,665)              56
BASIC WEIGHTED AVERAGE SHARES
OUTSTANDING
IAS                                  403,029,309    404,742,482     405,222,295                0
U.S. GAAP                            403,029,309    404,742,482     414,609,886                0
BASIC EARNINGS / (LOSS) PER SHARE
(CHF)
IAS                                        19.33          15.20            7.33               27
U.S. GAAP                                  11.01           7.01           (8.84)              57

NET PROFIT / (LOSS) AVAILABLE
FOR DILUTED EARNINGS PER SHARE (CHF
MILLION)
IAS                                        7,778          6,153           2,972               26
U.S. GAAP                                  4,423          2,837          (3,665)              56
DILUTED WEIGHTED AVERAGE SHARES
  OUTSTANDING
IAS                                  408,525,900    408,375,152     412,881,041                0
U.S. GAAP                            408,525,900    408,375,152     414,609,886(1)             0
DILUTED EARNINGS / (LOSS) PER SHARE
  (CHF)
IAS                                        19.04          15.07            7.20               26
U.S. GAAP                                  10.83           6.95           (8.84)(1)            56
------------------------------------------------------------------------------------------------

(1) No potential ordinary shares may be included in the computation of any diluted per-share amount when a loss from continuing operations exists.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The following are adjustments to the calculation of weighted average outstanding common shares which result from valuation and presentation differences between IAS and U.S. GAAP:

WEIGHTED AVERAGE SHARES
OUTSTANDING                            31.12.00       31.12.99       31.12.98
------------------------------------------------------------------------------------------------
Basic weighted-average ordinary
shares (IAS)                          403,029,309    404,742,482    405,222,295
add: Treasury shares adjustments                0              0      9,387,591
Basic weighted-average ordinary
shares (U.S. GAAP)                    403,029,309    404,742,482    414,609,886

NOTE 41.4  PRESENTATION DIFFERENCES BETWEEN IAS AND U.S. GAAP

In addition to the differences in valuation and income recognition, other differences, essentially related to presentation, exist between IAS and U.S. GAAP. Although these differences do not cause differences between IAS and U.S. GAAP reported shareholders' equity and net profit, it may be useful to understand them to interpret the financial statements presented in accordance with U.S. GAAP. The following is a summary of presentation differences that relate to the basic IAS financial statements.

1. PURCHASE ACCOUNTING

As described in Note 42.1, under U.S. GAAP the business combination creating UBS AG was accounted for under the purchase method with Union Bank of Switzerland being considered the acquirer. In the U.S. GAAP Condensed Consolidated Balance Sheet, the assets and liabilities of Swiss Bank Corporation have been restated to fair value at the date of acquisition (29 June 1998). In addition, the following table presents summarized financial results of SBC for the period from 1 January to 29 June 1998 which, under U.S. GAAP, would be excluded from the U.S. GAAP condensed consolidated Income statement for the year ended 31 December 1998.

2. SETTLEMENT DATE VS. TRADE DATE ACCOUNTING

The Group's transactions from securities activities are recorded on the settlement date for balance sheet and on the trade date for income statement purposes. This results in recording an off-balance sheet forward transaction during the period between the trade date and the settlement date. Forward positions relating to trading activities are revalued to fair value and any unrealized profits and losses are recognized in Net profit.

Under U.S. GAAP, trade date accounting is required for purchases and sales of securities. For purposes of U.S. GAAP presentation, all purchases and sales of securities previously recorded on settlement date have been recorded as of trade date for balance sheet purposes. Trade date accounting has resulted in receivables and payables to broker-dealers and clearing organizations recorded in Other assets and Other liabilities.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SBC'S SUMMARIZED INCOME STATEMENT FOR THE PERIOD 1 JANUARY 1998 TO 29 JUNE 1998

CHF million
-------------------------------------------------------------------
OPERATING INCOME
Interest income                                               8,205
Less: Interest expense                                        6,630
-------------------------------------------------------------------
Net interest income                                           1,575
Less: Credit loss expense                                       164
-------------------------------------------------------------------
Total                                                         1,411
-------------------------------------------------------------------
Net fee and commission income                                 3,701
Net trading income                                            2,135
Income from disposal of associates and subsidiaries           1,035
Other income                                                    364
-------------------------------------------------------------------
TOTAL                                                         8,646
-------------------------------------------------------------------
OPERATING EXPENSES
Personnel                                                     3,128
General and administrative                                    1,842
Depreciation and amortization                                   511
-------------------------------------------------------------------
TOTAL                                                         5,481
-------------------------------------------------------------------
OPERATING PROFIT BEFORE TAXES AND MINORITY INTERESTS          3,165
-------------------------------------------------------------------
Tax expense                                                     552
-------------------------------------------------------------------
PROFIT                                                        2,613
-------------------------------------------------------------------
Less: Minority interests                                         (1)
-------------------------------------------------------------------
NET PROFIT                                                    2,614
-------------------------------------------------------------------

3. SECURITIES LENDING, SECURITIES BORROWING, REPURCHASE, REVERSE REPURCHASE AND OTHER COLLATERALIZED TRANSACTIONS

Under IAS, the Group's repurchase agreements and securities lending are accounted for as collateralized borrowings. Reverse repurchase agreements and securities borrowing are accounted for as collateralized lending transactions. Cash collateral is reported on the balance sheet at amounts equal to the collateral advanced or received.

Under U.S. GAAP, these transactions are also generally accounted for as collateralized borrowing and lending transactions. However, certain such transactions may be deemed sale or purchase transactions under specific circumstances. U.S. GAAP (SFAS No. 125) required recognition of securities collateral controlled, and an offsetting obligation to return such securities collateral on certain financing transactions, when specific control conditions existed. Pursuant to the guidance in SFAS No. 140, Accounting for Transfers of Servicing of Financial Assets and Extinguishment of Liabilities (a replacement of SFAS No. 125) issued in 2000, the Group has restated its 1999 U.S. GAAP Balance sheet to derecognize securities collateral received that are no longer required to be recognized.

Additionally, SFAS No. 140 requires segregation of the balance, as of 31 December 2000, of the Group's Trading portfolio assets which it has pledged under agreements permitting the transferee to repledge or resell such collateral. For presentation purposes, such reclassifications are reflected in the U.S. GAAP Balance Sheet in Trading portfolio assets, pledged.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4. FINANCIAL INVESTMENTS

Under IAS, the Group's private equity investments, real estate held for sale and non-marketable equity financial investments have been included in Financial investments.

Under U.S. GAAP, private equity investments, real estate held for sale and non-marketable financial investments generally are reported in Other assets or reported as a separate caption in the Balance sheet.

For purposes of U.S. GAAP presentation, private equity investments are reported as a separate caption in the Balance sheet and real estate held for sale and non-marketable equity financial investments are reported in Other assets.

5. EQUITY PARTICIPATION PLANS

Certain of the Group's equity participation plans provide for deferral and diversification of the awards. The shares and other diversified instruments are held in trusts for the participants. Certain of these trusts are recorded on the Group's balance sheet for U.S. GAAP presentation, the effect of which is to increase assets by CHF 1,298 million and CHF 655 million, liabilities by CHF 1,377 million and CHF 717 million, and decrease shareholders' equity by CHF 69 million and CHF 62 million (for UBS AG shares held by the trusts which are treated as treasury shares) at 31 December 2000 and 31 December 1999, respectively.

6. NET TRADING INCOME

The Group has implemented a change in accounting policy for interest and dividend income and expenses on trading related assets and liabilities (see Note 1, Summary of Significant Accounting Policies). For the years ended 31 December 1999 and 31 December 1998, figures have been retroactively restated. As a result of this change, there is no longer a difference between IAS and U.S. GAAP.

NOTE 41.5  CONSOLIDATED INCOME STATEMENT

The following is a Consolidated Income Statement of the Group, for the years ended 31 December 2000, 31 December 1999 and 31 December 1998, restated to reflect the impact of valuation and income recognition differences and presentation differences between IAS and U.S. GAAP.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                               31.12.00             31.12.99(1)           31.12.98(1)
FOR THE YEAR ENDED                        -------------------   -------------------   -------------------
CHF MILLION               REFERENCE       U.S. GAAP     IAS     U.S. GAAP     IAS     U.S. GAAP     IAS
---------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income                 a, d, 1     51,565     51,745     35,404     35,604     29,136     37,442
Less: Interest
  expense                          a, 1    (43,584)   (43,615)   (29,660)   (29,695)   (25,773)   (32,424)
---------------------------------------------------------------------------------------------------------
Net interest income                          7,981      8,130      5,744      5,909      3,363      5,018
Less: Credit loss
  expense                             1        130        130       (956)      (956)      (787)      (951)
---------------------------------------------------------------------------------------------------------
Total                                        8,111      8,260      4,788      4,953      2,576      4,067
---------------------------------------------------------------------------------------------------------
Net fee and
  commission income                   1     16,703     16,703     12,607     12,607      8,925     12,626
Net trading income              b, d, 1      8,597      9,953      7,174      7,719        455      3,313
Net gains from
disposal of
associates and
subsidiaries                          1         83         83      1,821      1,821         84      1,119
Other income                    b, e, 1      1,431      1,403      1,361      1,325        641      1,122
---------------------------------------------------------------------------------------------------------
Total                                       34,925     36,402     27,751     28,425     12,681     22,247
---------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Personnel              b, c, f, g, h, 1     17,262     17,163     12,483     12,577      7,938      9,816
General and
  administrative             a, c, i, 1      6,813      6,765      6,664      6,098      6,259      6,735
Depreciation and
  amortization               a, b, i, 1      3,952      2,275      3,454      1,857      2,403      1,825
Restructuring costs                   c        191          0        750          0      1,089          0
---------------------------------------------------------------------------------------------------------
Total                                       28,218     26,203     23,351     20,532     17,689     18,376
---------------------------------------------------------------------------------------------------------
OPERATING
PROFIT/(LOSS) BEFORE
TAX AND MINORITY
INTERESTS                                    6,707     10,199      4,400      7,893     (5,008)     3,871
---------------------------------------------------------------------------------------------------------
Tax expense/(benefit)                 1      2,183      2,320      1,509      1,686     (1,339)       904
---------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS)
BEFORE MINORITY
INTERESTS                                    4,524      7,879      2,891      6,207     (3,669)     2,967
---------------------------------------------------------------------------------------------------------
Minority interests                    1        (87)       (87)       (54)       (54)         4          5
---------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS)                            4,437      7,792      2,837      6,153     (3,665)     2,972
---------------------------------------------------------------------------------------------------------

(1) Certain IAS and U.S. GAAP 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1, Summary of Significant Accounting Policies).

Note: References above coincide with the discussions in Note 41.1 and Note 41.4. These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 41.6  CONSOLIDATED BALANCE SHEET

The following is a Consolidated Balance Sheet of the Group, as of 31 December 2000 and 31 December 1999 restated to reflect the impact of valuation and income recognition principles and presentation differences between IAS and U.S. GAAP.

                                                                      31.12.00           31.12.99(1)
                                                                --------------------  ------------------
           CHF MILLION                    REFERENCE             U.S. GAAP     IAS     U.S. GAAP    IAS
--------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central
  banks                                                             2,979      2,979      5,073    5,073
Money market paper                                                 66,454     66,454     69,717   69,717
Due from banks                                        a, 3         29,182     29,147     29,954   29,907
Cash collateral on securities
  borrowed                                                        177,857    177,857    113,162  113,162
Reverse repurchase agreements                                     193,801    193,801    132,391  132,391
Trading portfolio assets                            b, 2,3        197,048    253,296    184,085  211,932
Trading portfolio assets, pledged                        3         59,448
Positive replacement values                              2         57,775     57,875     62,294   62,957
Loans, net of allowance for credit
  losses                                              a, 3        245,214    244,842    235,401  234,858
Financial investments                              b, e, 4          7,807     16,405      2,378    7,039
Accrued income and prepaid
  expenses                                                          7,062      7,062      5,167    5,167
Investments in associates                                             880        880      1,102    1,102
Property and equipment                             a, b, i          9,692      8,910      9,655    8,701
Intangible assets and goodwill                           a         35,726     19,537     21,428    3,543
Private equity investments                               4          6,658          0      3,001        0
Other assets                        b, d, f, g, h, 2, 4, 5         26,971      8,507     18,717   11,007
--------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                    1,124,554  1,087,552    893,525  896,556
--------------------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued                                a         74,780     74,780     64,655   64,655
Due to banks                                             3         82,240     82,240     76,363   76,365
Cash collateral on securities lent                       3         23,418     23,418     12,832   12,832
Repurchase agreements                                    3        295,513    295,513    173,840  196,914
Trading portfolio liabilities                         2, 3         87,832     82,632     52,658   54,638
Negative replacement values                              2         75,423     75,923     95,004   95,786
Due to customers                                      a, 3        310,686    310,679    279,971  279,960
Accrued expenses and deferred
  income                                                           21,038     21,038     12,040   12,040
Long-term debt                                           a         54,970     54,855     56,049   56,332
Other liabilities                   a, b, c, d, e, h, 2, 3         32,809     18,756     17,846   15,992
--------------------------------------------------------------------------------------------------------
Total liabilities                                               1,058,709  1,039,834    841,258  865,514
--------------------------------------------------------------------------------------------------------
Minority interests                                                  2,885      2,885        434      434
--------------------------------------------------------------------------------------------------------
Total shareholders' equity                                         62,960     44,833     51,833   30,608
--------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS'
  EQUITY                                                        1,124,554  1,087,552    893,525  896,556
--------------------------------------------------------------------------------------------------------

(1) Certain IAS and U.S. GAAP 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1, Summary of Significant Accounting Policies).

Note: References above coincide with the discussions in Note 41.1 and Note 41.4. These references indicate which IAS and U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 41.7  COMPREHENSIVE INCOME

Comprehensive income is defined as the change in Shareholders' equity excluding transactions with shareholders. Comprehensive income has two major components:
Net profit, as reported in the income statement, and Other comprehensive income. Other comprehensive income includes such items as foreign currency translation and unrealized gains in available-for-sale securities. The components and accumulated other comprehensive income amounts for the years ended 31 December 2000, 31 December 1999 and 31 December 1998 are as follows:

                                                     UNREALIZED       ACCUMULATED
                                       FOREIGN        GAINS IN           OTHER
                                      CURRENCY     AVAILABLE-FOR-    COMPREHENSIVE   COMPREHENSIVE
            CHF MILLION              TRANSLATION   SALE SECURITIES      INCOME          INCOME
--------------------------------------------------------------------------------------------------
BALANCE, 1 JANUARY 1998                     (111)               47             (64)
Net loss                                                                                    (3,665)
Other comprehensive income:
Foreign currency translation                (345)                             (345)
Unrealized gains, arising during
the year, net of CHF 89 million tax                            267             267
Reclassification adjustment for
gains realized in net profit, net
of CHF 76 million tax                                         (229)           (229)           (307)
--------------------------------------------------------------------------------------------------
Comprehensive loss                                                                          (3,972)
--------------------------------------------------------------------------------------------------
BALANCE, 31 DECEMBER 1998                   (456)               85            (371)
--------------------------------------------------------------------------------------------------

NET PROFIT                                                                                   2,837
Other comprehensive income:
Foreign currency translation                  14                                14
Unrealized gains, arising during
the year, net of CHF 18 million tax                             74              74
Reclassification adjustment for
gains realized in net profit, net
of CHF 40 million tax                                         (143)           (143)            (55)
--------------------------------------------------------------------------------------------------
Comprehensive income                                                                         2,782
--------------------------------------------------------------------------------------------------
BALANCE, 31 DECEMBER 1999                   (442)               16            (426)
--------------------------------------------------------------------------------------------------

NET PROFIT                                                                                   4,437
Other comprehensive income:
Foreign currency translation                (245)                             (245)
Unrealized gains, arising during
the year, net of CHF 152 million
tax                                                            456             456
Reclassification adjustment for
gains realized in net profit, net
of CHF 40 million tax                                         (121)           (121)             90
--------------------------------------------------------------------------------------------------
Comprehensive income                                                                         4,527
--------------------------------------------------------------------------------------------------
BALANCE, 31 DECEMBER 2000                   (687)              351            (336)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 42  ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP

In addition to the differences in valuation and income recognition and presentation, disclosure differences exist between IAS and U.S. GAAP. The following are additional U.S. GAAP disclosures that relate to the basic financial statements.

NOTE 42.1  BUSINESS COMBINATIONS

On 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation consummated a merger of the banks, resulting in the formation of UBS AG. New shares totaling 428,746,982 were issued exclusively for the exchange of the existing shares of Union Bank of Switzerland and Swiss Bank Corporation. Under the terms of the merger agreement, Union Bank of Switzerland shareholders received 5 registered shares for each bearer share held and 1 registered share for each registered share held, totaling 257,500,000 shares of UBS AG. Swiss Bank Corporation shareholders received 1 1/13 registered shares of the Group for each Swiss Bank Corporation registered share held, totaling 171,246,982 shares. The combined share capital amounted to CHF 5,754 million. As a result of the exchange of shares, CHF 1,467 million were transferred from share capital to the share premium account. The merger was accounted for under the pooling of interests method and, accordingly, the information included in the financial statements presents the combined results of Union Bank of Switzerland and Swiss Bank Corporation as if the merger had been in effect for all periods presented.

Summarized results of operations of the separate companies for the period from 1 January 1998 through 29 June 1998, the date of combination, are as follows:

                                                                UNION BANK      SWISS BANK
                        CHF MILLION                           OF SWITZERLAND    CORPORATION
-------------------------------------------------------------------------------------------
Total operating income                                                 5,702          8,646
Net profit                                                               739          2,614
-------------------------------------------------------------------------------------------

As a result of the merger, the Group harmonized its accounting policies that have been retrospectively applied for the restatement of comparative information and opening retained earnings at 1 January 1997. As a result, adjustments were required for the accounting for treasury shares, netting of balance sheet items, repurchase agreements, depreciation, and employee share plans.

Summarized results of operations of the separate companies for the year ended 31 December 1997 are as follows:

                                                              TOTAL OPERATING
                        CHF MILLION                               INCOME         NET LOSS
-----------------------------------------------------------------------------------------
Union Bank of Switzerland                                              13,114        (129)
Swiss Bank Corporation                                                 13,026        (248)
-----------------------------------------------------------------------------------------
Total as previously reported                                           26,140        (377)
Impact of accounting policy harmonization                              (1,260)       (290)
-----------------------------------------------------------------------------------------
CONSOLIDATED                                                           24,880        (667)
-----------------------------------------------------------------------------------------

Prior to 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation entered into certain transactions with each other in the normal course of business. These intercompany transactions have been eliminated in the accompanying financial statements.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 42.2  FINANCIAL INVESTMENTS

See Note 15 for information on financial investments. The following table summarizes the Group's financial investments as of 31 December 2000 and 31 December 1999:

                                                              GROSS       GROSS
                                                 AMORTIZED  UNREALIZED  UNREALIZED      FAIR
                  CHF MILLION                      COST       GAINS       LOSSES        VALUE
---------------------------------------------------------------------------------------------
31 DECEMBER 2000
Equity securities(1)                                 1,147         447           6      1,588
Debt securities issued by the Swiss national
government and agencies                                 34           2           0         36
Debt securities issued by Swiss local
  governments                                           46           1           1         46
Debt securities issued by the U.S. Treasury and
  agencies                                               0           0           0          0
Debt securities issued by foreign governments
and official institutions                            4,852           7           3      4,856
Corporate debt securities                            1,139           5           1      1,143
Mortgage-backed securities                              47           0           0         47
Other debt securities                                   88           4           0         92
---------------------------------------------------------------------------------------------
TOTAL                                                7,353         466          11      7,808
---------------------------------------------------------------------------------------------

31 DECEMBER 1999
Equity securities(1)                                   388           3          14        377
Debt securities issued by the Swiss national
government and agencies                                 78           3           0         81
Debt securities issued by Swiss local
  governments                                           81           3           1         83
Debt securities issued by the U.S. Treasury and
  agencies                                             410           0           0        410
Debt securities issued by foreign governments
and official institutions                              321           6           1        326
Corporate debt securities                              851          24           6        869
Mortgage-backed securities                             109           1           1        109
Other debt securities                                  120           3           0        123
---------------------------------------------------------------------------------------------
TOTAL                                                2,358          43          23      2,378
---------------------------------------------------------------------------------------------

(1) The LOCOM value of the equity securities as reported in Note 15 is adjusted to cost basis for the purpose of fair value calculation.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The following table presents an analysis of the contractual maturities of the investments in debt securities as of 31 December 2000:

                                               1-5 YEARS          5-10 YEARS         OVER 10 YEARS
 CHF MILLION, EXCEPT       WITHIN 1 YEAR   -----------------   -----------------   -----------------
     PERCENTAGES       AMOUNT   YIELD(%)   AMOUNT   YIELD(%)   AMOUNT   YIELD(%)   AMOUNT   YIELD(%)
----------------------------------------------------------------------------------------------------
Swiss national
  government and
  agencies                  2       6.90       16       5.13       16       6.45        0
Swiss local
  governments               1       6.11       27       5.19       18       4.43        0
U.S. Treasury and
  agencies                  0                   0                   0                   0
Foreign governments
  and official
  institutions          2,451       1.62    1,236       1.80    1,165       0.85        0
Corporate debt
  securities               16       5.20      917       6.02      206       2.21        0
Mortgage-backed
  securities               20       6.02        5       6.54       22      14.46        0
Other debt securities      21       6.57       56       4.33       11       3.68        0
----------------------------------------------------------------------------------------------------
Total amortized cost    2,511               2,257               1,438                   0
----------------------------------------------------------------------------------------------------
TOTAL MARKET VALUE      2,514               2,272               1,434                   0
----------------------------------------------------------------------------------------------------

Proceeds from sales and maturities of investment securities available for sale during the year ended 31 December 2000 and the year ended 31 December 1999 were CHF 325 million and CHF 1,482 million, respectively. Gross gains of CHF 162 million and gross losses of CHF 1 million were realized in 2000 on those sales, and gross gains of CHF 180 million and gross losses of CHF 3 million were realized in 1999.

--------------------------------------------------------------------------------

NOTE 43  ACQUISITION OF PAINE WEBBER GROUP, INC.--PRO FORMA RESULTS

The following table presents pro forma consolidated financial information about the combined company as if the acquisition had occurred on 1 January 2000 and 1999, respectively:

CHF million, except per share data
For the year ended                                            31.12.00    31.12.99
----------------------------------------------------------------------------------
Operating income............................................   43,373      35,020
Net profit..................................................    7,045       5,286
Earnings per share (EPS)....................................    16.82       12.50

For purposes of calculating earnings per share, the effects of a share repurchase program associated with the acquisition funding have been reflected in the determination of weighted average outstanding shares as if the program had been executed at the pro forma acquisition dates. In addition, CHF 290 million of non-recurring charges recognized by the Group in 2000 which resulted directly from the acquisition and CHF 68 million of direct charges relating to the acquisition, incurred and expensed by Paine Webber Group, Inc. ("PaineWebber") prior to 3 November 2000, have been excluded from the pro forma Net Profit.

NOTE 44  SUPPLEMENTAL GUARANTOR INFORMATION

  Guarantee of PaineWebber securities

Following the acquisition of PaineWebber, UBS AG made a full and unconditional guarantee of the publicly traded debt and trust preferred securities of PaineWebber. Prior to the acquisition, PaineWebber was an SEC registrant. Upon the acquisition, PaineWebber was merged into UBS Americas Inc., a wholly owned subsidiary of UBS AG. The following is summarized consolidating financial information segregating UBS AG Parent Bank, UBS Americas Inc. and UBS AG's other non-guarantor subsidiaries.

The UBS AG Parent Bank financial statements use the cost method for investments in associates. In this note, investments in associates are presented on the equity method.

The information presented in this note is prepared in accordance with International Accounting Standards and should be read in conjunction with the consolidated financial statements of the Group of which this information is a part. Below each column, Net profit and Shareholders' equity has been reconciled to U.S. GAAP. See Note 41 for a more detailed reconciliation of the IAS financial statements to U.S. GAAP for the Group on a consolidated basis.

--------------------------------------------------------------------------------

CONSOLIDATING INCOME STATEMENT

                                               UBS AG        UBS                                        UBS GROUP
CHF MILLION                                    PARENT      AMERICAS       OTHER        CONSOLIDATING     INCOME
FOR THE YEAR ENDED 31 DECEMBER 2000            BANK(1)       INC.      SUBSIDIARIES       ENTRIES       STATEMENT
-----------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income.............................     40,362       1,268          22,701          (12,586)      51,745
Interest expense............................     32,161       1,282          22,758          (12,586)      43,615
                                              ---------    --------    ------------    -------------    ---------
Net interest income.........................      8,201         (14)            (57)                        8,130
Credit loss recovery........................        119           2               9                           130
                                              ---------    --------    ------------    -------------    ---------
Net interest income after credit loss
  recovery..................................      8,320         (12)            (48)                        8,260
Net fee and commission income...............      9,145         949           6,609                        16,703
Net trading income..........................      7,344         195           2,414                         9,953
Net gains from disposal of associates and
  subsidiaries..............................          6                          77                            83
Income from subsidiaries....................      1,804                                       (1,804)
Other income................................        276                       1,127                         1,403
                                              ---------    --------    ------------    -------------    ---------
Total operating income......................     26,895       1,132          10,179           (1,804)      36,402
OPERATING EXPENSES
Personnel...................................     10,501       1,141           5,521                        17,163
General and administrative..................      5,296         350           1,119                         6,765
Depreciation and amortization...............      1,410         183             682                         2,275
                                              ---------    --------    ------------    -------------    ---------
Total operating expenses....................     17,207       1,674           7,322                        26,203
                                              ---------    --------    ------------    -------------    ---------
OPERATING PROFIT/(LOSS) BEFORE TAX AND
  MINORITY INTERESTS........................      9,688        (542)          2,857           (1,804)      10,199
Tax expense/(benefit).......................      1,896        (128)            552                         2,320
                                              ---------    --------    ------------    -------------    ---------
NET PROFIT/(LOSS) BEFORE MINORITY
  INTERESTS.................................      7,792        (414)          2,305           (1,804)       7,879
Minority interests..........................                                    (87)                          (87)
                                              ---------    --------    ------------    -------------    ---------
NET PROFIT/(LOSS)...........................      7,792        (414)          2,218           (1,804)       7,792
                                              =========    ========    ============    =============    =========
Net profit/(loss)--U.S. GAAP(2).............      4,342        (414)          2,313           (1,804)       4,437
                                              =========    ========    ============    =============    =========

------------
(1) UBS AG prepares its financial statements in accordance with Swiss Banking Law requirements. For the purpose of this disclosure the accounts have been adjusted to IAS.

(2) See Note 41.1 and 41.4 to the Financial Statements for a description of the differences between IAS and U.S. GAAP. U.S. GAAP adjustments are principally related to UBS AG Parent Bank.

--------------------------------------------------------------------------------

CONSOLIDATING BALANCE SHEET

                                                     UBS AG
                   CHF MILLION                       PARENT      UBS AMERICAS      OTHER       CONSOLIDATING     UBS GROUP
             AS OF 31 DECEMBER 2000                  BANK(1)         INC.       SUBSIDIARIES      ENTRIES      BALANCE SHEET
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks.............      2 242             0            737               0            2 979
Money market paper...............................     61 153         3 348          1 953               0           66 454
Due from banks...................................     75 473        13 007         86 125        (145 458)          29 147
Cash collateral on securities borrowed...........     40 791        33 992        144 778         (41 704)         177 857
Reverse repurchase agreements....................    157 417        32 589        102 209         (98 414)         193 801
Trading portfolio assets.........................    151 326         7 425         94 545               0          253 296
Positive replacement values......................     59 246           232          6 029          (7 632)          57 875
Loans, net of allowance for credit losses........    261 946        18 283         15 153         (50 540)         244 842
Financial investments............................      7 751         2 289          6 365               0           16 405
Accrued income and prepaid expenses..............      3 239         1 771          3 702          (1 650)           7 062
Investments in associates........................     14 010             0          4 800         (17 930)             880
Property and equipment...........................      6 348           975          1 587               0            8 910
Goodwill and other intangible assets.............        262        16 163          3 112               0           19 537
Other assets.....................................      5 556         1 488          3 533          (2 070)           8 507
                                                     -------       -------        -------        --------        ---------
TOTAL ASSETS.....................................    846 760       131 562        474 628        (365 398)       1 087 552
                                                     =======       =======        =======        ========        =========
LIABILITIES
Money market paper issued........................     36 341           123         38 316               0           74 780
Due to banks.....................................    105 074        31 040         91 584        (145 458)          82 240
Cash collateral on securities lent...............     22 792         6 151         36 179         (41 704)          23 418
Repurchase agreements............................    127 433        49 940        216 554         (98 414)         295 513
Trading portfolio liabilities....................     62 242         1 360         19 030               0           82 632
Negative replacement values......................     74 675           231          8 649          (7 632)          75 923
Due to customers.................................    304 389        21 760         35 070         (50 540)         310 679
Accrued expenses and deferred income.............     11 057         5 224          6 407          (1 650)          21 038
Long term debt...................................     44 334         8 790          1 731               0           54 855
Other liabilities................................     13 590         1 482          5 754          (2 070)          18 756
                                                     -------       -------        -------        --------        ---------
TOTAL LIABILITIES................................    801 927       126 101        459 274        (347 468)       1 039 834
                                                     -------       -------        -------        --------        ---------
MINORITY INTERESTS...............................          0             0          2 885               0            2 885
SHAREHOLDERS' EQUITY
Share capital....................................      4 444             0          3 808          (3 808)           4 444
Share premium account............................     20 885         5 868          2 813          (8 681)          20 885
Foreign currency translation.....................       (687)            7            (40)             33             (687)
Retained earnings................................     24 191          (414)         5 888          (5 474)          24 191
Treasury shares..................................     (4 000)            0              0               0           (4 000)
                                                     -------       -------        -------        --------        ---------
TOTAL SHAREHOLDERS' EQUITY.......................     44 833         5 461         12 469         (17 930)          44 833
                                                     -------       -------        -------        --------        ---------
TOTAL LIABILITIES, MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY...........................    846 760       131 562        474 628        (365 398)       1 087 552
                                                     =======       =======        =======        ========        =========
Total shareholders' equity--U.S. GAAP(2).........     62 868         5 389         12 633         (17 930)          62 960
                                                     =======       =======        =======        ========        =========

---------------
(1) UBS AG prepares its financial statements in accordance with Swiss Banking Law requirements. For the purpose of this disclosure the accounts have been adjusted to IAS.

(2) See Note 41.1 and 41.4 to the Financial Statements for a description of the differences between IAS and U.S. GAAP. U.S. GAAP adjustments are principally related to UBS AG Parent Bank. Total assets under U.S. GAAP do not differ materially from total assets presented on an IAS basis.

--------------------------------------------------------------------------------

CONSOLIDATING CASH FLOW STATEMENT

                                                                           UBS                       UBS GROUP
                     CHF MILLION                           UBS AG        AMERICAS       OTHER         BALANCE
         FOR THE YEAR ENDED 31 DECEMBER 2000           PARENT BANK(1)      INC.      SUBSIDIARIES      SHEET
--------------------------------------------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES..............      38,788          6,358        (33,449)       11,697
CASH FLOW FROM INVESTING ACTIVITIES
Investments in subsidiaries and associates, net......        (379)        (9,350)                      (9,729)
Disposal of subsidiaries and associates..............         669                                         669
Purchase of property and equipment...................        (937)          (139)          (564)       (1,640)
Disposal of property and equipment...................         269                            66           335
Net (investment)/divestment in financial
  investments .......................................      (5,656)        (2,340)          (774)       (8,770)
                                                          -------        -------       --------       -------
NET CASH FLOW FROM INVESTING ACTIVITIES..............      (6,034)       (11,829)        (1,272)      (19,135)

CASH FLOW FROM FINANCING ACTIVITIES
Money market paper issued............................     (11,589)           123         21,591        10,125
Net movements in treasury shares and treasury share
  contract activity..................................        (647)                                       (647)
Capital issuance.....................................          15                                          15
Dividends paid.......................................      (3,928)                                     (3,928)
Issuance of long term debt...........................      14,391            144            349        14,884
Repayment of long term debt..........................     (19,089)          (782)        (4,769)      (24,640)
Issuances of minority interests......................                                     2,683         2,683
Repayment of minority interests......................                                       (73)          (73)
Net activity in investments in subsidiaries..........     (10,039)        10,609           (570)
                                                          -------        -------       --------       -------

NET CASH FLOW FROM FINANCING ACTIVITIES..............     (30,886)        10,094         19,211        (1,581)

Effects of exchange rate differences.................        (538)           782           (132)          112
                                                          -------        -------       --------       -------

NET INCREASE/(DECREASE) IN CASH EQUIVALENTS..........       1,330          5,405        (15,642)       (8,907)
Cash and cash equivalents, beginning of period.......      76,918                        25,359       102,277
                                                          -------        -------       --------       -------
Cash and cash equivalents, end of period.............      78,248          5,405          9,717        93,370
                                                          =======        =======       ========       =======

CASH AND CASH EQUIVALENTS COMPRISE:
Cash and balances with central banks.................       2,242                           737         2,979
Money market papers..................................      61,153          3,348          1,953        66,454
Due from banks maturing in less than three months....      14,853          2,057          7,027        23,937
                                                          -------        -------       --------       -------
Total................................................      78,248          5,405          9,717        93,370
                                                          =======        =======       ========       =======

---------------
(1) UBS AG prepares its financial statements in accordance with Swiss Banking Law requirements. For the purpose of this disclosure the accounts have been adjusted to IAS.

  Guarantee of other securities.

On 10 October 2000, UBS AG, acting through a wholly-owned subsidiary, issued USD
1.5 billion (CHF 2.6 billion at issuance) 8.622% UBS Trust Preferred securities. UBS AG has fully and unconditionally guaranteed these securities.

--------------------------------------------------------------------------------

                  PAINE WEBBER GROUP INC. FINANCIAL STATEMENTS

                  YEARS ENDED 31 DECEMBER 1999, 1998 AND 1997

--------------------------------------------------------------------------------

                       CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,                                 1999          1998          1997
------------------------                              ----------    ----------    ----------
(IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
Commissions.........................................  $1,948,959    $1,641,283    $1,496,791
Principal transactions..............................   1,110,080       868,807     1,055,648
Asset management....................................     911,099       713,570       542,755
Investment banking..................................     558,224       530,972       460,001
Interest............................................   3,123,440     3,352,708     2,963,124
Other...............................................     170,951       142,242       138,633
                                                      ----------    ----------    ----------
  Total revenues....................................   7,822,753     7,249,582     6,656,952
Interest expense....................................   2,532,578     2,844,468     2,544,550
                                                      ----------    ----------    ----------
  Net revenues......................................   5,290,175     4,405,114     4,112,402
                                                      ----------    ----------    ----------
NON-INTEREST EXPENSES
Compensation and benefits...........................   3,049,568     2,601,364     2,420,296
Office and equipment................................     352,712       301,845       275,532
Communications......................................     168,071       154,272       153,285
Business development................................     122,678       103,287        82,099
Brokerage, clearing and exchange fees...............      95,211        97,430        86,808
Professional services...............................     136,758       123,265       129,066
Other...............................................     330,375       308,644       292,209
                                                      ----------    ----------    ----------
  Total non-interest expenses.......................   4,255,373     3,690,107     3,439,295
                                                      ----------    ----------    ----------
Income before taxes and minority interest...........   1,034,802       715,007       673,107
Provision for income taxes..........................     373,959       249,208       228,626
                                                      ----------    ----------    ----------
Income before minority interest.....................     660,843       465,799       444,481
Minority interest...................................      32,244        32,244        29,032
Net income..........................................  $  628,599    $  433,555    $  415,449
                                                      ----------    ----------    ----------
Dividends and amortization of discount on preferred
  stock.............................................      22,802        23,647        29,513
Unamortized discount charged to equity on redemption
  of preferred stock................................      59,883            --            --
                                                      ----------    ----------    ----------
Net income applicable to common shares..............  $  545,914    $  409,908    $  385,936
                                                      ==========    ==========    ==========
EARNINGS PER COMMON SHARE (1)
Basic...............................................  $     3.77    $     2.91    $     2.84
Diluted.............................................  $     3.56    $     2.72    $     2.56
                                                      ----------    ----------    ----------

---------------

(1) The 1999 amounts reflect the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                        DECEMBER 31,                             1999           1998
                        ------------                          -----------    -----------
(IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
ASSETS
Cash and cash equivalents...................................  $   176,401    $   228,359
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      823,059        631,272
Financial instruments owned.................................   21,144,830     20,021,351
Securities received as collateral...........................    1,079,976      1,189,331
Securities purchased under agreements to resell.............   15,923,948     14,217,062
Securities borrowed.........................................   10,526,638      8,717,476
Receivables:
  Clients, net of allowance for doubtful accounts of $30,039
     and $20,496 in 1999 and 1998, respectively.............    8,918,069      6,667,055
  Brokers and dealers.......................................      701,497        634,825
  Dividends and interest....................................      376,380        306,998
  Fees and other............................................      291,991        267,741
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $527,718 and
  $431,460 in 1999 and 1998, respectively...................      579,819        434,895
Other assets................................................    1,069,768        859,556
                                                              -----------    -----------
                                                              $61,612,376    $54,175,921
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 1,884,250    $ 1,417,783
Financial instruments sold, not yet purchased...............    7,099,208      5,177,099
Securities sold under agreements to repurchase..............   25,740,196     23,948,872
Securities loaned...........................................    5,661,200      4,969,638
Obligation to return securities received as collateral......    1,079,976      1,189,331
Payables:
  Clients...................................................    7,742,759      6,691,316
  Brokers and dealers.......................................      295,262        533,621
  Dividends and interest....................................      410,196        294,431
  Other liabilities and accrued expenses....................    1,779,984      1,642,682
Accrued compensation and benefits...........................    1,384,512      1,032,838
Long-term borrowings........................................    5,223,826      4,255,802
                                                              -----------    -----------
                                                               58,301,369     51,153,413
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Redeemable Preferred Stock..................................           --        189,815
Stockholders' equity:
  Common stock, $1 par value, 400,000,000 shares authorized;
     issued 193,145,152 shares and 191,047,151 shares in
     1999 and 1998, respectively............................      193,145        191,047
  Additional paid-in capital................................    1,672,085      1,525,938
  Retained earnings.........................................    2,171,080      1,689,386
  Treasury stock, at cost; 47,557,064 shares and 45,527,707
     shares in 1999 and 1998, respectively..................   (1,113,736)      (962,792)
  Accumulated other comprehensive income....................       (5,317)        (4,636)
                                                              -----------    -----------
                                                                2,917,257      2,438,943
                                                              -----------    -----------
                                                              $61,612,376    $54,175,921
                                                              ===========    ===========

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AT PER SHARE AMOUNTS)

                                                             6%
                                                         CUMULATIVE
                                                         CONVERTIBLE                  ADDITIONAL
                                                         REDEEMABLE        COMMON      PAID-IN
                                                       PREFERRED STOCK     STOCK       CAPITAL
                                                       ---------------    --------    ----------
BALANCE AT DECEMBER 31, 1996.........................     $ 100,000       $162,537    $  792,215
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1997...............................................
Dividends declared:
  Common stock, $.41 per share.......................
  Redeemable Preferred Stock, $9.00 per share........
  Convertible Preferred Stock, $6.00 per share.......
Employee stock transactions..........................                        3,528        14,164
Restricted stock awards..............................                         (857)       83,599
Conversion of Convertible Preferred Stock............      (100,000)                     (69,443)
Conversion of debentures.............................                                    (14,633)
Tax benefit relating to employee compensation
  programs...........................................                                     58,738
Other................................................                                     (1,811)
Repurchases of common stock:
  Kidder-related repurchase..........................                       23,250       542,500
  Other..............................................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1997.........................            --       $188,458    $1,405,329
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1998...............................................
Dividends declared:
  Common stock, $.44 per share.......................
Redeemable Preferred Stock, $9.00 per share..........
Employee stock transactions..........................                        2,954        27,999
Restricted stock awards..............................                         (368)       31,800
Conversion of debentures.............................                                    (15,757)
Tax benefit relating to employee compensation
  programs...........................................                                     70,425
Other................................................                            3         6,142
Repurchases of common stock..........................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1998.........................            --       $191,047    $1,525,938
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1999...............................................
Dividends declared:
  Common stock, $.44 per share.......................
  Redeemable Preferred Stock, $9.00 per share........
Employee stock transactions..........................                        2,330        49,937
Restricted stock awards..............................                         (235)       50,051
Tax benefit relating to employee compensation
  programs...........................................                                     45,699
Unamortized discount on redemption of preferred
  stock..............................................
Other................................................                            3           460
Repurchases of common stock..........................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1999.........................            --       $193,145    $1,672,085
                                                          =========       ========    ==========

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    ACCUMULATED                                   NUMBER OF
                                                                       OTHER           TOTAL                       SHARES
                                         RETAINED     TREASURY     COMPREHENSIVE   STOCKHOLDERS'     COMMON       TREASURY
                                         EARNINGS       STOCK         INCOME          EQUITY          STOCK         STOCK
                                        ----------   -----------   -------------   -------------   -----------   -----------
BALANCE AT DECEMBER 31, 1996..........  $1,009,448   $  (331,907)     $(1,868)      $1,730,425     162,537,267   (23,049,351)
                                        ==========   ===========      =======       ==========     ===========   ===========
  Net income..........................     415,449                                     415,449
  Foreign currency translation........                                 (3,622)          (3,622)
Total comprehensive income, year ended
  December 31, 1997...................                                                 411,827
                                                                                    ----------
Dividends declared:
  Common stock, $.41 per share........     (54,418)                                    (54,418)
  Redeemable Preferred Stock, $9.00
    per share.........................     (22,500)                                    (22,500)
  Convertible Preferred Stock, $6.00
    per share.........................      (6,000)                                     (6,000)
Employee stock transactions...........                                                  17,692       3,528,030
Restricted stock awards...............                     5,061                        87,803        (857,214)      271,716
Conversion of Convertible Preferred
  Stock...............................                   169,443                            --                     8,273,600
Conversion of debentures..............                    34,721                        20,088                     2,224,209
Tax benefit relating to employee
  compensation programs...............                                                  58,738
Other.................................      (1,013)         (400)                       (3,224)                     (312,485)
Repurchases of common stock:
  Kidder-related repurchase...........                  (784,750)                     (219,000)     23,250,000   (32,250,000)
  Other...............................                   (90,468)                      (90,468)                   (3,715,477)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1997..........  $1,340,966   $  (998,300)     $(5,490)      $1,930,963     188,458,083   (48,557,788)
                                        ==========   ===========      =======       ==========     ===========   ===========
  Net income..........................     433,555                                     433,555
  Foreign currency translation........                                    854              854
                                                                                    ----------
Total comprehensive income, year ended
  December 31, 1998...................                                                 434,409
Dividends declared:
  Common stock, $.44 per share........     (61,488)                                    (61,488)
  Redeemable Preferred Stock, $9.00
    per share.........................     (22,500)                                    (22,500)
Employee stock transactions...........                                                  30,953       2,953,503
Restricted stock awards...............                    57,534                        88,966        (367,921)    2,725,525
Conversion of debentures..............                    30,061                        14,304                     1,454,707
Tax benefit relating to employee
  compensation programs...............                                                  70,425
Other.................................      (1,147)       15,526                        20,524           3,486       982,919
Repurchases of common stock...........                   (67,613)                      (67,613)                   (2,133,070)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1998..........  $1,689,386   $  (962,792)     $(4,636)      $2,438,943     191,047,151   (45,527,707)
                                        ==========   ===========      =======       ==========     ===========   ===========

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    ACCUMULATED                                   NUMBER OF
                                                                       OTHER           TOTAL                       SHARES
                                         RETAINED     TREASURY     COMPREHENSIVE   STOCKHOLDERS'     COMMON       TREASURY
                                         EARNINGS       STOCK         INCOME          EQUITY          STOCK         STOCK
                                        ----------   -----------   -------------   -------------   -----------   -----------
  Net income..........................     628,599                                     628,599
  Foreign currency translation........                                   (681)            (681)
                                                                                    ----------
Total comprehensive income, year ended
  December 31, 1999...................                                                 627,918
Dividends declared:
  Common stock, $.44 per share........     (64,220)                                    (64,220)
  Redeemable Preferred Stock, $9.00
    per share.........................     (21,562)                                    (21,562)
Employee stock transactions...........                    32,775                        85,042       2,329,596     1,484,938
Restricted stock awards...............                    86,546                       136,362        (235,081)    3,733,981
Tax benefit relating to employee
  compensation programs...............                                                  45,699
Unamortized discount on redemption of
  preferred stock.....................     (59,883)                                    (59,883)
Other.................................      (1,240)          346                          (431)          3,486        15,751
Repurchases of common stock...........                  (270,611)                     (270,611)                   (7,264,027)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1999..........  $2,171,080   $(1,113,736)     $(5,317)      $2,917,257     193,145,152   (47,557,064)
                                        ==========   ===========      =======       ==========     ===========   ===========

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,                                        1999            1998            1997
------------------------                                     -----------     -----------     -----------
(IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................  $   628,599     $   433,555     $   415,449
Adjustments to reconcile net income to cash used for
  operating activities:
Noncash items included in net income:
  Depreciation and amortization............................       99,723          74,296          68,700
  Deferred income taxes....................................      (74,097)        (43,118)       (119,934)
  Amortization of deferred charges.........................       59,138          84,932         105,911
  Stock-based compensation.................................      136,362          88,966          87,803
(Increase) decrease in operating receivables:
  Clients..................................................   (2,260,557)       (999,221)     (1,343,942)
  Brokers and dealers......................................      (66,672)       (139,970)       (221,118)
  Dividends and interest...................................      (69,382)         30,411          13,387
  Fees and other...........................................      (24,250)        135,834        (267,030)
Increase (decrease) in operating payables:
  Clients..................................................    1,051,443       1,638,800         169,172
  Brokers and dealers......................................     (238,359)        265,571          62,613
  Dividends and interest...................................      115,765         (48,960)         58,050
  Other....................................................      523,330         408,672         393,127
(Increase) decrease in:
  Cash and securities on deposit...........................     (191,787)        (62,134)        (69,377)
  Financial instruments owned..............................   (1,091,755)     (3,041,221)        456,731
  Securities purchased under agreements to resell..........   (1,706,886)      7,345,677        (815,908)
  Securities borrowed......................................   (1,809,162)        855,711      (2,192,813)
  Other assets.............................................     (196,808)         16,726        (165,625)
Increase (decrease) in:
  Financial instruments sold, not yet purchased............    1,922,109      (1,925,045)        480,253
  Securities sold under agreements to repurchase...........    1,791,324      (5,680,030)        831,626
  Securities loaned........................................      691,562         235,677       1,274,101
                                                             -----------     -----------     -----------
  Cash used for operating activities.......................     (710,360)       (324,871)       (778,824)
                                                             ===========     ===========     ===========
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Office equipment and leasehold improvements..............     (252,186)       (181,417)        (90,947)
                                                             -----------     -----------     -----------
  Cash used for investing activities.......................     (252,186)       (181,417)        (90,947)
                                                             ===========     ===========     ===========
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on):
  Short-term borrowings....................................      466,467        (248,433)        328,570
Proceeds from:
  Long-term borrowings.....................................    1,414,997       1,148,860         822,011
  Employee stock transactions..............................       85,042          45,257          72,820
  Issuances of Preferred Trust Securities..................           --              --         198,750
Payments for:
  Long-term borrowings.....................................     (449,525)       (293,223)       (207,863)
  Repurchases of common stock..............................     (270,611)        (67,613)       (411,668)
  Preferred stock transactions.............................     (250,000)             --              --
  Dividends................................................      (85,782)        (83,988)        (82,918)
                                                             -----------     -----------     -----------
  Cash provided by financing activities....................      910,588         500,860         719,702
                                                             -----------     -----------     -----------
  Decrease in cash and cash equivalents....................      (51,958)         (5,428)       (150,069)
  Cash and cash equivalents, beginning of year.............      228,359         233,787         383,856
                                                             -----------     -----------     -----------
  Cash and cash equivalents, end of year...................  $   176,401     $   228,359     $   233,787
                                                             ===========     ===========     ===========

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (In thousands of dollars except share and per share amounts)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

Paine Webber Group Inc. ("PWG") is a holding company which, together with its operating subsidiaries (collectively, the "Company"), forms one of the largest full-service securities firms in the industry. The Company is engaged in one principal line of business, that of serving the investment and capital needs of individual and institutional clients.

The consolidated financial statements include the accounts of PWG and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Financial Instruments Owned and Sold, Not Yet Purchased

Financial instruments used in the Company's trading activities, including derivative contracts held or issued for trading purposes, are recorded on a trade date basis at fair value or amounts approximating fair value. Fair value is generally based upon quoted market prices. If quoted market prices are not available, or if liquidating the Company's position is reasonably expected to impact market prices, fair value is determined based upon other relevant factors, including dealer price quotations, price activity of similar instruments and pricing models. Pricing models consider the time value and volatility factors underlying the financial instruments and other economic measurements.

Related revenues and expenses are recorded in the accounts on a trade date basis. Unrealized gains and losses from marking-to-market trading instruments daily are included in principal transactions revenues. Realized gains and losses on trading instruments and any related interest amounts are included in principal transactions revenues and interest revenues and expenses, respectively.

Equity and debt securities purchased in connection with the Company's principal investing activities, as well as investments in partnerships and other entities that invest in financial instruments, in which there are no available market quotations or may be otherwise restricted, are reported at cost or estimated net realizable value. Realized and unrealized gains and losses are included in principal transactions revenues.

  Derivative Financial Instruments

A derivative instrument is typically defined as a contractual agreement whose value is "derived" from an underlying asset, rate or index and includes products such as forwards, futures, swaps or option contracts and other financial instruments with similar characteristics. A derivative financial instrument also includes firm or standby commitments for the purchase of securities. The derivative definition does not include cash instruments whose values are derived from changes in the value of some asset or index, such as mortgage-backed securities and structured notes. Derivative contracts used by the Company generally represent future commitments to exchange interest payment streams based on the gross contract or notional amount or to purchase or sell financial instruments at specified terms and future dates.

In connection with the Company's market risk management and trading activities, the Company may enter into a derivative contract to manage the risk arising from other financial instruments or to take a

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

position based upon expected future market conditions. The Company also takes positions to facilitate client transactions.

A large portion of the Company's derivative financial instruments are "to be announced" mortgage securities requiring forward settlement. As a principal in the mortgage-backed securities business, the Company has outstanding forward purchase and sale agreements committing the Company to receive or deliver mortgage-backed securities. These forward contracts are generally short-term with maturity or settlement dates ranging from 30 to 90 days.

Derivative instruments held or issued for trading purposes are marked-to-market daily with the resulting unrealized gains and losses recorded on the Consolidated Statement of Financial Condition in financial instruments owned or financial instruments sold, not yet purchased, and the related profit or loss reflected in principal transactions revenues on the Consolidated Statement of Income. The fair value of an exchange-traded derivative, such as futures and certain option contracts, is determined by quoted market prices while the fair value of derivatives negotiated in over-the-counter markets are valued based upon dealer price quotations or pricing models which consider time value and the volatility of the underlying instruments, as well as other economic factors.

The Company also enters into interest rate swaps to modify the interest rate characteristics of its outstanding fixed rate debt. These agreements generally involve the exchange between the Company and its counterparties of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the agreement without the exchange of the notional amount upon which the payments are based. The Company accounts for interest rate swap agreements used for hedging purposes on the accrual method. The difference to be paid or received on the swap agreements is accrued as an adjustment to interest expense as incurred. The related receivable from or payable to counterparties is reflected as an asset or liability, accordingly. The fair values of the swap agreements are not recognized in the financial statements. Any gains and losses on early terminations of swap agreements are deferred as an adjustment to the carrying amount of the debt and amortized as an adjustment to interest expense over the remaining term of the original contract life of the hedged item. In the event of the early extinguishment of debt, any unrealized gain or loss from the related swap would be recognized in income coincident with the extinguishment.

  Collateralized Securities Transactions

Securities purchased under agreements to resell ("resale agreements") and securities sold under agreements to repurchase ("repurchase agreements"), principally government and agency securities are, for accounting purposes, treated as financing transactions and are recorded at their contractual amounts, plus accrued interest. It is Company policy to obtain possession or control of securities, which have a fair value in excess of the original principal amount loaned, in order to collateralize resale agreements. The Company is required to provide securities to counterparties in order to collateralize repurchase agreements. The Company monitors the fair value of the securities purchased and sold under these agreements daily versus the related receivable or payable balances. Should the fair value of the securities purchased decline or the fair value of the securities sold increase, additional collateral is requested or excess collateral is returned when deemed appropriate to maintain contractual margin protection. When specific conditions are met, including the existence of a legally enforceable master netting agreement, balances related to resale agreements and repurchase agreements are netted by counterparty on the Consolidated Statements of Financial Condition.

Resale agreements and repurchase agreements for which the resale/repurchase date corresponds to the maturity date of the underlying securities are accounted for as purchases and sales, respectively.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Securities borrowed and securities loaned are recorded at the amount of cash collateral advanced or received in connection with the transaction. Securities borrowed transactions require the Company to deposit cash or other collateral with the lender. With respect to securities loaned, the Company receives collateral. The initial collateral advanced or received approximates or is greater than, the fair value of the securities borrowed or loaned. The Company monitors the fair value of the securities borrowed and loaned on a daily basis and requests additional collateral or returns excess collateral, as appropriate.

  Depreciation and Amortization

The Company depreciates office equipment using the straight-line method over estimated useful lives of three to ten years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining term of the lease.

The excess cost of acquired companies over the fair value of the net assets acquired is recorded as goodwill and is amortized on a straight-line basis over periods not exceeding 35 years.

  Income Taxes

The Company files a consolidated federal income tax return and uses the asset and liability method in providing for income tax expense. Under this method, deferred taxes are provided based upon the net tax effects of temporary differences between the book and tax bases of assets and liabilities.

  Translation of Foreign Currencies

Assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, and revenues and expenses are translated at average rates of exchange during the year. Gains and losses resulting from translation adjustments are accumulated as a separate component of comprehensive income within stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income.

  Stock-Based Compensation

The Company grants stock options to certain employees and non-employee directors with an exercise price equal to the fair market value of the stock at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense related to such grants.

  Statement of Cash Flows

For purposes of the Consolidated Statements of Cash Flows, cash equivalents are defined as highly liquid investments not held for resale, with a maturity of three months or less when purchased. Total interest payments for the years ended December 31, 1999, 1998 and 1997 were $2,416,813, $2,893,428 and $2,486,500, respectively.

  Fair Value of Financial Instruments

Substantially all of the Company's financial instruments are carried at fair value or amounts approximating fair value. Assets, including cash and cash equivalents, cash and securities segregated for regulatory purposes, trading assets, resale agreements, securities borrowed, and certain receivables, are carried at fair value or contracted amounts which approximate fair value. Similarly, liabilities, including short-term borrowings, trading liabilities, repurchase agreements, securities loaned,

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

obligations to return securities received as collateral and certain payables, are carried at fair value or contracted amounts approximating fair value. Fair values of the Company's long-term borrowings and interest rate swaps used to hedge the Company's long-term borrowings are discussed in Note 4.

  Accounting Changes and Developments

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

NOTE 2 FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At December 31, 1999 and 1998, financial instruments owned and financial instruments sold, not yet purchased, consisted of the following:

                                                            1999           1998
                                                         -----------    -----------
FINANCIAL INSTRUMENTS OWNED
U.S. government and agencies...........................  $ 5,864,331    $ 4,858,189
Mortgages and mortgage-backed..........................    9,012,415      8,861,944
Corporate debt.........................................    1,875,361      2,466,322
Commercial paper and other short-term debt.............    1,744,036      1,534,913
Equities and other.....................................    2,030,986      1,799,804
State and municipals...................................      617,701        500,179
                                                         -----------    -----------
                                                         $21,144,830    $20,021,351
                                                         ===========    ===========
FINANCIAL INSTRUMENTS SOLD, NOT YET PURCHASED
U.S. government and agencies...........................  $ 5,804,259    $ 4,031,254
Mortgages and mortgage-backed..........................      123,049         79,521
Corporate debt.........................................      785,890        837,099
Equities...............................................      348,485        215,991
State and municipals...................................       37,525         13,234
                                                         -----------    -----------
                                                         $ 7,099,208    $ 5,177,099
                                                         ===========    ===========

NOTE 3 SHORT-TERM BORROWINGS

The Company meets its short-term financing needs principally by obtaining bank loans on either a secured or unsecured basis; by issuing commercial paper and medium-term notes; by entering into

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

agreements to repurchase, whereby securities are sold with a commitment to repurchase at a future date; and through securities lending activity.

Short-term borrowings at December 31, 1999 and 1998 consisted of the following:

                                                               1999          1998
                                                            ----------    ----------
Commercial paper..........................................  $  763,909    $  457,973
Bank loans................................................     708,841       714,810
Medium-Term Notes.........................................     411,500       245,000
                                                            ----------    ----------
                                                            $1,884,250    $1,417,783
                                                            ==========    ==========

The interest rate on commercial paper fluctuates throughout the year. The weighted-average interest rates on commercial paper borrowings outstanding at December 31, 1999 and 1998 were 6.30 percent and 5.74 percent, respectively, and during 1999 and 1998 were 5.33 percent and 5.67 percent, respectively.

Bank loans generally bear interest at rates based on either the federal funds rate or the London Interbank Offered Rate ("LIBOR"). The weighted-average interest rates on bank loans outstanding at December 31, 1999 and 1998 were 5.53 percent and 5.57 percent, respectively, and during 1999 and 1998 were 5.88 percent and 5.72 percent, respectively.

The Company has a Multiple Currency Medium-Term Note Program under the terms of which the Company may offer for sale medium-term senior and subordinated notes (collectively, the "Medium-Term Notes") due from nine months to thirty years from date of issuance. The Medium-Term Notes may be either fixed or variable with respect to interest rates. At December 31, 1999, the Company had outstanding $276,500 and $135,000 of variable rate and fixed rate Medium-Term Notes, respectively, with maturities of less than one year from the date of issuance. At December 31, 1998, the Company had $245,000 of variable rate Medium-Term Notes with maturities of less than one year from the date of issuance. The weighted-average interest rates on these Medium-Term Notes outstanding at December 31, 1999 and 1998 were 6.26 percent and 5.46 percent, respectively, and during 1999 and 1998 were 5.43 percent and 5.78 percent, respectively.

The Company has a $1,200,000 committed unsecured senior revolving credit facility with a group of banks which expires in September 2000, with provisions for renewal through 2001. In addition, certain of the Company's subsidiaries have entered into a committed secured revolving credit facility which extends through August 2000. At December 31, 1999, this credit facility provided an aggregate of up to $1,000,000. Interest on borrowings under the terms of the revolving credit facilities is computed, at the option of the Company, at a rate based on LIBOR, a base rate or the federal funds rate. The Company pays a fee on the commitments. At December 31, 1999, there were no outstanding borrowings under these credit facilities.

NOTE 4 LONG-TERM BORROWINGS

Long-term borrowings at December 31, 1999 and 1998 consisted of the following:

                                                               1999          1998
                                                            ----------    ----------
Fixed Rate Notes due 2000 -- 2014.........................  $2,757,851    $1,961,340
Fixed Rate Subordinated Notes due 2002....................     174,765       174,677
Medium-Term Senior Notes..................................   2,143,010     1,936,835
Medium-Term Subordinated Notes............................     148,200       182,950
                                                            ----------    ----------
                                                            $5,223,826    $4,255,802
                                                            ==========    ==========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The Company issued $525,000 of 6.38 percent senior notes due 2004 and $275,000 of 7.63 percent senior notes due 2009 on May 18, 1999 and December 1, 1999, respectively.

Interest rates on the fixed rate notes and the fixed rate subordinated notes outstanding at December 31, 1999 ranged from 6.38 percent to 9.25 percent. The weighted-average interest rates on these notes outstanding at December 31, 1999 and 1998 were 7.20 percent and 7.35 percent, respectively. Interest on the notes is payable semi-annually.

At December 31, 1999 and 1998, the Company had outstanding $1,422,210 and $1,267,135 of fixed rate Medium-Term Notes and $869,000 and $852,650 of variable rate Medium-Term Notes, respectively. The Medium-Term Notes outstanding at December 31, 1999 and 1998 had weighted-average interest rates of 6.76 percent and 6.48 percent, respectively.

At December 31, 1999, the total long-term borrowings of the Company had an average maturity of 4.96 years. The aggregate amount of principal repayment requirements on long-term borrowings for each of the five years subsequent to December 31, 1999, and the total amount due thereafter, was as follows:

2000........................................................  $  875,373
2001........................................................     357,500
2002........................................................     602,465
2003........................................................     706,837
2004........................................................     850,434
Thereafter..................................................   1,831,217
                                                              ----------
                                                              $5,223,826

The Company has entered into interest rate swap agreements which effectively convert substantially all of its fixed rate debt into floating rate debt. The floating interest rates are based on LIBOR and generally adjust semi-annually. The effective weighted-average interest rates on the long-term borrowings, after giving effect to the interest rate swap agreements, were 6.94 percent and 6.42 percent at December 31, 1999 and 1998, respectively. The interest rate swap agreements entered into have had the effect of reducing net interest expense on the Company's long-term borrowings by $22,593, $15,606 and $10,966 for the years ended December 31, 1999, 1998 and 1997, respectively. The notional amounts and maturities of the interest rate swap agreements outstanding at December 31, 1999 were as follows:

2000........................................................  $  747,000
2001........................................................     284,000
2002........................................................     279,500
2003........................................................     645,500
2004........................................................     690,200
Thereafter..................................................   1,559,810
                                                              ----------
                                                              $4,206,010

At December 31, 1999 and 1998, the fair values of long-term borrowings were $5,140,331 and $4,325,014, respectively, as compared to the carrying amounts of $5,223,826 and $4,255,802, respectively. The estimated fair value of long-term borrowings was based upon quoted market prices for the same or similar issues and pricing models. The fair values of the interest rate swaps were $127,097 payable and $113,226 receivable at December 31, 1999 and 1998, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings was based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

interest rates. The carrying amounts of the interest rate swap agreements included in the Company's Consolidated Statements of Financial Condition at December 31, 1999 and 1998 were net receivables of $12,075 and $8,827, respectively. See Notes 1 and 8 for a further discussion of interest rate swap agreements used for hedging purposes.

NOTE 5 PREFERRED STOCK

  Preferred Stock Issued by Paine Webber Group Inc.

The Company is authorized to issue up to 20,000,000 shares of preferred stock, in one or more series.

Redeemable Preferred Stock -- In connection with the acquisition of certain net assets and specific businesses of Kidder, Peabody Group Inc. ("Kidder") in December 1994, the Company issued 2,500,000 shares of 20-year 9 percent Cumulative Redeemable Preferred Stock, Series C (the "Redeemable Preferred Stock"), with a stated value and liquidation preference of $100.00 per share. The Redeemable Preferred Stock was recorded at its fair value of $185,000 at the date of issuance, which was increased periodically by charges to retained earnings, using the interest method, so that the carrying amount would have equaled the redemption amount of $250,000 at the mandatory redemption date on December 15, 2014. The Redeemable Preferred Stock was redeemable at any time, in whole or in part, on or after December 16, 1999 at the option of the Company at a price of $100.00 per share, plus accrued and unpaid dividends.

At the earliest redemption date of December 16, 1999, the Company redeemed the Redeemable Preferred Stock which resulted in a charge to stockholders' equity equal to the difference between the carrying value and par value (unamortized discount) of $59,883. Dividends on the Redeemable Preferred Stock were cumulative and payable in quarterly installments. Holders of the Redeemable Preferred Stock had no voting rights, except in the event of certain dividend payment defaults.

  Preferred Stock Issued by Subsidiary Trusts

Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely Company Guaranteed Related Subordinated Debt -- In December 1996, PWG Capital Trust I, a business trust formed under Delaware law and a wholly owned subsidiary of the Company, issued $195,000 (7,800,000 shares) of 8.30 percent Preferred Trust Securities to the public at $25.00 per security and $6,031 (241,238 securities) of 8.30 percent Common Trust Securities to the Company at $25.00 per security. In March 1997, PWG Capital Trust II, a business trust formed under Delaware law and a wholly owned subsidiary of the Company, issued $198,750 (7,950,000 securities) of 8.08 percent Preferred Trust Securities to the public at $25.00 per security and $6,147 (245,877 securities) of 8.08 percent Common Trust Securities to the Company at $25.00 per security. The 8.30 percent Preferred Trust Securities and the 8.08 percent Preferred Trust Securities (collectively, the "Preferred Trust Securities") have a stated liquidation amount of $25.00 per share.

PWG Capital Trust I and PWG Capital Trust II (collectively, the "Trusts") exist for the sole purpose of issuing the Preferred Trust Securities and common securities and investing the proceeds in an equivalent amount of junior subordinated debentures of the Company. The sole assets of PWG Capital Trust I at December 31, 1999 were $201,031 of 8.30 percent Junior Subordinated Debentures due December 1, 2036 issued by the Company. The sole assets of PWG Capital Trust II at December 31, 1999 were $204,897 of 8.08 percent Junior Subordinated Debentures due March 1, 2037 issued by the Company. The 8.30 percent Junior Subordinated Debentures and the 8.08 percent Junior Subordinated Debentures (collectively, the "Junior Subordinated Debentures") held by the Trusts are redeemable by the Company, in whole or in part, on or after December 1, 2001 and March 1, 2002, respectively. If the Company redeems Junior Subordinated Debentures, the Trust must redeem Preferred Trust

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures.

The Company guarantees payment to the holders of the Preferred Trust Securities, on a subordinated basis, to the extent the Company has made principal and interest payments on the Junior Subordinated Debentures. This guarantee, together with the Company's obligations under the Junior Subordinated Debentures, provides a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Trust Securities. Dividends on the Preferred Trust Securities are cumulative, payable monthly in arrears, and are deferrable at the Company's option for periods not to exceed sixty consecutive months. The Company generally cannot pay dividends on its preferred and common stocks during such deferments. Dividends on the Preferred Trust Securities have been classified as minority interest in the Company's Consolidated Statements of Income.

NOTE 6 COMMON STOCK

In accordance with the repurchase programs, the Company had available to repurchase at December 31, 1999 a maximum of 18,681,999 shares of its common stock. Subsequent to December 31, 1999, the Company's Board of Directors increased the number of shares of common stock authorized for repurchase by 18,000,000.

NOTE 7 CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission ("SEC") Uniform Net Capital Rule and New York Stock Exchange ("NYSE") Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of December 31, 1999, PWI's net capital of $892,165 was 7.5 percent of December 29, 1999 aggregate debit items and its net capital in excess of the minimum required was $649,034.

Advances, dividend payments and other equity distributions by PWI and other regulated subsidiaries are restricted by the regulations of the SEC, NYSE, and international securities and banking agencies, as well as by covenants in various loan agreements. At December 31, 1999, the equity of PWG's subsidiaries totaled approximately $2,900,000. Of this amount, approximately $453,000 was not available for payment of cash dividends and advances to PWG.

Under the terms of certain credit agreements, PWG is subject to dividend payment restrictions and minimum net worth and net capital requirements. At December 31, 1999, these restrictions did not affect PWG's ability to pay dividends to its shareholders.

NOTE 8 FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Consolidated Statements of Financial Condition and are indicative only of the volume of activity at December 31, 1999 and 1998. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on-and off-balance-sheet transactions.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

NOTIONAL OR CONTRACT AMOUNT AT         DECEMBER 31, 1999             DECEMBER 31, 1998
------------------------------     --------------------------    --------------------------
                                    PURCHASES        SALES        PURCHASES        SALES
                                   -----------    -----------    -----------    -----------
Mortgage-backed forward contracts
  and options written and
  purchased......................  $14,417,186    $17,540,786    $30,296,601    $35,558,370
Foreign currency forward
  contracts, futures contracts,
  and options written and
  purchased......................    1,380,925      1,373,981      2,709,421      2,628,824
Equity securities contracts
  including stock index futures,
  forwards, and options written
  and purchased..................      144,034        239,682        156,519        332,248
Other fixed income securities
  contracts including futures,
  forwards, and options written
  and purchased..................    3,557,193      5,538,887      3,890,619      4,336,300
Interest rate swaps and caps.....    1,688,762        419,989      1,292,620        282,546

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of December 31, 1999 and 1998. The fair value amounts are netted by counterparty when specific conditions are met.

FAIR VALUE AT                                       DECEMBER 31, 1999         DECEMBER 31, 1998
-------------                                    -----------------------    ----------------------
                                                  ASSETS     LIABILITIES    ASSETS     LIABILITIES
                                                 --------    -----------    -------    -----------
Mortgage-backed forward contracts and options
  written and purchased........................  $159,228     $114,838      $85,995      $76,315
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased....................................    20,274       20,158       31,622       31,726
Equity securities contracts including stock
  index futures, forwards, and options written
  and purchased................................   152,024       48,835       26,806       46,606
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased........................    29,584       20,177       12,183       55,015
Interest rate swaps and caps...................    31,569       11,087       34,749        8,096

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes during the years ended December 31, 1999 and 1998. The average fair value is based on the average of the month-end balances during the year.

AVERAGE FAIR VALUE FOR THE YEARS ENDED           DECEMBER 31, 1999          DECEMBER 31, 1998
--------------------------------------        -----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                              --------    -----------    --------    -----------
Mortgage-backed forward contracts and
  options written and purchased.............  $171,113     $163,954      $158,215     $146,522
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased.................................    22,549       22,377        46,222       45,895
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased.....................    63,624       40,321        20,836       42,995
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased.....................    11,932       49,800        16,547       41,786
Interest rate swaps and caps................    18,593        6,754        13,423       40,760

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At December 31, 1999, substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Consolidated Statements of Financial Condition and amounted to $392,679 and $191,355 at December 31, 1999 and 1998, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk. See Note 1 for a further discussion of derivative financial instruments.

The following table summarizes the Company's principal transactions revenues by business activity for the years ended December 31, 1999 and 1998. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

YEARS ENDED DECEMBER 31,                                         1999         1998
------------------------                                      ----------    --------
Taxable fixed income (includes futures, forwards, options
  contracts and other securities)...........................  $  501,819    $451,668
Equities (includes stock index futures, forwards and options
  contracts)................................................     446,168     279,720
Municipals (includes futures and options contracts).........     162,093     137,419
                                                              ----------    --------
                                                              $1,110,080    $868,807
                                                              ==========    ========

  Held or Issued for Purposes other than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of December 31, 1999 and 1998, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $4,206,010 and $3,096,985, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at December 31, 1999 into floating rate debt. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at December 31, 1999 and 1998. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Notes 1 and 4 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 9 RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks, and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds, and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At December 31, 1999, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities, and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at December 31, 1999 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 10 COMMITMENTS AND CONTINGENCIES

  Leases

The Company leases office space and equipment under noncancelable operating lease agreements which expire at various dates through 2015. As of December 31, 1999, the aggregate minimum future rental payments required by operating leases with initial or remaining lease terms exceeding one year were as follows:

2000..................................................    $  166,168
2001..................................................       155,240
2002..................................................       146,857
2003..................................................       142,583
2004..................................................       136,963
Thereafter............................................       897,467
                                                          ----------
                                                          $1,645,278
                                                          ==========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Rentals are subject to periodic escalation charges and do not include amounts payable for insurance, taxes and maintenance. In addition, minimum payments have not been reduced by future minimum sublease rental income of $7,859.

For the years ended December 31, 1999, 1998 and 1997, rent expense under operating leases was $183,967, $168,417 and $160,973, respectively.

  Other Commitments and Contingencies

At December 31, 1999 and 1998, the Company was contingently liable under unsecured letters of credit totaling $139,156 and $159,647, respectively, which approximated fair value. At December 31, 1999, certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are fully collateralized by customer margin securities. At December 31, 1999, the Company had outstanding $101,400 of such standby letters of credit. At December 31, 1999 and 1998, securities with a fair value of $2,536,073 and $2,008,145, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at December 31, 1999, the Company had commitments of $858,122, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and other commitments to investment partnerships. Settlement of these transactions at December 31, 1999 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as a defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 11 EMPLOYEE INCENTIVE AWARDS

The Company's various Stock Option and Award Plans (the "Plans") provide for the granting to officers and other key employees nonqualified stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock purchase rights, performance units and other stock based awards. At December 31, 1999 and 1998, there were 10,597,664 and 9,502,661 shares, respectively, available for future stock option, common stock and restricted stock awards under these plans. The Company had no stock appreciation rights, performance units or stock purchase rights outstanding at December 31, 1999.

  Nonqualified Stock Options

Officers and other key employees are granted nonqualified stock options to purchase shares of common stock at a price not less than the fair market value of the stock on the date the option is granted. Options for the Company's common stock have also been granted to limited partnerships, in

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

which key employees of the Company are limited partners, and to non-employee directors. Options are exercisable in ratable installments or otherwise, generally over a period of one to five years from the date of grant. The rights generally expire within seven to ten years after the date of grant.

Beginning in January 1999, the Company established the Equity Plus Program which allows eligible employees to purchase shares of the Company's common stock at a price equal to fair market value on the purchase date and receive stock options based upon the number of shares purchased under the Program. The maximum number of shares an employee can purchase is 1,000 per year. The nonqualified stock options have a price equal to the fair market value of the stock on the date the option is granted. Shares purchased under the Equity Plus Program are restricted from resale for two years from the time of purchase, and the options that are granted under the Equity Plus Program have a three year vesting requirement and expire seven years after the date of grant. The number of common shares authorized for purchase by eligible employees is 3,000,000 per annum. During 1999, employees of the Company purchased 1,484,983 shares under the Equity Plus Program and received 3,005,209 options.

The activity during the years ended December 31, 1997, 1998 and 1999 is set forth below. In January 2000, eligible participants were granted nonqualified stock options for 1,822,500 shares which are not included in the table below.

                                                NUMBER OF     EXERCISE PRICE    WEIGHTED-AVERAGE
                                                  SHARES        PER SHARE        EXERCISE PRICE
                                                ----------    --------------    ----------------
Options outstanding at December 31, 1996
  (6,351,551 exercisable).....................  26,330,606    $ 4.37 - 17.71         $11.80
Granted.......................................   7,726,325     18.50 - 34.22          27.58
Exercised.....................................  (4,964,542)     4.37 - 14.08          10.60
Terminated....................................    (928,594)     4.37 - 22.50          13.89
                                                ----------    --------------         ------
Options outstanding at December 31, 1997
  (6,062,722 exercisable).....................  28,163,795    $ 4.43 - 34.22         $16.27
Granted.......................................   5,865,220     30.69 - 42.63          36.19
Exercised.....................................  (2,953,503)     4.43 - 34.22          10.48
Terminated....................................    (826,541)     4.93 - 34.22          22.06
                                                ----------    --------------         ------
Options outstanding at December 31, 1998
  (8,712,066 exercisable)                       30,248,971    $ 4.93 - 42.63         $20.54
Granted.......................................   3,594,777     35.78 - 48.03          39.70
Exercised.....................................  (2,329,596)     4.93 - 36.78          11.43
Terminated....................................    (861,589)     6.69 - 46.66          27.30
                                                ----------    --------------         ------
Options outstanding at December 31, 1999
  (13,072,821 exercisable)....................  30,652,563    $ 5.00 - 48.03         $23.29
                                                ==========    ==============         ======

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The following table summarizes information about stock options outstanding at December 31, 1999:

                                 OPTIONS OUTSTANDING
                               ------------------------     OPTIONS EXERCISABLE
                                            WEIGHTED-     -----------------------
                               WEIGHTED-     AVERAGE                    WEIGHTED-
   RANGE OF       NUMBER OF     AVERAGE     REMAINING      NUMBER OF     AVERAGE
EXERCISE PRICES    SHARES      EXERCISE    CONTRACTUAL      SHARES      EXERCISE
   PER SHARE     OUTSTANDING     PRICE     LIFE (YEARS)   EXERCISABLE     PRICE
---------------  -----------   ---------   ------------   -----------   ---------
$ 5.00 - 13.00    7,228,012     $10.76         4.2         7,228,012     $10.76
 13.01 - 21.00    9,795,481      15.15         4.7         5,832,343      14.54
 21.01 - 29.00      789,750      22.47         4.3                --         --
 29.01 - 37.00    7,481,268      34.68         5.2            11,346      34.41
 37.01 - 48.03    5,358,052      39.28         6.2             1,120      44.89
$ 5.00 - 48.03   30,652,563     $23.29         5.0        13,072,821     $12.47

The Company accounts for stock option grants in accordance with APB Opinion No.
25. Accordingly, no compensation cost has been recognized for its stock option grants. Pro forma information regarding net income and earnings per share is required under SFAS No. 123 and has been determined as if the Company had accounted for all post 1994 stock option grants based on the fair value method. The pro forma information presented below is not representative of the effect stock options will have on pro forma net income or earnings per share for future years.

The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1999, 1998 and 1997, respectively: dividend yields of 1.1 percent, 1.2 percent and 1.7 percent; expected lives of 4.0 years, 3.8 years, and 3.8 years; risk-free interest rates of 5.5 percent, 5.0 percent and 6.2 percent; and expected volatility of 38 percent, 35 percent and 33 percent. The weighted-average fair values of options granted during 1999, 1998 and 1997 were $13.64, $11.15 and $8.52, respectively.

For purposes of the pro forma information, the fair values of the 1999, 1998 and 1997 stock option grants are amortized over the vesting period. The pro forma information for the years ended 1999, 1998 and 1997 was as follows:

YEARS ENDED DECEMBER 31,                             1999        1998        1997
------------------------                           --------    --------    --------
NET INCOME
  As reported....................................  $628,599    $433,555    $415,449
  Pro forma......................................  $592,684    $406,967    $397,131
EARNINGS PER COMMON SHARE
Basic
  As reported....................................  $   3.77(1) $   2.91    $   2.84
  Pro forma......................................  $   3.52(1) $   2.72    $   2.70
Diluted
  As reported....................................  $   3.56(1) $   2.72    $   2.56
  Pro forma......................................  $   3.33(1) $   2.55    $   2.44

------------
(1) Reflects the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

  Restricted Stock Awards

Restricted stock awards are granted to key employees, whereby shares of the Company's common stock are awarded in the name of the employee, who has all rights of a stockholder, subject to certain

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

sale and transfer restrictions. The awards generally contain restrictions on sales and transfers ranging from one to three years. The restricted stock awards are subject to forfeiture if the employee terminates prior to the prescribed restriction period.

During the years ended December 31, 1999, 1998 and 1997, the Company awarded 3,498,900, 2,357,604 and 2,174,502 shares, respectively, of restricted stock, net of forfeitures. Restricted stock awards are expensed in the service year to which the grant relates at the value of the stock on grant date. The charge to compensation expense, net of forfeitures, amounted to $136,362, $88,966 and $87,803 in the years ended December 31, 1999, 1998 and 1997, respectively.

  Other Deferred Compensation Awards

Eligible employees in the Company's Private Client Group participate in the PaineWebber PartnerPlus Plan (the "PartnerPlus Plan"), a nonqualified deferred compensation plan. Under the PartnerPlus Plan, the Company makes annual contributions and the employee may elect to make voluntary pre-tax contributions, subject to a maximum percent of the Company contribution. The Company and employee contributions earn tax-deferred interest for ten years. Company contributions made beginning January 1, 1999 and the interest thereon generally vest 20 percent per year beginning the sixth year from the date of contribution, through year ten. Company contributions made prior to January 1, 1999, vest after four years, and the related interest vests after ten years from the date of contribution. Voluntary contributions vest immediately and the interest thereon vests on the same terms as interest on Company contributions. The Company expenses these costs over the service period.

NOTE 12 EMPLOYEE BENEFIT PLANS

  Defined Benefit Pension Plan

In 1998, the Company adopted SFAS No. 132 "Employers' Disclosure about Pension and Other Postretirement Benefits" which revised and standardized disclosure requirements. Prior year disclosures have been restated to comply with SFAS No. 132.

The Company has a non-contributory defined benefit pension plan (the "Plan"), which provides benefits to eligible employees. As of December 31, 1998, the Company amended its Plan to freeze future accruals except as related to employees meeting certain age and years of service eligibility requirements. Pension expense for the years ended 1999, 1998 and 1997 for the Plan included the following components:

YEARS ENDED DECEMBER 31,                               1999        1998       1997
------------------------                             --------    --------    -------
Service cost.......................................  $ 15,900    $ 23,729    $19,373
Interest cost......................................    27,860      27,016     23,576
Expected return on Plan assets.....................   (35,394)    (37,085)   (28,991)
Amortization of transition asset...................      (840)       (840)      (840)
Amortization of prior service cost.................        --       1,742      2,037
Recognized actuarial loss..........................     2,748       6,289      5,783
                                                     --------    --------    -------
Net periodic pension cost..........................  $ 10,274    $ 20,851    $20,938
                                                     ========    ========    =======

The following table provides a reconciliation of the Plan's benefit obligation and fair value of Plan assets, as well as a summarization of the Plan's funded status and prepaid pension asset which is

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

included in other assets on the Company's Consolidated Statements of Financial Condition at December 31, 1999 and 1998:

                                                                1999        1998
                                                              --------    --------
Change in Benefit Obligation:
  Benefit obligation at beginning of year...................  $406,458    $394,583
     Service cost...........................................    15,900      23,729
     Interest cost..........................................    27,860      27,016
     Actuarial gain.........................................   (49,113)     (3,731)
     Effect of curtailment..................................        --     (18,003)
     Benefits paid..........................................   (20,597)    (17,136)
                                                              --------    --------
  Benefit obligation at end of year.........................   380,508     406,458
                                                              --------    --------
Change in Plan Assets:
  Fair value of Plan assets at beginning of year............   424,874     399,010
     Actual return on assets................................    25,453      33,000
     Employer contribution..................................        --      10,000
     Benefits paid..........................................   (20,597)    (17,136)
                                                              --------    --------
  Fair value of Plan assets at end of year..................   429,730     424,874
                                                              --------    --------
Funded status...............................................    49,222      18,416
Unrecognized transition asset...............................    (2,005)     (2,845)
Unrecognized net loss.......................................    21,212      63,132
                                                              --------    --------
Prepaid pension asset at year-end...........................  $ 68,429    $ 78,703
                                                              ========    ========

The benefit obligation for the Plan was determined using an assumed discount rate of 8.0 percent for 1999 and 7.0 percent for 1998, and an assumed rate of compensation increase of 4 percent for 1999 and 5 percent for 1998. The weighted-average assumed rate of return on Plan assets was 8.5 percent for 1999 and 9.5 percent for 1998 and 1997. The Company's funding policy is to contribute to the Plan amounts that can be deducted for federal income tax purposes. Plan assets consist primarily of equity securities and U.S. government and agency obligations.

  Defined Contribution Pension Plan

Effective January 1, 1999, the Company established the PaineWebber 401(k) Plus Plan (the "Plus Plan") which was developed for eligible employees of the Company to modify the PaineWebber Savings Investment Plan and replace the benefits that employees would have accrued under the frozen defined benefit pension plan. The Plus Plan is a defined contribution pension plan that includes two retirement benefit features: an employee savings investment plan (401(k)) and an annual retirement contribution that the Company will make to the Plus Plan on the employee's behalf. Employee contributions vest immediately while Company contributions are subject to certain vesting provisions.

Under the new Plus Plan, a portion of the employee's 401(k) contributions are matched by the Company on a graduated scale based on the Company's pre-tax earnings. The provision for Company contributions for amounts contributed or to be contributed in cash and/or stock of the Company to the 401(k) and invested in the PaineWebber Common Stock Fund amounted to approximately $22,900, $14,100 and $13,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

The annual retirement contribution feature provides a Company contribution equal to a percentage based on the employee's eligible compensation and the employee's number of years of service with the

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Company. The provision for the Company's annual retirement contribution to be contributed in cash for the year ended December 31, 1999 is $24,300.

  Other Benefit Plans

The Company also provides certain life insurance and healthcare benefits to employees. The costs of such benefits for the years ended December 31, 1999, 1998 and 1997 were $72,500, $57,600 and $55,400, respectively.

NOTE 13 INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For financial reporting purposes, net deferred tax assets are included in other assets in the Consolidated Statements of Financial Condition. Deferred tax assets are reflected without reduction for a valuation allowance. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1999, 1998 and 1997 were as follows:

                                                     1999        1998        1997
                                                   --------    --------    --------
DEFERRED TAX ASSETS
Employee benefits................................  $395,326    $276,367    $229,449
Accelerated income and deferred deductions.......   117,978      92,724      91,263
Acquired tax benefits............................       730      25,472      46,000
Other............................................    29,509      20,554      23,627
                                                   --------    --------    --------
  Total deferred tax assets......................   543,543     415,117     390,339
                                                   --------    --------    --------
DEFERRED TAX LIABILITIES
Tax over book depreciation.......................     8,947       6,792      16,450
Accelerated deductions and deferred income.......    70,076      41,414      36,753
Safe harbor leases...............................     3,198       4,385       5,282
Valuation of trading assets and investments......    70,412      45,662      57,781
Other............................................     3,203       3,254       3,581
                                                   --------    --------    --------
  Total deferred tax liabilities.................   155,836     101,507     119,847
                                                   --------    --------    --------
Net deferred tax asset...........................  $387,707    $313,610    $270,492
                                                   ========    ========    ========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The significant components of the provision for income taxes for the years ended December 31, 1999, 1998 and 1997 were as follows:

YEARS ENDED DECEMBER 31,                             1999        1998        1997
------------------------                           --------    --------    --------
CURRENT
Federal..........................................  $360,596    $262,733    $235,349
State............................................    45,970      14,501      56,476
Foreign..........................................    41,490      15,092      10,735
                                                   --------    --------    --------
  Total current..................................   448,056     292,326     302,560
                                                   --------    --------    --------
DEFERRED
Federal..........................................   (67,871)    (59,732)    (56,373)
State............................................    (7,298)     14,562     (17,348)
Foreign..........................................     1,072       2,052        (213)
                                                   --------    --------    --------
  Total deferred.................................   (74,097)    (43,118)    (73,934)
                                                   --------    --------    --------
                                                   $373,959    $249,208    $228,626
                                                   ========    ========    ========

The reconciliation of income taxes, computed at the statutory federal rate, to the provision for income taxes recorded for the years ended December 31, 1999, 1998 and 1997, was as follows:

                                 1999                1998                1997
                           ----------------    ----------------    ----------------
YEARS ENDED DECEMBER 31,    AMOUNT      %       AMOUNT      %       AMOUNT      %
------------------------   --------    ----    --------    ----    --------    ----
Tax at statutory federal
  rate...................  $362,181    35.0    $250,252    35.0    $235,587    35.0
State and local income
  taxes, net of federal
  tax benefit............    25,137     2.4      18,891     2.6      25,433     3.8
Foreign rate
  differential...........    (3,709)   (0.4)        902     0.1      (1,926)   (0.3)
Nontaxable dividends and
  interest...............    (6,657)   (0.6)     (6,264)   (0.8)     (6,936)   (1.0)
Nondeductible expenses...     6,757     0.7       3,261     0.5       3,251     0.5
Minority interest........   (11,285)   (1.1)    (11,285)   (1.6)    (10,161)   (1.5)
Other, net...............     1,535     0.1      (6,549)   (0.9)    (16,622)   (2.5)
                           --------    ----    --------    ----    --------    ----
                           $373,959    36.1    $249,208    34.9    $228,626    34.0
                           ========    ====    ========    ====    ========    ====

Income taxes paid for the years ended December 31, 1999, 1998 and 1997 were $379,194, $236,597 and $278,553, respectively.

Undistributed earnings of the Company's foreign subsidiaries are considered to be permanently reinvested and, accordingly, no provision for U.S. income taxes is required on such earnings. As of December 31, 1999, such earnings were estimated to be $293,000. The estimated U.S. income taxes that would be payable upon the repatriation of such earnings were not material.

NOTE 14 EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per share computations:

YEARS ENDED DECEMBER 31,                   1999            1998            1997
------------------------               ------------    ------------    ------------
NUMERATOR
Net income...........................  $    628,599    $    433,555    $    415,449
  Preferred stock dividends..........       (22,802)        (23,647)        (29,513)
  Unamortized discount charged to
     equity on redemption of
     preferred stock.................       (59,883)             --              --
                                       ------------    ------------    ------------
Net income applicable to common
  shares for basic earnings per
  share..............................       545,914         409,908         385,936
                                       ------------    ------------    ------------
Effect of dilutive securities:
  Preferred stock dividends..........            --              --           6,000
  Interest savings on convertible
     debentures......................            --             279           1,030
                                       ------------    ------------    ------------
                                                 --             279           7,030
                                       ------------    ------------    ------------
Net income applicable to common
  shares for diluted earnings per
  share..............................  $    545,914    $    410,187    $    392,966
                                       ------------    ------------    ------------
DENOMINATOR
Weighted-average common shares for
  basic earnings per share...........   144,931,042     140,863,761     135,943,063
Weighted-average effect of dilutive
  securities:
  Employee stock options and
     awards..........................     8,283,402       8,870,423       7,759,013
  Convertible debentures.............            --         877,241       1,984,328
     6% Convertible Preferred
       Stock.........................            --              --     7,661,580(1)
                                       ------------    ------------    ------------
Dilutive potential common shares.....     8,283,402       9,747,664      17,404,921
Weighted-average common and common
  equivalent shares for diluted
  earnings per share.................   153,214,444     150,611,425     153,347,984
                                       ------------    ------------    ------------
EARNINGS PER COMMON SHARE
Basic................................  $     3.77(2)   $       2.91    $       2.84
Diluted..............................  $     3.56(2)   $       2.72    $       2.56
                                       ============    ============    ============

------------
(1) The 6% Convertible Preferred Stock was converted into 8,273,600 common shares on December 4, 1997.

(2) Reflects the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16,1999.

NOTE 15 SEGMENT REPORTING DATA

In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company offers a wide variety of products and services, primarily those of a full service broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital markets products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                                          1999                                        1998                         1997
                        -----------------------------------------   -----------------------------------------   -----------
                        INDIVIDUAL    INSTITUTIONAL      TOTAL      INDIVIDUAL    INSTITUTIONAL      TOTAL      INDIVIDUAL
                        -----------   -------------   -----------   -----------   -------------   -----------   -----------
Total revenues........  $ 4,676,467    $ 3,146,286    $ 7,822,753   $ 3,978,301    $ 3,271,281    $ 7,249,582   $ 3,556,246
Net interest
 revenues.............      368,853        222,009        590,862       314,078        194,162        508,240       274,762
Net revenues..........    4,014,049      1,276,126      5,290,175     3,373,456      1,031,658      4,405,114     3,082,359
Depreciation and
 amortization.........       78,868         20,855         99,723        49,639         24,657         74,296        37,637
Income before taxes
 and minority
 interest.............      641,870        392,932      1,034,802       494,666        220,341        715,007       443,376
Total assets..........   21,828,324     39,784,052     61,612,376    18,330,427     35,845,494     54,175,921    14,736,069
Expenditures for long-
 lived assets.........      145,531        106,655        252,186        89,460         91,957        181,417        45,950
                        ===========    ===========    ===========   ===========    ===========    ===========   ===========

                                   1997
                        ---------------------------
                        INSTITUTIONAL      TOTAL
                        -------------   -----------
Total revenues........   $ 3,100,706    $ 6,656,952
Net interest
 revenues.............       143,812        418,574
Net revenues..........     1,030,043      4,112,402
Depreciation and
 amortization.........        31,063         68,700
Income before taxes
 and minority
 interest.............       229,731        673,107
Total assets..........    42,328,964     57,065,033
Expenditures for long-
 lived assets.........        44,997         90,947
                         ===========    ===========

The following presents information about the Company's operations by geographic area:

                                            1999                                        1998                          1997
                          -----------------------------------------   -----------------------------------------   -------------
                          UNITED STATES   NON-U.S.(1)      TOTAL      UNITED STATES   NON-U.S.(1)      TOTAL      UNITED STATES
                          -------------   -----------   -----------   -------------   -----------   -----------   -------------
Total revenues..........   $ 7,531,898    $  290,855    $ 7,822,753    $ 7,001,967    $  247,615    $ 7,249,582    $ 6,461,976
Net revenues............     5,022,697       267,478      5,290,175      4,239,413       165,701      4,405,114      3,965,289
Income before taxes and
 minority interest......       907,253       127,549      1,034,802        677,646        37,361        715,007        647,268
Total assets............    53,921,208     7,691,168     61,612,376     44,691,427     9,484,494     54,175,921     46,610,462
                           ===========    ==========    ===========    ===========    ==========    ===========    ===========

                                    1997
                          -------------------------
                          NON-U.S.(1)      TOTAL
                          -----------   -----------
Total revenues..........  $   194,976   $ 6,656,952
Net revenues............      147,113     4,112,402
Income before taxes and
 minority interest......       25,839       673,107
Total assets............   10,454,571    57,065,033
                          ===========   ===========

------------
(1) Predominantly the United Kingdom.

--------------------------------------------------------------------------------

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of Paine Webber Group Inc.

We have audited the accompanying consolidated statements of financial condition of Paine Webber Group Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paine Webber Group Inc. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

New York, New York

January 31, 2000

--------------------------------------------------------------------------------

                              FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31,                1999          1998          1997          1996         1995(2)
------------------------             -----------   -----------   -----------   -----------   -----------
(IN THOUSANDS OF DOLLARS EXCEPT PER
SHARE AMOUNTS)
OPERATING RESULTS
Total revenues................       $ 7,822,753   $ 7,249,582   $ 6,656,952   $ 5,705,966   $ 5,320,090
Net revenues (including net
  interest)...................       $ 5,290,175   $ 4,405,114   $ 4,112,402   $ 3,735,212   $ 3,350,279
Income before taxes and minority
  interest....................       $ 1,034,802   $   715,007   $   673,107   $   560,033   $   102,677
Net income....................       $   628,599   $   433,555   $   415,449   $   364,350   $    80,750
                                     -----------   -----------   -----------   -----------   -----------
PER COMMON SHARE(1)
Basic earnings................       $    3.77(3)  $      2.91   $      2.84   $      2.55   $      0.37
Diluted earnings..............       $    3.56(3)  $      2.72   $      2.56   $      2.24   $      0.35
Dividends declared............       $      0.44   $      0.44   $      0.41   $      0.32   $      0.32
Book value....................       $     20.04   $     16.76   $     13.80   $     12.19   $     10.41
                                     -----------   -----------   -----------   -----------   -----------
FINANCIAL CONDITION
Total assets..................       $61,612,376   $54,175,921   $57,065,033   $52,513,500   $45,671,294
Long-term borrowings and preferred
  securities..................       $ 5,617,576   $ 4,839,367   $ 3,980,379   $ 3,164,349   $ 2,622,797
Stockholders' equity..........       $ 2,917,257   $ 2,438,943   $ 1,930,963   $ 1,730,425   $ 1,552,288
Total capitalization..........       $ 8,534,833   $ 7,278,310   $ 5,911,342   $ 4,894,774   $ 4,175,085
                                     -----------   -----------   -----------   -----------   -----------

---------------
(1) All per share data reflect a three-for-two common stock split in November 1997.

(2) The 1995 results include after-tax charges of $146 million ($230 million before income taxes) related to the resolution of the issues arising from the Company's sale of public proprietary limited partnerships.

(3) Reflects the effect of the unamortized discount of $59.9 million charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

--------------------------------------------------------------------------------

                     COMMON STOCK AND QUARTERLY INFORMATION

COMMON STOCK DIVIDEND HISTORY

During 1999, Paine Webber Group Inc. continued its policy of paying quarterly common stock dividends. Dividends declared during the last twelve quarters were as follows:

CALENDAR QUARTER                                        4TH     3RD     2ND     1ST
----------------                                        ----    ----    ----    ----
1999..................................................  $.11    $.11    $.11    $.11
1998..................................................   .11     .11     .11     .11
1997..................................................   .11     .10     .10     .10

On February 3, 2000, Paine Webber Group Inc. declared a 2000 first quarter dividend of $.12 per share, an increase of 9 percent over the fourth quarter of 1999. However, there is no assurance that dividends will continue to be paid in the future, since they are dependent upon income, financial condition and other factors, including the restrictions described in Note 7 in the Notes to Consolidated Financial Statements.

MARKET FOR COMMON STOCK

The common stock of Paine Webber Group Inc. is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange. The following table summarizes the high and low sales prices per share of the common stock as reported on the Composite Tape for the periods indicated:

                                                               HIGH      LOW
                                                              ------    ------
Calendar 1999
  4th Quarter...............................................  $44.00    $31.75
  3rd Quarter...............................................   46.38     34.00
  2nd Quarter...............................................   49.75     38.00
  1st Quarter...............................................   42.06     32.63
Calendar 1998
  4th Quarter...............................................  $44.50    $20.38
  3rd Quarter...............................................   53.38     29.25
  2nd Quarter...............................................   49.44     39.44
  1st Quarter...............................................   43.13     28.69

On February 11, 2000 the last reported sale price per share of Paine Webber Group, Inc. common stock on the NYSE was $37.56. The approximate number of holders of record of Paine Webber Group Inc. common stock as of the close of business on February 11, 2000 was 6,077.

--------------------------------------------------------------------------------

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                        EARNINGS PER
                                                         INCOME BEFORE                     COMMON
(IN THOUSANDS OF DOLLARS     TOTAL          NET            TAXES AND          NET           SHARE
EXCEPT PER SHARE AMOUNTS)   REVENUES      REVENUES     MINORITY INTEREST     INCOME     BASIC/DILUTED
-------------------------  ----------    ----------    -----------------    --------    -------------
Calendar 1999
  4th Quarter...........   $2,068,273    $1,390,210        $274,131         $166,294    $     .71/.67(1)
  3rd Quarter...........    1,860,192     1,237,167         225,985          138,202          .91/.86
  2nd Quarter...........    1,970,978     1,347,907         269,667          163,504        1.08/1.02
  1st Quarter...........    1,923,310     1,314,891         265,019          160,599        1.06/1.01
Calendar 1998
  4th Quarter...........   $1,735,041    $1,096,493        $166,214         $100,427    $     .66/.63
  3rd Quarter...........    1,809,148     1,031,476         138,599           82,892          .54/.51
  2nd Quarter...........    1,900,283     1,162,168         211,999          129,501          .88/.82
  1st Quarter...........    1,805,110     1,114,977         198,195          120,735          .82/.77

------------
(1) Reflects the effect of unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

The sum of the quarterly earnings per share amounts does not equal the annual amount reported, as per share amounts are computed independently for each quarter and the full year based on respective weighted-average common and common equivalent shares outstanding during each period.

--------------------------------------------------------------------------------

                          FIVE-YEAR FINANCIAL SUMMARY
          (In thousands of dollars except share and per share amounts)

                                         1999                   1998                   1997                   1996
                                 --------------------   --------------------   --------------------   --------------------
YEARS ENDED DECEMBER 31,            AMOUNT        %        AMOUNT        %        AMOUNT        %        AMOUNT        %
------------------------         ------------   -----   ------------   -----   ------------   -----   ------------   -----
REVENUES
COMMISSIONS
Listed securities and
 options.......................  $  1,115,508    21.1   $    992,816    22.5   $    884,341    21.5   $    821,499    22.0
Mutual funds and insurance.....       545,125    10.3        438,598    10.0        415,855    10.1        380,982    10.2
Over-the-counter securities and
 other.........................       288,326     5.5        209,869     4.8        196,595     4.8        178,994     4.8
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                    1,948,959    36.9      1,641,283    37.3      1,496,791    36.4      1,381,475    37.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
PRINCIPAL TRANSACTIONS
Taxable fixed income...........       501,819     9.5        451,668    10.3        514,976    12.5        500,391    13.4
Equities.......................       446,168     8.4        279,720     6.3        408,969     9.9        379,446    10.2
Municipals.....................       162,093     3.1        137,419     3.1        131,703     3.2        143,778     3.8
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                    1,110,080    21.0        868,807    19.7      1,055,648    25.6      1,023,615    27.4
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
ASSET MANAGEMENT...............       911,099    17.2        713,570    16.2        542,755    13.2        453,267    12.1
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
INVESTMENT BANKING
Underwriting fees, management
 fees and selling concessions:
 Corporate securities..........       248,407     4.7        265,721     6.0        249,777     6.1        226,063     6.1
 Municipal obligations.........        89,098     1.7        117,978     2.7         76,964     1.9         53,914     1.4
Private placement and other
 fees..........................       220,719     4.2        147,273     3.3        133,260     3.2        111,187     3.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                      558,224    10.6        530,972    12.0        460,001    11.2        391,164    10.5
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
OTHER..........................       170,951     3.2        142,242     3.2        138,633     3.4        146,708     3.9
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
INTEREST.......................     3,123,440    59.0      3,352,708    76.1      2,963,124    72.1      2,309,737    61.9
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
TOTAL REVENUES.................     7,822,753   147.9      7,249,582   164.5      6,656,952   161.9      5,705,966   152.8
                                 ============   =====   ============   =====   ============   =====   ============   =====
INTEREST EXPENSE...............     2,532,578   (47.9)     2,844,468   (64.5)     2,544,550   (61.9)     1,970,754   (52.8)
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
NET REVENUES...................  $  5,290,175   100.0   $  4,405,114   100.0   $  4,112,402   100.0   $  3,735,212   100.0
                                 ============   =====   ============   =====   ============   =====   ============   =====

                                       1995(1)
                                 --------------------
YEARS ENDED DECEMBER 31,            AMOUNT        %
------------------------         ------------   -----
REVENUES
COMMISSIONS
Listed securities and
 options.......................  $    816,517    24.4
Mutual funds and insurance.....       302,654     9.0
Over-the-counter securities and
 other.........................       153,595     4.6
                                 ------------   -----
                                    1,272,766    38.0
                                 ------------   -----
PRINCIPAL TRANSACTIONS
Taxable fixed income...........       396,787    11.8
Equities.......................       377,650    11.3
Municipals.....................       139,764     4.2
                                 ------------   -----
                                      914,201    27.3
                                 ------------   -----
ASSET MANAGEMENT...............       399,540    11.9
                                 ------------   -----
INVESTMENT BANKING
Underwriting fees, management
 fees and selling concessions:
 Corporate securities..........       207,499     6.2
 Municipal obligations.........        43,578     1.3
Private placement and other
 fees..........................        75,700     2.2
                                 ------------   -----
                                      326,777     9.7
                                 ------------   -----
OTHER..........................       150,056     4.5
                                 ------------   -----
INTEREST.......................     2,256,750    67.4
                                 ------------   -----
TOTAL REVENUES.................     5,320,090   158.8
                                 ============   =====
INTEREST EXPENSE...............     1,969,811   (58.8)
                                 ------------   -----
NET REVENUES...................  $  3,350,279   100.0
                                 ============   =====

NON-INTEREST EXPENSES
Compensation and benefits......  $  3,049,568    57.6   $  2,601,364    59.1   $  2,420,296    58.9   $  2,219,129    59.4
Office and equipment...........       352,712     6.7        301,845     6.9        275,532     6.7        267,006     7.1
Communications.................       168,071     3.2        154,272     3.5        153,285     3.7        153,301     4.1
Business development...........       122,678     2.3        103,287     2.3         82,099     2.0         75,981     2.0
Brokerage, clearing and
 exchange fees.................        95,211     1.8         97,430     2.2         86,808     2.1         87,839     2.4
Professional services..........       136,758     2.6        123,265     2.8        129,066     3.1        108,123     2.9
Other..........................       330,375     6.2        308,644     7.0        292,209     7.1        263,800     7.1
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
TOTAL NON-INTEREST EXPENSES....     4,255,373    80.4      3,690,107    83.8      3,439,295    83.6      3,175,179    85.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
Income before taxes and
 minority interest.............     1,034,802    19.6        715,007    16.2        673,107    16.4        560,033    15.0
Provision for income taxes.....       373,959     7.1        249,208     5.7        228,626     5.6        194,649     5.2
Income before minority
 interest......................       660,843    12.5        465,799    10.5        444,481    10.8        365,384     9.8
Minority interest..............        32,244     0.6         32,244     0.7         29,032     0.7          1,034     0.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
Net income.....................  $    628,599    11.9   $    433,555     9.8   $    415,449    10.1   $    364,350     9.8
                                 ============   =====   ============   =====   ============   =====   ============   =====
EARNINGS PER COMMON SHARE(2)
Basic..........................  $     3.77(3)          $       2.91           $       2.84           $       2.55
Diluted........................  $     3.56(3)          $       2.72           $       2.56           $       2.24
                                 ------------           ------------           ------------           ------------
WEIGHTED-AVERAGE COMMON
 SHARES(2)
Basic..........................   144,931,042            140,863,761            135,943,063            131,547,207
Diluted........................   153,214,444            150,611,425            153,347,984            153,829,662
                                 ------------           ------------           ------------           ------------
DIVIDENDS DECLARED PER SHARE
Common stock(2)................  $        .44           $        .44           $        .41           $        .32
Preferred stock:
 Redeemable Preferred Stock....  $       9.00           $       9.00           $       9.00           $       9.00
 Convertible Preferred Stock...  $         --           $         --           $       6.00           $       6.00
                                 ============           ============           ============           ============

NON-INTEREST EXPENSES
Compensation and benefits......  $  2,004,585    59.8
Office and equipment...........       266,291     7.9
Communications.................       149,047     4.5
Business development...........        90,752     2.7
Brokerage, clearing and
 exchange fees.................        93,657     2.8
Professional services..........       101,911     3.0
Other..........................       541,359    16.2
                                 ------------   -----
TOTAL NON-INTEREST EXPENSES....     3,247,602    96.9
                                 ------------   -----
Income before taxes and
 minority interest.............       102,677     3.1
Provision for income taxes.....        21,927     0.7
Income before minority
 interest......................        80,750     2.4
Minority interest..............            --     0.0
                                 ------------   -----
Net income.....................  $     80,750     2.4
                                 ============   =====
EARNINGS PER COMMON SHARE(2)
Basic..........................  $       0.37
Diluted........................  $       0.35
                                 ------------
WEIGHTED-AVERAGE COMMON
 SHARES(2)
Basic..........................   138,045,626
Diluted........................   152,268,070
                                 ------------
DIVIDENDS DECLARED PER SHARE
Common stock(2)................  $        .32
Preferred stock:
 Redeemable Preferred Stock....  $       9.00
 Convertible Preferred Stock...  $       6.00
                                 ============

------------
(1) The 1995 results include after-tax charges of $146 million ($230 million before income taxes) related to the resolution of the issues arising from the Company's sale of public proprietary limited partnerships.

(2) All share and per share data reflect a three-for-two common stock split in November 1997.

(3) Reflects the effect of the unamortized discount of $59.9 million charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               FIRST QUARTER 2000

                                 MARCH 31, 2000

--------------------------------------------------------------------------------

                        PART I -- FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands of dollars except share and per share amounts)

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ----------------------------
                                                                  2000            1999
                                                              ------------    ------------
REVENUES
Commissions.................................................  $    676,172    $    478,873
Principal transactions......................................       309,289         314,208
Asset management............................................       278,288         206,051
Investment banking..........................................       122,180         125,953
Interest....................................................       981,547         757,160
Other.......................................................        37,645          41,065
                                                              ------------    ------------
     Total revenues.........................................     2,405,121       1,923,310
Interest expense............................................       808,016         608,419
                                                              ------------    ------------
     Net revenues...........................................     1,597,105       1,314,891
                                                              ------------    ------------
NON-INTEREST EXPENSES
Compensation and benefits...................................       949,786         768,714
Office and equipment........................................        96,592          81,452
Communications..............................................        44,123          42,203
Business development........................................        38,901          23,867
Brokerage, clearing & exchange fees.........................        27,303          24,390
Professional services.......................................        49,426          30,452
Other.......................................................       100,755          78,794
                                                              ------------    ------------
     Total non-interest expenses............................     1,306,886       1,049,872
                                                              ------------    ------------
INCOME BEFORE TAXES AND MINORITY INTEREST...................       290,219         265,019
  Provision for income taxes................................       105,809          96,359
                                                              ------------    ------------
INCOME BEFORE MINORITY INTEREST.............................       184,410         168,660
  Minority interest.........................................         8,061           8,061
                                                              ------------    ------------
NET INCOME..................................................  $    176,349    $    160,599
                                                              ============    ============
Net income applicable to common shares......................  $    176,349    $    154,650
                                                              ============    ============
Earnings per common share:
  Basic.....................................................  $       1.22    $       1.06
  Diluted...................................................  $       1.16    $       1.01
Weighted-average common shares:
  Basic.....................................................   145,019,159     145,598,619
  Diluted...................................................   152,336,445     153,728,711
Dividends declared per common share.........................  $       0.12    $       0.11

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
          (In thousands of dollars except share and per share amounts)

                                                               MARCH 31,     DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
ASSETS
Cash and cash equivalents...................................  $   286,899    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      849,756        823,059
Financial instruments owned.................................   22,467,838     21,144,830
Securities received as collateral...........................      809,168      1,079,976
Securities purchased under agreements to resell.............   15,873,737     15,923,948
Securities borrowed.........................................   10,129,834     10,526,638
Receivables, net of allowance for doubtful accounts of
  $27,413 and $30,039 at March 31, 2000 and December 31,
  1999, respectively........................................   11,363,652     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $561,375 and
  $527,718 at March 31, 2000 and December 31, 1999,
  respectively..............................................      628,310        579,819
Other assets................................................    1,105,729      1,069,768
                                                              -----------    -----------
                                                              $63,514,923    $61,612,376
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 1,855,495    $ 1,884,250
Financial instruments sold, not yet purchased...............    5,732,661      7,099,208
Securities sold under agreements to repurchase..............   27,762,648     25,740,196
Securities loaned...........................................    7,605,308      5,661,200
Obligation to return securities received as collateral......      809,168      1,079,976
Payables....................................................    8,239,030      8,448,217
Other liabilities and accrued expenses......................    2,961,542      3,164,496
Long-term borrowings........................................    5,114,910      5,223,826
                                                              -----------    -----------
                                                               60,080,762     58,301,369
                                                              -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 194,530,404 shares and 193,145,152 shares at
     March 31, 2000 and December 31, 1999, respectively.....      194,530        193,145
  Additional paid-in capital................................    1,722,842      1,672,085
  Retained earnings.........................................    2,329,992      2,171,080
  Treasury stock, at cost; 49,393,807 shares and 47,557,064
     shares at March 31, 2000 and December 31, 1999,
     respectively...........................................   (1,200,754)    (1,113,736)
  Accumulated other comprehensive income....................       (6,199)        (5,317)
                                                              -----------    -----------
                                                                3,040,411      2,917,257
                                                              -----------    -----------
                                                              $63,514,923    $61,612,376
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (In thousands of dollars)

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   176,349    $   160,599
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................       30,118         21,435
  Deferred income taxes.....................................       31,841         11,198
  Amortization of deferred charges..........................       25,332         18,386
  Stock-based compensation..................................       (1,596)         5,790
(Increase) decrease in operating assets:
  Cash and securities on deposit............................      (26,697)        32,778
  Financial instruments owned...............................   (1,302,698)    (2,074,670)
  Securities purchased under agreements to resell...........       50,211     (1,071,797)
  Securities borrowed.......................................      396,804       (702,443)
  Receivables...............................................   (1,073,089)      (379,327)
  Other assets..............................................      (93,806)      (156,608)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (1,366,547)     1,013,811
  Securities sold under agreements to repurchase............    2,022,452      4,119,870
  Securities loaned.........................................    1,944,108        545,931
  Payables..................................................     (209,187)    (1,576,819)
  Other.....................................................     (198,042)      (211,215)
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........      405,553       (243,081)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Office equipment and leasehold improvements...............      (80,211)       (45,492)
                                                              -----------    -----------
  Cash used for investing activities........................      (80,211)       (45,492)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments for) proceeds from short-term borrowings......      (28,755)       195,116
Proceeds from:
  Long-term borrowings......................................      196,022        147,000
  Employee stock transactions...............................       54,447         37,576
Payments for:
  Long-term borrowings......................................     (307,530)       (37,600)
  Repurchases of common stock...............................     (111,592)       (56,404)
  Dividends.................................................      (17,436)       (22,067)
                                                              -----------    -----------
  Cash (used for) provided by financing activities..........     (214,844)       263,621
                                                              -----------    -----------
Increase (decrease) in cash and cash equivalents............      110,498        (24,952)
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   286,899    $   203,407
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended March 31, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $865,029 and $577,797 for the three months ended March 31, 2000 and 1999, respectively. Income taxes paid were $86,657 and $63,680 for the three months ended March 31, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

NOTE 2: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At March 31, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                          MARCH 31,     DECEMBER 31,
                                                            2000            1999
                                                         -----------    ------------
Financial instruments owned:
  U.S. government and agencies.........................  $ 6,685,430    $ 5,864,331
  Mortgages and mortgage-backed........................    9,087,219      9,012,415
  Corporate debt.......................................    1,791,952      1,875,361
  Commercial paper and other short-term debt...........    1,835,741      1,744,036
  Equities and other...................................    2,510,595      2,030,986
  State and municipals.................................      556,901        617,701
                                                         -----------    -----------
                                                         $22,467,838    $21,144,830
                                                         ===========    ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................  $ 3,998,570    $ 5,804,259
  Mortgages and mortgage-backed........................      100,908        123,049
  Corporate debt.......................................    1,238,058        785,890
  Equities.............................................      379,992        348,485
  State and municipals.................................       15,133         37,525
                                                         -----------    -----------
                                                         $ 5,732,661    $ 7,099,208
                                                         ===========    ===========

NOTE 3: LONG-TERM BORROWINGS

Long-term borrowings at March 31, 2000 and December 31, 1999 consisted of the following:

                                                            MARCH 31,     DECEMBER 31,
                                                               2000           1999
                                                            ----------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes due 2000 -- 2014.......................  $2,624,543     $2,757,851
  Fixed Rate Subordinated Notes due 2002..................     174,787        174,765
  Medium-Term Senior Notes................................   2,142,990      2,143,010
  Medium-Term Subordinated Notes..........................      85,200        148,200
Non-U.S. Dollar-Denominated:
  Medium-Term Note due 2003...............................      87,390             --
                                                            ----------     ----------
                                                            $5,114,910     $5,223,826
                                                            ==========     ==========

At March 31, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at March 31, 2000 had an average maturity of 5.8 years.

At March 31, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,324,040 and variable rate Medium-Term Notes of $904,150. The Medium-Term Notes outstanding at March 31, 2000 had an average maturity of 4.1 years and a weighted-average interest rate of 6.73 percent.

At March 31, 2000, the interest rate on the Non-U.S. dollar-denominated Medium-Term note was 1.27 percent.

--------------------------------------------------------------------------------

At March 31, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,975,067 and $5,140,331, respectively, as compared to the carrying amounts of $5,114,910 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $142,099 and $127,097 payable at March 31, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's fixed rate debt is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at March 31, 2000 and December 31, 1999 were net receivables of $12,956 and $12,075, respectively. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 4: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of March 31, 2000, PWI's net capital of $1,177,824 was 9.5 percent of aggregate debit items and its net capital in excess of the minimum required was $919,943.

NOTE 5: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at March 31, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                      NOTIONAL OR CONTRACT AMOUNT
                                         -----------------------------------------------------
                                              MARCH 31, 2000             DECEMBER 31, 1999
                                         -------------------------   -------------------------
                                          PURCHASES       SALES       PURCHASES       SALES
                                         -----------   -----------   -----------   -----------
Mortgage-backed forward contracts and
  options written and purchased........  $15,768,316   $20,472,150   $14,417,186   $17,540,786
Foreign currency forward contracts,
  futures contracts, and options
  written and purchased................    1,799,585     1,800,063     1,380,925     1,373,981
Equity securities contracts including
  stock index futures, forwards, and
  options written and purchased........      201,171       470,999       144,034       239,682
Other fixed income securities contracts
  including futures, forwards, and
  options written and purchased........    6,987,108     5,358,536     3,557,193     5,538,887
Interest rate swaps and caps...........    1,464,080     2,434,080     1,688,762       419,989

--------------------------------------------------------------------------------

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of March 31, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                         FAIR VALUE AT            FAIR VALUE AT
                                                         MARCH 31, 2000         DECEMBER 31, 1999
                                                     ----------------------   ----------------------
                                                      ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     --------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $ 78,782     $86,714     $159,228    $114,838
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....    19,365      19,163       20,274      20,158
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   132,908      58,919      152,024      48,835
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    28,566      13,008       29,584      20,177
Interest rate swaps and caps.......................    15,624      23,704       31,569      11,087

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended March 31, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                       AVERAGE FAIR VALUE       AVERAGE FAIR VALUE
                                                       THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                         MARCH 31, 2000         DECEMBER 31, 1999
                                                     ----------------------   ----------------------
                                                      ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     --------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $ 93,071     $89,451     $171,113    $163,954
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....    33,468      30,338       22,549      22,377
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   136,105      51,531       63,624      40,321
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    27,772      13,164       11,932      49,800
Interest rate swaps and caps.......................    26,662      18,052       18,593       6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At March 31, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $275,245 and $392,679 at March 31, 2000 and December 31, 1999, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

--------------------------------------------------------------------------------

The following table summarizes the Company's principal transactions revenues by business activity for the three months ended March 31, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                              PRINCIPAL TRANSACTIONS
                                                                     REVENUES
                                                              -----------------------
                                                                   THREE MONTHS
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Taxable fixed income (includes futures, forwards, options
  contracts and other securities)...........................   $ 57,771     $194,404
Equities (includes stock index futures, forwards and options
  contracts)................................................    206,822       84,907
Municipals (includes futures and options contracts).........     44,696       34,897
                                                               --------     --------
                                                               $309,289     $314,208
                                                               ========     ========

  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of March 31, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,891,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at March 31, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of reducing net interest expense on the Company's fixed rate debt by $282 and $5,753 for the three months ended March 31, 2000 and 1999, respectively. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at March 31, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 3 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 6: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

--------------------------------------------------------------------------------

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At March 31, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at March 31, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

--------------------------------------------------------------------------------

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on- or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 7: COMMITMENTS AND CONTINGENCIES

At March 31, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $193,787 and $139,156, respectively, which approximated fair value. At March 31, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At March 31, 2000 and December 31, 1999, the Company had outstanding $118,300 and $101,400, respectively, of such standby letters of credit. At March 31, 2000 and December 31, 1999, securities with fair value of $1,791,490 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at March 31, 2000 and December 31, 1999, the Company had commitments of $1,070,416 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at March 31, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 8: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect

--------------------------------------------------------------------------------
stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months ended March 31, 2000 and 1999 were as follows:

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Net income..................................................  $176,349    $160,599
Foreign currency translation adjustment.....................      (882)     (1,512)
                                                              --------    --------
Total comprehensive income..................................  $175,467    $159,087
                                                              ========    ========

NOTE 9: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                       ----------------------------
                                                           2000            1999
                                                       ------------    ------------
NUMERATOR:
Net income...........................................  $    176,349    $    160,599
  Preferred stock dividends..........................            --          (5,949)
                                                       ------------    ------------
Net income applicable to common shares for basic
  earnings per share.................................       176,349         154,650
                                                       ============    ============
Net income applicable to common shares for diluted
  earnings per share.................................  $    176,349    $    154,650
                                                       ============    ============
DENOMINATOR:
Weighted-average common shares for basic earnings per
  share..............................................   145,019,159     145,598,619
                                                       ============    ============
Weighted-average effect of dilutive employee stock
  options and awards.................................     7,317,286(1)    8,130,092
                                                       ------------    ------------
Dilutive potential common shares.....................     7,317,286       8,130,092
                                                       ------------    ------------
Weighted-average common and common equivalent shares
  for diluted earnings per share.....................   152,336,445     153,728,711
                                                       ============    ============
EARNINGS PER SHARE:
Basic................................................  $       1.22    $       1.06
                                                       ============    ============
Diluted..............................................  $       1.16    $       1.01
                                                       ============    ============

------------
(1) Included in the calculation of employee stock options and awards was the dilutive effect of 1,925,000 instruments related to convertible debentures.

--------------------------------------------------------------------------------

NOTE 10: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                            THREE MONTHS ENDED MARCH 31, 2000         THREE MONTHS ENDED MARCH 31, 1999
                         ---------------------------------------   ---------------------------------------
                         INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                         ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.........  $1,470,751     $934,370      $2,405,121   $1,104,409     $818,901      $1,923,310
Net revenues...........   1,251,278      345,827       1,597,105      955,113      359,778       1,314,891
Income before taxes and
  minority interest....     199,194       91,025         290,219      155,483      109,536         265,019

Total assets for the Individual and Institutional segments were $25,175,880 and $38,339,043, respectively, at March 31, 2000 and $21,828,324 and $39,784,052,
respectively at December 31, 1999.

NOTE 11: SUBSEQUENT EVENTS

On April 27, 2000, PWG entered into an agreement and plan of merger (the "Merger Agreement") with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeast, pursuant to which a subsidiary of PWG will merge with and into J.C. Bradford. The all cash transaction, valued at $620 million, is expected to close in the third quarter of this year.

At the May 4, 2000 Annual Meeting of Stockholders, the Company approved to amend the Restated Certificate of Incorporation of PWG to authorize the issuance of up to 150,000,000 shares of Non-Voting Common Stock, par value of $1.00 per share.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                              SECOND QUARTER 2000

                                 JUNE 30, 2000

--------------------------------------------------------------------------------

                         PART I--FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands of dollars except share and per share amounts)

                                                  THREE MONTHS ENDED             SIX MONTHS ENDED
                                                       JUNE 30,                      JUNE 30,
                                              ---------------------------   ---------------------------
                                                  2000           1999           2000           1999
                                              ------------   ------------   ------------   ------------
REVENUES
Commissions.................................  $    560,510   $    488,878   $  1,236,682   $    967,751
Principal transactions......................       181,428        279,846        490,717        594,054
Asset management............................       300,705        224,487        578,993        430,538
Investment banking..........................       155,647        160,133        277,827        286,086
Interest....................................     1,074,208        770,271      2,055,755      1,527,431
Other.......................................        43,928         47,363         81,573         88,428
                                              ------------   ------------   ------------   ------------
     Total revenues.........................     2,316,426      1,970,978      4,721,547      3,894,288
Interest expense............................       905,254        623,071      1,713,270      1,231,490
                                              ------------   ------------   ------------   ------------
     Net revenues...........................     1,411,172      1,347,907      3,008,277      2,662,798
                                              ------------   ------------   ------------   ------------
NON-INTEREST EXPENSES
Compensation and benefits...................       839,603        780,078      1,789,389      1,548,792
Office and equipment........................        99,695         89,330        196,287        170,782
Communications..............................        46,807         42,645         90,930         84,848
Business development........................        41,776         28,534         80,677         52,401
Brokerage, clearing & exchange fees.........        20,300         23,487         47,603         47,877
Professional services.......................        50,455         32,397         99,881         62,849
Other.......................................       100,466         81,769        201,221        160,563
                                              ------------   ------------   ------------   ------------
     Total non-interest expenses............     1,199,102      1,078,240      2,505,988      2,128,112
                                              ------------   ------------   ------------   ------------
INCOME BEFORE TAXES AND MINORITY INTEREST...       212,070        269,667        502,289        534,686
  Provision for income taxes................        76,503         98,102        182,312        194,461
                                              ------------   ------------   ------------   ------------
INCOME BEFORE MINORITY INTEREST.............       135,567        171,565        319,977        340,225
  Minority interest.........................         8,061          8,061         16,122         16,122
                                              ------------   ------------   ------------   ------------
NET INCOME..................................  $    127,506   $    163,504   $    303,855   $    324,103
                                              ============   ============   ============   ============
Net income applicable to common shares......  $    127,506   $    157,555   $    303,855   $    312,205
                                              ============   ============   ============   ============
Earnings per common share:
  Basic.....................................  $       0.87   $       1.08   $       2.09   $       2.14
  Diluted...................................  $       0.82   $       1.02   $       1.98   $       2.02
Weighted-average common shares:
  Basic.....................................   146,067,820    145,742,741    145,324,940    145,631,920
  Diluted...................................   154,576,404    154,960,397    153,233,875    154,305,795
Dividends declared per common
  share.....................................  $       0.12   $       0.11   $       0.24   $       0.22

Results for the quarter and six months ended June 30, 2000 include J.C. Bradford merger-related costs of $30 million, $18.8 million after taxes.

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
          (In thousands of dollars except share and per share amounts)

                                                               JUNE 30,      DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
ASSETS
Cash and cash equivalents...................................  $   429,002    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      719,651        823,059
Financial instruments owned.................................   23,577,357     21,144,830
Securities received as collateral...........................      907,299      1,079,976
Securities purchased under agreements to resell.............   15,313,111     15,923,948
Securities borrowed.........................................   10,517,232     10,526,638
Receivables, net of allowance for doubtful accounts of
  $21,301 and $30,039 at June 30, 2000 and December 31,
  1999, respectively........................................   12,215,893     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $591,129 and
  $527,718 at June 30, 2000 and December 31, 1999,
  respectively..............................................      747,931        579,819
Other assets................................................    1,975,026      1,069,768
                                                              -----------    -----------
                                                              $66,402,502    $61,612,376
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 2,255,603    $ 1,884,250
Financial instruments sold, not yet purchased...............    4,275,325      7,099,208
Securities sold under agreements to repurchase..............   27,918,155     25,740,196
Securities loaned...........................................    7,249,077      5,661,200
Obligation to return securities received as collateral......      907,299      1,079,976
Payables....................................................   11,882,125      8,448,217
Other liabilities and accrued expenses......................    3,121,054      3,164,496
Long-term borrowings........................................    5,209,136      5,223,826
                                                              -----------    -----------
                                                               62,817,774     58,301,369
                                                              -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 195,719,680 shares and 193,145,152 shares at
     June 30, 2000 and December 31, 1999, respectively......      195,720        193,145
  Additional paid-in capital................................    1,755,825      1,672,085
  Retained earnings.........................................    2,439,962      2,171,080
  Treasury stock, at cost; 48,971,281 shares and 47,557,064
     shares at June 30, 2000 and December 31, 1999,
     respectively...........................................   (1,191,934)    (1,113,736)
  Accumulated other comprehensive income....................       (8,595)        (5,317)
                                                              -----------    -----------
                                                                3,190,978      2,917,257
                                                              -----------    -----------
                                                              $66,402,502    $61,612,376
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (In thousands of dollars)

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   303,855    $   324,103
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................       63,815         49,206
  Deferred income taxes.....................................       14,268        (10,317)
  Amortization of deferred charges..........................       53,729         51,736
  Stock-based compensation..................................       (3,126)        11,480
(Increase) decrease in operating assets:
  Cash and securities on deposit............................      103,685        (54,585)
  Financial instruments owned...............................   (2,156,799)    (2,200,354)
  Securities purchased under agreements to resell...........      610,837       (306,902)
  Securities borrowed.......................................      234,592       (197,510)
  Receivables...............................................   (1,031,176)    (1,032,062)
  Other assets..............................................     (306,671)      (243,111)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (2,823,883)     2,863,254
  Securities sold under agreements to repurchase............    2,177,959      1,697,395
  Securities loaned.........................................    1,319,954         14,021
  Payables..................................................    2,603,232     (1,204,663)
  Other.....................................................     (312,241)        73,936
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........      852,030       (164,373)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Net assets acquired in business acquisition...............     (621,667)            --
  Office equipment and leasehold improvements...............     (196,740)      (110,289)
                                                              -----------    -----------
  Cash used for investing activities........................     (818,407)      (110,289)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) short-term borrowings.......      337,151       (233,289)
Proceeds from:
  Long-term borrowings......................................      346,762        875,985
  Employee stock transactions...............................       88,365         56,593
Payments for:
  Long-term borrowings......................................     (403,560)      (190,180)
  Repurchases of common stock...............................     (114,767)      (121,080)
  Dividends.................................................      (34,973)       (43,706)
                                                              -----------    -----------
  Cash provided by financing activities.....................      218,978        344,323
                                                              -----------    -----------
Increase in cash and cash equivalents.......................      252,601         69,661
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   429,002    $   298,020
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended June 30, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $1,763,452 and $1,211,332 for the six months ended June 30, 2000 and 1999, respectively. Income taxes paid were $202,888 and $118,274 for the six months ended June 30, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment to FASB Statement No. 133". The Company has not yet determined the impact of these statements on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

NOTE 2: SUBSEQUENT EVENT

On July 12, 2000, PWG entered into an agreement and plan of merger with UBS AG ("UBS") and a subsidiary of UBS, pursuant to which PWG will merge with and into that subsidiary. Under the terms of the agreement, PWG's shareholders will have the right to elect to receive either $73.50 in cash or 0.4954 of an ordinary share of UBS AG stock for each share of PWG's common stock, $1 par value ("common stock") that they own. The percentage of PWG's common stock that will be converted into the right to receive UBS AG stock is fixed at 50 percent. Adjustments to elections may therefore be necessary so that, in the aggregate, 50 percent of the shares of PWG's common stock is converted into the right to receive UBS AG stock, and 50 percent is converted into the right to receive cash. The transaction, which is expected to be completed in the fourth quarter of 2000, has been approved by PWG's Board of Directors and is subject to customary closing conditions, including certain regulatory approvals and the approval of PWG's shareholders.

NOTE 3: MERGER WITH J.C. BRADFORD

On June 9, 2000, the Company completed its merger with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeastern U.S., for approximately $622,000 in cash. The merger was accounted for as a purchase and, accordingly, the excess of the purchase cost over the fair value of the net assets acquired of approximately $185,000, resulted in the Company recording $560,000 in goodwill, which is being amortized over 25 years on a straight-line basis. The consolidated financial statements of the Company include the results of J.C. Bradford from the closing date. As a result of the merger, the Company recorded after-tax costs of approximately $18,800 ($30,000 pre-tax) relating primarily to elimination of the Company's duplicate facilities, severance and other costs.

NOTE 4: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At June 30, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                          JUNE 30,      DECEMBER 31,
                                                            2000            1999
                                                         -----------    ------------
Financial instruments owned:
  U.S. government and agencies.........................  $ 6,859,578    $ 5,864,331
  Mortgages and mortgage-backed........................    9,585,261      9,012,415
  Corporate debt.......................................    1,972,518      1,875,361
  Commercial paper and other short-term debt...........    2,196,741      1,744,036
  Equities and other...................................    2,342,821      2,030,986
  State and municipals.................................      620,438        617,701
                                                         -----------    -----------
                                                         $23,577,357    $21,144,830
                                                         ===========    ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................  $ 2,907,693    $ 5,804,259
  Mortgages and mortgage-backed........................      144,194        123,049
  Corporate debt.......................................      940,826        785,890
  Equities.............................................      239,698        348,485
  State and municipals.................................       42,914         37,525
                                                         -----------    -----------
                                                         $ 4,275,325    $ 7,099,208
                                                         ===========    ===========

--------------------------------------------------------------------------------

NOTE 5: LONG-TERM BORROWINGS

Long-term borrowings at June 30, 2000 and December 31, 1999 consisted of the following:

                                                             JUNE 30,     DECEMBER 31,
                                                               2000           1999
                                                            ----------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes........................................  $2,608,917     $2,757,851
  Fixed Rate Subordinated Notes...........................     198,809        174,765
  Medium-Term Senior Notes................................   2,186,350      2,143,010
  Medium-Term Subordinated Notes..........................      85,200        148,200
  Other...................................................      11,037             --
Non-U.S. Dollar-Denominated:
  Medium-Term Notes.......................................     118,823             --
                                                            ----------     ----------
                                                            $5,209,136     $5,223,826
                                                            ==========     ==========

At June 30, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at June 30, 2000 had an average maturity of 5.6 years.

At June 30, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,292,100 and variable rate Medium-Term Notes of $979,450. The Medium-Term Notes outstanding at June 30, 2000 had an average maturity of
3.9 years and a weighted-average interest rate of 6.36 percent.

At June 30, 2000, the Non-U.S. dollar-denominated Medium-Term Notes outstanding had a weighted-average interest rate of 1.18 percent and an average maturity of
2.4 years.

In 2000, the Company issued to certain employees, 6.25% Convertible Debentures (the "Debentures") due 2007. The Debentures are convertible, at the option of the holders, into 1,931,250 shares of Convertible Preferred Stock, which are then convertible into 1,931,250 shares of common stock of the Company. The Debentures are convertible beginning on January 20, 2003.

At June 30, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,998,397 and $5,140,331, respectively, as compared to the carrying amounts of $5,209,136 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $125,726 and $127,097 payable at June 30, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at June 30, 2000 and December 31, 1999 were net receivables of $6,233 and $12,075, respectively. See Note 7 for further discussion of interest rate swap agreements used for hedging purposes.

--------------------------------------------------------------------------------

NOTE 6: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of June 30, 2000, PWI's net capital of $1,196,312 was 9.1 percent of aggregate debit items and its net capital in excess of the minimum required was $921,545.

Effective June 9, 2000, the Company completed its merger with J.C. Bradford, a registered broker-dealer. As a registered broker-dealer, J.C. Bradford is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements, similar to PWI. As of June 30, 2000, J.C. Bradford's net capital of $376,146 was
41.3 percent of aggregate debit items and its net capital in excess of the minimum required was $357,940.

NOTE 7: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at June 30, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                 NOTIONAL OR CONTRACT AMOUNT
                                   --------------------------------------------------------
                                         JUNE 30, 2000               DECEMBER 31, 1999
                                   --------------------------    --------------------------
                                    PURCHASES        SALES        PURCHASES        SALES
                                   -----------    -----------    -----------    -----------
Mortgage-backed forward contracts
  and options written and
  purchased......................  $14,862,935    $20,758,712    $14,417,186    $17,540,786
Foreign currency forward
  contracts, futures contracts,
  and options written and
  purchased......................    2,047,008      2,014,695      1,380,925      1,373,981
Equity securities contracts
  including stock index futures,
  forwards, and options written
  and purchased..................      202,385        359,693        144,034        239,682
Other fixed income securities
  contracts including futures,
  forwards, and options written
  and purchased..................    5,930,773      7,913,074      3,557,193      5,538,887
Interest rate swaps and caps.....    1,591,267      3,737,418      1,688,762        419,989

--------------------------------------------------------------------------------

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of June 30, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                   FAIR VALUE AT              FAIR VALUE AT
                                                   JUNE 30, 2000            DECEMBER 31, 1999
                                               ----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                               -------    -----------    --------    -----------
Mortgage-backed forward contracts and options
  written and purchased......................  $93,514     $110,055      $159,228     $114,838
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased..................................   21,160       20,211        20,274       20,158
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased......................   41,655       16,051       152,024       48,835
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased......................   12,327        6,436        29,584       20,177
Interest rate swaps and caps.................   21,000       41,489        31,569       11,087

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended June 30, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                AVERAGE FAIR VALUE         AVERAGE FAIR VALUE
                                                   JUNE 30, 2000            DECEMBER 31, 1999
                                              -----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                              --------    -----------    --------    -----------
Mortgage-backed forward contracts and
  options written and purchased.............  $121,674     $112,297      $171,113     $163,954
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased.................................    31,807       31,218        22,549       22,377
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased.....................    88,125       31,563        63,624       40,321
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased.....................    16,163        6,017        11,932       49,800
Interest rate swaps and caps................    29,344       26,051        18,593        6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At June 30, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $189,656 and $392,679 at June 30, 2000 and December 31, 1999, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges

--------------------------------------------------------------------------------
which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

The following table summarizes the Company's principal transactions revenues by business activity for the three months and six months ended June 30, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                    PRINCIPAL TRANSACTIONS REVENUES
                                              --------------------------------------------
                                                  THREE MONTHS             SIX MONTHS
                                                 ENDED JUNE 30,          ENDED JUNE 30,
                                              --------------------    --------------------
                                                2000        1999        2000        1999
                                              --------    --------    --------    --------
Taxable fixed income (includes futures,
  forwards, options contracts and other
  securities)...............................  $ 61,901    $137,646    $119,672    $332,050
Equities (includes stock index futures,
  forwards and options contracts)...........    71,983     107,424     278,805     192,331
Municipals (includes futures and options
  contracts)................................    47,544      34,776      92,240      69,673
                                              --------    --------    --------    --------
                                              $181,428    $279,846    $490,717    $594,054
                                              ========    ========    ========    ========

  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of June 30, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,896,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at June 30, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of increasing net interest expense on the Company's fixed rate debt by $2,359 for the six months ended June 30, 2000, and decreasing net interest expense by $13,791 for the six months ended June 30, 1999. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at June 30, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 8: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is

--------------------------------------------------------------------------------
responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At June 30, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally

--------------------------------------------------------------------------------
lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at June 30, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 9: COMMITMENTS AND CONTINGENCIES

At June 30, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $204,868 and $139,156, respectively, which approximated fair value. At June 30, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At June 30, 2000 and December 31, 1999, the Company had outstanding $142,503 and $101,400, respectively, of such standby letters of credit. At June 30, 2000 and December 31, 1999, securities with fair value of $3,414,277 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at June 30, 2000 and December 31, 1999, the Company had commitments of $1,411,297 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at June 30, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

--------------------------------------------------------------------------------

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 10: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months and six months ended June 30, 2000 and 1999 were as follows:

                                       THREE MONTHS ENDED       SIX MONTHS ENDED
                                            JUNE 30,                JUNE 30,
                                      --------------------    --------------------
                                        2000        1999        2000        1999
                                      --------    --------    --------    --------
Net income..........................  $127,506    $163,504    $303,855    $324,103
Foreign currency translation
  adjustment........................    (2,396)     (1,419)     (3,278)     (2,931)
                                      --------    --------    --------    --------
Total comprehensive income..........  $125,110    $162,085    $300,577    $321,172
                                      --------    --------    --------    --------

NOTE 11: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

--------------------------------------------------------------------------------

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                                 THREE MONTHS ENDED             SIX MONTHS ENDED
                                      JUNE 30,                      JUNE 30,
                             ---------------------------   ---------------------------
                                 2000           1999           2000           1999
                             ------------   ------------   ------------   ------------
NUMERATOR:
Net income.................  $    127,506   $    163,504   $    303,855   $    324,103
Preferred stock
  dividends................            --         (5,949)            --        (11,898)
                             ------------   ------------   ------------   ------------
Net income applicable to
  common shares for basic
  earnings per share.......       127,506        157,555        303,855        312,205
                             ============   ============   ============   ============
Net income applicable to
  common shares for diluted
  earnings per share.......  $    127,506   $    157,555   $    303,855   $    312,205
                             ============   ============   ============   ============
DENOMINATOR:
Weighted-average common
  shares for basic earnings
  per share................   146,067,820    145,742,741    145,324,940    145,631,920
Weighted-average effect of
  dilutive employee stock
  options and awards.......   8,508,584(1)     9,217,656    7,908,935(1)     8,673,875
                             ------------   ------------   ------------   ------------
Dilutive potential common
  shares...................     8,508,584      9,217,656      7,908,935      8,673,875
                             ------------   ------------   ------------   ------------
Weighted-average common and
  common equivalent shares
  for diluted earnings per
  share....................   154,576,404    154,960,397    153,233,875    154,305,795
                             ============   ============   ============   ============
EARNINGS PER SHARE:
Basic......................  $       0.87   $       1.08   $       2.09   $       2.14
                             ============   ============   ============   ============
Diluted....................  $       0.82   $       1.02   $       1.98   $       2.02
                             ============   ============   ============   ============

------------
(1) Included in the calculation of employee stock options and awards was the dilutive effective of 1,931,250 instruments related to convertible debentures.

NOTE 12: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

--------------------------------------------------------------------------------

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                                                           THREE MONTHS ENDED JUNE 30, 2000
                                                       -----------------------------------------
                                                       INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                       ----------    -------------    ----------
Total revenues.......................................  $1,422,061      $894,365       $2,316,426
Net revenues.........................................   1,142,750       268,422        1,411,172
Income before taxes and minority interest............     199,050        13,020          212,070

                                                           THREE MONTHS ENDED JUNE 30, 1999
                                                       -----------------------------------------
                                                       INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                       ----------    -------------    ----------
Total revenues.......................................  $1,135,946      $835,032       $1,970,978
Net revenues.........................................     980,018       367,889        1,347,907
Income before taxes and minority interest............     152,980       116,687          269,667

                                                           SIX MONTHS ENDED JUNE 30, 2000
                                                      -----------------------------------------
                                                      INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                      ----------    -------------    ----------
Total revenues......................................  $2,892,812     $1,828,735      $4,721,547
Net revenues........................................   2,394,028        614,249       3,008,277
Income before taxes and minority interest...........     398,244        104,045         502,289

                                                           SIX MONTHS ENDED JUNE 30, 1999
                                                      -----------------------------------------
                                                      INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                      ----------    -------------    ----------
Total revenues......................................  $2,240,355     $1,653,933      $3,894,288
Net revenues........................................   1,935,131        727,667       2,662,798
Income before taxes and minority interest...........     304,873        229,813         534,686

Total assets for the Individual and Institutional segments were $26,786,776 and $39,615,726, respectively, at June 30, 2000 and $21,828,324 and $39,784,052,
respectively at December 31, 1999.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               THIRD QUARTER 2000

                               SEPTEMBER 30, 2000

--------------------------------------------------------------------------------

                         PART I--FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands of dollars except share and per share amounts)

                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                     ---------------------------   ---------------------------
                                         2000           1999           2000           1999
                                     ------------   ------------   ------------   ------------
REVENUES
Commissions........................  $    528,948   $    451,341   $  1,765,630   $  1,419,092
Principal transactions.............       287,931        235,914        778,648        829,968
Asset management...................       314,083        235,712        893,076        666,250
Investment banking.................       107,502        134,235        385,329        420,321
Interest...........................     1,167,415        762,205      3,223,170      2,289,636
Other..............................        39,367         40,785        120,940        129,213
                                     ------------   ------------   ------------   ------------
     Total revenues................     2,445,246      1,860,192      7,166,793      5,754,480
Interest expense...................     1,002,567        623,025      2,715,837      1,854,515
                                     ------------   ------------   ------------   ------------
     Net revenues..................     1,442,679      1,237,167      4,450,956      3,899,965
                                     ------------   ------------   ------------   ------------
NON-INTEREST EXPENSES
Compensation and benefits..........       875,012        711,783      2,664,401      2,260,575
Office and equipment...............       111,933         89,159        308,220        259,941
Communications.....................        49,408         42,331        140,338        127,179
Business development...............        34,172         30,861        114,849         83,262
Brokerage, clearing & exchange
  fees.............................        16,203         23,391         63,806         71,268
Professional services..............        42,215         33,469        142,096         96,318
Other..............................        93,536         80,188        294,757        240,751
                                     ------------   ------------   ------------   ------------
     Total non-interest expenses...     1,222,479      1,011,182      3,728,467      3,139,294
                                     ------------   ------------   ------------   ------------
INCOME BEFORE TAXES AND MINORITY
  INTEREST.........................       220,200        225,985        722,489        760,671
  Provision for income taxes.......        76,370         79,722        258,682        274,183
                                     ------------   ------------   ------------   ------------
INCOME BEFORE MINORITY INTEREST....       143,830        146,263        463,807        486,488
  Minority interest................         8,061          8,061         24,183         24,183
                                     ------------   ------------   ------------   ------------
NET INCOME.........................  $    135,769   $    138,202   $    439,624   $    462,305
                                     ============   ============   ============   ============
Net income applicable to common
  shares...........................  $    135,769   $    132,253   $    439,624   $    444,458
                                     ============   ============   ============   ============
Earnings per common share:
  Basic............................  $       0.92   $       0.91   $       3.01   $       3.05
  Diluted..........................  $       0.85   $       0.86   $       2.83   $       2.88
Weighted-average common shares:
  Basic............................   148,019,200    145,633,697    146,143,267    145,583,134
  Diluted..........................   159,911,113    153,857,503    155,100,328    154,106,985
Dividends declared per common
  share............................  $       0.12   $       0.11   $       0.36   $       0.33

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2000            1999
                                                              -------------   ------------
ASSETS
Cash and cash equivalents...................................   $   214,593    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................     1,426,661        823,059
Financial instruments owned.................................    23,793,940     21,144,830
Securities received as collateral...........................       894,448      1,079,976
Securities purchased under agreements to resell.............    15,678,483     15,923,948
Securities borrowed.........................................    10,260,714     10,526,638
Receivables, net of allowance for doubtful accounts of
  $18,903 and $30,039 at September 30, 2000 and December 31,
  1999, respectively........................................    12,367,901     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $622,888 and
  $527,718 at September 30, 2000 and December 31, 1999,
  respectively..............................................       823,326        579,819
Other assets................................................     1,988,201      1,069,768
                                                               -----------    -----------
                                                               $67,448,267    $61,612,376
                                                               ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................   $ 1,810,822    $ 1,884,250
Financial instruments sold, not yet purchased...............     3,467,766      7,099,208
Securities sold under agreements to repurchase..............    29,377,087     25,740,196
Securities loaned...........................................     6,419,531      5,661,200
Obligation to return securities received as collateral......       894,448      1,079,976
Payables....................................................    13,514,944      8,448,217
Other liabilities and accrued expenses......................     3,233,534      3,164,496
Long-term borrowings........................................     4,943,484      5,223,826
                                                               -----------    -----------
                                                                63,661,616     58,301,369
                                                               -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................       393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 197,727,238 shares and 193,145,152 shares at
     September 30, 2000 and December 31, 1999,
     respectively...........................................       197,727        193,145
  Additional paid-in capital................................     1,833,623      1,672,085
  Retained earnings.........................................     2,557,928      2,171,080
  Treasury stock, at cost; 48,752,322 shares and 47,557,064
     shares at September 30, 2000 and December 31, 1999,
     respectively...........................................    (1,186,605)    (1,113,736)
  Accumulated other comprehensive income....................        (9,772)        (5,317)
                                                               -----------    -----------
                                                                 3,392,901      2,917,257
                                                               -----------    -----------
                                                               $67,448,267    $61,612,376
                                                               ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   439,624    $   462,305
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................      105,370         73,035
  Deferred income taxes.....................................        2,138        (45,757)
  Amortization of deferred charges..........................       99,584         81,708
  Stock-based compensation..................................       (5,116)        12,680
(Increase) decrease in operating assets:
  Cash and securities on deposit............................     (603,325)       (87,157)
  Financial instruments owned...............................   (2,366,989)    (1,582,711)
  Securities purchased under agreements to resell...........      245,465      1,405,018
  Securities borrowed.......................................      491,110       (651,622)
  Receivables...............................................   (1,180,787)    (1,548,063)
  Other assets..............................................     (360,248)      (282,626)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (3,631,443)       445,507
  Securities sold under agreements to repurchase............    3,636,891      2,227,316
  Securities loaned.........................................      490,408        199,468
  Payables..................................................    4,236,051     (1,249,085)
  Other.....................................................     (168,013)       134,438
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........    1,430,720       (405,546)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Net assets acquired in business acquisition...............     (621,667)            --
  Office equipment and leasehold improvements...............     (306,217)      (179,731)
                                                              -----------    -----------
  Cash used for investing activities........................     (927,884)      (179,731)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) short-term borrowings.......     (107,630)        10,483
Proceeds from:
  Long-term borrowings......................................      471,761      1,010,984
  Employee stock transactions...............................      130,917         72,410
Payments for:
  Long-term borrowings......................................     (792,150)      (300,575)
  Repurchases of common stock...............................     (114,767)      (151,446)
  Dividends.................................................      (52,775)       (65,373)
                                                              -----------    -----------
  Cash (used for) provided by financing activities..........     (464,644)       576,483
                                                              -----------    -----------
Increase (decrease) in cash and cash equivalents............       38,192         (8,794)
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   214,593    $   219,565
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended September 30, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, and March 31, 2000. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $2,782,961 and $1,834,039 for the nine months ended September 30, 2000 and 1999, respectively. Income taxes paid were $232,558 and $268,289 for the nine months ended September 30, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment to FASB Statement No. 133". The Company expects that the adoption of these statements will not have a material effect on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001 and is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

NOTE 2: RECENT EVENTS

On October 23, 2000, the stockholders of PWG adopted the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 12, 2000, by and among PWG, UBS AG ("UBS") and a subsidiary of UBS, pursuant to which PWG will merge with and into that subsidiary. Under the terms of the agreement, PWG's stockholders will have the right to elect to receive either $73.50 in cash or 0.4954 of an ordinary share of UBS AG stock for each share of PWG's common stock, $1 par value ("common stock") that they own. The percentage of PWG's common stock that will be converted into the right to receive UBS AG stock is fixed at 50 percent. Adjustments to elections may therefore be necessary so that, in the aggregate, 50 percent of the shares of PWG's common stock is converted into the right to receive UBS AG stock, and 50 percent is converted into the right to receive cash. The transaction, which is expected to be completed in November of 2000, is subject to customary closing conditions, including certain regulatory approvals.

NOTE 3: MERGER WITH J.C. BRADFORD

On June 9, 2000, the Company completed its merger with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeastern U.S., for approximately $622,000 in cash. The merger was accounted for as a purchase and, accordingly, the excess of the purchase cost over the fair value of the net assets acquired of approximately $185,000, resulted in the Company recording $560,000 in goodwill, which is being amortized over 25 years on a straight-line basis. The consolidated financial statements of the Company include the results of J.C. Bradford from the closing date. As a result of the merger, in the second quarter of 2000, the Company recorded after-tax costs of approximately $18,800 ($30,000 pre-tax) relating primarily to the elimination of the Company's duplicate facilities, severance and other costs.

--------------------------------------------------------------------------------

NOTE 4: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At September 30, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             2000             1999
                                                         -------------    ------------
Financial instruments owned:
  U.S. government and agencies.........................   $ 7,724,521     $ 5,864,331
  Mortgages and mortgage-backed........................    10,426,454       9,012,415
  Corporate debt.......................................       671,925       1,875,361
  Commercial paper and other short-term debt...........     1,890,638       1,744,036
  Equities and other...................................     2,363,490       2,030,986
  State and municipals.................................       716,912         617,701
                                                          -----------     -----------
                                                          $23,793,940     $21,144,830
                                                          ===========     ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................   $ 2,768,820     $ 5,804,259
  Mortgages and mortgage-backed........................       145,255         123,049
  Corporate debt.......................................       283,084         785,890
  Equities.............................................       257,343         348,485
  State and municipals.................................        13,264          37,525
                                                          -----------     -----------
                                                          $ 3,467,766     $ 7,099,208
                                                          ===========     ===========

NOTE 5: LONG-TERM BORROWINGS

Long-term borrowings at September 30, 2000 and December 31, 1999 consisted of the following:

                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                2000             1999
                                                            -------------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes........................................   $2,607,009       $2,757,851
  Fixed Rate Subordinated Notes...........................      174,831          174,765
  Medium-Term Senior Notes................................    1,950,850        2,143,010
  Medium-Term Subordinated Notes..........................       84,200          148,200
  Other...................................................       10,044               --
Non-U.S. Dollar-Denominated:
  Medium-Term Notes.......................................      116,550               --
                                                             ----------       ----------
                                                             $4,943,484       $5,223,826
                                                             ==========       ==========

At September 30, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at September 30, 2000 had an average maturity of 5.3 years.

At September 30, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,071,100 and variable rate Medium-Term Notes of $963,950. The Medium-Term Notes outstanding at September 30, 2000 had an average maturity of 4.2 years and a weighted-average interest rate of 5.97 percent.

--------------------------------------------------------------------------------

At September 30, 2000, the Non-U.S. dollar-denominated Medium-Term Notes outstanding had a weighted-average interest rate of 1.18 percent and an average maturity of 2.16 years.

In 2000, the Company issued to certain employees, 6.25% Convertible Debentures due 2007 (the "Debentures"). The Debentures were initially convertible, at the option of the holders beginning on January 20, 2003, into 1,931,250 shares of Convertible Preferred Stock, which were then convertible into 1,931,250 shares of common stock of the Company.

As a result of the Company entering into the Merger Agreement, the Debentures became convertible effective upon the adoption by the stockholders of the Company of the Merger Agreement, which occurred on October 23, 2000. Pursuant to their terms, on October 16, 2000, the Company called for redemption on October 23, 2000 all of the outstanding Debentures. All outstanding Debentures were converted into common stock.

At September 30, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,924,528 and $5,140,331, respectively, as compared to the carrying amounts of $4,943,484 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $61,739 and $127,097 payable at September 30, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at September 30, 2000 and December 31, 1999 were net receivables of $4,780 and $12,075, respectively. See Note 7 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 6: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of September 30, 2000, PWI's net capital of $1,608,364 was 10.1 percent of aggregate debit items and its net capital in excess of the minimum required was $1,281,410.

--------------------------------------------------------------------------------

NOTE 7: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at September 30, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                      NOTIONAL OR CONTRACT AMOUNT
                                         -----------------------------------------------------
                                            SEPTEMBER 30, 2000           DECEMBER 31, 1999
                                         -------------------------   -------------------------
                                          PURCHASES       SALES       PURCHASES       SALES
                                         -----------   -----------   -----------   -----------
Mortgage-backed forward contracts and
  options written and purchased........  $18,963,831   $26,909,451   $14,417,186   $17,540,786
Foreign currency forward contracts,
  futures contracts, and options
  written and purchased................    2,119,724     2,133,310     1,380,925     1,373,981
Equity securities contracts including
  stock index futures, forwards, and
  options written and purchased........      184,066       271,879       144,034       239,682
Other fixed income securities contracts
  including futures, forwards, and
  options written and purchased........    1,742,936     4,252,001     3,557,193     5,538,887
Interest rate swaps and caps...........    1,850,008     3,643,008     1,688,762       419,989

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of September 30, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                         FAIR VALUE AT           FAIR VALUE AT
                                                      SEPTEMBER 30, 2000       DECEMBER 31, 1999
                                                     ---------------------   ----------------------
                                                     ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     -------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $88,571    $105,027     $159,228    $114,838
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....   20,304      17,001       20,274      20,158
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   16,074      16,246      152,024      48,835
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    2,100         378       29,584      20,177
Interest rate swaps and caps.......................   20,022      46,841       31,569      11,087

--------------------------------------------------------------------------------

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended September 30, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                        AVERAGE FAIR VALUE       AVERAGE FAIR VALUE
                                                        SEPTEMBER 30, 2000       DECEMBER 31, 1999
                                                       ---------------------   ----------------------
                                                       ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                       -------   -----------   --------   -----------
Mortgage-backed forward contracts and options written
  and purchased......................................  $65,054     $69,284     $171,113    $163,954
Foreign currency forward contracts, futures
  contracts, and options written and purchased.......   25,445      25,016       22,549      22,377
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased..........................................   60,256      19,098       63,624      40,321
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased..........................................    3,686          23       11,932      49,800
Interest rate swaps and caps.........................   19,871      43,877       18,593       6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At September 30, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $147,071 and $392,679 at September 30, 2000 and December 31, 1999,
respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

The following table summarizes the Company's principal transactions revenues by business activity for the three months and nine months ended September 30, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                         PRINCIPAL TRANSACTIONS REVENUES
                                                    -----------------------------------------
                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                                       SEPTEMBER 30,         SEPTEMBER 30,
                                                    -------------------   -------------------
                                                      2000       1999       2000       1999
                                                    --------   --------   --------   --------
Taxable fixed income (includes futures, forwards,
  options contracts and other securities).........  $ 64,685   $ 72,228   $184,357   $404,278
Equities (includes stock index futures, forwards
  and options contracts)..........................   179,232    119,968    458,037    312,299
Municipals (includes futures and options
  contracts)......................................    44,014     43,718    136,254    113,391
                                                    --------   --------   --------   --------
                                                    $287,931   $235,914   $778,648   $829,968
                                                    ========   ========   ========   ========

--------------------------------------------------------------------------------

  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of September 30, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,706,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at September 30, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of increasing net interest expense on the Company's fixed rate debt by $7,737 for the nine months ended September 30, 2000, and decreasing net interest expense by $20,370 for the nine months ended September 30, 1999. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at September 30, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 8: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

--------------------------------------------------------------------------------

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At September 30, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at September 30, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

--------------------------------------------------------------------------------

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 9: COMMITMENTS AND CONTINGENCIES

At September 30, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $298,498 and $139,156, respectively, which approximated fair value. At September 30, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At September 30, 2000 and December 31, 1999, the Company had outstanding $182,712 and $101,400, respectively, of such standby letters of credit. At September 30, 2000 and December 31, 1999, securities with fair value of $2,416,428 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at September 30, 2000 and December 31, 1999, the Company had commitments of $1,176,781 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at September 30, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 10: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months and nine months ended September 30, 2000 and 1999 were as follows:

                                       THREE MONTHS ENDED      NINE MONTHS ENDED
                                         SEPTEMBER 30,           SEPTEMBER 30,
                                      --------------------    --------------------
                                        2000        1999        2000        1999
                                      --------    --------    --------    --------
Net income..........................  $135,769    $138,202    $439,624    $462,305
Foreign currency translation
  adjustment........................    (1,177)      2,046      (4,455)       (885)
                                      --------    --------    --------    --------
Total comprehensive income..........  $134,592    $140,248    $435,169    $461,420
                                      ========    ========    ========    ========

--------------------------------------------------------------------------------

NOTE 11: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                 SEPTEMBER 30,                 SEPTEMBER 30,
                          ---------------------------   ---------------------------
                              2000           1999           2000           1999
                          ------------   ------------   ------------   ------------
NUMERATOR:
Net income..............  $    135,769   $    138,202   $    439,624   $    462,305
Preferred stock
  dividends.............            --         (5,949)            --        (17,847)
                          ------------   ------------   ------------   ------------
Net income applicable to
  common shares for
  basic earnings per
  share.................       135,769        132,253        439,624        444,458
                          ============   ============   ============   ============
Net income applicable to
  common shares for
  diluted earnings per
  share.................  $    135,769   $    132,253   $    439,624   $    444,458
                          ============   ============   ============   ============
DENOMINATOR:
Weighted-average common
  shares for basic
  earnings per share....   148,019,200    145,633,697    146,143,267    145,583,134
Weighted-average effect
  of dilutive employee
  stock options and
  awards................    11,891,913      8,223,806      8,957,061      8,523,851
                          ------------   ------------   ------------   ------------
Weighted-average common
  and common equivalent
  shares for diluted
  earnings per share....   159,911,113    153,857,503    155,100,328    154,106,985
                          ============   ============   ============   ============
EARNINGS PER SHARE:
Basic...................  $       0.92   $       0.91   $       3.01   $       3.05
                          ============   ============   ============   ============
Diluted.................  $       0.85   $       0.86   $       2.83   $       2.88
                          ============   ============   ============   ============

Pursuant to the terms and conditions of the Company's various Stock Option and Award Plans which provide for the granting to officers and other key employees nonqualified stock options, restricted stock awards, restricted stock units and other stock based awards (the "Awards"), effective October 23, 2000, the date the shareholders of the Company approved the Merger Agreement, the Awards that were previously unvested or restricted became fully vested and no longer subject to restrictions on sales and transfers.

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
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for -- and the execution of trades on behalf of -- institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                        THREE MONTHS ENDED SEPTEMBER 30, 2000     THREE MONTHS ENDED SEPTEMBER 30, 1999
                       ---------------------------------------   ---------------------------------------
                       INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                       ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.......  $1,556,834    $  888,412     $2,445,246   $1,167,330    $  692,862     $1,860,192
Net revenues.........   1,204,463       238,216      1,442,679    1,010,919       226,248      1,237,167
Income before taxes
  and minority
  interest...........     171,842        48,358        220,200      186,513        39,472        225,985

                        NINE MONTHS ENDED SEPTEMBER 30, 2000      NINE MONTHS ENDED SEPTEMBER 30, 1999
                       ---------------------------------------   ---------------------------------------
                       INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                       ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.......  $4,449,646    $2,717,147     $7,166,793   $3,407,685    $2,346,795     $5,754,480
Net revenues.........   3,598,490       852,466      4,450,956    2,946,050       953,915      3,899,965
Income before taxes
  and minority
  interest...........     570,086       152,403        722,489      491,386       269,285        760,671

Total assets for the Individual and Institutional segments were $30,141,208 and $37,307,059, respectively, at September 30, 2000 and $21,828,324 and
$39,784,052, respectively at December 31, 1999.

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